Exhibit 10.1

FIRST AMENDED AND RESTATED

MASTER SERVICES AGREEMENT

BETWEEN

THE GAP, INC.

AND

INTERNATIONAL BUSINESS MACHINES CORPORATION

Dated: March 2, 2009

This document contains confidential and proprietary information of The Gap, Inc. Except with the express prior written permission of The Gap, Inc., this document and the information contained herein may not be published, disclosed, or used for any other purpose.

Gap Confidential and Proprietary Information

i

1.	Definitions		2
	1.1	“Acceptance Test” and “Acceptance Tests”	2
	1.2	“Additional Resource Charge” or “ARC”	2
	1.3	“Affected Employees”	2
	1.4	“Affiliate”	2
	1.5	“Aggregated Service(s)”	2
	1.6	“Aggregate Withhold Amount”	2
	1.7	“Agreement”	2
	1.8	“Annual Services Charge”	2
	1.9	“Applications”	3
	1.10	“Approve” or “Approval”	3
	1.11	“Approved Reassignments”	3
	1.12	“Authorized Users”	3
	1.13	“Benchmark”	3
	1.14	“Benchmarker”	3
	1.15	“Benchmarking”	3
	1.16	“Best Practices”	3
	1.17	“Business Day(s)”	3
	1.18	“Business Objectives”	4
	1.19	“CAS”	4
	1.20	“Change”	4
	1.21	“Change Control Procedures”	4
	1.22	“Charges”	4
	1.23	“Consents”	4
	1.24	“Contract Year”	4
	1.25	“Damage Limit”	4
	1.26	“Data Center”	4
	1.27	“Days”	4
	1.28	“Deficiencies”	4
	1.29	“Deliverable”	5
	1.30	“Disabling Device(s)”	5
	1.31	“Disclosing Party”	5
	1.32	“Documentation”	5
	1.33	“Effective Date”	5
	1.34	“Egregious Act Damage”	5
	1.35	“Egregious Acts”	5
	1.36	“Embedded Supplier Proprietary Documentation”	5
	1.37	“Embedded Supplier Proprietary Intellectual Property”	6
	1.38	“Embedded Supplier Proprietary Software”	6
	1.39	“Embedded Supplier Third Party Documentation”	6
	1.40	“Embedded Supplier Third Party Intellectual Property”	6
	1.41	“Embedded Supplier Third Party Software”	6
	1.42	“Employment Claim(s)”	6
	1.43	“Equipment”	7
	1.44	“Excluded Fields”	7
	1.45	“Extended Term”	7
	1.46	“Extraordinary Event”	7
	1.47	“Finally Determined”	7
	1.48	“Full-Time”	7
	1.49	“Functional Service Area”	7

Gap Confidential and Proprietary Information

1.50	“Functional Service Area Statement(s) of Work”	7
1.51	“Gap”	8
1.52	“Gap Custom Documentation”	8
1.53	“Gap Custom Intellectual Property”	8
1.54	“Gap Custom Software”	8
1.55	“Gap Data”	8
1.56	“Gap Data Center”	8
1.57	“Gap Delay Claim”	8
1.58	“Gap Documentation”	9
1.59	“Gap Equipment”	9
1.60	“Gap Infrastructure Partnership Executive”	9
1.61	“Gap Infringement Claim(s)”	9
1.62	“Gap Infringement Exclusions”	9
1.63	“Gap Infringement Trigger”	9
1.64	“Gap Initiated Policy Change”	9
1.65	“Gap Intellectual Property”	9
1.66	“Gap IT Environment”	9
1.67	“Gap Licensed Property”	9
1.68	“Gap Modified Documentation”	10
1.69	“Gap Modified Intellectual Property”	10
1.70	“Gap Modified Software”	10
1.71	“Gap Owned Intellectual Capital”	10
1.72	“Gap Policies and Procedures”	10
1.73	“Gap Proprietary Documentation”	10
1.74	“Gap Proprietary Intellectual Property”	10
1.75	“Gap Proprietary Software”	10
1.76	“Gap Regulatory Requirements”	11
1.77	“Gap Service Locations”	11
1.78	“Gap Sites”	11
1.79	“Gap Software”	11
1.80	“Gap Systems”	11
1.81	“Gap Third Party Claim(s)”	11
1.82	“Gap Third Party Documentation”	11
1.83	“Gap Third Party Intellectual Property”	11
1.84	“Gap Third Party Software”	11
1.85	“Gap Third Party Vendor”	12
1.86	“Generally Available”	12
1.87	“GID”	12
1.88	“HIPAA”	12
1.89	“HVAC”	12
1.90	“Implementation Agreement(s)”	12
1.91	“Including”	12
1.92	“Income Tax”	12
1.93	“Initial Term”	12
1.94	“Initiation Date”	13
1.95	“insource”	13
1.96	“Intellectual Property”	13
1.97	“Interface(s)”	13
1.98	“*”	13
1.99	“Managed Strategic Supplier”	13
1.100	“Material Move”	13
1.101	“Migrated Service(s)”	13
1.102	“Monthly Baseline”	14

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Gap Confidential and Proprietary Information

1.103	“Monthly Performance Review”	14
1.104	“Moral Rights”	14
1.105	“New Services”	14
1.106	“New Sourcing Line(s)”	14
1.107	“Non-Service Catalog Item(s)”	14
1.108	“Non-Referral Quarter”	14
1.109	“Non-Service Catalog Request”	14
1.110	“Notice of Failure”	14
1.111	“Object Code”	14
1.112	“Open Source Software”	15
1.113	“Parties” or “Party”	15
1.114	“Permitted Auditors”	15
1.115	“PHI”	15
1.116	“Primary Event”	15
1.117	“Procedures Manual”	15
1.118	“Proprietary or Confidential Information”	15
1.119	“Provisioned”	15
1.120	“Quarterly Executive Meetings”	16
1.121	“Receiving Party”	16
1.122	“Reduced Resource Credit” or “RRC”	16
1.123	“Reference Date”	16
1.124	“Refresh”	16
1.125	“Release”	16
1.126	“Residual Knowledge”	16
1.127	“Resource Unit”	16
1.128	“Revisions”	16
1.129	“Sarbanes-Oxley Reporting Requirements and Process”	16
1.130	“Service Catalog Item(s)”	16
1.131	“Service Levels”	17
1.132	“Service Level Agreement(s)”	17
1.133	“Service Locations”	17
1.134	“Service Taxes”	17
1.135	“Services”	17
1.136	“Shared Subcontractors”	17
1.137	“Software”	17
1.138	“Source Materials”	18
1.139	“Specifications”	18
1.140	“Statement(s) of Work”	18
1.141	“Stranded Costs”	18
1.142	“Subcontractor”	18
1.143	“Supplier”	19
1.144	“Supplier Assumed”	19
1.145	“Supplier Data Center”	19
1.146	“Supplier Documentation”	19
1.147	“Supplier Embedded Items”	19
1.148	“Supplier Equipment”	19
1.149	“Supplier Infringement Claims”	19
1.150	“Supplier Infringement Exclusions”	19
1.151	“Supplier Infringement Trigger”	19
1.152	“Supplier Intellectual Property”	20
1.153	“Supplier Key Employee”	20
1.154	“Supplier Modified Documentation”	20
1.155	“Supplier Modified Intellectual Property”	20
1.156	“Supplier Modified Items”	20
1.157	“Supplier Modified Software”	20

Gap Confidential and Proprietary Information

	1.158	“Supplier’s Outsourcing Relationship Executive”	21
	1.159	“Supplier Personnel”	21
	1.160	“Supplier Proprietary Documentation”	21
	1.161	“Supplier Proprietary Intellectual Property”	21
	1.162	“Supplier Proprietary Software”	21
	1.163	“Supplier Reference Intellectual Property”	21
	1.164	“Supplier Regulatory Requirements”	22
	1.165	“Supplier Service Locations”	22
	1.166	“Supplier Shared Service Center”	22
	1.167	“Supplier Software”	22
	1.168	“Supplier Systems”	22
	1.169	“Supplier Third Party Claim(s)”	22
	1.170	“Supplier’s Remedial Acts”	22
	1.171	“Supplier Third Party Documentation”	22
	1.172	“Supplier Third Party Intellectual Property”	22
	1.173	“Supplier Third Party Software”	23
	1.174	“Supplier Tools”	23
	1.175	“Technology Change”	23
	1.176	“Term”	23
	1.177	“Termination Assistance Services”	23
	1.178	“Termination Transition Period”	23
	1.179	“Termination Transition Plan”	23
	1.180	“Third Party Service(s)”	23
	1.181	“Third Party Vendor”	24
	1.182	“third source”	24
	1.183	“Transition”	24
	1.184	“Transition Period”	24
	1.185	“Transitioned Employees”	24
	1.186	“Transition-In Plan” or “Transition Plan”	24
	1.187	“UPS”	24
	1.188	“Update”	25
	1.189	“VAT Taxes”	25
	1.190	“Version”	25
	1.191	“Virus(es)”	25

2.	Term		25
	2.1	Initial Term	25
	2.2	Options to Extend	25
	2.3	Fees During Extended Term	25

3.	Services		25
	3.1	Services	25
	3.2	Changes in Policies and Procedures	26
	3.3	Documentation	26
	3.4	Managed Network Services	27
	3.5	Cross Functional Services	27
	3.6	End User Support Services	27
	3.7	RESERVED	27
	3.8	Server Services	27
	3.9	Store Services and Stores Help Desk Services	27
	3.10	Transition-In	27
	3.11	Equipment	28
	3.12	Replacement Services	28

Gap Confidential and Proprietary Information

v

	3.13	Technology Refresh Services	28
	3.14	Software Services	28
	3.15	Licenses and Permits	28
	3.16	Knowledge Transfer and Best Practices	29
	3.17	Strategic / Business Planning and Process Implementation	29
	3.18	Budgeting Services	29
	3.19	Reporting Services	29
	3.20	Data Protection and Privacy	30
	3.21	New Services	30

4.	Single Relationship Agreement		31

5.	Implementation Agreements		31
	5.1	Execution	31
	5.2	Order of Precedence	31
	5.3	Terms and Conditions	32
	5.4	Parental Guarantee	32

6.	Unapproved Work		32
	6.1	Gap Approval	32
	6.2	Right to Reject	33
	6.3	Failure to Obtain Approval	33

7.	Service Levels		34
	7.1	Service Level Agreements	34
	7.2	Reports	34
	7.3	Root-Cause Analysis and Resolution	34
	7.4	Cost and Efficiency Reviews	34

8.	Benchmarking		35
	8.1	Benchmarking Process	35
	8.2	Benchmark Adjustments	36

9.	Strategic Relationship Management		37
	9.1	Definitions	37
	9.2	Managed Strategic Supplier Services	37
	9.3	Appointment as Limited Agent	39
	9.4	Lease Management	39

10.	Service Locations		40
	10.1	Service Locations	40
	10.2	Shared Environment	40
	10.3	Safety Procedures	40
	10.4	Security Procedures	41
	10.5	Access To Gap Sites	42
	10.6	Furniture, Fixtures and Equipment	42
	10.7	Gap’s Responsibilities Regarding Utilities	42
	10.8	Supplier’s Responsibilities Regarding Facilities	43
	10.9	Physical Security	43
	10.10	Employee Services	43
	10.11	Use of Gap Sites	43
	10.12	Damage to Gap Facilities, Buildings, or Grounds	44
	10.13	Use of Supplier Service Locations	44

Gap Confidential and Proprietary Information

11.	Data Backup and Disaster Plan		44
	11.1	Data Backup	44
	11.2	Disaster Plan	44
	11.3	Disaster Avoidance	45
	11.4	Disaster Recovery	46
	11.5	Public Telecommunications Facilities	46

12.	Communications Systems and Access to Information		46

13.	Non-Exclusive Relationship		46
	13.1	Non-Exclusivity	46
	13.2	Multi-Vendor Environment	47

14.	Human Resources		47

15.	Statements of Work		47

16.	Gap Authorized User Satisfaction		47
	16.1	Baseline Gap Authorized User Satisfaction Survey	47
	16.2	Gap Authorized User Satisfaction Survey	48

17.	Gap Responsibilities		48
	17.1	Obligations	48
	17.2	Interfering Acts	48
	17.3	Strategic Control	49

18.	Services Team		49
	18.1	Supplier Outsourcing Relationship Executive	49
	18.2	Supplier Key Employees	49
	18.3	Conduct of Supplier Personnel	50
	18.4	Substance Abuse	50
	18.5	Union Agreements and WARN Act	51

19.	Management And Control		51
	19.1	Governance	51
	19.2	Meetings	51
	19.3	Gap Policies and Procedures	52
	19.4	Change Control Procedures	52
	19.5	Gap Infrastructure Partnership Executive	52
	19.6	Gap Personnel	53

20.	Data and Reports		53
	20.1	Provision of Data	53
	20.2	Ownership of Gap Data	53
	20.3	Correction of Errors	54
	20.4	Return of Data	54
	20.5	Reports	54
	20.6	Safeguarding Client Data	54
	20.7	Data Retention	54

21.	Consents		54
	21.1	Obtaining Consents	54
	21.2	Consent Remedy	55

Gap Confidential and Proprietary Information

22.	Software, Documentation and Intellectual Property		55
	22.1	Gap Licenses to Supplier	55
	22.2	Gap Owned Intellectual Capital	56
	22.3	Joint Patent and Patent License Rights	57
	22.4	Supplier Embedded Items and Supplier Modified Items	58
	22.5	Supplier Proprietary Software and Supplier Third Party Software	59
	22.6	Supplier Proprietary Documentation and Supplier Third Party Documentation	59
	22.7	Supplier Proprietary Intellectual Property and Supplier Third Party Intellectual Property	60
	22.8	Supplier Reference Intellectual Property	60
	22.9	License Restriction	60
	22.10	Works Made For Hire	60

23.	Authority to License, Quiet Enjoyment, Proprietary Rights and Indemnity		61
	23.1	Authority to License and Non-Infringement	61
	23.2	Quiet Enjoyment	61
	23.3	Supplier’s Proprietary Rights Indemnity	62
	23.4	Gap’s Proprietary Rights Indemnity	63
	23.5	Conditions to Indemnity Obligations	65
	23.6	*	65

24.	Documentation		66

25.	Installation and Acceptance Tests		66
	25.1	General	66
	25.2	Installation Tests	67
	25.3	Additional Testing	67
	25.4	Failed Acceptance Testing	67

26.	Pricing		68
	26.1	General	68
	26.2	Non-Service Catalog Item Pricing and Service Catalog Item Pricing	68
	26.3	Cost of Living Adjustment	68
	26.4	All Fees Stated	68
	26.5	Taxes	68
	26.6	Payment Does Not Imply Approval	71
	26.7	Withhold Remedy	71
	26.8	Technology Changes	72

27.	Invoices and Payments		72
	27.1	General	72
	27.2	Invoice Summary	73
	27.3	Billing Adjustments	74
	27.4	Billing Disputes And Reports	74

28.	Limitations of Liability and Damages		74
	28.1	Damage Recovery Exclusion	74
	28.2	Limitation of Liability Amount	74
	28.3	Exclusions	75
	28.4	Egregious Acts	75
	28.5	Direct Damages	76

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Gap Confidential and Proprietary Information

29.	Representations, Warranties, and Covenants		76
	29.1	General	76
	29.2	Performance Warranty	77
	29.3	Service	77
	29.4	Litigation Warranty	77
	29.5	Licensed Users and Rights to Use Software	77
	29.6	Support Not to be Withheld	77
	29.7	Assignment of Warranties	77
	29.8	Viruses	78
	29.9	Disabling Devices	78
	29.10	Insurance Premiums	78
	29.11	Compliance with Laws	78
	29.12	Changes in Law and Regulations	79
	29.13	Inducements	79
	29.14	Technical Architecture and Product Standards	79
	29.15	Open Source Warranty	79
	29.16	Representations and Warranties Throughout Agreement	80
	29.17	Warranty Disclaimer	80

30.	Remedy Waiver		80

31.	Internal Dispute Resolution		81
	31.1	Intent	81
	31.2	Informal Resolution	81
	31.3	Fact Finding Report	81
	31.4	Dispute Resolution Mandatory	82
	31.5	Applicability To Disputes With Suppliers Other than Supplier	82

32.	[Reserved]		82

33.	Termination		82
	33.1	Change of Control	82
	33.2	Termination for Cause by Gap	82
	33.3	Termination for Cause by Supplier	83
	33.4	Termination for Insolvency	83
	33.5	Termination for Failure to Implement Benchmark Adjustments	83
	33.6	Termination for Convenience	83
	33.7	Termination Assistance	83
	33.8	Payment of Fees	84
	33.9	Cumulative Remedies	84

34.	Termination/Expiration Assistance Services		84
	34.1	Termination/Expiration Transition Plan	84
	34.2	Performance of Services	84
	34.3	Termination Transition Period	85
	34.4	Transition Services	85

35.	Insurance and Indemnity		88
	35.1	Required Insurance Coverage	88
	35.2	Claims Made Coverages	88
	35.3	Certificates Of Insurance	88
	35.4	Subcontractors To Be Insured	89
	35.5	Cancellation Or Lapse Of Insurance	89

Gap Confidential and Proprietary Information

	35.6	Other Insurance Requirements	89
	35.7	General Indemnity	90
	35.8	Damage to Gap Facilities, Buildings, or Grounds	91
	35.9	Indemnities Throughout Agreement	92

36.	Confidentiality		92
	36.1	Definition of Proprietary or Confidential Information	92
	36.2	Exclusions	92
	36.3	Non-Disclosure and Non-Use	93
	36.4	Treatment of Gap Data	93
	36.5	Compelled Disclosures	94
	36.6	Return of Proprietary or Confidential Information	94
	36.7	Solicitation of Gap Customers	94
	36.8	Nonexclusive Equitable Remedy	95
	36.9	Residual Knowledge	95

37.	Audit, Inspection, and Examination of Records		95
	37.1	Maintenance of Books and Records	95
	37.2	Audits Authorized by Gap	95
	37.3	Audit Settlements	96
	37.4	Internal Audits	97

38.	Bankruptcy and Liquidation		97

39.	Assignment and Merger		98
	39.1	Assignment	98
	39.2	Separation	99
	39.3	Acquisitions and Mergers by Gap	99

40.	Extraordinary Events		99
	40.1	Defined	99
	40.2	Extraordinary Event Pricing	100

41.	Use of Reduced Resource Credits		100
	41.1	Business Impacts	100
	41.2	Third Source and Insource Limits on RRCs	100

42.	Amendment of Agreement		101

43.	Waiver		101

44.	Independent Contractor		101

45.	Subcontractors		101
	45.1	Approval Required	101
	45.2	Request for Approval	102
	45.3	Review of Request	102
	45.4	Supplier Obligations Remain Unchanged	102
	45.5	Approval of Subcontractor Personnel/Termination	102

46.	Interpretation of Agreement		103
	46.1	Conflict Between Agreement and Exhibits	103
	46.2	Choice of Law	104

Gap Confidential and Proprietary Information

x

	46.3	Venue and Jurisdiction	104
	46.4	Agreement Drafted by All Parties	104
	46.5	Terminology	104
	46.6	Section Headings	104
	46.7	Counterparts	104
	46.8	Appointment of Agent for Service of Process	104

47.	Notices		105

48.	Entire Agreement		106

49.	Severability		106

50.	Electronic Transfer of Intellectual Property		106

51.	Force Majeure		106

52.	Liens		107

53.	Demonstrations and Promotions		107
	53.1	Promotions Referring to Gap	107
	53.2	Demonstration and Promotions Not Warranties	107
	53.3	*	107

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Gap Confidential and Proprietary Information

MASTER SERVICES AGREEMENT

This First Amended and Restated Master Services Agreement is made effective as of March 2, 2009 for all other purposes (the “Effective Date”). This First Amended and Restated Master Services Agreement is made by and between The Gap Inc., a Delaware corporation with offices at Two Folsom Street, San Francisco, California 94105, and International Business Machines Corporation, a New York corporation with its principal offices in Armonk, New York, and amends and restates that specific Master Services Agreement executed by the Parties on January 13, 2006 (the “Reference Date”).

RECITALS

A.	Gap desires to contract with Supplier, and Supplier desires to contract with Gap, to provide the Services (as defined below) in accordance with the Service Levels (as defined below), the Business Objectives (as defined below), and the other requirements of this Agreement.

B.	Gap’s strategic and business objectives, to be accomplished through this Agreement, include: (1) implementing the standardized, strategic architecture as quickly as possible without major disruption to Gap’s business; (2) obtaining a dramatic reduction in Gap’s overall operating expense to reduce Gap’s total cost of ownership; (3) improving deployment of new Authorized User (as defined below) equipment; (4) reducing downtime to Authorized Users; (5) supporting the old and new Gap IT infrastructures during migration; (6) receiving reliable & flexible Services from Supplier; (7) obtaining an end state that results in a best-in-class solution for all aspects of Gap’s IT infrastructure; (8) dramatically reducing complexity as compared to Gap’s current IT infrastructure; (9) improving overall management of Gap’s IT infrastructure; (10) achieving flexibility to quickly expand and contract the Services and the Gap IT infrastructure to meet Gap’s business requirements, address changes in the global marketplace, and/or facilitate moving toward a strategic architecture; (11) creating an IT infrastructure which allows Gap IT to instantly react to business requests for functionality without requiring the time and expense of implementing a totally new IT environment for each request (e.g., functionality, capacity, or reduction on demand); (12) defining and implementing key statistics, metrics, and monitoring for the Gap IT infrastructure to facilitate proactive IT management rather than reactive IT management; (13) Gap retention of overall strategic responsibility for the IT infrastructure; (14) Supplier’s compliance with Gap’s Policies and Procedures (as defined below), including Gap’s IT delivery model; (15) obtaining highly-motivated Supplier Personnel (as defined below) that will provide high-quality services at a competitive cost; (16) utilizing Gap strategic business partner’s products within the Gap IT infrastructure; (17) increasing the level of customer service and satisfaction; (18) compliance with the Sarbanes-Oxley Corporate Reform Act and Gap’s Sarbanes-Oxley Reporting Requirements and Process (as defined in Section 1.129 below); and (19) proactive management of the Services to improve overall business value, performance, availability, and reliability ((1) – (19) are collectively referred to herein as the “Business Objectives”).

C.	Both Parties acknowledge that a principal objective of Gap in entering into this Agreement is to insure that the Services enable Gap to achieve the Business Objectives stated above.

D.	The Parties also intend for this Agreement to provide a contractual infrastructure to facilitate the acquisition of new sourcing service lines by Gap from Supplier such as logistics and supply chain management, supply chain applications, and human resources support; it being understood that Gap’s decisions to introduce such services and which supplier it will utilize are in its sole discretion.

Gap Confidential and Proprietary Information

AGREEMENT

In consideration of the foregoing Recitals (which are incorporated herein) and the mutual covenants and agreements contained herein, the Parties hereto agree as follows:

1. Definitions

The following terms, when used in this Agreement, shall have the following meanings:

1.1 “Acceptance Test” and “Acceptance Tests”

“Acceptance Test” and “Acceptance Tests” shall have the meaning specified in Section 25.3 (Additional Testing).

1.2 “Additional Resource Charge” or “ARC”

“Additional Resource Charge” or “ARC” shall have the meaning specified in Exhibit C (Fees and Resource Baselines).

1.3 “Affected Employees”

“Affected Employees” shall have the meaning specified in Exhibit H (Human Resources).

1.4 “Affiliate”

“Affiliate” as to Supplier or Gap, shall mean any corporation, partnership, limited liability company, or other domestic or foreign entity (a) of which a controlling interest is owned directly or indirectly by a Party, or (b) controlled by, or under common control with, a Party.

1.5 “Aggregated Service(s)”

“Aggregated Service(s)” shall have the meaning specified in Section 8.1A (Benchmarking Process).

1.6 “Aggregate Withhold Amount”

“Aggregate Withhold Amount” shall have the meaning specified in Section 26.7 (Withhold Remedy).

1.7 “Agreement”

“Agreement” shall mean this First Amended and Restated Master Services Agreement, together with the Exhibits, Schedules, Documentation, future Gap-Approved Statements of Work, and all other materials incorporated herein by reference.

1.8 “Annual Services Charge”

“Annual Services Charge” shall have the meaning specified in Exhibit C (Fees and Resource Baselines).

Gap Confidential and Proprietary Information

1.9 “Applications”

“Applications” shall mean those items of Software owned, licensed, leased, or otherwise obtained by Gap as are identified in Exhibit D.8 (Existing Agreements) as amended from time to time by Gap in its sole discretion. All Applications shall be implemented in accordance with Section 19.4 (Change Control Procedures) of the Agreement.

1.10 “Approve” or “Approval”

“Approve” or “Approval” shall mean (1) the written authorization by Gap’s Chief Information Officer (or his or her designee) or the Gap Infrastructure Partnership Executive (or his or her designee) for any consent, authorization, amendment, and/or other approval required from Gap under this Agreement, and (2) with respect to any consent, authorization, amendment, and/or approval requiring the authorization of payment, or imposing an obligation on Gap for any fees, costs, or other expenses, the written authorization of the applicable Gap Infrastructure Partnership Executive.

1.11 “Approved Reassignments”

“Approved Reassignments” shall have the meaning specified in Section 18.1 (Supplier Outsourcing Relationship Executive).

1.12 “Authorized Users”

“Authorized Users” shall mean any individual or entity authorized by Gap to use the Services under this Agreement, whether on-site or accessing remotely.

1.13 “Benchmark”

“Benchmark” shall have the meaning specified in Section 8.1D (Benchmarking Process).

1.14 “Benchmarker”

“Benchmarker” shall have the meaning specified in Section 8.1A (Benchmarking Process).

1.15 “Benchmarking”

“Benchmarking” shall have the meaning specified in Section 8.1D (Benchmarking Process).

1.16 “Best Practices”

“Best Practices” shall mean (whether or not capitalized) established procedures or processes developed or used by Supplier, utilizing its accumulated knowledge as a world class technology service provider, to deliver Services in a high quality, effective and efficient manner.

1.17 “Business Day(s)”

“Business Day(s)” shall mean Gap’s designated business days for Gap or the Gap Affiliate in the specific country in which the Services are being provided by Supplier.

Gap Confidential and Proprietary Information

1.18 “Business Objectives”

“Business Objectives” shall have the meaning specified in the Recitals.

1.19 “CAS”

“CAS” shall have the meaning specified in Section 10.4G (Security Procedures).

1.20 “Change”

“Change” shall have the meaning specified in Exhibit A.1 (Glossary).

1.21 “Change Control Procedures”

“Change Control Procedures” shall have the meaning specified in Section 19.4 (Change Control Procedures).

1.22 “Charges”

“Charges” shall have the meaning specified in Exhibit C (Fees and Resource Baselines)

1.23 “Consents”

“Consents” shall have the meaning specified in Section 21.1 (Obtaining Consents).

1.24 “Contract Year”

“Contract Year” shall have the meaning specified in Exhibit C (Fees and Resource Baselines).

1.25 “Damage Limit”

“Damage Limit” shall have the meaning specified in Section 28.2 (Limitation of Liability Amount).

1.26 “Data Center”

“Data Center” shall mean Supplier Data Center(s) and the Gap Data Center(s).

1.27 “Days”

“Days” shall mean (whether or not capitalized) calendar days.

1.28 “Deficiencies”

“Deficiencies” or “Deficiency” shall mean and include: (1) defect(s) in design, materials, services, or workmanship; (2) Incidents (as defined in Exhibit A.1 (Glossary to the Statements of Work)) and Problems (as defined in Exhibit A.1 (Glossary to the Statements of Work)); and (3) error(s), omission(s),or deviation(s) from any of the Specifications which result in the Services not performing, or the Services not being performed, in accordance with the provisions of this Agreement.

Gap Confidential and Proprietary Information

1.29 “Deliverable”

“Deliverable” shall mean (whether or not capitalized) an item and/or a service to be provided by Supplier under this Agreement identified as a deliverable in a Statement of Work, Exhibit, or Schedule.

1.30 “Disabling Device(s)”

“Disabling Device(s)” shall have the meaning specified in Section 29.9 (Disabling Devices).

1.31 “Disclosing Party”

“Disclosing Party” shall have the meaning specified in Section 36.2 (Exclusions).

1.32 “Documentation”

“Documentation” shall mean all written or electronic policies and procedures relating to Services, training course materials (including computer-based training programs or modules), technical manuals, logical and physical designs, application overviews, functional diagrams, data models, production job run documents, specifications, reports, or other written materials used to provide Services under this Agreement or developed under this Agreement (as to each, whether in hard or soft copy).

1.33 “Effective Date”

“Effective Date” shall have the meaning set forth in the introductory paragraph.

1.34 “Egregious Act Damage”

“Egregious Act Damage” shall have the meaning specified in Section 28.4 (Egregious Acts).

1.35 “Egregious Acts”

“Egregious Acts” shall have the meaning specified in Section 28.4 (Egregious Acts).

1.36 “Embedded Supplier Proprietary Documentation”

“Embedded Supplier Proprietary Documentation” shall mean all Documentation: (1) developed or otherwise acquired and owned by Supplier, or (2) developed by a third party for, and owned by Supplier, to the extent embedded or incorporated by Supplier into a Deliverable, the Gap Intellectual Property, the Gap Software, or the Gap Documentation during the Term pursuant to performance of the Services.

Gap Confidential and Proprietary Information

1.37 “Embedded Supplier Proprietary Intellectual Property”

“Embedded Supplier Proprietary Intellectual Property” shall mean all Intellectual Property: (1) developed or otherwise acquired and owned by Supplier, or (2) developed by a third party for, and owned by Supplier, to the extent embedded or incorporated by Supplier into a Deliverable, the Gap Intellectual Property, the Gap Software, or the Gap Documentation during the Term pursuant to performance of the Services.

1.38 “Embedded Supplier Proprietary Software”

“Embedded Supplier Proprietary Software” shall mean Software and related Documentation: (1) developed or otherwise acquired and owned by Supplier, or (2) developed by a third party for, and owned by Supplier, to the extent embedded or incorporated by Supplier into a Deliverable, the Gap Intellectual Property, the Gap Software, or the Gap Documentation during the Term pursuant to performance of the Services.

1.39 “Embedded Supplier Third Party Documentation”

“Embedded Supplier Third Party Documentation” shall mean all Documentation (excluding any and all such Documentation that is Generally Available and/or provided with Software that is Generally Available) licensed, leased, or otherwise obtained (unless it is otherwise Provisioned by Supplier for Gap, in which case it will be deemed Gap Documentation) from a Third Party Vendor by Supplier to the extent embedded or incorporated by Supplier into a Deliverable, the Gap Intellectual Property, the Gap Software, or the Gap Documentation during the Term pursuant to performance of the Services.

1.40 “Embedded Supplier Third Party Intellectual Property”

“Embedded Supplier Third Party Intellectual Property” shall mean Intellectual Property (excluding any and all such Intellectual Property that is Generally Available) licensed, leased, or otherwise obtained (unless it is otherwise Provisioned by Supplier for Gap, in which case it will be deemed Gap Intellectual Property) from a Third Party Vendor by Supplier to the extent embedded or incorporated by Supplier into a Deliverable, the Gap Intellectual Property, the Gap Software, or the Gap Documentation during the Term pursuant to performance of the Services.

1.41 “Embedded Supplier Third Party Software”

“Embedded Supplier Third Party Software” shall mean all Software (excluding any and all such Software that is Generally Available) licensed, leased, or otherwise obtained (unless it is otherwise Provisioned by Supplier for Gap, in which case it will be deemed Gap Software) from a Third Party Vendor by Supplier to the extent embedded or incorporated by Supplier into a Deliverable, the Gap Intellectual Property, the Gap Software, or the Gap Documentation during the Term pursuant to performance of the Services.

1.42 “Employment Claim(s)”

“Employment Claim(s)” shall have the meaning specified in Section 44 (Independent Contractor).

Gap Confidential and Proprietary Information

1.43 “Equipment”

“Equipment” shall mean the Gap Equipment and Supplier Equipment.

1.44 “Excluded Fields”

“Excluded Fields” shall have the meaning specified in Section 22.3C (Joint Patent and Patent License Rights).

1.45 “Extended Term”

“Extended Term” shall have the meaning specified in Section 2.2 (Options to Extend).

1.46 “Extraordinary Event”

“Extraordinary Event” shall have the meaning specified in Section 40.1 (Defined).

1.47 “Finally Determined”

“Finally Determined” shall mean when a claim or dispute has been finally determined by a court of competent jurisdiction, arbitration, mediation, or other agreed-upon governing party.

1.48 “Full-Time”

“Full-Time” shall mean a forty (40) hour work week providing services solely and exclusively for Gap.

1.49 “Functional Service Area”

“Functional Service Area” shall mean a reference to the aggregation of Services and Deliverables to be performed pursuant to a Functional Service Area Statement of Work.

1.50 “Functional Service Area Statement(s) of Work”

“Functional Service Area Statement(s) of Work” shall mean the following statements of work: (1) Cross Functional Services Statement of Work attached hereto as Exhibit A.2 (as amended from time to time in accordance with this Agreement); (2) Store Services Statement of Work attached hereto as Exhibit A.3.1 (as amended from time to time in accordance with this Agreement); (3) Stores Help Desk Services Statement of Work attached hereto as Exhibit A.3.2 (as amended from time to time in accordance with this Agreement); (4) End User Support Services Statement of Work attached hereto as Exhibit A.4 (as amended from time to time in accordance with this Agreement); (5) Managed Network Services Statement of Work attached hereto as Exhibit A.5 (as amended from time to time in accordance with this Agreement); (6) Mainframe Services Statement of Work attached hereto as Exhibit A.6.1 (as amended from time to time in accordance with this Agreement); (7) Production Environment Server Services Statement of Work attached hereto as Exhibit A.6.2 (as amended from time to time in accordance with this Agreement); and (8) Non-Production Environment Server Services Statement of Work attached hereto as Exhibit A.6.3 (as amended from time to time in accordance with this Agreement). Whether provided in a Statement of Work or not, the Glossary to the Statements of Work attached hereto as Exhibit A.1 shall be incorporated into the above-mentioned Statements of Work.

Gap Confidential and Proprietary Information

1.51 “Gap”

“Gap” shall mean The Gap, Inc., a Delaware corporation, and its Affiliates and all Gap facilities and departments receiving Services under this Agreement.

1.52 “Gap Custom Documentation”

“Gap Custom Documentation” shall mean any Documentation developed specifically for Gap by, or on behalf of, Supplier (or jointly with others) as part of the Services (i) in accordance with Gap’s requirements, and (ii) which is specific to Gap’s business operations. Gap Custom Documentation does not include any Supplier Documentation or Supplier Modified Documentation. Gap Custom Documentation shall be identified as a Deliverable.

1.53 “Gap Custom Intellectual Property”

“Gap Custom Intellectual Property” shall mean any Intellectual Property developed specifically for Gap by, or on behalf of, Supplier (or jointly with others) as part of the Services (i) in accordance with Gap’s requirements, and (ii) which is specific to Gap’s business operations. Gap Custom Intellectual Property does not include any Supplier Intellectual Property or Supplier Modified Intellectual Property. Gap Custom Intellectual Property shall be identified as a Deliverable.

1.54 “Gap Custom Software”

“Gap Custom Software” shall mean any Software developed specifically for Gap by, or on behalf of, Supplier (or jointly with others) as part of the Services (i) in accordance with Gap’s requirements, and (ii) which is specific to Gap’s business operations. Gap Custom Software does not include any Supplier Software or Supplier Modified Software. For purposes of clarity, Software developed by Supplier to facilitate the efficient delivery of Services, including software interfaces, shall be Supplier Proprietary Software. Gap Custom Software shall be identified as a Deliverable.

1.55 “Gap Data”

“Gap Data” shall mean all of the Gap data, records, and information to which Supplier has access, or otherwise is provided to Supplier, that is entered into, is transmitted by, or is transmitted through the Gap IT Environment (including, but not limited to, any modifications to any such data, records and information, and any derivative works created therefrom,) under this Agreement in connection with providing the Services. Gap Data shall exclude Supplier Confidential Information, Supplier Documentation, Supplier Software, Supplier Modified Documentation, Supplier Modified Software, Supplier Modified Intellectual Property or other Supplier Intellectual Property.

1.56 “Gap Data Center”

“Gap Data Center” shall mean Gap’s data centers specified in Exhibit D.22 (Gap Data Centers) or as otherwise agreed in writing by the Parties.

1.57 “Gap Delay Claim”

“Gap Delay Claim” shall have the meaning specified in Section 3.10.B (Failure to Comply with the Transition-In Plan).

Gap Confidential and Proprietary Information

1.58 “Gap Documentation”

“Gap Documentation” shall mean all the Gap Proprietary Documentation, Gap Modified Documentation and Gap Third Party Documentation.

1.59 “Gap Equipment”

“Gap Equipment” shall mean the hardware, machines, and other equipment owned, leased or otherwise obtained by Gap as of the Reference Date and utilized by Supplier to provide the Services.

1.60 “Gap Infrastructure Partnership Executive”

“Gap Infrastructure Partnership Executive” shall have the meaning specified in Section 19.5 (Gap Infrastructure Partnership Executive).

1.61 “Gap Infringement Claim(s)”

“Gap Infringement Claim(s)” shall have the meaning specified in Section 23.4A (Gap’s Proprietary Rights Indemnity).

1.62 “Gap Infringement Exclusions”

“Gap Infringement Exclusions” shall have the meaning specified in Section 23.4D (Gap’s Proprietary Rights Indemnity; Gap Infringement Exclusions).

1.63 “Gap Infringement Trigger”

“Gap Infringement Trigger” shall have the meaning specified in Section 23.4A (Gap’s Proprietary Rights Indemnity; Indemnification).

1.64 “Gap Initiated Policy Change”

“Gap Initiated Policy Change” shall have the meaning specified in Section 3.2 (Changes in Policies and Procedures).

1.65 “Gap Intellectual Property”

“Gap Intellectual Property” shall mean *.

1.66 “Gap IT Environment”

“Gap IT Environment” shall mean Supplier Systems used to deliver the Services and Gap Systems.

1.67 “Gap Licensed Property”

“Gap Licensed Property” shall have the meaning specified in Section 22.1A (Gap Licenses to Supplier).

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Gap Confidential and Proprietary Information

1.68 “Gap Modified Documentation”

“Gap Modified Documentation” shall mean any item of Gap Documentation that has been modified, enhanced, or otherwise altered by Supplier, after the Reference Date, pursuant to the performance of the Services.

1.69 “Gap Modified Intellectual Property”

“Gap Modified Intellectual Property” shall mean any item of Gap Intellectual Property that has been modified, enhanced, or otherwise altered by Supplier, after the Reference Date, pursuant to the performance of the Services.

1.70 “Gap Modified Software”

“Gap Modified Software” shall mean any item of Gap Software that has been modified, enhanced, or otherwise altered by Supplier, after the Reference Date, pursuant to the performance of the Services.

1.71 “Gap Owned Intellectual Capital”

“Gap Owned Intellectual Capital” shall mean *.

1.72 “Gap Policies and Procedures”

“Gap Policies and Procedures” shall mean the Gap Documentation, policies, procedures, and guidelines as set forth in Exhibit D.1 (Gap Policies and Procedures), and as such Documentation, policies, procedures, and guidelines are amended, modified, and/or replaced by Gap from time to time and made available to Supplier during the Term of this Agreement.

1.73 “Gap Proprietary Documentation”

“Gap Proprietary Documentation” shall mean Documentation (1) developed and owned by Gap, or (2) developed by a third party for, and owned by, Gap, and which is used by Supplier in connection with providing the Services.

1.74 “Gap Proprietary Intellectual Property”

“Gap Proprietary Intellectual Property” shall mean Intellectual Property (1) developed and owned by Gap, or (2) developed by a third party for, and owned by, Gap, and which is used by Supplier in connection with providing the Services.

1.75 “Gap Proprietary Software”

“Gap Proprietary Software” shall mean Software (1) developed and owned by Gap, or (2) developed by a third party for, and owned by, Gap, and which is used by Supplier in connection with providing the Services, excluding, the Applications.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Gap Confidential and Proprietary Information

1.76 “Gap Regulatory Requirements”

“Gap Regulatory Requirements” shall have the meaning specified in Section 29.11 (Compliance with Laws).

1.77 “Gap Service Locations”

“Gap Service Locations” shall mean the premises that are occupied, owned, operated, or leased by Gap from which Supplier is authorized to provide Services.

1.78 “Gap Sites”

“Gap Sites” shall mean the premises occupied, owned, operated or leased by Gap from which Supplier may provide Services, and/or to which Supplier provides the Services, as set forth in Exhibit D.17 (Gap Sites), as such Exhibit may be amended from time to time by Gap.

1.79 “Gap Software”

“Gap Software” shall mean the Gap Proprietary Software, Gap Modified Software, Gap Third Party Software, and the Applications.

1.80 “Gap Systems”

“Gap Systems” shall mean the Gap Equipment, Gap Software, Gap Intellectual Property, and Gap Owned Intellectual Capital.

1.81 “Gap Third Party Claim(s)”

“Gap Third Party Claim(s)” shall have the meaning specified in Section 35.7B (General Indemnity; Gap’s Indemnity).

1.82 “Gap Third Party Documentation”

“Gap Third Party Documentation” shall mean any Documentation licensed, leased, or otherwise obtained from a Third Party Vendor by Gap and used by Supplier in connection with providing the Services.

1.83 “Gap Third Party Intellectual Property”

“Gap Third Party Intellectual Property” shall mean all Intellectual Property licensed, leased, or otherwise obtained from a Third Party Vendor by Gap and which is used by Supplier in connection with providing the Services.

1.84 “Gap Third Party Software”

“Gap Third Party Software” shall mean all Software licensed, leased, or otherwise obtained from a Third Party Vendor by Gap and which is used by Supplier in connection with providing the Services, excluding, the Applications.

Gap Confidential and Proprietary Information

1.85 “Gap Third Party Vendor”

“Gap Third Party Vendor” shall mean any Third Party Vendor (other than Supplier or any Supplier Third Party Vendor) contracting directly or indirectly with Gap to provide any products or services.

1.86 “Generally Available”

“Generally Available” shall mean available as a non-development product, licensed, or available for purchase, in the general commercial marketplace (e.g., Microsoft Word, SAP, OS/390, DB2).

1.87 “GID”

“GID” shall mean Gap Inc. Direct.

1.88 “HIPAA”

“HIPAA” shall have the meaning specified in Section 36.4 (Treatment of Gap Data).

1.89 “HVAC”

“HVAC” shall have the meaning specified in Section 10.7 (Gap’s Responsibilities Regarding Utilities).

1.90 “Implementation Agreement(s)”

“Implementation Agreement(s)” shall mean agreements to be executed by Gap or Gap Affiliates and Supplier or Supplier Affiliates in various countries other than the United States, that (1) incorporate by reference this Agreement in its entirety; (2) include modifications to this Agreement required to comply with specific foreign national, provincial, state, and local laws, rules, directives, and regulations; and (3) address identified tax and related issues as directed by Gap.

1.91 “Including”

“Including,” and its derivatives (such as “include” and “includes”), shall mean “including without limitation.” This term is as defined, whether or not capitalized in the Agreement.

1.92 “Income Tax”

“Income Tax” shall have the meaning specified in Section 26.5A (Taxes; Definitions).

1.93 “Initial Term”

“Initial Term” shall have the meaning specified in Section 2.1 (Initial Term).

Gap Confidential and Proprietary Information

1.94 “Initiation Date”

“Initiation Date” shall mean the date on which Supplier is responsible for provision of all Services.

1.95 “insource”

“insource” shall have the meaning specified in Section 41.2 (Third Source and Insource Limits on RRCs).

1.96 “Intellectual Property”

“Intellectual Property” shall mean all inventions (whether or not subject to protection under patent laws) works of authorship and other expressions fixed in any tangible or electronic medium (whether or not subject to protection under copyright laws), Moral Rights, trademarks, trade names, trade dress, trade secrets, publicity rights, know-how, ideas (whether or not subject to protection under trade secret laws), and all other subject matter subject to protection under patent, copyright, Moral Right, trademark, trade secret or other laws, including, all new or useful art, configurations, Documentation, methodologies, best practices, operations, routines, combinations, discoveries, formulae, manufacturing techniques, technical developments, artwork, Software, programming, applets, scripts, designs, or other business processes.

1.97 “Interface(s)”

“Interface(s)” when used as a noun, shall mean either a computer program developed by, or licensed to, Gap or Supplier to (1) translate or convert data from a Gap or Supplier format into another format used by Supplier at Gap as a standard format, or (2) translate or convert data in a format used by Supplier or a Third Party Vendor to a format supported by Supplier at Gap or vice versa. “Interface” when used as a verb, shall mean to operate as described above.

1.98 “*”

“*” shall have the meaning specified in Section 23.6 (*).

1.99 “Managed Strategic Supplier”

“Managed Strategic Supplier” shall have the meaning specified in Section 9.1 (Definitions).

1.100 “Material Move”

“Material Move” shall have the meaning specified in Section 10.11 (Use of Gap Sites).

1.101 “Migrated Service(s)”

“Migrated Service(s)” shall have the meaning specified in Section 13 (Non-Exclusive Relationship).

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Gap Confidential and Proprietary Information

1.102 “Monthly Baseline”

“Monthly Baseline” shall have the meaning specified in Section 3 (Definitions) of Exhibit C (Fees and Resource Baselines).

1.103 “Monthly Performance Review”

“Monthly Performance Review” shall have the meaning specified in Section 19.2B (Meetings; Monthly Performance Reviews).

1.104 “Moral Rights”

“Moral Rights” shall mean any personal or non-economic right to a work, including rights of attribution, integrity of the work, any right to object to any distortion or other modification of a work, and any similar right existing under the law of any country in the world or under any treaty.

1.105 “New Services”

“New Services” shall mean those services that are materially different in purpose from, and in addition to, the Services. All New Services require Gap Approval.

1.106 “New Sourcing Line(s)”

“New Sourcing Line(s)” shall have the meaning specified in Section 3.21C (New Services; New Sourcing Lines).

1.107 “Non-Service Catalog Item(s)”

“Non-Service Catalog Item(s)” shall mean a discrete unit of non-recurring work that is not (1) an inherent, necessary, or customary part of the day-to-day Services in any Functional Service Area, (2) a Service Catalog Item, and (3) required to be performed by Supplier to meet the existing Service Levels (other than Service Levels related to Non-Service Catalog Item performance). All Non-Service Catalog Items require Gap Approval.

1.108 “Non-Referral Quarter”

“Non-Referral Quarter” shall have the meaning specified in Section 53.3 (*).

1.109 “Non-Service Catalog Request”

“Non-Service Catalog Request” shall mean a request for Supplier to provide a Non-Service Catalog Item.

1.110 “Notice of Failure”

“Notice of Failure” shall have the meaning specified in Section 25.4 (Failed Acceptance Testing).

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Gap Confidential and Proprietary Information

1.111 “Object Code”

“Object Code” shall mean the form of computer software resulting from the compiling, assembly, or other translation or processing of the Source Materials of such software by a computer into machine language or intermediate code, which is not convenient to human understanding of the program logic, but which is appropriate for execution or interpretation by a computer.

1.112 “Open Source Software”

“Open Source Software” shall mean any Intellectual Property that is subject to the GNU General Public License, GNU Library General Public License, Artistic License, BSD License, Mozilla Public License, or any similar license, including, those licenses listed at www.opensource.org/licenses.

1.113 “Parties” or “Party”

“Parties” or “Party” shall mean Gap and Supplier in the plural and Gap or Supplier, as the case may be, in the singular.

1.114 “Permitted Auditors”

“Permitted Auditors” shall have the meaning as specified in Section 37.2 (Audits Authorized by Gap).

1.115 “PHI”

“PHI” shall have the meaning as specified in Section 36.4 (Treatment of Gap Data)

1.116 “Primary Event”

“Primary Event” shall mean (whether or not capitalized) an event upon which a cause of action, claim or other liability can be based.

1.117 “Procedures Manual”

“Procedures Manual” shall mean the procedures manual set forth in Exhibit D.1 (Gap’s Policies and Procedures).

1.118 “Proprietary or Confidential Information”

“Proprietary or Confidential Information” shall have the meaning set forth in Section 36.1 (Definition of Proprietary or Confidential Information).

1.119 “Provisioned”

“Provisioned” shall mean items licensed, leased, or otherwise obtained by Supplier at the request of and on behalf of Gap for which Gap is financially responsible as set forth on the Financial Responsibility Matrix (Exhibit C.7).

Gap Confidential and Proprietary Information

1.120 “Quarterly Executive Meetings”

“Quarterly Executive Meetings” shall have the meaning specified in Section 19.2C (Meetings; Quarterly Executive Meetings).

1.121 “Receiving Party”

“Receiving Party” shall have the meaning specified in Section 36.2 (Exclusions).

1.122 “Reduced Resource Credit” or “RRC”

“Reduced Resource Credit” or “RRC” shall have the meaning specified in Exhibit C (Fees and Resource Baselines).

1.123 “Reference Date”

“Reference Date” shall have the meaning set forth in the introductory paragraph.

1.124 “Refresh”

“Refresh” shall have the meaning specified in Section 3.133.13 (Technology Refresh Services).

1.125 “Release”

“Release” shall mean a redistribution of Software that contains new features, new functionality, and/or performance improvements.

1.126 “Residual Knowledge”

“Residual Knowledge” shall have the meaning specified in Section 36.9 (Residual Knowledge).

1.127 “Resource Unit”

“Resource Unit” shall have the meaning specified in Exhibit C (Fees and Resource Baselines).

1.128 “Revisions”

“Revisions” shall mean Updates, Releases, and Versions.

1.129 “Sarbanes-Oxley Reporting Requirements and Process”

“Sarbanes-Oxley Reporting Requirements and Process” shall be as attached hereto as Exhibit O (Sarbanes-Oxley Reporting Requirements and Process).

1.130 “Service Catalog Item(s)”

“Service Catalog Item(s)” shall have the meaning specified in Exhibit D.26 (Service Catalog).

Gap Confidential and Proprietary Information

1.131 “Service Levels”

“Service Levels” shall mean those Supplier performance criteria as set forth in the Service Level Agreement.

1.132 “Service Level Agreement(s)”

“Service Level Agreement(s)” shall mean the service level agreement(s) attached hereto as Exhibit B (Service Level Agreements).

1.133 “Service Locations”

“Service Locations” shall have the meaning specified in Section 10.1 (Service Locations).

1.134 “Service Taxes”

“Service Taxes” shall have the meaning specified in Section 26.5 (Taxes; Definitions).

1.135 “Services”

“Services” shall mean all functions, responsibilities, tasks, subtasks, Deliverables, goods, and other services: (1) identified in the Statements of Work, or Specifications; (2) identified in this Agreement as being part of the required services; (3) identified in the Transition-In Plan; (4) of a nature and type, consistent with Supplier’s best practices, that would generally be performed by the information technology department/group of a multinational Fortune 200 company, even if not specifically described in the Agreement; (5) necessary to keep pace with technological advances and advances in the methods of delivering services, to enable Gap to stay competitive in the field of corporate information technology delivery; and (7) otherwise necessary to comply with the terms of this Agreement. Without increasing the scope of the Services, if any component task, subtask, service, or function is; (A) an inherent or necessary part of the Services defined in subparts (1), (2), (3), (4), (5), (6), or (7) of this Section; or (B) a customary part of the Services defined in subparts (1), (2), (3), (4), (5), (6), or (7) of this Section, and not in conflict with Supplier’s established methods of providing services; and, as to a service(s) within either subpart (A) or (B) of this sentence above, is not specifically described in this Agreement, then such service or function shall be deemed to be part of the Services. Any hardware and/or software provided to Gap by Supplier pursuant to this Agreement shall be deemed part of the Services.

1.136 “Shared Subcontractors”

“Shared Subcontractors” shall have the meaning specified in Section 45.1 (Approval Required).

1.137 “Software”

“Software” shall mean individually each, and collectively all, of the computer programs and/or software, licensed by Gap or Supplier from a Third Party Vendor, or otherwise provided by Supplier or Gap under this Agreement, including any: (1) embedded and/or re-marketed Third Party Vendor software and/or computer programs, (2) Interfaces, (3) Source Materials, and/or (4) Object Code. Software shall include any and all Revisions thereto, and any and all programs provided by a Third Party

Gap Confidential and Proprietary Information

Vendor, Supplier, or Gap in the future under this Agreement. Notwithstanding anything in this Agreement to the contrary, Supplier shall have no obligation to provide Gap any Software that is Source Materials other than where the Source Material is Gap Custom Software and/or Gap Modified Software.

1.138 “Source Materials”

“Source Materials” shall mean, with respect to Software, the source code of such Software and all related compiler command files, build scripts, scripts relating to the operation and maintenance of such Software, application programming interface (API), graphical user interface (GUI), object libraries, all relevant instructions on building the Object Code of such Software, and all Documentation relating to the foregoing.

1.139 “Specifications”

“Specifications” shall mean (1) the Statements of Work, as attached and as modified and appended, including all documents incorporated therein; (2) all other performance requirements included or incorporated by reference into this Agreement, including: Gap’s Policies and Procedures (Exhibit D.1) and the Service Level Agreement (Exhibit B); and (3) to the extent it is not inconsistent with the above, the Documentation.

1.140 “Statement(s) of Work”

“Statement(s) of Work” shall mean the Functional Service Area Statement(s) of Work and such other statements of work that Gap and Supplier may enter into from time to time to document and authorize additional Services (including Non-Service Catalog Items) and/or New Services.

1.141 “Stranded Costs”

“Stranded Costs” shall mean (i) all substantiated fees payable to third parties for Approved non-cancelable contracts entered into, or as to those portions of existing agreements amended by Supplier with Approval on or after the Reference Date, to provide the Services, including leases and service contracts, and all reasonable termination or assignment fees payable in connection with the termination or assignment to Gap of any such contracts (“Stranded Contracts”), (ii) the substantiated cost of any assets, less depreciation, purchased by or placed into service by Supplier after the Reference Date solely for use in the performance of the Services (“Stranded Assets”), (iii) actual and substantiated salary, redeployment and severance costs paid, not to exceed * compensation (salary and benefits), for Supplier Personnel during the period they are not re-deployed as a result of termination under this Agreement, and (iv) those Transition Fees and Unrecovered Transition Costs (as defined in Exhibit C (Fees and Resource Baselines)) incurred through the effective date of termination, but not yet billed by Supplier and paid by Gap.

1.142 “Subcontractor”

“Subcontractor(s)” shall mean any person, entity, or organization to which Supplier proposes to delegate or has delegated any of its obligations hereunder in accordance with Section 45 (Subcontractors).

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Gap Confidential and Proprietary Information

1.143 “Supplier”

“Supplier” shall mean International Business Machines Corporation, a New York corporation (“IBM”), and any Affiliates, Subcontractors, employees, consultants, agents, contractors, or other third parties providing services on behalf of Supplier under this Agreement.

1.144 “Supplier Assumed”

“Supplier Assumed” shall mean those expenses designated as Supplier’s responsibility in Exhibit C (Fees and Resource Baselines).

1.145 “Supplier Data Center”

“Supplier Data Center” shall mean Supplier’s operations monitoring and data centers specified in Exhibit D.20 (Supplier Locations) or as otherwise agreed in writing by the Parties.

1.146 “Supplier Documentation”

“Supplier Documentation” shall mean Supplier Proprietary Documentation, Supplier Modified Documentation, Embedded Supplier Proprietary Documentation, Supplier Third Party Documentation, and Embedded Supplier Third Party Documentation.

1.147 “Supplier Embedded Items”

“Supplier Embedded Items” shall have the meaning specified in Section 22.4 (Supplier Embedded Items and Supplier Modified Items).

1.148 “Supplier Equipment”

“Supplier Equipment” shall mean the hardware, machines, and other equipment owned or leased by Supplier after the Reference Date and used by Supplier to perform the Services.

1.149 “Supplier Infringement Claims”

“Supplier Infringement Claims” shall have the meaning specified in Section 23.3A (Supplier’s Proprietary Rights Indemnity).

1.150 “Supplier Infringement Exclusions”

“Supplier Infringement Exclusions” shall have the meaning specified in Section 23.3D (Supplier Infringement Exclusions).

1.151 “Supplier Infringement Trigger”

“Supplier Infringement Trigger” shall have the meaning specified in Section 23.3A (Supplier’s Proprietary Rights Indemnity).

Gap Confidential and Proprietary Information

1.152 “Supplier Intellectual Property”

“Supplier Intellectual Property” shall mean *.

1.153 “Supplier Key Employee”

“Supplier Key Employee” shall have the meaning specified in Section 18.2 (Supplier Key Employees).

1.154 “Supplier Modified Documentation”

“Supplier Modified Documentation” shall mean any item of Supplier Documentation (other than any Supplier Documentation that constitutes Supplier Reference Intellectual Property) that has been modified, enhanced, or otherwise altered by Supplier, after the Reference Date, pursuant to the performance of the Services. Supplier Modified Documentation shall not include any such Supplier Documentation that is modified, enhanced or otherwise altered by Supplier: (1) specifically for any of its other customers concurrently with, or prior to, the same modification, enhancement, or other alteration of any such Supplier Documentation for Gap, or (2) for general use in connection with the performance by Supplier of services for customers receiving services similar to the Services (to the extent such modification, enhancement or other alteration is not first made for Gap pursuant to the performance of the Services), such Documentation identified in (1) and (2) shall be Supplier Documentation. The rights of Gap to Supplier Modified Documentation do not expand or alter the rights of Gap to the underlying Supplier Documentation as set forth in this Agreement.

1.155 “Supplier Modified Intellectual Property”

“Supplier Modified Intellectual Property” shall mean any item of Supplier Intellectual Property (other than any Supplier Intellectual Property that constitutes Supplier Reference Intellectual Property) that has been modified, enhanced, or otherwise altered by Supplier, after the Reference Date, pursuant to the performance of the Services. Supplier Modified Intellectual Property shall not include any such Supplier Intellectual Property that is modified, enhanced or otherwise altered by Supplier: (1) specifically for any of its other customers concurrently with, or prior to, the same modification, enhancement, or other alteration of any such Supplier Intellectual Property for Gap, or (2) for general use in connection with the performance by Supplier of services for customers receiving services similar to the Services (to the extent such modification, enhancement or other alteration is not first made for Gap pursuant to the performance of the Services), such Intellectual Property identified in (1) and (2) shall be Supplier Intellectual Property. The rights of Gap to Supplier Modified Intellectual Property do not expand or alter the rights of Gap to the underlying Supplier Intellectual Property as set forth in this Agreement.

1.156 “Supplier Modified Items”

“Supplier Modified Items” shall have the meaning specified in Section 22.4 (Supplier Embedded Items and Supplier Modified Items).

1.157 “Supplier Modified Software”

“Supplier Modified Software” shall mean any item of Supplier Software (other than any Supplier Software that constitutes Supplier Reference Intellectual Property) that has been

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Gap Confidential and Proprietary Information

modified, enhanced, or otherwise altered by Supplier, after the Reference Date, pursuant to the performance of the Services. Supplier Modified Software shall not include any such Supplier Software that is modified, enhanced or otherwise altered by Supplier: (1) specifically for any of its other customers concurrently with, or prior to, the same modification, enhancement, or other alteration of any such Supplier Software for Gap, or (2) for general use in connection with the performance by Supplier of services for customers receiving services similar to the Services (to the extent such modification, enhancement or other alteration is not first made for Gap pursuant to the performance Services), such Software identified in (1) and (2) shall be Supplier Software. The rights of Gap to Supplier Modified Software do not expand or alter the rights of Gap to the underlying Supplier Software as set forth in this Agreement.

1.158 “Supplier’s Outsourcing Relationship Executive”

“Supplier’s Outsourcing Relationship Executive” shall have the meaning specified in Section 18.1 (Supplier Outsourcing Relationship Executive).

1.159 “Supplier Personnel”

“Supplier Personnel” shall mean the employees, agents, contractors, subcontractors, or representatives of Supplier, Supplier Subcontractors, and Supplier Affiliates who perform any Services under this Agreement.

1.160 “Supplier Proprietary Documentation”

“Supplier Proprietary Documentation” shall mean all Documentation: (1) developed and owned by Supplier, or (2) developed by a third party for, and owned by Supplier, which is used for the performance of the Services, excluding the Embedded Supplier Proprietary Documentation.

1.161 “Supplier Proprietary Intellectual Property”

“Supplier Proprietary Intellectual Property” shall mean all Intellectual Property: (1) developed and owned by Supplier, or (2) developed by a third party for, and owned by Supplier, which is used in the performance of the Services, excluding, the Embedded Supplier Proprietary Intellectual Property.

1.162 “Supplier Proprietary Software”

“Supplier Proprietary Software” shall mean Software and related Documentation: (1) developed and owned by Supplier, or (2) developed by a third party for, and owned by Supplier, which is used for the performance of the Services, excluding, the Embedded Supplier Proprietary Software.

1.163 “Supplier Reference Intellectual Property”

“Supplier Reference Intellectual Property” shall mean Supplier Documentation, Supplier Software and Supplier Intellectual Property (a) which is used by Supplier to assist in the delivery or development of the Services, (b) which is generally used by Supplier in connection with the performance of services for, and/or provision of tangible property to, customers, and (c) which is not embedded or otherwise incorporated into a Deliverable.

Gap Confidential and Proprietary Information

1.164 “Supplier Regulatory Requirements”

“Supplier Regulatory Requirements” shall have the meaning specified in Section 29.11 (Compliance with Laws).

1.165 “Supplier Service Locations”

“Supplier Service Locations” shall mean the premises occupied, owned, operated, or leased by Supplier to provide the Services.

1.166 “Supplier Shared Service Center”

“Supplier Shared Service Center” shall mean a Supplier Service Location from which Supplier performs, for other customers, services similar to the Services.

1.167 “Supplier Software”

“Supplier Software” shall mean Supplier Proprietary Software, Supplier Modified Software, Embedded Supplier Proprietary Software, Supplier Third Party Software, and Embedded Supplier Third Party Software.

1.168 “Supplier Systems”

“Supplier Systems” shall mean Supplier Equipment, Supplier Intellectual Property, Supplier Modified Software, Supplier Modified Intellectual Property, and Supplier Software.

1.169 “Supplier Third Party Claim(s)”

“Supplier Third Party Claim(s)” shall have the meaning specified in Section 35.7A (General Indemnity; Supplier’s Indemnity).

1.170 “Supplier’s Remedial Acts”

“Supplier’s Remedial Acts” shall have the meaning specified in Section 23.4C (Gap’s Proprietary Rights Indemnity; Remedial Acts).

1.171 “Supplier Third Party Documentation”

“Supplier Third Party Documentation” shall mean all Documentation (excluding any and all such Documentation that is Generally Available and/or provided with Software that is Generally Available) licensed, leased, or otherwise obtained (unless it is otherwise Provisioned by Supplier for Gap, in which case it will be deemed Gap Documentation) from a Third Party Vendor by Supplier which is used for the performance of the Services, excluding, the Embedded Supplier Third Party Documentation.

1.172 “Supplier Third Party Intellectual Property”

“Supplier Third Party Intellectual Property” shall mean Intellectual Property (excluding any and all such Intellectual Property that is Generally Available) licensed, leased, or otherwise obtained (unless it is otherwise Provisioned by Supplier for Gap, in which case it will be deemed Gap Intellectual Property) from a Third Party Vendor by Supplier which is used in the performance of the Services, excluding, the Embedded Supplier Third Party Intellectual Property.

Gap Confidential and Proprietary Information

1.173 “Supplier Third Party Software”

“Supplier Third Party Software” shall mean all Software (excluding any and all such Software that is Generally Available) licensed, leased, or otherwise obtained (unless it is otherwise Provisioned by Supplier for Gap, in which case it will be deemed Gap Software) from a Third Party Vendor by Supplier which is used for the performance of the Services, excluding, the Embedded Supplier Third Party Software.

1.174 “Supplier Tools”

“Supplier Tools” shall have the meaning specified in Section 22.9 (License Restriction).

1.175 “Technology Change”

“Technology Change” shall have the meaning specified in Section 26.8 (Technology Changes).

1.176 “Term”

“Term” shall mean the Initial Term and the Extended Term, if any.

1.177 “Termination Assistance Services”

“Termination Assistance Services” shall mean those transition, information technology, and related services provided by Supplier to Gap upon the termination or expiration of this Agreement for any reason as set forth in the Termination Transition Plan or in Section 34 (Termination/Expiration Assistance Services) of this Agreement (as applicable). The Termination Assistance Services shall be deemed part of the Services.

1.178 “Termination Transition Period”

“Termination Transition Period” shall have the meaning specified in Section 34.3 (Termination Transition Period).

1.179 “Termination Transition Plan”

“Termination Transition Plan” shall mean an integrated plan developed by Gap and Supplier to effectuate a seamless transition of the Services, from Supplier to Gap (or another vendor) in the event of termination or expiration of this Agreement for any reason and as further set forth in Section 34.1 (Termination/Expiration Transition Plan).

1.180 “Third Party Service(s)”

“Third Party Service(s)” shall have the meaning specified in Section 13 (Non-Exclusive Relationship).

Gap Confidential and Proprietary Information

1.181 “Third Party Vendor”

“Third Party Vendor” shall mean any person or entity (excluding Gap or Supplier) contracting directly or indirectly with Gap or Supplier to provide Equipment, Intellectual Property, Services or other products or services that are used or provided under this Agreement.

1.182 “third source”

“third source” shall have the meaning specified in Section 41.2 (Third Source and Insource Limits on RRCs).

1.183 “Transition”

“Transition” means the transition described in Section 3.10 (Transition-In) and in Exhibit D.15 (Transition-In Plan).

1.184 “Transition Period”

“Transition Period” means the period of time commencing on the Effective Date and ending one hundred and eighty (180) Days thereafter, unless otherwise agreed by the Parties in writing.

1.185 “Transitioned Employees”

“Transitioned Employees” shall have the meaning specified in Exhibit H (Human Resources).

1.186 “Transition-In Plan” or “Transition Plan”

“Transition-In Plan” or “Transition Plan” shall mean the timeline and services relating to the transition of responsibility for the Services (1) from Gap or Gap’s current third party vendors to Supplier and/or (2) from Supplier back to Gap, as appropriate, as set forth in Exhibit D.15 (Transition-In Plan). The Transition-In Plan and all reports or other Documentation developed by Supplier pursuant to the Transition-In Plan shall automatically become a part of this Agreement immediately upon their creation or delivery, as the case may be. The Transition-In Plan shall include, at a minimum: (a) all of the transition tasks required to be performed by Supplier, (b) all of the tasks required to be performed by Gap (in the case services are being transitioned from Gap or Gap’s current third party vendors to Supplier, any responsibility not explicitly allocated to Gap is deemed to be a transition task to be performed by Supplier), (c) the specific resources to be provided by Gap, (d) the completion date for each transition task, (e) the acceptance criteria (and, if appropriate, testing) to be applied by Gap in evaluating transition deliverables, (f) a complete description of any one-time or other charges to Gap which are associated with the Transition-In Plan, including deliverable criteria and timing for payment(s), other than the Charges, and (g) all other pertinent details.

1.187 “UPS”

“UPS” shall have the meaning specified in Section 10.7 (Gap’s Responsibilities Regarding Utilities).

Gap Confidential and Proprietary Information

1.188 “Update”

“Update” shall mean a redistribution of Software that corrects an error as well as addressing common functional and performance issues.

1.189 “VAT Taxes”

“VAT Taxes” shall have the meaning specified in Section 26.5 (Taxes; Cooperation; Invoices).

1.190 “Version”

“Version” shall mean any delivery of Software that is a Release and/or a collection of Updates.

1.191 “Virus(es)”

“Virus(es)” shall have the meaning specified in Section 29.8 (Viruses).

2. Term

2.1 Initial Term

This Agreement shall be effective as of the Reference Date and shall continue in effect for ten (10) years after the Initiation Date (the “Initial Term”), unless earlier terminated as provided herein.

2.2 Options to Extend

Gap may elect to extend the term of this Agreement for up to three (3) additional terms each of which, at Gap’s sole discretion, may range in length from thirty (30) days to one (1) year (“Extended Term”). If Gap does not exercise its option to extend at the end of the Initial Term, the extension option shall automatically lapse. Gap shall exercise its extension option by providing Supplier written notice no later than one hundred twenty (120) days prior to the expiration of the Initial Term. Such notice shall include the length of the Extended Term.

2.3 Fees During Extended Term

The fees to be paid by Gap during the Extended Term(s) of this Agreement shall be the applicable fees set forth in Section 26 (Pricing), adjusted for COLA in accordance with Exhibit C (Fees and Resource Baselines), and pursuant to the benchmarking process set forth in Section 8 (Benchmarking).

3. Services

3.1 Services

As of the Effective Date, Supplier shall provide Transition Services, and as of the Initiation Date and continuing throughout the Term, Supplier shall provide the Services to Gap and the Authorized Users as such Services may evolve or are otherwise supplemented, enhanced, modified or replaced in accordance with this Agreement. Except as specifically set forth in this Agreement, Supplier

Gap Confidential and Proprietary Information

shall provide all Supplier Equipment, Supplier Intellectual Property, Supplier Third Party Intellectual Property, Supplier Personnel, and other resources necessary to provide the Services in accordance with the Service Levels and other performance requirements of this Agreement. Supplier shall provide the Services to Gap as an integrated service offering in accordance with this Agreement and without regard to the lines of business, intra-Affiliate relationships, or geographic locations within Supplier’s organization from which such Services are offered, or the internal profit center within Supplier’s organization to which the financial accounting for a Service is ultimately attributed. To the extent specific Equipment, Intellectual Property, tools, policies, procedures, and/or guidelines are identified, referenced, or referred to in the Agreement or any Exhibits, such Equipment, Intellectual Property, tools, policies, procedures, and/or guidelines shall include any amendments, modifications, updates, and/or replacements to such Equipment, Intellectual Property, tools, policies, procedures, and/or guidelines by Gap from time to time during the Term of this Agreement.

3.2 Changes in Policies and Procedures

If Supplier determines that its compliance with (i) a Gap Initiated Policy Change, (ii) an additional reporting requirement pursuant to Section 3.19 (Reporting Services) or (iii) complying with architectural or technical standards as provided in Section 17.3 (Strategic Control), will increase Supplier’s actual cost of delivering the Services by an amount equal to or greater than $* during the remainder of the Term, Supplier shall notify Gap in writing within three (3) months of implementing such change, and shall provide Gap with supporting documentation and data necessary to substantiate Supplier’s estimated actual cost increase. Upon validation by Gap of Supplier supporting documentation and data, Gap shall have the option of either (a) rescinding the particular Gap Initiated Policy Change or additional reporting request; or (b) (i) in the event there is no Resource Unit Charge applicable to the increase in Supplier’s actual cost and such actual cost increase is between $* and $*, by adjusting the fees to be paid hereunder to Supplier to offset the demonstrated increased cost to Supplier, (ii) in the event there is no Resource Unit Charge applicable to the increase in Supplier’s actual cost and such actual cost increase exceeds $*, as agreed by the parties through Change Control Procedures or (iii) in the event there is a Resource Unit Charge applicable to the increase in Supplier’s actual cost, through an ARC. In the event Supplier is required to implement multiple changes as a result of a single Gap Initiated Policy Change or an additional reporting requirement, such multiple changes may be aggregated by Supplier for purposes of calculating the increase in Supplier’s actual cost of delivering the Services under this Section (Changes to Policies and Procedures).

“Gap Initiated Policy Change” shall mean a change to Gap Policies and Procedures that is initiated by Gap, but shall not include changes made to address regulatory compliance issues (which changes are addressed in Section 29.12 (Changes in Law and Regulations)) or changes made to address a Supplier failure to provide Services in accordance with this Agreement.

3.3 Documentation

Supplier shall provide the Services required with respect to all Documentation in accordance with Section 24 (Documentation) and the Functional Service Area Statements of Work and as otherwise provided under this Agreement. In addition, at no additional charge to Gap, Supplier shall provide Gap with at least three (3) copies of Documentation developed for Gap under this Agreement (or otherwise required to be provided to Gap under this Agreement and which Supplier is authorized to provide) to enable Gap to fully utilize as permitted under this Agreement the Services, Equipment, and Software.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Gap Confidential and Proprietary Information

3.4 Managed Network Services

Supplier shall provide the managed network services set forth in Exhibit A.5 (Managed Network Services), and as otherwise provided under this Agreement.

3.5 Cross Functional Services

Supplier shall provide the cross functional services set forth in Exhibit A.2 (Cross Functional Services), and as otherwise provided under this Agreement.

3.6 End User Support Services

Supplier shall provide the end user support services set forth in Exhibit A.4 (End User Support Services), and as otherwise provided under this Agreement.

3.7 RESERVED

3.8 Server Services

Supplier shall provide the mainframe services and application and utility server services set forth in Exhibits A.6.1 (Mainframe Services), A.6.2 (Production Environment Server Services), and A.6.3 (Non-Production Environment Server Services), and as otherwise provided under this Agreement.

3.9 Store Services and Stores Help Desk Services

Supplier shall provide (1) the store services set forth in Exhibit A.3.1 (Store Services), and as otherwise provided under this Agreement, and (2) the stores help desk services set forth in Exhibit A.3.2 (Stores Help Desk Services), and as otherwise provided under this Agreement.

3.10 Transition-In

A. Transition-In Plan

Supplier shall provide to Gap the transition-in services described in Exhibit D.15 (Transition-In Plan) and in accordance with the transition schedule set forth in Exhibit D.15 (Transition-In Plan). Supplier shall provide the transition-in services without materially (i) disrupting or adversely impacting the business or operations of Gap or Gap Authorized Users, (ii) degrading the Services being provided, or (iii) interfering with the ability of Gap or Gap Authorized Users to obtain the benefit of the Services, except as may be otherwise provided in the Transition-In Plan. Unless otherwise stated in the Agreement, the transition-in services shall not defer any obligations or liabilities of Supplier under this Agreement.

B. Failure to Comply with the Transition-In Plan

Supplier shall, upon the occurrence of acts or omissions by Gap which have been determined by Supplier to, or are likely to, adversely impact its ability to deliver or meet a Transition-In Plan Critical Deliverable by the date set forth in the Transition-In Plan (“Gap Delay Claim”), advise Gap’s Infrastructure Partnership Executive of such Gap Delay Claim in writing promptly, but in no event

Gap Confidential and Proprietary Information

longer than five (5) business days, of Supplier having knowledge of such occurrence, of the facts surrounding such claim and time impact, and Gap shall provide a response and/or resolution plan to Supplier within two (2) days thereafter. If Gap determines that the Gap Delay Claim was a primary cause for a delay of Supplier in delivering a Transition-In Plan Critical Deliverable, the time for Supplier to meet that Transition-In Plan Critical Deliverable shall be extended to adjust for the impact of such occurrence as well as those Transition-In Plan Critical Deliverables directly dependant upon the extended Transition-In Plan Critical Deliverable. If Supplier does not agree with Gap’s decision, Supplier shall submit the Gap Delay Claim to the Dispute Resolution Process described in Section 31 (Internal Dispute Resolution). If, at the conclusion of the Dispute Resolution Process, it is determined that the delay was caused by Gap’s acts or omissions, the time for Supplier to meet the Transition-In Plan Critical Deliverable will be extended to account for the Gap delay. Supplier’s failure to advise Gap of a Gap Delay Claim as provided above shall preclude it from raising such acts or omissions as a basis for avoiding a credit under this Section.

3.11 Equipment

Supplier shall provide the Services using, or through access to, the Equipment that is either (1) Supplier Equipment, or (2) Gap Equipment. The Parties financial responsibilities with respect to Equipment (including any updates or refresh of such Equipment) are set forth in Exhibit C.7 (Financial Responsibility Matrix). Gap shall be responsible for the risk of loss of, and damage to, Gap Equipment (unless such Gap Equipment is in Supplier’s custody). Supplier shall be responsible for the risk of loss of, and damage to, Supplier Equipment unless such Supplier Equipment is located in a Gap Store or in a Gap location at which there are no Supplier Personnel assigned full time and the loss or damage is not caused by Supplier.

3.12 Replacement Services

As more specifically described in the Statements of Work, Supplier shall, upon Gap’s Approval, and at no additional cost to Gap other than any applicable ARCs and the terms of any New Services, replace, upgrade, and provide additional Supplier Equipment as may be necessary for Supplier to perform the Services in accordance with the Service Levels and as provided in this Agreement.

3.13 Technology Refresh Services

A. The financial responsibility of the Parties for Equipment and Software used in conjunction with the Services, including Refresh, shall be as set forth in Exhibit C.7 (Financial Responsibility Matrix) and the operational responsibility for Refresh is set forth in Exhibit D.18 (Refresh).

3.14 Software Services

Supplier shall procure any additional software required by Supplier to provide the Services, meet Service Levels, or otherwise comply with this Agreement (the “New Software”), subject to Exhibit C (Fees and Resource Baselines) and, as applicable, New Services.

3.15 Licenses and Permits

Supplier is responsible for obtaining all licenses, approvals, permits and authorizations required by applicable federal, state, or local laws or regulations that Supplier is required to have in order to perform the Services and, except as otherwise agreed to in writing by the Parties or as otherwise provided in this Agreement, Supplier is financially responsible for all fees, costs and taxes associated with such licenses, approvals, permits and authorizations. Supplier shall provide to Gap all such licenses, approvals, permits and authorizations within three (3) Business Days after Supplier’s receipt of Gap’s request.

Gap Confidential and Proprietary Information

3.16 Knowledge Transfer and Best Practices

Supplier shall implement the knowledge transfer process set forth in this Agreement to ensure that Supplier Personnel share the knowledge they have gained while performing the Services with Gap and the Gap Authorized Users. The knowledge transfer process shall ensure that important knowledge, information, and practices pass from Supplier and Supplier Personnel to Gap and Gap Authorized Users. At a minimum, such knowledge transfer processes will include Supplier meeting with Gap and designated Gap Authorized Users at least once every twelve (12) months, or more frequently as Gap may request, to (a) explain how the Gap IT Environment operates in connection with the provision of the Services; (b) explain how the Services are provided; and (c) provide such training, Documentation and other materials as Gap may require for Gap to understand and operate the Gap IT Environment and understand and provide the Services after the expiration or termination of the Agreement.

As part of the Monthly Performance Reviews, Supplier shall report to the Gap Infrastructure Partnership Executive on Supplier observed opportunities for the introduction of best practices into Gap’s information technology processes. Beginning in the second year of the Agreement, and annually thereafter, Supplier shall work with Gap’s Infrastructure Partnership Executive to develop and present a yearly forum/briefing to Gap (1) to recommend best practice improvements to the Services, (2) to assist Gap in understanding how the use of such best practices is intended to align Gap’s technology investments with its Business Objectives, and (3) to assist Gap in analyzing return on its technology investments related to the Services.

3.17 Strategic / Business Planning and Process Implementation

Supplier shall provide the strategic and other business planning and process implementation services as required pursuant to the applicable Functional Service Area Statements of Work.

Supplier will provide business and technology intelligence and recommendations to support Gap’s optimization of its Equipment and Software refresh strategy as described in the Functional Service Area Statements of Work. Supplier shall provide Gap with prioritized availability and knowledge of Supplier’s new technology developments that have been discussed publicly at no additional cost (for avoidance of doubt, the reference to ‘no additional cost’ refers only to the prioritized availability and knowledge, not provision of the actual technology) to the extent Supplier has made such developments Generally Available.

3.18 Budgeting Services

Supplier shall provide the budgeting services as required pursuant to applicable the Functional Service Area Statements of Work.

3.19 Reporting Services

In order to monitor the status, performance, and quality of the Services provided to Gap, Supplier shall provide Gap with various written reports described in Exhibit D.13 (Management Reports), as such reports may be amended from time to time by Gap. The nature and time frame of the reports shall be determined by Gap.

Gap Confidential and Proprietary Information

Unless stated otherwise in a Statement of Work or as directed by Gap, each of such reports shall be comprised of three (3) hard copies and (1) electronic copy to be delivered to each of Gap’s Infrastructure Partnership Executive and the applicable Program Manager, together with a formal transmittal letter executed by Supplier’s Outsourcing Relationship Executive and the applicable Program Manager. If no time period is designated by Gap, after the reports have been defined and Approved by Gap, reports are due five (5) days from the end of the reporting period, or issue occurring.

3.20 Data Protection and Privacy

Supplier shall comply with Gap’s Data Protection and Privacy Procedures as set forth in the Exhibit D.1 (Gap Policies and Procedures). In addition, subject to mandatory compliance with applicable law, Supplier shall perform a reference and criminal background investigation on all Supplier Personnel with access to Gap Data and/or the Gap IT Environment. Notwithstanding the foregoing, *. Within five (5) days of any investigation, Supplier shall notify Gap of adverse results of any such reference and criminal background investigation to the extent permitted by law. Supplier shall not permit any Supplier Personnel who Supplier knows has been convicted of a crime of dishonesty, breach of trust, or money laundering to provide Services under this Agreement, or to have access to any Gap Proprietary or Confidential Information or Gap Data.

3.21 New Services

A. New Services Proposal

If Gap requests that Supplier perform any New Services, Supplier shall promptly prepare a New Services proposal for Gap’s consideration. Supplier shall prepare New Services proposals at no additional charge to Gap and shall deliver such proposal to Gap within a timeframe that is reasonable based on the nature and scope of the proposed New Services and, in event the proposed New Services are being competitively bid, in compliance with the competitive bidding requirements. A New Services proposal shall include, among other things, (i) a reasonably detailed project plan and a price estimate for the New Service; (ii) a reasonably detailed breakdown of such price or estimate, (iii) a reasonably detailed description of the service levels to be associated with such New Service; (iv) a schedule for commencing and completing the New Service; (v) a description of the new hardware or software to be provided by Supplier in connection with the New Service; (vi) a description of the software, hardware and other resources, including Resource Unit utilization, necessary to provide the New Service; and (vii) additional facilities, hardware, software or labor resources to be provided by Gap in connection with the proposed New Services. If Gap accepts Supplier’s proposal, the Parties will negotiate a mutually agreed to Statement of Work. Upon execution of the applicable Statement of Work, the scope of the Services included in the Charges will be expanded and this Agreement will be modified to include such New Services. Notwithstanding any provision to the contrary, the pricing proposed by Supplier shall be reasonable and shall be no less favorable to Gap than the pricing and labor rates set forth herein for the same or substantially similar resources in the same country and shall take into account the existing and future volume of business between Gap and Supplier. All New Services must be Approved by Gap’s Chief Information Officer in accordance with Section 6.1 (Gap Approval).

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Gap Confidential and Proprietary Information

B. Competing Bids

Gap may elect to solicit and receive bids from third parties to perform any New Services; provided, however, that Gap shall not disclose any Confidential and Proprietary Information provided by Supplier to Gap in any proposal for New Services. If Gap elects to use third parties to perform New Services, (i) such New Services shall not be deemed “Services” under the provisions of this Agreement and (ii) Supplier shall cooperate with such third parties as provided in Section 9 (Strategic Relationship Management).

C. New Sourcing Lines

In the event Gap elects to utilize Supplier to provide a new line of sourcing services (e.g., logistics and supply chain management, supply chain applications, and human resources support) (individually and collectively referred to as “New Sourcing Line(s)”), such services will be treated as New Services under this Agreement, provided that each New Sourcing Line will include in the proposal a unique Exhibit C (Fees and Resource Baselines); Statement(s) of Work; Service Level Agreement attachments, and as applicable, supporting exhibits. To the extent any provisions of this Agreement are deemed by the Parties to be inapplicable to such New Sourcing Line(s) or it is agreed that new provisions are required, such modifications will be addressed through an amendment to this Agreement, unless the Parties otherwise agree that a stand alone agreement that leverages the terms agreed to herein as applicable will facilitate the provision or management of the services.

4. Single Relationship Agreement

All Services provided by Supplier shall be governed by this Agreement, and to the extent separate Implementation Agreements are approved in writing by Gap, such Implementation Agreements shall not change, alter, or modify any term of this Agreement, except as required by the law of the country in which Services are to be provided under such Implementation Agreement or as set forth in Section 5.3 (Terms and Conditions).

5. Implementation Agreements

5.1 Execution

In each country in which Services shall be provided, Supplier Affiliate shall, before commencement of the Services, sign an Implementation Agreement. In the event Supplier Affiliate refuses to execute an Implementation Agreement, Supplier shall be responsible for (a) contracting with a third party as a Subcontractor under this Agreement to provide the Services required under such Implementation Agreement, and (b) all costs (i) related to obtaining the services from such Subcontractor in excess of those costs that would have been charged by Supplier Affiliate and (ii) related to integrating such Subcontractor services into the Services.

5.2 Order of Precedence

Except for those country-specific terms and conditions set forth in Section 5.3 (Terms and Conditions) below, all the terms and conditions of this Agreement shall be incorporated in full and remain in full force and effect in all Implementation Agreements. Except for those country specific terms and conditions set forth in Section 5.3 (Terms and Conditions) below, in the event of any conflict or inconsistency between the terms and conditions of this Agreement, and the terms and conditions of an Implementation Agreement, the terms and conditions of this Agreement shall prevail.

Gap Confidential and Proprietary Information

5.3 Terms and Conditions

Each Implementation Agreement shall contain only the following country specific terms and conditions. There shall be no additional terms and conditions included in any Implementation Agreement except as set forth in this Section 5.3 (Terms and Conditions).

A. Any requirements specifically mandated by the laws, rules, regulations, directives, and/or statutes of the country of Supplier Affiliate and Gap Affiliate, including: (i) any country specific human resource requirements in relation to the Transitioned Employees, and (ii) any data protection requirements.

B. Those provisions necessary to allow both parties to operate within their respective tax structures and implement their respective internal payment processes. In the event the two structures are in conflict, Gap’s tax structure and payment processes shall take precedence, provided, however, in the event Supplier demonstrates that compliance with the above precedence requirement will create a material adverse impact as to Supplier, the Parties shall work cooperatively to reach a commercially reasonable and mutually beneficial resolution. Notwithstanding the foregoing, nothing in this paragraph B is intended to alter the agreement of the Parties as to the allocation of taxes set forth in Section 26.5 (Taxes).

C. Any provision necessary to establish jurisdiction and venue as to Supplier Affiliate as provided in Section 46.3 (Venue and Jurisdiction).

D. To the extent there are additional provisions not addressed above which are proposed to be included in an Implementation Agreement, such proposed provisions must be approved by Gap Corporate Counsel and Supplier Corporate Counsel. In the event the Parties are unable to agree upon such proposed additional provisions, such proposed additional provisions shall not be incorporated into the Implementation Agreement.

5.4 Parental Guarantee

Each Party shall provide a parental guarantee simultaneously with the execution of an Implementation Agreement. Each Party’s provision of a parental guarantee for any Affiliate executing an Implementation Agreement under this Agreement shall be made in the same or substantially similar form as that of Exhibit N.1 (Supplier Guarantee) and Exhibit N.2 (Gap Guarantee), as applicable.

6. Unapproved Work

6.1 Gap Approval

A. When Gap’s consent, authorization, amendment, and/or other approval is expressly required under this Agreement, such consent, authorization, amendment, and/or other approval must be obtained by Supplier in writing from Gap’s Chief Information Officer or Gap’s Infrastructure Partnership Executive. Notwithstanding the foregoing, any consent, authorization, amendment, and/or other approval requiring the authorization of payment, or imposing an obligation on Gap for any fees, cost, or other expenses, must be obtained by Supplier in writing from Gap’s Chief Information Officer subject to the following exceptions:

(1) any consent, authorization, amendment, and/or other approval in an amount less than *

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Gap Confidential and Proprietary Information

per entire Statement of Work or authorized activity) can be approved by Gap’s Senior Director, IBM Strategy and Administration; and

(2) any consent, authorization, amendment, and/or other approval in an amount less than * per entire Statement of Work or authorized activity) can be approved by a Gap Program Manager.

B. After Supplier has obtained the consent, authorization, amendment, and/or other approval as set forth in this Section, Supplier is not required to obtain a consent, authorization, amendment, and/or other approval for the tasks related to the day to day execution of the applicable matter, unless additional consents, authorizations, amendments, and/or other approvals are specifically provided for in the Agreement.

C. For purposes of this Agreement, the writings constituting any consent, authorization, amendment, and/or other approval shall be (i) as to New Services, a signed and numbered Service Request, Change Request, or Statement of Work, as applicable; and (ii) as to Non-Service Catalog Items, a signed and numbered Statement of Work. Supplier’s monthly invoices shall detail separately Charges for New Services, with reference to the specific numbered Service Request, Change Request, or Statement of Work constituting the consent, authorization, amendment, and/or other approval. Each calendar month, Gap’s Infrastructure Partnership Executive (or his or her designee) and Supplier’s Outsourcing Relationship Executive shall meet to review the Services invoiced to Gap in the previous calendar month, including the status of issues, if any, relating to Charges for New Services. Gap will make a good faith attempt to raise any disputes relating to any consent, authorization, amendment, and/or other approval of the Services performed promptly upon discovery of such dispute; provided that in no event shall Gap be permitted to dispute such consent, authorization, amendment, and/or other approval of the Services performed (and invoiced as provided in this Section) more than * (*) days after the date of the original invoice for such Service(s) and, thereafter, any such Charges shall be deemed to have Gap’s consent, authorization, amendment, and/or other approval.

6.2 Right to Reject

Gap reserves the right to reject any Services not Approved by Gap pursuant to Section 6.3 (Failure to Obtain Approval) or other provisions of this Agreement. Gap Approval is not required for those Services, other than Non-Service Catalog Items, included in the Charges, including any ARCs or RRCs as to such Services.

6.3 Failure to Obtain Approval

A. Unless otherwise specified in Section 6.1 (Gap Approval) or otherwise specifically set forth in this Agreement, any consents, authorizations, amendments, or other approvals required under this Agreement must be obtained from Gap’s Chief Information Officer or Gap’s Infrastructure Partnership Executive.

B. If Supplier provides Services (or services other than those specified in this Agreement) to Gap without obtaining Gap Approvals in writing, as set forth in this Section, such Services (or other services) shall be deemed to be a gratuitous effort on the part of Supplier and Supplier shall have no claim whatsoever against Gap therefor (it being understood by the Parties that Supplier shall have no obligation to continue to provide such gratuitous Services (or other services) unless Approved by Gap in which case Gap shall compensate Supplier in accordance with this Agreement). Any services other than those specified under this Agreement that are Approved by Gap under the preceding sentence shall become a part of the Services and shall be subject to the terms and conditions of this Agreement.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Gap Confidential and Proprietary Information

C. If Supplier provides Services (or services other than those specified in this Agreement) that are deemed to be a gratuitous effort pursuant to subparagraph B above, constituting Equipment, Supplier Proprietary Software or commercially available off-the-shelf Supplier Third Party Software (e.g., Microsoft NT, Sun Solaris, HP Open View) and unless otherwise Approved, Gap shall permit Supplier to remove such Equipment, Supplier Proprietary Software or commercially available off-the-shelf Supplier Third Party Software at Supplier’s sole cost and expense and at Gap’s reasonable convenience.

D. If Supplier provides Services (or services other than those specified in this Agreement) that are deemed to be a gratuitous effort pursuant to subparagraph B. above, constituting Gap Custom Software, Gap shall be entitled to retain and use such Gap Custom Software free of Charge, except that such Gap Custom Software shall not be deemed to be part of the Services subject to this Agreement and shall be provided to Gap by Supplier on an “AS IS” basis.

E. Gap shall provide Supplier with notice of any such gratuitous effort to the extent such gratuitous effort is known by Gap’s Governance Team as detailed in Section 19.1 (Governance).

7. Service Levels

7.1 Service Level Agreements

Supplier shall provide all Services in accordance with the Service Levels.

7.2 Reports

Supplier shall collect all data and maintain all records and documentation required by this Agreement, the Statements of Work and to comply with the Service Levels. Supplier shall provide regular performance reports to Gap in accordance with Section 3.16 (Reporting Services) and Section 19.1 (Governance).

7.3 Root-Cause Analysis and Resolution

Within ten (10) days (or as otherwise agreed to by the Parties in writing) of receipt of a notice from Gap of Supplier’s failure to provide the Services in accordance with the Service Levels, Supplier shall (a) provide such services necessary to identify the cause of such failure, (b) provide Gap with a written report detailing the cause of, and procedures for correcting, such failure, and (c) provide Gap with reasonable evidence that applicable corrective steps have been taken. The foregoing does not limit other remedies available to Gap under this Agreement for such Service Level failures.

7.4 Cost and Efficiency Reviews

Supplier shall perform, on an annual basis, cost and efficiency reviews of the Services it provides and make recommendations to Gap for reducing the cost to Gap of the Services. Supplier’s recommendations shall include methods to efficiently utilize resources chargeable to Gap under the Agreement, including, but not limited to:

(1) Recommendations for aligning technology processes, tools, skills and organizational changes with Gap’s business requirements; and

Gap Confidential and Proprietary Information

(2) Employing new technologies in general use by Supplier to replace existing technologies used by Supplier to provide the Services, even if the use of such new technologies will result in a reduction in monthly revenues to Supplier under the Agreement. For example, in a circumstance in which manual tape mounts were a Resource Unit, it is required that Supplier would recommend use of automated tape mounts, if appropriate, even if implementation of such solution would result in a RRC under the Agreement.

In the event Supplier fails to include in its annual recommendations employment of new technologies (made Generally Available by Supplier to other customers for at least six (6) months) to replace existing technologies used by Supplier to provide the Services, and (1) Gap demonstrates through the Internal Dispute Resolution process that employment of such new technologies would result in a reduction to Gap of the Charges of the Services, and (2) if Gap elects to implement a subject new technology in accordance with this Agreement, it shall receive a $50,000.00 credit off of any Charge associated with the implementation of any such new technology by Supplier.

8. Benchmarking

8.1 Benchmarking Process

A. Commencing *, Gap may initiate a benchmark analysis of (1) *, (2) *, (3) *, and/or (4) * (individually each, and collectively all, referred to as “Aggregated Service(s)”). For purposes of this Section 8 (Benchmarking), *. Supplier will provide, as reasonably requested by Gap in order to facilitate a meaningful and effective benchmark analysis, a detailed charge(s) breakdown of the Aggregated Services subject to the benchmark analysis into the elements of *. Additionally, as may be required to normalize the benchmark analysis, the fixed price component of the Annual Services Charge set forth in Table C-1 (Annual Services Charge) shall be allocated on a prorated basis to each of the Aggregated Service(s). Such allocation will be accomplished by dividing the then current Contract Year Charges for the applicable Aggregated Service(s) subject to the benchmark analysis by the total Annual Services Charge for the then current Contract Year to obtain the percentage of the fixed price Annual Services Charge to add to the Aggregated Service(s) in order to establish the then current total price for the Aggregated Service(s) subject to the benchmark analysis. Gap agrees not to duplicate a benchmarking for Aggregated Services within any * period. Gap will select and contract with an independent third party that routinely provides benchmarking as identified on Exhibit D.21 (Approved Benchmarkers) or as otherwise mutually agreed to in writing by the Parties (the “Benchmarker”) to objectively perform such benchmarking.

B. Each Party shall have the right to review the benchmarking procedures to be utilized by the Benchmarker. If and to the extent Gap and Supplier agree on specific directions, processes or methodologies to be provided to or applied by the Benchmarker, the Benchmarker shall be provided such directions and instructed to apply such processes or methodologies. Otherwise, the Benchmarker shall be instructed to use its professional judgment as to the appropriate processes and methodologies to be applied.

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Gap Confidential and Proprietary Information

C. The Benchmarker shall execute an appropriately protective confidentiality agreement consistent with the terms of this Agreement that contains standard non-disclosure agreement protections, provided that Supplier shall have no obligation hereunder to (i) provide the Benchmarker any proprietary information or data relating to Supplier’s agreements with other customers or (ii) disclose to the Benchmarker Supplier’s cost of delivering the Services under this Agreement.

D. The Benchmarker shall have no financial incentive in the outcome of its analysis. The Benchmarker shall compare (using data from a representative sampling of contracts) the quality, resource utilization, and charges of the Aggregated Service(s) against the quality, resource utilization and charges of information technology service providers performing similar services to ensure that Gap is obtaining pricing and levels of service that are competitive with market prices and service levels, given the nature, volume, performance standards and type of Aggregated Service(s) provided by Supplier hereunder (“Benchmarking”). The prices established as a result of the Benchmarking shall be the “Benchmark”. In making this comparison, the Benchmarker shall insure its comparison accounts for vendor financing and other factors including: (i) whether vendor transition-in charges are paid by the customer as incurred or amortized over the term of the agreement; (ii) the extent to which vendor pricing includes the purchase of customer’s existing assets and on what basis; and (iii) the extent to which vendor pricing includes the cost of acquiring future assets. The Benchmarker shall identify such factors considered and the methodology used to account for such factors in its comparison.

8.2 Benchmark Adjustments

A. The Benchmarker shall issue a preliminary written report reflecting its findings. The Parties will review the preliminary benchmark analysis report and provide any comments in writing to the Benchmarker and the other Party within fifteen (15) days of receipt of the analysis. The Benchmarker will be instructed to consider any such comments received within such fifteen (15) day period and, after such consideration and making any appropriate adjustments, to issue a final written report. The Benchmarker may accept or reject the comments of either Party in its sole discretion.

B. In the event that the Parties agree to the Benchmark result and Supplier’s prices for the Aggregated Service(s) is priced higher than the Benchmark, then Supplier shall either:

(1) in the event Supplier’s prices for the Aggregated Service(s) exceed the Benchmark by * or less, then Supplier shall reduce its prices for the Aggregated Service(s) down to the * in the next billing cycle. “*” shall mean the amount equal to * over Supplier’s prices for the Aggregated Service(s). For example, if the Benchmark for the Aggregated Services exceeds the then current Supplier Charges for the Aggregated Services by *, then Supplier shall reduce its prices for the Aggregated Services down by *; or

(2) in the event Supplier’s prices for the Aggregated Service(s) exceed the Benchmark by more than *, Supplier shall reduce its prices for the Aggregated Service(s) (i) down by * in the next billing cycle (ii) *. Within * of receiving the

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Gap Confidential and Proprietary Information

Benchmarking with a Benchmark triggering the pricing discussion requirement, Supplier shall provide Gap with a written proposal on *. The proposal shall *. Supplier’s proposal must be accompanied with sufficient detail to demonstrate to Gap what specific pricing metrics will be affected and how and may include discussion of technology architecture issues. The Parties shall structure and support the pricing discussions to proceed rapidly with the objective of completing such discussions within * of the date of receiving the Benchmarking. Failure of the Parties to agree on all pricing adjustments to be implemented within * of the date of receiving the Benchmarking, shall be deemed a rejection of Supplier’s proposal to reduce prices by Gap, unless the Parties otherwise agree in writing.

C. Should the Parties agree to adjust pricing as provided herein, such adjustments shall be *.

D. If (1) Supplier fails to adjust its pricing as required under subpart B above, or (2) Gap (in its sole discretion) does not accept Supplier’s proposal to reduce its prices to the Benchmark as set forth in subpart B(2) above, Gap may terminate this Agreement in accordance with Section 33.5 (Termination for Failure to Implement Benchmark Adjustments).

E. All third party costs of the benchmarking shall be shared equally by the Parties.

9. Strategic Relationship Management

9.1 Definitions

For purposes of this Section 9 (Strategic Relationship Management), the term “Managed Strategic Supplier” shall mean those Third Party Vendors identified by Gap as having responsibility under a separate agreement with Gap for the delivery of a critical service segment that must integrate with the Services. As of the Reference Date, Exhibit D.12 (Managed Strategic Suppliers) lists the Managed Strategic Suppliers. The listing of Managed Strategic Suppliers contained in Exhibit D.12 (Managed Strategic Suppliers) shall be updated from time to time by the written agreement of the Parties either through the Change Control Procedures or by a signed amendment to the Agreement.

9.2 Managed Strategic Supplier Services

A. Supplier’s obligations with regard to Managed Strategic Suppliers shall be as set forth in the applicable Statements of Work and include the following:

(1) work with Gap to plan the scope, requirements and specifications as to all Managed Strategic Suppliers for any particular project or engagement; provided, however, Gap will provide Supplier with a copy of the applicable agreements with its Managed Strategic Suppliers as needed to identify Supplier’s obligations under this Section;

(2) assume primary responsibility for properly fulfilling Gap’s operational, management, and administrative obligations under any agreement with a Managed Strategic Supplier; provided, however, nothing under this subpart obligates Supplier to accept financial or other liability as between it and the Managed Strategic Supplier;

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Gap Confidential and Proprietary Information

(3) working with Gap to identify its business needs and assuming primary responsibility for incorporating those business needs in the design and development of specifications for the Managed Strategic Supplier’s services;

(4) act as Gap’s limited agent and coordinate the implementation of all projects and performance;

(5) assume responsibility for managing the relationship and monitoring the Managed Strategic Supplier’s continuing performance under the terms of the agreement with the Managed Strategic Supplier and bring all performance issues under the applicable service levels to resolution in accordance with the terms of the agreement with the Managed Strategic Supplier, including but not limited to managing the Managed Strategic Supplier’s development and implementation of corrective action plans;

(6) monitor the Managed Strategic Supplier’s continuing timeliness under the terms of the agreement with the Managed Strategic Supplier, including, but not limited to managing the Managed Strategic Supplier’s development and implementation of corrective action plans;

(7) monitor and assess the Managed Strategic Supplier’s ability to efficiently and effectively deliver the agreed services under the terms of the agreement with the Managed Strategic Supplier; and

(8) review and verify the accuracy and compliance with the terms of the agreement with the Managed Strategic Supplier, including applicable statements of work and project agreements, of all invoices received by Gap from Managed Strategic Supplier and pursue all credits to which Gap may be entitled.

B. In the event of any failure of a Managed Strategic Supplier to achieve the service levels under the applicable service level agreement, Supplier shall promptly advise Gap’s Infrastructure Partnership Executive and the appropriate Program Manager of any performance or other issues. In addition to providing the Services set forth in Section 9.2A.(5), within ten (10) days of receipt of a corrective action plan and/or a root cause analysis of a service level failure from the Managed Strategic Supplier, Supplier shall provide Gap with a written analysis of the Managed Strategic Supplier’s corrective action plan and root cause analysis and an identification of mitigation measures that are determined by Supplier to minimize the likelihood of a recurrence of the failure. If further investigation into the root cause of the failure is required, then Supplier shall, as applicable, manage the Managed Strategic Supplier’s efforts with regard to such further investigation and/or perform such investigation. Supplier shall provide a report to Gap of relevant information discovered in the further investigation and such other information regarding the failure as Gap may reasonably request. Upon becoming aware of acts or omissions of a Managed Strategic Supplier that Supplier reasonably believes are likely to cause a failure to achieve a service level under the applicable Service Levels, Supplier will provide Gap with prompt written notice of such acts or omissions.

C. Gap shall be responsible for the payment of all invoices issued by the Managed Strategic Supplier for services rendered.

D. Supplier has to the right to approve any changes to any agreement with a Managed Strategic Supplier which would materially change or increase the level of Services provided by Supplier under this Section 9 (Strategic Relationship Management).

Gap Confidential and Proprietary Information

9.3 Appointment as Limited Agent

Gap hereby appoints Supplier as Gap’s limited agent for managing any agreements covering services or systems provided to Gap by a Managed Strategic Supplier. Gap agrees promptly to notify all appropriate third parties in writing of the nature and scope of such appointment of Supplier. Supplier’s appointment as Gap’s limited agent shall not include the authority to obligate Gap to pay any fees, costs or other expenses without obtaining in advance a Gap Approval. Supplier’s appointment as Gap’s limited agent as to a Managed Strategic Supplier or as to a specific applicable agreement between Gap and a Managed Strategic Supplier may be terminated by Gap. Any change by Gap to an existing Managed Strategic Supplier relationship or termination of Supplier’s status as limited agent as to such Managed Strategic Supplier shall be subject to an appropriate modification to Supplier’s rights and obligations under this Agreement. Gap agrees to cooperate with Supplier in its role as Gap’s limited agent with respect to a Managed Strategic Supplier. As of the Reference Date, Gap is not aware of any material breach under any Managed Strategic Supplier agreement nor are there any disputes pending in dispute resolution.

9.4 Lease Management

A. Definitions

For purposes of this Section 9.4 (Lease Management), the term “Gap Selected Lease Supplier” shall mean those third parties selected and identified by Gap as having responsibility under a separate agreement with Gap for the leasing of certain Gap Equipment. As of the Reference Date, Exhibit D.11 (Gap Selected Lease Agreements) lists the Gap Selected Lease Suppliers and the applicable agreements. The listing of Gap Selected Lease Agreements contained in Exhibit D.11 (Gap Selected Lease Agreements) shall be updated from time to time by the written agreement of the Parties either through the Change Control Procedures or by a signed amendment to the Agreement.

B. Lease Management Supplier Services

(1) Supplier’s obligations with regard to a Gap Selected Lease Supplier shall be as set forth below:

(a) work with Gap to plan the scope, requirements and specifications as to all Gap Equipment; provided, however, Gap will provide Supplier with a copy of the applicable agreements with its Gap Selected Lease Suppliers as needed to identify Supplier’s obligations under this Section;

(b) assume primary responsibility for properly fulfilling Gap’s operational, management, and administrative obligations under any agreement with a Gap Selected Lease Supplier; provided, however, nothing under this subpart obligates Supplier to accept financial or other liability as between it and the Gap Selected Lease Supplier;

(c) working with Gap to identify its business needs and assuming primary responsibility for incorporating those business needs in the design and development of specifications for the Gap Equipment;

(d) act as Gap’s limited agent and coordinate the implementation of all Gap Equipment;

Gap Confidential and Proprietary Information

(e) assume responsibility for managing the relationship and monitoring the Gap Selected Lease Supplier’s performance under the terms of the agreement with the Gap Selected Lease Supplier; and

(f) review and verify the accuracy and compliance of all invoices received by Gap from a Gap Selected Lease Supplier with the terms of the agreement with the Gap Selected Lease Supplier, and pursue all credits to which Gap may be entitled.

C. Upon becoming aware of acts or omissions of a Gap Selected Lease Supplier that Supplier reasonably believes are likely to cause a failure to achieve a service level under the applicable Service Levels, Supplier will provide Gap with prompt written notice of such acts or omissions.

D. Gap shall be responsible for the payment of all invoices issued by the Gap Selected Lease Supplier for services rendered.

10. Service Locations

10.1 Service Locations

The Services shall be provided from (1) the Gap Sites, (2) Supplier Service Locations, and (3) any other data center or location designated by Gap or Supplier; provided, however, that any such other data center or location must be Approved by Gap in writing and in advance ((1), (2), and (3) collectively, the “Service Locations”).

10.2 Shared Environment

Prior to migrating or relocating any of the Services to a Supplier Shared Service Center (other than those contemplated as of the Reference Date), Supplier shall provide to Gap, for Gap’s Approval, a proposal for the migration or relocation of such Services, including benefits, savings, or risks to Gap during the Term and upon the expiration or termination of this Agreement. Gap agrees to evaluate such migration or relocation proposals in good faith, acknowledging the potential that such relocation, while achieved at no additional cost or savings to Gap, may enable Supplier to optimize its financial and delivery commitments under this Agreement.

10.3 Safety Procedures

A. Supplier shall maintain and enforce at Supplier Service Locations safety procedures that are at least (1) equal to industry standards for such Supplier Service Locations and (2) as rigorous as those procedures in effect at Supplier Service Locations as of the Reference Date.

B. At all Gap Service Locations, Supplier shall comply with Gap’s safety procedures provided in writing to Supplier or generally posted at a Gap Service Location. Supplier shall observe and comply with all Gap rules (disclosed to Supplier or Supplier Personnel in writing or by other means generally used by Gap to disseminate such information to employees or contractors) with respect to safety, health, facility security, and the environment and shall take all action necessary to avoid injury, property damage, spills or emissions of hazardous substances, materials or waste, and other dangers to persons, property or the environment. To the extent required by Gap, Supplier Personnel shall receive prescribed training from Gap without charge prior to entering certain Gap Sites or Gap Service Locations.

Gap Confidential and Proprietary Information

10.4 Security Procedures

As more specifically required pursuant to Section 2 (Security) of Exhibit A.2 (Cross Functional Services), Supplier shall adopt security measures for itself and its employees which shall include, but not be limited to:

A. Prohibition of the disclosure of Proprietary or Confidential Information within Supplier’s organization except to individuals requiring access to such information to perform Supplier’s obligations or exercise its rights under this Agreement;

B. Precluding access to Proprietary and Confidential Information by any Supplier employee, representative, agent or Subcontractor until such individual has been trained with regard to the handling of the Proprietary or Confidential Information, use of security measures identified herein, and (1) with respect to Supplier’s employees, has completed Supplier’s applicable * (or its successors) (provided, however, for purposes of this Agreement and with respect to Supplier’s employees providing Services under this Agreement, * (or its successors) shall be deemed to apply to and include all of the Gap Systems), and (2) with respect to Supplier’s representatives, agents, or Subcontractors, Supplier has included provisions comparable to *;

C. Requiring all (1) new employees to complete Supplier’s applicable * (or its successors) (provided, however, for purposes of this Agreement and with respect to Supplier’s employees providing Services under this Agreement, * (or its successors) shall be deemed to apply to and include all of the Gap Systems), and (2) representatives, agents, or Subcontractors, to execute Subcontractor, agent, or other agreements with provisions comparable to *;

D. Providing each individual authorized to electronically access Proprietary or Confidential Information with a unique access code and notifying such individual that disclosure of any password, access code, or security device shall result in disciplinary action, including termination;

E. Promptly canceling any password or security access code when an individual is terminated, transferred, or on a leave of absence and providing prompt notice of such event to Gap as agreed in the Gap Policies and Procedures and consistent with Gap System security requirements;

F. In the event employment is terminated involuntarily, ensuring that the individual’s access to Proprietary or Confidential Information is blocked prior to notifying the individual of the involuntary termination;

G. Requiring that Gap procedures (provided in writing to Supplier or generally posted at the Gap Service Locations) are followed by Supplier Personnel to physically safeguard all telecommunication switches, computer rooms, and tape libraries, as well as restricting access to such sites to authorized personnel through card access system (“CAS”) badges where such systems are utilized;

H. Requiring that audit trails are established and maintained with regard to Trusted Identifications created by Supplier and provide such audit trails to Gap upon Gap’s request.

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Gap Confidential and Proprietary Information

Without limitation, *; and

I. Requiring, to the extent consistent with Gap Polices and Procedures (Exhibit D.1), that the Equipment and the Gap IT Environment have the firewalls, segmentation, encryption, or other safeguards designed to (1) protect the transmission of Gap Data and Proprietary or Confidential Information, (2) properly authenticate users, and (3) prohibit the unauthorized access to Gap Data or Confidential or Proprietary Information or the Gap IT Environment, all as set forth in Section 2 (Security) of Exhibit A.2 (Cross Functional Services).

10.5 Access To Gap Sites

Gap shall provide Supplier with access to and use of the Gap Sites (or equivalent space) as necessary for Supplier to comply with the terms of this Agreement. All Gap owned or leased assets provided for the use of Supplier under this Agreement shall remain in Gap Sites unless Gap otherwise agrees in writing. Supplier shall have no tenancy, or any other property or other rights, in Gap Sites. In addition, all leasehold improvements made by or for Supplier during the Term shall be and remain part of the Gap Site. All such improvements shall be made: (i) only with Gap’s prior written Approval; and (ii) at Supplier’s sole cost and expense. Supplier acknowledges and agrees that, as of the Reference Date, the Gap Sites are sufficient, together with Supplier Service Locations, to enable Supplier to provide the Services as required by this Agreement. All Gap Sites are provided hereunder on an “as is, where is” basis.

10.6 Furniture, Fixtures and Equipment

The facilities provided by Gap for the use of Supplier will be generally comparable to the standard space then occupied by similarly-situated Gap employees. Gap shall provide, for the use of Supplier Personnel occupying space at Gap Sites, office furniture and fixtures generally comparable to the furniture and fixtures provided to similarly-situated Gap employees. Supplier Personnel using the facilities provided by Gap will be accorded reasonable access to the communications wiring in such facilities (including fiber, copper, and wall jacks) and the use of, certain shared office equipment and services such as photocopiers, local and long distance telephone service for Gap-related calls, mail service, office support service (e.g., janitorial), heat, light, and air conditioning. Supplier shall be responsible for providing all other office, data processing and computing equipment, and services needed by Supplier or Supplier Personnel to provide the Services, and for upgrades, improvements, replacements, and additions to such equipment or services provided that those affected Gap employees may continue to utilize their current workstations until such time that the workstation is scheduled for refresh or otherwise requires replacement. At that time, Supplier shall replace such workstation with Supplier Equipment.

10.7 Gap’s Responsibilities Regarding Utilities

Gap shall provide, or shall cause Supplier to be provided with, site maintenance, site management, site administration and similar services for Gap Sites used by Supplier or Supplier Personnel to provide the Services and maintain at historical levels the building and property electrical

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Gap Confidential and Proprietary Information

systems; water, sewer, lights, heating, ventilation, and air conditioning (“HVAC”) systems; physical security services; general custodial/landscape services, including monitoring and maintaining the uninterruptible power supply (“UPS”) system; and air handlers and water chillers; and shall pay for electrical power, water, natural gas used or consumed by Supplier or Supplier Personnel at such Gap Sites. Gap shall maintain the account relationship with power utility, the water utility, and the natural gas utility companies.

10.8 Supplier’s Responsibilities Regarding Facilities

Except as provided in Sections 10.5 (Access to Gap Sites), 10.6 (Furniture Fixtures and Equipment), and 10.7 (Gap’s Responsibilities Regarding Utilities), Supplier shall be responsible for providing all furniture, fixtures, equipment, space, tools, vehicles and other facilities required to perform the Services and all upgrades, improvements, replacements and additions to such furniture, fixtures, equipment, space, tools, and facilities. Without limiting the foregoing, Supplier shall: (i) provide all site maintenance, site management, site administration and similar services at Supplier Service Locations, other than Gap Sites; and (ii) provide all necessary emergency power supply and uninterrupted power supply services at Supplier Service Locations, other than Gap Sites; and (iii) provide such other services as required pursuant to Gap’s Policies and Procedures. To the extent Supplier identifies methods of optimizing use of Gap facilities with regard to Supplier’s use of such facilities for delivering the Services (e.g., more efficient use of floor space, more efficient usage of power and air conditioning) it will advise Gap of such recommendations.

10.9 Physical Security

Gap is responsible for the physical security of the Gap Sites; provided, that Supplier will be responsible for access and control of the areas that Supplier is using in performance of this Agreement and as more specifically required pursuant to the Gap Policies and Procedures. Supplier shall not authorize any person to have access to, or control of, any such area unless such access or control is permitted in accordance with control procedures Approved by Gap.

10.10 Employee Services

Subject to applicable security requirements that are provided in writing to Supplier or posted at a Gap Site, Gap will permit Supplier Personnel to use all employee facilities (e.g., parking, cafeteria, and common facilities) at the Gap Sites that are generally made available to the employees of Gap or Gap Authorized Users. Supplier Personnel will not be permitted to use such employee facilities designated by Gap for the exclusive use of certain Gap or Gap Authorized User employees.

10.11 Use of Gap Sites

Unless Supplier obtains Gap’s prior written agreement, which may be withheld by Gap in its sole discretion, Supplier shall use the Gap Sites, and the Gap Equipment and Software located therein, only to provide the Services to Gap and the Authorized Users. Gap reserves the right in its sole discretion to relocate a Gap Site (or the space within a Gap Site) from which the Services are then being provided by Supplier to another location; provided that, in such event, Gap will provide Supplier with ninety (90) days advance written notice and with comparable space in the new location. In advance of a Material Move, Supplier and Gap shall identify one-time or recurring additional or reduced costs or expense associated with such relocation, and agree upon methods of mitigating and equitable allocation of such cost and/or expenses. The Parties agree that a “Material Move” for purposes of this Section 10.11 (Use of Gap Sites) is one that creates an additional commute for Supplier Personnel of * or more

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Gap Confidential and Proprietary Information

miles. When the Gap Sites are no longer required for the performance of the Services, Supplier shall return such Gap Sites to Gap in substantially the same conditions as when Supplier began use of the Gap Sites, subject to reasonable wear and tear. Nothing in this Section 10.11 (Use of Gap Sites) is intended to pre-determine whether Supplier services relating to a Material Move constitute a Non-Service Catalog Item or are included within the Services.

Gap also reserves the right to direct Supplier to cease using all or part of the space in a Gap Site from which the Services are then being provided by Supplier and to thereafter use such space for its own purposes. In such event, Gap shall reimburse Supplier for any reasonable incremental costs incurred by Supplier as a result of such direction; provided that such direction is not expressly contemplated in this Agreement and that Supplier notifies Gap of such additional incremental costs and uses commercially reasonable efforts to minimize such costs.

10.12 Damage to Gap Facilities, Buildings, or Grounds

Supplier shall repair, or cause to be repaired, at its own cost, any and all damage to Gap Sites caused by Supplier or Supplier Personnel. Such repairs shall be made immediately after Supplier has become aware of such damage, but in no event later than thirty (30) days after the occurrence. If Supplier fails to make timely repairs, Gap may make any necessary repairs. All costs incurred by Gap, as determined by Gap, for such repairs shall be repaid by Supplier by cash payment upon demand, or without limitation of all Gap’s other rights and remedies provided by law or under this Agreement, Gap may deduct such costs from any amounts due to Supplier from Gap under this Agreement.

10.13 Use of Supplier Service Locations

During the Term, Supplier will provide to Gap at no charge (i) temporary access to and reasonable use of Supplier Service Locations, and (ii) temporary access to reasonable work/conference space at Supplier Service Locations for Gap to exercise its rights under this Agreement, subject to Gap’s compliance with Supplier’s posted security policies and procedures while at such facilities. The facilities provided by Supplier for the use of Gap will be generally comparable to the standard space then occupied by similarly-situated Supplier employees.

11. Data Backup and Disaster Plan

11.1 Data Backup

Supplier shall back-up all Gap Data as provided in the applicable Functional Service Area Statements of Work.

11.2 Disaster Plan

Supplier shall maintain and implement disaster avoidance procedures as required pursuant to Section 3 (Disaster Recovery Services) of Exhibit A.2 (Cross Functional Services). The Disaster and Recovery Plan for Supplier Service Locations shall be reviewed and updated during the Term to conform with ISO 9000 standards. Supplier shall notify Gap of the completion of the ISO 9000 annual compliance certification or audit, and make such certification or audit available to Gap or its designee for review. Recommendations of new technology by Supplier’s or Gap’s communications, equipment, and uninterruptible power supply vendors shall also be reviewed on a regular basis and be included in Supplier’s planning process as appropriate.

Gap Confidential and Proprietary Information

11.3 Disaster Avoidance

As to those Supplier Service Locations (other than Gap Sites), Supplier shall maintain disaster avoidance procedures designed to safeguard the Gap Data and the availability of the Services, throughout the Term. Such disaster avoidance procedures include, but are not limited to, the following:

A. Physical Security

Access to Supplier Service Locations shall be strictly controlled by Supplier. An electronic badge system or other appropriate systems will be maintained and utilized by Supplier to control access to Supplier Service Locations. *. In addition, Supplier shall, on a twenty-four (24) hours a day, seven (7) days a week basis, monitor Supplier Service Locations access. Supplier shall also (to the extent such acts do not violate any union agreement) maintain, to the extent Supplier deems necessary, operational video cameras to monitor the main entrance, parking facilities, and critical areas within Supplier Service Locations twenty-four (24) hours a day, seven (7) days a week.

B. Fire Protection

As to Supplier Data Center(s), fire detection, containment, and fire suppression systems and processes shall meet Supplier, Industrial Risk Insurers (IRI), and National Fire Protection Association (NFPA) requirements and shall be regularly reviewed and updated.

C. Power Supply

As to Supplier Data Center(s), Supplier shall maintain two levels of power backup designed to provide uninterrupted operation of Supplier Data Center(s) and equipment located in such Supplier Data Center(s) in the event of a loss of power. Supplier Data Center(s) will also have EPS generation as a second source of backup power.

D. Equipment/Air Conditioning

As to Supplier Data Center(s), Supplier shall maintain two (2) levels of protection against loss of cooling, including a primary backup system and a secondary backup system that shall be capable of providing continuous cooling during a power outage.

E. Hardware and Software Changes

Supplier shall strictly comply with the Change Management procedures as set forth in Section 5 (Change Management) of Exhibit A.2 (Cross Functional Services), and shall ensure that Supplier Personnel are familiar with such procedures and that such procedures are used for both hardware and software Changes.

As to the Gap Data Centers occupied by Supplier, Supplier shall be vigilant of the Disaster avoidance services and systems provided by Gap or third party suppliers on behalf of Gap; and report in writing to Gap issues known by Supplier to create a physical risk to the Data Center of the personnel working therein.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Gap Confidential and Proprietary Information

11.4 Disaster Recovery

Supplier shall maintain disaster recovery plans to be used in the event of any unplanned interruption of the operations of, or accessibility to, the Gap IT Environment throughout the Term in accordance with Section 3 (Disaster Recovery Services) of Exhibit A.2 (Cross Functional Services).

11.5 Public Telecommunications Facilities

Except as to the obligations of Supplier contained in this Agreement, Supplier shall not be responsible for corruption, damage, loss or mistransmission of data during transmission via a network transport carrier, nor shall it be responsible for the security of data during transmissions via a network transport carrier.

12. Communications Systems and Access to Information

Supplier understands that Supplier may receive access to Gap’s computers and electronic communications systems, including voicemail, email, customer databases, and internet and intranet systems (for purposes of this paragraph, “systems”). Such systems are intended for legitimate business use related to Gap’s business. Supplier acknowledges that Supplier does not have any expectation of privacy as between Supplier and Gap in the use of or access to Gap’s systems and that all communications made with such systems by or on behalf of Supplier are subject to Gap’s scrutiny, use and disclosure (subject to the protections of Proprietary or Confidential Information herein), in Gap’s sole discretion. Gap reserves the right, for business purposes, to monitor, review, audit, interpret, access, archive and/or disclose (subject to the protections of Proprietary or Confidential Information herein) materials sent over, received by or from, or stored in any of its systems. This includes, without limitation, email communications sent by users across the internet and intranet from and to any and all domain names maintained by Gap. Gap reserves the right to override any security passwords to obtain access to Gap’s Systems. Subject to the Policy and Procedures Manual provisions regarding coordination of investigations set forth in Exhibit D.1 (Gap Policies and Procedures), Supplier also acknowledges that Gap reserves the right, for legitimate business purposes related to investigations of wrongful use of Gap’s systems, to search all work areas at Gap Sites (for example, offices, cubicles, desks, drawers, cabinets, computers, computer disks and files), or in cooperation with Supplier and subject to Supplier’s consent, at Supplier’s sites, and all personal items brought onto Gap property.

13. Non-Exclusive Relationship

13.1 Non-Exclusivity

Notwithstanding anything else to the contrary, this Agreement shall be non-exclusive in nature, and Gap shall at all times have the right to perform any of the Services itself or to contract with a third party to perform any service included in the Services or other obligations of Supplier in this Agreement (“Migrated Service(s)”). In the event Gap contracts with a third party to perform any Migrated Service or performs such Migrated Service itself, Supplier shall reasonably cooperate with Gap and any such third party, including providing: (1) the necessary information related to the Migrated Services that Gap reasonably requests to enable Gap to draft a request for proposal(s) relating to the Migrated Services and to provide existing information to support due diligence for recipients of such request for proposal; (2) access to Supplier Service Locations being used by Supplier to provide the Services as necessary for Gap or a third party to survey the current environment being used to deliver the Migrated Service(s); (3) existing written requirements, standards, and policies for systems operations so that any developments of such third party may be operated by Supplier; (4) assistance and support services to

Gap Confidential and Proprietary Information

Gap or such third party to the extent related to the Services; (5) to the extent permitted by the applicable third party agreements, access to the Gap IT Environment in connection with such Migrated Service; and (6) such information regarding the operating environment, system constraints and other operating parameters related to the Services as a person with reasonable commercial skills and expertise would find reasonably necessary for Gap or a third party to perform the Migrated Service. Gap shall require any such third party to comply with Supplier’s reasonable requirements regarding operations, confidentiality, and security and Supplier shall not be required to disclose any confidential information other than as necessary to comply with the obligations of this Section, but in no event shall Supplier be required to disclose information of a Supplier customer (other than Gap) or any Supplier cost data.

13.2 Multi-Vendor Environment

Supplier acknowledges that it will be delivering the Services in a multi-vendor environment, with Gap and the Gap Third Party Vendor(s) providing services relating to the Gap IT Environment. Effective operation of such an environment requires not only the cooperation among all service providers, including Supplier, but also collaboration in addressing service-related issues that may cross over from one service area or provider to another and related to the Services (“Cross-Over Issues”). As part of the Services, Supplier will actively provide and support tasks associated with operating and maintaining a collaborative approach to Cross-Over Issues in the same manner as if the Supplier Service relevant to the Cross-Over Issue was being provided in-house by Gap rather than by Supplier.

Supplier shall use commercially reasonable efforts to identify all work efforts and deliverables of which Supplier has knowledge, whether performed by Supplier, Subcontractors, Supplier Third Party Vendors, Gap, or the Gap Third Party Vendor(s) that may impact the delivery of the Services (the “Service Interdependency”).

14. Human Resources

As to the United States and Canada, the terms and conditions relating to human resources and transitioned employees are as set forth in Exhibit H (Human Resources). For all other countries, the terms and conditions relating to human resources and transitioned employees shall be as set forth in that country’s Implementation Agreement.

15. Statements of Work

Supplier and Gap shall execute a Statement of Work for any Non-Service Catalog Item.

16. Gap Authorized User Satisfaction

16.1 Baseline Gap Authorized User Satisfaction Survey

At Gap’s option, an independent third party selected by Gap shall conduct a baseline Gap Authorized User satisfaction survey for affected users at each Gap Service Location and/or Gap Site Approved by Gap measuring their satisfaction with their receipt of the Services. This Gap Authorized User Satisfaction Survey shall be mutually agreed upon by the Parties, and shall be administered as determined by the selected organization and shall be the initial baseline for measurement of user satisfaction improvement described in Section 16.2 (Gap Authorized User Satisfaction Survey).

Gap Confidential and Proprietary Information

16.2 Gap Authorized User Satisfaction Survey

Every six (6) months during the first four (4) years of the Term and annually thereafter (unless otherwise agreed in writing by the Parties), an independent third party selected by Gap shall conduct a Gap Authorized User Satisfaction Survey for each Gap Service Location and/or Gap Site. The survey shall, at a minimum, cover at least the following classes of users: (1) sample of end users of the Services and (2) all senior management of Gap. The content, scope, and method of the survey shall be consistent with the baseline Gap Authorized User Satisfaction Survey conducted pursuant to Section 16.1 (Baseline Gap Authorized User Satisfaction Survey) and the timing of the above surveys are subject to Gap’s Approval. It is the goal of Supplier to increase Gap Authorized User satisfaction for each class of Gap Authorized Users. The baseline for determining the initial gap shall be the results of the surveys conducted pursuant to Section 16.1 (Baseline Gap Authorized User Satisfaction Survey). The baseline for determining subsequent gaps will be the results of the Gap Authorized User Satisfaction Survey compared to the immediately prior Gap Authorized User Satisfaction Survey. Supplier agrees that increasing measured Gap Authorized User satisfaction shall be a key performance incentive for compensation for key executives assigned to Gap’s account. The costs for all Gap Authorized User Satisfaction Surveys shall be borne solely by Gap. Notwithstanding the foregoing, in the event that any Gap Authorized User Satisfaction Survey fails to meet the applicable Service Level, the cost of all surveys following such failure shall be borne solely by Supplier until the Service Level failure has been remedied by Supplier (after a survey Service Level failure is remedied Gap again shall bear the costs of the subsequent survey); provided, however, that the first Gap Authorized User Satisfaction Survey immediately following any Service Level failure shall be conducted no earlier than six (6) months, and no later than seven (7) months, after such failure.

17. Gap Responsibilities

17.1 Obligations

During the Term, Gap shall on a timely basis and at no charge to Supplier:

A. Maintain the Gap Infrastructure Partnership Executive in accordance with Section 19.5 (Gap Infrastructure Partnership Executive).

B. Cooperate with Supplier to the extent reasonably necessary in the performance by Supplier of Supplier’s obligations to offer employment to and hire the Transitioned Employees.

17.2 Interfering Acts

Supplier shall be excused from its responsibility to perform a specific obligation under this Agreement if and only to the extent such non-performance of the specific obligation is caused by Gap’s breach of its performance obligation(s) under the Agreement; provided that upon the occurrence of acts or omissions by Gap in breach of Gap’s performance obligation(s) under the Agreement which have been determined by Supplier to be likely to adversely impact its ability to deliver or meet such specific obligation, Supplier shall advise Gap’s Infrastructure Partnership Executive of such occurrence in writing promptly and identify the reason for Supplier’s inability to perform its obligation as a result of Gap’s failure to perform its obligation(s) under this Agreement. Nothing in the forgoing shall (1) relieve Supplier of any portion of liability Finally Determined by a court to be Supplier’s arising from a breach of contract claim as to such failure to perform (2) preclude Gap from asserting such failure by Supplier to perform an obligation under this Agreement as a basis for Gap to terminate the Agreement for cause if subsequently discovered facts demonstrate the failure was not caused by Gap’s failure to perform its obligations under

Gap Confidential and Proprietary Information

this Agreement; or (3) preclude Gap from asserting such failure by Supplier to perform an obligation under this Agreement as a basis for Gap to terminate the Agreement for cause if Supplier conduct, not caused by Gap’s failure to perform its obligation(s) under this Agreement, contributing to the failure is determined to be one of numerous breaches of its duties or obligations under the Agreement which in the aggregate are material as provided in Section 33.2(iii) (Termination For Cause By Gap).

17.3 Strategic Control

Gap shall retain strategic control of all aspects of the services, products and processes used in Gap’s business, including decisions concerning the Services, Gap IT Environment, architecture, and technical standards. In connection with implementing such strategic control, Gap shall: (i) establish processes and designate decision-makers to exercise strategic control over the Services; and (ii) establish procedures to consult with Supplier and other suppliers when and to the extent Gap determines it to be appropriate. As part of the Services, Supplier shall provide business intelligence and analysis to Gap in connection with strategy development, assessment, and implementation strategy. All final decisions on matters relating to strategic control over the Services shall be made by Gap.

18. Services Team

18.1 Supplier Outsourcing Relationship Executive

Supplier shall (1) present three (3) candidates from which Gap will select an individual who (from the Reference Date) shall be in charge of implementing the Services on a Full-Time basis and (2) replace this individual when required or permitted pursuant to this Section 18.1 (Supplier Outsourcing Relationship Executive) or Section 18.3 (Conduct of Supplier Personnel). Supplier’s appointment of any Supplier Outsourcing Relationship Executive shall be subject to Gap’s written consent. The initial Supplier Outsourcing Relationship Executive shall be *. Unless otherwise agreed by the Parties, Supplier Outsourcing Relationship Executive shall be located at 850 Cherry Avenue, San Bruno, CA 96066. Supplier shall not reassign or replace any Supplier Outsourcing Relationship Executive or Supplier Key Employees, during the * of his or her assignment unless, but in no event sooner than * from the Reference Date: (1) Supplier obtains Gap’s consent in writing (with respect to Supplier Key Employees which such consent shall not be unreasonably withheld) to such reassignment or replacement; or (2) the individual (a) voluntarily resigns from Supplier, or (b) is dismissed by Supplier for (i) misconduct (e.g., fraud, drug abuse, theft) or (ii) unsatisfactory performance in respect of his or her duties and responsibilities to Gap or Supplier, or (c) is removed from Supplier Personnel pursuant to Section 18.3 (Conduct of Supplier Personnel), or (d) is unable to work due to his or her death or disability, or (e) as to Supplier Key Employees (excluding Supplier Outsourcing Relationship Executive) the individual requests reassignment under compassionate circumstances (e.g. relocation of a spouse) (subparts (1) and (2) are collectively referred to as “Approved Reassignments”); provided, however, that even for Approved Reassignments, Supplier shall not reassign or replace any Supplier Technology executive or Supplier Key Employee if such reassignment or replacement would materially disrupt Gap’s operation, until the completion or Gap Approved transition of any projects to which Supplier Outsourcing Relationship Executive or Supplier Key Employee is assigned. No Approved reassignment shall occur without at least thirty (30) days (or reasonably practical under the circumstances) prior written notice to Gap.

18.2 Supplier Key Employees

As of the Initiation Date and from time to time as Gap and Supplier may agree during the Term, but no less frequently than annually, Gap and Supplier shall designate certain employees of Supplier as key employees (collectively, the “Supplier Key Employees,” and individually,

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Gap Confidential and Proprietary Information

each a “Supplier Key Employee”). Supplier Key Employees shall be dedicated to the Gap account Full-Time. The Supplier Key Employees are those individuals listed in Exhibit M (Key Employees). Except for a replacement or reassignment of Supplier Key Employees due to the occurrence of an Approved Reassignment, Supplier shall not reassign or replace any Supplier Key Employee, if such reassignment or replacement would materially disrupt Gap’s operations, until the completion of any projects to which Supplier Key Employee is assigned. No Approved Reassignment of a Supplier Key Employee shall occur without at least thirty (30) days (or as reasonably practical under the circumstances) prior written notice to Gap. *.

18.3 Conduct of Supplier Personnel

While at the Gap Service Locations, Supplier Personnel shall (1) comply with reasonable requests, standard rules, and regulations of Gap communicated to Supplier regarding personal and professional conduct (including the wearing of a particular uniform or identification badge and adhering to Gap regulations and general safety practices or procedures) generally applicable to such Gap Service Locations, and (2) otherwise conduct themselves in a businesslike manner.

Gap’s Chief Information Officer or the Gap Infrastructure Partnership Executive shall have the right to Approve or request the removal of any member of Supplier’s Personnel at a Gap Service Location (including, but not limited to, Supplier Outsourcing Relationship Executive, Supplier HR Representative, Supplier Key Employees, and Project Staff) assigned to perform under this Agreement. Should Gap, in its sole discretion, be dissatisfied with the performance, competence, responsiveness, capabilities, cooperativeness, or fitness for a particular task of any person assigned by Supplier to perform Services at a Gap Service Location under this Agreement (including, but not limited to, Supplier Outsourcing Relationship Executive, Supplier HR Representative, Supplier Key Employees, and Project Staff) Gap may request the replacement of that person; provided, however, before Supplier shall be required to remove such individual, Supplier shall have a reasonable opportunity to remedy such situation with Gap’s Chief Information Officer or the Gap Infrastructure Partnership Executive. Supplier shall make reasonable efforts to furnish a qualified replacement within fifteen (15) business days. In the event Supplier should ever need to remove any member of Supplier’s Personnel from performing services under this Agreement at a Gap Service Location, Supplier shall provide Gap with adequate notice, except in circumstances in which such notice is not possible, and shall work with Gap on a mutually agreeable transition plan so as to provide an acceptable replacement and ensure project continuity.

Supplier agrees that all Supplier Personnel assigned to performing this Agreement must have experience or suitable training and skills in the areas in which they are responsible for performing the tasks to which they will be assigned under this Agreement. In the event that the actions or inactions of Supplier Personnel create additional work in connection with the performance of the Services that would have otherwise been unnecessary in the absence of such action or inaction, Supplier shall perform all such additional work at no additional charge to Gap, unless such action or inaction is demonstrated by Supplier to be at the direction of Gap. In addition, Supplier agrees that it will take all commercially reasonable steps to assure continuity over time of the membership of the group constituting Supplier Personnel. Supplier shall promptly fill any vacancy on a Non-Service Catalog Item for which Gap is paying on a time and materials basis with personnel having qualifications comparable in the area of the Non-Service Catalog Item to those of Supplier Personnel being replaced.

18.4 Substance Abuse

Supplier agrees to immediately remove any Supplier Personnel who engage in substance abuse while on Gap Service Locations, in a Gap vehicle, or while performing Services.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Gap Confidential and Proprietary Information

Substance abuse includes the sale, attempted sale, possession or use of illegal drugs, drug paraphernalia, or alcohol, or the misuse of prescription or non-prescription drugs. Supplier shall adhere strictly to its own substance abuse policy in the event of any suspected substance abuse by any Supplier Personnel. Supplier represents and warrants that Supplier and Supplier Affiliates have and will maintain a substance abuse policy and that such policy will be applicable to all Supplier or Supplier Affiliate Personnel performing Services under this Agreement. Supplier also represents and warrants that each of its Subcontractors has and will maintain a substance abuse policy and that such policy will be applicable to all employees of such Subcontractor performing Services under this Agreement.

18.5 Union Agreements and WARN Act

Supplier shall provide Gap not less than ninety (90) days written notice of the expiration of any collective bargaining agreement with unionized Supplier Personnel if the expiration of such agreement or any resulting labor dispute could potentially interfere with or disrupt the business or operations of Gap or an Authorized User or impact Supplier’s ability to timely perform its duties and obligations under this Agreement, and shall meet with Gap on a weekly basis (or such other timeframe as designated by Gap) thereafter to jointly develop an appropriate contingency/risk mitigation plan.

Supplier shall not, for a period of * after the Initiation Date, cause any of the Transitioned Employees to suffer “*” as that term is construed pursuant to the WARN Act, if * could create any liability for Gap or the Gap Authorized Users, unless Supplier delivers notices under the WARN Act in a manner and at a time such that Gap or the Gap Authorized Users bear no liability with respect thereto.

* shall be responsible for any liability, cost, claim, expense, obligation or sanction attributable to any breach by * of this Section that results in * being in violation of the WARN Act or the regulations promulgated thereunder.

19. Management And Control

19.1 Governance

Supplier shall comply with Gap’s governance model as set forth on Exhibit D.2 (Governance).

19.2 Meetings

A. Weekly Operational Meeting

Every week, Gap’s Infrastructure Partnership Executive and Supplier’s Outsourcing Relationship Executive shall meet to discuss ongoing operational issues, including, any Service Level issues.

B. Monthly Performance Reviews

Every month, Gap and Supplier shall meet to discuss the status of the Agreement (the “Monthly Performance Reviews”). All Monthly Performance Reviews shall, at a minimum, address the issues set forth in the Monthly Performance Review Agenda attached hereto as Exhibit L (Monthly Performance Review—Standing Agenda). Gap and Supplier shall be entitled to designate specific members of its staff to attend the Monthly Performance Reviews; provided, however, the Gap Infrastructure Partnership Executive and Supplier’s Outsourcing Relationship Executive shall be required

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Gap Confidential and Proprietary Information

to attend all Monthly Performance Reviews in person at the Gap Site designated by Gap prior to such meeting. Supplier shall prepare a written report addressing the standing agenda issues and be prepared to discuss the reports and the variances, if any, from the Gap view of the same issues.

C. Quarterly Executive Meetings

One (1) time every calendar quarter, Gap’s Chief Information Officer, Infrastructure Partnership Executive and invited executives and subject matter experts and Supplier’s Industry Vice President, Outsourcing Relationship Executive, and invited executives and subject matter executives shall meet at a time and place designated by Gap (the “Quarterly Executive Meetings”). The agenda for all Quarterly Executive Meetings shall include, at a minimum, the following information: (1) a summary report of the Monthly Performance Reviews occurring since the last Quarterly Executive Meeting, (2) key items for discussion and major issues for resolution, and (3) relationship “next steps” (i.e., specific items relating to relationship management and proposed methods to derive new and/or additional value out of Supplier’s and Gap’s relationship).

D. Meetings Cumulative

The meetings set forth in this Section 19.2 (Meetings) are in addition to, and cumulative with, all other meetings set forth in a Statement of Work or otherwise requested by Gap from time to time.

19.3 Gap Policies and Procedures

Supplier shall provide all Services under this Agreement in accordance with Gap’s Policies and Procedures, and to the extent it is not inconsistent with Gap’s Policies and Procedures, Supplier’s best practices.

19.4 Change Control Procedures

All Changes to the Gap IT Environment that would materially alter the functionality or technical environment of the Gap IT Environment shall be made pursuant to the Change Control Procedures, pursuant to Exhibit A.2 (Cross Functional Services). No Change shall be implemented without Gap’s Approval except as may be necessary on a temporary basis to maintain the continuity of the Services. Supplier shall (1) schedule all Non-Service Catalog Items and Changes so as not to unreasonably interrupt Gap’s business operations, (2) prepare and deliver to Gap each month a rolling schedule for ongoing and planned Changes for the next three (3) month period, (3) monitor the status of Changes against the applicable schedule, and (4) document and provide to Gap notification (which may be given orally provided that such oral notice is confirmed in writing to Gap within two (2) business days) of all Changes performed on a temporary basis to maintain the continuity of the Services no later than the next business day after the Change is made.

In the event information contained in any Documentation developed by Supplier under this Agreement is no longer accurate or current due to the implementation of a Change, Supplier shall, within one (1) month of the Change, revise the impacted Documentation and provide revised Documentation to Gap. The Change Control Procedures shall be included in the Procedures Manual.

19.5 Gap Infrastructure Partnership Executive

A. Gap’s Infrastructure Partnership Executive for this Agreement shall be as set forth below (or his or her designee):

*

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Gap Confidential and Proprietary Information

B. Gap shall notify Supplier in writing of any change in the name or address of Gap’s Infrastructure Partnership Executive.

C. Gap’s Infrastructure Partnership Executive shall be responsible for Gap’s performance of its tasks under the Statements of Work.

D. Gap’s Infrastructure Partnership Executive shall meet or confer with Supplier Outsourcing Relationship Executive on a regular basis.

E. Gap Infrastructure Partnership Executive shall have the right to inspect any and all Services provided by or on behalf of Supplier.

19.6 Gap Personnel

Unless otherwise stated in this Agreement, all Gap personnel assigned to this Agreement shall be under the exclusive supervision of Gap. Except as otherwise provided in this Agreement, Supplier understands and agrees that all such Gap personnel are assigned only for the convenience of Gap. Supplier hereby represents that its price and performance hereunder are based solely on the work of Supplier’s personnel, except as otherwise expressly provided by this Agreement; provided, however, that nothing in this Section 19.6 (Gap Personnel) shall relieve Supplier of its obligations under this Agreement.

20. Data and Reports

20.1 Provision of Data

Gap shall supply to Supplier, in connection with the Services required, data in the form and on such time schedules as may be agreed upon by Gap and Supplier from time to time in order to permit Supplier to perform the Services in accordance with the Service Levels and perform all critical services.

20.2 Ownership of Gap Data

As between Gap and Supplier, all of the Gap Data is and shall remain the property of Gap and Gap shall retain exclusive rights and ownership of the Gap Data. In addition to any other rights and obligations set forth in Section 36 (Confidentiality), the Gap Data or any part of such data shall not be (1) used by Supplier for any purpose other than as required under this Agreement in connection with providing the Services, (2) disclosed, sold, assigned, leased or otherwise provided to third parties by Supplier, or (3) commercially exploited or otherwise used by or on behalf of Supplier, its officers, directors, employees, or agents, other than in accordance with this Agreement. In the event that Supplier becomes legally compelled to disclose any of the Gap Data to a court, administrative agency, or other governmental body, Supplier shall provide Gap with written notice thereof within five (5) calendar days of such event so that Gap may seek a protective order or other appropriate remedy. If such protective order or other remedy is not obtained, Supplier agrees to furnish only that portion of the Gap Data which is legally required to be furnished, and to exercise commercially reasonable efforts to obtain assurance that confidential treatment will be accorded such data.

Gap Confidential and Proprietary Information

20.3 Correction of Errors

Supplier shall (1) promptly correct any errors or inaccuracies in the Gap Data and the Reports caused by Supplier, its agents or subcontractors and (2) identify Service Level issues caused by any errors or inaccuracies in the Gap Data.

20.4 Return of Data

Upon request by Gap, Supplier shall, as identified by Gap, (1) promptly return to Gap, in the format and on the media as reasonably requested by Gap, Gap Data and (2) erase or destroy Gap Data in Supplier’s possession. Any archival tapes containing Gap Data shall be used solely for back-up purposes or as otherwise required to provide the Services.

20.5 Reports

Supplier shall provide to Gap those management and production reports described in Exhibit D.13 (Management Reports) as may be modified in writing by Supplier and Gap from time to time.

20.6 Safeguarding Client Data

Supplier shall develop security policies and procedures as provided in Sections 10.3 (Safety Procedures), 10.4 (Security Procedures), and 11 (Data Backup and Disaster Plan) and as required pursuant to Section 2 (Security) of Exhibit A.2 (Cross Functional Services) designed to protect Gap against the destruction, loss, or alteration of Gap Data which shall be no less rigorous than those maintained by Supplier for its own data and shall incorporate Gap’s existing policies. Notwithstanding anything in this Agreement to the contrary, provided Supplier has performed its back-up responsibilities for Gap Data as described in Section 11.1 (Data Backup), Supplier’s sole obligation shall be to restore such data or information to the most recently available electronic back-up copy.

20.7 Data Retention

Supplier shall adhere to all established Gap Data retention policies provided to Supplier by Gap. The Gap Data retention policies applicable as of the Reference Date are attached as Exhibit D.5 (Gap Record Retention Policy). Supplier shall not destroy any Gap Data in violation of a Gap Record Retention Policy without Gap’s prior written authorization.

21. Consents

21.1 Obtaining Consents

Supplier shall obtain all consents, assignments, amendments, modifications, and/or approvals necessary (1) to effectuate the proper use and/or transfer of the Intellectual Property, Equipment, Services, or any other documents, technology assets, or instruments contemplated under this Agreement by Supplier or Gap (as appropriate) and (2) to ensure the transactions contemplated by this Agreement shall not result in any default with respect to any law, rule, regulation, order, decree, license, agreement, contract, commitment or instrument to which Gap or Supplier is a party or by which Gap or Supplier is bound ((1) and (2) collectively the “Consents”). Gap will use commercially reasonable efforts

Gap Confidential and Proprietary Information

to cooperate with Supplier in obtaining required Consents. Supplier shall perform all administrative activities associated with obtaining such Consents as part of the Services. Supplier shall pay the first $* of all transfer, licensing, termination, and/or other fees or expenses associated with obtaining any Consents, or terminating any licenses or agreements from Third Party Vendors as to which Supplier is unable to obtain such Consents, and Supplier and Gap shall share equally any such fees and expenses in excess of $*. Nothing in this Section 21.1 (Consents) is intended to alter the indemnity obligations of the Parties under Sections 23.3 (Supplier’s Proprietary Rights Indemnity) or 23.4 (Gap’s Proprietary Rights Indemnity).

21.2 Consent Remedy

If, despite documented commercially reasonable efforts, either Party is unable to obtain a Consent, then, unless and until such Consent is obtained, Supplier shall use commercially reasonable efforts to identify and implement, subject to Gap Approval, such alternative approaches as are necessary and sufficient to provide the Services without such Consent. If such alternative approaches are required for a period longer than ninety (90) days following the Reference Date, the Parties will reduce the charges (1) by any additional expenses incurred by Gap to a third party in connection with Consent issues arising from such failure and (2) to reflect any Services not being received by Gap or the impact of such Service being provided by Supplier in an alternative fashion. In addition, for that Software for which Supplier is responsible as set forth in Exhibit C.7 (Financial Responsibility Matrix), if Supplier fails to obtain a Consent within ninety (90) days of the Reference Date and such failure has a material adverse impact on the Services, whether as a whole or as to any part thereof, by Gap or the Authorized Users, Gap may terminate the Agreement or any affected portion thereof without any cost or other penalty subject to the payment of Stranded Costs. Except as otherwise expressly provided herein, failure to obtain any Consent shall not relieve Supplier of its obligations under this Agreement.

22. Software, Documentation and Intellectual Property

22.1 Gap Licenses to Supplier

A. Subject to Section 36 (Confidentiality), Gap hereby grants to Supplier, solely to provide the Services, a * of (1) the *, (2) the *, and (3) the * (the “Gap Licensed Property”). The Gap Licensed Property shall be and will remain the exclusive property of Gap (or the applicable Third Party Vendor) as appropriate.

B. Supplier shall be entitled to grant to Supplier Affiliates and Subcontractors and their respective agents, solely to assist Supplier in the provision of, or to provide, the Services, a *.

C. Upon the later of: (a) expiration of this Agreement or termination of this Agreement for any reason or (b) the completion of all Termination Assistance Services as described in Section 34 (Termination/Expiration Assistance Services), (i) the license rights granted to Supplier, Supplier Affiliates, Subcontractors and their respective agents in this Section shall immediately terminate, and (ii) Supplier shall (a) deliver to Gap, at no cost to Gap, a current copy of all of the Gap Licensed Property in the form in use as of the date of such termination and (b) destroy or erase all other copies of the Gap Licensed Property in Supplier’s or its Affiliates’ or Subcontractors’ or their respective agents’ possession, provided that Supplier may retain one (1) archival copy solely as a record of its services or for use as evidence in the event of a dispute between the Parties.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Gap Confidential and Proprietary Information

22.2 Gap Owned Intellectual Capital

A. The Gap Owned Intellectual Capital shall be and will remain the exclusive property of Gap (or the applicable Third Party Vendor) as appropriate and subject to Section 22.3 (Joint Patent and Patent License Rights) below. In consideration of the payments made pursuant to Section 27 (Invoices and Payments) and in addition to Gap’s rights under Section 22.10 (Works Made for Hire), Supplier hereby assigns and agrees to assign, and Gap accepts and agrees to accept, all *. Notwithstanding the two proceeding sentences or any other provision(s) in this Agreement, Gap acknowledges and agrees that the Gap Owned Intellectual Capital may include *, all of the preceding which will be or remain the exclusive property of Supplier, and the sole rights of Gap to such items will be the applicable licenses from Supplier to Gap set forth in Section 22.4 (Supplier Embedded Items and Supplier Modified Items) below.

B. At Gap’s expense, Supplier further agrees to provide, and agrees to cause its employees, Affiliates, Subcontractors and agents to provide, to Gap, assistance to enable Gap to perfect, for the benefit of Gap, * that is granted in the second sentence of this Section 22.2 and in Section 22.10 (Works Made for Hire). Such assistance shall include, but not be limited to:

(1) signing patent and copyright applications, oaths or declarations, grants, assignments, and acknowledgments, in favor of Gap, as well as such ancillary and confirmatory documents as may be required or appropriate, to enable title in the Gap Owned Intellectual Capital to be clearly and, subject to Supplier’s ownership rights in Supplier Embedded Items, exclusively vested in Gap, within the United States and any and all foreign countries; provided, however, Gap is responsible for preparing such documentation, and

(2) upon the request of Gap, furnishing all relevant information and documentation in the possession of Supplier and not otherwise reasonably available to Gap, including information and documentation required by Gap for submission to the United States Patent and Trademark Office and/or to the United States Copyright Office.

C. Upon adequate notice by Gap and at Gap’s expense, Supplier also shall make commercially reasonable efforts to make available to Gap at reasonable times and places for interviewing purposes, necessary employees or agents of Supplier, in order that Gap might obtain information relating to the application for and prosecution of such right, title and interest in Gap Owned Intellectual Capital. Supplier also agrees to secure from each of its employees, Affiliates, Subcontractors or agents, to the extent necessary and upon the request of Gap, the assignment of the above-mentioned right, title and interests in Gap Owned Intellectual Capital, as well as the execution of all papers submitted relating to the application for and prosecution of such rights.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Gap Confidential and Proprietary Information

D. During the Term, Gap hereby grants to Supplier, solely to perform the Services (and * in Deliverables, Gap Intellectual Property, Gap Software, and/or Gap Documentation), a *. Supplier shall be entitled to grant to Supplier Affiliates and Subcontractors and their respective agents, solely to assist Supplier in the provision of, or to provide, the Services, a *. Unless a separate agreement relating to Supplier’s use of the Gap Owned Intellectual Capital is entered into between the Parties, upon expiration of this Agreement or termination of this Agreement for any reason, the rights granted to Supplier in this Section 22.2 (Gap Owned Intellectual Capital) shall terminate, subject to Section 34 (Termination/Expiration Assistance Services) and subject to Supplier’s rights in Gap Customer Intellectual Property, Gap Customer Documentation, and Gap Customer Software, and Supplier shall (i) deliver to Gap, at no cost to Gap, a current copy of all such Gap Owned Intellectual Capital in the form in use by Supplier in connection with the performance of the Services as of the date of such expiration or termination and (ii) destroy or erase all other copies of the Gap Owned Intellectual Capital which is and will remain the exclusive property of Gap and any related documentation in Supplier’s possession; provided that Supplier may retain one (1) archival copy solely as a record of its services or for use as evidence in the event of a dispute between the Parties. Supplier’s obligations herein shall survive termination or expiration of this Agreement for any reason.

Gap hereby grants to Supplier for its internal use only, a *.

E. In the event any rights, title or interests of Gap to Gap Owned Intellectual Capital granted by Supplier to Gap pursuant to this Section 22.2 (Gap Owned Intellectual Capital) are Finally Determined to be invalid, Supplier grants to Gap, during the Term and upon termination or expiration of this Agreement for any reason, a *, provided, however, nothing in this Section requires Supplier to grant a license to Gap to which it does not have the underlying rights to grant such license.

22.3 Joint Patent and Patent License Rights

A. Any inventions and patents in such inventions developed pursuant to the * will be jointly owned by the Parties without the need for accounting and without any Excluded Field (defined below) restriction. For purposes of this Agreement, “invention” (whether or not capitalized) shall mean any idea, design, concept, technique or improvement that constitutes patentable subject matter and is first conceived and reduced to practice in the course of performance under this Agreement.

B. Except as to the Excluded Field (defined below), as to *, Gap and Supplier shall jointly own such *.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Gap Confidential and Proprietary Information

C. As to the Excluded Field, unless otherwise agreed by the Parties in a separate written agreement, Supplier is * as to any inventions and patents in such inventions under this Section, but will * provided herein. “Excluded Field” shall mean *.

D. As to * (i) in which Supplier has a *, and (2) for which the *, Gap grants Supplier, subject to Supplier’s compliance with the terms of this license:

(1) for its internal use only, a nonexclusive, nontransferable, worldwide, perpetual, irrevocable, paid-up, license to use, have used, make, have made, import, export, and to practice and have practiced methods on all such * and the right to grant sublicenses of the same scope to Supplier Affiliates;

(2) the license granted in subsection D(1) above shall be modified by eliminating the “internal use only” restriction with respect to Suppliers right to use a separate function of such * for which the * of that separate function is *, and the right to grant sublicenses of the same scope to Supplier Affiliates.

E. The Parties agree that in the event * becomes strategic to Gap, each will, in good faith, discuss the prospective expansion of the Excluded Field to include the *.

F. As to any jointly owned patents, separate exploitation of such jointly owned patents by either Party shall be subject to each parties indemnity obligations as set forth in Sections 23.3 (Supplier’s Proprietary Rights Indemnity) and 23.4 (Gap’s Proprietary Rights Indemnity).

G. Nothing in this Section requires Gap to grant a license to Supplier to which it does not have the underlying rights to grant such license.

H. The Parties acknowledge and agree that, subject to (i) all applicable patents, copyrights, trademarks, or service marks and (ii) the intellectual property rights of the Parties as expressly provided in this Agreement, any idea, design, concept, technique, discovery or improvement developed in the course of performance under this Agreement may be freely used by either Party. For the avoidance of doubt, nothing in this Section 22.3(H) waives, limits, or otherwise modifies the Parties respective rights and obligations under Section 36 (Confidentiality) of this Agreement.

22.4 Supplier Embedded Items and Supplier Modified Items

As to (1) Embedded Supplier Proprietary Software, Embedded Supplier Third Party Software, Embedded Supplier Proprietary Documentation, Embedded Supplier Third Party Documentation, Embedded Supplier Third Party Intellectual Property, and/or Embedded Supplier Proprietary Intellectual Property (individually each, and collectively all, the “Supplier Embedded Items”), or (2) Supplier Modified Software, Supplier Modified Documentation, and/or Supplier Modified Intellectual Property (individually each, and collectively all, the “Supplier Modified Items”), Supplier hereby grants to Gap, during the Term and upon termination or expiration of this Agreement for any reason, a *,

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Gap Confidential and Proprietary Information

provided Supplier Embedded Items and/or Supplier Modified Items are not * and (1) as to Supplier Modified Items, the use of and right to such items shall (i) be consistent with the * (ii) be used to the extent necessary to perform of have performed on its behalf, *, and (iii) to the extent such Supplier Modified Items are used by a third party to provide the services comparable to the Services, the right to use such Supplier Modified Items shall expire, as to such third party’s use, * following conclusion of the Termination Assistance Services, and (2) as to Supplier Embedded Items, such items *. Except as provided for in this Section, Supplier grants no other license rights to Supplier Embedded Items and/or Supplier Modified Items. In addition, with regard to any derivative works of the Gap Owned Intellectual Capital, any Deliverable, Gap Intellectual Property, Gap Software, and/or Gap Documentation created by Gap, or with regard to any functional module thereof, Gap’s rights with regard to Supplier Embedded Items and/or Supplier Modified Items shall be limited to the license grant in this Section 22.4 (Supplier Embedded Items and Supplier Modified Items). Supplier Embedded Items and/or Supplier Modified Items shall remain the sole and exclusive property of Supplier or its Subcontractors.

22.5 Supplier Proprietary Software and Supplier Third Party Software

Supplier Proprietary Software shall be and shall remain the exclusive property of Supplier, and Supplier Third Party Software shall be and remain the exclusive property of licensors to Supplier. Supplier hereby grants to Gap during the Term and for a period of * after the transition period set as forth in Section 34.3 (Termination Transition Period), solely to receive and use the Services, a * to Supplier Proprietary Software and Supplier Third Party Software used in connection with the Services. Notwithstanding the foregoing, Supplier shall transfer the Generally Available Supplier Proprietary Software (and related Documentation) then being used at the end of the Term, and Generally Available Supplier Third Party Software (and related Documentation) then being used at the end of the Term, to Gap subject to the standard license terms and conditions associated with such Generally Available Supplier Proprietary Software and Generally Available Supplier Third Party Software (as applicable) and at no additional cost (including any transfer, assignment or license fees); provided, however, Gap will be required to pay the ongoing license fees associated with licenses that are not one-time charge or perpetual licenses and, with respect to any Gap-requested ongoing maintenance and support, will also pay all fees in accordance with the standard licensing terms. Gap agrees to use commercially reasonable efforts to complete its transition from Supplier Proprietary Software during the Termination Transition Period.

22.6 Supplier Proprietary Documentation and Supplier Third Party Documentation

Supplier Proprietary Documentation shall be and shall remain the exclusive property of Supplier, and Supplier Third Party Documentation shall be and remain, the exclusive property of licensors to Supplier. Supplier hereby grants to Gap during the Term and for a period of * after the transition period set as forth in Section 34.3 (Termination Transition Period), solely to receive and use the Services, a * to Supplier Proprietary Documentation and Supplier Third Party Documentation used in connection with the Services. Gap agrees to use commercially reasonable efforts to complete its transition from Supplier Proprietary Documentation during the Termination Transition Period.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Gap Confidential and Proprietary Information

22.7 Supplier Proprietary Intellectual Property and Supplier Third Party Intellectual Property

Supplier Proprietary Intellectual Property shall be and shall remain the exclusive property of Supplier, and Supplier Third Party Intellectual Property shall be and remain the exclusive property of licensors to Supplier. Supplier hereby grants to Gap during the Term and for a period of * after the transition period set as forth in Section 34.3 (Termination Transition Period), solely to receive and use the Services, a * to Supplier Proprietary Intellectual Property and Supplier Third Party Intellectual Property. Gap agrees to use commercially reasonable efforts to complete its transition from Supplier Proprietary Intellectual Property during the Termination Transition Period.

22.8 Supplier Reference Intellectual Property

Supplier Reference Intellectual Property shall be and shall remain the exclusive property of Supplier. Supplier hereby grants to Gap during the Term, solely to receive and use the Services, a * to Supplier Reference Intellectual Property.

22.9 License Restriction

The licenses granted by Supplier to Gap pursuant to each of Sections 22.5 (Supplier Proprietary Software and Supplier Third Party Software), 22.6 (Supplier Proprietary Documentation and Supplier Third Party Documentation), and 22.7 (Supplier Proprietary Intellectual Property and Supplier Third Party Intellectual Property) with respect to Supplier Software, Supplier Documentation and Supplier Intellectual Property (collectively, “Supplier Tools”) do not include the right of Gap to modify, alter or create derivative works thereof. Supplier does not grant to Gap any license or other rights in any “*” other than the licenses or other rights granted in this Section 22 (Software, Documentation and Intellectual Property).

22.10 Works Made For Hire

In addition to rights granted by Supplier to Gap elsewhere in this Agreement, and subject to the license rights granted to Supplier herein, the following interests in copyright shall vest in Gap with respect to the Gap Owned Intellectual Capital:

A. All Gap Owned Intellectual Capital that is first created and prepared by Supplier under this Agreement that are covered by the definition of a “work made for hire” under 17 U.S.C. § 101 of the U.S. Copyright Act of 1976 will be considered a “work made for hire,” and Gap will be deemed the sole author and owner of all copyrights in any such works.

B. With respect to all Gap Owned Intellectual Capital that is first created and prepared by Supplier under this Agreement that are not covered by the definition of a “work made for hire” under 17 U.S.C. § 101 of the U.S. Copyright Act of 1976, such that Supplier would be regarded as the copyright author and owner, Supplier hereby assigns and agrees to assign to Gap, and Gap accepts and agrees to accept, Supplier’s entire right, title, and interest in and to such works, including all copyrights therein.

C. Supplier further agrees to execute, or cause to be executed by its employees, Affiliates, Subcontractors or agents, whatever assignments of copyright and ancillary and

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Gap Confidential and Proprietary Information

confirmatory documents that may be prepared by Gap and required or appropriate so that title to any Gap Owned Intellectual Capital under subparagraphs (A) and (B) above and to the copyright therein will be clearly and exclusively held by Gap or any nominee thereof.

23. Authority to License, Quiet Enjoyment, Proprietary Rights and Indemnity

23.1 Authority to License and Non-Infringement

A. Each Party warrants that it has full power and authority to grant the rights granted by this Agreement to the other Party, and that no consent of any other person or entity is required by either Party to grant such rights (other than consents that have been or will be timely obtained and are valid and in effect).

B. Each Party further warrants that neither its performance of this Agreement, nor its grant of a license to, or the use by, the other Party of (i) in the case of Supplier and except as expressly provided in subpart B of this Section 23.1 (Authority to License and Non-Infringement), the Services, Supplier Equipment, Supplier Software, Supplier Documentation, Supplier Intellectual Property, Supplier Modified Documentation, Supplier Modified Software, Supplier Modified Intellectual Property, and the Gap Owned Intellectual Capital, and (ii) in the case of Gap, the Gap Software, the Gap Equipment, the Gap Documentation, and the Gap Intellectual Property, will in any way violate any non-disclosure and/or non-use agreement, nor constitute an infringement or other violation of any copyright, trade secret, trademark, service mark, patent, invention, proprietary information, or other rights of any third party; provided, however, the warranty obligations set forth in this subpart B of this Section 23.1 (Authority to License and Non-Infringement) shall: (1) as to Supplier, be subject to Supplier Infringement Exclusions set forth in Section 23.3D (Supplier Infringement Exclusions) and, (2) as to Gap, be subject to the Gap Infringement Exclusions set forth in Section 23.4D (Gap Infringement Exclusions).

C. Neither Party’s warranty obligations set forth in subpart B of this Section 23.1 (Authority to License and Non-Infringement) nor its infringement indemnity obligations set forth in Sections 23.3 (Supplier’s Proprietary Rights Indemnity) and 23.4 (Gap’s Proprietary Rights Indemnity) shall apply to Generally Available Software (and accompanying Documentation) purchased from a third party and subject to a separate license agreement (e.g., Microsoft NT, Sun Solaris, HP Open View) or Generally Available Equipment purchased from a third party pursuant to a separate purchase agreement, but only to the extent a similar non-infringement warranty or, if such a warranty cannot be obtained through commercially reasonable efforts on the part of Supplier, a warranty that is standard in the industry for the same or similar software or equipment, is made in such license or purchase agreement and such warranty can be applied and/or assigned to Gap or Supplier (as applicable).

23.2 Quiet Enjoyment

Supplier represents and warrants that this Agreement is neither subject nor subordinate to any right or claim of any third party, including, without limitation, Supplier’s creditors. Further, Supplier represents and warrants that during the Term (including in connection with any assignment permitted under Section 39.1 (Assignment)), it will not subordinate this Agreement or any rights hereunder to any third party without the prior written consent of Gap, and without providing in such subordination instrument for non-disturbance of Gap’s use of the Services, Supplier Equipment, and Supplier Software in accordance with this Agreement.

Gap Confidential and Proprietary Information

23.3 Supplier’s Proprietary Rights Indemnity

A. Indemnification

(1) At Supplier’s expense and as described herein, Supplier agrees to defend and indemnify (as set forth in (2) below) Gap, its Affiliates, and its subcontractors (and their respective directors, officers, agents, and employees) from and against any third party claims, actions, or proceedings and liability, damages, costs, or expenses, arising under such third party claims, actions, or proceedings, that the (i) Services, (ii) Supplier Software (subject to Section 23.1C above, (iii) Supplier Documentation (subject to Section 23.1C above), (iv) Supplier Intellectual Property (including jointly owned patents under this Agreement to the extent any such third party claims, actions, or proceedings and liability, damages, costs, or expenses arising from the separate exploitation by Supplier), (v) Supplier Modified Intellectual Property, (vi) Supplier Modified Documentation, (vii) Supplier Modified Software, (viii) Supplier Equipment (subject to Section 23.1C above), (ix) Gap Owned Intellectual Capital, or (x) the modifications made by Supplier to the Applications (to the extent such modifications caused such infringement) (individually each, and collectively all, of the items listed in (i) through (x) above are referred to in this Section as the, or a, “Supplier Infringement Trigger”): (i) infringes upon or otherwise violates any copyright, trademark, service mark, patent or misappropriates the trade secrets of any third party; or (ii) that Gap’s use (as permitted by this Agreement) of Supplier Infringement Trigger otherwise violates or misappropriates any copyright, trade secret, trademark, service mark, or patent of any third party (collectively referred to for purposes of this Section 23 (Authority to License, Quiet Enjoyment, Proprietary Rights and Indemnity) as “Supplier Infringement Claim(s)”).

(2) Supplier shall pay all amounts that a court finally awards to such third party, or that Supplier, as provided in Section 23.5 (Conditions to Indemnity Obligations), agrees to in settlement with such third party of any such Supplier Infringement Claim(s), as well as any and all reasonable attorneys’ fees and costs of investigation arising from such Supplier Infringement Claim(s) incurred by Gap or any other party indemnified under this Section 23.3 (Supplier’s Proprietary Rights Indemnity) associated with such Supplier Infringement Claim and incurred prior to Supplier’s assumption of the defense against any Supplier Infringement Claim. After Supplier assumes the defense against any Supplier Infringement Claim in accordance with this Section, Supplier shall not be responsible for the payment of expenses or charges incurred by Gap in connection with such Supplier Infringement Claim, except

(a) to the extent Supplier pre-approves any such charge or expense after Supplier assumes control of the defense of such Supplier Infringement Claim, provided such approval by Supplier is not to be unreasonably withheld; or

(b) charges or expenses incurred by Gap in connection with the cooperation by any Gap employee with Supplier’s defense to the extent such cooperation materially disrupts or interferes with the performance of such employee’s job, in which case Supplier shall reimburse Gap for the employee’s actual expenses and time at a rate to be agreed to by the Parties in advance.

B. Continued Right to Use

Gap also agrees that, if its use of Supplier Infringement Trigger, or any part thereof becomes, or in Supplier’s opinion is likely to become, the subject of a Supplier Infringement Claim(s), Gap will permit Supplier, at Supplier’s option and expense for all associated costs, either to timely procure the right for Gap to continue to use Supplier Infringement Trigger, or part thereof, or to timely replace or modify Supplier Infringement Trigger with another item of comparable quality and performance capabilities to become non-infringing, provided such replacement or modification allows Supplier to provide the Services in accordance with this Agreement, including the Service Levels. If such replacement causes an increase in Gap’s expenditure of time or resources in connection with the Services, the Charges will be equitably adjusted. If Supplier is unable, after exercising diligent efforts, to

Gap Confidential and Proprietary Information

procure the above referenced rights, or modify or replace the Infringement Trigger, Supplier may discontinue use of the Infringement Trigger but shall not be excused from any of its obligations under this Agreement.

C. Remedial Acts

In the event (i) Gap’s ongoing use of Supplier Infringement Trigger, or any part thereof, is the subject of any action by a third party arising from a Supplier Infringement Claim that would preclude or impair Gap’s use of Supplier Infringement Trigger as provided for under this Agreement, or any part thereof, (e.g., an injunction prohibiting or limiting use), or (ii) if Gap’s continued use of Supplier Infringement Trigger as provided for under this Agreement, or any part thereof, may subject it to damages or statutory penalties, Gap shall give prompt written notice to Supplier of such fact(s). Upon notice of such facts, Supplier shall use commercially reasonable efforts to: (i) procure the right for Gap to continue to use Supplier Infringement Trigger, or part thereof, or (ii) replace or modify Supplier Infringement Trigger, with another system or components of comparable quality and performance capabilities to become non-infringing. If Supplier fails to complete the remedial acts set forth above within sixty (60) days of the date of the written notice from Gap and Gap’s ongoing use of Supplier Infringement Trigger remains impaired, Gap shall have the right to take such remedial acts that are commercially reasonable to mitigate any impairment of its use of Supplier Infringement Trigger (hereafter referred to as “Gap’s Remedial Acts”). Supplier shall credit Gap for all documented commercially reasonable amounts paid by Gap to implement Gap’s Remedial Acts. All such amounts shall be credited to Gap on the monthly invoice immediately following Gap’s demand for such credit. Failure by Supplier to credit such amounts as set forth above shall, in addition to, and cumulative to all other remedies available to Gap under this Agreement, entitle Gap to immediately withhold payments due to Supplier under this Agreement up to the amount to be credited under this Section. In the case where there will be no further invoices, Supplier will pay the amount of the credits to Gap within forty-five (45) days after (1) the end of the last month of the Term or (2) the effective date of termination or expiration of this Agreement for any reason.

D. Supplier Infringement Exclusions

Supplier shall have no obligation under this Section 23 (Authority to License, Quiet Enjoyment, Proprietary Rights and Indemnity) with respect to any Supplier Infringement Claim to the extent such Supplier Infringement Claim is Finally Determined to be caused by: (i) modifications to Supplier Infringement Trigger, or any part thereof, made by Gap, its Affiliates, or their respective agents (except as directed, authorized, or approved by Supplier); (ii) combination or use of Supplier Infringement Trigger, or any part thereof, with products, data, equipment or software not provided by Supplier; (iii) Supplier’s compliance with Specifications or written direction provided by Gap, including Gap’s business processes that Supplier utilizes in connection with the performance of the Services; (iv) use by Gap of Supplier Infringement Trigger, or any part thereof, after Supplier has provided modifications to Gap (at no cost to Gap) that would have avoided the allegedly infringing activity, or (v) the Gap Owned Intellectual Capital, Gap Software, Gap Documentation, or Gap Intellectual Property in which the basis of Supplier Infringement Claim(s) existed prior to the Reference Date ((i), (ii), (iii), (iv) and (v) above are collectively referred to herein as the “Supplier Infringement Exclusions”).

23.4 Gap’s Proprietary Rights Indemnity

A. Indemnification

(1) At Gap’s expense and as described herein, Gap agrees to defend and indemnify (as set forth in (2) below) Supplier, its Affiliates, and its Subcontractors (and their respective directors, officers, agents, and employees) from and against any third party claims, actions, or

Gap Confidential and Proprietary Information

proceedings and liability, damages, costs, or expenses, arising under such third party claims, actions, or proceedings, that the (i) Gap Software (subject to Section 23.1C above), (ii) Gap Documentation (subject to Section 23.1C above), (iii) Gap Intellectual Property (including jointly owned patents under this Agreement to the extent any such third party claims, actions, or proceedings and liability, damages, costs, or expenses arising from the separate exploitation by Gap), or (iv) Gap Equipment (subject to Section 23.1C above) (individually each, and collectively all, of the items listed in (i) through (iv) above are referred to in this Section as the, or a, “Gap Infringement Trigger”): (i) infringes upon or otherwise violates any copyright, trademark, service mark, patent or misappropriates the trade secrets of any third party; or (ii) that Supplier’s use (as permitted by this Agreement) of the Gap Infringement Trigger otherwise violates or misappropriates any copyright, trade secret, trademark, service mark, or patent of any third party (collectively referred to for purposes of this Section 23 (Authority to License, Quiet Enjoyment, Proprietary Rights and Indemnity) as “Gap Infringement Claim(s)”).

(2) Gap shall pay all amounts that a court finally awards to such third party or that Gap, or as provided herein Supplier, agrees to in settlement with such third party of any such Gap Infringement Claim(s), as well as any and all reasonable attorneys’ fees and costs of investigation arising from such Gap Infringement Claim(s) incurred by Supplier or any other party indemnified under this Section 23.4 (Gap’s Proprietary Rights Indemnity) associated with such Gap Infringement Claim and incurred prior to Gap’s assumption of the defense against any Gap Infringement Claim. After Gap assumes the defense against any Gap Infringement Claim in accordance with this Section, Gap shall not be responsible for the payment of expenses or charges incurred by Supplier in connection with such Gap Infringement Claim, except

(a) to the extent Gap pre-approves any such charge or expense after Gap assumes control of the defense of such Gap Infringement Claim, provided such approval by Gap is not to be unreasonably withheld; or

(b) charges or expenses incurred by Supplier in connection with the cooperation by any Supplier employee with Gap’s defense to the extent such cooperation materially disrupts or interferes with the performance of such employee’s job, in which case Gap shall reimburse Supplier for the employee’s actual expenses and time at a rate to be agreed to by the Parties in advance.

B. Continued Right to Use

Supplier also agrees that, if its use of the Gap Infringement Trigger, or any part thereof becomes, or in Gap’s opinion is likely to become, the subject of an Gap Infringement Claim(s), Supplier will permit Gap, at Gap’s option and expense for all associated costs, either to timely procure the right for Supplier to continue to use the Gap Infringement Trigger, or part thereof, or to timely replace or modify the Gap Infringement Trigger with another item of comparable quality and performance capabilities to become non-infringing, provided such replacement or modification allows Gap to continue meeting its obligations under this Agreement. If such replacement causes an increase in Supplier’s expenditure of time or resources to deliver the Services, the Charges will be equitably adjusted. If Gap is unable, after exercising diligent efforts, to procure the above referenced rights, or modify or replace the Infringement Trigger, Gap may discontinue use of the Infringement Trigger but shall not be excused from any of its obligations under this Agreement.

C. Remedial Acts

In the event (i) Supplier’s ongoing use of the Gap Infringement Trigger, or any part thereof, is the subject of any action by a third party arising from a Gap Infringement Claim that would

Gap Confidential and Proprietary Information

preclude or impair Supplier’s use of the Gap Infringement Trigger as provided for under this Agreement, or any part thereof, (e.g., an injunction prohibiting or limiting use), or (ii) if Supplier’s continued use of the Gap Infringement Trigger as provided for under this Agreement, or any part thereof, may subject it to damages or statutory penalties, Supplier shall give prompt written notice to Gap of such fact(s). Upon notice of such facts, Gap shall use commercially reasonable efforts to: (i) procure the right for Supplier to continue to use the Gap Infringement Trigger, or part thereof, or (ii) replace or modify the Gap Infringement Trigger, with another system or components of comparable quality and performance capabilities to become non-infringing. If Gap fails to complete the remedial acts set forth above within sixty (60) days of the date of the written notice from Supplier, and Supplier’s ongoing use of the Gap Infringement Trigger remains impaired, Supplier shall have the right to take such remedial acts that are commercially reasonable to mitigate any impairment of its use of the Gap Infringement Trigger (hereafter referred to as “Supplier’s Remedial Acts”). Gap shall pay Supplier for all documented commercially reasonable amounts paid by Supplier to implement Supplier’s Remedial Acts. Failure by Gap to pay such amounts within forty-five (45) days of invoice by Supplier shall, in addition to, and cumulative to all other remedies available to Supplier under this Agreement, entitle Supplier to exercise the payment escalation rights under Section 27.1 (Invoices and Payments – General).

D. Gap Infringement Exclusions

Gap shall have no obligation under this Section 23 (Authority to License, Quiet Enjoyment, Proprietary Rights and Indemnity) with respect to any Gap Infringement Claim to the extent such Gap Infringement Claim is Finally Determined to be caused by: (i) modifications to the Gap Infringement Trigger, or any part thereof, made by Supplier, its Affiliates, or their respective agents (except as directed, authorized, or approved by Gap); (ii) combination or use of the Gap Infringement Trigger, or any part thereof, with products, data, equipment or software not provided by Gap; (iii) Gap’s compliance with Specifications or written direction provided by Supplier, including Supplier’s business processes; or (iv) use by Supplier of the Gap Infringement Trigger, or any part thereof, after Gap has provided modifications to Supplier (at no cost to Supplier) that would have avoided the allegedly infringing activity ((i), (ii), (iii), and (iv) above are collectively referred to herein as the “Gap Infringement Exclusions”).

23.5 Conditions to Indemnity Obligations

The indemnitor’s obligation to defend and indemnify the indemnitee, as applicable, pursuant to this Agreement shall be subject to indemnitee having given the indemnitor prompt written notice of the claim or of the commencement of the related action, as the case may be, and information and reasonable assistance, at the indemnitor expense, for the defense or settlement thereof. The indemnitor shall have sole control of the defense and settlement of such claim or related action, provided that the indemnitor shall not settle such claim or related action in a manner which imposes any obligation on the indemnitee without the prior written consent of the indemnitee. The indemnitee shall be entitled to engage counsel at its sole expense to consult with the indemnitor with respect to the defense of the claim and related action.

23.6 *

Supplier has obtained a license authorizing its use of the * (defined below) as of the Reference Date in support of its delivery of the Services following completion of transition as set forth in Exhibit D.15 (Transition-In Plan). In the event the manner of the delivery of the Services is modified after the Reference Date the foregoing representation may not apply. Notwithstanding anything in the Agreement to the contrary, * and its * shall not be liable to * or its * or be required to indemnify *, its Affiliates, and their respective officers, directors, employees, agents, successors, and assigns for any claims of *

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Gap Confidential and Proprietary Information

or by his or its successors or assigns (collectively, the “*”); provided, that the foregoing shall not apply to Services provided by Supplier which meet the following three criteria: (i) *; (ii) such Services must be provided solely from facilities *; and (iii) with respect to *. Neither * nor * shall be responsible in any manner, including financially responsible, for: (i) determining whether * require a *; (ii) obtaining any such *; or (iii) paying any fees relating to any such *.

24. Documentation

Supplier will have access to all existing Gap Documentation on the Gap Systems, all of which shall be deemed to be Proprietary or Confidential Information of Gap. On an ongoing basis, as of the Reference Date, Supplier must document the Services it provides consistent with its best practices in sufficient detail that a qualified third party could understand the nature and scope of the Services. Subject to the licenses set forth in Section 22 (Software, Documentation and Intellectual Property), as requested by Gap from time to time, and at no additional charge to Gap, Supplier shall provide Gap with at least three (3) copies of all Documentation developed for Gap under this Agreement or required to enable Gap to fully utilize as permitted under this Agreement, the Services, Equipment, Supplier Intellectual Property, Gap Custom Intellectual Property, and Supplier Third Party Intellectual Property at least one (1) copy of which shall be in a Gap standard electronic form. Gap’s standard electronic form shall utilize generally available commercial software products. Supplier shall update and maintain all Documentation on a regular basis as appropriate to the item of Documentation. When such Documentation is revised or supplemented, Supplier shall deliver a copy of such revised or supplemental Documentation to Gap within ten (10) days of its general availability, at no cost to Gap. Gap may, at any time, reproduce copies of all Documentation provided by Supplier under this Section, distribute such copies to the Authorized Users (subject to the confidentiality and non-use provisions contained herein), and incorporate such copies into its own technical manuals and subject to Section 22 (Intellectual Property) and Section 36 (Confidentiality), provided that such reproduction, use and incorporation relates solely to Gap’s use of the Services or the Gap IT Environment, and copyright notices of Supplier and its licensors, if any, are reproduced thereon. Gap will be responsible for the failure of any Authorized User to comply with the confidentiality and non-use provisions contained herein with respect to any such Documentation.

25. Installation and Acceptance Tests

25.1 General

For purposes of this Section 25 (Installation and Acceptance Tests) the reference to Statements of Work shall apply only to the Deliverables pursuant to Non-Service Catalog Items.

As to Non-Service Catalog Items, unless otherwise agreed pursuant to a Statement of Work, Supplier shall comply with the following installation and acceptance test criteria for all Statements of Work in order to confirm that the Statement of Work components satisfy the specifications set forth in a Statement of Work in all material respects. Each component of the installation and acceptance tests may not apply in all circumstances.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Gap Confidential and Proprietary Information

25.2 Installation Tests

Supplier will confirm that the installation tests have been completed.

25.3 Additional Testing

After Supplier delivers a notice of completion of the installation test to Gap, (1) Gap shall, with Supplier’s assistance, perform those acceptance tests as set forth in a Statement of Work or (2) if no such tests are set forth in a Statement of Work, then Gap shall, with Supplier’s assistance, perform such test as are reasonable, timely, and appropriate, including, as applicable, the following tests (individually, an “Acceptance Test” and collectively, the “Acceptance Tests”):

A. “Initial Component Testing” to determine whether the Statement of Work components have been properly installed and are operating in accordance with applicable Specifications;

B. “Integrated Test” to determine whether the Statement of Work components interface and integrate with the Gap IT Environment, and whether each such Statement of Work components operate in the approved operating configuration and in accordance with applicable specifications; and

C. “Final Test” to test the same functionality as the Integrated Test using actual data from Gap’s day-to-day operations.

To the extent set forth in a Statement of Work, Supplier shall assist Gap in the performance of acceptance testing.

25.4 Failed Acceptance Testing

As to an individual Statement of Work, if Gap makes a good faith determination that a tested component and/or module has not successfully completed an Acceptance Test, Gap shall promptly notify Supplier in writing of such failure (hereinafter “Notice of Failure”), specifying with as much detail as possible the manner in which the component and/or module failed to pass an applicable Acceptance Test. Supplier shall immediately commence all reasonable efforts to complete, as quickly as possible, such necessary corrections, repairs and modifications to the applicable component and/or module as will permit the component and/or module to be ready for retesting. Supplier shall notify Gap when such corrections have been completed, and the Acceptance Tests shall begin again. If, after applicable Acceptance Tests are completed for a third time, Gap makes a good faith determination that the tested component and/or module again fails to pass the applicable Acceptance Test, Gap shall promptly notify Supplier in writing specifying in the Notice of Failure its election either to: (1) afford Supplier the opportunity to repeat the correction and modification process as set forth above, or (2) depending on the nature and extent of the failure, and the parts of the Statement of Work impacted by such failure, in Gap’s sole judgment, (a) terminate that portion of the tested component and/or module associated with the Statement of Work in accordance with Section 33.2 (Termination for Cause by Gap) as a non-curable default, or (b) if the failure to pass the applicable Acceptance Test materially impacts the function to Gap of the Statement of Work as a whole, terminate the entire Statement of Work. The foregoing correct and modify procedure shall be repeated until Supplier, based on Gap’s good faith determination, passes the applicable Acceptance Test, Gap elects to terminate the tested component and/or module or Statement of Work as set forth above, or the Parties agree otherwise. In the event of a termination under this Section 25.4 (Failed Acceptance Testing), Supplier shall credit to Gap, within * of written notice of termination, *. In the event Gap retains any portion of a tested component and/or module associated with the

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Gap Confidential and Proprietary Information

Statement of Work, Gap shall pay Supplier for such retained tested component and/or module. In the event Gap exercises its remedies under this Section 25.4 (Failed Acceptance Tests), such remedy shall be Gap’s sole and exclusive remedy for termination and damages for the failure to meet the Acceptance Tests as to such terminated tested component and/or module and/or Statement of Work (as applicable).

26. Pricing

26.1 General

During the Term of this Agreement, Gap shall pay Supplier the fees and charges as set forth in Exhibit C (Fees and Resource Baselines) for the Services.

26.2 Non-Service Catalog Item Pricing and Service Catalog Item Pricing

A. All Non-Service Catalog Items and Service Catalog Items require Gap Approval in accordance with Section 6 (Unapproved Work).

B. For all Non-Service Catalog Items, Gap Approval will be pursuant to an Approved Statement of Work and Gap shall pay Supplier the Gap Approved amounts set forth in the Statement of Work at the rates specified in Exhibit C (Fees and Resource Baselines).

C. For all Service Catalog Items, Gap shall pay Supplier the Gap Approved amounts in accordance with Exhibit D.26 (Services Catalog).

26.3 Cost of Living Adjustment

Cost of living adjustments (“COLA”) shall be as provided in Exhibit C (Fees and Resource Baseline).

26.4 All Fees Stated

Except as provided in this Section 26 (Pricing) and Exhibit C (Fees and Resource Baselines) or as otherwise Approved in advance by Gap, there are no other rates or charges applicable to the Services provided under this Agreement.

26.5 Taxes

A. Definitions

(1) “Income Tax” means any (i) tax on or measured by the net income of a Party (including, without limitation, franchise taxes, gross receipts taxes, taxes on capital or net worth that are imposed as an alternative to a tax based on net or gross income and the Michigan Single Business Tax), or (ii) taxes which are of the nature of excess profits tax, minimum tax on tax preferences, alternative minimum tax, accumulated earnings tax, personal holding company tax, capital gains tax, withholding tax or franchise tax for the privilege of doing business, to the extent such taxes as set forth in (i) and/or (ii) above are imposed on such Party by any federal, state, or local government of or in the United States, any taxing authority of any possession of the United States, or any government of a foreign country, including subdivisions thereof.

Gap Confidential and Proprietary Information

(2) “Service Taxes” means all sales, lease, service, value-added, use, personal property, excise, consumption, goods and services, provincial sales, retail sales and other taxes or duties that are assessed on the provision of the Services to Gap as a whole, or on any particular Service received by Gap from Supplier; excluding, however, state and local business and occupation tax, Income Tax and other similar taxes.

B. Taxes

The Parties’ respective responsibilities for taxes arising under or in connection with this Agreement shall be as follows:

(1) Income Tax.

(a) Each Party shall be responsible for its Income Taxes.

(b) As between Supplier and Gap under this Agreement, (i) Gap shall be responsible for the employment tax withholding, employer payroll taxes, and related reporting responsibilities with respect to its employees and Gap Affiliate employees, and (ii) Supplier shall be responsible for the employment tax withholding, employer payroll taxes, and related reporting responsibilities with respect to its employees, Supplier Affiliate employees, and Supplier Subcontractors.

(2) Service Taxes.

(a) Except as set forth in Sections 26.5B(2)(b) and 26.5B(2)(d) below, Gap shall be responsible for the payment of all Service Taxes and new Service Taxes. In the event there is a new Service Tax that is not clearly allocated to Gap or Supplier under this Section 26.5B(2), Gap and Supplier shall work together, in good faith, to reach agreement regarding the responsibility for such new Service Tax. If Gap and Supplier are unable to reach agreement with respect to such new Service Tax, Supplier shall be responsible for and pay the amount of such tax. Supplier shall correctly invoice all applicable taxes at the time of purchase and if necessary, shall reissue any invoice, along with the appropriate tax, if it is determined, subsequent to the actual purchase date, that tax should have applied. Except as provided in Section 26.5B(2)(c)(vi), Supplier shall not provide tax-only invoices.

(b) Supplier shall be responsible for any Service Taxes and new Service Taxes on (i) Equipment or Software, or (ii) real property and/or other tangible or intangible property, in each case as to (i) and (ii), (a) it owns (or leases or rents from a third party) or (b) for which it is financially responsible under the Financial Responsibility Matrix attached as Exhibit C.7 (Financial Responsibility Matrix).

(c) Prior to agreeing to any Service Tax assessment, Supplier shall work with the Gap Tax Department in order to ensure that the proposed tax assessment is fairly and accurately determined. Supplier shall also ensure that all taxable and nontaxable components are separately stated at the time of purchase, with an adequate description for tax purposes as to the taxable nature of the items purchased. In the event that a Service Tax is assessed on the receipt of any of the Services, the Parties shall work together to segregate the payments under this Agreement into five (5) payment streams on the invoice:

i)	those for taxable Services;

Gap Confidential and Proprietary Information

ii)	those for other nontaxable Services;

iii)	those for exempt Services;

iv)	in respect of goods, Services, or supplies where Service Tax has already been paid by Gap or Supplier;

v)	those for which Supplier functions merely as a payment agent for Gap in receiving goods, supplies, or services (including leasing and licensing arrangements); or

vi)	To the extent that the number of taxable transactions subject to a Service Tax assessment exceeds three transactions, Supplier will provide Gap with a detailed electronic summary of any related tax-only invoices based on Gap Tax Department specifications. Such electronic summary shall be in the format set forth in Exhibit C.8.5 (Tax-Only Invoice).

(d) Supplier shall be responsible for all current and any new Service Taxes payable by Supplier on any goods or third party services acquired, used, or consumed by Supplier in providing the Services where such tax is imposed on Supplier’s acquisition or use of such goods or services.

(e) Supplier shall make purchases of goods and services that are delivered or provisioned to Gap on a sale for resale basis, when applicable, so that double taxation of goods and services does not occur.

(f) Except for Federal Universal Service Fund (“USF”) charges, which are included in the Charges, Gap shall be responsible for telecommunication surcharges or user fees imposed by government authorities and mandated by law or regulation that are applicable to end users; provided that in no event shall the cumulative total of such taxes (excepting USF) exceed, in any Contract Year, the following amounts:

i)	as to long distance minutes, * of the Charges invoiced for long distance minutes, net of all taxes for such Services; and

ii)	as to data circuits, * of the Charges invoiced for data circuits, net of all taxes for such Services.

In addition, in the event any such fee or surcharge for which Gap is responsible is or may be subsequently reduced or vacated by the appropriate

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Gap Confidential and Proprietary Information

government authority or court of competent jurisdiction, Supplier shall use commercially reasonable efforts to obtain on behalf of Gap a refund of any overpayment of such fee or surcharge by Gap.

C. Cooperation; Invoices

The Parties agree to reasonably cooperate with each other to enable each to more accurately determine its own tax liability and to minimize such liability to the extent legally permissible. Supplier invoices shall separately state the amounts of any taxes (by taxing jurisdiction) Supplier is properly collecting from Gap pursuant to the terms hereof. Each Party will make available to the other Party any resale certificates, information regarding out-of-state or out-of-country sales or use of equipment, materials, or services, and other exemption certificates or information reasonably requested by the other Party. Specifically, Gap requires the following:

The total amount invoiced for Services will include any and all freight, duty, and taxes, with the exception of the following items, which, if applicable, must be identified and listed separately on Supplier invoice (i) any U.S. state or local sales or use tax imposed on the transaction; and (ii) any value-added taxes, whether based on gross receipts, income, or consumption and regardless of what such value-added taxes might be called, imposed by taxing authorities outside the United States of America (“VAT Taxes”). In the event that VAT Taxes are imposed, Supplier shall reasonably cooperate with Gap to minimize any adverse effect of such VAT Taxes, including separating the Charges into taxable and non-taxable components. For purposes of VAT invoices, Supplier shall invoice the appropriate Gap entity (such as Gap (Canada) Inc. for Canadian purposes), and shall also include the appropriate vendor registration number on each invoice as required by law.

26.6 Payment Does Not Imply Approval

The making of any payment or payments by Gap, or the receipt thereof by Supplier, shall not imply Approval by Gap of any Services or the waiver of any warranties or requirements of this Agreement.

26.7 Withhold Remedy

A. In addition to, and cumulative of all other remedies in law, at equity and provided under this Agreement or this Section 26.7 (Withhold Remedy), in the event Supplier is in default of a material duty or obligation under this Agreement and it fails to cure the default within fifteen (15) days after receipt of written notice of default from Gap setting forth with specificity the nature of the default of a material duty or obligation and the requested remedy or cure, Gap may, without waiving any other rights under this Agreement, elect to withhold from the payments due to Supplier under this Agreement during the period beginning with the 16th day after Supplier’s receipt of notice of default, and ending on the date that the default has been cured to the reasonable satisfaction of Gap, but in no event shall the amount of such withhold be greater than the Charges associated with the specific Services which Gap alleged are in default or the Services that Supplier is not providing. Upon curing of the default by Supplier, Gap will cause the withheld payments to be paid to Supplier, without interest. Notwithstanding the forgoing, the amount Gap may withhold at any one time shall not in the aggregate for all disputes exceed an amount equal to Supplier’s fees and charges for the * immediately preceding such withhold (the “Aggregate Withhold Amount”). Gap shall pay to Supplier any disputed fees and charges in excess of the Aggregate Withhold Amount, provided that Gap shall retain any and all rights to contest its obligation to pay to Supplier such fee or charge.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Gap Confidential and Proprietary Information

B. If a dispute regarding billing is not resolved in accordance with Section 27.4 (Billing Disputes And Reports) within thirty (30) calendar days and Gap has elected not to pay the disputed amount in accordance with this Section 26.7 (Withhold Remedy), no late payment charges will apply to the disputed amount pending resolution of the claim through the procedures set forth in Section 31 (Internal Dispute Resolution). Upon resolution of the claim, Supplier shall issue to Gap any applicable credit or reinstitute the disputed amount as an amount due within thirty (30) days from the final resolution of the dispute.

26.8 Technology Changes

If a Technology Change (defined below) occurs, Gap and Supplier will identify the efficiencies, economies, and net savings resulting from such Technology Change and will, in good faith, * as to the affected Service(s). “Technology Change” shall mean a * resulting from * of (1) *; (2) *; or (3) *. For purposes of this Section 26.8 (Technology Changes), an increase in Supplier Personnel providing Services off shore or near shore by * or more shall be deemed a * change.

27. Invoices and Payments

27.1 General

A. Supplier shall invoice Gap monthly in two separate invoices, one for the baseline Services and the second for the appropriate variable adjustments for the Services that have been provided by Supplier pursuant to the terms of this Agreement. Supplier shall not invoice Gap, and Gap shall not be obligated to pay, any charges or other invoiced amounts (including pass through expenses) that are not properly invoiced within * after the end of the period in which such charges were incurred (or, in the case of amounts charged by any Transport Services Provider, after the date of Supplier’s receipt of the invoice from the Transport Services Provider), unless a request for an extension is approved in writing by the Gap Infrastructure Partnership Executive within the * window. Invoices shall be due upon receipt and payable by electronic funds transfer within forty-five (45) days of receipt by Gap. Supplier shall be permitted to invoice Gap for the baseline Services forty-five (45) days in advance of the payment date for such invoice. In no event shall Supplier invoicing result in baseline Service amounts being payable prior to the end of the month Services are actually delivered. Supplier shall invoice for the variable charges in the billing period following the billing period in which the actual charges are incurred. If any undisputed amount due Supplier under this Agreement remains unpaid for more than * after the date Gap receives the invoice, then within * of written notice by Supplier, Supplier’s Technical Executive and Gap’s Infrastructure Partnership Executive shall meet regarding the payment of such undisputed amount; if the undisputed amount is not paid within * of Supplier’s initial notice; then Supplier’s Industry Vice President shall meet with Gap’s Chief Information Officer regarding the payment of such undisputed amount within * of Supplier’s initial notice; if the undisputed amount is not paid within * of Supplier’s initial notice; then *. Gap will have the right to set off against amounts owed by Gap under the Agreement any amount Supplier is obligated to pay or credit Gap under the Agreement (included but not limited to Service Level Credits).

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Gap Confidential and Proprietary Information

B. Unless otherwise stated in an Implementation Agreement, all invoices under this Agreement shall be submitted to the following address:

*

27.2 Invoice Summary

Supplier shall render, by means of an electronic file, a single consolidated invoice for all charges incurred each month. If Gap Affiliates are the recipients of the Services, Supplier shall first send an informational invoice to Gap world headquarters for Gap Approval. After such Gap Approval, a separate invoice shall be sent to each Affiliate directly for payment. Such informational invoice shall be conspicuously marked “Information Invoice-Do Not Pay.” For purposes of calculating the payment due date, the forty five (45) day period shall commence upon receipt of the Information Invoice. Except as otherwise directed by Gap in writing, each invoice submitted by Supplier shall be substantially similar to the invoice attached hereto as Exhibit C.8 (Monthly Invoice and Invoice Sample), and shall include a summary section that includes, at minimum, the following information:

(1) Period of time covered by the invoice;

(2) Total invoice amount for Gap and Gap department according to Service type;

(3) Current month payments;

(4) Balance due;

(5) Calculations utilized to establish the charges;

(6) Identification of all pass-through expenses for the month to which the invoice corresponds;

(7) Global activity summary, including a country-by-country breakdown that enables Gap to Approve the Charges in each individual country for the Services, including, a breakdown of chargeable units for Services, taxes, and VAT (where applicable);

(8) Individual country invoices that enable each Gap Affiliate to pay for the Services on an country-by-county basis, including a breakdown of chargeable units for Services, taxes, and VAT (where applicable);

(9) Identification of the amounts of any taxes Supplier is collecting from Gap in accordance with Section 26.5 (Taxes); and

(10) Such other details and billing information as is necessary to satisfy Gap’s internal accounting or as specified by Gap to meet its Sarbanes-Oxley requirements, including as necessary to allow Gap to accurately allocate charges by legal entity, business unit, department, Gap Site, Statement of Work, and/or any client.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Gap Confidential and Proprietary Information

27.3 Billing Adjustments

Supplier shall provide Gap’s Infrastructure Partnership Executive with a monthly summary of credit and debit billing adjustments. The summary shall include, but not be limited to, the number and types of billing adjustments identified, the number of billing adjustments resolved, and the number and types of billing adjustments that are outstanding. Supplier shall insure that all billing debits and credits, including associated taxes, are distributed on the billing reports and the invoice and are shown at the proper hierarchy level. If a billing adjustment is found to exceed *, then Supplier shall notify Gap’s Infrastructure Partnership Executive before processing the billing adjustment to the billing report and the invoice. Supplier shall process all billing adjustments on the reports and invoice. In no event shall a billing adjustment result in a net increase to any Charge invoiced more than * days after the original invoice date for that Charge.

27.4 Billing Disputes And Reports

Supplier and Gap shall exercise good faith efforts to resolve all billing disputes to their mutual satisfaction within thirty (30) calendar days; provided, however, that in the event the billing dispute relates to Services provided to Supplier by a Subcontractor and the obligation to pay for such Service is passed through by Supplier directly to Gap, the aforementioned thirty (30) day period shall commence on the date Gap receives the invoice at issue from Supplier. Gap shall be entitled to withhold amounts in dispute under this Section 27.4 (Billing Disputes and Reports) in accordance with Section 26.7 (Withhold Remedy) without Supplier claiming a default of a material duty or obligation by Gap. A “billing dispute number” will be assigned by Supplier to all billing disputes. The billing dispute number will be used by Supplier and Gap on all correspondence and reports to identify the dispute. Supplier shall provide Gap’s Infrastructure Partnership Executive and agency department(s) with a monthly report of the status of pending billing disputes.

28. Limitations of Liability and Damages

28.1 Damage Recovery Exclusion

IN NO EVENT SHALL EITHER PARTY (OR A PARTY’S AFFILIATES, SUBCONTRACTORS, EMPLOYEES, OFFICERS OR DIRECTORS) BE LIABLE TO THE OTHER PARTY FOR INDIRECT, INCIDENTAL, COLLATERAL, PUNITIVE, CONSEQUENTIAL OR SPECIAL DAMAGES, INCLUDING LOST PROFITS, REGARDLESS OF THE FORM OF THE ACTION OR THE THEORY OF RECOVERY, WHETHER IN CONTRACT OR IN TORT (INCLUDING BREACH OF WARRANTY, NEGLIGENCE AND STRICT LIABILITY IN TORT) EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

28.2 Limitation of Liability Amount

Supplier’s and Gap’s (and their respective Affiliates, subcontractors, employees, officers or directors) aggregate liability for all direct damages whatsoever, arising out of this Agreement including all costs of cover, regardless of the form of the action or the theory of recovery whether in contract or tort (including breach of warranty, negligence and strict liability in tort) shall be limited, for all claims under this Agreement, to an aggregate amount equal to the total Charges paid to Supplier pursuant to this Agreement for *; provided that if the event giving rise to liability occurs during the *, liability shall be limited to an amount equal to the * (the “Damage Limit”).

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Gap Confidential and Proprietary Information

28.3 Exclusions

The limitations of liability and exclusions of certain damages set forth in this Section 28 (Limitations of Liability and Damages) shall not apply to claims or liability arising from:

A.*;

B.*;

C.*;

D.*;

E.*;

F.*;

G.*; and

H.*.

28.4 Egregious Acts

For purposes of this Agreement, “Egregious Acts” shall mean *, or other similar *. As to Egregious Acts, the limitation of liability amount set forth in Section 28.2 (Limitation of Liability Amount) shall be modified as follows: Supplier’s and Gap’s (and their respective Affiliates, subcontractors, employees, officers or directors) aggregate liability for all direct damages whatsoever, arising out of this Agreement including all costs of cover, regardless of the form of the action or the theory of recovery whether in contract or tort (including breach of warranty, negligence and strict liability in tort) shall be limited, for all claims under this Agreement, to an aggregate amount equal to the total Charges paid to Supplier pursuant to this Agreement for the * prior to the month in which the first Primary Event giving rise to liability occurred; provided that if the event giving rise to liability occurs during the first * after the Reference Date of this Agreement, liability shall be limited to an amount equal to the total Charges to be paid to Supplier in * pursuant to this Agreement (the “Egregious Act Damage Limit”). For purposes of clarity, the Egregious Act Damage Limit is inclusive of the Damage Limit set forth in Section 28.2 (Limitation of Liability Amount) above (as opposed to in addition to such Damage Limit).

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Gap Confidential and Proprietary Information

In the event that at any time during the Term, the Egregious Act Damage Limit has been depleted such that the remaining Egregious Act Damage Limit as to a Party falls below an amount that is * or less of the Egregious Act Damage Limit then either (1) that Party shall agree, upon request by the other Party, by Amendment to this Agreement to reset the Egregious Act Damage Limit to an amount equal to the total Charges paid to Supplier pursuant to this Agreement for the * prior to the month in which the first Primary Event giving rise to liability occurred; or (2) in the event the Party does not agree to reset the Egregious Act Damage Limit, the other Party shall have the option to terminate this Agreement without termination fees and (i) as to Gap, the payment to Supplier of Stranded Costs and (ii) as to Supplier, the payment to Gap of an amount that would be equal to the Stranded Cost amount Supplier would receive from Gap, if Gap was terminating the Agreement for convenience as of that date.

28.5 Direct Damages

The Parties agree that the following costs and damages, if incurred by either Party, shall be deemed direct damages and neither Party shall assert, and each is estopped from asserting, that they are special, indirect, incidental, consequential or exemplary damages, lost profits or other damages for which recovery is limited or excluded:

A. Costs of reloading data from last available back-up;

B. Costs of performing work-arounds regarding a service failure;

C. Costs of replacing lost, stolen or damaged goods or materials for which a Party is liable;

D. Costs payable to an alternate source to procure replacement services from that alternate source as a result of a failure to perform, to the extent in excess of the applicable charges; and

E. Overtime, straight time and related expenses and allocated overhead (including travel, lodging and wages) as a result of a failure to perform or provide all or a portion of the Services incurred in connection with (A) through (D) above.

The Parties acknowledge that by defining the foregoing as direct damages, they are not precluding the recovery of other damages that may be determined by a court to be direct.

29. Representations, Warranties, and Covenants

29.1 General

A. Each Party represents and warrants to the other Party that the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement have been duly authorized by the requisite corporate action on the part of such Party.

B. Each Party represents and warrants to the other Party that the execution, delivery, and performance of this Agreement by it will not constitute (i) a violation of any of its respective Regulatory Requirements; (ii) a violation of any judgment, order, or decree; (iii) a material default under any material contract by which it or any of its material assets are bound; or (iv) an event that would, with notice or lapse of time, or both, constitute such a default.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Gap Confidential and Proprietary Information

29.2 Performance Warranty

Supplier represents, warrants and agrees that during the Term of this Agreement, Supplier will provide the Services in accordance with the Service Levels and the Specifications.

29.3 Service

Supplier represents, warrants and agrees that all Services to be provided under this Agreement shall be performed in a professional, competent, and timely manner by appropriately qualified Supplier Personnel in accordance with this Agreement and consistent with Supplier’s best practices.

29.4 Litigation Warranty

Supplier represents, warrants and agrees that as of the Reference Date there are no existing or threatened legal proceedings against Supplier that would have a material adverse effect upon its ability to perform its obligations under this Agreement or its financial condition or operations. Gap represents, warrants and agrees that as of the Reference Date there are no existing or threatened legal proceedings against Gap that would have a material adverse effect upon its ability to perform its obligations under this Agreement or its financial condition or operations.

29.5 Licensed Users and Rights to Use Software

Supplier represents and warrants that it shall acquire, maintain, and continuously update (as applicable) the type and number of license(s) required to grant Gap and the Gap Authorized Users the right to use the Software provided by Supplier in order to utilize the Services, and otherwise comply with the terms of this Agreement. All third party license fees for such Software provided by Supplier shall be at no additional cost to Gap, provided following the Termination Transition Period, Gap will be required to pay the third party licensor maintenance and support fees to the same extent Supplier would be bound to do so under Supplier’s license with such third party licensor. To the extent that a third party license imposes a limit or restriction on Gap’s right to use the Software provided by Supplier as permitted in this Agreement and such limit or restriction has not been identified in this Agreement, Supplier shall take commercially reasonable actions and pay the license fees required to provide Gap with all the rights to use and modify the Software provided by Supplier afforded by this Agreement to the extent permitted.

29.6 Support Not to be Withheld

Subject to Section 26.7 (Withhold Remedy), each Party agrees to continue performing its obligations under this Agreement while any dispute between the Parties is being resolved except only to the extent the issue in dispute directly precludes such performance (dispute over payment shall not be deemed to preclude performance) unless and until such obligations are terminated by the termination or expiration of this Agreement.

29.7 Assignment of Warranties

Supplier represents, warrants and agrees that it shall assign and deliver, and agrees to assign and deliver, to Gap all representations and warranties received by Supplier from Third Party Vendors, to the extent such warranties are assignable and relate to the Services, including rights to

Gap Confidential and Proprietary Information

recovery. Supplier shall, upon Gap’s request and at Gap’s cost, enforce such warranties that are not assignable, and track and notify Gap of each warranty, and deliver to Gap any documentation issued by a warrantor evidencing such warranty. Nothing in this Section 29.7 (Assignment of Warranties) shall require Supplier to initiate litigation against any such Third Party Vendors.

29.8 Viruses

Supplier represents, warrants and agrees that it shall use its best practices to ensure that no forms of harmful or surreptitious code, including, Malware (as defined in the Glossary to the Statement of Work), Trojan horses, system monitors/keyloggers, dialers, adware, and adware cookies (collectively, “Virus(es)”) are introduced into the Gap IT Environment. If a Virus is found to have been introduced into the Gap IT Environment by Supplier, Supplier shall promptly notify Gap in writing in accordance with Gap’s security incident response procedures and, at no additional charge to Gap, shall provide commercially reasonable assistance to Gap in reducing the effects of, and mitigating the losses and restoring any Deficiencies resulting from, the Virus. Notwithstanding the foregoing, if a Virus is found to have been introduced into the Gap IT Environment, whether or not by Supplier, Supplier shall upon learning of any such Virus promptly notify Gap in writing in accordance with Gap’s security incident response procedures and shall provide commercially reasonable assistance to Gap in reducing the effects of, and mitigating the losses from, the Virus to the extent it can do so with its resources then currently dedicated to the delivery of the Services and without impacting its ability to deliver the Services in accordance with this Agreement.

29.9 Disabling Devices

Supplier represents, warrants and agrees that it shall not knowingly cause any unplanned interruption of the operations of, or accessibility to the Gap IT Environment through any device, method or means including, the use of any “virus,” “lockup,” “time bomb,” “key lock” device program, or disabling code, for which a purpose is to: (1) cause any unplanned interruption of the operations of (other than devices that are necessary to safeguard the device or the Gap IT Environment) or prevent the accessibility of the Gap IT Environment to Gap or any Authorized User, (2) alter, destroy, or inhibit the use of the Gap IT Environment, or (3) block access to, or prevent the use/accessibility of, the Gap IT Environment by Gap or Authorized Users (collectively referred to for purposes of this Section as “Disabling Device(s)”). Supplier agrees that it has not, and will not, place any Disabling Device in the Gap IT Environment (other than licensing limitation controls (e.g., keys) that are incorporated into commercially available Software), nor shall it invoke any Disabling Devices contained on the Gap IT Environment at any time (including upon expiration or termination of this Agreement for any reason). In the event of a breach of this Section (Disabling Devices) by Supplier, Supplier shall remove the Disabling Device and restore such data or information to the most recently available electronic back-up copy and supporting transaction logs at no cost to Gap.

29.10 Insurance Premiums

Supplier represents, warrants and agrees that it will pay all premiums, deductible amounts, and other costs required to maintain all insurance policies in accordance with Section 35 (Insurance and Indemnity) herein.

29.11 Compliance with Laws

Supplier represents, warrants and agrees that it shall comply, and shall require its Subcontractors to comply, as applicable, with all foreign and U.S., national, provincial, state, and local laws, rules, directives, and regulations relating to Supplier’s capacity as an information technology service

Gap Confidential and Proprietary Information

provider and/or data processor, including, OSHA regulations, environmental laws, HIPAA, those directives such as the European Union Data Protection Directive and regulations/directives relating to EU Works Councils (collectively “Supplier Regulatory Requirements”). Supplier shall identify, obtain and pay for permits, certificates, approvals, and inspections required under such Supplier Regulatory Requirements. Supplier agrees to provide the information regarding the Services, and the Charges relating to the Services, that Gap identifies as necessary for Gap to comply with the Sarbanes-Oxley Corporate Reform Act. For the avoidance of doubt, unless specifically otherwise mandated by the Sarbanes-Oxley Corporate Reform Act, the above does not include Supplier’s cost data or confidential or proprietary information of any of Supplier’s other customers. Gap shall comply, and shall require its subcontractors to comply, as applicable, with all foreign and U.S., national, provincial, state, and local laws, rules, directives, and regulations relating to Gap business, including, OSHA regulations, environmental laws, HIPAA, those directives such as the European Union Data Protection Directive and regulations/directives relating to EU Works Councils (collectively “Gap Regulatory Requirements”).

29.12 Changes in Law and Regulations

Supplier represents, warrants and agrees that it shall identify the impact of changes in Supplier Regulatory Requirements on its ability to deliver the Services and perform its obligations under the Agreement. Supplier shall notify Gap of such Supplier Regulatory Requirements within ten (10) days after it learns of the enactment of any such Supplier Regulatory Requirements and shall work with Gap to identify the impact of such changes on how Gap uses the Services or on how Supplier delivers the Services. Gap and Supplier shall promptly make any resulting modifications to the Services as reasonably necessary as a result of changes in such Supplier Regulatory Requirements. Supplier shall comply with changes to all Supplier Regulatory Requirements and shall implement any necessary modifications to the Services prior to the deadline imposed, or extensions authorized by, the regulatory or other governmental body having jurisdiction for such Supplier Regulatory Requirements. All costs associated with identification and compliance with Supplier Regulatory Requirements shall be borne by Supplier. Upon Approval by Gap of an applicable change request pursuant to the Change Control Procedures, Supplier shall (i) implement Gap Regulatory Requirements, and (ii) shall implement any necessary modifications to the Services, in accordance with Gap’s Policies and Procedures and/or an applicable Statement of Work, as applicable. Except as provided in this Section, Supplier shall have no obligation to identify regulatory changes.

29.13 Inducements

Supplier represents, warrants and agrees that it has not and will not violate foreign and U.S., national, provincial, state, and local laws, rules, directives, and regulations, or any Gap policies of which Supplier has been given advance notice, regarding the offering or receiving of unlawful inducements in connection with the Agreement.

29.14 Technical Architecture and Product Standards

Supplier represents, warrants and agrees that it shall (1) comply with Gap’s Policies and Procedures and (2) obtain Gap’s written approval for any material deviation from Gap’s Policies and Procedures.

29.15 Open Source Warranty

Supplier represents, warrants, and agrees that it will not introduce any Open Source Software into the Gap Systems without Gap’s prior written consent. In the event of a breach of this Section 29.15 (Open Source Warranty), Supplier shall provide a replacement to such Open Source

Gap Confidential and Proprietary Information

Software product at no extra cost and expense to Gap, and fully install and implement such replacement Software product into the Gap Systems without interference to Gap’s information technology environment and operations.

29.16 Representations and Warranties Throughout Agreement

It is understood and agreed by the Parties that Supplier’s representations and warranties are set forth throughout this Agreement and are not confined to this Section 29 (Representations, Warranties, and Covenants).

29.17 Warranty Disclaimer

THE WARRANTIES SET FORTH IN THIS AGREEMENT (AND IN ANY IMPLEMENTATION DOCUMENTS ISSUED HEREUNDER) ARE MADE TO, AND FOR THE BENEFIT OF, GAP AND SUPPLIER EXCLUSIVELY AND ARE IN LIEU OF ALL OTHER WARRANTIES. EXCEPT AS SPECIFICALLY PROVIDED IN THIS AGREEMENT, SUPPLIER MAKES AND GAP RECEIVES NO WARRANTIES, EXPRESS OR IMPLIED, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

Unless otherwise expressly agreed to in a writing executed by the Parties after the Reference Date, Supplier does not warrant uninterrupted or error-free operations of a Service or that Supplier will find or correct all defects. For the avoidance of doubt, the Parties acknowledge that nothing in the foregoing sentence is intended to waive or restrict Supplier’s express representations, warranties or obligations set forth in this Agreement.

30. Remedy Waiver

This Agreement utilizes a number of “interim remedies” (including service level remedies, dispute resolution processes, payment withholds, and credit assessment mechanisms) to assist the Parties in effectively addressing performance issues that may arise during the Term. Gap deems the various remedies as essential tools to its management of this Agreement. Nevertheless, Supplier’s effective ongoing performance is the critical behavior such remedies are designed to achieve.

Consequently, recognizing that circumstances may arise in which the imposition of the interim remedies as structured may not fairly reflect corrective and other efforts made by Supplier, subject to Section 43 (Waiver), Gap’s Chief Information Officer, may, in such individual’s sole discretion waive, in an individual occurrence, Gap’s right to use, or collect a credit resulting from, such interim remedies. Factors that will be considered by Gap’s Chief Information Officer in assessing whether to waive an interim remedy include: (1) Supplier’s proactive involvement in identifying a problem before operational impacts are manifested; (2) the timing, quality, and accuracy of communications from Supplier relating to a problem; (3) the speed with which corrective actions are taken and the problem is fixed; (4) the quality of Supplier’s root cause analysis and the likelihood that appropriate steps have been taken to prevent a reoccurrence of the problem; (5) the quality of Supplier’s overall performance at the time the remedy right accrues and during the Term; and (6) the impact of other causal factors, including Gap’s actions or inaction relating to the problem.

Any waiver under this Section must be in writing, expressly state that it is a waiver under this Section, and be signed by Gap’s Chief Information Officer and the Gap Infrastructure Partnership Executive.

Gap Confidential and Proprietary Information

31. Internal Dispute Resolution

31.1 Intent

The Parties shall resolve their disputes informally to the maximum extent possible. The Parties shall negotiate all matters of joint concern in good faith, with the intention of resolving issues between them in a mutually satisfactory manner. Only disputes within the scope of this Agreement are subject to this Section. However, nothing in this Section shall preclude the Parties from exercising their termination rights pursuant to Section 33 (Termination) following the period specified in Section 31.2 (Informal Resolution). Each Party shall bear its own attorney’s fees and costs in connection with the internal dispute resolution process; except, to the extent the Parties otherwise agree in writing to incur certain costs to support the internal dispute resolution process, such costs shall be shared equally by the Parties. The Parties agree all statements made in connection with internal dispute resolution efforts shall not be considered admissions or statements against interest by either Party. The Parties further agree that they will not attempt to introduce such statements at any later trial, arbitration, or mediation between the Parties.

31.2 Informal Resolution

If a dispute arises under this Agreement, then within seven (7) Business Days after a written request by either Party, Gap’s Infrastructure Partnership Executive and Supplier Outsourcing Relationship Executive shall promptly confer to resolve the dispute. If these representatives cannot resolve the dispute or either of them determines they are not making progress toward the resolution of the dispute within seven (7) Business Days after their initial conference, then the dispute shall be submitted to the Gap Chief Information Officer and Supplier Industry Vice President, who shall promptly confer to resolve the dispute.

31.3 Fact Finding Report

The Gap Outsourcing Relationship Executive and Supplier Outsourcing Relationship Executive shall provide the Gap Chief Information Officer and Supplier Industry Vice President with a written description of the dispute, including the particular issues on which the Parties seek recommendations.

A. Fact Finding

The Gap Chief Information Officer and Supplier Industry Vice President shall engage in fact finding as required by the dispute and recommend how best to resolve the dispute. The Gap Chief Information Officer and Supplier Industry Vice President may submit written questions to the Parties, may request oral statements, and may review relevant documents.

B. Report

Within thirty (30) days after the Gap Chief Information Officer and Supplier Industry Vice President have convened to resolve the dispute, the Gap Chief Information Officer and Supplier Industry Vice President shall cause a joint written report to be prepared, including their findings of fact and recommendations for resolution. Upon conclusion of the dispute resolution process by the Gap Chief Information Officer and Supplier Industry Vice President, any documentation created by a Party for such dispute resolution process shall be returned to the Party submitting such documentation and copies shall either be returned or destroyed.

Gap Confidential and Proprietary Information

31.4 Dispute Resolution Mandatory

The dispute resolution process provided in this Section 31 (Internal Dispute Resolution) is a prerequisite to the exercise of any judicial remedies available to the Parties (including, any claim for breach of contract pursuant to Section 33.2 (Termination for Cause by Gap) or Section 33.3 (Termination for Cause by Supplier)), except in cases where a Party is seeking injunctive or other equitable relief.

31.5 Applicability To Disputes With Suppliers Other than Supplier

At no Charge to Gap, Supplier agrees that on Gap’s written request, it will reasonably participate in dispute resolution in accordance with this Section 31 (Internal Dispute Resolution) with Gap and Gap’s Third Party Vendors to resolve any disputes between and/or among such vendors, including Supplier and Gap, as to responsibility by any particular vendor for issues arising from warranty and other information system performance obligations to the extent related to the Services. Neither Party shall be required to submit Proprietary or Confidential Information to such Third Party Vendor(s) unless the Third Party Vendor(s) has executed an appropriate confidentiality or non-disclosure agreement as to the information that will be disclosed to it in connection with the dispute resolution process.

32. [Reserved]

33. Termination

33.1 Change of Control

Gap may terminate this Agreement on one hundred eighty (180) days written notice in the event of the acquisition of all or substantially all of Supplier’s assets, or any merger by or with Supplier in which Supplier is not the surviving entity or in which Supplier’s principals do not remain in control of the surviving entity; provided, however, that Gap must deliver any notice of termination pursuant to this Section 33.1 (Change of Control) within twelve (12) months of the effective date of any such transaction. Notwithstanding the foregoing, Gap shall be responsible for the Termination Charges for Change of Control as detailed in Exhibit C.6 (Termination for Convenience Fees), and in the event the surviving entity is a Gap Competitor, Gap shall be responsible for Stranded Costs only.

33.2 Termination for Cause by Gap

Gap may terminate this Agreement, in whole or in part, if Supplier: (i) breaches a (1) material obligation, or (2) warranty or representation under this Agreement; and fails to cure such breach within thirty (30) days after written notice from Gap, (ii) breaches a (1) material obligation, or (2) warranty or representation under the Agreement which is not capable of being cured within thirty (30) days and for which an acceptable plan of correction has not been submitted within that time; or (iii) commits numerous breaches of its duties or obligations under the Agreement which in the aggregate are material and fails to cure such numerous breaches within thirty (30) days after written notice. Gap notice shall specify the acts, omissions or events alleged to constitute such material breach and shall state that the notice is being provided in accordance with this Section 33.2 (Termination for Cause by Gap). In the event of Supplier’s failure to cure such breach, or, as applicable, submit an acceptable plan of correction, within the applicable cure period, Gap may terminate this Agreement as of the date set forth in such written notice, which date of termination shall in no event be less than thirty (30) days from the date of the notice of termination.

Gap Confidential and Proprietary Information

33.3 Termination for Cause by Supplier

In the event of a material breach by Gap of its obligations under this Agreement, Supplier shall promptly provide Gap with written notice specifying in detail the acts, omissions or events alleged to constitute such material breach and Gap shall have thirty (30) days within which to cure such breach or propose a reasonable plan to cure such breach. In the event of Gap’s failure within such thirty (30) day period as the case may be to cure such breach or to propose a reasonable plan for the cure thereof, Supplier may terminate this Agreement upon written notice to Gap.

33.4 Termination for Insolvency

In addition to Gap’s rights under Section 38 (Bankruptcy and Liquidation), in the event Supplier becomes or is declared insolvent, becomes subject to a voluntary or involuntary bankruptcy or similar proceeding, or makes an assignment for the benefit of all or substantially of all of its creditors, then in such event Gap may terminate this Agreement on ten (10) days written notice to Supplier.

33.5 Termination for Failure to Implement Benchmark Adjustments

If (1) Supplier fails to adjust its pricing as required under Section 8.2B (Benchmark Adjustments), or (2) Gap (in its sole discretion) does not accept Supplier’s proposal to reduce its prices to the Benchmark as set forth in Section 8.2B(2) (Benchmark Adjustments), Gap may, upon sixty (60) days notice to Supplier, (a) terminate this Agreement, at no fee to Gap, as to the Aggregated Service or Aggregated Services that were not reduced to the Benchmark, or (b) at Gap’s option, the Agreement as a whole. Notwithstanding the preceding sentence, Gap shall be responsible for Stranded Costs. Gap’s election to terminate under this Section shall be made within one hundred and eighty (180) days of either (1) Supplier fails to adjust its pricing as required under Section 8.2B (Benchmark Adjustments), or (2) Gap (in its sole discretion) does not accept Supplier’s proposal to reduce its prices to the Benchmark as set forth in Section 8.2B(2) (Benchmark Adjustments).

33.6 Termination for Convenience

Gap may at any time, elect to terminate this Agreement or a Statement of Work as to New Services at its convenience provided it shall, at the time of such election, provide Supplier with one-hundred eighty (180) days notice. In the event of termination of this Agreement and/or a Statement of Work as to New Services, other than payments for non-cancelable leases and service contracts, Gap shall pay the termination for convenience charges specified in Exhibit C.6 (Termination for Convenience Fees).

Gap may terminate any Non-Service Catalog Item for convenience upon providing Supplier with three (3) business days prior written notice. Upon any such termination, Gap shall only be liable for any Charges incurred though the effective date of termination and applicable Stranded Contracts and Stranded Assets.

33.7 Termination Assistance

After the effective date of any termination pursuant to this Section 33 (Termination), Supplier shall continue to provide Services in accordance with Section 34 (Termination/Expiration Assistance Services) for which it shall be compensated by Gap as provided in Section 34.2 (Performance of Services).

Gap Confidential and Proprietary Information

33.8 Payment of Fees

In the event of termination under this Section 33 (Termination), Gap agrees to pay to Supplier the Charges for the Services satisfactorily performed by Supplier under this Agreement through the date of actual termination, but shall not pay other charges or fees related to such termination, unless specifically described in this Section 33 (Termination).

33.9 Cumulative Remedies

The Parties understand and agree that the rights and remedies available to either Party at law, in equity and/or under this Agreement shall be cumulative and nonexclusive in nature.

34. Termination/Expiration Assistance Services

34.1 Termination/Expiration Transition Plan

Supplier understands and agrees that Gap’s business operations are dependent on the Services, and that Gap’s inability to receive the Services would result in irreparable damages to Gap. Therefore, upon the expiration of this Agreement or its termination by either Party for any reason, including the breach of this Agreement by the other Party, Termination Assistance Services shall be provided as set forth in this Section 34 (Termination/Expiration Assistance Services). If no Termination Transition Plan has yet been agreed to at the time of termination, the rights of Gap upon any expiration or termination of this Agreement shall be as set forth in this Section 34 (Termination/Expiration Assistance Services). If a Termination Transition Plan has been agreed to, then the rights of Gap upon any expiration or termination of this Agreement shall be as set forth in the most recent approved Termination Transition Plan, and also as set forth in this Section 34 (Termination/Expiration Assistance Services). In the event of any inconsistency between this Section 34 (Termination/Expiration Assistance Services) and the applicable Termination Transition Plan, this Section shall govern. If no Termination Transition Plan has been agreed to by the Parties at the time of any termination of this Agreement, then Supplier shall provide the professional services staff necessary to provide (1) the Services (as requested by Gap in accordance with Section 34.3 (Termination Transition Period) at performance standards and Service Levels in effect at the time of termination or expiration, and (2) the Termination Assistance Services.

34.2 Performance of Services

Supplier and Gap acknowledge and agree that their mutual cooperation is important to an effective transition of technology services provided by Supplier to Gap or its designated provider(s). As requested by Gap in accordance with Section 34.3 (Termination Transition Period), Supplier shall provide Gap with all of the Services, including all of the Termination Assistance Services set forth in this Section 34 (Termination/Expiration Assistance Services) and in the then most recent version of the Termination Transition Plan. Supplier shall have no right to withhold or limit any of the Services (including the Termination Assistance Services) on the basis of any alleged breach of this Agreement by Gap, other than a failure by Gap to timely pay the amounts due for the Services (including Termination Assistance Services) rendered during the Termination Transition Period (as set forth in Section 34.3 (Termination Transition Period). Gap shall have the right to seek specific performance of this Section 34 (Termination/Expiration Assistance Services). In addition to the Services as set forth in this Agreement, the Termination Assistance Services shall include, at a minimum, (i) converting data; (ii) providing parallel services until transition to a new system, (iii) providing on-site technical support, (iv) cooperating with Gap or its designated vendor in developing required interfaces, (v) meeting with Gap as soon as practicable after a notice of termination or notice of a decision to not extend this Agreement has been given, to discuss any potential modifications to the then most current Termination Transition Plan;

Gap Confidential and Proprietary Information

(vi) using all commercially reasonable efforts to assist Gap in effecting a transition of the Services, in accordance with best practices, to Gap or another vendor chosen by Gap; (vii) providing the number and types of resources necessary to complete the transition in accordance with the Termination Transition Plan; and (viii) such other services as shall be necessary or appropriate to facilitate, without interruption to the Services, the orderly transition of the Services to Gap or its new provider of services in accordance with best practices. If Supplier is providing any Services hereunder at the time of such transition utilizing any software license from a Third Party Vendor, the responsibility for obtaining and paying for the transfer of such licenses shall be in accordance with Section 21 (Consents). Notwithstanding anything in this Agreement to the contrary, Gap shall be entitled to increase and/or decrease the scope of the Services and Termination Assistance Services in its sole discretion during any Termination Transition Period. Supplier shall be compensated on a time and material basis or fixed fee basis (as agreed by the Parties) for all Termination Assistance Services by payment by Gap, with respect to time and materials charges, in accordance with the rates set forth in this Agreement or, if applicable rates for time and materials charges are not contained in this Agreement, and for all fixed fee charges, at commercially reasonable rates, it being understood that the charges for the Termination Assistance Services are not included in the Charges.

34.3 Termination Transition Period

Unless otherwise directed by Gap, commencing: (i) six (6) months prior to the expiration of the Agreement; (ii) upon any notice of termination or non-renewal of the Agreement; or (iii) six (6) months prior to any other ceasing of Service under the Agreement, and continuing for a period defined in the Termination Transition Plan but in no event less than twelve (12) months following the expiration or termination of this Agreement (unless a shorter time period is requested by Gap), Supplier will continue to provide the Services (including the Termination Assistance Services) as requested by Gap. After such twelve (12) month period (or such shorter time period as requested by Gap), unless otherwise directed by Gap, Supplier shall provide extensions of the Services (including the Termination Assistance Services) as requested by Gap in serial thirty (30) day extension terms for up to an additional six (6) months (such period, the “Termination Transition Period”). The total Termination Transition Period shall not exceed eighteen (18) months.

In addition to the Services as set forth in this Agreement, the Termination Assistance Services shall include, at a minimum, converting data, providing parallel services until transition to a new system, providing on-site technical support, cooperating with Gap or its designated vendor in developing required interfaces, and such other services as shall be necessary or appropriate to facilitate, without material or extended interruption to the Services, the orderly transition of the Services to Gap or its new provider of services in accordance with Supplier’s best practices. Gap shall have the same rights to Software and such other intellectual property rights as provided in Section 22 (Software, Documentation, and Intellectual Property) during the transition period as it does during the Term.

34.4 Transition Services

Supplier will provide the following Termination Assistance Services at Gap’s request:

A. Supplier shall (i) assist Gap in developing a written transition plan for the transition of the Services to Gap or Gap’s designee, which plan shall include capacity planning, facilities planning, human resources planning, and data transport/telecommunications planning necessary to effect the transition, (ii) perform programming and consulting services as requested to assist in implementing the transition plan, (iii) train personnel designated by Gap in the use of any Equipment, Software, materials or processes to be transferred, (iv) catalog all Software, Gap Data and Equipment used to provide the Services, provide machine readable and printed listings of source code for Software in

Gap Confidential and Proprietary Information

accordance with Section 22 (Software, Documentation and Intellectual Property) to the extent such source code is generally made available for such Software and assist in its reconfiguration, (v) analyze and report on the space required for the Gap Data and the Software needed to provide the Services, (vi) assist in the execution of a parallel operation, data migration and testing process until the transition to Gap or Gap’s designee has been successfully completed, (vii) create and provide copies of the Gap Data in the format and on the media reasonably requested by Gap and, when directed by Gap to do so, delete (and certify in writing such deletion) all Gap Data in Supplier’s possession or control from any tapes or other data storage media, including written records, in Supplier’s possession or control except archival records as necessary for documentation of Supplier’s engagement with Gap, (viii) provide a complete and up-to-date, electronic copy of the Policy and Procedures Manual, in the format and on the media reasonably requested by Gap, (ix) identify, and assist Gap in Provisioning, a suitable functionally equivalent replacement for any shared hardware or software then used by Supplier to provide the Services, and (x) provide other technical assistance as requested by Gap.

B. Gap or Gap’s designee shall be permitted to undertake, without interference from Supplier or Supplier Affiliates (including counter-offers), to hire, effective after the later of the termination of the Term or completion of any Termination Assistance Services, any employees of Supplier or Supplier Affiliates primarily assigned to the performance of Services within the twelve (12) month period prior to the expiration or termination date by providing Supplier with written notice of its intent to hire any such employees no later than the latter of (i) forty-five (45) days prior to the expiration of the Term or (ii) forty-five (45) days prior to the completion of any Termination Assistance Period. Supplier shall waive, and shall cause its Affiliates to waive, their rights, if any, under contracts with such personnel restricting the ability of such personnel to be recruited or hired by Gap or its designee. Gap or its designee shall have reasonable access to such employees of Supplier or Supplier Affiliates for interviews, evaluations and recruitment. Gap shall conduct the above-described hiring activity in a manner that is not unnecessarily disruptive of the performance by Supplier of its obligations under this Agreement or any of the Implementation Agreements.

C. To the extent Gap or its designee is entitled under Section 22 (Software, Documentation and Intellectual Property) to a license, sublicense or other right to use any Software or other Intellectual Property utilized in performing the Services, Supplier shall provide Gap or its designee with such license, sublicense or other right, including, Source Materials (where Gap has the right to such Source Materials), Object Code and Documentation related to Software (where Gap has the right to such Documentation), in Supplier’s possession or control in a form reasonably requested by Gap. Notwithstanding anything in this Agreement to the contrary, Supplier shall have no obligation to provide Gap any Software that is Source Materials other than where the Source Material is Gap Custom Software and/or Gap Modified Software.

D. Gap or its designee shall have the right (but not the obligation, except as set forth in Sections 3.10B (Failure to Comply with the Transition-In Plan), 33.1 (Change of Control), 33.4 (Termination for Insolvency), 33.6 (Termination for Convenience), or 33.5 (Termination for Failure to Implement Benchmark Adjustments) upon reasonable notice to purchase any Equipment owned by Supplier and which, on the date of expiration or termination of this Agreement, Supplier is using on a dedicated basis to perform the Services. In addition, at Gap’s request, Supplier shall use commercially reasonable efforts to provide Gap with the right to either (i) lease directly from the applicable third party lessor (other than a Supplier Affiliate) any leased Equipment that on the date of expiration or termination of this Agreement Supplier is using on a dedicated basis to perform the Services, or (ii) assume Supplier’s lease for any such Equipment (other than as to Equipment provided by a Supplier Affiliate); provided that Supplier shall use commercially reasonable efforts to minimize any costs associated with the exercise of any such right by Gap and any transfer, assumption or termination fees or expenses associated with the exercise of any such right shall be the responsibility of, and paid for by, Gap. Gap shall assume such lease obligations (or pay for the applicable lease buy-out) if obligated to do so in

Gap Confidential and Proprietary Information

accordance with Exhibit C.7 (Financial Responsibility Matrix). Gap shall execute such documents as necessary for Supplier to be relieved of Supplier’s obligations under such assumed leases after the transfer date. In the case of leases entered into specifically to provide the Services, Supplier shall use commercially reasonable efforts to obtain such rights in advance and shall not enter into any such lease not offering such rights without Gap’s prior written consent, which shall not be unreasonably withheld or delayed (provided that the withholding of consent shall not preclude Supplier from then using a lease not entered into specifically for this engagement to acquire such Equipment). In all cases, such owned or leased Equipment shall be transferred in good working condition, reasonable wear and tear excepted, as of the expiration or termination date or the completion of any Services associated with such Equipment requested by Gap under this Agreement, whichever is later. In the case of Supplier-owned equipment, Supplier shall grant to Gap a warranty of title and a warranty that such Equipment is free and clear of all liens and encumbrances. Such conveyance by Supplier to Gap shall be at net book value (not to exceed fair market value at the time placed in service) calculated in accordance with generally accepted accounting principles using the depreciation schedule customarily used by Supplier for the applicable type of equipment (including equipment dedicated to Supplier internal use, used at shared Supplier service facilities and dedicated to specific Supplier customers). In the case of leased Equipment, Supplier shall represent and warrant that the lease is not in default and that all payments thereunder have been made through the date of transfer.

E. Supplier shall return to Gap, if not previously returned, all Gap Equipment, in condition at least as good as the condition thereof on the Reference Date, ordinary wear and tear excepted. Such Equipment shall be returned at the expiration or termination date or the completion of any Services or Termination Assistance Services associated with such Equipment requested by Gap under this Agreement, whichever is later.

F. Supplier shall inform Gap of Subcontracts or Third Party Vendor contracts primarily dedicated by Supplier, Supplier Subcontractors or Supplier Affiliates to perform the Services. Gap shall retain the right to contract directly with any such Subcontractor or Third Party Vendor. In addition, Supplier shall use commercially reasonable efforts to provide Gap with the right to contract directly with any Subcontractor or Third Party Vendor previously utilized by Supplier to perform any Services or to assume Supplier’s contract with such Subcontractor or Third Party Vendor.

G. In the event that Supplier is able to obtain the right for Gap to assume such Subcontracts and Third Party Vendor contracts in accordance with the Subsection (F) above, Supplier shall assign the designated Subcontracts and Third Party Vendor contracts to Gap or its designee as of the expiration or termination date or the completion of any Services associated with such Subcontracts or Third Party Vendor contracts, whichever is later. There shall be no charge or fee imposed by Supplier on Gap related to such assignment and Supplier shall use commercially reasonable efforts to minimize or eliminate any such charges or fees imposed by any Subcontractors or Third Party Vendor. To the extent charges or fees are imposed by any Subcontractors or Third Party Vendor, such costs shall be paid by Gap. Supplier shall (i) represent and warrant that it is not in default of such Subcontracts and Third Party Vendor contracts; (ii) represent and warrant that all payments have been made thereunder through the date of assignment; and (iii) notify Gap of any defaults by Subcontractors or Third Party Vendor contractors with respect to such Subcontracts and Third Party Vendor contracts of which Supplier is then aware. Subject to Supplier’s compliance with the requirements of this subsection, Gap shall represent and warrant to Supplier that, from the date of assumption, it will assume all contractual responsibilities and liability associated with such Subcontracts and Third Party Vendor contract assigned to Gap hereunder.

Gap Confidential and Proprietary Information

35. Insurance and Indemnity

35.1 Required Insurance Coverage

Supplier shall obtain, pay for, and maintain in full force and effect during the term of this Agreement insurance as follows:

A. Workers’ compensation and employers’ liability insurance with limits as required by law or * for each accident, including occupational disease coverage, with a limit of * per person subject to an aggregate limit of * per annum. These policies will contain waivers of the insurer’s subrogation rights against Gap where permitted by law;

B. Commercial general liability insurance, and excess liability insurance coverage, with limits of * combined single limit for bodily injury, death, and property damage, including personal injury, contractual liability, independent contractors, broad-form property damage, and products and completed operations coverage;

C. Commercial automobile liability insurance with limits of not less than * for each occurrence combined single limit of liability for bodily injury, death, and property damage, including owned and non-owned and hired automobile coverages, as applicable;

D. Professional Liability Insurance (Errors and Omissions) with limits of * annual aggregate for all claims each policy year for technology errors and omissions. This coverage should not exclude Virus Liability, Intellectual Property Liability, Denial of Electronic Access Liability, Electronic Information Damage Liability, liabilities assumed under contract, and direct damages;

E. All Risk Property Liability Insurance with limits not less than the full replacement cost value of Supplier’s Equipment situated at a Gap Site during the Term of the Agreement; and

F. Employee Dishonesty and Computer Fraud Insurance with limits not less than * per occurrence.

35.2 Claims Made Coverages

To the extent any insurance coverage required under this Section 35 (Insurance and Indemnity) is purchased on a “claims-made” basis, such insurance shall cover all prior acts of Supplier during the Term of this Agreement and for at least two (2) years after the Term of the Agreement.

35.3 Certificates Of Insurance

Certificates of insurance evidencing all coverages described in this Section 35 (Insurance and Indemnity) shall be furnished to the Gap within two (2) weeks of the Reference Date with the following endorsements:

A. In the name of The Gap, Inc., its officers, directors and employees, and its Affiliates as additional insureds limited to coverage B (Commercial General Liability Insurance) and C (Commercial Automobile Liability Insurance) in Section 35.1 (Required Insurance Coverage) above where allowable by country law;

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Gap Confidential and Proprietary Information

B. To provide that each of the policies is primary insurance, not contributing, with respect to any other insurance available to Gap as to any claim for which coverage is afforded under the policy, except for coverage D (Professional Liability Insurance) and F (Employee Dishonesty and Computer Fraud Insurance) in Section 35.1 (Required Insurance Coverage) above and will be limited in other areas of coverage to the acts omissions of Supplier in the performance of this agreement;

C. To provide that the policy shall apply separately to each insured against whom a claim is made or suit is brought (required for Comprehensive General Liability, and Automobile Liability only where allowable by country law); and

D. The Gap, Inc., its officers, directors, employees, or its Affiliates shall be named as a “Loss Payee” under All Risk Property Insurance, as respects their interest in the property insured.

None of the requirements contained herein as to types, limits and approval of insurance coverage to be maintained by Supplier are intended to and shall not in any manner limit or qualify the liabilities and obligations assumed by Supplier under this Agreement. Receipt of any certificate showing less coverage than requested is not a waiver of Supplier’s obligation to fulfill its requirements. Supplier may utilize reasonable deductibles given its size and financial stability. Supplier will be responsible to pay any loss amount that lie within its deductible, up to the maximum amount of the deductible.

35.4 Subcontractors To Be Insured

Supplier shall require all of its Subcontractors to carry insurance coverages and limits as agreed to and approved in writing by Gap, and shall require all such insurance policies to name Gap, its officers and employees as additional insureds limited to coverage B and C in Section 35.1 (Required Insurance Coverage) above where allowable by country law.

35.5 Cancellation Or Lapse Of Insurance

Supplier shall give thirty (30) days prior written notice to Gap of cancellation, non-renewal, or material change in coverage, scope, or amount of any policy, except it shall provide timely written notice of cancellation, non-renewal, or material change in coverage, scope, or amount of any policy for Professional Liability and Crime insurance policies referenced above.

35.6 Other Insurance Requirements

Whenever commercially reasonable or possible, insurance policies required hereunder shall be issued by insurance companies: (i) authorized to do business in the State of California; and (ii) with a financial rating of at least an A10 status as rated in the most recent edition of Best’s Insurance Reports except for “All-Risk” property insurance above which supplier can self insure; provided that Gap shall be afforded protection in the same manner and to the same extent it would have been covered had Supplier obtained such coverage through a third party insurer. Should Supplier decide to purchase coverage that is at the time self insured by Supplier, it is agreed that this Agreement shall be considered an insured contract under such policy.

Gap Confidential and Proprietary Information

35.7 General Indemnity

A. Supplier’s Indemnity

(1) At Supplier’s expense and as described herein, Supplier agrees to defend and indemnify (as set forth in (2) below) Gap, its Affiliates, and its subcontractors (and their respective directors, officers, agents, and employees) from and against any third party claims, actions, or proceedings (and liability, damages, costs, or expenses arising under such third party claims, actions, or proceedings) arising out of, or in connection with, any alleged act or failure to act by Supplier or its directors, officers, agents, or employees which has caused, or which is alleged to have caused (including, without limitation, negligent or willful misconduct): (i) any injury to any person or persons or damage or loss to tangible property, (ii) a breach the provisions of Sections 36.3 (Non-Disclosure and Non-Use), 36.4 (Treatment of Gap Data), 36.6 (Return of Proprietary or Confidential Information), 36.7 (Solicitation of Gap Customers) and 36.9 (Residual Knowledge) relating to Supplier’s use of confidential information owned or controlled by Gap, or (iii) Supplier’s breach of a Supplier Regulatory Requirement set forth in Section 29.11 (Compliance with Laws) ((i), (ii), and (iii) above are individually each, and collectively all, referred to for purposes of this Section 35.7A (Supplier’s Indemnity) as “Supplier Third Party Claim(s)”). For avoidance of doubt, if a Gap employee suffers personal injury because of Supplier and brings a claim in his or her individual capacity, then such claims shall be deemed a third party claim.

(2) Supplier shall pay all amounts that a court finally awards to a third party or that Supplier agrees to in settlement with a third party of any such Supplier Third Party Claim(s), as well as any and all reasonable attorneys’ fees and costs of investigation arising from such Supplier Third Party Claim(s) incurred by Gap or any other party indemnified under this Section 35.7A (Supplier’s Indemnity) associated with such Supplier Third Party Claim and incurred prior to Supplier’s assumption of the defense against any Supplier Third Party Claim. After Supplier assumes the defense against any Supplier Third Party Claim in accordance with this Section, Supplier shall not be responsible for the payment of expenses or charges incurred by Gap in connection with such Supplier Third Party Claim, except:

(a) to the extent Supplier pre-approves any such charge or expense after Supplier assumes control of the defense of such Supplier Third Party Claim, provided such approval by Supplier is not to be unreasonably withheld; or

(b) charges or expenses incurred by Gap in connection with the cooperation by any Gap employee with Supplier’s defense to the extent such cooperation materially disrupts or interferes with the performance of such employee’s job, in which case Supplier shall reimburse Gap for the employee’s actual expenses and time at a rate to be agreed to by the Parties in advance.

(3) Supplier’s obligation to defend and indemnify Gap, as applicable, pursuant to this Agreement shall be subject to Gap having given Supplier prompt written notice of the claim or of the commencement of the related action, as the case may be, and information and reasonable assistance, at Supplier’s expense, for the defense or settlement thereof. Supplier shall have sole control of the defense and settlement of such claim or related action, provided that Supplier shall not settle such claim or related action in a manner which imposes any obligation on Gap without the prior written consent of Gap. Gap shall be entitled to engage counsel at its sole expense to consult with Supplier with respect to the defense of the claim and related action.

Gap Confidential and Proprietary Information

B. Gap’s Indemnity

(1) At Gap’s expense and as described herein, Gap agrees to defend and indemnify (as set forth in (2) below) Supplier, its Affiliates, and its Subcontractors (and their respective directors, officers, agents, and employees) from and against any third party claims, actions, or proceedings (and liability, damages, costs, or expenses arising under such third party claims, actions, or proceedings) arising out of, or in connection with, any alleged act or failure to act by Gap or its directors, officers, agents, or employees which has caused, or which is alleged to have caused (including, without limitation, negligent or willful misconduct): (i) any injury to any person or persons or damage or loss to tangible property, (ii) a breach the provisions of Sections 36.3 (Non-Disclosure and Non-Use), 36.6 (Return of Proprietary or Confidential Information), and 36.9 (Residual Knowledge) relating to Gap’s use of confidential information owned or controlled by Supplier, or (iii) Gap’s breach of a Gap Regulatory Requirement set forth in Section 29.11 (Compliance with Laws) ((i), (ii), and (iii) above are individually each, and collectively all, referred to for purposes of this Section 35.7B (Gap’s Indemnity) as “Gap Third Party Claim(s)”). For avoidance of doubt, if a Supplier employee suffers personal injury because of Gap and brings a claim in his or her individual capacity, then such claims shall be deemed a third party claim.

(2) Gap shall pay all amounts that a court finally awards to a third party or that Gap agrees to in settlement with a third party of any such Gap Third Party Claim(s), as well as any and all reasonable attorneys’ fees and costs of investigation arising from such Gap Third Party Claim(s) incurred by Supplier or any other party indemnified under this Section 35.7B (Gap’s Indemnity) associated with such Gap Third Party Claim and incurred prior to Gap’s assumption of the defense against any Gap Third Party Claim. After Gap assumes the defense against any Gap Third Party Claim in accordance with this Section, Gap shall not be responsible for the payment of expenses or charges incurred by Supplier in connection with such Gap Third Party Claim, except:

(a) to the extent Gap pre-approves any such charge or expense after Gap assumes control of the defense of such Gap Third Party Claim, provided such approval by Gap is not to be unreasonably withheld; or

(b) charges or expenses incurred by Supplier in connection with the cooperation by any Supplier employee with Gap’s defense to the extent such cooperation materially disrupts or interferes with the performance of such employee’s job, in which case Gap shall reimburse Supplier for the employee’s actual expenses and time at a rate to be agreed to by the Parties in advance.

(3) Gap’s obligation to defend and indemnify Supplier, as applicable, pursuant to this Agreement shall be subject to Supplier having given Gap prompt written notice of the claim or of the commencement of the related action, as the case may be, and information and reasonable assistance, at Gap’s expense, for the defense or settlement thereof. Gap shall have sole control of the defense and settlement of such claim or related action, provided that Gap shall not settle such claim or related action in a manner which imposes any obligation on Supplier without the prior written consent of Supplier. Supplier shall be entitled to engage counsel at its sole expense to consult with Gap with respect to the defense of the claim and related action.

35.8 Damage to Gap Facilities, Buildings, or Grounds

Supplier shall repair, or cause to be repaired, at its own cost, any and all damage to Gap’s facilities, buildings or grounds caused by Supplier or employees or agents of Supplier. Such repairs shall be made immediately after Supplier has become aware of such damage, but in no event later than thirty (30) days after the occurrence. If Supplier fails to make timely repairs, Gap may make any necessary repairs. All reasonable costs incurred by Gap, as determined by Gap, for such repairs shall be repaid by Supplier by cash payment upon demand, or without limitation of all Gap’s other rights and remedies provided by law or under this Agreement, Gap may deduct such costs from any amounts due to Supplier from Gap under this Agreement.

Gap Confidential and Proprietary Information

35.9 Indemnities Throughout Agreement

It is understood and agreed by the Parties that Supplier’s indemnification obligations are set forth throughout this Agreement and are not confined to this Section 35 (Insurance and Indemnity). Furthermore, Gap shall approve in writing any attorney Supplier selects to represent Supplier for any indemnification claim under this Agreement.

36. Confidentiality

36.1 Definition of Proprietary or Confidential Information

“Proprietary or Confidential Information” shall mean, with respect to a Party hereto, all information or material that: (i) is either (a) marked “Confidential,” “Restricted,” “Proprietary,” or with some other, similar, marking, (b) known by the Parties to be considered confidential and proprietary, or (c) from all the relevant circumstances should reasonably be assumed (1) to be confidential and proprietary; (2) to give the Disclosing Party a competitive business advantage, or (3) to be detrimental to the interest of the Disclosing Party if disclosed; and (ii) any unpublished information concerning research activities and plans, customers, marketing, business plans, or sales plans, product development or time to market, sales forecasts or results of marketing efforts, pricing or pricing strategies, costs, operational techniques, strategic plans, and unpublished financial information, including information concerning revenues, profits and profit margins will be deemed proprietary and confidential to the Disclosing Party, regardless of whether such information under this subpart (ii) of this Section was disclosed intentionally or unintentionally or marked as “confidential” or “proprietary”. Provided, however, that Proprietary or Confidential Information may also be used as otherwise expressly permitted by license or otherwise in this Agreement.

36.2 Exclusions

Proprietary or Confidential Information will not include any information or material, or any element thereof, whether or not such information or material is Proprietary or Confidential Information for the purposes of this Agreement, to the extent any such information or material, or any element thereof:

(a)	has previously become or is generally known, unless it has become generally known through a breach of this Agreement or a similar confidentiality or non-disclosure agreement;

(b)	was already rightfully known to the Party receiving such information (the “Receiving Party”) prior to being disclosed by or obtained from the Party (or its agents or affiliates) disclosing such information (the “Disclosing Party”) as evidenced by written records kept in the ordinary course of business of or by proof of actual use by the Receiving Party;

(c)	has been or is hereafter rightfully received by the Receiving Party from a third person (other than the Disclosing Party) without restriction or disclosure and without breach of a duty of confidentiality to the Disclosing Party; or

Gap Confidential and Proprietary Information

(d)	as been independently developed by the Receiving Party without access to Proprietary or Confidential Information of the Disclosing Party.

It will be presumed that any Proprietary or Confidential Information in a Receiving Party’s possession is not within exceptions (b), (c) or (d) above, and the burden will be upon the Receiving Party to prove otherwise by records and documentation.

36.3 Non-Disclosure and Non-Use

The Parties agree, both during the Term of this Agreement and for a period of * after termination of this Agreement, to hold each other’s Proprietary or Confidential Information in strict confidence; provided, however, that as to any portion of the Disclosing Party’s Confidential Information that constitutes a trade secret under applicable law, the obligations of this Section will continue for as long as the information continues to constitute a trade secret under applicable law. Each Party recognizes the importance of the other’s Proprietary or Confidential Information. In particular, each Party recognizes and agrees that the Proprietary or Confidential Information of the other is critical to their respective businesses and that neither Party would enter into this Agreement without assurance that such information and the value thereof will be protected as provided in this Section 36 (Confidentiality) and elsewhere in this Agreement. Accordingly, each Party agrees as follows:

(a)	The Receiving Party will hold any and all Proprietary or Confidential Information it obtains in accordance with the standards it employs with respect to its own confidential information (but in no event less than a reasonable standard) and will use and permit use of Proprietary or Confidential Information solely for the purposes of this Agreement; and

(b)	The Receiving Party may disclose or provide access to its responsible employees, consultants, attorneys and/or subcontractors who have a need to know and may make copies of Proprietary or Confidential Information only to the extent reasonably necessary to carry out its obligations hereunder.

The Receiving Party will notify the Disclosing Party immediately of any unauthorized disclosure or use, and will cooperate with the Disclosing Party to protect all proprietary rights in and ownership of its Proprietary or Confidential Information.

36.4 Treatment of Gap Data

The Gap Data is and shall remain the property of Gap and Gap shall retain exclusive rights and ownership of the Gap Data. Without limiting any other warranty or obligation specified in this Agreement, and in particular the confidentiality provisions of this Section 36 (Confidentiality), during the Term (and with respect to PHI, as defined below, and personally identifiable employee information, thereafter in perpetuity), Supplier will not gather, store, log, archive, use or otherwise retain (with the exception of Service Level Agreement information and as otherwise required to meet the audit obligations of this Agreement) any Gap Data or protected health information (as such term is defined in the Health Insurance Portability and Accountability Act of 1996 (“HIPAA”)) (“PHI”) in any manner and will not disclose, distribute, sell, share, rent or otherwise transfer any Gap Data to any third party, except as expressly provided in this Agreement or as Supplier may be expressly directed in advance in writing by Gap. Supplier represents, covenants, and warrants that Supplier will use Gap Data and PHI only in compliance with (i) this Agreement, (ii) Gap’s then current privacy policies and (iii) all applicable laws (including but not limited to applicable policies and laws related to spamming, privacy (including HIPAA and the laws implementing the EU Privacy Directive), and consumer protection).

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Gap Confidential and Proprietary Information

36.5 Compelled Disclosures

To the extent required by applicable law or by lawful order or requirement of a court or governmental authority having competent jurisdiction over the Receiving Party, the Receiving Party may disclose Proprietary or Confidential Information, including Gap Data, in accordance with such law or order or requirement, subject to the following conditions: as soon as possible after becoming aware of such law, order or requirement and prior to disclosing Proprietary or Confidential Information, including Gap Data, pursuant thereto, the Receiving Party will so notify the Disclosing Party in writing and, if possible, the Receiving Party will provide the Disclosing Party notice not less than five (5) Business Days prior to the required disclosure. The Receiving Party will use reasonable efforts not to release Proprietary or Confidential Information, including Gap Data, pending the outcome of any measures taken by the Disclosing Party to contest, otherwise oppose or seek to limit such disclosure by the Receiving Party and any subsequent disclosure or use of Proprietary or Confidential Information, including Gap Data, that may result from such disclosure. The Receiving Party will cooperate with and provide assistance to the Disclosing Party regarding such measures. Notwithstanding any such compelled disclosure by the Receiving Party, such compelled disclosure will not otherwise affect the Receiving Party’s obligations hereunder with respect to Proprietary or Confidential Information, including Gap Data, so disclosed. Notwithstanding anything to the contrary in this Agreement, the Parties acknowledge that confidentiality requirements herein do not preclude disclosures with regard to tax treatment or tax structure of transactions under this Agreement.

36.6 Return of Proprietary or Confidential Information

On either Party’s written request or upon expiration or termination of this Agreement for any reason, the Receiving Party will promptly:

(a)	return or destroy, at requester’s option, all originals and copies of all documents and materials it has received containing requester’s Proprietary or Confidential Information, including Gap or Supplier Data as applicable; and

(b)	deliver or destroy, at requester’s option, all originals and copies of all summaries, records, descriptions, modifications, negatives, drawings, adoptions and other documents or materials, whether in writing or in machine-readable form, prepared by Supplier, prepared under its direction, or at its request from the documents and materials referred to in subparagraph (a), and provide a notarized written statement to requester certifying that all documents and materials referred to in subparagraphs (a) and (b) have been delivered to requester or destroyed, as requested by requester.

36.7 Solicitation of Gap Customers

During the Term and thereafter in perpetuity, Supplier agrees not to use the Gap Data, whether directly or indirectly, to target or solicit Gap customers and business partners, as such, on behalf of itself or any third party, including, on behalf of entities in direct competition with Gap or commit any other act or assist others to commit any other act which might injure the business of Gap. Supplier agrees that it will not use or sell to others lists containing information obtained in connection with this Agreement about any Gap customers. Nothing contained herein shall preclude Supplier from providing services to any Gap customers or business partners who independently contact Supplier, who are responding to a general solicitation of Supplier, or are contacted by Supplier based on information independently derived by Supplier.

Gap Confidential and Proprietary Information

36.8 Nonexclusive Equitable Remedy

Each Party acknowledges and agrees that due to the unique nature of Proprietary or Confidential Information, including Gap Data, there can be no adequate remedy at law for any breach of its obligations hereunder, that any such breach or threatened breach may result in irreparable harm to such Party, and therefore, that upon any such breach or any threat thereof, each Party will be entitled to seek appropriate equitable and injunctive relief from a court of competent jurisdiction without the necessity of posting any undertaking or bond. Any breach of the confidentiality obligations under this Section 36 (Confidentiality) will constitute a material breach of this Agreement and be grounds for immediate termination of this Agreement in the exclusive discretion of the non-breaching Party; such termination to be effective upon written notice to the other Party.

36.9 Residual Knowledge

Provided * the patent rights, copyrights, trademarks or service marks of the Disclosing Party or third parties who have licensed or provided materials to the Disclosing Party, * relating to the Services (collectively, “Residual Knowledge”) retained by an individual without reference, within * of the use of such Residual Knowledge, to any writing, whether written or electronic, and which either Party, individually or jointly, develops or discloses under this Agreement. Proprietary and Confidential Information that the Recipient Party’s personnel deliberately commit to memory *. This Section shall not apply to personally identifiable employment information. Other than as set forth herein, nothing contained in this Section gives * the: (i) * of the Residual Knowledge, (ii) the Disclosing Party’s *, or (iii) the Disclosing Party’s *.

37. Audit, Inspection, and Examination of Records

37.1 Maintenance of Books and Records

Supplier shall maintain accurate and complete financial records of its activities and operations relating to this Agreement in accordance with generally accepted accounting principles. Supplier shall also maintain accurate and complete corporate documents, contractual agreements, employment agreements, and all other documents, agreements, and records relating to this Agreement. Supplier shall promptly make available to Gap a summary of the results of any reviews or audits conducted by Supplier, its Affiliates, Subcontractors or their agents or representatives (including internal and external auditors), relating to Supplier’s operating practices and procedures to the extent relevant to the Services or Gap.

37.2 Audits Authorized by Gap

Supplier agrees that Gap, (i) Gap’s governmental regulators, (ii) Gap’s internal auditors, or (iii) Gap’s external auditors which are not direct competitors of Supplier in the IT outsourcing business and have been retained on a non-contingent basis (which such direct competitors shall not be deemed to include the accounting division of accounting firms) (collectively, the “Permitted Auditors”) shall have access to any Supplier Service Locations and Supplier’s Subcontractors’ locations, and any of Supplier’s or Supplier’s Subcontractor’s agents, employees or representatives, and the right to examine and audit such Supplier Service Locations and Supplier’s Subcontractors’ locations, and to examine and audit any and all pertinent documents, records, agreements, transaction, activity, or records relating to the provision of Services under this Agreement for the purpose of: (a) verifying the accuracy of Charges

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Gap Confidential and Proprietary Information

and invoices; (b) cooperating with audits and examinations by Gap’s regulatory authorities; (c) validating performance by Supplier of its obligations as required by this Agreement; (d) the conduct of Supplier operations and procedures; (e) validating compliance with Section 29.11 (Compliance with Laws); (f) validating compliance with Gap’s Policies and Procedures; (g) validating Suppliers compliance with Gap’s Sarbanes-Oxley Reporting Requirements and Process (h) assisting Gap with its compliance with the Sarbanes-Oxley Corporate Reform Act; (i) the functionality of the Gap IT Environment; and (j) validating Supplier’s compliance with Supplier’s security obligations under this Agreement. Supplier shall provide to such auditors and agents any assistance they may reasonably require in connection with such audits and inspections. All such material, including, all documents, agreements, financial records, time cards and other employment records shall be kept and maintained by Supplier and Supplier’s contractors and shall be made available to Gap during the Term and for a period of five (5) years thereafter unless Gap’s written permission is given to dispose of any such material prior to such time. Such audit shall take place two times per year or more frequently in the event Gap finds a material discrepancy on any audit. The Permitted Auditors shall execute a confidentiality agreement with Gap with provisions which allow Gap to comply with its obligations to Supplier hereunder prior to commencing any audit or examination, and shall comply with Supplier’s reasonable security requirements. Except as set forth in Section 37.3 (Audit Settlements) below, Gap shall pay any costs and expenses which are payable to the Permitted Auditors. As necessary to conduct the audit, the Permitted Auditors shall have the right to excerpt, copy, or transcribe any and all pertinent documents, agreements, transaction activity, or records relating to the provision of the Services under this Agreement.

In Supplier’s provision of access for the foregoing purposes, Supplier shall not be obilgated to provide such access rights to the extent such access would constitute an unlawful invasion of the privacy rights of any Supplier’s, Supplier’s Affiliates’, or Supplier’s Subcontractors’ employees and would, in the reasonable opinion of Supplier, subject Supplier, Supplier’s Affiliates, or Supplier’s Subcontractors to legal liability arising solely as a result of providing such access. Supplier shall provide to Gap, or individuals or entities authorized by Gap, reasonable office facilities at Supplier’s, Supplier’s Affiliate’s, or Supplier’s Subcontractor’s locations adequate for Gap to exercise its rights under this Section. Neither Gap nor its Permitted Auditors shall have access to Supplier’s costs data or to confidential or proprietary information of any of Supplier’s other customers.

Audits will be conducted (1) expeditiously, efficiently, and at reasonable business hours; and (2) upon reasonable prior written notice, excepting physical security audits, which may be conducted without notice.

37.3 Audit Settlements

If any audit reveals that Supplier is not in compliance with any generally accepted accounting principle or other requirement of this Agreement, Supplier and Gap shall promptly meet to review the audit report, and shall mutually agree upon an appropriate and effective manner in which to respond to identified deficiencies, and implement changes suggested by the audit at Supplier’s cost and expense. If corrective action is suggested by an auditor or regulatory authority, and mutually agreed to by the Parties in accordance with the preceding sentence as a Supplier responsibility, Supplier shall implement such corrective action (at its cost and expense) within the period of time specified by such auditor or regulatory authority. If, at any time during or after the Term, a Permitted Auditor conducts an audit of Supplier regarding the work performed under this Agreement, and if the results of such audit find that Gap’s dollar liability for any such work is less than payments made by Gap to Supplier for the work that is the subject of the audit then the difference plus the net present value of the difference as incurred calculated using an interest rate equal to * at the time of audit finding (“Cost of Funds”), which amounts shall be either repaid by Supplier to Gap by cash payment upon demand or, at the sole option of Gap, deducted from any amounts due to Supplier from Gap, whether under this Agreement or otherwise. If the results of such audit find that Gap’s dollar liability for

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Gap Confidential and Proprietary Information

any such work is less than payments made by Gap to Supplier for the work that is the subject of the audit by * or more, then Supplier shall also pay Gap’s reasonable costs of audit associated with discovering such difference as provided above. Notwithstanding the foregoing, (1) Supplier shall be required to pay for the audit up to the amount of the difference, and (2) all amounts of the audit in excess of the difference shall be split equally among the Parties. Supplier shall not be responsible to pay the Cost of Funds as to audits conducted thirty (30) months or more after an overcharge occurred.

37.4 Internal Audits

In addition to the audits authorized by Gap as set forth above, to the extent Supplier performs any assessment or an internally conducted audit of its business and operations to evaluate its compliance with Gap’s Policies and Procedures and/or Supplier’s Service delivery or account management, Supplier shall provide Gap with a written report outlining the results of the audit or assessment.

At Supplier’s sole cost and expense, Supplier shall cooperate with Gap on SAS 70 Type II audits and on Sarbanes-Oxley related documentation and/or testing activities at the Gap Sites. At Supplier’s sole cost and expense, Supplier shall provide a multi-client SAS 70 Type II covering the common processes performed by Supplier in delivering, controlling and governing client accounts from an independent third party auditor. Supplier shall perform the SAS 70 Type II audit either (i) on a quarterly basis, or (ii) on an annual basis with quarterly updates throughout the year. Supplier shall provide Gap with an electronic and written copy of the SAS 70 Type II audit opinion within sixty (60) days after the completion of (i) the annual or quarterly SAS 70 Type II audit, and (ii) all updates thereto (if annual audit option is elected by Supplier). Supplier shall retain, in its sole discretion, either PricewaterhouseCoopers, Ernst & Young, Deloitte & Touche or KPMG for purposes of performing the SAS 70 Type II audit under this Section 37.4 (Internal Audits), unless otherwise agreed by the Parties in writing.

If a SAS 70 Type II audit reveals a significant deficiency in Supplier’s implementation of a control specified in Exhibit O (Sarbanes Oxley Reporting Requirements and Process), Supplier shall notify Gap promptly upon being advised of such significant deficiency, provide the audit report to Gap within the time provided above, and within fifteen (15) days of receipt by Supplier of the audit, initiate such corrective action (at its cost and expense) as necessary to remediate the subject control(s) and have the control(s) re-audited and validated by the auditor as functioning effectively. In the event Supplier has not delivered to Gap a supplemental audit report reflecting that the significant deficiency have been corrected on or before September 30 of the applicable Contract Year, then Supplier shall reimburse Gap *.

38. Bankruptcy and Liquidation

In the event Supplier shall: (1) make an assignment for the benefit of creditors, or petition or apply to any tribunal for the appointment of a custodian, receiver, or trustee for all or a substantial part of its assets; (2) commence any case, proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution, or liquidation law or statute of any jurisdiction whether now or hereafter in effect; (3) have had any such petition or application filed or any such case or proceeding commenced against it in which an order for relief is entered or an adjudication or appointment is made, and which is not dismissed for a period of sixty (60) days or more; (4) take any corporate action indicating its consent to, approval of, or acquiescence in any such petition, application, proceeding, or order for relief or the appointment of a custodian, receiver, or trustee for all or substantial part of its assets; or (5) permit any such custodianship, receivership, or trusteeship to continue undischarged for a period of sixty (60) days or more causing Supplier or any third party, including, a trustee in bankruptcy, to be empowered under state or federal law to reject this Agreement or any agreement supplementary hereto, Gap shall have the following rights:

A. In the event of a rejection of this Agreement or any agreement supplementary hereto, Gap shall be permitted to retain and use any back-up or archival copies of the Intellectual Property under this Agreement for the purpose of enabling it to mitigate damages caused to Gap because of the rejection of this Agreement. Gap shall exert reasonable efforts to mitigate such damages by use of such back-up or archival copies.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Gap Confidential and Proprietary Information

B. In the event of a rejection of this Agreement or any agreement supplementary hereto, Gap may elect to retain its rights under this Agreement or any agreement supplementary hereto as provided in Section 365(n) of the Bankruptcy Code. Upon written request of Gap to, as applicable, Supplier or the bankruptcy trustee or receiver, Supplier or such bankruptcy trustee or receiver shall not interfere with the rights of Gap as provided in this Agreement or in any agreement supplementary hereto to obtain the Source Material(s) from the bankruptcy trustee or from a third-party escrow agent and shall, if requested, cause a copy of such Source Material(s) to be available to Gap.

C. Supplier acknowledges and agrees that in the event of Supplier’s bankruptcy:

(1) any and all property belonging to Gap of any nature whatsoever, including Gap Intellectual Property, Custom Intellectual Property, Gap Data, and Gap Proprietary or Confidential Information, in Supplier’s possession or under Supplier’s control shall not constitute part of Supplier’s estate in bankruptcy under Section 541 of the Bankruptcy Code; and

(2) in addition to any other rights and remedies of Gap as stated herein, to the maximum extent permitted by law, Gap will have the immediate right to retain and take possession for safekeeping any and all property belonging to Gap of any nature whatsoever, including Gap Intellectual Property, Custom Intellectual Property, Gap Data and Gap Proprietary or Confidential Information, in Supplier’s possession or under Supplier’s control until such time as the trustee or receiver in bankruptcy can provide Gap with adequate assurances and evidence to Gap that all of Gap’s property will be protected from sale, release, inspection, publication or inclusion in any publicly accessible record, document, material or filing. Supplier and Gap agree that without this material provision, Gap would not have entered into this Agreement.

39. Assignment and Merger

39.1 Assignment

Neither Party may assign this Agreement without the prior written consent of the other, except that Gap may assign its rights and obligations under the Agreement without the approval of Supplier (i) to an entity which acquires all or substantially all of the assets of Gap; or (ii) to any subsidiary or Affiliate provided, however, with respect to this subsection (ii), Gap remains fully liable for and is not relieved from the full performance of its obligations hereunder (including the obligations accruing after such assignment); or (iii) to any successor in a divestiture, merger, or acquisition of all or substantially all of the shares of Gap. Any assignment by Gap as permitted herein must: (1) be in writing; and (2) contain a written acknowledgement of the assignee that it is accepting all obligations of Gap under this Agreement, and agrees to be bound by and discharge each of the Agreement’s terms, conditions, and obligations as if it were the original Party hereto.

Gap Confidential and Proprietary Information

39.2 Separation

In connection with the sale, transfer, or other disposition of any of Gap’s Affiliates, lines of business, or business units for which Supplier was providing Services at the time of sale, transfer, or other disposition, such successor entity shall be entitled to continue to receive Services under the terms of this Agreement for a period of up to twenty-four (24) months after the closing date of such transaction. Gap will remain liable for all its obligations under the Agreement including, payment of all Charges relating to such entity’s use of the Services and unique one-time charges (such as obtaining additional consents or licenses) resulting from the sale, transfer or other disposition to a third party, which Charges are not otherwise included in Exhibit C (Fees and Resource Baselines). Gap shall be entitled to terminate any or all such Services upon thirty (30) days written notice to Supplier. There shall be no termination fee or penalty to Gap or a successor entity arising from the exercise of Gap’s rights hereunder. Notwithstanding the foregoing, in the event Gap terminates one or more Services provided by Supplier under this Agreement, but not the entire Agreement, Gap shall pay redeployment costs that may be incurred as a result of such termination provided that Supplier provides Gap in advance with a reasonable written identification and estimate of such costs. In addition to the Services set forth in Section 34 (Termination/Expiration Assistance Services), as part of such separation, Supplier shall provide Gap with separation support including assessments, transition planning, and migration support.

39.3 Acquisitions and Mergers by Gap

If Gap acquires, or merges with, an entity contracting for services from Supplier, Supplier and the several entities will negotiate in good faith in an attempt to integrate the service being provided by Supplier to the several entities in order to reach a mutually beneficial agreement for Supplier and the several entities, including, reducing redundancies, increasing efficiencies, and migrating the entities to a unified platform. In the event the Parties reach an agreement, there shall be no early termination or other penalty under the several entities’ existing agreement(s). In the event of an acquisition or merger in accordance with this Section 39.3 (Acquisitions and Mergers by Gap), Supplier shall provide the Services required pursuant to Section 15 (Ongoing Business Divestitures and Acquisitions) of Exhibit A.2 (Cross Functional Services).

40. Extraordinary Events

40.1 Defined

As used in this Agreement, an “Extraordinary Event” shall mean a circumstance in which an event or discrete set of events has occurred or is planned with respect to the business of Gap that results or will result in a change in the scope, nature or volume of the Services that Gap will require from Supplier, and which is expected to increase or decrease Gap’s utilization of any billable Resource Unit by * or more, and such changes persist or are expected to continue for * or more months.

Examples of the kinds of events that might cause such substantial increases or decreases include:

A. changes in locations where Gap operates, including plant closures;

B. changes in products of, or in markets served by, Gap;

C. mergers, acquisitions or divestitures by Gap;

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Gap Confidential and Proprietary Information

D. changes in the method of service delivery;

E. changes in market priorities or market conditions; or

F. changes in the number of business units being serviced by Supplier that were not anticipated as of the Reference Date.

40.2 Extraordinary Event Pricing

If an Extraordinary Event occurs, *. Supplier and Gap shall determine the efficiencies, economies, and savings resulting from such Extraordinary Event and Supplier shall implement such efficiencies, economies or savings in accordance with a mutually agreed to Statement of Work. Charge adjustments shall be based on * (including *) and related *, and shall be phased in accordance with the Statement of Work as required to pass through to Gap the full benefit of the efficiencies, economies, and savings. An Extraordinary Event shall not result in Charges to Gap being * than such Charges would have been if the * had been applied, unless and to the extent such Extraordinary Event results in New Services (e.g., Gap requires that Supplier create a new infrastructure to support an acquired entity). Gap may, at its sole option, elect at any time to forego its rights under this Section 40 (Extraordinary Events) and instead, apply the *.

41. Use of Reduced Resource Credits

41.1 Business Impacts

*.

41.2 Third Source and Insource Limits on RRCs

Gap’s use of RRCs arising from its decision to perform Services that are provided by Supplier and included in the Charges, either by itself (“insource”) or through the engagement of a third party (“third source”), shall not exceed in any Contract Year * of the first Contract Year’s total Charges, provided that the RRCs as to voice and data transport Charges shall not exceed in any Contract Year * of the Base Charge for voice and data transport Charges scheduled for that Contract Year in Exhibit C (Fees and Resource Baselines). To the extent RRCs in a single Functional Service Area exceed * of the first Contract Year’s total Charges for that Functional Service Area, Gap will pay for Stranded Assets to the extent the RRCs cause such assets to be unnecessary for Supplier to deliver the Services. RRCs resulting from a business impact as provided in Section 41.1 (Business Impacts) shall be included in the determination of the total RRCs available to Gap in any Contract Year arising from its decision to third source or insource.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Gap Confidential and Proprietary Information

42. Amendment of Agreement

No alteration, amendment, or modification of the terms of this Agreement shall be valid or effective unless in writing and signed by Supplier and Gap.

43. Waiver

All waivers under this Agreement shall be in writing in order to be effective. No waiver by a Party of any breach of this Agreement or waiver of any warranty, representation, or other provision hereunder shall be deemed to be a waiver of any other breach, warranty, representation, or provision (whether preceding or succeeding, and whether or not of the same or similar nature), and no acceptance of performance by a Party after any breach by the other Party shall be deemed to be a waiver of any breach of this Agreement or of any representation, warranty, or other provision, whether or not the Party accepting performance knows of such breach at the time of acceptance. No failure or delay by a Party to exercise any right it may have by reason of the default of the other Party shall operate as a waiver of default or modification of this Agreement or shall prevent the exercise of any right of the non-defaulting Party under this Agreement.

44. Independent Contractor

Supplier acknowledges that it is at all times acting as an independent contractor under this Agreement and except as specifically provided herein, not as an agent, employee, or partner of Gap. Each Party agrees to be solely responsible for all matters relating to compensation of its employees, including, compliance with local, state, federal, and foreign laws governing its personnel, including, workers’ compensation, Social Security, withholding and payment of any and all federal, state and local personal income taxes, disability insurance, unemployment, and any other taxes for such persons, including any related employer assessment or contributions required by law, and all other regulations governing such matters, and the payment of all salary, vacation and other employee benefits. At each Party’s expense as described herein, such Party agrees to defend, indemnify, and hold harmless the other Party, its officers, agents, employees, and successors in interest from and against any claim, action, proceeding, liability, loss, damage, cost, or expense, including, attorneys’ fees as provided herein paid to a third party arising out of such Party’s alleged failure to pay, when due, all such taxes and obligations (collectively referred to for purposes of this Section 44 as “Employment Claim(s)”). The indemnifying Party shall pay to the other Party any and all amounts that a court finally awards to a third party or that Supplier agrees to in settlement with a third party of any such Employment Claim as provided in Section 35.7 (General Indemnity).

45. Subcontractors

45.1 Approval Required

Gap has relied, in entering into this Agreement, on the reputation of, and on obtaining the personal performance of, Supplier itself and Supplier Approved Subcontractors listed in Exhibit D.23 (Subcontractors). Consequently, no performance of this Agreement, or any additional portion thereof, shall be subcontracted by Supplier without the prior written consent of Gap. Any attempt by Supplier to subcontract any performance, obligation, or responsibility under this Agreement, without the prior written consent of Gap, shall be null and void and shall constitute a material breach of this Agreement.

Notwithstanding the above, Supplier may, in the ordinary course of business, subcontract (i) for third party services or products that are not a material portion of the Services, that are

Gap Confidential and Proprietary Information

not exclusively dedicated to Gap and that do not include regular direct contact with Gap or Gap Affiliate personnel or the performance of Services at Gap sites, or (ii) with temporary personnel firms for the provision of temporary contract labor (collectively, “Shared Subcontractors”); provided, that such Shared Subcontractors possess the training and experience, competence and skill to perform the work in a skilled and professional manner. Gap shall have no approval right with respect to such Shared Subcontractors. If, however, Gap expresses dissatisfaction with the services of a Shared Subcontractor, Supplier shall work in good faith to resolve Gap’s concerns on a mutually acceptable basis and, at Gap request, replace such Shared Subcontractor at no additional cost to Gap.

45.2 Request for Approval

If Supplier desires to subcontract any portion of its performance, obligations, or responsibilities under this Agreement, Supplier shall make a written request to Gap for written Approval to enter into the particular subcontract. Supplier’s request to Gap shall include:

(a) The reason(s) for the particular subcontract;

(b) A detailed description of the work to be performed by the proposed Subcontractor;

(c) Identification of the proposed Subcontractor and an explanation of why and how the proposed Subcontractor was selected; and

(d) Any other information reasonably requested by Gap.

45.3 Review of Request

Gap will review Supplier’s request to subcontract and determine, in its sole and absolute discretion, whether or not to consent to such request on a case-by-case basis.

45.4 Supplier Obligations Remain Unchanged

Supplier shall remain responsible to Gap for any and all performance required under this Agreement by Supplier or its approved Subcontractors, including, the obligation to properly supervise, coordinate, and perform all work required under the Services, and no subcontract shall bind or purport to bind Gap or excuse Supplier of performance. Supplier shall be solely liable and responsible for any and all payments and other compensation to, and the performance of, all Subcontractors and their officers, employees, agents, and independent contractors. All agreements between Supplier and any Subcontractors shall include provisions at least as favorable to Gap as those contained in this Agreement.

45.5 Approval of Subcontractor Personnel/Termination

In the event Gap consents to any subcontracting, such consent shall be subject to Gap’s right to give prior and continuing approval of any and all Subcontractor personnel providing services under such subcontract. Supplier shall assure that any Subcontractor personnel, excluding Shared Subcontractors, not reasonably approved in writing by Gap shall be immediately removed from the provision of any services under the particular subcontract or that other action is taken as requested by Gap.

Gap Confidential and Proprietary Information

Further, in the event that Gap consents to any subcontracting, such consent shall be subject to Gap’s right to require the removal of a Subcontractor, in whole or in part, at any time upon written notice to Supplier upon the occurrence of a material breach of this Agreement, provided such breach is not cured within thirty (30) days of such notice. Gap shall not be liable or responsible in any way to Supplier, to any Subcontractor, or to any officers, employees, or agents of Supplier or any Subcontractor, for any claims, demands, damages, liabilities, losses, costs, or expenses, including, defense costs and legal, accounting and other expert, consulting or professional fees, in any way arising from or related to Gap’s exercise of such rights.

46. Interpretation of Agreement

46.1 Conflict Between Agreement and Exhibits

Exhibits A, B, C, D, E, F, G, H, J, K, L, M, N, and O are attached to, incorporated herein by reference, and form a part of this Agreement. Exhibits A through O are referred to individually and collectively below as the “Exhibits.” The Schedules attached to the Exhibits are also incorporated herein by reference, and form a part of this Agreement.

In the event of any conflict or inconsistency in the definition or interpretation of any word, responsibility, schedule, or the contents or description of any task, subtask, deliverable, goods, service, or other work, or otherwise, between the body of this Agreement, the Exhibits, and/or Schedules, between Exhibits, or between Schedules such conflict or inconsistency shall be resolved by giving precedence first to the body of this Agreement, and then to the Exhibits and Schedules according to the following priority:

(1) Exhibit A.2 (Cross Functional Services Statement of Work), Exhibit A.3.1 (Store Services Statement of Work), Exhibit A.3.2 (Stores Help Desk Services Statement of Work), Exhibit A.6.1 (Mainframe Services Statement of Work), Exhibit A.6.2 (Production Environment Server Services Statement of Work), Exhibit A.6.3 (Non-Production Environment Server Services), Exhibit A.5 (Managed Network Services Statement of Work), and Exhibit A.4 (End User Support Services Statement of Work);

(2) Exhibit A.1 (Glossary to the Functional Service Area Statements of Work);

(3) Exhibit B (Service Level Agreement);

(4) Exhibit C (Fees and Resource Baselines);

(5) Exhibit C.7 (Financial Responsibility Matrix);

(6) Exhibit E (Innovation Proposals), Exhibit F (Form of Implementation Agreement), Exhibit G (Service Recipients), Exhibit H (Human Resources), Exhibit J (Gap Competitors), Exhibit L (Monthly Performance Review – Standing Agenda), Exhibit M (Key Employees), Exhibit N.1 (Supplier Guarantee) and Exhibit N.2 (Gap Guarantee), and Exhibit O (Sarbanes-Oxley Reporting Requirements and Process); and

(7) Exhibit D (Additional Exhibits).

Gap Confidential and Proprietary Information

46.2 Choice of Law

This Agreement and performance under it shall be governed by and construed in accordance with the laws of the State of California, without the application of its conflict of laws provisions.

46.3 Venue and Jurisdiction

The Parties agree that all actions or proceedings arising in connection with this Agreement shall be tried and litigated exclusively in the state or federal (if permitted by law and a Party elects to file an action in federal court) courts located in San Francisco, California. This choice of venue is intended by the Parties to be mandatory and not permissive in nature, and to preclude the possibility of litigation between the Parties with respect to, or arising out of, this Agreement in any jurisdiction other than that specified in this Section 46.3 (Venue and Jurisdiction). Each Party waives any right it may have to assert the doctrine of forum non conveniens or similar doctrine or to object to venue with respect to any proceeding brought in accordance with this Section 46.3 (Venue and Jurisdiction). Notwithstanding the foregoing, if any action or proceeding outside of the state or federal courts in San Francisco, California, is necessary to collect or enforce any order, injunction, award or judgment of the United States court, there shall be no contractual restriction on the jurisdiction or venue for such action or proceeding.

46.4 Agreement Drafted by All Parties

This Agreement is the result of arm’s length negotiations between the Parties and shall be construed to have been drafted by all parties such that any ambiguities in this Agreement shall not be construed against either Party.

46.5 Terminology

All personal pronouns used herein, whether used in the feminine, masculine, or neuter gender, shall include all other genders, and the singular shall include the plural and vice versa. Unless otherwise expressly stated, the words “herein,” “hereof,” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Section, subsection or other subpart. The words “include” and “including” shall not be construed as terms of limitation.

46.6 Section Headings

The section headings contained herein are for convenience in reference and are not intended to define or limit the scope of any provision of this Agreement.

46.7 Counterparts

This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and will become effective and binding upon the Parties as of the Reference Date at such time as all the signatories hereto have signed a counterpart of this Agreement.

46.8 Appointment of Agent for Service of Process

During the Term of this Agreement and for a period of two (2) years thereafter, Supplier shall maintain, for each Affiliate rendering Services under this Agreement and any Implementing Agreements, registered agents authorized to receive service of process within the State of California, and shall provide the name and street address of such registered agents to Gap within thirty (30) days of the Reference Date and any change during the Term.

Gap Confidential and Proprietary Information

47. Notices

Any notices required or permitted to be given hereunder by either Party to the other shall be given in writing: (1) by personal delivery; (2) by electronic facsimile with confirmation sent by United States first class registered or certified mail, postage prepaid, return receipt requested; (3) by bonded courier or by a nationally recognized overnight delivery company; or (4) by United States first class registered or certified mail, postage prepaid, return receipt requested, in each case, addressed to the Parties as follows (or to such other addresses as the Parties may request in writing by notice given pursuant to this Section):

All Notices:

To Company:
*

Fax:	*

With copies to:
*

Fax:	*

And
*

And

To: Supplier
*

Fax:	*

With copy to:
*
*

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Gap Confidential and Proprietary Information

Notices shall be deemed received on the earliest of personal delivery, upon delivery by electronic facsimile with confirmation from the transmitting machine that the transmission was completed, twenty-four (24) hours following deposit with a bonded courier or overnight delivery company; or seventy-two (72) hours following deposit in the U.S. Mail as required herein.

48. Entire Agreement

This Agreement contains the entire agreement between Supplier and Gap with respect to the subject matter of this Agreement, and it supersedes all other prior and contemporary agreements, understandings, and commitments between Supplier and Gap with respect to the subject matter of this Agreement.

49. Severability

If any provision of this Agreement is found to be invalid or unenforceable by any court, such provision shall be ineffective only to the extent that it is in contravention of applicable laws without invalidating the remaining provisions hereof.

50. Electronic Transfer of Intellectual Property

Whenever practical, Supplier agrees to deliver Software deliverable under this Agreement including any updates or patches, via download, File Transfer Protocol (FTP), or through the use of Supplier’s copy of the tangible software media. Notwithstanding anything to the contrary in Section 3.3 (Documentation), upon completion of such delivery, Supplier shall remove the tangible software media and not provide any of the tangible software media to Gap.

51. Force Majeure

Neither Party shall be liable for any delay or failure to perform (i) if and to the extent such delay or failure arises from an act of God or of the public enemy, act of civil disobedience, epidemic, war, or insurrection; and (ii) provided the non-performing Party is without fault and the delay or failure could not have been prevented by reasonable precautions. In such event, the non-performing Party is excused from further performance for as long as such circumstances prevail and the Party continues to use its best efforts to recommence performance and mitigate the impact of its non-performance. Any Party so delayed shall promptly notify the other Party and describe the circumstances causing the delay. If an event substantially prevents or delays performance of the Services necessary for the performance of critical Gap functions for more than *, Gap, at its sole discretion, may procure Services from an alternate source, and Supplier shall be liable for payment for such Services. If Supplier is unable to perform the Services within *, Gap, at its sole discretion, may (i) terminate any portion of the Agreement affected by the nonperformance and the charges shall be equitably adjusted; or (ii) terminate the Agreement as of the date specified by Gap in a written notice to Supplier without payment of Termination Charges as set forth in Exhibit C.6 (Termination for Convenience Fees). Gap shall be responsible for the Stranded Costs arising from the termination. Supplier shall not have the right to any additional payments from Gap as a result of any force majeure occurrence. The existence of a force majeure event shall not relieve Supplier of its obligation to use its best efforts to execute Gap’s business continuity plan and disaster and recovery plan for Gap, or to pursue its best practice processes, including, as to stores, Severity 1 response obligations to restore Gap operations, except to the extent that execution of the business continuity plan, disaster and recovery plan, or operation restoration activity is itself prevented by the force majeure event.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Gap Confidential and Proprietary Information

52. Liens

Supplier agrees to keep Gap, all of the real and personal property of Gap, and the Services free and clear of all liens or lien claims. Should any lien or lien claim be asserted for any reason, Gap may, at its sole discretion (i) pay the amount of such lien or lien claim; (ii) deduct such amounts from payments due to Supplier; and/or (iii) require Supplier to obtain a properly executed release of lien satisfactory to Gap.

53. Demonstrations and Promotions

53.1 Promotions Referring to Gap

Supplier agrees that Gap shall be entitled to review and Approve any and all promotional materials that contain a reference to Gap as contemplated herein before publication or distribution of same. No public disclosures by Supplier relating to this Agreement, except for internal announcements or disclosures required to meet legal or regulatory requirements, shall be made without the prior written approval of authorized representatives of the other Party.

53.2 Demonstration and Promotions Not Warranties

In no event shall any demonstration or any promotional materials pursuant to this Section constitute an endorsement, representation or warranty, express or implied, by Gap. In the event of a dispute between Gap and Supplier, Gap’s agreement to participate in promotions and demonstrations under this Section and all statements made by Gap in connection with such activities shall not be deemed an admission or declaration against interest of Gap in any trial or dispute resolution proceeding between the Parties.

53.3 *

*

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Gap Confidential and Proprietary Information

[Signature Page Follows]

Gap Confidential and Proprietary Information

IN WITNESS WHEREOF, the Parties have executed this Agreement to become effective as of the Effective Date.

THE GAP, INC.		INTERNATIONAL BUSINESS MACHINES CORPORATION

By:		By:
Name:	Michelle Banks	Name:	Michael L. Going
Title:	Senior Vice President and General Counsel	Title:	Vice President Global Senior Project Executive
	The Gap, Inc.		IBM Global Technology Services
Date:		Date:

THE GAP, INC.

By:
Name:	Sabrina Simmons
Title:	Executive Vice President and Chief Financial Officer
The Gap, Inc.
Date:

Gap Confidential and Proprietary Information

EXHIBIT LIST

Exhibit A	Functional Service Area Statements of Work
A.1	Glossary to Statements of Work
A.2	Cross Functional Services SOW
A.2.1	Information Security Controls (GSD331 version 2)
A.3.1	Store Services SOW
A.3.2	NA Stores Help Desk Services SOW
A.4	End User Support Services SOW
A.5	Managed Network Services SOW
A.6.1	Mainframe Services SOW
A.6.2	Production Environment Server Services SOW
A.6.3	Non-Production Environment Server Services SOW
Exhibit B	Service Level Agreement
B.1	Service Level Matrix
B.2	Critical Deliverables
B.3	Measuring Tools and Methodology
Exhibit C	Fees and Resource Baselines
C.1.1	Charges – U.S. & Canada
C.1.2	Charges – by Country
C.1.3	Baseline Deadbands
C.2.1	Service Catalog
C.2.2	Named FTE
C.3.1.1	IBM Sprint Pricing
C.3.1.2	Network Transport Rate Table – Corporate Circuits
C.3.1.3	Utilization Boundaries – Long Distance Minutes
C.6	Termination for Convenience Fees
C.7	Financial Responsibility Matrix
C.7.1	Financial Responsibility Matrix – Personnel
C.7.2	Financial Responsibility Matrix – Software
C.7.4	Financial Responsibility Matrix – Hardware
C.7.5	Financial Responsibility Matrix – Facilities
C.9	Project Labor Rates – Hourly
C.9.1	Consultant Labor Rates
C.9.2	Project Labor Rates – FTE
C.9.3	Labor Rate Definitions
C.12.4	Symbol Maintenance
C.12.5	Kiosk Maintenance
C.15.1	Per event Pricing -Stores
C.15.2	Other Charges – Stores
C.15.3	Cancelled Event Pricing - Stores
C.15.4	Pass Through Expenses - Stores
Exhibit D	Additional Exhibits
D.1	Gap Policies and Procedures
D.2	Governance
D.3	Projects
D.5	Gap Record Retention Policy
D.6	Technical Architecture and Product Standards
D.7	GID Demarcation
D.8	Existing Agreements
D.12	Managed Strategic Suppliers

Gap Confidential and Proprietary Information

D.13	Management Reports
D.14	Termination Transition Plan
D.15	Transition-In Plan
D.16	Gap Equipment
D.17	Gap Sites
D.18	Refresh Schedule
D.19	Systems Operation Schedule
D.20	Supplier Locations
D.21	Approved Benchmarkers
D.22	Gap Data Centers
D.23	Subcontractors
D.25	Gap Work Procedures
Exhibit E	Innovation Center
Exhibit F	Form of Implementation Agreement
Exhibit G	Service Recipients
Exhibit H	Human Resources
Exhibit I	Form of Non-Service Catalog Request SOW
Exhibit J	Gap Competitors
Exhibit K	RESERVED
Exhibit L	Monthly Performance Review – Standing Agenda
Exhibit M	Key Employees
Exhibit N	Guarantees
N.1	Supplier Guarantee
N.2	Gap Guarantee
Exhibit O	Sarbanes-Oxley Reporting Requirements and Process

Gap Confidential and Proprietary Information

Exhibit A – Functional Service Area Statements of Work

to

First Amended and Restated Master Services Agreement

March 2, 2009

This document contains confidential and proprietary information of The Gap, Inc. and IBM. Except with the express prior written permission of The Gap, Inc. and IBM, this document and the information contained herein may not be published, disclosed, or used for any other purpose.

Exhibit A	Gap/IBM Confidential and Proprietary Information

Exhibit A – Functional Service Area Statements of Work

A.1	Glossary
A.2	Cross Functional Services Statement of Work
A.3	Store Services Statement of Work
A.3.1	North American Stores Help Desk Statement of Work
A.4	End User Support Services Statement of Work
A.5	Managed Network Services Statement of Work
A.6.1	Mainframe Services Statement of Work
A.6.2	Server Services Production Statement of Work
A.6.3	Server Services Non-Production Statement of Work

Exhibit A	Gap/IBM Confidential and Proprietary Information	Page 2 of 2

Exhibit A.1 - Glossary

to

First Amended and Restated Master Services Agreement

March 2, 2009

This document contains confidential and proprietary information of The Gap, Inc. and IBM. Except with the express prior written permission of The Gap, Inc. and IBM, this document and the information contained herein may not be published, disclosed, or used for any other purpose.

Exhibit A.1	Gap/IBM Confidential and Proprietary Information

EXHIBIT A.1

GLOSSARY

TO STATEMENTS OF WORK

Whenever used in the Exhibits or Schedules to the Agreement, the words and phrases listed below shall have the meanings given in the glossary below (the “Glossary”). Capitalized terms not otherwise defined in the Glossary shall have the meanings ascribed to them in Section 1 (Definitions) of the Agreement or in other Exhibits.

In the event there is a conflict between how a term is defined in the Glossary and any other portion of the Agreement, the order of precedence for understanding the meaning of that term, shall be as follows: (a) how that term is defined in the Agreement; (b) how that term is defined in the Glossary; and (c) how that term is defined in the Exhibit.

1.	“7x24x365” shall mean 24 hours, 7 days per week, and 365 days per year, including Supplier holidays.

2.	“Acceptance Criteria” shall mean the criteria used to determine whether the Deliverables are mutually agreed to. Acceptance Criteria include: (i) any mutually agreed written criteria identified as Acceptance Criteria, (ii) Compliance with all Specifications, and/or (iii) for all software and system deliverables that process data, such item’s successful integration with all other Services, Software, Equipment, Systems, and other resources and its documentation such that the anticipated end user can utilize the functionality of such Deliverable and that reasonable knowledgeable professionals can understand, maintain, support, and modify such item.

3.	“Add” shall have the meaning set forth in Section 1.3 (Definitions) of Exhibit A.4 (End User Support Services Statement of Work).

4.	“Agreement” shall mean the First Amended and Restated Master Services Agreement between Gap and Supplier dated as of March 2, 2009.

5.	“At Risk Amount” shall have the meaning set forth in Attachment A (Definitions) of Exhibit B (Service Level Agreement).

6.	“Annual Plan” shall have the meaning set forth in Section 1.3 (Definitions) of Exhibit A.2 (Cross Functional Services Statement of Work).

7.	“Annual Planning” shall have the meaning set forth in Section 1.3 (Definitions) of Exhibit A.2 (Cross Functional Services Statement of Work).

8.	“Asset Inventory and Management” shall have the meaning set forth in Section 1.2 (Definitions) of Exhibit A.6.2 (Server Services – Production Environment Statement of Work).

9.	“Availability” shall mean, subject to Exhibit B (Service Level Agreement), of the Scheduled Hours specified in Exhibit D.19 (Systems Operation Schedule), the aggregate

Exhibit A.1	Gap/IBM Confidential and Proprietary Information	Page 1 of 12

number of hours in any month during which each defined and supported system to be measured for the Service Level, such as Equipment, Software, Application, LAN or data, is actually available for use by Authorized Users during the Scheduled Uptime for the defined system.

10.	“Break/Fix” shall mean returning the Equipment and/or Software to its original functional state immediately prior to the Incident that caused it to cease functioning.

11.	“Build” shall have the meaning set forth in Section 1.3 (Definitions) of Exhibit A.4 (End User Support Services Statement of Work).

12.	“Business Hours” shall mean (whether capitalized or not) the local hours of operation of Gap for each Business Day as expressed in Exhibit D.19 (Systems Operation Schedule); provided, however, that for Stores, the term Business Hours shall include any hours during which the particular Store is made accessible to Supplier.

13.	“Cabling” shall mean the peripheral wires that interconnect Standard electronic computing equipment, exclusive of Wiring within walls.

14.	“Call” shall mean an end user initiated request to the Help Desk either through the telephone or through electronic means (e.g., fax, voice-mail, e-mail or web). The Help Desk will then handle the request either by an agent, status messaging on an ACD or through automation.

15.	“Campus” shall mean the facilities identified as such in Exhibit D.17 (Gap Sites).

16.	“Cascade” shall have the meaning set forth in Section 1.3 (Definitions) of Exhibit A.4 (End User Support Services Statement of Work).

17.	“Change(s)” shall have the meaning set forth in Section 1.3 (Definitions) of Exhibit A.2 (Cross Functional Services Statement of Work).

18.	“Change Management” shall have the meaning set forth in Section 1.3 (Definitions) of Exhibit A.2 (Cross Functional Services Statement of Work).

19.	“Client Device” shall mean a complete computing configuration for use by an Authorized User, including standard hardware identified in the Standard Product Catalog (e.g., keyboard, monitor, CPU, mouse, peripherals, network, video adapters, modem and removable media drives) and core System and Software (e.g., operating System Software, memory manager, device drives, configuration scripts, e-mail, and/or productivity tools).

20.	“Coordinate” shall mean that Supplier will, while providing the Services, communicate, cooperate and collaborate with Gap and Third Party Vendors whose products and services have a direct impact on the ability of Supplier to deliver the Services. Coordination includes communicating, cooperating and collaborating with Gap and the applicable Third Party Vendor to organize the scheduling and performance of the Services and Gap’s and the Third Party Vendor’s tasks. Supplier will inform Gap of occurrences in which Gap and/or the identified Third Party Vendor fails to communicate, cooperate or collaborate with Supplier relating to the performance of the Services and the identified Third Party Vendor’s tasks.

Exhibit A.1	Gap/IBM Confidential and Proprietary Information	Page 2 of 12

21.	“Critical Services Levels” shall have the meaning set forth in Attachment A (Definitions) of Exhibit B (Service Level Agreement).

22.	“CSSC” shall mean the *.

23.	“Currently Deployed Products” shall have the meaning set forth in Section 1.2 (Definitions) of Exhibit A.6.2 (Server Services – Production Environment Statement of Work), and Section 1.2 (Definitions) of Exhibit A.6.3 (Server Services – Non-Production Environment Statement of Work).

24.	“DAS” shall have the meaning set forth in Section 1.2 (Definitions) of Exhibit A.6.2 (Server Services – Production Environment Statement of Work), and Section 1.2 (Definitions) of Exhibit A.6.3 (Server Services – Non-Production Environment Statement of Work).

25.	“DBMS” shall have the meaning set forth in Section 1.2 (Definitions) of Exhibit A.6.2 (Server Services – Production Environment Statement of Work), and Section 1.2 (Definitions) of Exhibit A.6.3 (Server Services – Non-Production Environment Statement of Work).

26.	“De-Install” shall have the meaning set forth in Section 1.3 (Definitions) of Exhibit A.4 (End User Support Services Statement of Work).

27.	“Domain Controller” shall have the meaning set forth in Section 1.2 (Definitions) of Exhibit A.6.2 (Server Services – Production Environment Statement of Work) and Section 1.2 (Definitions) of Exhibit A.6.3 (Server Services – Non-Production Environment Statement of Work).

28.	“Deskside” shall have the meaning set forth in Section 1.3 (Definitions) of Exhibit A.4 (End User Support Services Statement of Work).

29.	“Disaster” shall mean any event, occurrence or Problem causing widespread failure, damage to Gap’s IT Environment or components thereof, as declared by Gap, that interrupts information processing for Gap, as declared by Gap. Examples include: (1) loss of a facility to fire, or (2) inability to access the facility due to a chemical spill.

30.	“Disaster Recovery” shall mean the implementation of the Disaster Recovery plan following a declared Disaster as further described in Section 3 (Disaster Recovery Services) of Exhibit A.2 (Cross Functional Services Statement of Work) of the Agreement and in the Procedures Manual.

31.	“Disaster Recovery Activities” shall have the meaning set forth in Section 1.3 (Definitions) of Exhibit A.2 (Cross Functional Services Statement of Work).

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.1	Gap/IBM Confidential and Proprietary Information	Page 3 of 12

32.	“Disaster Recovery Planning” shall have the meaning set forth in Section 1.3 (Definitions) of Exhibit A.2 (Cross Functional Services Statement of Work).

33.	“Disaster Recovery Services” shall have the meaning set forth in Section 1.3 (Definitions) of Exhibit A.2 (Cross Functional Services Statement of Work).

34.	“Disaster Recovery Testing” shall have the meaning set forth in Section 1.3 (Definitions) of Exhibit A.2 (Cross Functional Services Statement of Work).

35.	“End-to-End Delay” shall mean the network call path between originating customer premise and terminating customer premise, including access but excluding customer premises equipment.

36.	“External Storage Media” shall mean *, *, and *.

37.	“FAQ’s” shall have the meaning set forth in Section 1.3 (Definitions) of Exhibit A.2 (Cross Functional Services Statement of Work).

38.	“First Call Resolution” shall mean the percentage of calls resolved (closed) while the customer is on the phone with a Help Desk agent on his/her first call. This includes warm transfers to another person and typically excludes calls related to (i) Installs/Moves/Adds/Changes, (ii) Hardware Break/Fix, (iii) Gap Retained Responsibilities, (iv) technology refresh, (v) nonstandard software (unique to contract; customer brings in new software that requires interfacing with product vendors or required fixes), (vi) procurement, (vii) access administration that requires authorization, (viii) automation, (ix) abandoned calls, and (x) out of scope items.

39.	“FTE” shall have the meaning set forth in Section 1.3 (Definitions) of Exhibit A.4 (End User Support Services Statement of Work).

40.	“Gap’s Disaster Recovery Plans” shall have the meaning set forth in Section 1.3 (Definitions) of Exhibit A.2 (Cross Functional Services Statement of Work).

41.	“Gap IT Defect(s)” shall have the meaning set forth in Section 1.3 (Definitions) of Exhibit A.2 (Cross Functional Services Statement of Work).

42.	“Help Desk” shall mean the facilities, associated technologies, and fully trained staff who responds to Calls, Coordinates all Incident and Problem Management activities, and acts as the primary point of contact for Authorized Users in regard to the Services. The Help Desk provides a single point of contact for entitled Authorized Users to call in regard to the Services.

43.	“Help Desk Support” shall have the meaning set forth in Section 1.3 (Definitions) of Exhibit A.2 (Cross Functional Services Statement of Work).

44.	“High Availability Systems” shall mean *.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.1	Gap/IBM Confidential and Proprietary Information	Page 4 of 12

45.	“IMAC” shall have the meaning set forth in Section 1.3 (Definitions) of Exhibit A.4 (End User Support Services Statement of Work).

46.	“Implement” or “Implementation” shall mean the process by which Equipment, Software or Services are placed into operation in a manner consistent with its purpose, design or applicable Statement of Work or Specifications.

47.	“Incident” shall mean any event or occurrence that is not part of the standard operation of a Service and that causes, or may cause, an interruption to, or a reduction in, the quality of that Service.

48.	“Incident and Problem Management” shall have the meaning set forth in Section 1.3 (Definitions) of Exhibit A.2 (Cross Functional Services Statement of Work).

49.	“Initial Pilot” shall have the meaning set forth in Section 1.3 (Definitions) of Exhibit A.4 (End User Support Services Statement of Work).

50.	“Install” or “Installation” shall mean the activities to be performed by Supplier to put Equipment or Software into position, make it ready for use by Gap and confirm that it operates in accordance with applicable specifications.

51.	“IP” shall have the meaning set forth in Section 1.2 (Definitions) of Exhibit A.5 (Managed Network Services Statement of Work).

52.	“IT” shall mean information technology.

53.	“Knowledge Database” shall have the meaning set forth in Section 1.3 (Definitions) of Exhibit A.2 (Cross Functional Services Statement of Work).

54.	“LAN Services” shall have the meaning set forth in Section 1.2 (Definitions) of Exhibit A.5 (Managed Network Services Statement of Work).

55.	“Mainframe” shall mean the Equipment and Software associated with the *.

56.	“Mainframe Environment” shall mean that component of the Gap IT Environment comprised of all Mainframe Equipment and Software, including all aspects of its operation, integration and other interfaces with the Gap IT Environment.

57.	“Maintain” or “Maintenance” shall mean: (A) with respect to Equipment, supporting and maintaining all Equipment in good operating condition, subject to normal wear and tear, undertaking and performing repairs and maintenance on Equipment in accordance with the applicable manufacturer’s recommendations and specifications, and such other services and repairs required to maintain the Equipment so that it operates properly and in accordance with the applicable specifications; and (B) with respect to Software, supporting and correcting or causing to be corrected any failure of the Software to perform in accordance with the applicable specifications, (including fixed, patched, upgrades, defect repairs, programming corrections, and remedial programming) and providing such services and repairs required to maintain the Software so that it operates properly and in accordance with the applicable specifications.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.1	Gap/IBM Confidential and Proprietary Information	Page 5 of 12

58.	“Malware” shall mean malicious Software, code, or programs that are developed for the purpose of adversely impacting a System or data, enabling unauthorized access to or disclosing confidential data stored on a System, and includes, but is not limited to, the following malicious code types: viruses, worms, Trojan horse programs, and Spyware.

59.	“Manage” and “Management” shall mean to administer, supervise, direct and/or control, and as to Managed Strategic Suppliers shall include the functions set forth in Section 9 of the Agreement and in this Exhibit.

60.	“Managed Workstation Replacement Project” shall have the meaning set forth in Section 1.3 (Definitions) of Exhibit A.4 (End User Support Services Statement of Work).

61.	“MDC Services” or “Mobile Data Communications Services” shall have the meaning set forth in Section 1.2 (Definitions) of Exhibit A.5 (Managed Network Services Statement of Work).

62.	“Move” shall have the meaning set forth in Section 1.3 (Definitions) of Exhibit A.4 (End User Support Services Statement of Work).

63.	“N” shall have the meaning set forth in Section 1.3 (Definitions) of Exhibit A.4 (End User Support Services Statement of Work).

64.	“N-1” shall have the meaning set forth in Section 1.3 (Definitions) of Exhibit A.4 (End User Support Services Statement of Work).

65.	“NAS” shall have the meaning set forth in Section 1.2 (Definitions) of Exhibit A.6.2 (Server Services—Production Environment Statement of Work), and Section 1.2 (Definitions) of Exhibit A.6.3 (Server Services – Non-Production Environment Statement of Work).

66.	“Network” shall mean any interconnected grouping of Systems, Equipment, Software and associated attachments, features, accessories, peripherals and Cabling, together with all modifications, substitutions, upgrades or enhancements used to deliver the Services to Authorized Users, as in existence as of the Initiation Date and as modified by or for Gap following such date.

67.	“Network Based Appliances” shall have the meaning set forth in Section 1.2 (Definitions) of Exhibit A.6.2 (Server Services—Production Environment Statement of Work), and Section 1.2 (Definitions) of Exhibit A.6.3 (Server Services – Non-Production Environment Statement of Work).

68.	“Network Delay” shall mean the average time in the Measurement Period for data traffic to be transmitted between all applicable IP Access Nodes within a region (Intra-Region) or between applicable IP Access Nodes connecting two regions (Inter-Region).

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69.	“Next Business Day” or “NBD” shall mean Monday through Friday, excluding Gap holidays (i.e., New Years, Christmas, Thanksgiving, Memorial Day, Fourth of July, Labor Day), during local store business hours.

70.	“NFS” shall have the meaning set forth in Section 1.2 (Definitions) of Exhibit A.6.2 (Server Services – Production Environment Statement of Work), and Section 1.2 (Definitions) of Exhibit A.6.3 (Server Services – Non-Production Environment Statement of Work).

71.	“NGF” shall have the meaning set forth in Section 1.3 (Definitions) of Exhibit A.4 (End User Support Services Statement of Work).

72.	“NIS” shall have the meaning set forth in Section 1.2 (Definitions) of Exhibit A.6.2 (Server Services – Production Environment Statement of Work), and Section 1.2 (Definitions) of Exhibit A.6.3 (Server Services – Non-Production Environment Statement of Work).

73.	“Nonstandard Product” shall mean Equipment or Software that is not a Standard Product. Supplier will provide commercially reasonable Problem determination and Resolution support efforts for Nonstandard Products based upon available resources and Gap Approval.

74.	“NTP” shall have the meaning set forth in Section 1.2 (Definitions) of Exhibit A.6.2 (Server Services – Production Environment Statement of Work), and Section 1.2 (Definitions) of Exhibit A.6.3 (Server Services – Non-Production Environment Statement of Work).

75.	“OCC” shall mean the *.

76.	“OEM” shall mean the original equipment manufacturer.

77.	“Operate” shall mean all tasks and functions required to cause the Equipment, Software and Systems to function and to provide the Services.

78.	“Packet Loss” shall mean the average percentage of packets in the Measurement Period that are dropped between applicable IP Access Nodes within a region (Intra-Region) or between applicable IP Access Nodes connecting two regions (Inter-Region). See Table 3 for applicable committed network parameters.

79.	“PDAs” shall have the meaning set forth in Section 1.2 (Definitions) of Exhibit A.5 (Managed Network Services Statement of Work).

80.	“POS” shall have the meaning set forth in Section 1.b (Definitions) of Exhibit A.3 (Stores Services Statement of Work).

81.

“Port Availability” shall mean the percentage of time in a given month the * network was available. Port Availability is calculated as: Total amount of time in a calendar month (30 days x 24 hours x 60 minutes) minus the total amount of validated

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.1	Gap/IBM Confidential and Proprietary Information	Page 7 of 12

port outage time as measured by carrier trouble tickets (not including maintenance windows and planned outages) divided by the total amount of time in a calendar month (as stated above) and multiplied by 100 (for the percentage).

82.	“Problem” shall mean any event or occurrence that is not part of the standard operation of a Service and that causes, or may cause, an interruption to, or a reduction in, the quality of that Service, that results in an entry into the Problem Management system.

83.	“Problem Management” shall mean the services described in Section 11 (Incident and Problem Management) of Exhibit A.2 (Cross Functional Services).

84.	“Problem Resolution Time” shall mean the elapsed time between (i) the time that a Problem Ticket is created, until (ii) the point in time that the Problem is Resolved and the Problem Ticket is updated reflecting the time of such Resolution. For Problems requiring dispatch to a remote site, the reasonable travel time to the remote site and/or depot ship-to and ship-from time is subtracted from the total Resolution time. Depending on the Problem severity code, Problem Resolution Time may be reflected in location scheduled hours of support, rather than actual clock time according to the Procedures Manual. Duplicate Problem Tickets (i.e., Problem Tickets created for the same outage) shall be eliminated from calculating Problem Resolution Time. Problem Resolution Time may be tracked and reported upon by the Automated Resolution Process.

85.	“Procedures Manual” shall mean the documentation mutually agreed to by Gap and Supplier (provided by Supplier in electronic or hard copy form) describing the operating processes and procedures governing the performance of the Services under the Agreement. The Procedures Manual may contain Supplier and Gap confidential and proprietary information.

86.	“Procure” or “Procurement” shall mean that a party will purchase, or otherwise acquire, in its name and at its expense, certain goods and services that are required to provide the Services.

87.	“Removal/Disposal Services” shall have the meaning set forth in Section 1.3 (Definitions) of Exhibit A.4 (End User Support Services Statement of Work).

88.	“Resolve” or “Resolution” shall mean to correct an Incident or Problem for which Supplier is responsible with either a permanent solution or an interim work around solution.

89.	“SAN” shall have the meaning set forth in Section 1.2 (Definitions) of Exhibit A.6.2 (Server Services – Production Environment Statement of Work), and Section 1.2 (Definitions) of Exhibit A.6.3 (Server Services – Non-Production Environment Statement of Work).

90.	“Server(s)” shall mean that Equipment described in Exhibit A.6.2 (Server Services – Production Environment), and Exhibit A.6.3 (Server Services – Non-Production Environment Statement of Work), including racks and other peripheral Equipment, and Software that provides Server Services.

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91.	“Server Environment” shall mean that component of the Gap IT Environment comprised of all Server Equipment, * or * Equipment, and Software, including all aspects of its operation, integration and other interfaces with the Gap IT Environment.

92.	“Service Level Credit” shall have the meaning set forth in Attachment A (Definitions) of Exhibit B (Service Level Agreement).

93.	“Service Level Defaults” shall have the meaning set forth in Attachment A (Definitions) of Exhibit B (Service Level Agreement).

94.	“Service Request” shall mean the submission of a written service request by either Supplier or Gap for a Change or a Project proposal (e.g., end user IMACs).

95.	“Services Defect(s)” shall have the meaning set forth in Section 1.3 (Definitions) of Exhibit A.2 (Cross Functional Services Statement of Work).

96.	“Severity Level” shall mean the categorization of a problem associated with the Services based on the potential impact of the problem as described below.

Severity Level	Definition
Severity 1 (Highest Impact) *	*

Severity 2 (High Impact) *	*

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.1	Gap/IBM Confidential and Proprietary Information	Page 9 of 12

Severity 3 *	*

Severity 4 (Low Impact) *	*

97.	“SRM” shall have the meaning set forth in Section 1.2 (Definitions) of Exhibit A.6.2 (Server Services - Production Environment Statement of Work), and Section 1.2 (Definitions) of Exhibit A.6.3 (Server Services – Non-Production Environment Statement of Work).

98.	“Standard” shall mean the Equipment and Software of Gap in place as of the Reference Date, including the Equipment and Software identified in Exhibit D.6 (Technical Architecture and Product Standards).

99.	“Store Equipment” shall have the meaning set forth in Section 1.b (Definitions) of Exhibit A.3 (Stores Services Statement of Work).

100.	“Store Locations” shall have the meaning set forth in Section 1.b (Definitions) of Exhibit A.3 (Stores Services Statement of Work).

101.	“Store Server” shall have the meaning set forth in Section 1.b (Definitions) of Exhibit A.3 (Stores Services Statement of Work).

102.	“Store Workstation” shall have the meaning set forth in Section 1.b (Definitions) of Exhibit A.3 (Stores Services Statement of Work).

103.	“System(s) Software” shall mean those programs and Software, including documentation and materials, that perform tasks basic to the functioning of the Equipment and which are required to operate the Applications Software or otherwise support the provision of Services by Supplier as set forth in Exhibit D.8 (Existing Agreements). Systems Software includes operating Software, systems utilities, and any other Software not designated as Application Software.

104.	“Tier 1 Support” shall have the meaning set forth in Section 1.3 (Definitions) of Exhibit A.2 (Cross Functional Services Statement of Work).

105.	“Tier 2 Support” shall have the meaning set forth in Section 1.3 (Definitions) of Exhibit A.2 (Cross Functional Services Statement of Work).

106.	“Tier 3 Support” shall have the meaning set forth in Section 1.3 (Definitions) of Exhibit A.2 (Cross Functional Services Statement of Work).

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.1	Gap/IBM Confidential and Proprietary Information	Page 10 of 12

107.	“Time and Materials” shall have the meaning set forth in Section 1.3 (Definitions) of Exhibit A.4 (End User Support Services Statement of Work).

108.	“WAN Services” shall have the meaning set forth in Section 1.2 (Definitions) of Exhibit A.5 (Managed Network Services Statement of Work).

109.	“Warehouse Devices” shall have the meaning set forth in Section 1.3 (Definitions) of Exhibit A.4 (End User Support Services Statement of Work).

110.	“Wiring” shall mean the connection between the network equipment and wall jack, including physical cabling media and all terminating hardware and cross connect fields, including conduits and pathways.

111.	“Workstation” shall have the meaning set forth in Section 1.3 (Definitions) of Exhibit A.4 (End User Support Services Statement of Work).

112.	“Workstation Replacement Program” shall have the meaning set forth in Section 1.3 (Definitions) of Exhibit A.4 (End User Support Services Statement of Work).

Exhibit A.1	Gap/IBM Confidential and Proprietary Information	Page 11 of 12

Exhibit A.2 - Statement of Work Cross Functional Services

To

First Amended and Restated Master Services Agreement

March 2, 2009

This document contains confidential and proprietary information of The Gap, Inc. and IBM. Except with the express prior written permission of The Gap, Inc. and IBM, this document and the information contained herein may not be published, disclosed, or used for any other purpose.

Exhibit A.2	Gap/IBM Confidential and Proprietary Information

Exhibit A.2	Gap/IBM Confidential and Proprietary Information

Statement of Work

Cross Functional Services

I.	GENERAL

1.1	Introduction

This Exhibit A.2 (Cross Functional Services Statement of Work) to the Agreement (this “Statement of Work”) supersedes previous versions of Exhibit A.2 (Cross Functional Services Statement of Work) and is effective as of March 2, 2009, and sets forth the minimal cross functional services that Supplier shall provide as of March 2, 2009, with respect to the following service areas: (1) Security; (2) Disaster Recovery Services; (3) IT Environment Management and Reporting; (4) Change Management; (5) Service Request Management; (6) Facilities Management and Support; (7) Documentation; (8) Performance Management and Quality Assurance; (9) Help Desk, Tier 2 and Tier 3 Support; (10) Incident and Problem Management; (11) Systems Engineering; (12) Ongoing Business Divestitures and Acquisitions; and (13) Training and Education Services, all as more particularly described in this Statement of Work (collectively described as the “Cross Functional Services”). The Cross Functional Services described herein apply generally to all Services provided by Supplier to Gap pursuant to the Agreement and shall be provided utilizing Supplier’s best practices. All such improved Cross Functional Services shall require Gap Approval.

Supplier shall provide information on the Cross Functional Services using a media that is efficient, easy to use, and easily accessible by Gap Authorized Users and subject to Approval by Gap. Gap expects that Supplier will bring value to areas in addition to those identified in the Agreement and this Statement of Work.

Unless otherwise provided, references to Sections will be to Sections of this Statement of Work and references to Exhibits will be to Exhibits of the Agreement. The section headings in this Statement of Work are for reference purposes only and will not affect in any way the meaning or interpretation of this Statement of Work.

Supplier shall provide the Cross Functional Services as required to meet or exceed the Service Levels in Exhibit B.1 (Service Level Matrix). Supplier (i) has responsibility for the performance of the Cross Functional Services detailed in this Statement of Work; and (ii) shall be held responsible for the performance of the Cross Functional Services without regard to the use by Supplier of third-party products or suppliers (including Third Party Vendors). All changes to this Statement of Work will be mutually agreed to by Gap and Supplier and implemented and managed using the Change Control Procedures.

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1.2	Annual Planning

Supplier’s responsibilities with respect to Annual Planning include:

(a)	Assisting Gap in developing and updating the annual and long-range, comprehensive plan for Gap’s IT Environment, processes, technology architecture, and standards (such plan, the “Annual Plan” and such planning, the “Annual Planning”).

(b)	Assisting Gap in developing and updating its long range IT plan on an annual basis, and includes a rolling * projection of anticipated Changes to the Gap IT Environment to be made by Supplier in connection with its performance of the Services.

(c)	Providing IT intelligence, technology forecasts, analysis, and other intelligence in the form of recommendations and proposed solutions to facilitate Gap’s ability to understand alternatives in terms of features, functions, costs, and risks and to assist Gap in developing future IT requirements for Gap’s business.

(d)	Assisting Gap in projecting future volume and technology Changes that could impact Gap’s IT Environment.

(e)	Identifying to Gap opportunities, candidates and requirements for the deployment of new technology within Gap and automation of tasks associated with the Services and/or Gap’s business processes.

(f)	Proactively seeking to automate manual tasks associated with the Services.

(g)	Supporting Gap in the discussions and presentation of potential new technology products and service offerings to Gap management.

(h)	Proactively identifying strategies and approaches for future IT delivery that Supplier believes may result in increased efficiency, performance, or cost savings to Gap.

As requested by Gap, Supplier will provide on a Work Order (a contractual stand alone SOW) basis:

(a)	Proactively submitting proposals, when new technological capabilities warrant, regarding new technology and automation to Gap for its review and Approval.

(b)	Providing access to specialists within Supplier’s organization to assist Gap to develop and update its Annual Plan.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

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1.3	Definitions

Except as otherwise expressly provided herein, or unless the context clearly requires otherwise, capitalized terms used in this Statement of Work shall have the meanings set forth below. Capitalized terms used in this Statement of Work but not otherwise defined in this Statement of Work shall have the meanings ascribed to them in Exhibit A.1 (Glossary to Statements of Work).

“Agreement” shall mean the Revised and Amended Master Services Agreement dated as of the Effective Date between Gap and Supplier.

“Annual Plan” shall have the meaning set forth in Section 1.2(a) (Annual Planning).

“Annual Planning” shall have the meaning set forth in Section 1.2(a) (Annual Planning).

“Change(s)” shall mean any and all revisions, substitutions, additions, installations, deinstallations, or other modifications in the nature, scope, or operations of the Gap IT Environment.

“Change Management” shall have the meaning set forth in Section 5 (Change Management).

“Critical Systems” includes those applications and systems that are necessary in order to (i) *, (ii) *, (iii) *, (iv) *, (v) *, and (vi) *. For the avoidance of doubt, Critical Systems shall include * and * required to keep *.

“Cross Functional Services” shall have the meaning set forth in Section 1.1 (Introduction).

“Disaster Recovery Activities” shall have the meaning set forth in Section 3.3 (Disaster Recovery Activities).

“Disaster Recovery Planning” shall have the meaning set forth in Section 3.1 (Disaster Recovery Planning).

“Disaster Recovery Services” shall mean the Disaster Recovery Planning, Disaster Recovery Testing, and Disaster Recovery Activities.

“Disaster Recovery Testing” shall have the meaning set forth in Section 3.2 (Disaster Recovery Testing).

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.2	Gap/IBM Confidential and Proprietary Information	Page 3 of 34

“Emergency Operations Center” shall mean the * in *, *, *, * and other mutually agreed upon locations that are required to monitor and control Disaster Recovery Activities.

“Facilities Management” shall have the meaning set forth in Section 7 (Facilities Management and Support).

“FAQs” shall have the meaning set forth in Section 10.2(c)(4) (Supplier’s Help Desk, Tier 2 and Tier 3 Support Responsibilities).

“Gap IT Defect(s)” shall mean any problem, defect, error, deficiency, failure, or other issue arising from, related to, or otherwise impacting the Gap IT Environment. Gap IT Defect(s) shall specifically exclude any and all Services Defect(s).

“Gap’s Disaster Recovery Plans” shall have the meaning set forth in Section 15.2(g) (Gap Retained Responsibilities).

“Help Desk Support” shall have the meaning set forth in Section 10.1(a) (General Definitions).

“Incident and Problem Management” shall have the meaning set forth in Section 11 (Incident and Problem Management).

“Knowledge Database” shall mean the electronic repository, and associated authoring, approval and search tools, which contains known errors and their resolutions or workarounds, procedural guidelines, how-to information and frequently asked questions.

“Ongoing Business Divestitures and Acquisitions Services” shall have the meaning set forth in Section 13 (Ongoing Business Divestitures and Acquisitions).

“Point of Contact” shall have the meaning set forth in Section 15.2(l) (Gap Retained Responsibilities).

“Services Defect(s)” shall mean any problem, defect, error, deficiency, failure, or other issue arising from, related to, or otherwise impacting the Services.

“Tier 1 Support” shall have the meaning set forth in Section 10.1(a) (General Definitions).

“Tier 2 Support” shall have the meaning set forth in Section 10.1(b) (General Definitions).

“Tier 3 Support” shall have the meaning set forth in Section 10.1(c) (General Definitions).

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.2	Gap/IBM Confidential and Proprietary Information	Page 4 of 34

II.	SECURITY

2.1	Logical Security Administration

Supplier’s logical security administration responsibilities include:

(a)	Compliance with Gap Policies and Procedures, as they may be revised or updated from time to time during the Term of the Agreement.

(b)	Working in conjunction with Gap security, establish and maintain safeguards against the unauthorized access, destruction, loss or alteration of Gap assets, data, and information under the control of Supplier. Supplier shall implement safeguards in compliance with the Procedures Manual and the Service Levels set forth in Exhibit B (Service Level Agreement) of the Agreement.

(c)	Reviewing with Gap all documented information security procedures pertaining to Supplier-operated systems and developing, maintaining, updating and implementing security procedures for Supplier-operated systems with Gap’s Approval, including physical access strategies, procedures and standards. Such approval shall not be unreasonably withheld. Supplier shall follow the requirements of the GSD331 version 2.0 dated March 2, 2009 (Attachment A.2.1 to Exhibit A.2). * from the Effective Date, Gap will have * to review the GSD to confirm that all needed controls are identified in the GSD and that all such controls are effective. Gap will base its review on the Gap IT Security Policies in place as of March 2, 2009, as reflected in the GSD331 version 2.0. Should Gap determine that the GSD does not contain needed controls or that the controls as designed are ineffective, Gap will notify Supplier identifying the impacted controls or areas needing additional controls. Upon receipt of such notification from Gap, Gap and Supplier will have * to agree on the changes needed to meet Gap’s Security Policies. Should the parties fail to agree within this * period, this matter will be resolved through the process specified in Section 31 (“Internal Dispute Resolution”) of the Agreement.

(d)	Assisting in the development, Documentation and utilization of an action plan and escalation procedures for any potential or detected electronic or physical security breaches and reporting any detected security breaches to Gap per the action plan.

(e)	In conjunction with Gap security, monitoring the systems and Services for authorized access, including:

(1)	Using *, monitoring, reviewing and responding in a timely and appropriate manner to violations of internal and external physical or electronic access as identified in the Procedures Manual.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.2	Gap/IBM Confidential and Proprietary Information	Page 5 of 34

(2)	Assisting with periodic reviews, as appropriate and in accordance with the Procedures Manual to validate that access to programs and data maintained on Supplier-operated systems is appropriate and that the use thereof is consistent with the scope of such employee’s access authority.

(3)	Upon identification, immediately notify Gap (including appropriate Gap security personnel) in the event of a security violation or unauthorized attempt to access or alter Gap’s assets, systems, information, or data.

(4)	Assist in reviews as required by the Procedures Manual to validate that access and levels to programs and data is authorized.

(5)	Capturing data regarding routine and non-routine access exceptions for audit trail purposes, archiving such data according to Gap data retention policies, and making such data available to Gap upon Gap’s request.

(6)	Assisting with security audits, providing Incident investigation support, and initiating corrective actions to minimize and prevent security breaches as directed and Approved by Gap. Supplier shall conduct for the Gap IT Environment, * of * and * and shall report the result of * to Gap.

(7)	Provide to Gap reports on violation and access attempts, and retaining Documentation of the investigation.

(f)	With prior Gap Approval, installing, updating and maintaining Software as listed in Exhibit D.8 (Existing Agreements) that provides security monitoring, alarming, and access tracking functionality for Supplier-operated systems and Software.

(g)	Providing security access control tools for Gap’s performance of user id administration for systems, data, Software, and Networks for which Supplier is responsible in compliance with the Procedures Manual and maintaining such security and access control devices in proper working order.

(h)	Accepting and complying with instructions from Gap on the security configuration of Equipment and Software.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.2	Gap/IBM Confidential and Proprietary Information	Page 6 of 34

(i)	Responding to all security audit or security compliance review requests from Gap and/or regulatory authorities.

(j)	Cooperating and assisting with efforts by Gap and/or representatives of Gap for security tests, security compliance reviews, and investigations (e.g., assistance with capturing emails and other electronic files as may be requested by Gap to comply with litigation discovery rules and regulations).

2.2	Malware Protection

Supplier’s responsibilities for Malware protection include:

(a)	Installing, updating, implementing revisions to, operating and Maintaining Gap’s Approved security Software on all Equipment used to deliver or support the Services in accordance with the Procedures Manual.

(b)	Updates to Gap-Approved Malware-protection Software shall be installed as directed by Gap, per Gap’s vulnerability ratings attached and in accordance with the Service Levels set forth in Exhibit B.1 (Service Level Matrix).

(c)	Performing Malware scans on Equipment and Software as appropriate and dictated by good Management practices, the Service Levels set forth in Exhibit B.1 (Service Level Matrix) and the Procedures Manual.

(d)	Upon detection of Malware, taking immediate steps per the Procedures Manual to notify the * and *; assessing the scope of damage; arresting the spread and progressive damage from the Malware; eradicating the Malware; and (to the greatest extent possible) restoring all data and Software to its original state.

(e)	Maintaining the capability for Gap Authorized Users to scan all appropriate storage media for Malware per the Procedures Manual.

(f)	Jointly developing plans necessary to provide Malware protection as agreed to by Gap and Supplier.

2.3	Physical Security Administration

In performing its responsibilities with respect to physical security administration, Supplier shall comply with Gap’s Policies and Procedures and the Procedures Manual, which shall include, at a minimum, the following:

(a)	Where Supplier uses locations and facilities at Gap Sites, Supplier’s responsibilities include:

(1)	Compliance with the Procedures Manual, as they may be revised or updated.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.2	Gap/IBM Confidential and Proprietary Information	Page 7 of 34

(b)	Where Supplier uses other locations and facilities to support the provision of Services to Gap, Supplier’s responsibilities include:

(1)	Providing security processes, facilities, Equipment, and Software that meets or exceeds Gap’s physical security policies, standards and procedures.

(2)	Upon Gap’s request, providing Gap, its representative(s), and/or regulatory agencies access to all facilities and assets used in providing the Services for audits, investigations and compliance reviews.

(3)	Assuming accountability for all Equipment from the time Supplier takes possession or assumes responsibility of such Equipment until such time as it relinquishes custody of the Equipment back to Gap. The chain of custody for all Equipment shall be documented in an auditable custody document in a form Approved by Gap. Supplier shall be responsible for assuring the safety of all Equipment while such Equipment is in Supplier’s possession.

(4)	Performing all * functions (for example *) at facilities under Supplier’s control.

III.	DISASTER RECOVERY SERVICES

3.1	Disaster Recovery Planning

Supplier’s Disaster Recovery Planning and Disaster Recovery Activities in support of Gap, shall be Approved by Gap in advance. Supplier’s responsibilities for Disaster Recovery Planning related to the Services includes: (“Disaster Recovery Planning”):

(a)	Providing key Supplier recovery contacts;

(b)	Providing * for Disaster Recovery plans, related communications and other activities that are Supplier’s responsibility.

(c)	Working with appropriate Gap organization to participate in annual disaster response planning and preparation meetings and to review roles/responsibilities for Gap and Supplier. This would include but not be limited to hurricane preparation prior to hurricane season and tornado preparation prior to tornado season.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.2	Gap/IBM Confidential and Proprietary Information	Page 8 of 34

(d)	Participating in strategy and planning sessions with Gap related to crisis management and crisis support. Examples would include but are not limited to: technical requirements and implementation around the configuration of Gap’s Emergency Operations Centers and technical strategy recommendations to support Avian Flu workplace impact (remote support etc). Any additional costs for new Equipment or new Applications, will be part of the RFS process.

(e)	Providing IT best practices, technology forecasts, analysis, and other intelligence in the form of recommendations and proposed solutions to facilitate Gap’s ability to understand alternatives in terms of features, functions, costs, and risks and to assist Gap in developing future IT requirements for Gap’s business as it relates to resiliency/recovery options.

(f)	Supplier’s Disaster Recovery Planning responsibilities includes Coordinating with Gap and Gap Third Party Vendors to:

(1)	Document new and maintain/update existing Gap infrastructure/system recovery procedures to support Disaster Recovery of all Critical Systems as described under the Disaster Recovery Plan, with priority given to the most * as determined by Gap.

(2)	Promptly inform Gap of any changes to procedures used by Supplier in implementation of the Disaster Recovery Plan.

(3)	Promptly update Gap of any change in Supplier key personnel involved in Disaster Recovery.

(4)	Support Gap in Critical Systems Disaster Recovery Testing on all * in accordance with the Procedures Manual as modified from time to time by the Parties.

(g)	Performing record retention (e.g., using magnetic media) for compliance and other audits, all in accordance with the Agreement.

(h)	Updating desktop recovery images with Third Party Vendors as requested by Gap.

Gap retains the right to Approve all Supplier Disaster Recovery plans in support of Gap, and modifications to such plans.

3.2	Disaster Recovery Testing

Supplier’s responsibilities for Disaster Recovery Testing related to the Services includes (“Disaster Recovery Testing”):

(a)	Coordination and managing Third Party Vendors utilized by Supplier to provide the Services during Disaster Recovery Testing in accordance with the Disaster Recovery plans.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.2	Gap/IBM Confidential and Proprietary Information	Page 9 of 34

(b)	Continuing to perform the Services during Disaster Recovery Testing in accordance with the Agreement.

(c)	Performing a root cause analysis (“RCA”) as it relates to infrastructure/system recovery failures as needed and then participating with Gap in a debrief following * Disaster Recovery Tests which will include: successful outcomes, unsuccessful outcomes with detailed RCAs for Gap’s review, any steps taken to advance the exercise which would not be available during a true disaster, analysis of communication methods used for the planning and execution of the exercise and any other pertinent information to assess the true capability of Supplier and Gap to perform a recovery operation.

3.3	Disaster Recovery Activities

Supplier’s responsibilities for Disaster Recovery Activities related to the Services include (“Disaster Recovery Activities”):

(a)	In the event a Disaster is declared, * or otherwise * the * or any other information associated with the execution of any Disaster Recovery plan *.

(b)	In accordance with the applicable Disaster Recovery plans and to facilitate the restoration of Services as quickly as possible after Gap has declared a Disaster, determining what Supplier resources to deploy, conducting, supervising, administering the operation and implementation of such resources, making commercially reasonable efforts to provide additional resources to maintain provision of the Services for unaffected areas and re-aligning technical resources to maintain normal business operations.

(c)	In accordance with the Disaster Recovery plans, assuming coordination and administrative responsibility for Third Party Vendors utilized by Supplier to provide the Services.

(d)	Regardless of whether a formal Disaster Recovery plan exists or not, attempting to restore Services within the timeframes specified in the Service Levels.

(e)	Following the occurrence of any Disaster, participating in post-Disaster meetings with Gap to understand that cause of the Disaster and developing plans to eliminate or mitigate future occurrences.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.2	Gap/IBM Confidential and Proprietary Information	Page 10 of 34

(f)	Coordinating Disaster Recovery activities (subject to Section 5 (Change Management)) for all Services with Gap’s Disaster Recovery Plan.

(g)	Training Supplier personnel in Disaster Recovery procedures and implementing a process to obtain immediate access to such procedures in a Disaster situation.

(h)	With respect to all Services covered by a Disaster Recovery plan, providing and maintaining * (including * where available) utilized to process data in accordance with the applicable Disaster Recovery plan.

(1)	Gap and Supplier shall establish the time period required for backups and recovery to be included in the Disaster Recovery plan.

(2)	Supplier shall backup Gap’s data, * and *, using *, or other * Approved by Gap and accessible to Gap in accordance with the schedule agreed upon by the Parties.

(3)	Supplier shall provide * in a secure facility for the foregoing, as well as * pickup and delivery *.

(4)	Supplier shall perform the foregoing functions in accordance with the applicable Disaster Recovery plans.

(5)	Supplier shall execute the Disaster Recovery plans as specified in the plans, including operating the Equipment, restoring all * and * and data associated with such * and *, verifying that data is * and providing other functions within the scope of the Services. Backup frequency is dependent upon the specific * requirements and those requirements must be provided to Supplier from Gap.

(i)	In the event of a Disaster, delivering the Services in accordance with the Disaster Recovery plans.

IV.	IT ENVIRONMENT MANAGEMENT AND REPORTING

4.1	Meetings

Except as otherwise requested by Gap in writing, Gap and Supplier shall participate in the meetings required by this Statement of Work and such other meetings as may be requested by Gap to monitor the status of the Services and the Gap IT Environment. The specific date, time frame, scope, attendance, and nature of any such meetings shall coincide with Gap’s requirements.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.2	Gap/IBM Confidential and Proprietary Information	Page 11 of 34

4.2	Reports

Except as otherwise requested by Gap, Supplier shall provide Gap with the written reports required by this Statement of Work, and such other written reports as may be reasonably requested by Gap to monitor the status of the Services and the Gap IT Environment. The written reports shall include, as appropriate, an overview of activities occurring during the reporting period, issues to be Resolved, issues Resolved, and any other information that Gap may, from time to time, request or Supplier may deem appropriate. The specific date, time frame, scope, and nature of any such reports shall coincide with Gap’s requirements.

V.	CHANGE MANAGEMENT

Supplier is responsible to support Changes (“Change Management”) as described below. All Changes will be made in accordance with the Change Control Procedures. Supplier’s responsibilities for Change Management include the following:

5.1	Change Management Support

Supplier’s responsibilities for interfacing among Gap, Supplier and Third Party Vendor personnel implementing Changes in the Gap IT Environment and the support function to meet the requirements contained in this Statement of Work and in the Procedures Manual include:

(a)	Implementing Changes with the Gap IT Environment to comply with Gap’s Documentation requirements and orderly turnover, all in accordance with Section 5 (Change Management) and the Procedures Manual.

(b)	Coordinating, managing and cooperating with Third Party Vendors as required to Implement changes.

(c)	Obtaining Gap Approvals for production testing and installation timetables.

(d)	Developing comprehensive operational Documentation.

(e)	Providing coordination and acceptance of New Services.

(f)	Enforcing Documentation standards, task lists and run sheet updates.

Exhibit A.2	Gap/IBM Confidential and Proprietary Information	Page 12 of 34

5.2	Change Management

(a)	General Requirements

Supplier’s Change Management responsibilities shall also include:

(1)	Making all Changes in Gap’s IT Environment arising from, relating to, or impacting the Services and Coordinating such Changes with Gap and Gap Third Party Vendors, as appropriate.

(2)	Making all Changes in accordance with the Change Control Procedures, Section 5 (Change Management) and in compliance with the Procedures Manual and the Agreement.

(3)	Performing all Changes to individual components of Equipment and Software for which it is operationally responsible.

(4)	Implementing the Change Control Procedures that include the efficient implementation of Changes, clear accountability within Supplier and to Gap, effective coordination and communication between and among Gap, Gap Authorized Users, Supplier and Third Party Vendors. Supplier’s Change Control Procedures must integrate seamlessly with the Change Control Procedures described in Section 5 (Change Management).

(5)	Making any Changes necessary to provide the Services in accordance with Section 5 (Change Management).

(6)	Responding to Change requests from Gap Authorized Users and making Changes in accordance with Section 5 (Change Management).

(7)	For the Services, maintaining clear ownership for Changes throughout the entire Change Management process. Supplier shall not make any Change without Gap’s Approval or in contravention of Section 5 (Change Management).

(8)	Moving all programs from the * and * to the * in a controlled and documented manner such that no Changes are introduced into the programs during such activity without the Approval of Gap.

5.3	Oversight of Change Management

Supplier’s responsibilities for providing performing and oversight of Changes include:

(a)	Coordinating all of Supplier’s Change Management activities with the Gap Change Coordinator in accordance with Gap’s Change Control Procedures.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.2	Gap/IBM Confidential and Proprietary Information	Page 13 of 34

(b)	Making any Changes necessary to provide the Services and meeting all required Service Levels, in accordance with agreed upon Change Control Procedures.

(c)	In an emergency, Supplier must obtain Gap Approval prior to any Change to the Gap IT Environment.

(d)	Without prior Gap Approval, Supplier shall not make any Changes that:

(1)	Adversely affects the function, performance, or efficiency of any of the Services;

(2)	Increases Gap’s retained costs or external fees; or

(3)	Impacts the way in which Gap conducts its business or operations.

5.4	Change Management Process and Procedures

Supplier’s responsibilities with respect to Change Management processes and procedures include:

(a)	Participating in Change meetings. Supplier’s representative in these meetings shall have the requisite authority to make binding and enforceable commitments on behalf of Supplier.

(b)	Submitting all proposed Changes in advance to Gap for Approval. Unless otherwise mutually agreed, all proposed Changes shall be submitted to Gap, at a minimum, on a * rolling calendar, with special notice for major Changes proposed on a longer term but requiring more preparation and Coordination.

(c)	At a minimum, each submitted proposed Change shall include all standard applicable information to provide effective Change Management and Supplier shall include in each submission a schedule of proposed Implementation dates for determination of any existing conflict with business events communicated to Supplier by Gap, including:

(1)	A description of the proposed Change;

(2)	A statement of purpose and justification for the proposed Change;

(3)	A list of Service(s), Gap Authorized User(s), and Third Party Vendor(s) potentially affected by the proposed Change;

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.2	Gap/IBM Confidential and Proprietary Information	Page 14 of 34

(4)	The proposed schedule, including Implementation date(s) and approximate time(s);

(5)	The proposed Implementation process; and

(6)	A statement of the potential risk, business impact, and/or complexity of the proposed Change.

(d)	For proposed Changes that represent a potentially high risk or high impact to Gap’s operations or business, or at the request of Gap, Supplier shall include a comprehensive end-to-end test plan (including clear Change acceptance criteria); notification and escalation lists per agreement of Gap and Supplier; and work-around plans and a comprehensive contingency plan, including a back-out plan and procedures (with specific criteria to initiate the execution of the back-out plan).

(e)	Reviewing proposed Changes and schedules with Gap, obtaining all necessary approvals and coordinating all Supplier Change Management activities with Gap and all affected third parties to minimize disruption of normal business process.

(f)	Reporting the status of scheduled Changes including maintaining a comprehensive list of projects and dates.

(g)	Providing regular progress updates to Gap and other known affected third parties.

(h)	Testing Changes to the Gap IT Environment and Resolving Incidents and Problems prior to production Implementation, in the Gap provided Test environment.

(i)	Controlling Changes to systems and activities required by moves, upgrades, replacements, and migrations.

5.5	Gap IT Environment Maintenance Periods

Supplier’s responsibilities include:

(a)	Performing * during * scheduled in advance and Approved by Gap, or unless otherwise agreed to, and keeping systems unavailability during maintenance windows to the minimum required for systems maintenance purposes.

(b)	Providing prior notice to Gap of the maintenance to be performed during scheduled maintenance windows and changing scheduled maintenance windows at Gap’s written request and upon prior notice.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.2	Gap/IBM Confidential and Proprietary Information	Page 15 of 34

(c)	Scheduling outages for maintenance, expansions and modifications during hours that meet Gap’s operational needs.

(d)	Performing routine maintenance during scheduled maintenance windows. Scheduled maintenance windows are the specific times as Approved by Gap.

(e)	Scheduled times for all maintenance windows shall be reviewed and pre-Approved by Gap on at least a *.

(f)	At Gap’s request, Supplier shall change scheduled maintenance windows for Equipment located at Supplier Sites to meet Gap’s operational needs as identified by Gap to Supplier. Supplier shall give Gap at least * prior written notice of the maintenance to be performed during scheduled maintenance windows. In the event that there is a need for emergency systems maintenance, Supplier shall provide Gap with as much notice as possible, and shall perform such maintenance so as to minimize interference with the business and operational needs of Gap and in compliance with the Procedures Manual.

(g)	Gap, at any time and at its discretion, may specify “quiet” periods during which Supplier shall not make any Changes without the specific Approval of Gap. Supplier shall use the scheduled maintenance windows (and non-scheduled maintenance windows required by Gap) for purposes of supporting and maintaining Equipment and Software, including Installing upgrades, patches, and all other related activities to eliminate the need for non-scheduled maintenance windows.

(h)	To the extent Supplier requests any maintenance windows outside of the scheduled maintenance windows, such non-scheduled maintenance windows shall not be excluded from downtime for the purposes of measuring Supplier’s compliance with applicable Service Levels.

VI.	SERVICE REQUEST MANAGEMENT

Supplier’s service request management responsibilities include:

(a)	Tracking, managing, processing and implementing appropriately Gap Approved Requests for Service in accordance with the Policies and Procedures Manual.

(b)	Managing relevant Requests for Service in the Gap-supported Service Request Tracking system.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.2	Gap/IBM Confidential and Proprietary Information	Page 16 of 34

VII.	FACILITIES MANAGEMENT AND SUPPORT

Supplier’s responsibilities related to facilities management and support include (“Facilities Management”):

(a)	Establishing and maintaining proper and adequate Supplier facilities, Equipment and supplies at Supplier Service Locations with a properly trained and appropriately sized management and support staff.

(b)	Maintaining a clean, clutter-free IT environment in all Data Centers and Gap Sites where Supplier has on-site personnel or upon Supplier completing IMAC activities (e.g., Cabling, equipment and packing material).

(c)	At Supplier-owned Data Centers, initiating and tracking requests for space, power and other Data Center modifications in support of Equipment installations.

(d)	Providing requests to Gap in advance as appropriate, but no later than * in advance of installation, for space and power requirements in support of Equipment at the Gap Data Center(s), computer room(s), LAN closet(s), etc. operated by Supplier.

(e)	Cooperating with the activities of Third Party Vendors who provide support for Gap with respect to the Services (excluding Client Devices), including at Sites for which Supplier is responsible for providing on-site LAN/WAN support. Supplier shall provide physical access to the applicable site and shall monitor the activities of all such Third Party Vendors.

VIII.	DOCUMENTATION

Supplier shall develop and maintain Documentation in accordance with its best practices. Such Documentation will be made readily accessible to Gap.

(a)	Supplier’s responsibilities for developing and maintaining Documentation include:

(1)	Maintaining comprehensive Documentation on all operations procedures, services, Equipment and Software for which Supplier is responsible under the Agreement and provide a means of access to Documentation from Third Party Vendors or the Gap staff that is acceptable to Gap.

(2)	Documenting and implementing a process for developing new or updating existing Documentation, provided that all Changes to Documentation shall comply with Section 5 (Change Management) above.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.2	Gap/IBM Confidential and Proprietary Information	Page 17 of 34

(3)	Providing Documentation to Gap in paper copies, electronically, and on a web-enabled basis wherever possible, for access by Authorized Users and Gap.

(b)	Supplier’s responsibilities relating to operations Documentation include:

(1)	Documenting and maintaining Documentation on all operations procedures, services, Equipment and Software for which Supplier is operationally responsible.

(2)	Documenting and maintaining procedures in the Procedures Manual to be utilized by Gap relative to the Services.

(c)	Auditing Documentation developed by Supplier regularly for completeness and accuracy, including (1) verifying that all Documentation is complete, present, organized, readable, and updated, and (2) reporting the resulting audit findings to Gap on a regular basis and where it is determined that Documentation is inaccurate (for example, erroneous or out of date), correcting and replacing such Documentation.

IX.	PERFORMANCE MANAGEMENT AND QUALITY ASSURANCE

Supplier is responsible for providing performance management services described in this section including, proactive and predictive monitoring and management of the Gap IT Environment as it relates to the Services.

9.1	Proactive Performance Management

Supplier’s responsibilities for proactively monitoring the performance of the Gap IT Environment include:

(a)	Proactively monitoring the Gap IT Environment, where feasible in the current environment, as it relates to the Services to identify and Resolve Incidents and Problems where possible before they affect Gap.

(b)	Monitoring and managing the performance of the Gap IT Environment.

(c)	Performing proactive Incident and Problem detection and Incident and Problem Resolution where feasible in the current environment, in accordance with Section 11 (Incident and Problem Management).

(d)	Performing necessary * on Equipment.

(e)	Managing and Resolving error messages that allow for resumption of normal operational status.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.2	Gap/IBM Confidential and Proprietary Information	Page 18 of 34

(f)	Providing notification to Gap according to predetermined guidelines of any need for an unscheduled interruption and Coordinating that activity with designated Gap personnel.

(g)	Detecting, managing and resolving exceeded thresholds for all Services.

(h)	Providing the operational status of the Gap IT Environment as it relates to the Services, to be updated on a near real-time basis.

9.2	Predictive Performance Management

Supplier’s predictive performance management responsibilities include:

(a)	Working jointly with Gap, conducting * meetings (or as otherwise mutually agreed to in writing by the parties) to make recommendations for Changes to the Gap IT Environment based on Gap analysis.

(b)	Tuning and refining the delivery of the Services based on the monitored data.

(c)	Employing management system tools or other tools required to monitor events that exceed thresholds. Install and configure agreed to base OS monitoring agents.

(d)	At Gaps direction, implementing alternate methods and procedures subject to the Change Control Procedures. Monitoring Gap established thresholds for base OS functions, CPU, Disk and Memory usage.

(e)	Responding to threshold alerts following Gap Incident / Problem procedures.

(f)	Implementing Gap recommended performance tuning recommendations.

9.3	Quality Assurance

Supplier’s responsibilities for quality assurance with respect to the Services as a whole include:

(a)	Developing and employing a quality assurance program, subject to Gap Approval, designed to promote performance of the Services at a high level of quality, focusing on measuring and improving reliability, speed, cost effectiveness, and customer satisfaction.

(b)	Writing and maintaining procedures and measurements on all quality assurance activities associated with the Services.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.2	Gap/IBM Confidential and Proprietary Information	Page 19 of 34

(c)	Employing quality metrics and procedures that are consistent with similar standards in Gap’s peer group and/or in the provision of similar professional services.

(d)	Compliance with a published quality assurance program, with adequate internal controls and verification activities.

(e)	Allowing Gap to perform audits that shall focus on Supplier’s adherence to its quality assurance procedures and standards; on the metrics gathered to support quality assurance activities; and on Supplier’s efforts to improve overall quality. Supplier shall Cooperate fully and assist Gap with any such audits.

X.	CORPORATE HELP DESK, TIER 2 AND TIER 3 SUPPORT

10.1	General Definitions

(a)	“Help Desk Support” means the level of support provided by the Help Desk which takes the initial call or request from the Authorized User and attempts initial Incident resolution (“Tier 1 Support”) and includes activities such as initial Incident identification, reporting, logging of Incident records and initial Incident resolution, tracking of Incident, reporting and Incident status, closing Incidents, or other assistance in accordance with the Procedures Manual. Tier 1 may include dispatching of Supplier or Gap third party on-site technicians.

(b)	“Tier 2 Support” means the next level of support after the Help Desk for Incidents assigned to Supplier by the Help Desk. If Tier 1 Support does not Resolve the Authorized User’s Incident or questions, the Incident shall be referred to Supplier for in-scope Problems or Incidents. Tier 2 Support provides a higher level of expertise that goes beyond Tier 1. Limited programming, if any, may occur at this level. Tier 2 Support may include the use of on-site technicians.

(c)	“Tier 3 Support” means the provision of advanced technical support, consultation and guidance to the Tier 1 Help Desk Support and Supplier’s Tier 2 Support team by subject matter experts and the assistance in the final resolution of complex Incidents. Tier 3 Support also involves interacting with OEM groups or development teams that provide consultation in Incident determination and resolution, including the development of programming workarounds, patches and fixes. This Tier 3 Support provides specific systems or product knowledge and/or programming expertise.

Exhibit A.2	Gap/IBM Confidential and Proprietary Information	Page 20 of 34

10.2	Supplier’s Help Desk, Tier 2 and Tier 3 Support Responsibilities

(a)	The Help Desk shall handle initial Incident and Problem Resolution as follows as part of its Tier 1 Help Desk Support:

(1)	*.

(2)	*.

(3)	*.

(4)	*.

(5)	*.

(6)	Respond to end user requests with accurate and appropriate information.

(7)	*.

(8)	*.

(9)	*.

(10)	*.

(11)	Call customer for further information.

(12)	*.

(13)	Close the call.

(14)	*. Tier 1 will search its contact database to see if it can identify where the customer should be calling for support and provide the information to the customer. *.

(15)	Utilize a variety of tools and technical knowledge to Resolve the Authorized User’s Incident or Problem.

(16)	Instruct Authorized User to invoke the * or similar * and * the Authorized User to a * and Authorized User’s data, if unable to solve the Authorized User’s problem via other methods.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.2	Gap/IBM Confidential and Proprietary Information	Page 21 of 34

(17)	Determine if Tier 2 Support is required and, if necessary, *.

(b)	Supplier’s Tier 2 and Tier 3 Support includes:

(1)	Providing facilities, associated technologies, and fully trained staff to provide Tier 2 and Tier 3 Support.

(2)	Personnel providing Tier 2 Equipment and Software Support shall be appropriately certified and Supplier shall at all times maintain the appropriate number of certified technicians to meet agreed upon Service Levels.

(3)	Receiving and processing all Incidents assigned to Supplier by the Help Desk, from the appropriate queue into the Incident and Problem Management system.

(4)	Processing all Incidents identified by Supplier as a result of its monitoring of the Gap IT Environment into the Gap Incident and Problem Management system.

(5)	Having the necessary * and * administrative privileges to perform remote deskside Break/Fix services (e.g., clear print queues, add Equipment to domain).

(6)	Providing Authorized User information to Gap Tier 1 Help Desk Support personnel and Supplier personnel providing Tier 2 and Tier 3 Support before any new functionality is Installed into production.

(7)	Providing the Help Desk with a continuously updated list of other Help Desks and/or “on call” personnel who are responsible for Tier 2 and Tier 3 Support, available * to receive and appropriately respond to notice of problems, including contact phone numbers.

(8)	Providing status updates to Gap during Incident resolution, according to the Procedures Manual.

(9)	Providing support, analysis and assistance to Gap Authorized Users for Applications in response to the Gap Tier 1 Help Desk Support personnel referrals/transfers according to the Procedures Manual.

(10)	Providing Application-specific support to Application Authorized Users, via the Help Desk or directly, as authorized by Gap, which include investigating and Resolve Problems where possible; providing technical support and analysis; supporting Application Installations; and answering Authorized User queries.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.2	Gap/IBM Confidential and Proprietary Information	Page 22 of 34

(11)	Identifying and reporting to Gap opportunities that may increase Authorized User satisfaction and decrease Incident and Problem reports.

(12)	Performing all other Tier 2 and Tier 3 Support activities as requested by the Help Desk.

(13)	Ownership of Incidents and Problems shall revolve around and be driven by the Authorized User’s needs and Supplier shall minimize transfers to multiple parties to the greatest extent possible.

(14)	For Severity 1 Problems, assigning a coordinator as a single point of contact for the Problem.

(15)	Supplier’s support personnel shall route the Incident or Problem to the appropriate person or entity for Resolution and including in the Problem record the technical justification for the routing; track the progress of Resolution efforts; escalate Incidents and Problems to the appropriate levels for Resolution in accordance with the Procedures Manual; and close an Incident or Problem after receiving confirmation from the affected Authorized User that the Incident or Problem has been Resolved.

(16)	Supplier shall act proactively and cooperate fully with all other internal or external parties to Resolve the Incident or Problem.

(17)	Developing and documenting for Gap’s Approval processes regarding interfaces, interaction, and responsibilities between Tier-1 Support personnel, Tier-2, and Tier-3 Support personnel, and any other internal or external persons or entities that may either submit an Incident or Problem, or receive an Incident or Problem.

(18)	Providing Supplier’s Tier 2 and Tier 3 Support personnel with adequate training on new products and services as may become part of Supplier’s responsibilities under the Agreement from time to time.

(c)	Other operational and technical requirements for the Help Desk, Tier 2 and Tier 3 Support include:

(1)	Providing * coverage for Tier 2 and Tier 3 Support.

(2)	Providing and paying for a single, toll free telephone number for the US and Canada. Authorized Users in a particular country shall use the toll free number in that country for Incidents or Problems to the Help Desk.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.2	Gap/IBM Confidential and Proprietary Information	Page 23 of 34

(3)	Providing support in English.

(4)	Providing and continuously updating a list of frequently asked questions (“FAQs”) regarding the Services, and publishing and Maintaining an archive of answers to the FAQs.

(5)	Providing the FAQs and answers using a media that is efficient, easy to use, and easily accessible for Authorized Users, and subject to Gap Approval.

(6)	Conducting random surveys (subject to Gap Approval) of Authorized Users immediately after they have used the Tier 2 and/or Tier 3 support and reporting the results to Gap. These random surveys shall be performed and reported each month and includes a minimum survey sample of * of the Incidents or Problems.

(7)	Calculating statistics and publishing reports, on at least a *, on the number of Incidents or Problems; sources of Incidents or Problems; frequency regarding the types or categories of Incidents or Problems; length of open Incidents or Problems; number of Incidents or Problems Resolved upon first contact; abandoned rate; number of Incidents or Problems requiring Tier-2/3 Support; and other pertinent information regarding Incidents and Problems.

10.3	Mobile Access and Support for Authorized Users

Supplier’s responsibilities for mobile access and support include:

(a)	Providing Help Desk, Tier 2 and Tier 3 Support for Authorized Users who are remotely accessing (or attempting to remotely access) Gap’s IT Environment from any location.

(b)	Providing Software updates in emergency situations to remote and mobile Authorized Users (for example, Malware detection and protection, security threats, etc.). The distribution of these Software updates to mobile Authorized Users shall be delivered by the most expeditious method, including being automatically executed during remote access sessions.

(c)	Providing Software deployment and patch distribution for mobile and remote Authorized Users in a timely fashion.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.2	Gap/IBM Confidential and Proprietary Information	Page 24 of 34

(d)	Providing a process for replacement of stolen or damaged machines used by mobile Authorized Users, including installation of Authorized User-specific Software portfolio, and assisting Authorized Users in data restoration and configuration.

(e)	Supporting a Gap-Approved solution to protect machines that are directly connected to the Internet.

(f)	Deploying and supporting standard Applications in a mobile environment as well as Applications that require Authorized User-specific databases (for example, CRM), subject to Change Management.

XI.	INCIDENT AND PROBLEM MANAGEMENT

Supplier’s Incident and Problem Management responsibilities include (“Incident and Problem Management”):

11.1	General Requirements

(a)	Tracking and Managing all Incidents and Problems that are assigned to Supplier by the Help Desk or as automatically generated by the applicable Tool.

(b)	Resolving those Incidents and Problems arising from or related to the Services.

(c)	Emphasizing and promoting the elimination or quick resolution of Incidents and Problems.

(d)	Maintaining clear accountability within Supplier and to Gap.

(e)	Meeting specified Service Levels.

(f)	Performing proactive where possible, and reactive troubleshooting to identify and Resolve Incidents and Problems.

(g)	Employing procedures for proactive monitoring, logging, tracking and escalation for appropriate Incidents and Problems in accordance with the Procedures Manual.

(h)	Categorizing, documenting and communicating to Gap the relative importance of each Incident according to the Severity Levels described in Exhibit B.1 (Service Level Matrix).

(i)	Monitoring, controlling and managing each Problem and Incident arising from or relating to the Services until it is Resolved, and confirmed with the Authorized User in accordance with the Procedures Manual.

Exhibit A.2	Gap/IBM Confidential and Proprietary Information	Page 25 of 34

(j)	Maintaining regular communications of the status of an Incident or Problem between all parties and Gap Authorized Users until the Incident or Problem is Resolved.

(k)	Implementing measures to avoid unnecessary reoccurrence of Incidents and Problems.

(l)	Performing root cause analysis and event correlation for all Incidents and Problems, identifying and document preventive measures and making recommendations to fix root causes. Root cause analysis reports are to be presented to Gap for all Supplier-owned Severity 1 and Severity 2 Problems as agreed to, and shall include a description of the failure, root cause analysis performed, proposed actions (with timing and the party responsible to Implement such actions) to eliminate or reduce the likelihood of a recurrence of the failure, and confirmation that proposed actions addressed the Problem.

11.2	Incident and Problem Management System

(a)	Supplier shall use the Gap Incident and Problem Management Tracking system to track Incidents and Problems relating to the Gap IT Environment.

(b)	Tracking information for each Incident and Problem submitted to (and originating from) the Help Desk or Supplier, to include those agreed to by Gap and Supplier. Such information shall include at a minimum:

(1)	the date and time the Incident or Problem was raised;

(2)	an Incident or Problem tracking number;

(3)	a description of the Incident or Problem;

(4)	relevant information about the Gap Authorized Users affected and/or Gap Site affected;

(5)	the Priority Level of the Incident or Problem;

(6)	the Incident or Problem status and next steps to be taken; and

(7)	the date and time the Incident or Problem was Resolved.

(c)	Regularly updating the Incident and Problem Management Tracking system (including the Knowledge Database) in accordance with agreed to procedures by Gap and Supplier and Supplier solutions and Supplier’s best practices as they are developed. Upon Gap’s request, Supplier shall provide Gap with periodic updates based on “lessons learned” and Incidents and Problems experienced by Supplier’s other customers.

Exhibit A.2	Gap/IBM Confidential and Proprietary Information	Page 26 of 34

(d)	Providing reports to Gap and Third Party Vendors regarding Incidents and Problems as relevant.

11.3	Additional Incident and Problem Communication and Notification Requirements

Supplier’s additional Incident and Problem communication and reporting responsibilities include:

(a)	Providing communications regarding the Incident or Problem to Authorized Users upon request to the Help Desk.

(b)	At a minimum, Supplier’s notification and communications shall include:

(1)	The Severity Level of the Incident or Problem.

(2)	The location of the Incident or Problem and the name and/or number of affected Gap Authorized Users.

(3)	The elapsed time before a Problem is escalated to the next higher Severity Level.

(4)	The levels of involvement (and notification) of Supplier Management and Gap Management at each Severity Level.

(c)	Communicating the status of in-scope Severity Level 1 and Severity Level 2 Incidents and Problems on a timely basis appropriate to the impact of the Incident or Problem to Gap and agreed to by Gap and Supplier in accordance with the Procedures Manual.

(d)	Tracking and reporting any in-scope backlog of Incident and Problems that are not Resolved on *, or more frequently as requested by Gap.

(e)	If Supplier believes an Incident or Problem cannot be Resolved (for in-scope services), Supplier shall communicate to Gap the nature of the Incident or Problem, the reason why Supplier believes it cannot be Resolved and the efforts employed by Supplier to Resolve the Incident or Problem to the appropriate level within Gap as agreed to by Gap and Supplier.

(f)	In the event there is a recurrent Incident or Problem, Supplier shall, upon Gap’s request, conduct meetings with Gap and any required third parties to address Supplier’s Incident and Problem Resolution activities, including providing a root cause analysis report.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.2	Gap/IBM Confidential and Proprietary Information	Page 27 of 34

(g)	Providing Incident and Problem resolution exception reports.

XII.	SYSTEMS ENGINEERING

12.1	General Requirements

Supplier shall provide engineering support for the IT infrastructure including voice and data network, workstations, and necessary Supplier provided management tools.

12.2	Infrastructure Standards

(a)	Supplier will work with Gap retained engineers. Supplier will, on an ongoing basis, assess the infrastructure elements in the above environments and revise existing standards in Exhibit D.6 (Technical Architecture and Product Standards) to provide reliable and secure operations and manage costs.

(b)	Supplier will bring best practices to Gap.

(c)	Supplier will assist Gap teams in updating the standards documents to reflect any changes.

12.3	Standard Builds

(a)	Supplier will be responsible for developing the approved software images for deployment throughout Gap Inc, worldwide, as contained in Exhibit D.6 (Technical Architecture and Product Standards).

(b)	Standard builds will cover appropriate workstation and network environments.

(c)	Supplier will maintain the minimum number of builds necessary to meet Gap’s business needs.

12.4	Operations Support

(a)	Supplier will provide, * the resources needed to support ongoing operations of the Gap IT Environment working with Tier 1 and Tier 2 teams. This includes hands-on support, as determined by Supplier, in locations supported by Supplier and remote support for other locations. These resources will be responsible for:

(1)	Assisting Gap resources in production problem resolution associated with Severity 1 and Severity 2 problems;

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.2	Gap/IBM Confidential and Proprietary Information	Page 28 of 34

(2)	Working with other Gap teams to mitigate or respond to a situation that compromises Gap’s environment (e.g. vulnerabilities and viruses).

(b)	Supplier will assist the application teams in the routine maintenance of application software including installation of patches, tuning and routine upgrades (e.g. the addition of memory, CPUs, load balancing or I/O paths) to meet service level demands.

XIII.	ONGOING BUSINESS DIVESTITURES AND ACQUISITIONS

From time to time, Gap has, and intends to, acquire or divest businesses (or parts of businesses). Supplier shall participate in the planning for such acquisitions and divestitures and shall, pursuant to an approved Non Recurring Initiative, provide responsibilities related to supporting Gap’s ongoing business divestitures and acquisitions which shall include the following (“Ongoing Business Divestitures and Acquisitions Services”):

(a)	Regarding business divestitures and at the request of Gap, performing any or all of the following functions:

(1)	Assisting Gap in planning, preparing and implementing any transition or Changes related to the Services as a result of a divestiture.

(2)	Providing the Services (or various components of the Services (i.e., IMACs, infrastructure Changes, increased Gap Data and physical security, increased Disaster Recovery planning, etc.)) to a divested business, for up to * after the divestiture. Such Services will be provided pursuant to the terms and conditions of the Agreement.

(b)	Regarding business acquisitions and at the request of Gap, performing any or all of the following functions:

(1)	Assisting Gap in planning, preparing and implementing any transition or Changes related to the Services because of an acquisition. Such activities include analysis of the acquired business’ (or to-be-acquired business’) current information technology services and the impacts to the acquired business and Gap.

(2)	Providing the Services (or various components of the Services (i.e., IMACs, infrastructure Changes, increased Gap Data and physical security, temporary staffing, increased Disaster Recovery planning, etc.)) to the acquired business. Such Services will be provided pursuant to the terms and conditions of the Agreement.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.2	Gap/IBM Confidential and Proprietary Information	Page 29 of 34

(3)	The Charges associated with providing the Services to an acquired business shall be as set forth in the Agreement, taking into account economies of scale and other synergies between the acquired business and Gap, and striving to reduce the per unit Charges associated with the Services.

XIV.	TRAINING AND EDUCATION

As mutually agreed, Supplier will provide Gap with documentation, tips and other “how to” information as appropriate, to facilitate the education of Authorized Users on the use of Services provided or the adoption of Supplier initiated activities or projects.

XV.	GAP RESPONSIBILITIES

15.1	General

Except as otherwise agreed by the Parties under this Agreement, Gap will be responsible for the items listed below. Subject to Section 17.2 (Interfering Acts) of the Agreement, nothing in this Section 15 (Gap Responsibilities) shall relieve Supplier of its obligations under this Statement of Work or the Agreement. With respect to the items and access provided by Gap, as set forth in this Section, Supplier shall use commercially reasonable efforts to utilize such items and access to such systems only to the extent necessary for, and only in the performance of Services under this Statement of Work.

15.2	Gap Retained Responsibilities

(a)	Gap will provide general training, as reasonably requested by Supplier, on Gap’s custom Applications to Supplier’s Tier 2 and Tier 3 Support personnel.

(b)	Gap shall provide * access to Gap personnel authorized to Approve Changes to the Gap IT Environment.

(c)	For purposes of Disaster Recovery Activities, Gap shall be responsible for declaration of Disasters with respect to Gap facilities.

(d)	Gap shall provide the Help Desk with a continuously updated list of other Help Desks and/or “on call” personnel who are responsible for * and *, available * to receive and appropriately respond to notice of problems, including contact phone numbers, for Gap retained responsibilities.

(e)	Gap will provide written notification to Supplier as Gap Policies and Procedures are revised or updated.

(f)	Gap retains *.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.2	Gap/IBM Confidential and Proprietary Information	Page 30 of 34

(g)	Gap will manage and maintain the Disaster Recovery plans of Gap, as they exist on the Initiation Date, as may be modified, amended or updated as set forth in the Agreement (“Gap’s Disaster Recovery Plans”).

(h)	Gap will maintain and update Gap’s Disaster Recovery Plans throughout the Term. Such updates may include Changes required due to the introduction and use of new technologies (e.g., Equipment and Software), Resource Units, processes, business functions, locations, and priorities.

(i)	Gap will integrate the Disaster Recovery plans related to the Services with Gap’s business continuity plans in accordance with Section 5 (Change Management).

(j)	Gap will document the manner and procedures by which Supplier shall perform backups and provide Disaster Recovery Services.

(k)	Gap will document Gap’s priorities for Disaster Recovery backups and communicate same to Supplier.

(l)	Gap will designate a person (“Point of Contact”) to whom Supplier communications will be addressed and who has the authority to act for Gap in all aspects of Section 3 (Disaster Recovery Services). The Point of Contact’s responsibilities are:

(1)	Ownership of the Change Management and Disaster Recover process refinements.

(2)	Serve as the interface between Supplier and all Gap departments, organizations and sites participating in Section 3 (Disaster Recovery Services).

(3)	Provide the Supplier Project Manager with information as reasonably requested related to the development of the project plan.

(4)	Work with the Supplier Project Manager to administer project Change Control.

(5)	Attend meetings as needed.

(6)	Use commercially reasonable efforts to obtain and provide information, data, decisions and approvals, within * of Supplier’s reasonable request, unless both Supplier and Gap have agreed to a different response time.

(7)	Help resolve project issues and escalate issues within the Gap organization, as necessary.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.2	Gap/IBM Confidential and Proprietary Information	Page 31 of 34

(m)	Gap will provide a Gap focal point to Supplier for notification of system outages on * and *.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.2	Gap/IBM Confidential and Proprietary Information	Page 32 of 34

Exhibit A.3.1 - Statement of Work Store Services

to

First Amended and Restated Master Services Agreement

March 2, 2009

This document contains confidential and proprietary information of The Gap, Inc. and IBM. Except with the express prior written permission of The Gap, Inc. and IBM, this document and the information contained herein may not be published, disclosed, or used for any other purpose.

Exhibit A.3.1	Gap/IBM Confidential and Proprietary Information

Exhibit A.3.1	Gap/IBM Confidential and Proprietary Information

Statement of Work

Store Services

I. INTRODUCTION

a)	Introduction

This Exhibit A.3.1 (Store Services Statement of Work) to the First Amended and Restated Master Services Agreement (this “Statement of Work”) is effective as of March 2, 2009 and sets forth the minimal Services that Supplier shall provide as of March 2, 2009, including Services to provide (1) Maintenance Services; (2) IMAC Services; (3) Warehouses Services and (4) Cabling Services, as further described herein (collectively described as the “Store Services”), references in the Agreement to Services shall be deemed to include Store Services. The Store Services described herein will be provided by Supplier to Gap pursuant to the Agreement and shall be provided utilizing Supplier’s best practices. With respect to the Store Services, Supplier will also perform activities and requirements as specified in Exhibit A.2 (Cross Functional Services), Exhibit A.4 (End User Services), and Exhibit A.5 (Network Services).

Supplier shall provide information on the Store Services using a media that is efficient, easy to use, and easily accessible by Gap Authorized Users and subject to Approval by Gap. Gap expects that Supplier will bring value to areas in addition to those identified in the Agreement and this Statement of Work. Supplier should describe any unique capabilities it possesses for assisting Gap in achieving additional improvements and describe how it would make such capabilities available to Gap.

Unless otherwise provided, references to Sections will be to Sections of this Statement of Work and references to Exhibits will be to Exhibits of the Agreement. The section headings in this Statement of Work are for reference purposes only and will not affect in any way the meaning or interpretation of this Statement of Work.

Supplier shall provide the Store Services as required to meet or exceed the Service Levels in Exhibit B.1 (Service Level Matrix). Supplier (i) has responsibility for the performance of the Store Services detailed in this Statement of Work; and (ii) shall be held responsible for the performance of the Store Services without regard to the use by Supplier of third-party products or suppliers. Changes to this Statement of Work will be mutually agreed to by the Gap and Supplier and implemented and managed using the Change Control Procedures.

b)	Definitions

Except as otherwise expressly provided herein, or unless the context clearly requires otherwise, capitalized terms used in this Statement of Work shall have the meanings set forth below. Capitalized terms used in this Statement of Work but not otherwise defined in this Statement of Work shall have the meanings ascribed to them in Exhibit A.1 (Glossary to Statements of Work) or in Section 1 of the Agreement.

Exhibit A.3.1	Gap/IBM Confidential and Proprietary Information	Page 1

“Agreement” means the Master Services Agreement dated as of the Reference Date between Gap and Supplier.

“Auto-Add” shall mean the process of adding warranted and non-warranted IBM Branded Machines and Non-IBM Branded Machines purchased or licensed in conjunction with the Store Services as Store Equipment.

“Covered Locations” shall mean the Gap Store Locations and Store Lab Facilities and other locations listed in Exhibit D.17.

“Covered Machines” shall mean, at any given point in time during the Term, IBM Branded Machines and Non-IBM Branded Machines that are of the type listed in Exhibit D.16.d (Covered Machines), and which includes Third Party Covered Machines (as defined in Attachment A and as listed in D.16.e). Notwithstanding the above, only In-Service Machines shall be deemed Covered Machines for purposes of receiving Store Services hereunder.

“CSR” shall mean an IBM field and/or network technician (Customer Service Representative) who performs Store Services pursuant to this Statement of Work.

“Gap Store Support” means the Gap-retained Help Desk which is the primary point of contact for users regarding Attachment A. (Note: Update pending North America Stores Helpdesk revision.)

“IBM Branded Machines” shall mean a machine that bears an IBM logo, an item of equipment that bears an IBM logo, or an item of hardware that bears an IBM logo, and its features, conversions, upgrades, elements or accessories, or any combination of them.

“In-Service Machines” are those IBM Branded Machines or Non-IBM Branded Machines which are listed in Exhibit D.16.d or D.16.e that are included in the actual usage counts for the month for charging purposes as described in Exhibit C. In-Service Machines includes those which are included in the actual usage counts for the month for charging purposes pursuant to Exhibit C, despite the fact that Exhibits D.16.d and D.16.e have not yet been updated to include such new In-Service Machines.

“Non-IBM Branded Machine” shall mean a machine that does not bear an IBM logo, an item of equipment that does not bear an IBM logo, or an item of hardware that does not bear an IBM logo, and its features, conversions, upgrades, elements or accessories, or any combination of them.

“Out of Service Machines” are those IBM Branded Machines or Non-IBM Branded Machines which are listed in Exhibit D.16.d and D.16.e which are not included in the actual usage counts for the month for charging purposes pursuant

Exhibit A.3.1	Gap/IBM Confidential and Proprietary Information	Page 2

to Exhibit C. Out of Service Machines will be reclassified as In-Service Machines when such machines are included in the actual usage counts for the month for charging purposes pursuant to Exhibit C.

“POS” means point of sale.

“Store Equipment” means Covered Machines.

“Store Locations” means those Gap locations with Store Equipment as specified in Exhibit D.17 (Gap Sites).

“Store Server” has the meaning set forth in Section IV

“Store Workstation” has the meaning set forth in Section IV.

“Supplier Customer Solution Centre” (or “Supplier CSC”) shall mean the Supplier facility located in *, *, *, which is used to perform applicable Store Services under Attachment D and Attachment E to this Exhibit A.3.

“Supplier Integration Center” shall mean the Supplier facility located in *, * or *, *, which is used to perform applicable Services under Attachment D and Attachment E.

II. OPERATING PRINCIPLES AND OBJECTIVES

Supplier shall perform the Store Services in accordance with the terms of this Statement of Work:

a)	Supplier shall be responsible for the Store Services described herein at Covered Locations as provided as of the Initiation Date or as of the date agreed for any changes to this Statement of Work.

b)	Precedence of obligations: The Parties acknowledge that certain obligations may be set forth in both this Statement of Work and elsewhere in the Agreement, and that in the event of a conflict, such conflict shall be resolved in accordance with Section 46.1 of the Agreement.

c)	If in Supplier’s provisioning of the Store Services under this Statement of Work, Gap is provided * or * owned by or licensed from (i) a Third Party Vendor, including Non-IBM Branded Machines or (ii) by Supplier, Supplier shall hereby grant to Gap (or has secured for Gap from such Third Party Vendor) a *. Supplier shall ensure that Gap has the * such * or * to execute and use the Store Services and * as specified herein and in the Agreement.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.3.1	Gap/IBM Confidential and Proprietary Information	Page 3

III. CHANGES OF EXHIBITS AND ADDITIONS, MODIFICATIONS OR DELETIONS TO STORE EQUIPMENT

a)	Gap may add, delete or modify Exhibit D.16.d (Covered Machines), D.16.e (Third Party Covered Machines) or Exhibit D.17 (Covered Locations) in accordance with this Statement of Work. In order to add, delete or modify Non-IBM Branded Covered Machines, IBM’s prior consent is required, which consent shall not be unreasonably withheld or delayed. Modifications to Exhibits will be processed in accordance with the Change Control Procedure described in Section 19.4 of the Master Services Agreement, Modifications to this Statement of Work, shall be processed twice per calendar year and the Parties shall cooperate in good faith to process such requests promptly, however Store Services will be provided for such Store Equipment, regardless whether or not the Exhibits specified above have been updated.

b)	Supplier will provide Auto-Add services in conjunction with Store Equipment (including Software accompanying such Store Equipment) purchased or licensed by IBM or Gap during the Term.

c)	Gap may request from time to time that In-Service Machines be changed to Out of Service Machines and vice versa.

IV. MAINTENANCE SERVICES

For purposes of this Statement of Work, “Maintenance Services” are those Services specified in Attachment A of this Statement of Work, for the Covered Machines.

a)	Store Servers includes a *. Typically a store will have *. Maintenance Services include warranty and off-warranty hardware maintenance to provide responses in accordance with Exhibit B (Service Level Agreement). New Store Servers will include the purchase by Gap of a * warranty upgrade.

b)	Store Workstations include a *. Maintenance Services include warranty and off-warranty hardware maintenance to provide responses in accordance with Exhibit B (Service Level Agreement).

c)	“POS Configuration” includes POS devices which together make up an automated POS register. These components are (A) a * such as *, (B) a *, such as *, and (C) a * such as *. Maintenance Services include warranty and off-warranty hardware maintenance to provide responses in accordance with Exhibit B (Service Level Agreement). New POS Configurations will include the purchase of a * warranty by Gap.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.3.1	Gap/IBM Confidential and Proprietary Information	Page 4

V. IMAC SERVICES

For purposes of this Statement of Work, “IMAC Services” shall be those Services specified in the description in Attachment D of this Statement of Work. “IMAC” means Stores Installs, Moves, Adds, and Changes.

VI. WAREHOUSE SERVICES

For purposes of this Statement of Work, “Warehouse Services” shall be those Services specified in the description in Attachment E of this Statement of Work.

VII. CABLING SERVICES

For purposes of this Statement of Work, “Cabling Services” shall be those store cabling Services specified in the description in Exhibit A.5. Cabling Services shall be performed as specified in Exhibit A.5.

VIII. GAP RESPONSIBILITIES

a)	General

Except as otherwise agreed by the parties under this Statement of Work, Gap will be responsible for the items listed in the sections referenced below. Subject to Section 17.2 (Interfering Acts) of the Agreement, nothing in this Section VII (Gap Responsibilities) shall relieve Supplier of its obligations under this Statement of Work or the Agreement. With respect to the items and access provided by Gap, as set forth in this Section and the relevant sections referenced below, Supplier shall utilize such items and access to such Gap Systems and Store Equipment only to the extent necessary for, and only in the performance of Store Services under this Statement of Work.

b)	Gap Retained Responsibilities

Gap shall be responsible for the Retained Responsibilities provided in Section 7 (Gap Retained Responsibilities) of Attachment A (Maintenance Services)) to this Statement of Work, Section 1.7 of Attachment D (IMAC Services) and Section

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.3.1	Gap/IBM Confidential and Proprietary Information	Page 5

Attachment A: Maintenance Services (Canada, United States and Puerto Rico)

Generally

Under this Attachment A, Supplier shall provide the Maintenance Services and Third Party Maintenance Services during the Term as described in this Attachment A for Covered Machines, at Covered Locations. Supplier’s use of any Subcontractors to perform the Maintenance Services and Third Party Maintenance Services shall be subject to the provisions of Section 45 of the Agreement.

Definitions

Solely for the purposes of this Attachment A, the following capitalized terms used in this Attachment A shall have the meanings given below. Capitalized terms used but not defined in this Attachment A will have the meanings given them in the Statement of Work or the Agreement.

“Abused Units” shall mean units damaged due to physical abuse, malicious intent or gross misuse as described below:

a)	For external plastics including keypads, triggers, and other external components, and units with no trouble found and Abused Unit would contain damage that includes excessive permanent markings, broken plastics, broken screw boss, damaged or scratched display or exit windows.

b)	For circuit boards, an Abused Unit would be one where the circuit board has become unattached from the equipment.

c)	For overall equipment issues, and Abused Unit is one where unauthorized alternations or attempted repair have been made, direct lightning damage, or damages due to other natural or manmade disasters.

“Advance Exchange Service” means the Supplier Advance Exchange Service (*)

“Advanced Exchange Service (*)” covers the * Third Party Covered Machines listed in Exhibit D.16.e and includes:

a)	Supplier Help Desk and Technical Support, *.

b)	Comprehensive Coverage Repairs.

c)	Advance shipment of the replacement unit to the Covered Location prior to return of the malfunctioning Third Party Covered Machine.

d)	Shipment of the replacement unit will be provided to meet the Service Level defined in Exhibit B.1.3

e)	Upon receipt at the Repair Center, the malfunctioning Covered Machine will be repaired to manufacturer specifications and returned to the Spare Pool inventory within * following completion of repair.

f)	Third Party Maintenance Services, as described in the section entitled, Third Party Maintenance Services below.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.3.1	Gap Confidential and Proprietary Information	Page 6 of 59

“Annual Performance Summary” shall have the meaning set forth in Section 8 (Deliverables) of this Attachment A.

“Accidental Damage” shall mean as the provision of Maintenance Services for Covered Machines damaged by incidental acts in the normal course of Gap’s business (including damages caused by liquid spills, foreign objects, loose or disconnected cables, or other such accidents).

“Beginning Inventory” shall mean the count of Covered Machines, by machine type, on the Reference Date. The Parties deem the Beginning Inventory to be as set forth in Exhibit D.16.d and D.16.e without regard to the actual count of Covered Machines at Covered Locations on the Initiation Date.

“CCO” shall mean *.

“Comprehensive Coverage Repairs” shall mean restoring, repairing or replacing: damaged housings: cracked or broken displays and touch screens/digitizers; cracked or missing keyboards/keypads; missing or broken triggers; and cracked or damaged exit windows that occur during normal usage. Comprehensive Coverage Repairs is available for new purchases of * Third Party Covered Machines. Comprehensive Coverage excludes: damages from natural or man-made disasters such as, fire, theft, water damage and floods that would cause internal and external component damage or destruction.

“Current Inventory” shall mean, at any given point in time during the Term, the Beginning Inventory as increased to reflect the number of Covered Machines added to Maintenance Services coverage subsequent to the Reference Date and as decreased to reflect the number of Covered Machines removed from Maintenance Services coverage subsequent to the Initiation Date.

“Customer Replaceable Unit” or “CRU” shall mean a part which is designated in Table C-12.1 to Exhibit C as a CRU, which is provided by IBM to Gap for replacement by Gap.

“Customer Services Manager” shall have the meaning set forth in Section 5 (Maintenance Services Administration and Management) of this Attachment.

“Dispatch Order” shall mean the creation of an order in IBM’s electronic call management system to dispatch an IBM CSR to a Covered Location for the performance of On-site Break/Fix Services.

“Gap Service Center Database” shall mean Gap’s designated asset management application(s) and database(s).

“Lost/Stolen” means a non-functioning Third Party Covered Machine unit that has not been received at the Repair Center from a Store for * or more and that has been reported by the Store to be lost or stolen.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.3.1	Gap Confidential and Proprietary Information	Page 7 of 59

“Non-returnable Part” shall mean a part which is not returned to Supplier inventory and for which Gap incurs no charge and which is listed in Table C-12.1. Additional Non-returnable Parts shall be added to the list by mutual agreement of the Parties.

“IBM Support Office” shall mean the Supplier Project Manager and other people Supplier may deem necessary or appropriate.

“Maintenance Services” shall mean the Store Services to be provided by Supplier hereunder for Covered Machines as described in this Attachment A, in accordance with the Service Levels specified in Exhibit B.

“Maintenance Services for *” shall mean the * Maintenance Services to be provided by Supplier hereunder for Covered Machines set forth in Exhibit D.16 h, as described in this Attachment A, and in accordance with the Service Levels specified in Exhibit B.

“MIA – Missing in Action” shall mean non-functioning missing Third Party Covered Machine that has not been received at the Repair Center from a Covered Location for thirty (30) days or more after being replaced with a functioning Covered Machine.

“Monthly Performance Review” shall have the meaning set forth in Section 8 (Deliverables) of this Attachment A.

“OEM” shall mean Third Party Vendor, who is the original equipment manufacturer of Non IBM Branded Machines,

“On-site Arrival Period” shall mean the elapsed period of time it takes for a Supplier CSR to arrive on site at a Covered Location to perform On-site Break/Fix Services, measured from the time the Service Request is placed by Gap until the CSR’s arrival at the applicable Covered Location.

“On-site Break/Fix Services” shall mean the Supplier provision of Maintenance Services as detailed in this Attachment A, (including parts and labor and, where required, replacement of IBM Branded and Non IBM Branded Machines) on-site at the affected Covered Location to restore malfunctioning Covered Machines to proper operation in accordance with their Specifications. On-site Break/Fix Services are described generally in Section 1.4 (Service Request Monitoring and Management) of this Attachment A.

“Pass-through Basis,” whether or not capitalized, shall mean at Supplier’s actual, direct out-of-pocket cost without mark-up or administrative or service fee of any kind.

“Priority Response Level” or “PRL” shall mean the various priority levels for the On-site Break/Fix Services, together with their respective associated Service Levels for On-site Arrival Period and Problem Resolution Period.

“Priority Response Service” is an upgrade to Supplier’s standard level of maintenance service permitting Gap to specify the Priority Response Level for On-site Break/Fix Services.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.3.1	Gap Confidential and Proprietary Information	Page 8 of 59

“Problem Resolution Period” shall mean the elapsed period of time it takes for Supplier to fully restore a malfunctioning Covered Machine to proper operation in accordance with its Specifications, with the elapsed time for Problem Resolution measured from the time the Service Request is placed by Gap and received by Supplier until the time when the full operation of the Covered Machine has been restored to its Specifications and Supplier has entered the relevant data concerning the Service Call into Supplier’s electronic call management system.

“Quarterly Comparison” shall have the meaning set forth in Section 8 (Deliverables) of this Attachment A.

“Replacement Services” (*) includes:

a)	Maintenance Services during Depot Business Hours in accordance with Section 1.10 A 9)

b)	Comprehensive Coverage Repair

c)	Supplier Help Desk and Technical Support, *.

d)	Shipment of the replacement unit to the Covered Location will be provided to meet the Service Level defined in Exhibit B.1.3

e)	Upon receipt of the malfunctioning Covered Machine at the Repair Center from a Covered Location, a replacement unit will be shipped to the Covered Location

f)	The malfunctioning Covered Machine will be repaired to manufacturer specifications and returned to the Spares Pool Inventory to meet SLA in Exhibit B.1.3.

g)	Supplier Maintenance Services, as described in Section 1.10

“Scheduled Call” shall mean a Service Call for which Gap has agreed that the Supplier CSR is to arrive at the affected Covered Location at a mutually agreed date and time.

“Service Call” shall mean each individual instance of Supplier providing Maintenance Services hereunder in response to a Gap Service Request.

“Service Request” or “Gap Service Request” shall mean a Gap call or request to Supplier for the provision of specific Maintenance Services.

“Service Request Call Duration” shall mean the duration of a Gap Service Request call with Supplier, with the duration measured from the time Gap’s Service Request is placed electronically by Gap and received by Supplier (or when Gap makes the telephone call to Supplier in the case of Service Requests made by telephone) until the call has been completed by either being resolved by phone during the call or through Supplier’s issuance of a Dispatch Order for On-site Break/Fix Services. For the avoidance of doubt, the Service Request Call Duration includes the time it takes Supplier and Gap to conduct technical call screening, as well as any other time spent by Supplier attempting to resolve the Problem remotely during the call.

“Spares Pool Inventory” shall mean the repaired spare inventory of Equipment located at the * Repair Center or Gap facilities used to replace broken Third Party Covered

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.3.1	Gap Confidential and Proprietary Information	Page 9 of 59

Machines in Stores. Spares Pool will be maintained at *% of the currently deployed Equipment for each model. Should Gap choose to use the Advanced Exchange Services, the Spares Pool will increase to *% of the currently deployed Equipment.

“Standard Coverage” whether or not capitalized, shall have the meaning set forth in Section 1 (Maintenance Services and Tasks) to this Attachment A.

“Supplier Maintenance Services” shall be as described in Section 1.10 A of this Attachment A.

“* Repair Center” shall mean the location(s) at which Third Party Maintenance Services for * are provided.

“Technical Call Screening Process” shall have the meaning set forth in Section 1.1 (Service Request Call Handling and Technical Call Screening) to this Attachment A.

“Third Party Maintenance Term” shall mean a * term for the Maintenance Services for the Third Party Covered Machines listed in Exhibit D.16.e. Supplier will notify Gap at least * prior to the end of the Third Party Maintenance Term whether it will be able to offer such Third Party Maintenance Services for such additional * term and any changes to term, conditions or pricing that would be required in order to extend the term of this Attachment A.

“Third Party Covered Machines” means those Non-IBM Branded Machines, i.e., * Equipment specified as being Third Party Covered Machines in Exhibit D.16.e.

“Third Party Maintenance Services” shall be as described in Section 1.10 of this Attachment A.

“Year” shall mean each twelve (12) month period during the Term, starting February 1, of such period; provided, however, that in the case of the first Year the period shall be from the Reference Date through and including January 31, 2007.

1.	Maintenance Services and Tasks

Supplier shall provide the Maintenance Services for Covered Machines according to the Service Levels set forth in Exhibit B.1 (Service Level Matrix) of the Agreement.

Supplier will track, maintain and keep up-to-date the Current Inventory utilizing Supplier’s inventory records to reflect the addition of, the changes to, the relocation of and the removal of Covered Machines to the extent performed by Supplier or, if performed by Gap or a third party on behalf of Gap, to the extent Gap has provided Supplier notice thereof.

The Maintenance Services shall include performance of the tasks and activities described below.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.3.1	Gap Confidential and Proprietary Information	Page 10 of 59

1.1	Service Request Call Handling and Technical Call Screening

Gap Store Support will provide a help desk to receive the initial call from users reporting problems with Covered Machines or seeking technical support with respect to Covered Machines. In the case of calls reporting Problems with Covered Machines, Gap Store Support will perform the initial Problem determination, including those tasks in Section 7, Gap Retained Responsibilities, and any responsibilities specifically identified as a Gap responsibility as part of the Technical Call Screening Process technical call screening process mutually developed and agreed to pursuant to Section 1.2 (Customer Replaceable Units (CRU)) of this Attachment A. If Gap Store Support requires technical support from Supplier to assist in resolving a reported Problem or determines that On-site Break/Fix Services will be necessary to resolve the Problem, Gap Store Support will place a Service Request to Supplier indicating the Priority Response Level requested. Supplier will provide the Maintenance Services as described in this Attachment A and the Agreement to resolve such Problem.

Supplier’s call placement system shall be available to receive Gap Service Request calls (and conduct technical call screening and remote Problem resolution) *. In addition, electronic access to Supplier’s call placement system and the * to Gap’s current electronic trouble ticket system shall be available (i.e., on-line and available to accept data input or entry) *, subject to the Supplier Call Center Availability Service Level in Exhibit B (Service Level Agreement). If Supplier’s call placement system, electronic access to Supplier’s call placement system or the * to Gap’s current electronic trouble ticket system are unavailable to a degree that causes disruptions to Gap that Gap reasonably believes to be significant to Gap’s business, Gap may so notify Supplier, in which event Supplier shall promptly take appropriate remedial actions to correct the issue or provide a workaround that is reasonably acceptable to Gap.

Supplier shall provide Gap at least twenty-four (24) hours advance notice of scheduled maintenance downtime. In addition, Supplier shall provide Gap prompt notice of any emergency maintenance downtime and any other outages.

Gap and Supplier shall work jointly to implement changes to the Technical Call Screening Process (for Covered Machines other than *) to enhance the effectiveness of the Problem determination process, with the objective of reducing the number of instances in which a Supplier CSR is dispatched unnecessarily to perform On-site Break/Fix Services (the “Technical Call Screening Process”). Any change to the Technical Call Screening Process from such joint efforts shall be approved by Gap prior to implementation by Supplier.

Gap will participate in the technical call screening for at least * percent (*%) of Service Requests, provided, however, Gap shall retain the right, in its reasonable discretion, to terminate any such call(s) and request a dispatch.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.3.1	Gap Confidential and Proprietary Information	Page 11 of 59

If a reported Problem is not corrected remotely within the applicable time period noted in the Procedures Manual for Service Request Call Duration set forth in Exhibit B (Service Level Agreement), with a CRU or a Resolution to the Problem is not imminent, Gap may request Supplier to dispatch a CSR to perform On-site Break/Fix Services according to this Attachment A and the Agreement or continue with the technical call.

Supplier and Gap shall review and evaluate the effectiveness and cost-efficiency of the Technical Call Screening Process at * intervals during the first Year and * thereafter and shall work together in good faith to determine whether it should be continued and, if it should, what changes, if any, should be made to the process going forward to enhance its effectiveness and cost-efficiency for both Parties.

1.2	Customer Replaceable Units (CRU)

On a case by case basis Gap shall decide whether a problem is reasonably resolvable through use of CRU. For reported Problems determined by Gap to be reasonably resolvable through use of a CRU, Supplier will ship the applicable CRU to the designated Covered Location in accordance with the applicable Service Levels set forth in Exhibit B (Service Level Agreement), at which point Gap store personnel will be responsible for removing the defective CRU from the malfunctioning Covered Machine, replacing the defective CRU with the replacement CRU provided by Supplier and, unless otherwise instructed by Supplier, using commercially reasonable efforts to return the defective CRU to Supplier within * after Gap’s receipt of the replacement CRU. Gap shall not be entitled to identify a Problem as resolvable through use of a CRU unless the underlying part is listed on Table C-12.1 to Exhibit C. Supplier may update Table C-12.1 to Exhibit C from time to time with Gap’s approval which shall not be unreasonably withheld or delayed.

Replaced CRU parts shall be returned as specified above employing the process set forth in Section 7 (Gap Retained Responsibilities) of this Attachment A below. If Gap has not returned a replaced CRU part to Supplier within * of shipment by Supplier of the replacement CRU, Supplier may invoice Gap Store Support for the replaced CRU at the amount set forth on Table C-12.1 to Exhibit C; however, if Gap returns the replaced CRU within * after receipt of the replacement CRU from Supplier, Supplier shall credit Gap for any amounts already invoiced. Supplier will notify both the store and Gap Store Support within * of the replacement CRU shipping if the replaced part has not been received by Supplier. Supplier shall continue to provide to Gap “Non-returnable Parts as needed throughout the Term of the Agreement. Gap shall not incur any charge for Non-returnable Parts and the Non-returnable Parts will not be required to be returned to Supplier.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.3.1	Gap Confidential and Proprietary Information	Page 12 of 59

1.3	On-site Break/Fix Services

The type of Maintenance Services for which Gap has subscribed hereunder entitles Gap to specify the Priority Response Level it requires for On-site Break/Fix Services on a Service Request by Service Request basis, based on the nature and severity of the reported Problem. Descriptions of the different Priority Response Levels and their respective timeframes for On-site Arrival and Problem Resolution Periods are contained in Exhibit B (Service Level Agreement). Gap will specify the Priority Response Level it requires during the Service Request call. If Gap does not specify a Priority Response Level during the Service Request call, Supplier will consider the request to be Urgent.

Supplier will dispatch its CSR(s) for arrival on-site at the affected Covered Location in accordance with the applicable timeframe for On-site Arrival as set forth in Exhibit B (Service Level Agreement).

Upon arriving at a Gap location, the CSR will inform the Gap store manager on duty of his or her presence and obtain his or her consent to perform the On-site Break/Fix Service. If the manager on duty consents the CSR will carry out the On-site Break/Fix Service in accordance with the applicable timeframe for Problem Resolution Service Level set forth in Exhibit B (Service Level Agreement). If the Gap manager on duty does not consent, the CSR will contact Gap Store Support for a final decision about whether to proceed with the On-site Break/Fix Service or to defer it to a Scheduled Call and Gap Store Support shall communicate this decision to the CSR and the Gap manager on duty. If Gap Store Support defers the On-site Break/Fix Service, that Service Call shall be excluded from the measurement of Supplier’s compliance with the Service Levels for the affected month.

The Supplier CSR(s) will reload or reconfigure, as necessary, any Software from the appropriate backup media, if available and provided by Gap, to restore the Covered Machine(s) so that it functions in accordance with its Specifications provided that this work is required due to a Covered Machine malfunction.

If requested by Gap Store Support personnel the Supplier CSR(s) will stand by on site for up to one hour upon completion of the On-site Break/Fix Service for the CSR to call Gap Store Support and for Gap to verify the successful completion of the On-site Break/Fix Service provided Gap promptly after receipt of the call from the CSR (i) verifies successful completion of the On-site Break/Fix Service, or (ii) informs the CSR that the On-site Break/Fix Service has not been successful. If (a) the CSR leaves the Gap site prior to Gap’s verification of successful completion, (b) the original Problem reported remained unresolved, and (c) Gap places another Service Request with respect to that Problem, then Supplier will use the same trouble ticket for second and any subsequent Service Requests with respect to the same original Problem on the same Covered Machine and the initial Service Request shall be considered unresolved until the Problem is in fact Resolved.

Exhibit A.3.1	Gap Confidential and Proprietary Information	Page 13 of 59

The Supplier CSR(s) will report to Supplier and to * the device type, model, serial number and Covered Location of any de-installed * and replacement * installed as part of the On-site Break/Fix Service. An IBM Branded Covered Machine that replaces another of the same model shall retain the same serial number as appropriate. Supplier will record the actual On-site Arrival Period and Problem Resolution Period in Supplier’s call tracking system, which will electronically communicate that information to Gap’s problem management system.

1.4	Service Request Monitoring and Management

Supplier will provide Service Request management for Store Services * for Gap Service Requests, including performing the following tasks for each Gap Service Request:

i.	Utilize an automated trouble ticket management system to view and monitor Gap Service Requests;

ii.	Coordinate Service Request activities and the scheduling of Supplier CSRs providing On-site Break/Fix Services;

iii.	Measure, track and evaluate the progress of open Service Requests and provide relevant information to Supplier and Gap Store Support as needed to facilitate the expeditious resolution of each Service Call; and

iv.	Promptly identify and escalate to the appropriate Supplier escalation personnel any Service Calls that have the potential to miss the applicable On-site Arrival Period set forth in the Procedures Manual or Problem Resolution Period set forth in Exhibit B (Service Level Agreement), with the escalation personnel stepping in to use commercially reasonable efforts to complete such Service Calls within the applicable On-time Arrival Period and Problem Resolution Period, including the use of the escalation processes described in Section 1.5 (Escalation 1.6 (Out of Service Calls) to this Attachment below.

1.5	Escalation of Service Calls

For any Service Call in Priority Response Level category Critical - T2/C2 - for which Supplier fails to resolve the problem within the period set forth in Exhibit B (Service Level Agreement), Supplier will provide initial notification to Gap within * after the failure to resolve the Problem within the allotted period, providing Gap an explanation of the reason for the failure and an estimated time by which the Problem will be Resolved, and provide Gap frequent and relevant updates electronically thereafter until the Problem is Resolved. (Alternatively, if Supplier has reason to believe that it is likely to fail to Resolve the problem within the allotted time, Supplier may place this call before actually failing to Resolve the Problem within the allotted time.) For any Service Call in Priority Response Level category Urgent - T4/C4 - for which Supplier fails to resolve the Problem within the period set forth in Exhibit B (Service Level Agreement), Supplier, will provide electronic updates via *.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.3.1	Gap Confidential and Proprietary Information	Page 14 of 59

1.6	Out-of-Scope Repairs

A.	The Maintenance Services do not cover the following:

i. Service of a Covered Machine damaged by malicious intent, gross misuse, modification of the Covered Machine (other than by Supplier or its agents), natural causes such as fire or flood, improper maintenance by Gap or its agents, or unsuitable physical operating environment outside of Covered Machine Specifications. For this purpose, assuming Supplier performs the initial installation, Gap’s operating environment as of the date of installation is deemed to be suitable;

ii. Service of a Covered Machine with removed, or altered Covered Machine parts, or parts identification labels; provided, however, that alterations and removals by Supplier or its agents, or by virtue of the CRU process, shall not trigger the application of this exclusion;

iii. Accidental Damage;

iv. Failures caused by a product for which Supplier is not responsible; or

v. Accessories, and supply items listed as such in the applicable product manual; parts designed to be replaced or consumed periodically during the useful life of the product (e.g., batteries and printer cartridges) that are listed as such in the product Documentation, and structural or cosmetic parts (or damage to structural or cosmetic parts, including damage and warping of any kind to the Covered Machine frames, housings and bezels) to the extent such parts or damage either have no impact on the operation of the Covered Machine or result from the circumstances described in Section 0 (Non-IBM Branded Machines) of this Attachment A. Notwithstanding the foregoing, in the case of an IBM Branded Machine, repair of a manufacturer’s defect shall not be treated as out of scope.

In addition to (d) above, Maintenance Services for Non-IBM Branded Machines does not cover:

1.	Covered Machine installation or engineering change activity;

2.	Correction of date related errors;

3.	Service of micro-code or firmware; or

4.	Service of features, parts, or devices not supplied by either (1) the Covered Machine’s OEM, or (2) Supplier during the performance of Maintenance Services.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.3.1	Gap Confidential and Proprietary Information	Page 15 of 59

If Gap requests Supplier to effect out-of-scope repairs for Covered Machines, then Supplier will do so for the appropriate charges set forth in Tables C-15.1 Per Event Pricing and C-15.2 Other Charges to Exhibit C (Pricing) of the Agreement, as approved by Gap.

B.	During the original * manufacturer’s warranty period, the * warranty services do not cover the following: (Notwithstanding the foregoing, * will still be covered by Maintenance Services provided that Section 1.7 A (a) – (e) does not apply.) (As further clarification, the * manufacturer’s Warranty period allows for the reimbursement of repair costs from the manufacturer to Supplier, with a pass through to Gap. Post-Manufacturer’s warranty, Gap is not entitled to the pass through, nor if the below occurs. The manufacturer’s warranty time period is *; with the end date * from the installation date. Following the manufacturer’s warranty, and upon the Covered Machines not being subject to the below, the maintenance services described in Section 1.11 C apply.)

The * manufacturer’s Warranty period does not allow for the reimbursement in * of repair costs from the manufacturer to Supplier, therefore there will be no pass through to Gap in *.

a.	* Maintenance Exclusions: After the Covered Machine warranty period expires, Section 1.7 A (a) – (e) above, shall apply to the Supplier provide maintenance services. (Notwithstanding the forgoing, the * will still be covered by Maintenance Services provided that Section 1.7 A (a) – (e) does not apply.) The following shall make a * ineligible for the * warranty, during the Covered Machine warranty period:

i.	any defect, failure, or damage caused by improper use or inadequate or improper maintenance and care (not caused by Supplier);

ii.	repair or damage resulting from attempts by personnel other than Supplier or Supplier representatives, excluding attempts to repair during problem determination in accordance with the manufacturer’s or Supplier’s recommended procedures and processes;

iii.	installation repair, or service of the product unless directed by Supplier or Supplier representatives, excluding attempts to repair during problem determination in accordance with the manufacturer’s or Supplier’s recommended procedures and processes)

iv.	repair damage (excluding problem determination by Supplier), malfunction, or degradation of performance resulting from improper use or connection to incompatible equipment or memory;

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.3.1	Gap Confidential and Proprietary Information	Page 16 of 59

v.	repair damage, malfunction, or degradation of performance caused by the use of non-like manufacturer supplies or consumables or the use of like manufacturer supplies not specified for use by the manufacturer or by Supplier, with this Covered Machine;

vi.	not performing product maintenance in accordance with manufacturer published specifications or Supplier instructions;

vii.	repair damage, malfunction, or degradation of performance resulting from use of the product in an environment not meeting the operating specifications set forth in the product’s documentation. It is agreed that the original installation environment is deemed to be acceptable if installed by Supplier. If the environment is altered after installation by other than Supplier, and the change in the environment causes the need for the repair damage, malfunction, or degradation of performance the warranty coverage will not apply;

viii.	repair damage, malfunction, or degradation of performance resulting from failure to properly prepare and transport the product as prescribed in published product materials, other than transport of the product or provision of the services rendered by Supplier

ix.	repair damage, malfunction, or degradation of performance resulting from acts of God or nature, acts of terrorism, explosion, flood, fire, war, and riots;

x.	replace consumables that have been refilled, are used up, abused, misused, or tampered with in any way, excluding consumables recommended by manufacturer or Supplier.

xi.	install replacement items that are not considered customer replaceable;

xii.	support software not supplied by Supplier or Supplier representatives;

xiii.	provide software or firmware updates or upgrades, that are not manufacturer or Supplier recommended

b.	Any service identified in the above list, that is outside of Maintenance Services, and provided by Supplier or Supplier representatives at the Gap’s request shall be invoiced to Gap at the labor rates established in Exhibit C.15.2 to the Agreement (excluding parts). Gap will not reimburse Supplier for costs of travel to perform services.

Exhibit A.3.1	Gap Confidential and Proprietary Information	Page 17 of 59

1.7	Repair Parts and Spares

Supplier will maintain, at its own expense, adequate inventories of and supply arrangements for repair parts and replacement spares (including hard drives) for Covered Machines, at suitable geographic locations, to enable Supplier to meet the timeframes for On-site Arrival and Problem Resolution set forth in Exhibit B (Service Level Agreement).

Supplier shall determine, acting reasonably, whether a malfunctioning Covered Machine can be repaired properly through the use of repair parts or whether such Covered Machine should be replaced with a functionally equivalent Covered Machine.

Repair parts will be functionally equivalent to, and of at least the same quality as, the part replaced. Supplier may use new or used parts, OEM parts, IBM Branded parts and non-OEM parts which are certified through the certification process noted below. If Gap or Supplier determine that a replacement part does not function in Gap’s operating environment, the Parties will promptly work together to determine root cause of the problem. Supplier will diligently and promptly work with Gap to certify the part, or another new part, in Gap’s operating environment. Gap will diligently and promptly work to certify such new part and will not unreasonably withhold or delay certification. Once the new part is certified by Gap, Supplier will use such certified part to correct the reported Problem. Supplier shall not be measured on such Service Calls for Service Levels calculation, including Service Level Defaults until a work-around is implemented by Gap or a part is certified by Gap. Service Calls by Gap related to these failing parts will not be measured by Supplier for call distribution purposes as defined in Exhibit B (Service Level Agreement). While a part is being identified and or certified, the Parties will promptly work together to determine whether there is a reasonable workaround and, if there is such a workaround, implement it.

Gap will acquire title to the replacement parts or replacement IBM or Non-IBM Branded Machines at the time of exchange and, conversely, as appropriate, Supplier will acquire title to the failing parts or failing IBM or Non-IBM Branded Machines at the time of exchange, provided that before Supplier will acquire title to any such parts or machines, Supplier will perform a drive wipe on storage devices using a mutually agreed process as documented in the Procedures Manual. The replacement item will assume the warranty or Maintenance Service status of the replaced item. Before Supplier exchanges an IBM or Non-IBM Machine or part, Supplier will disconnect peripheral devices prior to the exchange of such Covered Machine or part. Gap will reimburse Supplier, at Supplier’s costs, for replacement parts that are not part of a Covered Machine as authorized by Gap. The replaced IBM or Non-IBM Machine or part shall be free of any legal obligations or restrictions that prevent its exchange.

Exhibit A.3.1	Gap Confidential and Proprietary Information	Page 18 of 59

1.8	Depot Services for * (* and *) (IBM Branded Machines) are defined as the following:

1.	Maintenance Services during Depot Business Hours: *.

2.	Repair coverage does not include any excluded items listed in Section 1.6 (Out of Scope Repairs.) Any repairs for items listed on 1.6 will be made on a time basis at the Depot Hourly rate set forth in Exhibit C.15.2.

3.	Supplier Help Desk and Technical Support as described in Section 1 of this SOW will be available * to support the troubleshooting efforts undertaken by Gap to increase the rate of remote resolution.

4.	If Gap has a concern with the performance of the *, Supplier’s Product Division has and will continue to work with Gap to resolve the concern in a manner that is mutually agreeable to both parties. During the problem discovery process, Gap will not * from Supplier while Supplier escalates the issue internally and makes recommendations to resolve the * Covered Machine’s performance and durability issues in the Gap environment.

5.	For Store Equipment needing repair, Supplier will receive shipments from Gap Covered Locations and complete repairs within SLAs specified in Exhibits B.1 and B.3.

6.	Shipping:

i.	For the US: Ground shipping from the Covered Location to the Supplier’s Repair Facility (defined as Supplier’s depot facility located in *) and from the Supplier’s Repair Facility to the Gap-specified location are both at Supplier’s cost. Shipping shall be via Supplier’s designated carrier.

ii.	For Canada: Ground shipping from the Covered Location to the Supplier’s Repair Facility in the U.S. is at Supplier’s cost. Shipping from the Supplier’s Repair Facility in the U.S. to a Gap-specified location in the U.S. are also at Supplier’s expense. Gap, or Gap’s subcontractor, will arrange for all international shipments from the specified location in Canada to the IBM Repair Facility. Gap will be responsible for the cost of shipping the repaired equipment from the Gap US location/or Gap’s designated subcontractor in the U.S., to the designated location in Canada.

7.	Supplier shall inspect the exterior box for damage before accepting any shipment of Equipment for repair from Gap Covered Locations, notify the carrier of such damage, and reasonably assist Gap in the pursuit of claims for such damage.

8.	Supplier shall contact the Gap designated focal point when necessary to complete the Depot Services and processes, including the escalation of issues.

9.	Supplier will provide a return material authorization (RMA) number to Gap for return of * to Supplier. Should Gap elect to process a service request under the ‘do not screen or DNS call placement option,’ the associated IBM problem ticket provided electronically will be used as the return authorization. With the return of each piece of repaired equipment to Gap or Gap’s designated subcontractor, Supplier will provide a box with return shipping label to Gap or Gap’s designated subcontractor for use in future returns of defective equipment

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.3.1	Gap Confidential and Proprietary Information	Page 19 of 59

10.	Supplier shall provide accurate and timely delivery of reports on standard break/fix monthly reporting on trends, failure rates, SLA reporting, or otherwise as agreed in writing by the Parties in accordance with the report delivery requirements contained in Section 3.19 of the Agreement and this Section 1.8 of Attachment A to Exhibit A.3.

11.	Supplier shall track and report Missing in Action (MIA) and Lost/Stolen inventory by Incident ID, Store number, and when provided by Gap, serial numbers. For clarification, for *, the MIA will include the Incident ID and the Gap-designated shipping tracking number and IBM will reimburse Gap for the shipping expenses related to that shipment. MIA and Lost/Stolen inventory will fall into one of the following categories:

i.	Equipment tracked for return will be tracked for return for *, reported on the a * basis, then fall onto the MIA or Lost/Stolen Report;

ii.	Equipment that has not been returned for over * shall be considered MIA and reported on the MIA Report.

12.	Supplier shall obtain written Gap approval for repair of Covered Machines that are considered Abused Units prior to providing repair services. Supplier will produce and email digital photos of Covered Machines returned to the Repair Facility that appear to be abused which Supplier claims would not be covered under maintenance along with a quote of the costs to repair. Gap will pay shipping costs for Covered Machines determined to be Abused Units. Repair, if authorized, will be completed on a case by case basis. If prior written approval is not obtained, Gap will not be responsible for any fees for such repairs and Supplier will be responsible to replace any items scrapped. If approval to complete the repairs is provided by Gap, Supplier shall invoice Gap for the shipping costs and repair of the Covered Machines on a time basis utilizing the Depot Hourly rate set forth in Exhibit C.15.2. Approval shall be obtained from:

For Stores:

*

(or a designee specified by Gap in writing)

13.	Supplier shall contact the Gap designated focal point when necessary to resolve issues or provide clarification, for example, to report any Equipment received where the origin is not clearly marked on the shipping packaging.

14.	Supplier shall generate a notification to Gap’s Service Center application to automatically update or close Service Center tickets once the Covered Machine has been repaired and shipped back to the Gap designated location.

15.	Supplier is not responsible for performing re-image of the hardware. This responsibility will be performed and retained by Gap and/or Gap’s third party supplier.

16.	De-installation of a failed Covered Machine and the installation of the repaired Covered Machine is Gap’s responsibility. Supplier will use a courier to transport the Covered Machine to the Repair Facility and will not repair the failed Covered Machine on-site. .

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.3.1	Gap Confidential and Proprietary Information	Page 20 of 59

1.9	Non-IBM Branded Machines

Supplier’s provision of the Maintenance Services for Covered Machines that are Non-IBM Branded Machines shall be subject to the following:

a. Repair of Non-IBM Branded Machines is subject to the availability of repair parts and any technical support required of the OEM. If repair parts or OEM technical support become generally unavailable from the OEM for any type of Non-IBM Branded Machine that is a Covered Machine, Supplier shall so notify Gap and will use commercially reasonable efforts to provide the Maintenance Services in respect of that Covered Machine type for * after the date of such notification to Gap. Supplier shall be excused from any failure to meet Service Levels applicable to the performance of such Maintenance Services during the * period where Supplier can establish to Gap’s reasonable satisfaction that Supplier’s failure to meet the applicable Service Level was attributable to the general unavailability of repair parts or technical support required of the OEM and is not the result of Supplier’s failure to enter into appropriate agreements for such support with the OEM. The Parties agree that commercially reasonable efforts may be insufficient to accomplish a repair in the absence of such repair parts or OEM technical support;

b. Gap will comply with the OEM’s guidelines for Non-IBM Branded Machines pertaining to operator responsibilities, user maintenance procedures and supplies prior to placing a Service Request where reasonable and practical under the circumstances. Gap will also comply with such Supplier guidelines for Non-IBM Branded Machines where mutually agreed;

c. Supplier will provide preventative maintenance for Non-IBM Branded Machines where prescribed by the Covered Machine’s OEM in the OEM’s documentation for the Covered Machine;

d. Where Supplier is responsible for maintenance of a Non-IBM Branded Machine, and IBM has an agreement with the OEM that IBM is allowed to provide warranty service, Supplier shall coordinate with and manage the provision of any warranty service from the OEM; and

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.3.1	Gap Confidential and Proprietary Information	Page 21 of 59

e. Supplier shall provide reasonable cooperation with third parties providing maintenance or warranty services for non-Covered Machines. With respect to the *, IBM will pass back to Gap as a * on the appropriate * any manufacture’s * respective to hardware maintenance services, received by IBM while the Covered Machine is under warranty.

1.10	*.

In addition to the other provisions of this Attachment A, the following provisions shall apply to *.

In addition to the Maintenance Services provided generally by Supplier for Covered Machines, Supplier shall also do the following with respect to *:

vi.	Supplier shall support each major release and version of * Software for the longer of a period of * from * first commercial shipment of such release or version or the period it is generally supported by *;

vii.	Supplier shall perform Problem determination remotely via the Supplier remote support center for such *;

viii.	Supplier shall dispatch a CSR if On-site Break/Fix Services are required;

ix.	Upon arrival at the applicable Covered Location and before beginning work, the *. The Supplier CSR will call and work with Supplier’s network operations center;

x.	Supplier shall re-load network configuration information as required, either remotely or on-site; and

xi.	Supplier shall authorize Gap for electronic access to * (“*”), which will provide Gap with technical and general information on * products, access to * online software library and solutions to known software problems.

1.11	Third Party Covered Machines.

Notwithstanding the other provisions of this Attachment A, the following provisions shall apply to Third Party Covered Machines. During the Third Party Maintenance Term, Supplier will provide Supplier and Third Party Maintenance Services for * and * in accordance with the Service Level specified for such Third Party Covered Machines in Exhibit B.1.3. All Third Party Covered Machines by type at a Covered Location must be maintained at the configuration level as specified by Gap.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.3.1	Gap Confidential and Proprietary Information	Page 22 of 59

A.	* Third Party Maintenance Services:

The * Third Maintenance Services include the following.

1.	Shipping as follows for new equipment:

i.	new Store Equipment—arrange shipments of new Store Equipment to the Supplier Integration Center.

ii.	* Repair Center – (as outlined in A 6) below

iii.	New Spares—arrange shipments of new spares to the * Repair Center, as requested by Gap

2.	Shipping as follows for Equipment from the * Repair Depot via Gap designated carrier and method as follows

i.	arrange shipments of repaired * Machines from the Repair Center to designated Covered Locations

ii.	ship Equipment for overnight delivery on all outbound repairs * the order was placed providing the order was received prior to the *, for *, including *. Orders placed after * will be shipped * for *, including *.

iii.	The shipment to the Covered Location will include in the box: pre-printed return air bill, easy return instructions and appropriate customs forms for all Canadian shipments from the United States. The pre-printed return air bill form will include; incident ID number, equipment serial number and Repair Center address. This shipment will be delivered as follows:

ii.	Canadian Stores: by * local store time

iii.	United States: by * local store time

3.	Be responsible for * to inspect the exterior box for damage before accepting any shipment of Equipment for repair from Gap Stores, notify the carrier of such damage, and assist Gap in the pursuit of claims for such damage

4.	Be responsible for OEMs to meet the SLA define in Exhibit B.1.3 for the Covered Machines listed in D.16.e…

5.	Contact the Gap designated focal point when necessary to complete the Third Party Maintenance Services and processes, including the escalation of issues.

6.	Promptly escalate Service Calls as necessary including to the Third Party for the Covered Machines listed in D.16.e, if requested by Gap.

7.	Address inventory discrepancies within * and replace missing Equipment within *.

8.	Ensure that * assigns a Return Material Authorization number (or other identifying number) for each Gap request to return Covered Machines (Exhibit D.16.e) for Maintenance Services

9.

Ensure that * provides Services during Depot Business Hours as follows: * excluding holidays observed by *—New Year’s Day, President’s Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, Christmas Day and two discretionary holidays identified by Supplier before January 5th each year;

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.3.1	Gap Confidential and Proprietary Information	Page 23 of 59

10.	Ensure * stores, secures, and tracks the Covered Machines as listed in Exhibit D.16.e in the Spares Pool inventory.

11.	Be responsible for * providing accurate and timely delivery of the reports specified in Attachment 2 of this Attachment A for covered Machines listed in Exhibit D.16.e. Reporting will be completed by * and delivered directly to Gap.

12.	Be responsible for * to track and report Missing in Action (MIA) and Lost/Stolen inventory by Incident ID, Store number, and when provided by Gap, serial numbers. MIA and Lost/Stolen inventory will fall into one of the following categories:

iii.	Equipment tracked for return, the Equipment will be tracked for return for *, reported on the a * basis, then fall onto the MIA or Lost/Stolen Report;

iv.	Equipment that has not been returned for over * shall be considered MIA and reported on the MIA Report

13.	Invoice Gap for Third Party Repair Services for Third Party Covered Machines that are considered Abused Units after providing adequate information to Gap and Gap authorizes the repair of the Abused Unit in accordance with item 14 in this section

14.	Obtain written Gap approval for repair of Covered Machines or units that are considered Abused Units prior to providing repair services. Supplier will produce and email digital photos of Covered Machines returned to the Repair Center that appear to be abused which Supplier claims would not be covered under maintenance. Repair, if authorized, will be accomplished on a case by case basis. Supplier will submit a quote. If prior written approval is not obtained, Gap will not be responsible for any fees for such repairs and Supplier will be responsible to replace any items scrapped. Approval shall be obtained from:

For Stores:

*

(or a designee specified by Gap in writing)

15.	Contact the Gap designated focal point when necessary, for example, to report any Equipment received not having a Service Request call record (Blind calls)

16.	Generate a notification to Gap’s Service Center application to automatically close Service Center tickets once the order has been shipped from the * Repair Center

17.	The * Spares Pool Inventory is not to be relocated without Gap’s prior written approval and a mutually agreed upon transition plan. If the * Pool Inventory is relocated, * will arrange for the transportation of Gap-owned equipment to the new location at * expense.

B.	Third Party Maintenance Services for * Branded Third Party Covered Machines. (“*”)

Supplier shall be responsible for providing the following: Third Party Maintenance Services for all * listed in Exhibit D.16.e. Supplier is fully

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.3.1	Gap Confidential and Proprietary Information	Page 24 of 59

responsible to ensure that these * Maintenance Services are provided by * at the agreed upon Service Levels specified in Exhibit B.1.3. Supplier will contract with * to provide these * Maintenance Services to Gap with no discontinuity of other Services provided by * for Gap. The * Services to be provided for such * includes the following. Supplier shall ensure that * will:

1.	Provide Advanced Exchanged Services (*)

2.	Provide Replacement Services (*)

C.	* Maintenance Services (“*”) include:

1.	* maintenance for the * in the Gap Covered Locations for the Stores located in the * and *.

2.	Maintenance Services will commence upon the date the * is installed and shall be co-terminous with the Agreement. Maintenance Services for * shall be provided as outlined in Section 1 Maintenance Services and Tasks and in accordance with the Service Level specified for such Third Party Covered Machines in Exhibit B.

3.	Supplier will provide interim support for the *, as set forth below, and for a time period reasonably determined by IBM, anticipated to last approximately *, not to exceed *, from the commencement of the * Maintenance Services (For clarification, the interim start period is required to bridge the gap pending the commencement of * Maintenance Services. The interim process that will be followed from the first installation date of approximately * until IBM service delivery is prepared, is estimated to be *, not to exceed *, shall be:

i.	The Gap Desk receives problem calls from a Store Covered Location and will ‘warm’ transfer the call to the * call center for technical screening. Gap agrees to perform basic tasks to attempt a phone resolution before contacting the * call center. Supplier, and Gap, through Supplier agreements, shall continue to use the * during the interim *, not to exceed * period. For clarification, the supplier agreement is the ‘Designated Third Party Maintainer’ agreement that Supplier has with * respective to Supplier’s ability to perform maintenance on a * product during the warranty period in order not to void the manufacturer’s warranty.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.3.1	Gap Confidential and Proprietary Information	Page 25 of 59

ii.	If a phone resolution is not available, the Gap Store Support Desk would break the call and place a request with Supplier to ship a replacement device from a pool held at the Supplier repair center. Requests will be fulfilled by Supplier’s Staging and Integration Center *. For requests received prior to * the * will be shipped to the store for * delivery including * and an IBM technician will be scheduled for * to install the printer and pack up the old printer and return it to Supplier’s Staging and Integration Center for warranty services. For requests received after *, the printer will be shipped *. All shipments to stores will be sent for * delivery including *.

iii.	Supplier will provide warranty repair service at Supplier’s staging and integration center once the defective * is returned and the repaired printer would be returned to the replacement pool. The replacement pool is not anticipated to exceed * (*) * at any one time, but this number may be adjusted depending on failure rate, as mutually agreed by the Parties.

iv.	There shall be * for Gap during the interim process to receive assistance from *.

4.	As part of deployment, Supplier will arrange shipments of the * from Supplier’s Staging and Integration Center to the Gap Covered Locations. Shipping from Supplier’s Staging and Integration Center to the Gap Sites will be borne by Supplier, by standard ground freight. Expedited or priority shipments are the responsibility of Gap, and Gap shall pay the difference between the cost of ground and the priority or expedited shipment.

5.	Promptly escalate Service Calls if requested by Gap.

6.	Invoice Gap for * for Covered Machines applying actual credits received from *. Credits shall be applied to Gap in the *

7.	Section 1.7 (B) is hereby incorporated by reference.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.3.1	Gap Confidential and Proprietary Information	Page 26 of 59

E.	Procurement

1.	Supplier will purchase Equipment pursuant to the terms of the Machine Purchase, Implementation Services and Maintenance Services Agreement.

2.	If Gap procures * Third Party Covered Machines from IBM:

a)	Supplier Maintenance will be purchased at the time of purchase

b)	Supplier will require up to * from receipt of equipment at the Gap designated ship to location to complete the process of adding Third Party Covered Machines into the IBM Maintenance database

3.	If Gap procures * Third Party Covered Machines from * and if Gap chooses to procure IBM Maintenance Services:

a)	Supplier Maintenance Services will be purchased *

b)	Supplier will need up to * from receipt of equipment at the Gap designated ship to location to complete the process of adding Third Party Covered Machines in the IBM Maintenance database

4.	If Gap procures * Third Party Covered Machines from another Third Party Supplier and if Gap chooses to purchase IBM Maintenance Services:

a)	Gap will need to submit Manufacturer’s Warranty Information and machine type and serial information

b)	Supplier will need * to complete the adding Third Party Covered Machines in the IBM Maintenance database

F.	Gap Responsibilities

In support of the Third Party Maintenance Services Gap agrees:

1.	to designate a technically qualified representative who will be Gap’s focal point for all communications with Supplier and * relative to the Third Party Maintenance Services and will have the authority to act on Gap’s behalf in matters regarding the Third Party Maintenance Services or arrange for Supplier and * access to the Gap personnel with such authority.

2.	to follow basic troubleshooting procedures prior to placing a Service Request.

3.	to be responsible for the cost of a repair or replacement unit whenever a unit sent by Gap for repair is agreed by Gap to be an Abused Unit.

4.	to be responsible for all data contained on Third Party Covered Machines sent by Gap for repair.

5.	arrange for shipment of malfunctioning Third Party Covered Machines to the Repair Center from a Covered Location

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.3.1	Gap Confidential and Proprietary Information	Page 27 of 59

6.	Gap is responsible for all transportation costs, including risk of loss and damage associated with the return of the malfunctioning Third Party Covered Machine to the Repair Center.

7.	to place Service Requests electronically to *, including requests for *

8.	For Supplier Advanced Exchange Service or Replacement Services, Gap agrees to:

a.	to provide the replacement inventory of spare Equipment (Hardware spares) as specified in the Store Wireless Project (SWIP) rollout schedule, for stocking at the Repair Center * prior to the start of Service.

b.	Provide Supplier the at the specific configuration level for all Radio Frequency (RF) products.

1.9	Preventative Maintenance

As part of the Maintenance Services, Supplier will perform preventative maintenance of IBM Branded Covered Machines in accordance with the Covered Machine Specifications (i.e. register printers). In general, Supplier CSRs will perform preventative maintenance throughout the Year while at Covered Locations to perform On-site Break/Fix Services.

Supplier’s obligations to perform preventative maintenance for Non-IBM Branded Covered Machines are set forth in Section 1.8, Non IBM Branded Machines Section 1.9 (Preventative Maintenance) of this Attachment A above.

5.	Maintenance Services Administration and Management

The Maintenance Services will be provided and managed by customer facing teams and operational units within Supplier.

Supplier will appoint a Customer Service Manager (who shall also be considered the Supplier Project Manager for this Attachment A), subject to Gap’s approval, who will serve as Gap’s primary point of contact for the Maintenance Services. The Customer Service Manager will be responsible for communicating and coordinating with Gap with regard to aspects of the Maintenance Services, scheduling and organizing monthly service review meetings between Supplier and Gap, managing the preparation and presentation to Gap of each of the Deliverables listed in Section 8 (Deliverables) of the Attachment A and otherwise managing and administering Supplier’s performance of the Maintenance Services. Supplier will provide * prior written notice for changes of the Supplier Customer Service Manager. The Supplier Customer Service Manager will not be removed until a replacement is in place and trained. Supplier will not transfer the Customer Service Manager at a time or in a manner that would have a material adverse impact on delivery of Maintenance Services.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.3.1	Gap Confidential and Proprietary Information	Page 28 of 59

The Supplier Customer Service Manager or designate shall be responsible to perform tasks which include:

i.	Preparing and submitting on a timely basis the periodic reports required hereunder (“Service Delivery Reports”), with *;

ii.	Conducting regularly scheduled * meetings with Gap to review monthly Service Delivery Reports and conducting meetings with Gap to discuss other reports Gap may reasonably request and that Supplier can provide from data reasonably available to Supplier hereunder;

iii.	Coordinating the provision of Maintenance Services to Covered Locations, acting as Gap’s primary point of contact with respect to such Maintenance Services and providing consolidated management and administration of such Maintenance Services;

iv.	Tracking and managing Supplier’s overall plans relating to the provision of the Maintenance Services, including monitoring Gap plans made available to the Supplier Customer Service Manager for changes to Covered Machines;

v.	Forecasting, with the assistance of Gap, and maintaining and keeping up-to-date the Current Inventory of Covered Machines;

vi.	Escalating any product quality, end-of-life or parts availability issues to the Gap Project Manager promptly after Supplier becomes aware of such issues;

vii.	Tracking and making available to Gap, Maintenance Service performance trends and monitoring the performance of the Maintenance Services to identify, resolve, and/or avoid issues and problems; and

viii.	Providing and using * maintenance management tools and methodologies.

6.	Electronic Communications System

In providing the Maintenance Services, Supplier will use an *. Supplier has provided and will maintain a software link from such system to Gap’s * call tracking system so that data is exchanged between the two (2) systems on a near real time basis in order to facilitate electronic creation of Service Requests, status monitoring and trouble ticket closing.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.3.1	Gap Confidential and Proprietary Information	Page 29 of 59

7.	Gap Retained Responsibilities

In support of the Maintenance Services set forth in this Attachment A, except as otherwise agreed in the Agreement or this Statement of Work, Gap agrees:

a.	to notify Supplier whenever Gap wishes to add Covered Machine types to an existing Covered Location or set up new Covered Locations;

b.	once the * Process for at least * percent (*%) of Service Requests. Gap acknowledges that such participation will require reasonable participation of store personnel;

c.	to strive to achieve the call distribution targets of (T2) Critical —*%, (T4) Urgent—*%, (T9) Next Business Day *% and CRU – *%;

d.	where determined by Gap that a Customer Replaceable Unit can reasonably be used to repair a Covered Machine, Gap Store personnel will receive, install and if required, return the CRU as specified in Section 1.2 of this Attachment A;

e.	to restrict use of any access codes Supplier provides to Gap so that such codes are used only by those who are authorized to do so;

f.	to timely provide Supplier with information Supplier reasonably requests but only to the extent necessary for Supplier to perform the Maintenance Services. Gap shall also notify Supplier of any changes to such information to the extent necessary for Supplier to perform its obligations under this Attachment A;

g.	to not use any electronic diagnostic and service delivery facilities provided by Supplier for purposes other than to support Covered Machines;

h.	to use the information obtained from Supplier in the course of Supplier performing the Maintenance Services only to support Gap’s information processing requirements within Gap’s enterprise;

i.	to designate a person called the Gap Project Manager who will be Gap’s focal point for communications with Supplier relative to the Maintenance Services and will either have the authority to act on Gap’s behalf in matters regarding the Maintenance Services or arrange for Supplier access to the Gap personnel with such authority. Gap’s Project Manager will coordinate and arrange for Supplier to be given access to Gap personnel, data, and information that is reasonably required by Supplier to fulfill Supplier’s responsibilities under this Attachment A. In executing this responsibility the Gap Project Manager will interface with the Supplier Customer Service Manager;

j.	to promptly review and consider problem determination, problem analysis, and Service Request procedures and changes thereto proposed by Supplier to facilitate the performance of the Services;

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.3.1	Gap Confidential and Proprietary Information	Page 30 of 59

k.	Prior to Supplier performing the Maintenance Services, Gap will secure funds and appropriate data contained in a Covered Machine. If Gap fails to do so, Supplier shall nevertheless perform the Services but shall not be responsible for the consequences related to Gap’s failure to secure programs, data, and funds contained in a Covered Machine;

l.	to use commercially reasonable efforts to increase efficiencies in Gap’s environment to the extent such efficiencies do not create other costs for Gap or otherwise have a material adverse impact on Gap;

m.	to place Service calls *;

n.	to designate initial Covered Locations to be covered by Maintenance Services and any new or relocated Covered Locations. Provide Supplier thirty (30) days advance notice of any changes in Covered Locations;

o.	to designate Critical Service Levels;

p.	to have Gap staff available when Supplier arrives to provide requested support or schedules a Maintenance Services visit. Gap users, perform initial Problem determination, place Service Requests as necessary to Supplier, and indicate the Priority Response Level on the Service Request;

q.	to provide appropriate backup media of Software when Gap desires CSR to reload or reconfigure Software on Covered Machines after the repair of a malfunctioning Covered Machine;

r.	to promptly verify the successful completion of an On-site Break/Fix Service; and

s.	to promptly work with Supplier to determine the root cause when a repair part does not function in Gap’s operating environment, diligently and promptly work to certify a replacement part that does work, promptly work with Supplier to determine whether there is a reasonable workaround, and work with Supplier to implement such work around if appropriate.

8.	Deliverables

Supplier shall provide to Gap as the Deliverables under this Attachment A the documents described in the Table below.

Document	Description
*	*

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.3.1	Gap Confidential and Proprietary Information	Page 31 of 59

Document	Description
*	*
*	*
*	*

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.3.1	Gap Confidential and Proprietary Information	Page 32 of 59

Attachment 1 to Attachment A – Intentionally Left Blank

Exhibit A.3.1	Gap Confidential and Proprietary Information	Page 33 of 59

Attachment 2 to Attachment A - The reports listed in the table below will be created by * for * listed in Exhibit D.16.e. The Supplier will ensure the accuracy of the reports and will work with * to resolve the discrepancies.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.3.1	Gap Confidential and Proprietary Information	Page 34 of 59

Exhibit A.3.1	Gap Confidential and Proprietary Information	Page 35 of 59

Title	Frequency	Due	Recipients	Brief Description	Information Included

*	*	*	*	*	*

*	*	*	*	*	*

*	*	*	*	*	*

*	*	*	*	*	*

*	*	*	*	*	*

*	*	*	*	*	*

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.3.1	Gap Confidential and Proprietary Information	Page 36 of 59

Exhibit A.3.1	Gap Confidential and Proprietary Information	Page 37 of 59

Attachment B: Intentionally Left Blank

This section is for future use.

Exhibit A.3.1	Gap Confidential and Proprietary Information	Page 38 of 59

Attachment C: Intentionally Left Blank

This section is for future use.

Exhibit A.3.1	Gap Confidential and Proprietary Information	Page 39 of 59

Attachment D: IMAC Services - Store Installs, Moves, Adds, and Changes (United States, Canada and Puerto Rico)

Generally

Under this Attachment D, Supplier shall provide the Event-Specific Services in support of stores and field office installations, openings, closing, expansions, and relocations at Covered Locations

Definitions

Solely for the purposes of this Attachment D, the following capitalized terms used in this Attachment D shall have the meanings given below. Capitalized terms used but not defined in this Attachment D will have the meanings given them in the Agreement and the Statement of Work.

“Change Order” shall mean a modification to a Work Order that requires rework by Supplier or Supplier subcontractors. This term applies for change or cancellation fees applicable in the event a modification is requested or a Work Order is cancelled within * before the date the IMAC Service is scheduled to be provided.

“Controller” shall mean a *.

“CSR” or “Customer Service Representative” shall mean a Supplier field and/or installation engineer who performs IMAC Services under this Attachment D to Exhibit A.3.

“Emergency Work Order” shall mean a Work Order that is received from Gap and requires that Supplier perform IMAC Services on the day the Work Order is received, provided the Work Order is received on a business day and before the time(s) set forth in this Exhibit A.3 (Stores Services SOW) or on the next business day if received on a non- business day or on a business day but after the time(s) set forth in this exhibit A.3 (Stores Services SOW).

“Event-Specific Services” shall mean the particular IMAC Services ordered by Gap for an event pursuant to a Store IMAC Services Work Order.

“Expedited Work Order” shall mean a Work Order other than an Emergency Work Order that is received from Gap and requires that Supplier perform IMAC Services on or before the third business day after receipt of the Work Order provided the Work Order is received on a business day and before the time(s) set forth in this Exhibit A.3 (Stores Services SOW) , or on the * business day if not received by Supplier on a business day or if received by Supplier on a business day but after the time(s) set forth in this Exhibit A.3 (Stores Services SOW).

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.3.1	Gap Confidential and Proprietary Information	Page 40 of 59

“Supplier Stores Project Office” shall consist of the Supplier Stores Project Manager and Project Administrators.

“Supplier Technical Support Staff” (or “Supplier TSS”) shall mean the Supplier personnel who provide Technical Support Services under this Attachment D.

“Pick and Pack Items” shall mean equipment that does not require configuration or Software load. This equipment will be picked, packed, and shipped from the Supplier Integration Center or Supplier CSC to a Gap specified location.

“Work Order” shall mean a request to perform IMAC Services which contains the information listed in Addendum 1 to Attachment D.

1. IMAC Services

During the Term, Supplier shall provide the following IMAC Services, for the pricing set forth in Table C.15.1, C.15.2, C.15.3 and C.15.4 to Exhibit C, including:

a.	Project Management

b.	Project Administration

c.	Technical Support

d.	Installation/De-Installation of Store Equipment

e.	Procurement of Store Equipment.

f.	Deliverables

1.1 Project Management Services

Supplier will provide project management for the Supplier responsibilities in this Attachment D from *. The objective of this task is to establish a framework for project communications, reporting, procedural and contractual activities and to coordinate the delivery and completion of IMAC Services from each Supplier organization under this Attachment D.

Supplier will appoint a Customer Service Manager (who shall also be considered the Supplier Project Manager for this Attachment D), subject to Gap’s approval, who will serve as Gap’s primary point of contact for the IMAC Services. The Customer Service Manager will be responsible for communicating and coordinating with Gap with regard to aspects of the IMAC Services, scheduling and organizing monthly service review meetings between Supplier and Gap, managing the preparation and presentation to Gap of each of the Deliverables listed in Section 1.6 (Deliverables) and otherwise managing and administering Supplier’s performance of the IMAC Services.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.3.1	Gap Confidential and Proprietary Information	Page 41 of 59

Supplier will provide ninety (90) days written notice for changes of the Supplier Customer Service Manager. The Supplier Customer Service Manager will not be removed until a replacement is in place and trained. Supplier will not transfer the Customer Service Manager at a time or in a manner that would have a material adverse impact on delivery of the IMAC Services.

1.2 Project Administration Services

Supplier will provide project administration and support for the Supplier responsibilities in this Attachment D *. The objective of this task is to provide administrative support and assistance.

The primary subtasks to be performed by Supplier include:

a.	Work Order Processing.

b.	Change Order Processing

c.	Deliverable Preparation

d.	Transportation Scheduling

e.	Inventory Administration and Management

f.	Coordinate the pick up of de-installed Store Equipment and other Store Equipment being replaced from a Gap store location.

1.3 Technical Support

Supplier will provide technical support for the Supplier responsibilities in this Attachment D *. The objective of this task is to provide the Supplier CSRs with the technical support they require to complete performance of IMAC Services successfully and in a timely manner.

The primary subtasks to be performed by Supplier include:

a.	Confirm that the Supplier CSR is onsite.

b.	Notify the Supplier Project Office promptly of any problems reported by a Supplier CSR.

c.	Notify the Supplier Project Office promptly of any visible equipment damage reported by a Supplier CSR.

d.	Provide Problem determination as appropriate on equipment.

e.	Complete Gap project-specific checklist and publish the checklists to the Supplier and Gap Project Manager or designee.

f.	Review, approve or make recommendations to change installation instructions and procedures provided by the Gap project manager or his or her designee.

g.	Review and provide changes to and updates to of the installation instructions and Supplier Integration Center integration procedures.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.3.1	Gap Confidential and Proprietary Information	Page 42 of 59

h.	Remove the serial numbers of de-installed equipment from the Gap’s asset tracking database(s).

1.4 Hardware Installation/De-installation

Supplier will perform the tasks and subtasks necessary to complete installation, testing and de- installation activities for IMAC Services as ordered by Gap *.

Supplier will perform the tasks listed below when performing IMAC Services at Gap store locations. These tasks include:

a.	Survey a Gap store site within the first twenty minutes of arrival time and report, to the Supplier Project Office, problems which may require standby time and incur an additional charge.

b.	Conduct Pre-Site Survey

c.	Check equipment for visible physical damage, and if evident, notify the Supplier Project Office.

d.	Install or de-install Store Equipment in accordance with Supplier’s standard safety practices.

e.	Power-on installed Store Equipment.

f.	Perform tests to verify installed equipment is operating properly. For this purpose installed Store Equipment shall be considered to be operating properly if the tests produce the results set forth in Gap provided instructions. In the event the testing discloses that an item of Store Equipment is not operating properly, Supplier shall promptly determine the nature of the Problem. If there is a Problem with Store Equipment, Supplier shall repair it in accordance with the terms of Attachment A Maintenance Services to this Statement of Work. Otherwise, Supplier will perform Problem determination and escalate in accordance with the manufacturers or Gap-supplied problem determination/troubleshooting instructions for such equipment, both of which are supplied by Gap.

g.	Notify the personnel at Supplier’s Technical Support Staff (TSS) Help Desk of tasks Supplier cannot perform during the course of the visit. Schedule a return visit if requested or deemed necessary by either Gap or Supplier’s Project Office.

h.	Engage Supplier’s Technical Support Staff when Software Problems are encountered.

i.	Place packing material in the location designated for disposal.

j.	Record the serial numbers of the installed and de-installed Store Equipment.

1.5 Procurement of Store Equipment

Supplier will provide procurement services pursuant to Attachment D as follows:

a.	Provide procurement services to Gap for the equipment listed in Exhibit C12.2.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.3.1	Gap Confidential and Proprietary Information	Page 43 of 59

b.	Receive Work Orders as specified in Addendum 1 to Attachment D or Purchase Orders from Gap identifying the models, quantities, Gap specified locations, and scheduled installation dates.

c.	Place the order with the appropriate Third Party Vendor pursuant to the terms of Gap’s contract with such Third Party Vendor or Supplier’s contract with such Third Party Vendor, as agreed upon by the parties in writing.

d.	Track the units from the Third Party Vendor until arrival at the Supplier Integration Center.

Procurement shall be considered complete for each Purchase Order when the equipment has been received at the Supplier Integration Center or at Gap-requested destination.

1.6 Deliverables

Supplier shall provide as the Deliverables under this Attachment D, the documents described in the Table below.

Report	Description	Frequency
*	*	*

*	*	*

*	*	*

*	*	*

*	*	*

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.3.1	Gap Confidential and Proprietary Information	Page 44 of 59

Report	Description	Frequency
*

*	*	*

*	*	*

*	*	*

*	*	*

*	*	*

*	*	*

*	*	*

*	*	*

*	*	*

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.3.1	Gap Confidential and Proprietary Information	Page 45 of 59

1.7 Gap Retained Responsibilities

Gap agrees:

a)	To designate a Gap Project Manager who will be Gap’s focal point for communications with Supplier relative to the IMAC Services and will either have the authority to act on Gap’s behalf in matters regarding the IMAC Services or arrange for Supplier access to the Gap personnel with such authority. The Gap Project Manager will coordinate and arrange for Supplier to be given access to Gap personnel, data, and information that is reasonably required by Supplier to fulfill Supplier’s responsibilities under this Attachment D. In executing this responsibility the Gap Project Manager will interface with the Supplier Project Manager. The Gap Project Manager shall notify Supplier in writing if he or she delegates his or her responsibility.

b)	To timely provide Supplier with information Supplier reasonably requests but only to the extent necessary for Supplier to perform the IMAC Services. Gap shall also notify Supplier of any changes to such information to the extent necessary for Supplier to perform it obligations under this Attachment D.

c)	To schedule project status meetings when mutually agreed such meetings are necessary.

d)	To be reasonably available to answer questions from the Supplier Integration, Redistribution, and Technical Support teams to support the completion of the IMAC Services

e)	To submit Work Orders in accordance with Addendum 1 to Attachment D. Use commercially reasonable efforts to notify Supplier of upcoming work activity, via a Work Order, at least * prior to a scheduled activity date.

f)	Use commercial efforts to submit Emergency Work Orders for registers to the Supplier Project Office no later than *. For the avoidance of doubt, Emergency Work Orders not received by * will be fulfilled on the following business day unless Gap authorizes additional resources to be applied to fulfill the order for delivery on the same day.

g)	To submit Emergency Work Orders for Pick and Pack Items to the Supplier Project Office no later than * for items at the Supplier Integration Center or Supplier CSC. For the avoidance of doubt, Emergency Work Orders not received by * will be fulfilled on the following business day unless Gap authorizes additional resources to be applied to fulfill the order for delivery on the same day.

h)	To submit Emergency Work Orders for * and * to the Supplier Project Office no later than *. For the avoidance of doubt, Emergency Work Orders not received by * will be fulfilled on the following business day unless Gap authorizes additional resources to be applied to fulfill the order for delivery on the same day.

i)	To notify store personnel of the scope, date, and time of up-coming work to be performed by Supplier and to confirm that the store manager on duty will be present to open the door for the Supplier CSR.

j)	To schedule a Supplier CSR via * for printer swap installations following a failure of the printer that is to be replaced.

k)	To make a Gap Store Technologies analyst available on designated install days to provide software support to Supplier.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.3.1	Gap Confidential and Proprietary Information	Page 46 of 59

l)	To provide Gap specific written instructions/procedures to the Supplier Project Manager. The Parties acknowledge and agree that such directions, instructions and checklists may not be comprehensive or complete and that Supplier may be required to perform additional steps as needed to perform the IMAC Services that are logical and/or reasonable to perform the IMAC Services. These written instructions/procedures reflect Gap policies as of the Reference Date of the Agreement. The Parties specifically acknowledge and agree that such policies may change during the Term. Accordingly, Gap may make reasonable changes to such Attachments, with Supplier’s consent, which shall not be unreasonably withheld or delayed. Such changes shall be effective * after delivery of a copy thereof to Supplier; however, Supplier agrees to use commercially reasonable efforts to implement such changes within *.

m)	To review and update installation instructions and provide such instructions to the Supplier Project Manager.

n)	To use commercially reasonable efforts to ensure that consigned parts and Store Equipment meet established product Safety requirements of the market (i.e., UL, CSA, TUV).

o)	To submit a written work order to the Supplier Project Office requesting immediate receipt of equipment into available inventory for use on pending orders. Authorize additional Supplier Integration Center resources, if needed, to complete the immediate receipt of equipment to fulfill pending Work Orders.

p)	To use commercially reasonable efforts to provide a minimum of * advanced notice to the Supplier Project Manager to schedule Technical Support Services (Help Desk) personnel.

q)	To provide Supplier adequate space and desktop computer equipment for the Supplier Technical Support staff who will be located at Gap facilities.

r)	To provide training to Supplier personnel regarding use of the Gap Service Center application. Provide Supplier personnel access to such application for data entry of serial numbers and call logging from Gap store installations on the designated install day.

s)	To provide in a timely manner Technical Support Staff security clearance and reasonable access to Gap facilities other than stores, but only to the extent necessary to perform the IMAC Services. Also, provide CSR’s reasonable access to stores. Other Supplier Personnel will be provided access in accordance with Gap’s generally applicable visitor policies and such access by Supplier will be in accordance with the provisions of the Agreement

t)	To supply a floor plan to Supplier depicting final placement of registers at each store for new and relocating store Work Orders.

u)	To use commercially reasonable efforts to prepare sites for installation prior to the scheduled install date.

v)	To provide a store manager or designated Gap representative to be on-site at each Gap location during the performance of any scheduled Work Order.

w)	To designate an area at each store for disposal of packing material.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.3.1	Gap Confidential and Proprietary Information	Page 47 of 59

x)	To provide the Supplier TSS with an OEM support phone number and/or Gap technical support contact to provide assistance with OEM Problem determination.

y)	In the case of a temporary store Work Order, to disconnect and move Covered Machines from one store to another prior to the scheduled Supplier installation services. If Gap requires that Supplier disconnect the Covered Machines in the existing store, Gap will specify this in the Work Order.

Exhibit A.3.1	Gap Confidential and Proprietary Information	Page 48 of 59

Attachment E: Warehouse Services (United States, Canada and Puerto Rico)

Generally

During the Term, Supplier will perform and provide Warehouse Services specified herein in support of the IMAC Services provided by Supplier. Capitalized terms used but not defined in this Attachment E will have the meanings given them in the Agreement or this Statement of Work (including its Attachments).

1.	Warehouse Services

1.1	Warehousing and Integration Facilities.

Supplier will provide facilities at the Supplier Integration Center for storing and staging Store Equipment prior to shipping it to Gap locations in accordance with the following requirements:

(a)	The Supplier Integration Center shall be *.

(b)	The Supplier Integration Center shall have storage facilities to maintain an active inventory area, quality inspection/control area, staging, and refurbish area.

(c)	The Supplier Integration Center shall use a workbench area dedicated to Gap when Supplier is staging Gap specific products.

(d)	The Supplier Integration Center staging area shall be equipped with an electro static protective workbench mat. Technicians must wear electro static bracelets when opening products including servers with internal hard drives and cards.

1.2	Warehousing Facilities

Supplier will provide suitable facilities at the Supplier CSC in * for storage of Store Equipment prior to shipping it to Gap locations in accordance with the following requirements:

(a)	The Supplier CSC shall be *.

(b)	The Supplier CSC shall have storage facilities to maintain an active inventory area

1.3	Procurement and Inventory Management.

Warehouse Services include:

(a)	Work with the Gap Project Manager to develop quarterly plans and non-binding projections of IMAC Services equipment requirements.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.3.1	Gap Confidential and Proprietary Information	Page 49 of 59

(b)	Stock inventories of Gap purchased Store Equipment at the Supplier Integration Center and Supplier CSC.

(c)	Stock inventories of Gap purchased equipment for use in connection with Managed Network Services specified in Exhibit A5 at the Supplier Integration Center

(d)	Track on-order Store Equipment purchased directly from Supplier through arrival at the Supplier Integration Center or Supplier CSC.

(e)	Direct shipment of on-order Store Equipment purchased directly from Supplier to a Gap store if approved by Gap, provide, track and manage the direct shipment of Store Equipment to Gap’s location so as to facilitate delivery in a timely fashion.

1.4	Receipt of New Store Equipment

The Warehouse Services shall include:

(a)	The Supplier Integration Center and Supplier CSC shall verify that shipping manifests match the contents of the boxes by opening and inspecting up to * (*) percent of each shipment of boxes.

(b)	If the contents do not match the manifest, the Supplier Integration Center and Supplier CSC shall transfer the shipment into the quality area and notify the Supplier Project Manager promptly after the discrepancy is discovered.

(c)	Receive new Store equipment components into active inventory promptly upon receipt.

(d)	Record serial numbers of parts that Gap has specified will be serialized in the Supplier Inventory System or OEM inventory system.

1.5	Receipt of Used Equipment

The Warehouse Services at Supplier Integration Center Services include:

(a)	Receive used Store Equipment into used inventory, by part number, recording the serial numbers of Gap specified parts. If the Store Equipment is a Controller, the Supplier Integration Center will remove Gap-specified features and place the removed features into the used inventory, by part number;

(b)	Place used Store Equipment requiring repair or replacement of worn or defective parts in the quality area promptly following discovery;

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.3.1	Gap Confidential and Proprietary Information	Page 50 of 59

(c)	Upon receipt into the quality area, notify the Supplier Project Office if the equipment is damaged.

(1) If the equipment is an In Service Machine, as defined in Attachment A of this Exhibit A.3, a * service call will be placed under the terms of Attachment A.

(2) If repair required is Out of Scope or Out of Service Machine the Supplier Project Office will repair equipment as authorized by Gap according to Section 1.6 of Attachment A (Out of Scope Repairs).

(3) If equipment is not a Covered Machine, Supplier will follow directions provided by Gap.

(d)	Prior to shipping Store Equipment to Gap stores for installation, assemble, configure, integrate and test the products and pack them in “kits” to facilitate successful installation. Each kit will include the Store Equipment configured according to Gap’s specific requirements and associated cables, mounting hardware, software and installation documentation;

(e)	Stage Store Equipment in accordance with the applicable Work Order. Test Products in accordance with the instructions provided by Gap. This may include loading the operating system, testing I/O devices and performing diagnostics. Selected Store Equipment will be configured with store-specific information as requested by Gap;

(1) Confirm that items required for an order have been picked, staged and packaged per Gap’s requirements prior to shipping;

(2) Apply asset tags to Store Equipment specified by Gap; and

(3) complete equipment staging to support onsite delivery date(s) as requested in the Work Order so as to ship orders using the least expensive of those shipping alternatives generally utilized by Supplier (unless otherwise directed by Gap).

1.6	Refurbishing Store Equipment

The Supplier Integration Center Services include:

(a)	Refurbish the used Store Equipment that Gap requires to be refurbished.

(b)	Upon completing the refurbishment, receive the Store Equipment into active inventory under a part number that designates it as refurbished Store equipment.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.3.1	Gap Confidential and Proprietary Information	Page 51 of 59

1.7	Emergency/Expedite Order Processing - Supplier Integration Center.

The Supplier Integration Center Services include:

(a)	Fulfill Emergency/Expedite Work Orders received before *. Work Orders not received by * will be fulfilled on the following Business Day unless Gap authorizes additional resources to be applied to fulfill the order for delivery on the same day. Supplier shall not be required under this provision to fulfill orders to integrate stage and ship of the equipment for a new store.

1.8	Emergency/Expedite Order Processing - Supplier CSC

The Supplier CSC Services include:

(a)	Fulfill Emergency/Expedite Work Orders for Pick and Pack Items received before *. Work Orders not received by the * will be fulfilled on * unless Gap authorizes additional resources to be applied to fulfill the order for delivery on the same day.

1.9	Emergency/Expedite Work Order for Pick/Pack Items

The Supplier Integration Center and Supplier CSC Services include:

(a)	Receive the request for an Emergency/Expedite Work Order for Pick/Pack Items from the Supplier Project Office.

(b)	Perform an assessment of “work in progress.” Upon completion of the assessment the Supplier Integration Center or Supplier CSC will notify the Supplier Project Office of the feasibility of completing the Work Order in time to make the next transportation pickup.

(c)	If additional resources are required, the Supplier Project Office will contact the Gap Project Manager or his or her designee for authorization to apply additional resources to complete the Work Order.

(1) If approval is obtained from the Gap Project Manager or his or her designee, the Supplier Integration Center or Supplier CSC will process the Work Order.

(2) Notify the Supplier Project Office of the transportation carrier used to ship the ordered Store Equipment and the estimated arrival time of the shipment.

(3) Notify the Supplier Project Office promptly if the Supplier Integration Center or Supplier CSC is unable to complete the Emergency/Expedite Work Order.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.3.1	Gap Confidential and Proprietary Information	Page 52 of 59

1.10	Standby during Supplier Designated Holidays

The Supplier Integration Center Warehouse Services include:

(a)	Be on call during Supplier designated holidays at the request of Gap. A minimum of * will have to be on call to fulfill the various positions at the Supplier Integration Center and a minimum of four hours per person will be charged at the holiday rate whether or not these people actually work provision to fulfill orders to integrate stage and ship of the equipment for a new store.

1.11	The Supplier Gap Visits to Supplier Integration Center or Supplier CSC.

The Supplier Project Manager will provide Warehouse Services in support of Gap visits which include:

(a)	Arrange for a member of the Supplier Project Office to escort representative(s) of Gap on up to * (*) visits per Year to the Supplier Integration Center or Supplier CSC.

(b)	Gap will have the right upon request to visit the Supplier Integration Center or Supplier CSC and to conduct an inventory count on the Gap Store Equipment at the Integration Center or Supplier CSC. Supplier shall take whatever steps are required so that such inventory is in an area accessible to Gap personnel so that such personnel can inspect and count each part. Supplier shall also cooperate with such Gap personnel. Gap’s access to the Supplier Integration Center will be limited to areas specifically designated by Supplier; provided, however, that such areas are reasonably sufficient to allow Gap to conduct the inventory count and inspection.

(c)	The Gap Project Manager will arrange for appropriate Gap personnel to perform the inventory audit. Gap and Supplier will cooperatively work together to schedule such visits and audit so that they do not impact Supplier’s performance and delivery schedules.

(d)	Gap will provide * notice to the Supplier Project Manager to schedule visits with the exception of full inventory audits. Gap will provide * notice to the Supplier Project Manager to schedule a full inventory audit.

(e)

Supplier will address discrepancies noted between the latest inventory report and the physical inventory performed by Gap within * of the audit, or longer as the Parties may mutually agree. In the event any item that is a Supplier product is not recovered within * after the inventory report is issued, Supplier will

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.3.1	Gap Confidential and Proprietary Information	Page 53 of 59

promptly take action to replace such item as soon as possible and in any event within a reasonable period of time. In the event the item that is not recovered is a third party product, Supplier at its election will promptly take action to replace such product or reimburse Gap for the cost of the actual replacement item as soon as possible and in any event within a reasonable period of time. Replacement items must be of equivalent functionality and configuration.

(f)	If the location of the Supplier Integration Center or Supplier CSC changes after the start date of this Attachment E, Supplier will arrange for the transportation of Gap-owned equipment to the new location at their own expense. In addition, Gap must perform an onsite inspection and validation of the new facility’s processes and software code loads for Gap owned equipment. Supplier will reimburse Gap for travel expenses incurred by * (*) Gap personnel due to a move to a new facility and onsite inspection (i.e., economy air fare, hotel, and one (1) car).

1.12	Gap Retained Responsibilities:

In support of the Warehouse Services set forth in this Attachment E, Gap agrees:

(a)	To test new Software updates prior to delivery to the Supplier Integration Center for installations. Gap shall not send updates that in Gap’s reasonable judgment have not been successfully tested by Gap.

(b)	To use commercially reasonable efforts to deliver new and/or updated Software to the Supplier Integration Center * prior to the first requested onsite date. This includes a backup hard copy if the new or updated Software is delivered via *.

(c)	To designate which parts are serialized and which are not serialized.

(d)	To designate which used units of Store Equipment are to be refurbished and which are not to be refurbished and to monitor the refurbished inventory so that Supplier can be notified when more items need to be refurbished.

(e)	To supply to Supplier a *, certain controllers, *, monitors and keyboards, cradles, Access Point units and cables, but only to the extent required for Supplier to complete Gap-specific testing and/or Gap-supplied code load methods. Supplier shall only use such equipment for Gap’s benefit pursuant to the requirements of this Attachment E.

(f)	To provide Gap specific written instructions and procedures regarding the staging and integration of the registers at least * prior to the first scheduled installation date.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.3.1	Gap Confidential and Proprietary Information	Page 54 of 59

(g)	To use commercially reasonable efforts to provide inventory to the Supplier Integration Center or Supplier CSC to meet service delivery requirements; and to provide written notification to the Supplier Project Manager at least * prior to the scheduled arrival date for Store Equipment not purchased from Supplier, including quantities and projected arrival date at the Supplier Integration Center or Supplier CSC.

(h)	To use commercially reasonable efforts to provide asset tags to the Supplier Integration Center to meet service delivery requirement.

(i)	To provide a manifest or bill of lading to the Supplier Integration Center for Store Equipment not purchased from Supplier showing Gap as the customer, description, and quantities in shipment for inbound OEM and consigned supplies that are shipped from a Third Party Vendor. Shipments not identified as Gap’s are subject to be returned to the sender due to lack of proper identification.

(j)	To use commercially reasonable efforts to promptly resolve shipping discrepancies for Store Equipment not purchased from Supplier after notification by Supplier.

(k)	To provide written direction to the Supplier Project Manager for the disposal or return of Store Equipment that is not reasonably repairable at the Supplier Integration Center within * of notification from Supplier.

(l)	To provide written direction to Supplier within * of Supplier’s notification for any Store Equipment not included in the current Gap Inventory Report that has been received by an Supplier Integration Center to either 1) add such Store Equipment to the Gap Inventory Report and create a part number or 2) initiate a return of this Store Equipment to a Gap- identified vendor or store.

(m)	To purchase and maintain up to * at the Supplier Integration Center or Supplier CSC to meet emergency shipping needs.

(n)	To schedule up to * (*) customer visits to the Supplier Integration Center or Supplier CSC during each year of the Term.

(o)	To provide * notice to the Supplier Project Manager to schedule surprise or partial inventory visits.

(p)	To provide * notice to the Supplier Project Manager to schedule a full inventory audit.

(q)	To arrange for and schedule Gap resources to participate in Supplier Integration Center or Supplier CSC visits.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.3.1	Gap Confidential and Proprietary Information	Page 55 of 59

(r)	To provide Gap store profile data and IP addresses required for Work Orders for configuration of * and *.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.3.1	Gap Confidential and Proprietary Information	Page 56 of 59

ADDENDUM 1 TO ATTACHMENT D

Each Event Services Work Order shall contain the following information:

1.	Order number

2.	Store Number or RCN

3.	Shipping Address and phone number

4.	Division (when applicable)

5.	Event Service requested (e.g., new store installation)

6.	Number of Registers (when applicable)

7.	Exceptions to the standard equipment template for new or relocating store orders or special

8.	instructions (when applicable)

9.	Order revision number and description of changes (when applicable)

10.	Type of * and * (when applicable)

11.	Scheduled installation date

12.	Equipment Pack/Pick- up date (when applicable)

13.	Number of Boxes and Box delivery date (when applicable)

A Work Order may be sent electronically by the Gap project manager or his or her designees -provided the Gap project manager has communicated to Supplier the delegation of authority to his or her designee prior to or simultaneously with Supplier’s receipt of the Work Order. Similarly, the Supplier Project Manager may accept the Work Order electronically.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.3.1	Gap Confidential and Proprietary Information	Page 57 of 59

Exhibit A.3.2 - Statement of Work

North American Stores Help Desk Services

to

First Amended and Restated Master Services Agreement

March 2, 2009

This document contains confidential and proprietary information of The Gap, Inc. and Supplier. Except with the express prior written permission of The Gap, Inc. and Supplier, this document and the information contained herein may not be published, disclosed, or used for any other purpose.

Exhibit A.3.2	Gap/Supplier Confidential and Proprietary Information

Exhibit A.3.2	Gap/Supplier Confidential and Proprietary Information

I.	GENERAL

1.1.	Introduction

This Exhibit A.3.2 (North American Stores Help Desk Services Statement of Work) to the First Amended and Restated Master Services Agreement (this “Statement of Work” or “SOW”) sets forth the store support services that Supplier shall provide as of September 1, 2009 (the “Services Start Date”), or as otherwise agreed upon by the Parties, with respect to the following services as more particularly described in this Statement of Work (collectively described as the “NA Stores Help Desk”); references in the Agreement to Services shall be deemed to include the NA Stores Help Desk services. The NA Stores Help Desk services herein shall be provided utilizing Supplier’s best practices.

Unless otherwise provided, references to Sections will be to Sections of this Statement of Work and references to Exhibits will be to Exhibits of the Agreement. The section headings in this Statement of Work are for reference purposes only and will not affect in any way the meaning or interpretation of this Statement of Work.

Supplier shall provide the Services as required to meet or exceed the applicable Service Levels in Exhibit B.1 (Service Level Matrix). Supplier (i) has responsibility for the performance of the Services detailed in this Statement of Work; and (ii) shall be held responsible for the performance of the Services without regard to the use by Supplier of third-party products or suppliers. All changes to this Statement of Work will be mutually agreed to by Gap and Supplier and implemented and managed using the Change Control Procedures

Unless otherwise stated, references to time be the local time (the “Local Time”) at the location at which Gap and/or the Covered Locations receive the Services.

The Appendices to this Statement of Work are incorporated in and made a part of this Statement of Work

1.2.	Definitions

Except as otherwise expressly provided herein, or unless the context clearly requires otherwise, capitalized terms used in this Statement of Work shall have the meanings set forth below. Capitalized terms used in this Statement of Work but not otherwise defined in this Statement of Work shall have the meanings ascribed to them in Exhibit A.1 (Glossary).

“Covered Locations” shall mean, for the purposes of this SOW, Gap’s stores, regional offices and store labs located in the *.

“Disaster Recovery” means the restoration of Services following a Disaster to full functionality.

“Gap Authorized User” shall mean a Gap employee or contractor who is authorized by Gap to contact the NA Stores Help Desk.

“Global Problem” shall mean a large group of stores, usually greater than *, experience the same problem accessing an application or the data is not correct. The status is determined by the NA Store Help Desk with the information available at the time of the issue.

“Global Ticket” shall mean a Ticket relating to global Problems concerning the Stores Help Desk (e.g., a network connection failure or a power outage), as described in Section 4.5.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.3.2	Gap/Supplier Confidential and Proprietary Information

“Knowledge Base” shall mean the Supplier-maintained tool used by the NA Stores Help Desk, which is an electronic repository, and associated authoring, approval and search tools, that stores documents of known errors and their resolutions or workarounds, procedural guidelines, how-to information and frequently asked questions. Gap shall be provided * access to the Knowledge Base; third parties will *.

“Knowledge Database” shall mean the Gap-owned *, a central and consolidated knowledge database system for the Covered Locations that is used to capture, store and retrieve best practices, methods, processes, troubleshooting and other information and solutions used for re-use and sharing by Supplier, Gap, Gap Authorized Users, and Third Party Vendors.

“NA Stores Help Desk CSRs” shall mean Customer Service Representatives responsible for responding to Authorized User calls.

“NA Stores Help Desk Manager” shall mean person(s) responsible for managing Supplier’s performance against this SOW and managing the overall NA Stores Help Desk delivery, as described in Section 3.3.

“NA Stores Help Desk Team Lead” shall mean person(s) responsible for day to day operations of the NA Stores Help Desk as described in Section 3.4.

“Peak Season” shall mean the period of time beginning * of each calendar year and ending on * of each calendar year.

“Problem Management System” means the Gap * system.

“Offline” shall mean the registers are unable to receive critical programming from the controller (e.g. price files) so that automated authorization for electronic tender transactions can be completed.

“Resolve” or “Resolution” shall mean to correct an Incident or Problem for which Supplier is responsible with either a permanent solution or an interim work around solution.

“Service Center” shall mean the * or any successor Problem Management System being utilized by Gap.

“Service Delivery Manager” shall mean persons responsible for assisting Gap in setting its service strategy and direction, and managing the overall NA Stores Help Desk delivery.

“Service Delivery Team” shall mean those persons responsible for managing the provision of all NA Stores Help Desk Services, as required in Section 3.

“Service Delivery Change Management Procedures” shall mean service delivery change management procedures set forth in Appendix B-8.

“NA Stores Help Desk” shall mean the facilities, associated technologies, and fully trained staff who responds to calls, coordinates all Problem Management activities, and acts as the primary point of contact for Authorized Users in regard to Gap IT environments or Covered Locations.

“Stores Help Desk Agents” shall mean person(s) responsible for responding to Authorized User calls.

“Ticket(s)” shall mean documentation created in Problem Management System (including electronic documentation) containing information (e.g., date, Covered Location, description, status, etc.) relating to a service request, Incident and/or Problem concerning the NA Stores Help Desk.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.3.2	Gap/Supplier Confidential and Proprietary Information

II.	NA STORES HELP DESK SERVICES

2.1.	General

Supplier will provide the * (Level 1 Help Desk) for all in-scope questions or requests and perform the services, functions or responsibilities described in this Exhibit A.3.2 to Gap and the Covered Locations via a single toll free number. Supplier will provide the NA Stores Help Desk Services in accordance with the Agreement, including the Procedures Manual, and will meet the Services requirements, including the applicable Service Levels set forth in Exhibit B.1 (Service Level Matrix).

Gap’s business requirements may be subject to constant change over the Term and it is acknowledged by both Parties that this may have an impact on the scope and methods of delivery of the Services over the Term. Supplier acknowledges that it has an obligation to work with Gap to supplement and enhance the Services as necessary to meet Gap’s changing business needs, to enable Gap to gain the benefit of developments in technology and to continuously improve the environment. Gap acknowledges that it has an obligation to work with Supplier to enable service delivery to Gap, and to work with Supplier to implement Gap Approved Supplier changes in remote technical support delivery, identifying call drivers and opportunities to fix Problem root causes. Changes in scope, new technologies, or methods of delivery shall be addressed utilizing the Change Control Procedures.

During the Term, Gap will provide Supplier with access and Consents, where required, to use the agreed upon Problem Management System (currently *).

2.2.	Geographic Scope

As of the Services Start Date, the NA Stores Help Desk will be provided by Supplier to support Gap’s Covered Locations in the *.

During the Term, Gap may request Supplier to provide the Services to Covered Locations in other countries and languages. Supplier confirms that it will expand the scope of the Stores Help Desk Services to add such additional countries, as requested by Gap as provided in the Agreement, where Supplier has a presence, in accordance with the Change Control Procedures.

As of the Services Start Date, the services of this SOW will be provided at the IBM facility located in * (the “Supplier Facility”). Gap will have the right to visit the Supplier Facility and to observe the delivery of service; provided Gap has given reasonable advance notice to Supplier of such visit. Supplier may not relocate the Supplier Facility without Gap’s prior written approval, which will not be unreasonably withheld. If the location of the Supplier Facility changes after the start date, Supplier will coordinate the training of the Stores Help Desk CSRs at the new location at its own expense. In addition, Gap is entitled to perform an on-site inspection and validation of the new facility’s processes, following reasonable advance notice to Supplier. *

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.3.2	Gap/Supplier Confidential and Proprietary Information

2.3.	Language

All documentation and reports produced as part of the NA Stores Help Desk or to support the delivery of the Services will be written in English. Where Supplier chooses to translate any such materials for use by its personnel, Supplier will be responsible for any translation costs.

III.	NA STORES HELP DESK SERVICE DELIVERY MANAGEMENT & TECHNICAL EXPERTISE

3.1.	Supplier Service Delivery Team: The Supplier Service Delivery Team will be responsible for proactively managing the provision of all NA Stores Help Desk Services, including the provision of the agreed management reports as described in Exhibit D.13 Gap to list and sample of reports to Gap and the effective use of the escalation procedures as defined in Appendix B-4.

3.2.	Service Delivery Manager: The Service Delivery Manager serves as an escalation point and the primary Supplier management focal point to Gap.

3.3.	The NA Stores Help Desk Manager’s core hours will be *, * (excluding *), and such additional hours as reasonably required to support the Services. The Help Desk Manager is responsible for Supplier’s performance against this Statement of Work and SLAs and for staffing levels to meet call volume.

3.4.	The NA Stores Help Desk Team Lead will be responsible for day-to-day operations of the NA Stores Help Desk.

(a)	The NA Stores Help Desk Team Lead will track and report the backlog of unresolved Incidents on a * basis; and

(b)	The NA Stores Help Desk Team Lead will coordinate the updating of the Knowledge Base with Supplier solutions and best practices as they are developed by Supplier and approved by Gap. This includes updates based on: (i) lessons learned from providing the Services; (ii) experience with similar technologies; and (iii) industry best practices.

3.5.	Categories of Services

The categories of Services to be provided to Gap and the Covered Locations by Supplier under this SOW are as follows:

(i)	NA Stores Help Desk Services

(ii)	Incident Management

(iii)	Communication & Reporting

Except where expressly stated otherwise, the above NA Stores Help Desk Services will support all Gap Covered Locations. The details of the Services to be provided are more fully set out in this Statement of Work.

IV.	NA STORES HELP DESK SERVICES

4.1.	Overall Requirement

Supplier will provide a NA Stores Help Desk that provides a * for all Authorized Users in the Covered Locations in relation to their use of the Gap Covered Machines set forth in Exhibit D.16 (“Tier 1 Support”). Tier 1 Support will rely on *

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.3.2	Gap/Supplier Confidential and Proprietary Information

that will be used by the NA Stores Help Desk CSRs such that problem determination and Resolution activities are performed consistently by the CSRs. Problems that cannot be Resolved via the * will be referred to Tier 2 Support or Tier 3 Support.

Changes to the Covered Machines and stores applications shall be made in accordance with the Change Control Procedures. Tier 2 Support and Tier 3 Support are out of scope for purposes of this SOW. *. Tier 2 Support and Tier 3 Support are defined in Exhibit A.2 (Cross Functional SOW).

4.2.	NA Stores Help Desk Hours

“Scheduled Stores Help Desk Hours” means that for * or *, the NA Stores Help Desk will be available as follows:

	Monday through Friday	Saturday	Sunday
*	*	*	*

*	*	*	*

(i)	“NA Stores Help Desk Availability” means that an appropriately trained NA Stores Help Desk CSR will be available sufficient to meet the Service Levels contained in Exhibit B.1 to: (1) receive Gap Authorized User calls, and (2) manage additional support required in response to such Gap Authorized User calls;

(ii)	Gap may provide written notice to Supplier that it would like to vary the Scheduled NA Stores Help Desk Hours. The Parties will address any such changes in accordance with the Change Control Procedure, provided, however, that Supplier will implement the revised Scheduled Stores Help Desk Hours within * of receiving written notice from Gap. For temporary changes to the Scheduled Stores Help Desk Hours to accommodate store environment or business needs (e.g., Peak Period changes), the * notice requirement will not apply and instead Supplier shall make the required changes as soon as reasonably possible after Gap’s notice is received. Any changes in Services Charges resulting from changes in the Scheduled NA Stores Help Desk Hours will be addressed in accordance with the Change Control Procedure

(iii)	For the avoidance of doubt, Supplier is responsible for providing Stores Help Desk Agents to meet its requirements under this Statement of Work and, in particular, to meet the agreed Service Level.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.3.2	Gap/Supplier Confidential and Proprietary Information

4.3.	Language Capability for NA Stores Help Desk CSRs

(i)	It is a key business requirement of Gap that the NA Stores Help Desk Service is able to provide written and spoken support in the national languages of the Gap Covered Locations as identified in Section 2.2 above;

(ii)	Supplier will therefore provide NA Stores Help Desk CSRs during the Scheduled NA Stores Help Desk Hours who are fluent, written and spoken, including fluency in business and technical concepts and practices in the support languages specified in Section 2.2 above for the geographic location that each CSR supports. Additionally, all NA Stores Help Desk CSRs must be fluent, written and spoken, including fluency in business and technical concepts and practices in English and must be capable of both comprehending and writing documentation in English. The Parties shall develop fluency testing protocols and standards to be used by Supplier personnel assigned to take Gap calls; and

(iii)	Supplier will provide the ability for Covered Locations to select * (*) of the supported languages through an option on the ACD.

4.4.	Supplier Personnel Training and Quality

The Supplier NA Stores Help Desk CSRs will have the necessary training, knowledge and skill to: answer a call, identify the root cause of a Problem; log the issue in the Problem Management System; and solve or escalate the issue as specified in Appendix B-4. This will require that Supplier NA Stores Help Desk CSRs have knowledge and understanding of the call flow processes and an overview of the Covered Location’s infrastructure, including configuration and use of hardware and software applications and the general operating environment in the Covered Locations.

Supplier will ensure that NA Stores Help Desk CSRs receive new hire training, ongoing skills development, performance coaching, and training on new technology rollouts as defined in Appendix B-7.

For the purposes of training and monitoring, *.

All Gap specific training materials will be provided by Gap. Supplier training responsibilities include:

(i)	While providing the Services, Supplier will provide training to each NA Stores Help Desk CSR, Team Lead and Manager such that they remain current with the Gap technical environment, including the hardware, software and network environments, and the Gap business environment;

(ii)	Supplier will be responsible for all ongoing training. For training relating to changes in the Gap IT Environment or new releases of software and other non-Supplier maintained hardware, Gap will provide the documentation and Supplier is responsible to ensure training is completed for all Supplier NA Stores Help Desk CSRs;

(iii)	Supplier will promptly notify Gap upon discovering that the NA Stores Help Desk is receiving calls concerning technology for which the NA Stores Help

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.3.2	Gap/Supplier Confidential and Proprietary Information

Desk CSRs have not received training. Gap and Supplier will work together to determine the training necessary to bring the NA Stores Help Desk CSRs to the necessary level of knowledge and skill and Supplier will be responsible to train the Help Desk CSRs accordingly;

(iv)	For each Contract Year, *, Supplier will provide a * (*) hours of training and Knowledge Base documentation for changes to the Gap IT Environment. Additional hours required to perform training and Knowledge Base documentation shall be * to Gap as agreed upon through the Change Control Procedures;

(v)	Supplier will include as part of its training the use by NA Stores Help Desk CSRs of the Gap Stores lab equipment. *. Gap will provide the initial lab equipment and will ensure that it reflects all elements of the Gap technical environment being used across Covered Locations. Supplier is responsible for maintaining the the equipment’s availability and proper functioning to assist the Help Desk CSRs with troubleshooting;

(vi)	Upon mutual agreement by the Parties, Gap may train Supplier’s NA Stores Help Desk CSRs. In the event that Gap provided training, the Parties will jointly agree on training schedules such that Supplier’s ability to handle incoming call volume and meet Service Levels will not be adversely affected;

(vii)	Supplier will maintain up-to-date on-line support documentation in the Knowledge Base to assist the NA Stores Help Desk CSRs in providing the Services;

(viii)	Supplier will ensure that the training programs and all support documentation for the NA Stores Help Desk CSRs and technicians are integrated so that issues identified or Problems experienced by any part of the Supplier Stores Help Desk Service can be used to improve the overall Services provided by Supplier to Gap and the Covered Locations;

(ix)	Continually investigating and analyzing opportunities to improve NA Store Help Desk CSRs’ skills and service delivery through ongoing training. Such analysis will be performed with the objectives of increasing the first call resolution, reducing the frequency of NA Stores Help Desk calls and preparing NA Stores Help Desk CSRs for the introduction of new technology and/or procedures’ and

(x)	Supplier will address Authorized User inquiries from Covered Locations in an outcome-focused, prompt, courteous and efficient manner and in accordance with the requirements of this Statement of Work and the Service Levels. When contacted by a Covered Location, Supplier will provide timely status reports in relation to open issues.

4.5	Stores Help Desk Responsibilities

Supplier Stores Help Desk Services will include the following:

(i)	Supplier will provide an automatic call distribution and handling system within the minimum functionality as set out in Appendix B-3;

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.3.2	Gap/Supplier Confidential and Proprietary Information

(ii)	Supplier will provide a toll-free access number that will receive calls that have been * in *. Supplier will be responsible for the * associated with the Supplier-provided toll free number;

(iii)	Supplier will work with Gap to establish and maintain the call work flows, including scripts as agreed with Gap, and support the call flow outlined in the Policy and Procedures Manual or any revised call work flows or scripts as agreed by the Parties in accordance with the Change Control Procedure. Supplier will respond to requests to revise call work flows and scripts within * of receiving written notification from Gap. Changes to call work flows requested by Gap that necessitate changes to the Voice Response Unit will require a * to complete reprogram the call tree only. However, in the event of a disaster declared by either Gap or Supplier, Supplier will promptly change the Voice Response Unit as needed based upon the severity of the disaster;

(iv)	When receiving a call, the NA Stores Help Desk CSR will confirm the Covered Location’s and employee’s entitlement to support by validating the Covered Location and employee information in * and by following the agreed call work flow procedures. Any North American Gap employee, store, regional office, or store lab that calls the NA Stores Help Desk is entitled to receive support. Any issue that arises in relation to a Covered Location’s entitlement which would otherwise prevent that Location from receiving support will be immediately escalated in accordance with the escalation procedures as described in Appendix B-4; provided that during the escalation process, IBM will continue to provide the required support to Gap Covered Location at issue;

(v)	Supplier will provide initial Problem determination, troubleshooting assistance, routing and tracking in relation to all Covered Location calls received. In the event that a call * (i.e., * , the NA Stores Help Desk CSR will follow the call flow as outlined in the Policy and Procedures Manual to refer the call or escalate as appropriate;

(vi)	In relation to Authorized User calls which are within Supplier’s scope of responsibility, NA Stores Help Desk CSRs will provide technical support to the Covered Location. The NA Stores Help Desk CSR will provide technical assistance consistent with the Procedures Manual, using the Knowledge Base and supporting documentation relating to the Gap Covered Location technical environment and applications, and the agreed training requirements for NA Stores Help Desk CSRs. As appropriate, the NA Stores Help Desk CSR will use Gap lab equipment to assist with Problem determination and resolution;

(vii)	A Stores Help Desk CSR, having diligently followed the Problem determination and resolution process may conclude that the Problem requires Gap Second Level Support. Prior to referring any Problem to Gap Second Level Support, the NA Stores Help Desk CSR must provide all required information set out in Appendix B-5 in a referred Ticket. Referrals which are submitted without the detail required by Gap Second Level * and *. * will be processed once the Ticket logging requirements outlined in Appendix B-5 are completed;

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.3.2	Gap/Supplier Confidential and Proprietary Information

(viii)	For each initial call to the NA Stores Help Desk CSR the NA Stores Help Desk will create a Ticket in the Problem Management System, in accordance with the Ticket logging requirements defined in Appendix B-5; For all subsequent calls related to the same Incident the initial Ticket will be updated with a record of the second and all later Covered Location calls;

(ix)	A Ticket will be opened in Service Center for each call and closed *. If the Problem is not resolved, the Ticket will remain open and monitor by the Tier 1 Help Desk or the escalation resolver. A Ticket will be opened for all inbound calls. If an inbound call is related to an existing open Ticket, a new ticket will not be created and the open Ticket will be updated with the record of the call;

(x)	Supplier will open Tickets for Covered Locations, route the Tickets to the appropriate support Tier (“Resolver” or “Resolver Group”) and will escalate Tickets to the Supplier NA Stores Help Desk Manager in accordance with the agreed call work flow procedures and escalation procedures set out in the Policies and Procedures Manual and the Knowledge Base;

(xi)	The Resolver Group (either Supplier or a Third Party) to which a Ticket has been assigned is responsible for *, * and *. If Supplier is the Resolver Group, Supplier will make *. *. Gap will not accept * with respect to NA Stores Help Desk Services where Tickets have not been *, *;

(xii)	The Stores Help Desk will proactively monitor multiple calls relating to Global Problems (e.g., *, * or *) and will establish a Global Ticket with respect to such global Problems within * of the identification of the Global Problem and follow the escalation procedures outlined in the Policies and Procedures Manual and the Knowledge Base;

(xiii)	All Tickets created prior to the creation of the Global Ticket which relate to the relevant Global Problem will be consolidated into the Global Ticket and all calls received subsequent to the creation of the Global Ticket will be recorded on the Global Ticket;

(xiv)	Where a Ticket requires on-site support, Supplier is responsible for (1) *; and (2) * (*) to provide support to the Covered Location. The assigned Resolver Group (Supplier or Third Party) is responsible for *, *;

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.3.2	Gap/Supplier Confidential and Proprietary Information

(xv)	Supplier will be responsible for creating, tracking and closing Supplier-owned Tickets in accordance with the agreed Service Levels, and for providing Gap with all the agreed reports and management information, as defined in Exhibit D.13, relating to Ticket management;

(xvi)	The Supplier NA Stores Help Desk will be responsible to Resolve or escalate all reported Incidents according to the escalation procedures outlined in Appendix B-4. Prior to escalating all troubleshooting must be completed and the Incident Ticket complete as outlined in Appendix B-5;

(xvii)	The NA Stores Help Desk will utilize a variety of tools and technical knowledge to Resolve reported Incidents, whether this Resolution occurs: via the NA Stores Help Desk CSR, by referral to Gap Second or Third Level Support, by the Services of a Supplier Technician providing on-site in-store Maintenance Services at the Covered Location, or by support provided by a third party;

(xviii)	Supplier will document all calls in the Problem Management system and will record the appropriate resolution code;

(xix)	Supplier will perform only * at the Level 1 NA Stores Help Desk for * for which Gap has provided Supplier *. Gap will provide all Help Desk CSRs, Team Leads and Managers with the required *. Gap is responsible for *;

(i)	Supplier will perform pricing ticket handling, as described in Appendix B-6;

(ii)	Apply content updates developed by Gap to the Gap-owned *, which provides a central and consolidated knowledge database system for the Covered Locations that is used to capture, store and retrieve best practices, methods, processes, troubleshooting and other information and solutions used for re-use and sharing by Supplier, Gap, Gap Authorized Users, and Third Party Vendors (the “Knowledge Database”); Supplier will make recommendations for content updates based on call trends;

(iii)	Escalation-related calls, e-mails or pieces of work at the Help Desk will be *; and

(iv)	Project work (work not related to an open problem ticket) is * and may be provided by Supplier upon request on a * basis.

4.6.	NA Stores Help Desk Services for Tender Impacting Problems

Certain Covered Locations will require support from the NA Stores Help Desk and Supplier generally on a priority basis for tender impacting Problems.

Supplier will provide on the VRU a dedicated option that Authorized Users may select when experiencing a tender impacting Problem. Calls coming through on this VRU option will be * and handled on a priority basis.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.3.2	Gap/Supplier Confidential and Proprietary Information

V.	INCIDENT MANAGEMENT

The Supplier is responsible for tracking, managing, Resolving or escalating Incidents (“Incident Management”).

The Supplier’s Incident Management responsibilities include the following:

(i)	Employing processes, procedures, and tools for proactive and reactive monitoring, identification, logging, tracking, escalation, review, Resolution, and/or reporting) for all Incidents, with the objective of improving Supplier’s ability to identify and resolve Incidents before they impact the Gap IT Environment or the Services. The NA Stores Help Desk will utilize tools that allow the NA Stores Help Desk the ability to remotely access the Covered Location’s systems and remotely Resolve issues with or without the Covered Location’s knowledge.

(ii)	Updating communication tools, bulleting board and stores support web site, real time for the NA Covered Locations to be aware of Global Problems;

(iii)	Engaging and Coordinating Supplier and Third Party Vendors in the root cause analysis, Resolution and implementation of the Gap-approved solution;

(iv)	Supporting Gap and Third Party Vendors in their analysis, Resolution and implementation of solutions for Problems assigned to them;

(v)	Updating all impacted procedures and Documentation to reflect the Changes in accordance with the Change Management Procedures;

(vi)	Maintaining communications to all parties affected, regarding status of Problems and Incidents. The communication shall commence upon assignment of a Problem, through Resolution, and through any follow-up communication and work required post-Resolution;

(vii)	For all Incidents, update the Problem Management System on a real-time basis with the status on the Incident, potential alternatives, estimated time of completion and the final resolution across all Services performed and provided by Supplier or other Third Party Vendors providing Services;

(viii)	Establishing responsibility and ownership of each Incident. Ownership of the Incident will be driven by the Gap Covered Location’s needs and will minimize transfers to multiple parties;

(ix)	Coordinating and providing Incident Management and engaging Supplier, Gap or Third Party Vendors via Ticket escalation to Resolve Incidents;

(x)	The Resolver Group to which the Incident Ticket is assigned is responsible to monitor and manage each Incident until it is Resolved (either by Supplier or a Third Party Vendor as appropriate), and a Gap Authorized User confirms such Resolution;

(xi)	If a Ticket remains with the NA Stores Help Desk, Supplier will make commercially reasonable efforts to resolve the Ticket within the timelines outline in Appendix B-4 (Severity Levels Matrix);

Exhibit A.3.2	Gap/Supplier Confidential and Proprietary Information

(xii)	At Gap’s request, following up on a reported Ticket that had been assigned to the NA Stores Help Desk and reviewing documentation in Service Center to respond to issue. If the call was not handled appropriately, Supplier will call the Covered Location back to resolve the issue;

(xiii)	Providing notification to Gap within * of * that have been raised as Incidents by Covered Locations, and * so they are treated with the * as identified in Appendix B.4;

(xiv)	If Supplier believes that an Incident cannot be Resolved, (1) communicating the nature of the Incident and efforts employed by Supplier to Resolve the Incident to the appropriate level within Gap as directed by Gap; (2) escalating unresolved Incidents according to procedures approved by Gap in the Procedures Manual; (3) communicating within the Problem Management System the reasons why the Supplier believes the Incident cannot be Resolved; and (4) obtaining Gap approval before closing the Incident;

(xv)	At Gap’s request, conducting meetings to address the Supplier’s Incident Management and associated Resolution activities in the event that there is a recurrent Incident.

(xvi)	Providing Gap with * and * reports on Incidents including: statistics on total numbers of Incidents; outstanding Incidents; Resolution time; chronic outages; performance; and Incident trend analysis as illustrated in Exhibit D.13 (Management Reports);

(xvii)	Providing Incident Management services as described in this SOW, and Resolving or escalating all Incidents, in accordance with this SOW and the Service Levels defined in Exhibit B.1 (Service Level Matrix;

(xviii)	Engaging and managing Third Party Vendors as necessary to Resolve Services Defects, including engaging and managing specialized or local Third Party Vendors within the scope of NA Stores Help Desk Services. All information related to calls from Third Party Vendors who did not have access to Service Center will be updated in the related Ticket;

(xix)	Continuously analyzing trends in the volume and nature of Incidents in order to identify areas for improvement of the Services (and report on improvements). This trend analysis will be performed and reported to Gap on *, with the objective of driving down repeatable instances, call volume and dispatches;

(xx)	Regularly updating the Problem Management System (including the Knowledge Base) with Supplier solutions and best practices as they are developed and approved by Gap. This includes updates based on (a) “lessons learned,” (b) experience with similar technologies used, (c) Incidents experienced by Supplier’s other customers, and (d) industry best practices;

VI.	COMMUNICATION & REPORTING

Supplier shall continuously update Supplier’s NA Stores Help Desk troubleshooting documentation and FAQs regarding the Services based on analysis of issues (“Call Drivers”) that generate a larger than average number of calls or an increased number of calls from the Covered Locations to the NA Stores Help Desk.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.3.2	Gap/Supplier Confidential and Proprietary Information

Supplier shall facilitate the meetings and provide Gap with the documents described in Exhibit D.13 (Reports).

VII.	BUSINESS CONTINUITY PLANNING AND SERVICES

7.1.	Business Continuity Plan. Supplier will be responsible for developing a business continuity plan which will incorporate procedures to address disruptions to the Supplier systems and facilities supporting the NA Stores Help Desk. Prior to the completion of Transition, Supplier will hold a presentation (via teleconference or as otherwise agreed by the Parties) for Gap summarizing the business continuity plan in relation to the Services. Gap will provide feedback on the plan and, as necessary, work with Supplier to resolve any issues identified by Gap.

7.2.	Disaster Recovery Activities

Supplier is responsible for Disaster Recovery of the Supplier’s NA Stores Help Desk facility. Supplier’s responsibilities in support of Disaster Recovery in the event of an Emergency (or potential Disaster) related to the Services include the following (“Disaster Recovery Activities”):

(i) Reporting Emergencies and Disasters to Gap immediately upon identification based on parameters defined in the business continuity plans, and consulting with Gap for official declaration of a Disaster as appropriate. Gap will be responsible for declaration of Disasters with respect to Gap Sites and Gap Covered Locations;

(ii) Declaring Disasters in accordance with procedures existing at the time of declaration and notifying Gap of situations that may escalate to Disasters as soon as practicable; and

(iii) Use commercially reasonable efforts to attempt to restore service within * (*) * in accordance with Supplier’s business continuity plan for the Supplier’s NA Stores Help Desk facility

VIII.	GAP RESPONSIBILITIES

8.1.	LAB Support

(a)	Gap will provide and be financially responsible for a full Gap store lab configuration (hardware and software), to Supplier NA Stores Help Desk in *;

(b)	Gap will make available the latest software image to Supplier Stores Help Desk;

(c)	Lab location will maintain a store number so that maintenance can be performed and tracked;

(d)	Gap will be responsible for export regulations compliance and fees for lab equipment being shipped to *;

(e)	Gap will provide the required software licenses to Supplier for the * lab, and will verify that the software provided is the same version and release as exists on the * lab equipment shipped to *; and

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.3.2	Gap/Supplier Confidential and Proprietary Information

(f)	Gap will be responsible for providing lab hardware, software, shipping and maintenance for updates/upgrades/refreshes/new technologies for the contract term to the Supplier NA Stores Help Desk in * as part of its rollout projects.

8.2.	Additional Responsibilities

(a)	Provide and retain ownership of a toll-free access number (*) to the NA Stores Help Desk for use by all North American Covered Locations. Calls made to this number will be automatically transferred to the Supplier Help Desk from the Gap-owned * in the * facility via a third party service known as “*.” Gap is responsible for the * for calls made to this number;

(b)	*
(c)	Provide Supplier with reasonable access to usage training on Gap systems, tools, hardware and software;

(d)	Provide escalation capabilities, both technical and operational, to Supplier *. Such escalation shall only be used after appropriate troubleshooting has been completed by Supplier;

(e)	Provide the capability within the Covered Locations to permit remote access by Supplier for troubleshooting and resolving problems;

(f)	Provide Supplier’s Help Desk Manager with a minimum of * (*) * advance written notice of store openings, closings, or new deployments of software and hardware; provided, where Supplier is deploying the software or hardware, the notice from Gap will not be required;

(g)	Provide Supplier with * (*) * advance written notice for changes to Gap’s IT environment that are expected to generate more than * cumulative permanent calls per month over the baseline in order to allow Supplier to hire and train additional CSRs to maintain Service Levels;

(h)	The following services are not included in Supplier’s Services scope and pricing for this Statement of Work and remain Gap’s responsibilities:

(i)	Reporting and trending (except for reports specifically identified as Supplier’s responsibility in Exhibit D.13);

(ii)	Internal escalations within Gap;

(iii)	Depot management for store hardware, including procurement and inventory management;

(iv)	Hardware and Software deployment not related to break/fix;

(v)	Deployment of parameter changes on store receipts for the Point of Sale (POS) systems;

(vi)	Monitoring * alerts on the Point of Sale system;

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.3.2	Gap/Supplier Confidential and Proprietary Information

(vii)	Training and support readiness of the NA Stores, including the development of documentation;

IX.	SUPPLIER RESPONSIBILITIES

9.1.	Stores Lab Environment. Supplier will be responsible for the following Services to maintain the Stores Lab environment:

(a)	Supplier will provide adequate and secure floor space for the Lab equipment;

(b)	Supplier will install Lab equipment provided by Gap in the * Help Desk facility;

(c)	No hardware or software procurement is required by Supplier;

(d)	Supplier will install the software image provided by Gap that matches what is used in the Covered Locations on the equipment in Supplier’s NA Stores Help Desk Lab;

(e)	Supplier will maintain network connectivity to the lab system and maintain lab systems in working order; and

(f)	Lab equipment and software will be installed and maintained by Supplier to match the hardware, software and network environments used in the Covered Locations.

10.2.	Interfaces To Gap’s Problem Management System

(a)	Supplier will provide and maintain an electronic link from * and Supplier’s Maintenance and IMAC system so that data is exchanged between the two (2) systems on a near real time basis in order to facilitate service delivery and Ticket escalation, status monitoring and trouble Ticket closing;

10.3	NA Stores Help Desk Network Support

(a)	Supplier is responsible for maintaining the function on the * facility * that provides the “*” of calls from the * in * to the Supplier’s Help Desk; and

(b)	Supplier is responsible to provide network connectivity and router hardware from Gap’s * Data Center to Supplier’s Help Desk in *.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.3.2	Gap/Supplier Confidential and Proprietary Information

APPENDIX B-1

Contract and Service Delivery Management

During the Transition, Supplier will create a NA Stores Help Desk specific section to the PPM.

APPENDIX B-2

Intentionally Left Blank

Exhibit A.10XX	Gap/Supplier Confidential and Proprietary Information	Page 17

APPENDIX B-3

Minimum NA Stores Help Desk System Requirements

(a)	An automated call distribution system (“ACD System”) for the routing, handling, and reporting of both inbound and outbound calls to NA Stores Help Desk.

(i)	An ACD system that can support * incoming calls.

(ii)	A telecom provider that can support * incoming calls.

(iii)	An ACD system that can support *.

(iv)	A single toll-free access number to the NA Stores Help Desk for use by all Gap Covered Locations. (Note: Gap will provide and own the current toll free number *. Calls destined for the NA Stores Help Desk will be *. *.)

(v)	A customized greeting (language specific) to all callers.

(vi)	A voice bulletin board feature that presents a customized voice message to all callers updating them on current issues. This should be heard prior to the caller making a selection.

(vii)	Ability for emergency calls from Covered Locations in certain circumstances to bypass the normal call menu to reach a CSR immediately.

(viii)	Ability for calls to go directly to a CSR who can resolve a Problem.

(ix)	Ability to route calls to CSRs based on skill as well as routing by language.

(x)	Ability for NA Stores Help Desk CSRs to easily place calls to various North American countries to dispatch Third Party Vendors for on-site service to Covered Locations.

(a)	Ability to move to * coverage.

(b)	Access to the Gap-provided Problem Management System and the ability to refer Incidents to identified resolver groups.

(c)	Ability to page key Gap stakeholders.

(d)	Access to tools necessary to resolve Incidents.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.10XX	Gap/Supplier Confidential and Proprietary Information	Page 18

APPENDIX B-4

Severity Level Matrix

The Severity Level Matrix illustrates, with examples, the criticality of Incidents. Each reported Incident will be assigned a severity level as defined below.

Severity Level	Description	Example	Paging/Communication	Workaround, Resolution Times

*	*	*	*	*

*	*	*	*	*

*	*	*	*	*

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.10XX	Gap/Supplier Confidential and Proprietary Information	Page 19

*	*	*	*	*

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.10XX	Gap/Supplier Confidential and Proprietary Information	Page 20

*	*	*	*	*

*	*	*	*	*

*	*	*		*

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.10XX	Gap/Supplier Confidential and Proprietary Information	Page 21

*	*	*

*	*	*	*

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.10XX	Gap/Supplier Confidential and Proprietary Information	Page 22

APPENDIX B-5

Ticket Logging Requirements

1.	NA Stores Help Desk Ticket Logging Requirements

The following information must be logged clearly within the Ticket record:

(a)	Summary of the issue and related activities:

(i)	Detailed description of the Covered Location’s Problem including business impact.

(ii)	When there is a *, CSRs will review the * to verify if the store is part of the *.

(iii)	Exact error message in its entirety and available options on the error message screen.

(iv)	Description of what the store was attempting to do when the Problem occurred.

(v)	When the issue occurred, if applicable. Briefly describe the event that preceded the issue. If it is not relevant, or unknown, enter N/A.

(vi)	For transaction Incidents, include all transaction information (e.g., Transaction #, Register #, Time, Store #). If the transaction number is unknown or not completed, include the date and time of the transaction.

(b)	Troubleshooting performed:

(i)	Document all troubleshooting steps taken even if they had no effect.

(ii)	Log if the Problem could be recreated and the steps taken to recreate. Place in the Ticket the exact keystrokes used to recreate the Problem. If the Problem cannot be recreated, then it is not necessary to enter the keystrokes into the Ticket.

(c)	Next step actions:

(i)	Clearly document the next steps for the Covered Location and/or NA Stores Help Desk CSR to perform (i.e., sending store new LRT, store will call back after hard boot).

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.10XX	Gap/Supplier Confidential and Proprietary Information	Page 23

APPENDIX B-6

Pricing Ticket Handling

Gap’s pricing tickets generated through the Pricing Ticket tool are handled in the following manner:

1.	*

2.	*

3.	*

4.	*

5.	*

6.	*

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.10XX	Gap/Supplier Confidential and Proprietary Information	Page 24

Appendix B-7 Training Requirements

Initial Training

Supplier is responsible for providing the following training for new hires:

Supplier-specific training

NA Stores Help Desk CSRs will receive * (*) * of training on (i) Supplier Help Desk policies and processes; (2) Knowledge Base usage; (3) telephone, pc and application operations; (4) call handling and escalation procedures, and (5) administrative responsibilities.

Gap-specific training

NA Stores Help Desk CSRs will receive * (*) * of Gap-specific training. This will be a training class that is substantially similar to the training that Gap provides to its own employees, and will include the following: (i) a general introduction to Gap’s policies and typical equipment and software for the Covered Locations; (ii) user interface orientation; (iii) network orientation; (iv) data protection (backup and security); (v) network log on/off and general security procedures; (vi) Internet / Intranet access; (vii) changing passwords (network and email); (viii) accessing Software and communications; (ix) remote take over procedures (as applicable); (x) Gap applications; and (xi) how to recreate, troubleshoot and resolve end user reported problems using the Lab equipment.

Ongoing Training

Supplier-specific training

Supplier shall be responsible for training updates related to changes in (1) Supplier Help Desk policies and processes; (2) Knowledge Base usage; (3) telephone, pc and application operations; (4) call handling and escalation procedures, and (5) administrative responsibilities.

Gap-specific training

For changes in the Gap technical environment, new releases of software, or other non-Supplier maintained hardware, training that can be completed by Supplier in * (*) * will be provided by Supplier *.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.10XX	Gap/Supplier Confidential and Proprietary Information	Page 25

Appendix B-8

Service Delivery Change Control Procedures

Change Control shall be performed in accordance with Section 19.4 (Change Control Procedures) of the Master Services Agreement.

Exhibit A.10XX	Gap/Supplier Confidential and Proprietary Information	Page 26

Exhibit A.4 - Statement of Work End User Support Services

to

First Amended and Restated Master Services Agreement

March 2, 2009

This document contains confidential and proprietary information of The Gap, Inc. and IBM. Except with the express prior written permission of The Gap, Inc. and IBM, this document and the information contained herein may not be published, disclosed, or used for any other purpose.

Exhibit A.4	Gap/IBM Confidential and Proprietary Information

Exhibit A.4	Gap/IBM Confidential and Proprietary Information

I.	GENERAL

1.1	Introduction

This Exhibit A.4 (End User Support Services Statement of Work), to the Agreement (this “Statement of Work”), supersedes all previous versions of Exhibit A.4, is effective as of March 2, 2009, and sets forth the minimal end user support services that Supplier shall provide as of March 2, 2009, with respect to the following service areas as identified in the table of contents to this Statement of Work and as more particularly described in this Statement of Work (individually each, a “End User Support Service,” and collectively described as the “End User Support Services”). The End User Support Services described herein apply generally to all Services provided by Supplier to Gap pursuant to the Agreement and shall be provided utilizing Supplier’s best practices. With respect to the End User Support Services, Supplier will also perform all activities and requirements as specified in Exhibit A.2 (Cross Functional Services).

Supplier shall provide information on the End User Support Services using a media that is efficient, easy to use, and easily accessible by Gap Authorized Users and subject to Approval by Gap. Gap expects that Supplier will bring value to areas in addition to those identified in the Agreement and this Statement of Work. Supplier should describe any unique capabilities it possesses for assisting Gap in achieving additional improvements and describe how it would make such capabilities available to Gap.

Unless otherwise provided, references to Sections will be to Sections of this Statement of Work and references to Exhibits will be to Exhibits of the Agreement. The section headings in this Statement of Work are for reference purposes only and will not affect in any way the meaning or interpretation of this Statement of Work.

Supplier shall provide the Services as required to meet or exceed the Service Levels in Exhibit B.1 (Service Level Matrix). Supplier (i) has responsibility for the performance of the Services detailed in this Statement of Work; and (ii) shall be held responsible for the performance of the Services without regard to the use by Supplier of third-party products or suppliers. All changes to this Statement of Work will be mutually agreed to by the Gap and Supplier and implemented and managed using the Change Control Procedures.

1.2	Statement of Work Functionality

Per Gap requirements, there are several different sets of Statement of Work functionality defined for several different Gap entity requirements as follows:

(a)	Corporate Workstation support services consist of *;

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.4	Gap/IBM Confidential and Proprietary Information	Page 1 of 30

(b)	Corporate Workstations (Off-warranty) support services consist of *;

(c)	Distribution Center Workstation support services consist of *. IMACs for Distribution Center Workstations are not included in the Corporate IMAC baselines. Warehouse Devices (other than Distribution Center Workstations) support will be provided by on-site Supplier personnel and shall include swapping the broken device with a Gap-provided spare, facilitation of repair (via authorized * charges or ship to/call the Gap third party maintenance or warranty provider), and redeployment. Support categories and charges for Warehouse Devices may be updated by Change Management as mutually agreed by the Parties. Warehouse Devices are set forth in Exhibit D.16 (Gap Equipment);

(d)	International/GID Workstation support services consist of *. On-site support (software and hardware break/fix and hardware maintenance) remains the responsibility of the local Gap entity; and

(e)	Store Workstation services are defined in Exhibit A.3 (Store Services Statement of Work) and are excluded from this Statement of Work.

1.3	Definitions

Except as otherwise expressly provided herein, or unless the context clearly requires otherwise, capitalized terms used in this Statement of Work shall have the meanings set forth below. Capitalized terms used in this Statement of Work but not otherwise defined in this Statement of Work shall have the meanings ascribed to them in Exhibit A.1 (Glossary to Statements of Work).

“Add” has the meaning set forth in Section VIII(a)(5).

“Agreement” means the Master Services Agreement dated as of the Reference Date between Gap and Supplier.

“Build” has the meaning set forth in Section VIII(a)(7).

“Cascade” has the meaning set forth in Section VIII(a)(4).

“Change” has the meaning set forth in Section VIII(a)(6).

“De-Install” has the meaning set forth in Section VIII(a)(3).

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.4	Gap/IBM Confidential and Proprietary Information	Page 2 of 30

“Deskside” means technical support provided at the location where the equipment is installed or typically located.

“FTE” or “Full Time Equivalent” means a Full-Time resource or multiple resources assigned by Supplier to provide the Services. “IMAC” has the meaning set forth in Section VIII (Installs, Moves, Adds and Changes (IMACs)).

“Initial Pilot” has the meaning set forth in Section 5.1(a).

“Install” the meaning set forth in Section VIII(a)(1).

“Managed Workstation Replacement Project” means the annual process for replacing older workstation hardware, based on approved funding and targeted hardware age goals.

“Move” the meaning set forth in Section VIII(a)(2).

“N” has the meaning set forth in Section 9.2(a).

“N-1” has the meaning set forth in Section 9.2(b).

“NGF” means *.

“Removal/Disposal Services” has the meaning set forth in Section 12.1(a).

“Time and Materials” means work performed and filled as a pass-through of actual expenses incurred for material and an agreed upon labor rate.

“Warehouse Devices” has the meaning set forth in Section 1.2(c).

“Workstation” means a desktop or laptop having a complete end-user computing configuration, including standard hardware identified in the NGF Product Catalog (e.g., keyboard, monitor, CPU, mouse, peripherals, network, video adapters, modem and removable media drives) and core system and user software (e.g., operating system software, memory manager, device drives, configuration scripts, E-mail, productivity tools) whose support is detailed in this Statement of Work.

“Workstation Replacement Program” has the meaning set forth in Section 2.1(a).

“Zenworks” has the meaning set forth in Section 6.1(b).

II.	MANAGED WORKSTATION REPLACEMENT PROGRAM

2.1	General

(a)

Supplier shall provide the Services as detailed in this Statement of Work to implement and manage a program for installing new Workstations at domestic Gap locations in accordance with the annual roll-out schedule to be determined by Gap (“Workstation Replacement Program”). Gap shall

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.4	Gap/IBM Confidential and Proprietary Information	Page 3 of 30

provide the preliminary Workstation Replacement Program annual roll-out schedule within * after the Initiation Date for the *, and by * of each year thereafter. Any updates to such schedule will be provided to Supplier no less than * prior to any requested activity.

(b)	Supplier shall develop, manage, and maintain a project plan and perform the Services under this Schedule to plan for and implement the Workstation Replacement Program. Supplier shall incorporate the annual roll-out schedule provided by Gap into the project plan. The initial project plan, and all subsequent project plans or schedule updates, shall be approved in writing by Gap before becoming effective. Without limiting the generality of the foregoing, if Supplier fails to install a Workstation in accordance with the agreed roll-out schedule, Supplier will reschedule the installation as reasonably requested by Gap at no additional charge.

(c)	Subject to the restrictions on schedule changes set forth in Section II(a), the roll out schedule and project plan may be adjusted from time to time at Gap’s request. Gap estimates that approximately * new Workstations will be deployed in each calendar year. Gap may use the IMAC baselines for execution of this scope of work.

(d)	Supplier shall install and test all Workstations in accordance with the terms and defined completion criteria provided in this Statement of Work. Supplier shall interface with and otherwise coordinate its performance of the Services with functions performed by Gap personnel and third party equipment manufacturers.

(e)	Within * from the Initiation Date, the Parties shall mutually agree on a flow chart illustrating the processes that Supplier will follow when providing Workstation Replacement Program Services. The parties will periodically update this flow chart during the Term as mutually agreed.

2.2	Managed Workstation Replacement Services

(a)	Supplier shall provide the Services outlined in this Statement of Work for staging and installing Workstations and connecting all other peripheral equipment ordered or already existing in connection with such Workstations as specified in Exhibit D.16 (Gap Equipment).

(b)	Supplier shall physically install new Workstations as follows:

(1)	Verifying that the Gap-initiated automated backup took place;

(2)	Disconnecting the existing Workstation, inventorying it, labeling it with previous owner information, staging where end user data can easily be accessed through Supplier for one (1) week before removal, and removing it as instructed by Gap;

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.4	Gap/IBM Confidential and Proprietary Information	Page 4 of 30

(3)	Connecting the new Workstation to a Gap-supplied * server and initiating a download of end-user specific applications via the * software, or using other approved means to add appropriate end user specific applications (e.g., *);

(4)	Connecting the new Workstation and the peripherals to the power source, local area network, and other available connections required to complete and approve installation;

(5)	“Powering up” the new Workstation and other peripherals;

(6)	Where appropriate, configuring a Gap designated IP address and maintaining connectivity, configuring network parameters, logging on to network, mapping to network drives and printing to an appropriate printer. The information required to complete this task will be provided to Supplier * before installation;

(7)	Testing that the new Workstation powers up and boots and that each supported peripheral, installed device and communications link is configured and operating properly to provide functionality and connectivity functionally, and that each properly connects to and across the network and functions properly with its associated peripherals;

(8)	Migrating all end user data, configurations and settings to the new Workstation using tools provided by Gap;

(9)	Verifying that application installation, conversion of data file structures, and data migration has occurred through validation that the new Workstation functions per the manufacturer’s specifications; and

(10)	Where appropriate, (A) recovering delivery boxes for shipping removed Workstations; (B) transporting delivery boxes to an on-site location designated by Gap for pickup by Gap’s recycling vendor; or (C) if no such location is specified, removing and discarding delivery boxes on-site at Gap, as directed by the Gap Location Manager.

(c)	Installations shall be scheduled to be performed during normal Business Hours or outside normal Business Hours, as requested by Gap at each Gap location.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.4	Gap/IBM Confidential and Proprietary Information	Page 5 of 30

(d)	Supplier shall arrive at the designated location at the scheduled time and contact the Gap Location Manager promptly upon arrival.

(e)	Supplier shall survey the location for installation readiness within the first hour and notify the Gap Location Manager of any problems that may require standby time.

(f)	Supplier shall unpack all Workstations, and as appropriate, set aside the packing materials for use in packing the de-installed equipment. If Gap determines that the packing material is not required, then Supplier will discard such packing materials in a Gap identified on-site location.

2.3	End User Documentation

Supplier shall be responsible for the delivery of any Gap approved “leave behinds” for end users, including instructional documentation relating to the installed Workstation and Supported Software. The content of “leave behinds” will be set forth in the Procedures Manual.

2.4	End User Acceptance Testing

Supplier shall be responsible for obtaining sign-off from a Gap employee designated by Gap that each Workstation has been installed and that all items on the user acceptance checklist set forth in the Procedures Manual have been completed.

III.	PROCUREMENT

3.1	General

(a)	Supplier shall support procurement of the workstation hardware and software in conjunction with Gap. Supplier will use Gap processes, as documented in the Procedures Manual, as required for assisting the end user in procuring both hardware & software for the workstation. Gap shall submit purchase orders for such Services through the NGF system. Where NGF is not yet available, the parties will mutually agree on another means for submission of purchase orders in the Procedures Manual, as approved by the Gap Infrastructure Partnership Executive or his/her designees, provided that any such designees are identified to Supplier in writing by the Gap Infrastructure Partnership Executive. Gap agrees to be responsible for all invoices generated as a result of requests from the NGF system and for orders placed by other approved means.

(b)	This Section III (Procurement) provides Gap’s authorized procedures for procurement of certain Services from Supplier. Supplier will promptly notify the Gap Infrastructure Partnership Executive of any purchase orders or other related requests that do not comply with such procedures.

Exhibit A.4	Gap/IBM Confidential and Proprietary Information	Page 6 of 30

(c)	Gap is in the process of implementing an * application named * (“NGF”). NGF will serve as the primary IT interface between Gap end users and Supplier for ordering Services. As set forth in Section 3.1(a), where NGF is not available, the parties will mutually agree on a process for submission of purchase orders in the Procedures Manual.

(d)	Gap shall be responsible for procuring the Workstations, along with a * on-site warranty for Workstations and delivering them to a designated secure location. Supplier will sign for receipt of Workstations upon delivery to Supplier from Gap, and will track such Workstations from such point though installation, if received at a Gap site where Supplier has dedicated personnel. At field/remote sites, Gap personnel will sign for the Workstations.

3.2	Ordering and Tracking

(a)	For locations in which NGF is not implemented, Supplier will provide to Gap the level of information as required by current Gap systems and processes in such locations as documented in the Procedures Manual.

IV.	[RESERVED]

V.	PILOT PROGRAMS

5.1	Pilot Program

(a)	Within * of implementation of the NGF interface which allows Gap to order * Workstations, Supplier shall implement a pilot program (the “Initial Pilot”) that is mutually approved by Gap and Supplier at a location selected by Gap under which Gap may test:

(1)	Supplier’s proposed workstation replacement processes and procedures; and

(2)	Supplier’s ability to meet the applicable Service Levels.

(b)	Promptly following the Initial Pilot, Gap and Supplier shall review the results of the Initial Pilot and jointly develop and implement a plan to remedy any area of the Services that the Parties identify as not meeting the terms of this Statement of Work. Remedies may include adjusting or tuning interfaces, staffing, processes or procedures used to provide the Services at no additional cost to Gap.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.4	Gap/IBM Confidential and Proprietary Information	Page 7 of 30

VI.	ASSET MANAGEMENT

6.1	Asset Tracking

(a)	Supplier shall adhere to the Gap Asset Management process.

(b)	Supplier shall utilize Gap-provided asset tools for Workstation Equipment and Software that support auto discovery facilitate effective deployment and re-use of Gap and Supplier-owned Equipment and Software, and enable a common view in terms of information access and presentation by Gap and Supplier.

(c)	Supplier shall verify employee name and asset tag and notify Gap of variances from Gap-provided inventory via a Problem ticket.

(d)	Supplier shall verify, where appropriate, inventory information upon an Authorized User’s request for IMACs per the Procedures Manual.

(e)	Supplier shall verify, where appropriate, inventory information upon an Authorized User’s request for * service received from the Help Desk.

(f)	Supplier shall update the Gap Asset Inventory and Management System by removing assets that are no longer in use to the extent Supplier is aware of such assets, modifying asset information due to IMACs, which may include asset relocation and/or use by a different Authorized User, modifying asset information to extent Supplier is aware due to building and location moves completed by other authorized teams, hardware and software upgrades, adding new asset information upon Implementation of new hardware or Software and when additional Gap information is provided, and including Third Party information where appropriate (e.g., Third Party Vendors providing Equipment disposal services), via a Problem Change ticket to the Gap Asset Management team.

VII.	LEVEL 2 ON-SITE SUPPORT

This Section VII (Level 2 On-site Support) provides * categories of “Level 2 On-site Support” that is provided by Supplier or that Gap can request. To the extent Gap orders a category of Level 2 On-site Support pursuant to the applicable provisions of this Statement of Work, Supplier shall provide the Services described in the applicable subsection of this Section VII (Level 2 On-site Support).

(a)	General Terms Applicable to all Level 2 On-site Support:

(1)	Supplier shall provide the following periodic reports on the Services provided by Supplier: (A) * reports showing Supplier’s performance against the Service Levels; (B) * trending reports; and (C) * issues list and mitigation strategies;

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.4	Gap/IBM Confidential and Proprietary Information	Page 8 of 30

(2)	Supplier shall escalate Problems in accordance with escalation procedures to be described in the Procedures Manual;

(3)	Supplier shall maintain routine communications with the Gap Project Manager and will communicate with affected end users on all Problems through resolution;

(4)	Supplier shall utilize * Service Center to view and monitor Gap Problems;

(5)	Supplier shall coordinate Problem resolution activities and the scheduling of Supplier technicians providing on-site Services;

(6)	Supplier shall measure, track and evaluate the progress of open Problems and provide relevant information to Gap as necessary to facilitate the resolution of each Problem;

(7)	The parties shall jointly assess the Gap environment to identify Workstations that were they to fail individually, would cause a * Problem. Such information will be recorded in the Procedures Manual;

(8)	Supplier shall provide service personnel who are trained in direct support of the Workstations they support;

(9)	Supplier shall manage a pool of Gap-owned spare parts or hot spare Workstations for use in supporting Workstations;

(10)	Supplier shall provide reasonable cooperation with third parties providing maintenance or warranty services for all Workstations that are not in the scope of this Statement of Work;

(11)	Supplier’s Level 2 On-site Support Services do not cover the following:

(A)	service of a Workstation damaged by malicious intent, gross misuse, modification of the Workstation (other than by Supplier or its agents), natural causes such as fire or flood, improper maintenance by Gap or its agents, or unsuitable physical operating environment outside of Workstation Specifications. For this purpose, assuming Supplier performs the initial installation, Gap’s operating environment as of the date of installation is deemed to be suitable;

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.4	Gap/IBM Confidential and Proprietary Information	Page 9 of 30

(B)	labor to install parts deemed to be “Customer Replaceable Units” by the manufacturers’ warranties;

(C)	service of a Workstation with removed or altered Workstation parts or parts identification labels; provided, however, that alterations and removals by Supplier or its agents, or by virtue of the Customer Replaceable Unit process, shall not trigger the application of this exclusion;

(D)	Workstation failures caused by equipment not on Gap’s list of supported peripheral equipment or software that is other than supported Software;

(E)	accessories, supply items and parts designed to be replaced or consumed periodically during the useful life of the product (e.g., batteries and printer cartridges);

(F)	installation or engineering change activity that is not covered by the manufacturers’ warranties;

(G)	service of features, parts, or devices not supplied by either 1) the Workstation’s OEM or 2) Supplier during the performance of maintenance services; or

(H)	preventive maintenance.

(12)	If Gap requests Supplier to perform out-of-scope repairs for Workstations (i.e., repairs not within the scope of Section VII(b), Section VII(c), or the repairs excluded in Section VII(a)(11) above, as applicable), Supplier will do so for the charges set forth in Exhibit C (Fees and Resource Baselines) per Section VII(d).

(b)	Maintenance Services for Workstations Under Warranty.

(1)	In accordance with the Service Levels set forth in Exhibit B.1 (Service Level Matrix), Supplier shall be responsible for providing or coordinating on-site warranty hardware repair. If the Workstation cannot be repaired at the Authorized User’s location, a hot swap will be performed and the Workstation will be retired to the depot (or another agreed to location) for warranty-provider break / fix, and then returned to the spare Workstation pool rather than reintroduced to the end user;

(2)	Supplier shall troubleshoot, diagnose and repair reported Problems with the Workstations. Repair shall be to correct the Problem reported so that the Workstation is operational and working in accordance with manufacturer’s Specifications;

Exhibit A.4	Gap/IBM Confidential and Proprietary Information	Page 10 of 30

(3)	Supplier shall validate Workstation warranty status;

(4)	Supplier shall coordinate and schedule hardware repair activities with the End User or the Gap focal point;

(5)	Supplier shall obtain the proper replacement part(s) if required to resolve the Problem, and provide such parts, materials, labor, and perform tasks required to repair covered Workstations to manufacturer’s Specifications;

(6)	Supplier shall record, update and close the Problem in * Service Center;

(7)	Supplier shall provide and dispatch support specialists to provide on-site maintenance services as Supplier deems necessary to identify and resolve Problems;

(8)	Supplier shall manage Problem resolution through completion (including shipment of defective Non-Supplier Workstations to the appropriate manufacturer to the extent required under the manufacturer’s warranty to complete such resolution);

(9)	Supplier shall provide and dispatch support specialists to provide on-site maintenance services as Supplier deems necessary to identify and resolve Problems, subject to any manufacturer Customer Replaceable Unit exclusions; and

(10)	Repair of OEM Workstations is subject to the availability of repair parts and any technical support required of the OEM. If repair parts or OEM technical support become permanently unavailable for any type of OEM Workstations, Supplier shall so notify Gap and will use commercially reasonable efforts to provide the maintenance services in respect to that Workstation type for up to * after the date of such notification to Gap. Supplier shall be excused from any failure to meet Service Levels applicable to the performance of such maintenance services during the * period where Supplier can establish to Gap’s reasonable satisfaction that Supplier’s failure to meet the applicable Service Level was attributable to the unavailability of repair parts or technical support required of the OEM. The Parties agree that commercially reasonable efforts may be insufficient to accomplish a repair in the absence of repair parts or OEM technical support. During such * period, the Parties will work together to (A) find an alternate means for supporting such Workstations, or (B) determine a replacement Workstation.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.4	Gap/IBM Confidential and Proprietary Information	Page 11 of 30

(c)	Maintenance for Out-of-Warranty Workstations.

(1)	In accordance with the Service Levels set forth in Exhibit B.1 (Service Level Matrix), Supplier shall be responsible for providing on-site hardware repair including parts and labor for the Workstations specified in Exhibit D.16 (Gap Equipment) that are not under warranty through Supplier or OEM and are baselined in Exhibit C (Fees and Resource Charges). Workstations will migrate off the Corporate Workstation baseline to the Corporate Workstation Off-warranty baseline as warranty support is concluded;

(2)	Supplier shall troubleshoot, diagnose and repair reported Problems with the Off-warranty Workstations. Repair shall be to correct the Problem reported so that the Workstation is operational and working in accordance with OEM Specifications;

(3)	Supplier shall coordinate with OEM to resolve Workstation problems as necessary;

(4)	Supplier shall coordinate and schedule hardware repair activities with the End User or the Gap focal point;

(5)	Supplier shall obtain the proper replacement Part(s) if required to resolve the Problem, and provide such parts, materials, labor, and perform tasks required to repair Off-warranty Workstations to OEM Specifications;

(6)	Supplier shall record, update and close the Problem in * Service Center; and

(7)	Supplier shall provide and dispatch support specialists to provide on-site maintenance services as Supplier deems necessary to identify and resolve Problems.

(d)	Time and Materials Support.

(1)	Supplier will repair Workstations to the extent such repairs are not included elsewhere in the Services described in this Statement of Work on a Time and Materials basis at the rates set forth in Exhibit C (Fees and Resource Baselines). Prior to performing any Time and Materials Services, Supplier will provide, at no charge, an estimate to Gap for Gap’s review. If Gap approves the estimate and issues a resulting Purchase Order, Supplier shall promptly proceed to perform the Services;

(2)

Supplier shall provide additional information technology services related to Workstations at Gap locations when requested by Gap, including sweeping buildings during a virus attack, making printer configuration changes after large department moves, and assisting

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.4	Gap/IBM Confidential and Proprietary Information	Page 12 of 30

with projects requiring desktop visits. These Services will use (A) available on-site resources at Gap locations, provided that to the extent the Gap Statement of Work Manager (or his or her designee) directs Supplier Statement of Work Manager (or his or her designee) to use on-site resources for this purpose, Supplier shall be excused from meeting the Service Levels to the extent the failure to meet such Service Levels is caused by such direction; or (B) incremental resources authorized by Gap that are dispatched to a Gap location on a Time and Materials basis; and

(3)	Supplier shall record, update and close each Problem or Service Request in * Service Center.

(e)	Onsite Software Support.

(1)	Supplier shall be responsible for resolving Problems with supported Software referred to Supplier from Gap that relate to the Workstations at Gap Sites, except for * Problems that require application-level re-engineering to resolve;

(2)	Supplier shall provide and dispatch support specialists to provide Level 2 On-site Support Services as Supplier deems necessary to identify and resolve Problems;

(3)	Supplier shall support and resolve Problems with supported Software included in Gap’s standard Workstation configuration, whether pre-existing or subsequently added during the Term;

(4)	Supplier shall provide remote Workstation support for remote dial-in end users (e.g., end users who are traveling or remotely accessing LAN-based services);

(5)	Supplier shall diagnose and resolve reported supported Software Level 2 Problems that may include, but are not limited to, the following:

(A)	Update BIOS, if required;

(B)	Resolve device driver conflicts;

(C)	Resolve software incompatibility issues; or

(D)	Resolve software configuration issues.

(6)	Supplier shall provide end user orientation on prevention of same Problem, when applicable; and

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.4	Gap/IBM Confidential and Proprietary Information	Page 13 of 30

(7)	Supplier shall record, update and close the Problem in * Service Center.

VIII.	INSTALLS, MOVES, ADDS AND CHANGES (IMACS)

As requested by Gap, Supplier shall be responsible for planning, managing, performing and testing installs, moves, adds, changes, cascades, de-installs, and refreshes for Workstations and peripheral equipment (“IMACs”). Installs, moves, adds and changes carried out pursuant to Problem management activities shall not be treated as IMACs. Supplier’s specific responsibilities with respect to IMACs are the following:

(a)	IMACs are defined as follows:

(1)	“Install” means the on-site installation and testing of an Authorized User Workstation as ordered (with pre-delivery preparation previously completed) and includes checking that the Equipment and Software are functional with network operational connectivity, and that standard external devices ordered along with the system unit are attached and working correctly. If an Authorized User requests that Supplier (A) manually install Software identified in the standard configurations or (B) install hardware features, in each case, that are in addition to the base configuration for that Authorized User, it will be tracked and charged as the appropriate hard Change. An install also includes updating ring addresses, IP address and Authorized User printer settings as necessary.

(2)	“Move” means:

(A)	within a building – disconnecting a currently installed system unit, including the directly attached peripheral devices, packing the equipment for movement from the current end user’s location at a building to the new end user location within the same building and for the same end user, unpacking and reconnecting the same system unit and the directly attached peripheral devices and, upon completion of such activities, conducting the manufacturer’s standard installation tests to verify the hardware and software are functional with network connectivity, provided Gap has provided such test specifications and there is a network data line installed at the new location.

(B)

between buildings – disconnecting a currently installed system unit, including the directly attached peripheral devices, packing the equipment for movement from the current end user location at a building to the new end user location at another building for the same end user,

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.4	Gap/IBM Confidential and Proprietary Information	Page 14 of 30

unpacking and reconnecting the same system unit and the directly attached peripheral devices and, upon completion of such activities, conducting the manufacturer’s standard installation tests to verify the hardware and software are functional with network connectivity, provided Gap has provided such test specifications and there is a network data line installed at the new location. The actual move is performed by Gap facilities personnel.

(3)	“De-install” means disconnect only – for those system units at a building that are being disconnected and which are not being reconnected at a new location, disconnecting a currently installed system unit, including the directly attached peripheral devices, and packaging the equipment for movement from the current end user location to a Gap-designated storage or staging area within the building for Gap’s removal or disposal.

(4)	“Cascade” means (A) De-installing an Authorized User’s Equipment, (B) reconfiguring the Equipment and Software to conform to the standard configurations and (C) Installing and testing the reconfigured unit, including checking that the Equipment and Software are functional with network operational connectivity, and that standard external devices ordered along with the system unit are attached and working correctly.

(5)	“Add” means, with respect to:

(A)	hardware – installing an additional external device (such as an external modem, disk, printer scanner) and appropriate device driver to a currently installed system unit.

(B)	software – installing up to * additional supported Software products, to a currently installed system unit, (via diskette or other method), without any customization.

(6)	“Change” means, with respect to:

(A)	hardware – performing a modification to an existing system unit such as a hardware upgrade (to add functionality) or a downgrade (to remove functionality), including a device driver and, upon completion of such activity, conducting the manufacturer’s standard installation tests to verify the hardware and software are functional with network connectivity, provided Gap has provided such test specifications and there is a network data line installed at the location.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.4	Gap/IBM Confidential and Proprietary Information	Page 15 of 30

(B)	software – performing a modification to an existing software configuration according to specific documentation or instructions, such as setting up network icons or customizing an application load and, upon completion of such activities, conducting the manufacturer’s standard installation tests to verify that the hardware and software are functional with network connectivity, provided Gap has provided such test specifications and there is a network data line installed at the location.

(7)	“Build” means for any new Authorized User Workstation Equipment to be installed, the activities not performed by the hardware seller prior to shipment, such as:

(A)	build and configure the system in conformance with the standard configurations;

(B)	run diagnostics on all configuration components;

(C)	load and configure Software in conformance with the standard configurations;

(D)	install local node addresses supplied by Supplier as applicable;

(E)	perform configuration testing;

(F)	install Gap asset tags and record on invoice according to the Procedures Manual; and

(G)	perform hardware burn-in; and repackage the fully assembled and tested system, including configuration documentation and any vendor-provided operations manuals or other applicable documentation, in one container or as a banded unit, apply shipping labels, generate appropriate shipping documentation, and drop ship to the designated Gap Site.

(b)	As part of planning an IMAC, Supplier shall prepare IMAC orders in consultation with Gap and shall validate the correctness of IMAC orders as defined in the Procedures Manual. In addition, Supplier shall, for each IMAC, establish a back-out procedure so as to be able to undo such IMAC and restore pre-IMAC status in the event of unsuccessful testing. If Gap space planning personnel are involved in an IMAC, Supplier shall coordinate with such Gap personnel.

Exhibit A.4	Gap/IBM Confidential and Proprietary Information	Page 16 of 30

(c)	Supplier shall be responsible for coordinating each IMAC from receipt of service request to completion, including coordinating with Gap groups and third party suppliers regarding applicable services/products.

(d)	Individual service events are complete with the verification that new and existing Workstation, feature and/or software function per the OEM Specifications after completion of the IMAC request. If a IMAC occurs after Business Hours, such support shall begin the next Business Day and continue as is necessary and appropriate.

(e)	Supplier shall test all Workstations detailed in the IMAC following completion of the IMAC. An IMAC shall be deemed completed when Supplier has notified Gap that such IMAC has successfully passed the applicable acceptance testing procedures as defined in the Procedures Manual and the Gap end user has notified Supplier of its acceptance.

(f)	Upon the completion of each IMAC performed by Supplier, Supplier shall update the asset tracking records in a timely manner to document such IMAC, via a Problem Change ticket submitted to Gap’s Asset Management team. IMACs shall be charged to Gap in accordance with Exhibit C (Fees and Resource Charges).

(g)	Inclusion of End-to-End Scope. With respect to any particular Workstation, a single IMAC includes all activities related to the IMAC when requested at the same time, including determining requirements, generating work orders, scheduling, setup/staging, transfer of local data, testing, user orientation, asset tracking notification and quality assurance.

IX.	SOFTWARE CURRENCY AND RELEASE LEVELS

9.1	Subject to this Section IX (Software Currency and Release Levels), Supplier shall provide support for all Software versions and release levels that exist in the Gap IT Environment as of the Initiation Date until otherwise directed by Gap.

9.2	Unless otherwise directed by Gap, Supplier shall support Software under its operational responsibility at a recently released and generally available version of the Software (*).

(a)	“N” shall mean the *.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.4	Gap/IBM Confidential and Proprietary Information	Page 17 of 30

(b)	“N-1” shall mean the *.

9.3	As directed by Gap, Supplier shall support release N-2 and earlier versions in the Gap IT Environment of the Software until the date the licensor discontinues standard commercially available support and maintenance for such version or release.

X.	WORKSTATION ENGINEERING

10.1	General Requirements

Supplier shall be responsible for the Gap workstation engineering for all workstations including desktop, laptop and hand held devices to include *, worldwide.

10.2	Hardware and Software Standards

(a)	Working with Gap retained Engineers Supplier will, on an ongoing basis, assess the hardware, system software and management tools for the workstation environment and update Exhibits D.6 (Technical Architecture and Product Standards) to provide reliable operation and manage costs.

(b)	Supplier will work with Gap IT teams to update the standards to meet evolving Gap business needs, worldwide.

(c)	Supplier will work with Gap to publish standards for workstations and peripherals for use by Gap’s users.

10.3	Standard Builds

(a)	Supplier will be responsible for developing the approved workstation software images for deployment throughout Gap Inc, worldwide.

(b)	Standard build will cover all * systems.

(c)	Supplier will maintain the minimum number of builds necessary to meet Gap’s business needs.

10.4	Project

Supplier will provide needed resources to support project teams working on Gap business initiatives per the Agreement. The support will include:

(a)	Consulting with project teams on Gap’s workstation standards, environment and products.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.4	Gap/IBM Confidential and Proprietary Information	Page 18 of 30

(b)	Necessary support for proof of concepts and pilots even if they fall outside of the current Gap standards.

(c)	Modification of existing Gap workstation standards and standard images as prudent to support the needs of the business and agreed to by Gap governance team members.

10.5	Operations Support

Supplier will provide, *, the resources needed to support ongoing operations of the Gap workstation environment working with * teams. This includes hands-on support in Campus and distribution centers locations supported by Supplier and remote support for other locations. These resources will be responsible for:

(a)	Assisting Gap resources in production problem resolution associated with * problems.

(b)	Working with other Gap teams to mitigate or respond to a situation that compromises Gap’s workstation environment (e.g., virus or worm outbreak).

XI.	WORKSTATION SOFTWARE AND INTEGRATION

11.1	Manage and administer the software distribution system

(a)	Define or adopt distribution processes and procedures (based on Gap requirements).

(b)	Manage and maintain the underlying software distribution infrastructure including management software and servers.

11.2	Manage and administer the Software distribution processes, which includes:

(a)	Perform testing of Software packaging prior to distribution of existing and new Application Software.

(b)	Working with Gap resources, establish schedules and time frames for distribution.

(c)	Monitor the distribution to validate successful completion of the process.

(d)	Take corrective action, as appropriate, for problems resulting from the distribution to correct error conditions and facilitate application stability.

(e)	Schedule and coordinate Software distribution with the Gap focal point.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.4	Gap/IBM Confidential and Proprietary Information	Page 19 of 30

(f)	Communicate to Gap focal point, via Change Control Procedures, any prerequisites prior to a Software distribution and any post-install requirements.

(g)	Perform file conversion for Software system files where such conversion is supported by the software or release-to-release software changes.

(h)	Install Software which can not be electronically distributed on a project basis (i.e., *) or IMAC.

(i)	Provide verification of each completed Software distribution and update the asset database, as appropriate.

(j)	Define distribution processes and procedures (based on Gap requirements).

(k)	Package software according to the Procedures Manual.

(l)	Identify environment, build image and test that the software can be distributed.

(m)	Provide integration validation testing scripts, with assistance from Gap.

(n)	Provide the distribution processes and procedures to Gap-designated personnel (e.g., operators, systems engineers, problem support personnel) and communicate any Gap support requirements.

(o)	Establish a distribution plan prior to each major Software distribution, with Gap assistance.

(p)	Conduct an acceptance review (jointly with Gap) for changes to previously distributed software.

(q)	Establish schedules and time windows for distributions.

(r)	Provide electronic change notice to all users regarding upcoming distributions prior to distribution.

(s)	Provide Gap a list of failed loads.

(t)	Resolve failed loads caused by the software distribution infrastructure.

(u)	Provide trend analysis and periodic management reports.

(v)	Resolve, in conjunction with Gap, failed loads caused by nonstandard configuration or lack of hardware resources.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.4	Gap/IBM Confidential and Proprietary Information	Page 20 of 30

(w)	Leverage existing and install Gap provided test equipment for validating in scope hardware needed for Software distribution, consistent with the current equipment across the enterprise.

(x)	Distribute software manually, as an IMAC, to clients without the necessary bandwidth for electronic software distribution.

XII.	ASSET DISPOSAL

12.1	General

(a)	If requested by Gap, Supplier shall provide the Services detailed below to remove and dispose of existing Workstations that are being replaced as part of the Workstation Replacement Program or under future Projects submitted under this Agreement by Gap (“Removal/Disposal Services”). A description of the options for Removal/Disposal Services is detailed below. The applicable pricing for such options will be provided as part of the *.

(b)	Gap may request that Supplier remove Workstations owned by Gap and dispose of them as identified below.

(c)	On a site-by-site basis during the roll-out of the Workstation Replacement Program, Supplier shall obtain Gap’s sign-off that the Removal/Disposal Services have been fully and properly performed in accordance with this Agreement. Supplier shall obtain such sign-off from the Gap Project Manager (or his or her designee).

(d)	As part of the Removal/Disposal Services, as Supplier takes possession of any Workstation for the purpose of disposal, Supplier shall inventory and track such item. The inventory record shall state whether such item was redeployed, disposed or, if applicable, returned to the lessor. If redeployed, the inventory record shall include the redeployment date, the new location of any Workstation, manufacturer, model and serial number. If disposed or returned, the inventory record shall include disposal/return date, method of disposal/return, manufacturer, model and serial number.

(e)	Prior to removal of the applicable Workstation from the applicable Gap location, Supplier shall perform a * drive wipe in accordance with the Procedures Manual on all storage devices using a mutually agreed to process documented in the Procedures Manual.

(f)	Supplier shall provide Gap, via a Problem Change ticket, * following any removal, relocation, or disposal activities.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.4	Gap/IBM Confidential and Proprietary Information	Page 21 of 30

(g)	Supplier shall provide * reports documenting, as applicable, the Workstations disposed of during such *, the means of disposal, and the redeployment location.

12.2	Option 1 – Scrap

(a)	If requested by Gap, Supplier shall provide the Disposal Services described below for any Workstation related assets in the U.S. Actual packaging and shipping charges will be reimbursed by Gap on a pass-through basis. Supplier will:

(1)	Pack and transport assets to a domestic Supplier location;

(2)	Dismantle and recycle or scrap the assets;

(3)	Obtain certificates of destruction for all serialized units identified by machine type, model, and serial number that are scrapped;

(4)	Use a “hammer destroy” method to destroy hard disk drives on the assets and then send them to a location for the remaining metal to be smelted; and

(5)	Provide Gap with * receipt reports detailing the weights of all assets received for scrap disposal.

(b)	Supplier shall cause disposal to be in compliance with all applicable federal, state and local laws and regulations, including environmental laws.

(c)	Once Supplier’s carrier takes possession of any disposed Workstation, the risk of loss for such Workstation shall pass to Supplier. Gap will transfer title to Supplier, free of any legal obligations or restriction on the day Supplier’s carrier takes possession of the Workstation.

(d)	On a * basis, this task is complete upon delivery to Gap of the * report and the certificates of destruction.

12.3	Option 2 – Lease Return

Gap may request that Supplier return leased Workstations to the appropriate lessor in accordance with all applicable lease instructions, as provided by Gap. This task is complete upon receipt of the returned Workstations by the designated shipping company. Gap will reimburse Supplier for actual packing and transportation charges.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.4	Gap/IBM Confidential and Proprietary Information	Page 22 of 30

XIII.	SOFTWARE LICENSES

Supplier shall be responsible for providing all software and tools required to provide * Support at no additional charge.

XIV.	DELIVERABLES

In support of the Services under this Statement of Work, Supplier will prepare and deliver the Deliverables described in Appendix A-1 of this Statement of Work.

XV.	GAP RESPONSIBILITIES

15.1	General

Except as otherwise agreed by the Parties under this Agreement, Gap will be responsible for the items listed below. Subject to Section 17.2 (Interfering Acts) of the Agreement, nothing in this Section XV (Gap Responsibilities) shall relieve Supplier of its obligations under this Statement of Work or the Agreement. With respect to the items and access provided by Gap, as set forth in this Section, Supplier shall use commercially reasonable efforts to utilize such items and access to such systems only to the extent necessary for, and only in the performance of Services under this Statement of Work.

15.2	Gap Retained Responsibilities

(a)	Provide office space, telephone and data lines, reproduction services to Supplier personnel while working on Gap premises. Access to electronic mail, LANs, and printers will be provided as appropriate.

(b)	Provide Supplier with access to the Gap systems as required.

(c)	Provide vendor with annual rollout plan.

(d)	Fulfill any applicable Gap internal operational and administrative approval requirements for installations and MACs.

(e)	Approve changes to the Workstation Replacement Program project plan and opening and closing related service tickets.

(f)	Review signed-off installation documentation.

(g)	Provide an on-site contact during installation days and additional personnel to be on call during installation to troubleshoot application, and facility problems as required.

(h)	Provide access and security clearance to Gap locations for all Supplier resources that are assigned to complete work activities at those locations.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.4	Gap/IBM Confidential and Proprietary Information	Page 23 of 30

(i)	Address all site/facility requirements prior to installation date, as agreed in the Procedures Manual (e.g., power, connectivity, access to freight elevators, trash receptacles).

(j)	Assist with the development of the installation and data migration instructions for the setup of equipment to meet Gap specific requirements.

(k)	Provide necessary end user information for Supplier to successfully perform its functions as mutually agreed in the Procedures Manual.

(l)	Advise Supplier and manage any unique installation sites that preclude an outside vendor from performing work upon the premise.

(m)	Provide notification to each site, informing the site management of the work effort Supplier will be providing on their behalf, giving the appropriate access and clearance to enter the building.

(n)	Provide Workstations with * on-site warranties and associated software to be installed and supported by Supplier, and coordinate and manage the receipt of the Workstations at Gap locations.

(o)	Provide acceptance of completed work order.

(p)	Provide a list of supported Workstation configurations equipment, which may be updated from time to time by Gap.

(q)	Require its Workstation provider to reasonably test Workstations to confirm that they are working in accordance with their applicable specifications prior to shipment of such Workstations to Gap. Gap, or its designee, shall also configure all Workstations with a Gap standard build before delivering a Workstation to a Gap location.

(r)	Be responsible for the shipping costs for the return and replacement of any Workstations that are defective when shipped or are damaged in shipping.

(s)	Provide the following asset management information on all delivered Workstations in electronic form:

(1)	Asset Type (i.e. Hardware: Desktop, Laptop, Monitor);

(2)	Manufacturer;

(3)	Model Name/Model Number;

(4)	Serial Number; and

(5)	Warranty start date.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.4	Gap/IBM Confidential and Proprietary Information	Page 24 of 30

(t)	Assign appropriate employees and subcontractors to the transition team.

(u)	Provide points-of-contact for all issues/concerns between organizations and assist Supplier in developing help desk communication plans and processes.

(v)	Communicate all relevant project status, issues, and update information to end users as appropriate.

(w)	Comply with the OEM’s guidelines for Non-Supplier Workstations pertaining to operator responsibilities, user maintenance procedures and supplies prior to placing a service request where reasonable and practical under the circumstances.

(x)	Provide the list of appropriate Gap resolver groups for forwarding out-of-scope issues.

(y)	Provide the necessary OEM Workstation Warranty information required to provide maintenance services.

(z)	Provide all applicable Workstation lease return instructions.

(aa)	Provide copies of the software licenses for the applications listed in Section XI (Software Currency and Release Levels) of the Statement of Work.

(bb)	Provide a * report of Workstations added to the Gap environment (not installed by Supplier) for which Gap requires support.

(cc)	Provide Supplier with written notice in accordance with the Procedures Manual of new supported Software to allow for support script development.

(dd)	Facilitate remote Gap users to bring or send their Workstation to a Gap corporate location or distribution center for Level 2 On-site Services.

(ee)	Transfer title of disposed Workstations to Supplier, free of any legal obligations or restriction, on the day Supplier’s carrier takes possession of such Workstations.

(ff)	Provide help desk support for international Authorized Users (except *).

(gg)	Provide Gap application support for developing Help Desk scripts; calls will be directed to Gap Applications group per scripts. Gap development will accept such directed calls.

(hh)	Provide assistance for developing integration test scripts.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.4	Gap/IBM Confidential and Proprietary Information	Page 25 of 30

(ii)	Provide all Authorized User VIP support.

(jj)	Provide use of Gap application development labs for workstation integration and software packaging testing.

(kk)	With Supplier, jointly assess the Gap environment to identify Workstations that were they to fail individually, would cause a * Problem. Such information will be recorded in the Procedures Manual.

(ll)	Gap shall provide the following Asset inventory information to Supplier:

(1)	Asset Type (i.e. Hardware: Desktop, Laptop, Monitor, Software)

(2)	Employee Name

(3)	Employee ID

(4)	Employee Building/Floor/Location Number

(5)	Employee RCN/COA

(6)	Employee Department

(7)	Employee Division

(8)	Hardware/Software Manufacturer

(9)	Model Name/Model Number

(10)	Serial Number/Service Tag Number

(11)	Vendor Asset Tag Number

(12)	Machine name

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.4	Gap/IBM Confidential and Proprietary Information	Page 26 of 30

Appendix A-1

Deliverables

Subject to the provisions of the Agreement, all Deliverables are Type II materials.

Status Report

Purpose: Supplier will provide a * status report during the project to describe the activities which took place and Supplier’s performance against the Service Levels during that period. Significant accomplishments, milestones, and problems will be described.

Delivery: One hard copy and one electronic copy will be delivered to the Gap Project Manager before the * of the subsequent *.

Content: The report will consist of the following, as appropriate:

•	Activities performed during the reporting period

•	Activities planned for the next reporting period

•	Project change control activity

•	Problems, concerns, and recommendations

Managed Workstation Replacement Project Plan

Purpose: Supplier will provide a project plan describing the process, timeline and responsibilities for the Managed Workstation Replacement Project.

Delivery: One hard copy and one electronic copy will be delivered to the Gap Project Manager within * following the Initiation Date. This plan will be updated throughout the course of the project.

Content: The report will consist of the following, as appropriate:

•	the * roll-out schedule provided by Gap;

•	the equipment, software and resources Gap and Supplier require to complete the project;

•	the technical assumptions and dependencies inherent in the project; and

•	the required time frames, activity dates and people responsible for individual tasks throughout the project.

Procedures Manual

Supplier will provide a Procedures Manual for each Service described in this Statement of Work as described in the Agreement.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.4	Gap/IBM Confidential and Proprietary Information	Page 27 of 30

Asset Reports

Purpose: Supplier will provide asset reports as described below.

Delivery: One hard copy and one electronic copy will be delivered to the Gap Project Manager before the * of the subsequent month in the case of a monthly report, and before the * of the following * in the case of a * report.

Content: The report will consist of the following, as appropriate:

•	A summary count of the Workstations installed and de-installed;

•	* reports of the Workstations installed and de-installed in accordance with Section XIII (Install, Move, Add and Change); and

•	Workstation disposal reports in accordance with Section XII (Asset Disposal).

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.4	Gap/IBM Confidential and Proprietary Information	Page 28 of 30

Exhibit A.5 - Statement of Work Managed Network Services

to

First Amended and Restated Master Services Agreement

March 2, 2009

This document contains confidential and proprietary information of The Gap, Inc. and IBM. Except with the express prior written permission of The Gap, Inc. and IBM, this document and the information contained herein may not be published, disclosed, or used for any other purpose.

Exhibit A.5	Gap/IBM Confidential and Proprietary Information

Exhibit A.5	Gap/IBM Confidential and Proprietary Information

Statement of Work

Managed Network Services

I.	GENERAL

1.1	Introduction

This Exhibit A.5 (Managed Network Services Statement of Work) to the Agreement (this “Statement of Work”) supersedes previous versions of Exhibit A.5 (Managed Network Services Statement of Work) and is effective as of March 2, 2009, and sets forth the minimal managed network services that Supplier shall provide as of the Initiation Date, with respect to the following service areas as identified in the table of contents to this Statement of Work and as more particularly described in this Statement of Work (individually each, a “Managed Network Service,” and collectively described as the “Managed Network Services”). The Managed Network Services described herein apply generally to all Services provided by Supplier to Gap pursuant to the Agreement and shall be provided utilizing Supplier’s best practices. With respect to the Managed Network Services, Supplier will also perform all activities and requirements as specified in Exhibit A.2 (Cross Functional Services Statement of Work).

Supplier shall provide information on the Managed Network Services using a media that is efficient, easy to use, and easily accessible by Gap Authorized Users and subject to Approval by Gap. Gap expects that Supplier will bring value to areas in addition to those identified in the Agreement and this Statement of Work. Supplier should describe any unique capabilities it possesses for assisting Gap in achieving additional improvements and describe how it would make such capabilities available to Gap.

Unless otherwise provided, references to Sections will be to Sections of this Statement of Work and references to Exhibits will be to Exhibits of the Agreement. The section headings in this Statement of Work are for reference purposes only and will not affect in any way the meaning or interpretation of this Statement of Work.

Supplier shall provide the Managed Network Services as required to meet or exceed the Service Levels in Exhibit B.1 (Service Level Matrix). Supplier (i) has responsibility for the performance of the Managed Network Services detailed in this Statement of Work; and (ii) shall be held responsible for the performance of the Managed Network Services without regard to the use by Supplier of third-party products or suppliers. All changes to this Statement of Work will be mutually agreed to by Gap and Supplier and implemented and managed using the Change Control Procedures.

1.2	Definitions

Except as otherwise expressly provided herein, or unless the context clearly requires otherwise, capitalized terms used in this Statement of Work shall have

Exhibit A.5	Gap/IBM Confidential and Proprietary Information	Page 1 of 45

the meanings set forth below. Capitalized terms used in this Statement of Work but not otherwise defined in this Statement of Work shall have the meanings ascribed to them in Exhibit A.1 (Glossary to Statements of Work).

“Agreement” shall mean the First Amended and Restated Master Services Agreement dated as of the Effective Date between Gap and Supplier.

“Call Center Services” shall have the meaning set forth in Section 11 (Call Center Services).

“Conferencing Services” shall have the meaning set forth in Section 12.1 (General).

“IP” shall mean Internet protocol.

“LAN Services” shall have the meaning set forth in Section 7 (LAN Services).

“Managed Network Services” shall have the meaning set forth in Section 1.1 (Introduction).

“MDC Services” or “Mobile Data Communications Services” shall have the meaning set forth in Section 5 (Mobile Data Communications (MDC) (Wireless) Services).

“PDAs” shall have the meaning set forth in Section 5.1(a) (Mobile Data Communications Services).

“Standard Voice Services” shall have the meaning set forth in Section 10 (Standard Voice Services).

“WAN Services” shall have the meaning set forth in Section 3 (Wide Area Network (WAN) Services).

II.	COMMON NETWORK MANAGEMENT SERVICES

As of the Initiation Date, Supplier will assume full management responsibility for all of Gap’s data, computer, telecommunications, and business partner (i.e., Third Party Vendor, OEM, Tier 1, and other business partners) network connections, including Gap’s network services named above as more fully set forth in this Section (the “Common Network Management Services”):

2.1	General Requirements

As part of the Services, Supplier’s responsibilities include the following:

(a)	Manage Gap’s Network, including:

(1)	Supplementing and enhancing the existing Gap assets and providing other Supplier assets as required in delivering the Services.

Exhibit A.5	Gap/IBM Confidential and Proprietary Information	Page 2 of 45

(2)	Ordering, installing, and testing Equipment and Software as needed in order to provide the Services, support projects, and maintain compliance with current Network architecture and standards.

(3)	Providing Services from Supplier Service Locations or Gap Service Locations as required.

(4)	Performing corporate facilities site surveys; staging and configuring the Equipment; delivering the Equipment; installing the Equipment; managing the installation of the Services; testing, operating and managing the Network.

(5)	Managing site preparation and cleanup including making arrangements for access and coordination with Gap’s business unit representatives at Gap Sites and Gap Service Locations.

(6)	Regularly informing Gap of Supplier’s progress in evaluating and modifying the Services on a site-by-site basis.

(7)	Managing and maintaining current Network connections with Supplier resources or Third Party Vendors.

(8)	Coordinating all in-scope Supplier activities with other Gap Third Party Vendors where there are interdependencies between the Network and the services provided by such Third Party Vendors.

(9)	Cooperating with other Gap Third Party Vendors in the resolution of problems, service disruptions, or any other service degradation, where the services of each Third Party Vendor interface with Supplier.

(10)	Managing billing vendor (including providing adequate invoice auditing to provide accurate invoices and appropriate credits are obtained and identified for any overpayments) from the applicable Third Party Vendors providing transport services and requesting it in the format requested by Gap. In the event such billing formats are not provided, Gap will work with Supplier to address this issue with the Third Party Vendor.

2.2	Physical Scope of Services

Supplier will perform the Services within the physical boundaries of the WAN, voice network, and LAN as agreed between Supplier and Gap and physically defined by the presence of network voice and data equipment and services configured.

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2.3	Design Criteria and Standards

(a)	On an ongoing and * basis unless otherwise agreed, Supplier will propose for Gap’s Approval, new Network design criteria and standards consistent with changes in technology, Gap’s business requirements, accepted industry practices, and updates to Gap’s technical architecture and product standards.

(b)	Upon Gap Approval and in accordance with the Change Management procedures described in Section 5 (Change Management) of Exhibit A.2 (Cross Functional Services Statement of Work), Supplier will implement such proposals.

(c)	Supplier will provide planning, design, implementation, operation and administration on the following:

(1)	Routers and Wide Area Network Services.

(2)	Standard voice network premises Equipment – including *, agent evaluation systems, skills based routing systems, voice mail systems, lightning protection Equipment, * and backup battery systems.

(3)	All LAN premises Equipment – including LAN switches, hubs, load balancing, firewalls, proxy servers, mail gateways, wireless access points and their controlling hardware and software, and terminal servers.

(4)	Network Security devices such as *.

(5)	Performing the design, management of the installation, management, and Documentation of cabling environments including:

(A)	Data Center;

(B)	Server rooms in distribution centers and campuses; and

(C)	WAN and LAN in the wiring closets at Stores.

(d)	Supplier will provide general design and configuration standards for all network installations covering:

(1)	Cabling standards in accordance with generally accepted industry standards or as defined in the Gap standards, including all work required to manage the implementation of cabling including the *.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.5	Gap/IBM Confidential and Proprietary Information	Page 4 of 45

(2)	Transport service capacity specifications for *.

(3)	Use and configuration of Network protocols – including, *.

(4)	Network management systems with * for Gap Authorized Users for the purpose of viewing complete configuration information and agreed-upon reporting.

(5)	Network policy and quality of service management systems to enable the specification, configuration, enforcement, lifecycle management and process automation related to applying and managing quality of service controls in all Network devices.

(6)	Such other components of the services as may be agreed by the parties and are necessary to comply with the Service Levels and to meet Gap’s business and operational requirements as they may evolve.

2.4	Network Service Management

(a)	Supplier’s responsibilities to provide the Services include the following:

(1)	Managing and reporting on the capacity and configuration of the Network and LAN.

(2)	Acting as a * for the management of the Network.

(3)	Creating, updating and maintaining Equipment inventories, locations lists, Network diagrams and other Network Documentation and information in a format acceptable to Gap and as required by Section 8 (Documentation) of Exhibit A.2 (Cross Functional Services Statement of Work). Supplier will provide such information and Documentation to Gap in an * format available to Gap Authorized Users.

(4)	For new Gap Sites, excluding Stores and those field offices co-located with Stores, providing design, a physical survey to determine site features, implementation readiness, and specific installation needs.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.5	Gap/IBM Confidential and Proprietary Information	Page 5 of 45

(A)	Site surveys will include: *; and any other related Equipment or services.

(5)	Designing, implementing and managing of connections and upgrades.

(6)	Implementing approved * in support of Gap’s business objectives.

(7)	Analyzing and proposing cost effective service alternatives to help Gap in its cost reduction efforts or to meet its business requirements.

(8)	Supplier will design, implement and manage all configurations on all relative devices within the scope of the Services provided under the Agreement.

(9)	Supplier will select, implement and manage optimal routing and data interchange protocols within the Network as mutually agreed and necessary to satisfy Gap’s business and operational requirements as they evolve over the Term. Where feasible, * must be used. Such responsibilities include:

(A)	Supporting all protocols, including proprietary protocols, in place as of the Initiation Date.

(i)	To the extent that Supplier will be required to modify its Network management system to support such proprietary protocols in the transformed environment, Supplier will modify the Network management system in accordance with the * procedures described in * of *.

(B)	Providing protocol conversion and translation, as required by Gap.

(C)	Evolving protocols as appropriate to support new technologies and the Network over the Term.

(10)	Managing naming and IP addressing of all devices based on Gap Approved addressing schemes provided by Supplier which will follow published standards.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.5	Gap/IBM Confidential and Proprietary Information	Page 6 of 45

(11)	Providing personnel designated by Gap read-only access to * on an as-needed basis.

2.5	Voice and Data Network Design and Implementation Management:

(a)	Performing the following in respect to installing, rerouting, and resizing WAN services including, *:

(1)	Designing of solutions to meet Network requirements as defined by Gap.

(2)	Scheduling, provisioning, and coordinating installation and testing activities with Supplier’s resources and/or third party vendors in accordance with Gap Approved schedules.

(3)	Updating configuration management in a timely fashion.

2.6	Installs, Moves, Adds, and Changes

(a)	Supplier will be responsible for providing or managing, as appropriate, Supplier-provided IMACs for Services at Gap Sites. For purposes of this Statement of Work, IMACs include * as defined in Section 8 (Installs, Moves, Adds and Changes (IMACs)) of Exhibit A.4 (End User Support Services Statement of Work). The IMAC process is described in Section 8 (Installs, Moves, Adds and Changes (IMACs)) of Exhibit A.4 (End User Support Services Statement of Work) and Supplier’s responsibilities shall also include the following:

(1)	With respect to authorized IMAC requests, executing the IMAC, including, *; and tracking the IMAC order form initiation to completion.

(2)	Coordinating and executing Gap Approved IMACs, including, *; and performing configuration functions.

(3)	Coordinating physical space requirements as needed to facilitate the implementation of the IMAC. This should include relocation of Equipment to install of new racks.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.5	Gap/IBM Confidential and Proprietary Information	Page 7 of 45

(4)	Creating, documenting the “end-to-end” processes to enable IMAC execution for each Software and/or Equipment component, and obtaining Gap’s Approval for such processes and documentation.

(5)	Following the required processes in the Procedures Manual to complete the IMAC.

(6)	Canceling Network transport services that are no longer required after completing the IMAC.

(7)	Reporting added and deleted services to the bill pay vendors via IMAC form through Gap’s telecom cost management group and Gap’s infrastructure partnership and strategy administration group.

(b)	Having received and verified a valid IMAC request and performed all necessary pre-work, Supplier’s responsibilities for performing the IMAC include the following:

(1)	Providing the appropriate disposal of Supplier’s in-scope Network devices as required for break/fix.

(2)	For Network ports:

(A)	Installing Network ports in Gap sites to be certain that they are connected to the Network and can be used by Applications (central and remote).

(B)	Maintaining a list of special Network ports (e.g., administrator/ supervisory ports) and their status for Gap sites.

(C)	Maintaining the count of used and unused ports by location and by switch for capacity planning and metrics.

(c)	Additional Supplier’s responsibilities with respect to project IMACs are as set forth in Exhibit A.4 (End User Support Services Statement of Work).

2.7	Network Operations Management

(a)	Supplier will support all operations functions for the services. This includes monitoring production systems, Network performance monitoring, participating in performance diagnosis with operations, and problem resolution.

(b)	Network operations and monitoring include support through to the Gap Authorized User device’s *. This includes monitoring/diagnostics, administration, and if necessary, traveling to remote sites to solve troubles.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.5	Gap/IBM Confidential and Proprietary Information	Page 8 of 45

(c)	Supplier will schedule, provision, and install all necessary monitoring, diagnostic, and maintenance systems and Software to perform this function, including:

(1)	Performing operational management of Networks up to the Gap Authorized User Equipment, including managing the operational * transmission service delivery; IMAC services; monitoring performance; escalating problems for resolution; and maintaining technical support relationships.

(2)	Providing Network connectivity at the Gap Sites.

(3)	Maintaining, monitoring, troubleshooting and dispatching repair crews to repair equipment.

(4)	Interfacing with Equipment suppliers for planning and problem resolution.

(5)	Providing operational support for all types of Equipment named in this Statement of Work.

(6)	Providing operational support for Network cabling, wiring, and systems, including the physical cable plant, cable plant switching devices, * wiring hubs, and the various monitoring devices.

(7)	Supplier will proactively monitor and report to Gap on Network resource shortages and will report utilization statistics and trends to Gap on a * basis.

(8)	Providing statistical reporting as set forth in the report listing contained in Exhibit D.13 (Management Reports).

2.8	Network Engineering

(a)	Supplier will provide Network design and engineering functions as required to meet Gap business requirements, including planning; design; implementation planning; implementation; capacity and configuration management; optimization; efficiency tuning; Third Party Vendor coordination; ordering inclusive of preparing all required Gap Documentation and installing circuits and Equipment; conducting site surveys; and performing upgrades for Equipment.

(b)	Supplier will also provide engineering services as they relate to topology; performance; quality of service; projected traffic patterns; business process and drivers; administrative issues; and management process activities including Software as may be needed to perform the Services.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.5	Gap/IBM Confidential and Proprietary Information	Page 9 of 45

(c)	Supplier’s responsibilities to provide such Network engineering functions include the following:

(1)	Monitoring and tuning the total Network within the scope of Service provided under the Agreement for efficiency and cost-effectiveness on an “end-to-end” basis; all bandwidth; developing, maintaining and adhering to configuration requirements; and coordinating with other Third Party Vendors. With respect to these requirements, Supplier is expected to work cooperatively with Third Party Vendors and Gap staff to facilitate effective communication and implementation of the services.

(2)	Providing technical resources to support the development of a clear, concise, strategic direction for the Network within the scope of the Services.

(3)	Providing Gap with Network engineering consultative services in response to authorized requests in support of business requirements.

(4)	Providing engineering support in developing the design criteria and standards.

(5)	Implementing and managing performance management and monitoring tools of adequate capacity and scale so that Network devices will be under management as appropriate. This monitoring will encompass those activities required to continuously evaluate the principal performance indicators of Network operation; verify Service Levels; identify actual and potential performance impacting issues; and to establish and report on trends.

(6)	Tuning and managing the Network to meet business requirements and Service Levels. In the event that Supplier does not have the necessary technology or services to meet Gap’s requirements with respect to particular modifications, enhancements or improvements in the services, Supplier will at its expense take a leadership role in assisting Gap in identifying Third Party Vendor products and/or services to accomplish Gap’s objectives.

(7)	Performing, on *, regular optimization analyses. Such analyses will be performed *, unless otherwise agreed in writing. Supplier will also optimize the Network in terms of cost effectiveness and efficiency to the extent possible, but without sacrificing performance or ability to meet the Service Levels. Supplier will hold briefings with Gap to review the optimization levels in greater detail and Gap will have the right to approve any changes to the Network.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.5	Gap/IBM Confidential and Proprietary Information	Page 10 of 45

(8)	Continually tracking and managing Network performance, including *, to the extent required to comply with the Service Levels, and will regularly report on such performance as described below. Supplier’s Network performance management responsibilities include:

(A)	Reviewing and reporting on the utilization and latency of infrastructure and transport to determine appropriate sizing and port speed given the topology of the Network usage patterns.

(B)	Evaluating principal performance indicators and verifying performance against Service Levels.

(C)	Identify actual and potential performance impacting problems in the Network.

(D)	Establishing and reporting on trends for decision making and planning of Network changes.

(E)	Analyzing performance data to evaluate the efficiency of the current design.

(F)	Using modeling where applicable to determine methods of improving the performance of the Network.

(9)	Employing * to control and contain traffic levels and secure sensitive applications and data.

(10)	Balancing deployment of Network capacity and quality of service controls as appropriate to meet business and user requirements.

(11)	Subject to Change Management procedures described in Section 5 (Change Management) of Exhibit A.2 (Cross Functional Services Statement of Work), using the data gathered from its performance management activities set forth to develop recommendations to optimize or improve the performance of the Network.

(12)	On * basis, managing the capacity of the Network to meet the Service Levels and respond to Gap’s operational requirements as they evolve. Such modifications will be subject to the Change Management procedure described in Section 5 (Change Management) of Exhibit A.2 (Cross Functional Services Statement of Work). Supplier’s Network capacity optimization responsibilities include:

(A)	Monitoring, measuring, and reporting on the physical capacity of the Network.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

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(B)	Upgrading, removing, or adding Network capacity as necessary to meet Gap’s requirements.

(C)	Participating in joint * capacity planning reviews during which Supplier will generate recommendations to Gap based on Network capacity and performance monitoring.

(D)	Identifying future Network loads and utilization that could impact performance on the Network.

(E)	Developing forecasts of Network growth and other changes in response to the projected business and operational needs of Gap.

(F)	Proposing to Gap for Gap Approval, changes to improve performance in anticipation of such future loads, including performance improvement expectations.

(d)	Developing implementation plans in support of Gap Approved business requirements.

2.9	Network Control and Connectivity Responsibility

(a)	Supplier is responsible for the provision, maintenance, and support of all Equipment and connectivity used to provide the Services. Gap Approval will be required prior to Supplier establishing connections to Supplier’s Service Locations or external networks.

(b)	Supplier’s responsibilities to provide Network control Services include the following:

(1)	Providing Gap with a single point-of-contact for Network inquiries and requests.

(2)	Management of vendors including regular status meetings, escalations, executive briefings and executive relationship building in accordance with Exhibit D.2 (Governance).

(3)	Verifying and certifying operation and connectivity of Network infrastructure, and all other directly Network-connected devices. Supplier will provide specifications for the appropriate

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.5	Gap/IBM Confidential and Proprietary Information	Page 12 of 45

configuration and installation process for in-scope Gap Equipment that will be attached to, and will communicate over, the Network, subject to Gap Approval.

(4)	Providing management services to proactively monitor the Network for service degradation, including detection, isolation, diagnosis and correction of Gap IT Defects and Services Defects as described and defined Exhibit A.2 (Cross Functional Services Statement of Work).

(5)	Coordinating IP addressing and voice numbering and dialing plan management relative to *. Supplier will manage address and voice numbering schemes and notify Gap of limitations or capacity issues relative to the *.

(6)	Provisioning and maintaining sufficient redundancy and alternative routing, based on the design, to meet the Service Levels, and as required to meet Gap’s security and disaster recovery requirements.

(7)	Promptly disconnecting and end-billing of services including transport services, and removing related Equipment no longer needed by Gap upon the termination of the services at a Gap Site.

(8)	Removing the applicable Equipment, and providing notice of a Network component retirement to designated Gap personnel not later than * after retirement according to Gap infrastructure logistics management and finance requirements.

2.10	Transport Provisioning

(a)	Supplier’s responsibilities for Transport Service Provisioning include:

(1)	Provisioning transport services from telecommunications suppliers using electronic order placement; tracking and receiving services to interact with transport services suppliers; and providing Web-based, electronic order status reporting mechanisms.

(2)	Confirming that orders are electronically acknowledged by telecommunications suppliers in a timely manor.

(3)	Provisioning upgrades, changes or deletion of transport services, as appropriate to meet Gap’s changing requirements in accordance with the Change Management procedures set forth in Section 5 (Change Management) of Exhibit A.2 (Cross Functional Services Statement of Work).

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.5	Gap/IBM Confidential and Proprietary Information	Page 13 of 45

(4)	Interfacing and escalating with the appropriate transport services providers for problems related to turning up transport services.

(5)	Tracking relevant transport service information in the Network management system and configuration management system.

(6)	Other Provisioning Responsibilities include:

(A)	Identifying and documenting bandwidth requirements.

(B)	Maintaining Network Equipment in accordance with Third Party Vendor specifications and maintaining the maintenance inventory with the maintenance providers.

(C)	Troubleshooting new Network devices, and facilitating any repairs required to fully deploy devices.

(D)	Tracking Network assets according to the process identified in the Procedures Manual.

(E)	Performing Network Equipment installations, testing, and turnover to production according to operations criteria.

2.11	Performance Management

(a)	Supplier will provide the following Performance Management Services:

(1)	Reviewing and reporting on the utilization of the data circuits to determine appropriate sizing and port speed given the topology of the data network;

(2)	Following migration to Supplier operations center, for the voice network, Supplier will report trunk utilization for each dedicated access line at Gap Sites;

(3)	Verifying performance against the Service Levels;

(4)	Identifying actual and potential bottlenecks in Gap’s voice transport services and data transport services;

(5)	Establishing and reporting on trends for decision-making and planning of the data WAN, and voice network; and

(6)	Analyzing the data network performance data to evaluate the efficiency of Gap’s data transport services.

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2.12	Capacity Management

(a)	As part of the voice transport services and data transport services, Supplier will:

(1)	For the data network, monitor such network and analyze and report on WAN component performance as it relates to capacity thresholds;

(2)	For the voice network, monitor the * for each trunk group viewable to Supplier;

(3)	For the data WAN and CSUs, upgrade, remove, or add capacity to Gap’s transport services as necessary to meet the Service Levels; and

(4)	Participate in joint capacity planning reviews with Gap during which time Supplier will make recommendations to Gap based on capacity management and performance management.

III.	WIDE AREA NETWORK (WAN) SERVICES

   Supplier will provide the Services described in this Section for Gap’s Wide Area Network (the “WAN Services”).

3.1	WAN Technical Requirements

As of the Initiation Date and as necessary to satisfy Gap’s business requirements as they may change over time and are approved by Gap, Supplier will comply with or improve the following technical requirements for the WAN:

(a)	The specifications as contained in Exhibit D.6 (Technical Architecture and Product Standards) and as modified during the Term in accordance with Gap’s long range IT plan.

(b)	Consolidation of voice and data transport services * where it is economically and technically feasible to do so.

(c)	Where multiple access is used at a location, the voice and data traffic will be * where it is economically and technically feasible to do so.

(d)	Transport of video protocols over the IP Network between locations where it is economically and technically feasible to do so and where there is sufficient Network capacity.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

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(e)	Management of Gap’s * as well as any * used to transport the above traffic.

(f)	Supplier transmission Services profile will comply with applicable open system standards and specifications such as *.

(g)	Supplier will proactively manage Network conditions such that subscribed, committed, or incidental traffic from third parties will avoid congestion on facilities used to provide the Services.

3.2	WAN Design Criteria and Standards

(a)	The WANs include premise WAN Equipment, access circuits, backbone circuits, and WAN Software. These elements are represented in Exhibit D.6 (Technical Architecture and Product Standards) and should be used in designing the Network.

(b)	In its responsibilities for the WAN, Supplier will employ designs that align with the architecture.

(c)	On an ongoing basis, Supplier will propose for Gap’s review and approval, new Network design criteria and standards consistent with Gap’s Technical Architecture and Product Standards set forth in Exhibit D.6 (Technical Architecture and Product Standards), and Gap’s long range IT plan. Upon approval from Gap and in accordance with the Change Control Procedure, Supplier will implement such proposals.

(d)	Supplier will provide standardized design criteria and processes to include the following areas:

(1)	Routers, multiplexors, channel banks, CSU/DSUs, modems, and related WAN Equipment.

(2)	Physical environmental requirements for Equipment (including * and space requirements).

(3)	Cabling standards in accordance with generally accepted industry standards and Gap specific cabling standards.

(4)	Transport Service capacity specifications for data communications.

(5)	Network protocols (including *) and Network addressing.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

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(6)	Network management systems with * access for Authorized Users for the purpose of viewing complete configuration information and agreed-upon reporting.

(7)	Following completion of migration to Supplier’s environment, Network Policy and quality of service management systems to enable the specification, configuration, enforcement, lifecycle management and process automation related to applying and managing quality of service controls in Network devices.

(8)	Such other components of the Services as are necessary to comply with the Service Levels, and, as the parties agree, to meet Gap’s business and operational requirements as they may evolve.

3.3	WAN Transport Services

(a)	Supplier will design, engineer, order, install, test, cut-over, manage, and maintain the data WAN.

(b)	Supplier will order, install, test, and cutover back-up Data Transport Services to the primary Data Transport Services where needed to meet the Service Levels. Such back-up Data Transport Services may include *. Supplier will order, install, test, cutover, manage, monitor, and maintain the Third Party Vendor Data Transport Service providers.

(c)	Over the Term of the Agreement, and in accordance with the Agreement, Supplier will provide recommendations regarding Gap’s data network to meet the changing needs of Gap business units. Gap will review the recommended design changes and Approve or reject its implementation, in accordance with the Change Management procedure as set forth in Section 5 (Change Management) of Exhibit A.2 (Cross Functional Services Statement of Work).

(d)	Supplier’s Data Network Management

(1)	For the data network, Supplier will engineer, design, install, test, cutover, manage, monitor, and maintain a network node manager to:

(A)	monitor the data network components;

(B)	capture and correlate element alarms;

(C)	auto generate a trouble ticket;

(D)	notify the network associates of the alarm; and

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.5	Gap/IBM Confidential and Proprietary Information	Page 17 of 45

(E)	assist the network associates in resolving/remedying any defects or other failures.

(2)	On a * basis, Supplier will provide a designated staffed management center and perform the following management functions for Gap’s data network components:

(A)	Centralized monitoring and proactive management of the primary and back-up data transport lines and features. Supplier will regularly test the ISDN back-up lines and monitor ISDN for unusually high usage, especially as it applies to the Store network.

(B)	Centralized maintenance dispatch/technician dispatch for repair of data network components; and

(C)	Coordination with Gap’s cable and wire Third Party Vendors on all issues.

(e)	WAN Transport Design and Engineering

(1)	This Statement of Work provides Data Transport Services connectivity and components to connect the Gap Sites identified in Exhibit D.17 (Gap Sites).

(2)	Supplier will:

(A)	Document Gap’s data network including as-built documentation and testing troubleshooting criteria;

(B)	Document the specifications of the components installed, providing all necessary information for asset management (cost), the maintenance provider, and configuration management.

(C)	Review with Gap representatives, the hardware configurations for compatibility with the applications to be implemented in Gap’s data network; and

(D)	Document the network addressing plans used for the data network components, logical network device assignments, and logical parameters.

(3)	In support of Supplier’s design and engineering effort of Gap’s data network, Gap will assist Supplier in obtaining the IP addresses where needed for data network components.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.5	Gap/IBM Confidential and Proprietary Information	Page 18 of 45

(f)	WAN Implementation

(1)	In implementing WAN changes, Supplier will develop detailed project schedules, identify Gap and Supplier activities necessary to implement the network, identify site contacts and document site specifications at each of the Gap Sites (a site contact may be responsible for multiple Gap Sites).

(2)	Supplier will conduct Gap Site surveys, for all Sites excluding Stores and those field offices co-located with Stores, where required to determine the specific location for the installation of the components and to gather Gap Site details for accurate engineering documentation.

(3)	Should Supplier discover a shortfall in the facility infrastructure that will not support the Services, Supplier will document the shortfall and the impact on the delivery of Services and installation of components. Supplier will report such information to Gap and work with Gap or its Third Party Vendors to mitigate the facility shortfall. Gap will be responsible for expenses incurred to correct the shortfall in facility preparedness.

(4)	For implementation of the Data Transport Services and back-up Data Transport Services, Supplier will:

(A)	Design and engineer the Data Transport Services;

(B)	Order, install, test, cutover, monitor, and maintain the Data Transport Services and manage the delivery of local access lines for the primary data transport;

(C)	Order, install, test, cutover, monitor, and maintain the Data Transport Services and manage the delivery of local access lines for the back-up data transport;

(D)	Coordinate with Gap’s site contact and the applicable Third Party Vendor contact to schedule and perform the installation of the Data Transport Services and/or components;

(E)	Plan the migration of Gap’s existing application traffic to the Gap data network and coordinate with Gap’s site contact and the applicable Third Party Vendor contact;

(F)	Track and manage to completion the installation, testing and cutover of the Data Transport Services at each Gap Site; and

Exhibit A.5	Gap/IBM Confidential and Proprietary Information	Page 19 of 45

(G)	Perform in-scope functions required to implement the data network.

(H)	With respect to the router installation, Supplier will:

(i)	Load the configurations;

(ii)	Stage and ship the routers to the designated Gap Site;

(iii)	Test to determine that connected Gap Sites can communicate with each other and with the appropriate * center;

(iv)	Verify connectivity with the network;

(v)	Coordinate with Gap to test all applications practical to test to verify that changes are implemented successfully before closing the change; and

(vi)	Coordinate with Gap’s Third Party Vendors to isolate LAN troubles that affect WAN implementation.

IV.	REMOTE ACCESS SERVICES

4.1	Remote Access Services

Supplier will manage the distribution of the remote access dialer Software with the Gap remote access users for remote access services. Supplier will test the remote access dialer Software for integration into Gap’s standard PC image. Supplier will alert its remote access users when it is acceptable to download and use the remote access dialer Software. Supplier will accept dial in remote access users with *. The remote access dialer Software will connect to Supplier through the remote access user’s ISPs. The remote access dialer Software will be configured to provide a global directory to search for local access numbers, using the area code, or city or country.

(a)	Supplier’s selected remote access service supports:

(1)	*

(2)	*

(3)	*

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.5	Gap/IBM Confidential and Proprietary Information	Page 20 of 45

(b)	As of the Initiation Date, the remote access dialer Software will support the following operating environments:

(1)	*

(2)	*

4.2	Remote Access Transport Services

(a)	Supplier will manage * as remote access transport provider. * covers *.

(b)	Supplier will manage VPN concentrators to manage IP tunnels to individual employee laptops running the *.

(c)	* are administered by *.

V.	MOBILE DATA COMMUNICATIONS (MDC) (WIRELESS) SERVICES

Supplier will provide the services described in this Section for Gap’s Mobile Data Communications Services (the “MDC Services” or “Mobile Data Communications Services”).

5.1	Mobile Data Communications Services

(a)	Mobile Data Communications Services include the * that provides *, and the provisioning of Gap Authorized User various computing devices. The system will provide *. MDC Services include the * supporting a broad range of personal devices (i.e., *).

(b)	Supplier’s MDC Service responsibilities include call set-up; testing, and implementation of changes; problem determination; repair dispatch; and escalation of problems.

(c)	Supplier will recommend automated procedures to improve on the processes in place as of the Initiation Date and implement these procedures as approved by Gap.

(d)	Supplier’s responsibilities to provide Mobile Data Communications include:

(1)	Providing configurations appropriate for various business functions (i.e., transportation, emergency management and incident command, *, and all Gap business functions such as merchandising, design).

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.5	Gap/IBM Confidential and Proprietary Information	Page 21 of 45

(2)	Providing Equipment, Software, and service solutions to enable * access to Gap and Internet data and enterprise applications (i.e., e-mail, Intranet, *).

(3)	Providing connectivity from remote locations that enable functionality similar to local, direct connected network access.

(4)	Providing connectivity for Gap Authorized Users for workstations or LANs that are not operated or maintained by Supplier. This will be accomplished by *.

(5)	Providing Gap Authorized Users of * capabilities with access to Gap data repositories.

(6)	Enabling Laptops for * both in locations supported by * as well as independent locations.

(7)	Enabling Cellular Data services such as * through Supplier-contracted cellular providers and, if possible, personal cellular providers.

VI.	INTERNET ACCESS SECURE ZONE (*) AND EXTRANET

Supplier will support and maintain the Network and other components used to provide Internet connectivity to Gap. This will include * in accordance with Gap’s information security standards. Supplier’s responsibility for such functions includes the following:

(a)	Using technologically current tools, products, and methods, installing, implementing, operating and maintaining Gap’s Internet/Intranet connectivity and access systems for all Authorized User computing devices or servers connected to the LANs, including such * as may be required to operate the Internet access Services within Service Levels and according to the Procedures Manual.

(b)	Managing Internet access and transport.

(1)	Providing high-speed connectivity to Internet servers for data access and file transfers.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.5	Gap/IBM Confidential and Proprietary Information	Page 22 of 45

(2)	Managing routes and filtering as necessary.

(3)	Providing * Services for domains required by Supplier to manage the Equipment.

(4)	Performing capacity management on access connections.

(5)	Managing firewalls and proxy servers.

(c)	Supplier’s responsibility for such functions includes the following:

(1)	Using * as appropriate depending on the specific requirements of each project, supporting minimal and optional features as follows:

(A)	Confidentiality of data transmitted.

(B)	Authentication of parties exchanging data.

(C)	Data integrity checking of data transmitted.

(D)	Guaranteed delivery of data transmitted.

(E)	Provide intrusion detection Services on extranet access connections.

(F)	*.

(2)	Supplier will design, engineer, order, install, test, cutover, manage, monitor, and maintain access connectivity to the Internet to accommodate Gap’s Authorized Users at the Gap Sites. Supplier will design, engineer, order, install, test, cutover, manage, monitor, and maintain Extranet connectivity for the Data Transport Services. For Gap’s remote access users, Supplier will order, install, test, cutover, manage, monitor, and maintain the necessary transport services connectivity.

(3)	Supplier will monitor the Internet/Extranet transport services capacity. As the utilization of the capacity exceeds the mutually agreed to level of utilization and performance, Supplier will recommend changes to the Internet/Extranet transport services connectivity. Such transport services connectivity changes will be processed through the Change Management procedure as set forth in Section 5 (Change Management) of Exhibit A.2 (Cross Functional Services Statement of Work).

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.5	Gap/IBM Confidential and Proprietary Information	Page 23 of 45

(4)	Internet/Extranet Access Management

(A)	For Internet access, Supplier will design, engineer, order, install, test, cutover, manage, monitor, and maintain consolidated Internet transport services access connectivity, which, at a minimum, shall equal Gap’s connectivity in place as of the Reference Date.

(B)	For Extranet access, Supplier will design, engineer, order, install, test, cutover, manage, monitor, and maintain dedicated bandwidth at a centralized network hub or via a Third Part Vendor.

(C)	Infrastructure security management refers to the functions and activities required for the assigning and administering of security access controls related to the components installed, managed, and maintained by Supplier to isolate Gap’s network management from other networks in Supplier’s Data Center(s). To that extent, Supplier will install firewalls * to isolate Gap’s data network management infrastructure from other networks.

(5)	Firewall Security Management

(A)	For firewall security management service, Supplier will:

(i)	Design, engineer, order, install, test, cutover, monitor, manage, and maintain firewall components *, which service, at a minimum, shall equal the firewall security management service of Gap in place as of the Reference Date;

(ii)	Order, install, test, and cutover connectivity from the data network;

(iii)	Administer the Gap security policies for the firewall components;

(iv)	Implement the Gap security policies for Internet/Extranet;

(v)	Report detected attempts to breach the Firewall components to *;

(vi)	Manage and resolve/remedy such detected attempts *;

(vii)	Maintain firewall Software currency *; and

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.5	Gap/IBM Confidential and Proprietary Information	Page 24 of 45

(viii)	Perform configuration and capacity management for the firewall components.

(B)	* will routinely meet to discuss current Internet/Extranet security issues and identify changes to the Gap security policies and/or firewall infrastructure to maintain security of the data network.

VII.	LAN SERVICES

Supplier will provide the services as defined, and any others that may be required, in this Section for Gap’s LANs (the “LAN Services”).

7.1	LAN Installation and Removal

(a)	Performing the following in respect to installing and removing LAN Equipment:

(1)	Procuring and deploying new LAN Equipment and related Software to meet Gap’s business and Software requirements.

(2)	Designing, implementing (where appropriate), coordinating, installing, and managing new LAN environments subject to Gap Approval. These activities also include:

(A)	Implementing LAN connections for Gap Authorized Users.

(B)	Implementing Network connections for Software or the Gap Authorized User community.

(3)	For each piece of LAN Equipment that replaces existing LAN Equipment, configuring the LAN Equipment within the pre-defined technology standards for Gap’s business; transporting the LAN Equipment to the Gap Site or Gap Service Location where it will be installed; coordinating with the appropriate departments (internal and/or external to Gap) to validate that proper Network connectivity is obtained; managing the installation/connection of cabling; configuring and activating the appropriate LAN Equipment monitoring agent; and testing the LAN Equipment after implementation to include remote monitoring through agents and monitoring systems.

7.2	LAN Technical Specifications

(a)	As of the Initiation Date, and as identified by Gap to satisfy Gap’s business requirements as they may change over time and are Approved by Gap, Supplier will comply with or improve the following technical specifications for the Network:

(1)	The specifications as contained in Exhibit D.6 (Technical Architecture and Product Standards) as agreed by Supplier and Gap.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.5	Gap/IBM Confidential and Proprietary Information	Page 25 of 45

(2)	* where it is economically and technically feasible to do so and where there is sufficient Network capacity.

(3)	Provide notice of a Network component retirement to designated Gap personnel not later than * after site conversion to the transformed Network.

(4)	Supplier will provide Gap with a multi-protocol communications Network, including management of * as well as any * used to transport the above traffic.

(5)	Supplier transmission services profile will comply with applicable open system standards and specifications such as *.

(6)	Use of * to monitor LANs remotely.

7.3	LAN Design Criteria and Standards

(a)	The LAN consists of premise LAN Equipment, including intelligent/non-intelligent hubs and switches, Software, and intra-building wiring and cabling. These elements are represented in Exhibit D.6 (Technical Architecture and Product Standards) that must be used in designing the Gap LAN environments.

(b)	In its responsibilities for LAN services, Supplier will employ designs that align with the Network architecture consisting of the access layer, distribution layer, and core layer.

(c)	On an ongoing basis, Supplier will propose for Gap Approval, new Network design criteria and standards consistent with changes in technology; Gap’s business requirements; accepted industry practices; and updates to Gap’s Technical Architecture and Product Standards as set forth in Exhibit D.6 (Technical Architecture and Product Standards). Such proposals will be formally provided on * unless otherwise agreed.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.5	Gap/IBM Confidential and Proprietary Information	Page 26 of 45

(d)	Upon Gap Approval and in accordance with the Change Management procedures described in Section 5 (Change Management) of Exhibit A.2 (Cross Functional Services Statement of Work), Supplier will implement such proposals.

(e)	Supplier will provide these standardized design criteria and processes to include the following areas:

(1)	* LAN Equipment including LAN switches and hubs.

(2)	Physical environmental requirements for Equipment (including*, electrical, * and space requirements).

(3)	Cabling standards in accordance with generally accepted industry standards.

(4)	Network protocols (including *) and Network addressing.

(5)	Network management systems with * access for Gap Authorized Users for the purpose of viewing complete configuration information and agreed upon reporting.

(6)	Network policy and quality of service management systems to enable the specification, configuration, enforcement, lifecycle management and process automation related to applying and managing quality of service controls in Network devices.

(7)	Such other components of the Services as are necessary to comply with the Service Levels and to meet Gap’s business requirements as they may evolve.

7.4	Physical Network Environment

(a)	Site Information

(1)	Supplier will maintain and update site information for the Gap Sites, necessary to satisfy Gap’s business and operational requirements as they may change over time. This information will be stored on the configuration management system and available online to Gap Authorized Users.

(2)	Whenever required to install a new Gap Site on the Network, Supplier will conduct a physical survey of that site to determine site features, implementation readiness, and all required work to facilitate the installation on the Network. Site survey information will be recorded in the configuration management system. Site survey information includes:

(A)	Current transport services.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.5	Gap/IBM Confidential and Proprietary Information	Page 27 of 45

(B)	Telecommunications supplier point of entry.

(C)	Boundaries of responsibility.

(D)	Power/* requirements.

(E)	Space requirements.

(F)	Equipment related special requirements.

(G)	Cabling and wiring requirements.

(H)	Historical performance analysis.

(I)	Other relevant environmental requirements.

7.5	Software Currency and Support

(a)	Supplier will interface with other Gap Third Party Vendors to promote compatibility of connectivity products, and will manage the subcontractors that provide Software support to Network products for which Supplier is otherwise responsible hereunder.

(b)	Supplier’s responsibilities to provide Software currency include the following:

(1)	Unless otherwise mutually agreed in writing by the parties, Supplier will not install a new release of Network Software code from the manufacturer that is less than * from its general availability.

(A)	All code revisions will be * and will have been *.

(B)	When such a code installation is required *, Supplier will install the appropriate manufacturer’s code for such Equipment operating system.

(2)	Demonstrating compliance with Gap Technical Architecture and Product Standards (as set forth in Exhibit D.6 (Technical Architecture and Product Standards)) and compliance with * security policies and standards as required hereunder.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.5	Gap/IBM Confidential and Proprietary Information	Page 28 of 45

(3)	Supplier will be responsible for Network Software (including those Software products required for connectivity), negotiating site licenses for Network Software, and answering Network Software questions and solving problems.

VIII.	NETWORK SECURITY

Supplier will design, implement, manage, and maintain security tools, procedures and systems required to protect the integrity, confidentiality and availability of Gap’s Data on the Network as necessary to satisfy Gap’s business and operational requirements as of the Initiation Date and as they may change over time, subject to the Change Management described in Section 5 (Change Management) of Exhibit A.2 (Cross Functional Services Statement of Work).

Subject to Gap Approval, Supplier will be responsible for the selection of the network security tools as it pertains to Suppliers support of the Network as set forth in this Statement of Work. Gap reserves the right to review and approve the use of those respective tools selected.

Supplier’s responsibilities include:

(a)	Complying with Gap’s Network security policies and Network Architecture and Standards (as set forth in Exhibit D.6 (Technical Architecture and Product Standards)), whereby Supplier will follow its best practices with concurrence by Gap as set forth in this Statement of Work.

(b)	Using * (e.g., *) and assisting Gap in assessing compliance of the Gap managed Network elements with Gap security policies to include:

(1)	As it pertains to the Equipment, recovering or attempting to recover information that is lost or damaged as a result of a security violation.

(2)	Assisting in performing, security audits *.

(3)	Implementing * designed to prevent unauthorized access to the Network, in accordance with Gap’s requirements. This responsibility includes the following where appropriate:

(A)	Using * protocols for access for external networks.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.5	Gap/IBM Confidential and Proprietary Information	Page 29 of 45

(B)	Shutting down the services to prevent further unauthorized access.

(C)	Monitoring usage patterns, and investigating and reporting on significant discrepancies in those patterns as soon as reasonably practicable.

(D)	Reporting all attempts at illicit monitoring, interception, or eavesdropping or toll-fraud to Gap.

(E)	Following Gap standards for segmentation of the intranet to isolate certain data or applications using firewalls, access lists, * and any other IP traffic control techniques available.

(4)	Instituting Change Management (in accordance with Section 5 (Change Management) of Exhibit A.2 (Cross Functional Services Statement of Work) procedures to minimize introduction or exacerbation of security vulnerabilities occasioned by Network changes.

IX.	NETWORK ADMINISTRATION

Supplier will administer all Network requirements and activities, including processing change requests, administering passwords, and monitoring performance.

Other Supplier responsibilities include:

(a)	Administering passwords on network devices.

(b)	Performing capacity management expressly in support of administration activities such as checking memory capacity prior to loading a Software image into a device.

(c)	Monitoring usage-based voice or data services (e.g., *) and preventing inadvertent over usage.

(d)	Composing, editing and downloading configuration files to Equipment using administration platforms designed to provide *.

(e)	Upkeep and maintenance and changes to the configuration management database use as an operational database for network operation and documentation. Specifically, the *.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.5	Gap/IBM Confidential and Proprietary Information	Page 30 of 45

X.	STANDARD VOICE SERVICES

Supplier will provide services described in this Section with respect to Gap’s standard voice services (the “Standard Voice Services”).

10.1	Standard Voice Services Technical Specifications

(a)	Subject to Gap Approval, as of the Initiation Date and as necessary to satisfy Gap’s business and operational requirements as they may change over time, Supplier will comply with or improve the following technical specifications for the Standard Voice Services:

(1)	Supplier will comply with the specifications as contained in Exhibit D.6 (Technical Architecture and Product Standards).

(2)	Supplier will provide Gap with Standard Voice Services that will make use of * infrastructure as specified by Gap and in accordance with technology architecture documents maintained by Gap.

10.2	Voice Transport Services

(a)	For Gap’s voice network, Supplier will:

(1)	Design and engineer the dedicated access trunks for inbound and outbound calls;

(2)	Manage the installation of network access lines;

(3)	Order, install, test, and cutover local and long distance access lines and VPN features where required and where available for inbound and outbound calls;

(4)	Maintain an inventory of the circuits in the voice network;

(5)	Supply * metrics based on numbers of minutes of each type of inbound and outbound call;

(6)	Order, install, test, cutover, manage, monitor, and maintain * voice service;

(7)	Provide * proactive monitoring (where available) and reactive management of the voice transport network; and

(8)	Provide * on-call operational support.

(b)	For the voice network, Supplier will:

(1)	Order, install, test, and cutover (as applicable) requests for voice service with Gap’s Third Party Vendor;

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.5	Gap/IBM Confidential and Proprietary Information	Page 31 of 45

(2)	Track voice transport order status; and

(3)	Coordinate installation of access lines and * with Gap’s Site contacts and * Third Party Vendors.

(c)	Supplier will perform remote diagnostics on Supplier provided *.

10.3	Standard Voice Services Design Criteria and Standards

(a)	On an ongoing basis, and at least *, Supplier will propose for Gap’s review and approval, new Network design criteria and standards consistent with Gap’s Technical Architecture and Product Standards (as set forth in Exhibit D.6 (Technical Architecture and Product Standards)). At a minimum, such proposals will be formally provided on * basis unless otherwise agreed.

(b)	Upon approval from Gap and in accordance with the Change Management procedures described in Section 5 (Change Management) of Exhibit A.2 (Cross Functional Services Statement of Work), Supplier will implement such proposals.

(c)	Supplier will provide these standardized design criteria and processes to include the following:

(1)	Voice network premises Equipment including *, voicemail systems, lightning protection Equipment, PBX rectifiers, *, skills-based routing systems, call center statistics systems, and backup battery systems.

(2)	Physical environmental requirements for Equipment (including *, electrical, * and space requirements).

(3)	Cabling standards in accordance with generally accepted industry standards.

(4)	Network management systems with online, read-only, real time access for Gap Authorized Users for the purpose of viewing complete configuration information and agreed upon reporting.

(5)	Such other components of the services as are necessary to comply with the Service Levels, and, as the parties agree, to meet Gap’s business and operational requirements as they may evolve.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.5	Gap/IBM Confidential and Proprietary Information	Page 32 of 45

10.4	Standard Voice Services and Systems

(a)	Supplier will plan, install, manage, and maintain all applicable premise voice systems and services, including, voice mail, IP and Traditional *, key systems, handsets, *, skills-based routing systems, call center statistics systems, or other systems providing compatible functionality.

(b)	Other Supplier responsibilities include:

(1)	Updating all voice systems software in accordance with the mutually developed dialing plan.

(2)	Executing and implementing the dial plan as directed by Gap as follows:

(A)	Gap’s dialing plan requires modification to grow with the company in the future and it will be re-designed by Supplier in partnership with Gap to provide usability of the plan;

(B)	As requested, provide on-going design, administration and coordination of the dial plan changes;

(C)	Maintain an inventory of dial plan numbers for Gap’s voice network;

(D)	Coordinate with Gap Third Party Vendors to test and turn up new numbers or changes to the dial plan;

(E)	Track dial plan capacity;

(F)	Forecast requirements based on Gap business plans for adding Gap Sites to the voice network and the dial plan;

(G)	Manage the dial plan inventory to sustain agreed to spare number inventory for designated Gap Sites;

(H)	For adding new Gap Sites with a dial plan that does not conflict with the dial plan, Supplier will:

(i)	Add, change or delete Gap Sites to the dial plan;

(ii)	Update the dial plan database;

(iii)	Coordinate such changes with Gap and its Third Party Vendors; and

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.5	Gap/IBM Confidential and Proprietary Information	Page 33 of 45

(iv)	Manage the implementation of the change with the Third Party Vendors.

(I)	Changes to the dial plan will include adding new area codes, * and extension number ranges;

(J)	Adding a new Gap Site with telephone numbers that conflict with the Gap voice network dial plan will require changes in the new Gap Site’s dial plan prior to cutting over the new Gap Site to the voice network, or will require significant changes to the dial plan. For new Gap Sites with such numbering plan conflicts, Supplier will coordinate with Gap’s Third Party Vendor to develop a plan for implementing such changes in the *.

(K)	Coordinate with Gap’s * Third Party Vendor to make changes to the * routing software to allow the Gap Authorized Users at the new Gap Site to directly access the access lines to the voice network;

(L)	Configure the * to route all non 7 digit dialed numbers for the new Gap Site to the access line (with appropriate over flow routing) that are destined to the new Gap Site (“*”); and

(M)	Changes to the dial plan will be processed through the Change Management Procedures as set forth in Section 5 (Change Management) of Exhibit A.2 (Cross Functional Services Statement of Work).

(3)	Provisioning IP telephony systems and Software.

(4)	Maintaining an inventory of the hardware in the voice network. Specifically maintaining an inventory of all systems for agreement with the maintenance vendors.

(5)	Supplying * metrics with counts of different types of equipment and total and allocated ports.

(6)	Providing * proactive monitoring (where available) and reactive management of the voice network components.

(7)	Providing TDD Support (Telecommunications Device for the Deaf), including:

(A)	Supplier will provide TDD capabilities at selected Gap Sites.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.5	Gap/IBM Confidential and Proprietary Information	Page 34 of 45

(B)	Supplier will provide maintenance and repairs to all TDDs.

(C)	Supplier will provide additional TDDs when requested.

(8)	Managing and maintaining Voice Response Units (VRU).

(A)	Supplier will provide the following management services as defined, and any others that may be required for Gap’s Voice Response Units in place:

(i)	Capacity planning support for port reconfiguration, based on peak call volume for each VRU application, and for disk or vocabulary memory utilization.

a.	Executing scripts to log ports in and out of the *.

b.	Verifying VRU Data and * Network availability is stable through system monitoring.

c.	Reassigning/Assigning VRU applications based on application peak times.

d.	* application and vocabulary backups.

e.	Digitizing of new or updated vocabulary phrases.

f.	Providing consistent vocabulary recordings so that all application phrases are in one voice.

g.	Extensive system monitoring for critical peak Software periods such as may exist in Gap’s business.

(9)	Monitoring alarms sent by any Gap phone systems on a * basis and providing emergency and routine service in response to critical and non-critical problems, respectively, and preventive maintenance.

(10)	For all systems located and maintained in Gap Sites, performing regular preventive maintenance in accordance with the manufacturer’s specifications as set forth in the Procedures Manual.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.5	Gap/IBM Confidential and Proprietary Information	Page 35 of 45

(11)	Sending documentation to Gap verifying that preventive maintenance has been completed for each location at the time of completion.

(12)	Where applicable, the manual activities below shall be carried out by automated preventive maintenance systems.

(A)	*, run * maintenance routines prior to the Business Day.

(i)	Dial into and confirm appropriate operation of voice mail systems.

(ii)	Verify that the system administration terminals are polling properly.

(iii)	Verify that the mail recorder systems are polling properly.

(iv)	Dial into such remote offices as prescribed in Supplier maintained operating guide and perform same procedures.

(v)	Verify operation of applicable voice mail, *, skills-based routing systems, call center statistics systems, key systems, *.

(B)	Clear all problems and notify the Gap Site manager.

(C)	Complete IMACs.

(D)	Review/plan future-move requests.

(E)	Maintain Third Party Vendor and Gap inventories current in the telecommunications asset management system.

(F)	Maintain cable records.

(G)	Maintain workspace.

(H)	Update site logs.

(I)	Perform back-ups on voice mail systems, *, and servers such as *.

(13)	Managing wireless telephony interfaces to Telephone switches.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.5	Gap/IBM Confidential and Proprietary Information	Page 36 of 45

(14)	Coordinating order and installation of analog lines for fax machines, modems, and other purposes within the Stores.

(15)	Calling Card inventory is excluded from Supplier’s responsibilities. *.

10.5	Voice Attendant Services and Phone Directories

(a)	Telephone operators are supplied by the * in *. Supplier need only make changes to support them from time to time and must maintain the * to carry the calls.

(b)	Supplier will run appropriate extract and load applications to import employee data for the Gap Web Directory.

XI.	CALL CENTER SERVICES

As of the Initiation Date, and as necessary to satisfy Gap’s business requirements as they may change over time and are approved by Gap, Supplier will comply with or improve the following technical specifications for the call center services (“Call Center Services”):

(a)	Supplier will provide Gap with Call Center Services utilizing *, skills-based routing systems, call center statistics systems.

(b)	Supplier will provide Gap with Call Center Services that utilize private, public, toll-free, circuit-switched or packet-based communications infrastructure as specified by Gap and in accordance with technology architecture documents maintained by Gap.

(c)	Supplier will monitor and record calls on a “handset” basis, which capture conversations irrespective of which line the trader is speaking on.

(d)	Supplier will interact with Gap Authorized Users regarding the configuration and scripting of * systems.

(e)	Supplier will make design changes on call trees and all call center applications, implement them, and provide the appropriate documentation.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.5	Gap/IBM Confidential and Proprietary Information	Page 37 of 45

XII.	AUDIO AND VIDEO CONFERENCING SERVICES

12.1	General

As of the Initiation Date, and as necessary to satisfy Gap’s business and operational requirements as they may change over time and are approved by Gap, Supplier will comply with or improve the following technical specifications for the audio and video conferencing services (“Conferencing Services”):

(a)	Supplier will provide Gap with Audio and Video Conferencing Services utilizing external service providers and in-house systems.

(b)	Audio Conferencing will be available using * services, reservationless, operator assisted and with *.

(c)	Video Conferencing can be a combination of the Gap-owned video conference rooms (either via *), and external bridging vendors.

(d)	Voice Operations Staff must be available to schedule, set up, and troubleshoot video conference calls local to the buildings that use them in *. Staff may have to coordinate resources at other sites to help coordinate large meetings like town halls.

(e)	Voice Operations Staff must be available to coordinate the audio and video portions of large, executive hosted meetings such as the *.

12.2	Video Conference Unit Management and Maintenance Service

(a)	For the Gap Sites listed in Exhibit D.17 (Gap Sites), Supplier will establish * as mutually agreed upon by Gap and Supplier.

(b)	For video conference unit maintenance, Supplier will:

(1)	Maintain an inventory of video conference components and its technical details such as *;

(2)	Maintain a directory of Gap dial numbers associated with the video conference units;

(3)	Establish and comply with a notification procedure in the Procedures Manual to notify Gap’s video users when a video room is not available due to scheduled maintenance; and

(4)	Order, install, test, and cutover * equipment, if required, for video conferencing units.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.5	Gap/IBM Confidential and Proprietary Information	Page 38 of 45

(c)	Supplier will create and maintain an inventory of video conference units and rooms with their facilities identified. Supplier will maintain an inventory of video conference unit Gap Site address, video contact name, and telephone numbers.

XIII.	ENGINEERING ASSISTANCE

Supplier shall provide the personnel required to design the Gap Network environment.

(a)	Supplier shall participate in all necessary phases of Gap’s IT projects.

(b)	Supplier shall:

(1)	Collaborate with Gap engineering and architecture teams on:

(A)	Architecture and product standards

(B)	Project architecture for Gap initiatives

(2)	Provide comments and suggestions pertaining to any new and modified applications that use the network, including network components and network component sizing.

(3)	Provide Gap with the needed Network planning support to:

(A)	Assist Gap or Gap vendors engaged in application development and support such that the Gap Network meets business requirements (performance and availability) including:

(i)	Modeling

(ii)	Assistance in performance testing

(iii)	Simulation

(iv)	Technology assessments

XIV.	STORE NETWORK / FIELD OFFICE NETWORK VOICE AND DATA IMPLEMENTATION

(a)	Supplier will provide adequate manpower and expertise to support Store and field office openings, closings, remodels, Store activities, and special projects and initiatives for both voice systems and data systems for the Network.

(b)	Scope of data technology covers the planning, design and implementation of the following:

(1)	WAN.

Exhibit A.5	Gap/IBM Confidential and Proprietary Information	Page 39 of 45

(2)	Router.

(3)	Switch.

(4)	Cabling

(5)	Wireless Access Points and related control hardware and software.

(6)	Network to support other ancillary equipment and services in the Store such as *, hot spots (employee or customer), employee Workstations, *.

(c)	Scope of the voice technology includes the planning, design, and implementation of:

(1)	Telephone system (*, wireless phones).

(2)	Telephone lines to support the phones and other ancillary equipment and services in the Store such as alarms, elevators.

(3)	Telephone system cabling.

(4)	Ancillary systems such as *.

(5)	Support for Store voice trouble tickets.

(d)	Supplier shall provide for the Network portion of the Store activities including openings, closings and remodels by:

(1)	Supplier must interface to Gap finance, corporate construction and their suppliers, real estate departments, and the Gap Store departments such as * (who implement hand held devices, *, and in Store servers and systems), and voice and data planning and design personnel.

(2)	Supplier must be able to track and communicate numbers of activities, Schedules for activities and detailed constructions schedules, orders and order status.

(3)	Supplier must manage assets per location and type by using databases and spreadsheets as required.

(4)	Supplier must staff appropriately to meet brand Store activities schedules.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.5	Gap/IBM Confidential and Proprietary Information	Page 40 of 45

(5)	Supplier must be able to report on numbers of activities accomplished and planned as well as use this information for * budgeting.

XV.	GAP RESPONSIBILITIES

15.1	General

Except as otherwise agreed by the parties under this Agreement, Gap will be responsible for the items listed below. Subject to Section 17.2 (Interfering Acts) of the Agreement, nothing in this Section 15 (Gap Responsibilities) shall relieve Supplier of its obligations under this Statement of Work or the Agreement. With respect to the items and access provided by Gap, as set forth in this Section, Supplier shall use commercially reasonable efforts to utilize such items and access to such systems only to the extent necessary for, and only in the performance of Services under this Statement of Work.

15.2	Gap Retained Responsibilities

Gap shall:

(a)	Implement the physical environmental requirements for Equipment – including *, electrical, * and space requirements.

(b)	Provide, as required, physical on-site voice network support for the New York campus.

(c)	Be responsible for transforming and translating Gap’s business requirements into detailed System requirements for the Gap Network. Specifically, Gap shall:

(1)	Verify requirements;

(2)	Perform initial assessment and

(3)	Provide input to documented requirements.

XVI.	GAP AND SUPPLIER RESPONSIBILITIES FOR CABLING AND WIRING

This Exhibit sets forth responsibilities to be performed by each Party with respect to Cabling. Except as otherwise agreed by the parties under this Agreement, the Parties will be responsible for Cabling as set forth below. A cabling diagram follows.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.5	Gap/IBM Confidential and Proprietary Information	Page 41 of 45

*

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.5	Gap/IBM Confidential and Proprietary Information	Page 42 of 45

*

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.5	Gap/IBM Confidential and Proprietary Information	Page 43 of 45

Exhibit A.6.1 - Statement of Work Mainframe Services

to

First Amended and Restated Master Services Agreement

March 2, 2009

This document contains confidential and proprietary information of The Gap, Inc. and IBM. Except with the express prior written permission of The Gap, Inc. and IBM, this document and the information contained herein may not be published, disclosed, or used for any other purpose.

Exhibit A.6.1	Gap/IBM Confidential and Proprietary Information

Exhibit A.6.1	Gap/IBM Confidential and Proprietary Information

Statement of Work

Mainframe Services

I.	GENERAL

1.1	Introduction

This Exhibit A.6.1 (Mainframe Services Statement of Work) to the Agreement (this “Statement of Work”) sets forth the minimal mainframe services that Supplier shall provide as of the Initiation Date, including services (1) to support Gap’s IT Environment, all as more particularly described in this Statement of Work and (2) with respect to the operation, management and support of Gap’s Server Environment, all as more particularly described in this Statement of Work (collectively described as the “Mainframe Services”). The Mainframe Services described herein apply generally to all Services provided by Supplier to Gap pursuant to the Agreement and shall be provided utilizing Supplier’s best practices. With respect to the Mainframe Services hereunder, Supplier will also perform all activities and requirements as specified in Exhibit A.2 (Cross Functional Services Statement of Work).

Supplier shall provide information on the Mainframe Services using a media that is efficient, easy to use, and easily accessible by Gap Authorized Users and subject to Approval by Gap. Gap expects that Supplier will bring value to areas in addition to those identified in the Agreement and this Statement of Work. Supplier should describe any unique capabilities it possesses for assisting Gap in achieving additional improvements and describe how it would make such capabilities available to Gap.

Unless otherwise provided, references to Sections will be to Sections of this Statement of Work and references to Exhibits will be to Exhibits of the Agreement. The section headings in this Statement of Work are for reference purposes only and will not affect in any way the meaning or interpretation of this Statement of Work.

Supplier shall provide the Mainframe Services as required to meet or exceed the Service Levels in Exhibit B.1 (Service Level Matrix). Supplier (i) has responsibility for the performance of the Mainframe Services detailed in this Statement of Work; and (ii) shall be held responsible for the performance of the Mainframe Services without regard to the use by Supplier of third-party products or suppliers. All changes to this Statement of Work will be mutually agreed to by Gap and Supplier and implemented and managed using the Change Control Procedures.

1.2	Definitions

Except as otherwise expressly provided herein, or unless the context clearly requires otherwise, capitalized terms used in this Statement of Work shall have the meanings set forth below. Capitalized terms used in this Statement of Work but not otherwise defined in this Statement of Work shall have the meanings ascribed to them in Exhibit A.1 (Glossary to Statements of Work).

Exhibit A.6.1	Gap/IBM Confidential and Proprietary Information	Page 1 of 30

“Agreement” means the First Amended and Restated Master Services Agreement dated as of the Effective Date between Gap and Supplier.

“Currently Deployed Products” has the meaning set forth in Section 10.1 (Currently Deployed Products).

“DBMS” means data base management system.

“Mainframe Services” has the meaning set forth in Section 1.1 (Introduction).

“SRM” means storage resource management.

II.	OPERATING PRINCIPLES AND OBJECTIVES

Supplier shall perform the Services in accordance with the following Gap operating principles and objectives:

(a)	All Equipment and Software configurations shall be standardized and access to all Equipment and Software must be capable of being restricted based on the Procedures Manual.

(b)	Authorized Users shall have access to all assigned Software and data from any location when signed in.

(c)	Supplier shall use Supplier’s best practices in all aspects of the Services to provide a reliable and scalable environment and shall follow the Procedures Manual.

(d)	All Services shall be provided in compliance with and controlled by the Procedures Manual.

(e)	The Help Desk is responsible for initial contact with Authorized Users for IT needs, issues, requests, Incidents, and Problems.

(f)	The Authorized User experience shall be managed by the Help Desk.

III.	FILE AND PRINT SERVICES

3.1	Print and Electronic Output Media Operations

Supplier shall assume full responsibility for the San Francisco centralized print operations services Servers including:

(a)	Supporting, maintaining and coordinating print operations.

Exhibit A.6.1	Gap/IBM Confidential and Proprietary Information	Page 2 of 30

(b)	Managing print queues and performing quality control functions as necessary.

(c)	Supporting, maintaining and coordinating all print spooling activities.

(d)	Managing print queues and performing quality control functions as necessary.

(e)	Identifying, reporting and resolving Equipment-related Incidents and Problems with print devices (excluding convenience center printers operated by Gap).

(f)	Scheduling preventive maintenance on print output Equipment based on reviews, analyzing Equipment performance records and original Equipment manufacturer recommendations on an as needed basis (excluding convenience center printers operated by Gap).

(g)	Providing Equipment/Software support and print operator support for the San Francisco Site. All consumables for printer operations shall be the responsibility of Gap.

(h)	Implementing, maintaining and managing Application print Software, configuration management, and providing troubleshooting/support using Gap Approved print management tools.

IV.	DATABASE MAINTENANCE, SUPPORT AND MANAGEMENT

4.1	Database Maintenance and Technical Support

Supplier’s responsibilities for database maintenance and support include:

(a)	Performing physical database administration functions for the databases, including storage management services, installing, maintaining, tailoring and monitoring of database Software, backup and recovery, standards, system tuning and support.

(b)	Maintaining database Equipment and Software and database management related tools.

(c)	Allocating database storage and identifying and recommending future database storage needs based on Gap’s usage and trends.

(d)	Configuring database storage at the operating system level.

(e)	Implementing and maintaining the physical database instance environment and the primary physical database storage structures (table spaces) once an Application and its database have been designed.

Exhibit A.6.1	Gap/IBM Confidential and Proprietary Information	Page 3 of 30

(f)	Implementing and modifying database security roles and administering access authorization to database resources.

(g)	Debugging database system Incidents and Problems and apply fixes if necessary, all in accordance with Section 11 (Incident and Problem Management) and Section 5 (Change Management) of Exhibit A.2 (Cross Functional Services Statement of Work).

(h)	Developing and maintaining job scripts related to physical database administration.

(i)	Providing DBMS ID administration in accordance with the Procedures Manual.

4.2	Database Management

Supplier’s responsibilities for database management include:

(a)	Building and installing databases and providing DBMS support for databases as directed by Gap, which shall include managing database availability and performing remote database administration.

(b)	Maintaining, operating, and upgrading all Supplier-provided automated monitoring tools to monitor database performance.

(c)	Performing database shutdowns and restarts in accordance with Section 11 (Incident and Problem Management) and Section 5 (Change Management) of Exhibit A.2 (Cross Functional Services Statement of Work).

(d)	Performing reorganizations and preventative maintenance to optimize performance as required, including monitoring archive log growth and database reorganizations.

(e)	Maintaining the databases to meet performance standards, maximize efficiency and minimize outages.

(f)	Maintaining, updating, and implementing database archive processes and procedures as defined by Gap to recover from an outage or corruption to meet Gap’s business requirements.

(g)	Providing physical database management support including providing backups and restores to recover data and meet Gap’s business requirements.

(h)	Installing, maintaining and supporting database Software products (e.g., installation of patches and service packs for major and minor releases) and testing and implementing database environment Changes as Approved by Gap in accordance with Section 5 (Change Management) of Exhibit A.2 (Cross Functional Services Statement of Work).

Exhibit A.6.1	Gap/IBM Confidential and Proprietary Information	Page 4 of 30

(i)	Proactively providing capacity planning to prevent and Resolve Incidents caused by lack of capacity (e.g., dataset or table space capacity events, full log datasets etc.).

(j)	Performing Incident and Problem detection and fault isolation for downtime and database utilization events.

4.3	Database Administrative Support

Supplier’s responsibilities for database administrative support include:

(a)	Employing database validation to confirm physical database requirements to support Gap’s business systems.

(b)	On request, providing Gap with Documentation of datasets generated by the Database Management system, including name and utilization statistics.

(c)	Developing, documenting and maintaining physical database standards and procedures subject to Gap’s Approval.

(d)	Participating and cooperating with Gap and Third Party Vendors in determining physical database Changes; the impact of ADM work; and Implementing necessary Changes to relevant databases, subject to Gap’s Approval and in accordance with Section 5 (Change Management) of Exhibit A.2 (Cross Functional Services Statement of Work).

V.	MESSAGING AND INTEGRATION

Supplier shall:

5.1	General Requirements

Support the products utilized in this area (such initial products are listed below) including environment design, product installation, maintenance, administration and *, * level production support.

5.2	Messaging

Products include: *.

5.3	B2B

Support Gap’s * infrastructure for vendor data interchange.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.6.1	Gap/IBM Confidential and Proprietary Information	Page 5 of 30

VI.	IDENTITY MANAGEMENT

Supplier shall assist Gap as needed for audit and investigations.

VII.	SERVER ENVIRONMENT

7.1	Servers – General Requirements

For this Statement of Work, “Servers” shall mean * servers. As of the Initiation Date, Supplier shall assume responsibility for the operation, proactive monitoring, management and support of the Server environment, Equipment and Software of the types employed by Gap, including:

(a)	Mainframe Services shall be performed on all existing and new Servers and associated peripheral Equipment located at Gap’s * Data Center.

(b)	Supplier shall provide support for ADM teams, Gap and Third Party Vendors, as needed for the successful operations of the applications on Supplier maintained Servers.

(c)	At Supplier Service Locations, Supplier shall provide all support resources (e.g., Supplier Personnel, Software and Equipment including Cabling, Wiring), as required to support the Gap Server Environment. At Gap Sites, Supplier will provide the Cabling and Wiring that interconnects the Equipment as well as power from the PDU (Gap provides power to/at the PDU). Building wiring at Gap Sites outside of the computer rooms to be changed or added will be handled as a Non-Service Catalog Item.

(d)	Supplier shall provide the Services and integrate and coordinate them with Gap’s retained responsibilities.

(e)	Supplier’s responsibilities for Server administrative functions include:

(1)	Performing Server administration functions, including: development, establishment, installation, and maintenance of catalogs, catalog structures and naming conventions.

(2)	Purging records, datasets and old Authorized User accounts, as identified by Gap.

(3)	Restoring deleted datasets upon request from the Help Desk.

(f)

Supporting the Incident and Problem Management processes described in Section 11 (Incident and Problem Management) of Exhibit A.2 (Cross Functional Services Statement of Work) by tracking, managing, analyzing, resolving all Incidents and Problems arising from, relating to, or affecting the Server Environment assigned to it by Gap or self-assigned in

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.6.1	Gap/IBM Confidential and Proprietary Information	Page 6 of 30

accordance with the Procedures Manual and providing Gap with a root cause analysis or such other reports as required in Section 11 (Incident and Problem Management) of Exhibit A.2 (Cross Functional Services Statement of Work).

(g)	Supplier’s responsibilities with respect to Incident and Problem Management include:

(1)	Performing proactive Incident and Problem Management within the Server Environment as required by Section 11 (Incident and Problem Management) of Exhibit A.2 (Cross Functional Services Statement of Work) and resolving Incidents and Problems caused by conditions internal and external to production programs in accordance with Section 11 (Incident and Problem Management) of Exhibit A.2 (Cross Functional Services Statement of Work).

(2)	Performing failure trend analysis as required.

(3)	Analyzing performance metrics.

(4)	Responding proactively to potential Incident and Problem areas.

(5)	Taking appropriate action to Resolve all Incidents and Problems occurring with respect to the Server Equipment or Software, including resolving, escalating internally within Gap and Coordinating with Third Parties respect to all Incidents and Problems associated with the Servers.

(6)	Developing, maintaining, and utilizing an emergency contact list and escalation procedures to Resolve Incidents and Problems.

(7)	Resolving Incidents when possible and performing job restarts or back outs.

(h)	Using agreed upon and standardized tools for system installation, asset management, performance management, capacity resource management, configuration management, Change Management, Incident and Problem Management, and backup and restoration.

(i)	Providing management Servers and all Software for management of Servers (including peripheral Equipment).

7.2	Server Operational Responsibilities; Production Control and Scheduling

Supplier is responsible for all production control and job scheduling functions for the Gap Server Environment, including:

(a)	Assuming responsibility for and performing all master console functions, including (1) console operations, including monitoring all processing alarms; (2) monitoring the Server Environment, alarm systems and environmental controls on a * basis; (3) performing basic Incident and Problem determination on systems and components managed by Supplier, including Equipment and Software related Problems; and (4) resolving all such Incidents and Problems. In addition, as part of Supplier’s participation in a multi-vendor environment, to the extent it identifies Incidents or Problems affecting the Gap IT Environment, it shall report such issues to Gap in the same manner as required under Section 11 (Incident and Problem Management) of Exhibit A.2 (Cross Functional Services Statement of Work).

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.6.1	Gap/IBM Confidential and Proprietary Information	Page 7 of 30

(b)	Scheduling jobs and other processing activities to achieve optimum performance within completion times designated by Gap.

(c)	Checking job outputs and print queues for successful completion and Changing job priorities.

(d)	Defining, creating and controlling all automated operation functions using Software and programming tools determined by Supplier with Gap Approval.

(e)	Enforcing job control and job naming standards.

(f)	Issuing network and operator commands to control all Servers platforms.

(g)	Completing Gap defined processing, backups, and restores in the correct sequence and within the time periods designated by Gap.

(h)	Identifying job dependencies; and creating and Maintaining job dependencies.

(i)	Integrating all production control and scheduling functions in conformity with Gap requirements.

(j)	Developing, distributing, and obtaining Gap Approval of schedules prior to Implementation.

(k)	Coordinating and modifying schedules for special requests and complying with Gap priorities.

(l)	Preparing and executing Applications job streams for production scheduling and execution.

(m)	Providing schedule status exception updates.

(n)	Establishing, documenting and maintaining standards for production jobs.

Exhibit A.6.1	Gap/IBM Confidential and Proprietary Information	Page 8 of 30

(o)	Creating problem reports for job abnormalities using the Incident and Problem Management procedures as described in Section 11 (Incident and Problem Management) of Exhibit A.2 (Cross Functional Services Statement of Work).

(p)	Coordinating with Gap ADM staff and third party providers of ADM services as required.

(q)	Establishing job schedules and dependencies based on Application and Gap requirements, execute such schedules as well as monitoring to ensure schedules and triggers are functioning correctly and on-time.

(r)	Resolving interruptions caused by conditions external to production programs, such as disk or tape Incidents or Problems.

(s)	Executing re-runs as requested by Gap and restarting jobs according to * procedures (for example, procedures for successful back-outs etc.), which procedures shall be subject to Gap Approval prior to Implementation.

(t)	Performing backups and restores (both scheduled and ad hoc), as set forth in backup and recovery procedures.

(u)	Managing, maintaining and applying enhancements to Software scheduling tools as specified by Gap.

(v)	Responding expeditiously to requests from Gap for priority job execution.

(w)	Prioritizing and scheduling batch jobs and report distribution systems (in accordance with Gap schedule parameters) to optimize use of processing windows and scheduled availability of on-line Applications dependent on batch processing, while meeting batch completion times.

(x)	Performing Documentation control functions on all operational documentation, including Servers processing.

(y)	Resolving scheduling conflicts in coordination with Gap.

(z)	Promptly notifying Gap if special requests shall affect the timely completion of other tasks.

(aa)	Providing Gap with all schedule status updates.

(bb)	Participating in projects that involve or impact the supported technologies.

(cc)	Continuously enhancing processing capabilities and efficiencies through system tuning and other improvements.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.6.1	Gap/IBM Confidential and Proprietary Information	Page 9 of 30

(dd)	Proactively monitoring utilization needs and efficiencies and reporting regularly on tuning initiatives.

(ee)	Performing * processing for Servers.

(ff)	Using agreed upon monitoring tools, monitoring Equipment and Software used to provide the Services with respect to the Servers on a * basis, verifying and making adjustments to support proper Server operations, including:

(1)	monitoring availability

(2)	up/down status of system address spaces;

(3)	monitoring and responding to system alerts and events;

(4)	monitoring and responding to Equipment alerts and events;

(5)	monitoring and Maintaining system error logs;

(6)	performing system recycles per pre-defined short term operational schedule and maintenance windows;

(7)	monitoring the performance of an on-line interactive traffic;

(8)	monitoring and responding to alarm systems and environmental controls; and

(9)	monitoring the transmission of datasets and providing operational support for data transmission (send/receive) between Gap Sites and any other parties as designated by Gap consistent with Supplier’s best practices unless otherwise directed in writing by Gap.

(gg)	Performing all systems maintenance in accordance with Section 5 (Change Management) of Exhibit A.2 (Cross Functional Services Statement of Work) and in a manner designed to minimize any adverse impact to Gap’s business.

(hh)	Performing periodic shutdowns and restarts as required and executing utility functions in accordance with Section 5 (Change Management) of Exhibit A.2 (Cross Functional Services Statement of Work), providing full functional restoration after restart.

(ii)	Maintaining, administering, and utilizing necessary automated tools and processes for system management that are required to be delivered or utilized by Supplier elsewhere in this Agreement or pursuant to any other Exhibit to the Agreement, all in accordance with Section 5 (Change Management) of Exhibit A.2 (Cross Functional Services Statement of Work).

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.6.1	Gap/IBM Confidential and Proprietary Information	Page 10 of 30

(jj)	Maintaining and providing to Gap all required calendars, tables, parameters and definitions for all tools used by Supplier to automate manual processes and procedures and to automate and improve the quality of the operation of the Server Environment.

(kk)	Maintaining all Documentation existing as of the Initiation Date relating to the Gap IT Environment. As to Documentation not existing as of the Initiation Date, providing and maintaining physical and logical diagrams of the existing Gap IT Environment.

(ll)	Maintaining up-to-date operational Documentation for all operations procedures and services. All such operational Documentation shall be subject to review and Approval by Gap prior to Implementation.

(mm)	Providing Gap with an assessment of the impact of all architecture and design Changes, all of which must be Approved by Gap in writing in accordance with Section 5 (Change Management) of Exhibit A.2 (Cross Functional Services Statement of Work).

(nn)	Identifying opportunities for Gap to reduce its Service, Equipment and Software costs and/or improve system performance. Such opportunities shall be Implemented in accordance with Section 5 (Change Management) of Exhibit A.2 (Cross Functional Services Statement of Work).

(oo)	Complying with agreed standards for configurations, operations, coordination, metrics collection and reporting.

(pp)	Analyzing performance metrics and responding proactively to potential Incident and Problem areas.

(qq)	Identifying and recommending requirements for system upgrades and other configuration design Changes, and reviewing and coordinating these Changes with Gap in accordance with Section 5 (Change Management) of Exhibit A.2 (Cross Functional Services Statement of Work).

(rr)	Forcing-off Authorized Users to perform or maintain system operations in accordance with Gap-Approved procedures.

(ss)	Updating and maintaining all appropriate definitive software libraries in accordance with the Procedures Manual.

(tt)	Installing, proactively monitoring, supporting and adjusting or reallocating (up or down) data storage and processing capacity to facilitate the provision of the Services.

Exhibit A.6.1	Gap/IBM Confidential and Proprietary Information	Page 11 of 30

(uu)	Coordinating with Gap to implement test and performing all Disaster Recovery functions described in Section 3 (Disaster Recovery Services) of Exhibit A.2 (Cross Functional Services Statement of Work), including performing regular Disaster Recovery and contingency testing.

(vv)	Maintaining and adhering to Gap’s scheduled maintenance window requirements.

(ww)	Supporting and performing data transfers (e.g., – FTP).

(xx)	Complying with Gap’s datasets and data backup requirements as set forth in the Procedures Manual, and, as required by the Help Desk, recovering lost or damaged datasets from the Server backups.

(yy)	Using the agreed upon tools, proactively monitoring and reporting to Gap on resource shortages, and reporting utilization statistics and trends to Gap on a * basis. These reports shall include and be based upon mutually agreed upon parameters, including:

(1)	Memory (RAM) (average peak utilization for the applicable monthly period).

(2)	Disk (average peak utilization for the applicable monthly period).

(3)	Servers that have gone above a defined set of thresholds.

(zz)	Working with Gap to minimize the number of Servers and to consolidate them, or taking such other actions to run the Server Environment as efficiently as is technically feasible, considering the business needs of Gap.

(aaa)	Supplier’s additional responsibilities include:

(1)	Subject to Section 5 (Change Management) of Exhibit A.2 (Cross Functional Services Statement of Work), installing Supplier provided backup server, gateway, tape, disk and other Equipment required to maintain a support level necessary to meet Gap’s business requirements.

(2)	For the purpose of license tracking, monitoring standard licensed Software, including, where feasible, automated metering and license tracking.

(3)	Providing server disk backup, as appropriate, with off-site storage for Disaster Recovery purposes. If necessary, assisting Gap’s on-site staff in providing the above services for sites where Supplier does not have appropriate on-site personnel.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.6.1	Gap/IBM Confidential and Proprietary Information	Page 12 of 30

(4)	Coordinating with the Help Desk to assist individual departments and Authorized Users in recovering lost or damaged dataset recovery from the Server backups,. If necessary, assisting Gap’s on-site staff in providing the above services for sites where Supplier does not have appropriate on-site personnel.

(bbb)	Complying with Gap’s physical specifications, retention periods and security and providing compliance reports.

(ccc)	Providing adequate data to enable Gap to monitor compliance with retention and storage requirements.

7.3	Performance Management

Supplier’s responsibilities for performance management of the Servers include:

(a)	Performing all activities required for monitoring and optimizing performance to reduce Gap’s costs or to improve Service Levels including, maintaining and archiving performance statistics within performance data, and maintaining and updating performance tools, software and system tasks as needed.

(b)	Providing performance monitoring, tuning, and reporting.

(c)	Providing written systems performance reviews and analysis to Gap on a * basis.

(d)	Conducting system performance testing when required and when requested by Gap.

(e)	Performing * on * situations.

(f)	Resolving * situations.

(g)	Providing current performance status reporting to Gap in accordance with Exhibit D.13 (Management Reports), including performance Incident and Problem Resolution statistics.

(h)	Participation in Gap’s annual performance capacity management process as part of Gap’s preparation for its Peak season.

7.4	Capacity Management

Supplier’s responsibilities with respect to capacity management include:

(a)	Monitoring system utilization, capacity limits, and expected capacity needs.

(b)	Providing * reporting to Gap on system capacity status.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.6.1	Gap/IBM Confidential and Proprietary Information	Page 13 of 30

(c)	Implementing additional capacity subject to Gap Approval and Section 5 (Change Management) of Exhibit A.2 (Cross Functional Services Statement of Work) or advising Gap regarding the need for additional capacity.

(d)	Proposing system capacity planning models and methodology to Gap, and incorporating Gap’s capacity planning recommendations into its planning model.

(e)	Implementing and complying with the mutually agreed to system capacity planning approach.

(f)	Monitoring and reporting system utilization, capacity limits, and expected capacity needs.

(g)	Performing capacity planning analysis on all aspects of the Server Environment (e.g., disk, memory and CPU) and formally reviewing * capacity requirements and providing recommendations for optimum capacity solutions.

(h)	Proactively developing and delivering to Gap forecasts of growth and other Changes to the projected Gap business and operational needs disclosed by Gap to Supplier on a * basis, or at such times as Gap may require.

(i)	Revising the system capacity-plan based on actual performance, as set forth in the Procedures Manual.

7.5	Configuration Management

Supplier’s responsibilities for configuration management include:

(a)	Maintaining a library of Supplier-provided information and documentation for any new, enhanced or modified Software Installed by Supplier, and thereafter maintaining a library of Supplier-provided updates to such materials.

(b)	On an ongoing basis, evaluating alternative configurations and recommending solutions that shall enable significant cost reductions or performance improvements to Gap.

(c)	Complying with the agreed upon standard configurations.

7.6	Engineering Assistance

(a)	Supplier shall provide Supplier Personnel required to assist Gap engineering in designing the Gap Server Environment, including:

(1)	Collaborating with Gap retained engineering and architecture teams on:

(A)	Architectural standards and product standards; and

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.6.1	Gap/IBM Confidential and Proprietary Information	Page 14 of 30

(B)	Project architecture for Gap initiatives.

(2)	Performing implementation, support, and management of the Support for Gap’s Server Environment.

(3)	Supporting Gap engineering with requirements gathering by providing any requested data pertaining to Gap’s Server Environment.

(4)	Providing Gap engineering with * access to the production LPARs and visibility into any aspect of Gap’s Server Environment.

(5)	Consulting with Gap engineering and directly with product vendors in troubleshooting and supporting Gap’s Server Environment.

(6)	Providing comments and suggestions pertaining to any new and modified Server Environment designs and changes, including: Equipment, Software, firmware, middleware, operating systems, Network components, and Servers not located on Gap’s premises.

(7)	Performing proactive Management of Gap’s Server Environment, including identifying areas in which Gap’s Server Environment would be improved or need to be addressed in order to prevent future issues from arising.

(8)	Providing all requested services for Servers residing at a Supplier Site, including: *.

(9)	All Supplier engineering activities shall be subject to Section 5 (Change Management) of Exhibit A.2 (Cross Functional Services Statement of Work).

VIII.	STORAGE MANAGEMENT

Supplier’s responsibilities for Gap’s storage infrastructure:

8.1	General Requirements

(a)	Implementing, maintaining, operating, supporting, optimize, and monitoring Gap’s storage environment.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.6.1	Gap/IBM Confidential and Proprietary Information	Page 15 of 30

(b)	At all times, remaining current in the knowledge and use of data storage technology and management products and applying this knowledge to Gap’s storage environment.

(c)	Adhering to mutually agreed to Gap standards: products, design, engineering configuration, layout, RAID levels, etc.

(d)	Providing for the availability, performance and integrity of Gap’s Data via storage management operations and processing.

8.2	Online Storage Management

(a)	Implementing and maintaining the storage infrastructure solution in compliance with Gap technology architecture requirements and in accordance with Gap’s corporate standards.

(b)	Allocating storage and assigning and initializing online storage volumes as response to demand and usage and as otherwise required by Gap.

(c)	Configuring volumes on host systems as required by Gap.

(d)	Adding or deleting storage volumes based on demand/usage, including returning freed resources back to the free resource pool.

(e)	Conducting pro-active monitoring of storage for availability and optimal usage and performance (some monitoring and reporting is in support of other functions such as SRM, etc.).

(f)	Performing capacity planning to insure adequate storage is available when needed, including providing trending data and analysis to Gap for review.

(g)	Identifying and recommending additional capacity or improvements to the storage infrastructure to Gap.

(h)	Utilizing the Software tools as mutually agreed upon by Gap and Supplier, conducting pro-active monitoring to measure the efficiency of online storage access and taking corrective action as needed (including performance adjustments to Equipment and Software, or dataset placement as required to maximize performance).

(i)	Monitoring and tuning performance of all components of storage Equipment and hosts as long as the modifications do not invalidate the design and configuration as specified by Gap.

(j)	Configuring the cache for optimal performance across all environments.

Exhibit A.6.1	Gap/IBM Confidential and Proprietary Information	Page 16 of 30

(k)	Using appropriate RAID levels as required by Gap and in accordance with Gap’s engineering guidelines to provide optimal performance and storage optimization.

(l)	Reporting raw metrics to Gap via native tools for storage environment.

(m)	Managing firmware, Software and patches to current levels for storage and host components.

8.3	Data Lifecycle Management

Supplier’s responsibilities for Implementing and Maintaining the data lifecycle management solution include:

(a)	Conducting Storage Resource Management (SRM) by monitoring * and reporting * and recommending possible improvements to Gap.

(b)	Reporting storage resource usage to Gap on a * basis.

(c)	Applying data lifecycle management and providing on-line, nearline and offline storage based on data use and business requirements.

(d)	Optimizing use of storage through increasing or decreasing storage assigned to host systems.

(e)	Managing the archiving of inactive datasets and reporting on online storage catalogs.

(f)	Providing data migration/archive management.

(g)	Managing online storage thresholds and data archives.

(h)	Providing online storage compression and/or encryption as needed and as possible within production processing schedules.

8.4	Archiving

Supplier’s responsibilities for Implementing, maintaining, operating, supporting, optimize, and monitoring Gap’s data archiving solution include:

(a)	Providing support for data archiving to off-line storage in support of business requirements for data retention.

(b)	Complying with in-country regulations and requirements for data archiving/retention.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.6.1	Gap/IBM Confidential and Proprietary Information	Page 17 of 30

8.5	External Storage Media Management

Supplier’s responsibilities for External Storage Media Management operations and processing include:

(a)	Utilizing efficient and effective External Storage Media, tools and processes for Gap’s data and programs.

(b)	Assuming full operational responsibility for all External Storage Media Management functions, both on- and off-site.

(c)	Administering External Storage Media library operations.

(d)	Conforming all off-site storage schedules (including those of all Third Party Vendors) to Gap’s business continuity plans as agreed to by Gap and Supplier.

(e)	Assuming operational responsibilities for all External Storage Media Management functions, both on- and off-site, for External Storage Media library operations and administration, including managing and supporting Gap’s Third Party Vendors providing external storage services as of the Initiation Date until such agreements are transitioned and performing system data backup and recovery as required and in accordance with agreed upon External Storage Media standards.

(f)	Utilizing efficient and effective storage media, tools and processes for Gap’s data and programs.

(g)	Accurately storing production Data on External Storage Media and recopying External Storage Media as necessary to support read/write errors.

(h)	Performing External Storage Media mounts as necessary to support operational activities at all sites.

(i)	Maintaining a database cataloging the archival system for the media library.

(j)	Monitoring External Storage Media for reliability and minimizing of read/write errors during the entire period of retention.

(k)	Monitoring and reporting on External Storage Media usage on a * basis.

(l)	Recopying External Storage Media as necessary to support minimizing of read/write errors, and developing procedures for refreshing media with Gap’s Approval.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.6.1	Gap/IBM Confidential and Proprietary Information	Page 18 of 30

(m)	Monitoring External Storage Media to comply with Gap and government requirements and reporting, including Gap Record Retention Policies set forth in Exhibit D.5 (Gap Record Retention Policy).

(n)	At Gap’s direction and in accordance with Exhibit C (Fees and Resource Baselines), purchasing and maintaining adequate supplies for the External Storage and cleaning Media.

(o)	Retrieving archived External Storage Media from on-site and off-site storage as requested by Gap or as required in an emergency.

(p)	Following, maintaining and (subject to Gap’s Approval) updating procedures in the Procedures Manual governing cycling/rotation of External Storage Media, External Storage Media Management and External Storage Media retention periods, with attention to auditing requirements as identified by Gap.

(q)	Providing and maintaining an inventory control system to properly manage External Storage Media in storage and preparing them for shipment to the contingency site or for use as required. A report of the media inventory is to be provided to Gap on a * basis.

(r)	Recycling media regularly, managing media replacement, and recopying media to provide data integrity and quality.

(s)	Disposing of retired media in an environmentally sound manner after purging any Gap data in accordance with the Procedures Manual and maintaining records of retired media for reference.

(t)	At least once every *, retrieving a randomly selected dataset as a test and verifying that the data can be restored in a usable fashion and reporting the results to Gap.

(u)	Providing Gap online reports of media usage.

8.6	Off-Site Storage Management

Supplier’s responsibilities for off-site removable media data storage and reporting include:

(a)	Assuming the performance of operational responsibilities for off-site media storage including integrity checking, defining storage requirements and assuring compliance with Gap and/or government requirements.

(b)	Recommending and managing requirements, procedures, and standards for off-site storage, as directed and Approved by Gap.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.6.1	Gap/IBM Confidential and Proprietary Information	Page 19 of 30

(c)	Complying with, and requiring that all Third Party Vendors providing External Storage Media Services to Gap comply, with the agreed upon requirements.

(d)	Controlling and managing External Storage Media and business-recovery related Documentation at *. * also includes External Storage Media business recovery functions such as packaging and transportation to and from storage and remote computer recovery centers.

(e)	Providing * in a physically and environmentally controlled and protected area with fire protection and * designed to prevent unauthorized access, in accordance with the Procedures Manual.

(f)	Managing compliance with Gap off-site External Storage Media procedures, including:

(1)	Preparing media for off-site storage, or to other Third Parties as requested by Gap, or as otherwise required.

(2)	Logging and tracking all physical External Storage Media in and out of the data center and/or remote locations.

(3)	Shipping and receiving media to and from the off-site storage location(s) on a * basis, or as required.

(4)	Maintaining the rotation of the External Storage Media that is required for off-site storage.

(5)	Returning media as required to the originating Gap location.

(6)	Providing materials transportation to and from off-site storage in environmentally controlled vehicles operated by bonded personnel.

(7)	Maintaining the integrity of data shipped to off-site storage.

(8)	Managing Third Party Vendors that provide off-site storage services, auditing them for compliance and control procedures, and notifying Gap of any issues.

(9)	Advising Gap of any modifications to agreements with Third Party Vendors providing off-site storage that would improve the efficiency of the Services or otherwise benefit Gap.

(10)	Managing the inventory of off-site media.

(11)	Providing an emergency media return process.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.6.1	Gap/IBM Confidential and Proprietary Information	Page 20 of 30

(12)	Complying with, and reviewing compliance with, physical specifications, retention periods and Gap’s Policies and Procedures.

8.7	Backup and Recovery – Servers

Supplier’s responsibilities for Server backup and recovery services include:

(a)	Assuming full responsibility for Gap’s Server Environment data backup requirements, including periodic * and * from the *.

(b)	Implementing and maintaining the backup and recovery infrastructure solution in compliance with Gap technology architecture requirements and in accordance with Gap’s corporate standards and in accordance with the Procedures Manual.

(c)	Performing Server data backup and recovery as required and in accordance with the Procedures Manual.

(d)	Performing Server data backup prior to performing any maintenance on a Server so that the Server Environment can be successfully rolled back in the event that the maintenance is not successful.

(e)	Periodically, and not less frequently than once per *:

(1)	*; and

(f)	Managing, maintaining and applying upgrades to backup and recovery Software tools as specified by Gap and in accordance with Section 5 (Change Management) of Exhibit A.2 (Cross Functional Services Statement of Work).

(g)	Maintaining the backup and recovery environment such that any server can be backed up and restored in a timeframe acceptable to Gap, including keeping online versions of all backups for at least * after the backup is performed so that the majority of restorations are performed disk to disk, not from a tape backup. (This does not relieve Supplier of the obligation to also maintain off-site backups.)

(h)	Working with Gap in accordance with Section 5 (Change Management) of Exhibit A.2 (Cross Functional Services Statement of Work) to Resolve Incident and Problem Resolution and support issues.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.6.1	Gap/IBM Confidential and Proprietary Information	Page 21 of 30

(i)	Creating, maintaining and providing Documentation to Gap as required for Gap to monitor Supplier’s compliance with backup and recovery requirements, including retention and storage requirements set forth in Gap’s Polices and Procedures and the Procedures Manual.

(j)	Performing Documentation control/update functions on all Operational Documentation.

(k)	Installing backup Servers, tape, disk and other Equipment required to Maintain a support level for the Servers necessary to meet Gap’s Business Objectives.

IX.	ASSET MANAGEMENT

9.1	Asset Inventory and Management Systems

Supplier shall, as part of the Change Management process, notify Gap of any changes requiring Asset Inventory updates.

X.	EQUIPMENT AND SOFTWARE SUPPORT

10.1	Current Deployed Products

A description of Gap’s current Equipment and Software requirements that are Approved by Gap and designated for standard use within the Gap IT Environment (the “Current Deployed Products”) is set forth on Exhibit D.6 (Technical Architecture and Product Standards). A description of Gap’s list of approved Equipment and Software, and configurations for use by Gap Authorized Users is set forth Gap’s IT architecture framework and IT standards and may be modified by Gap and agreed to by Supplier from time to time. To the extent Supplier recommends any additions, Changes or modifications to the Current Deployed Products, it shall submit such recommendations to Gap for review and Approval.

10.2	Equipment and Software Maintenance and Support

Supplier’s responsibilities for Equipment and Software maintenance include:

(a)	Coordinating and managing Third Party Vendors (including Supplier, where Supplier is the Gap maintenance provider) that provide maintenance-related support for Equipment and Software used to provide the Services and performing these responsibilities regardless of the Party (Supplier or Gap) that has financial responsibility for the underlying asset and maintenance expenses.

(b)

Scheduling all maintenance of Equipment and Software in accordance with this Section 10 (Equipment and Software Support), and Section 5 (Change Management) of Exhibit A.2 (Cross Functional Services Statement of Work) and in a manner that minimizes disruption to Gap’s

Exhibit A.6.1	Gap/IBM Confidential and Proprietary Information	Page 22 of 30

business Gap is financially responsible for the underlying Equipment maintenance expense. At Gap’s request, Supplier shall arrange for such qualified Third Party Vendors to provide, maintenance for such Equipment and Software. Such maintenance shall be provided to keep the assets in good operating condition and in accordance with manufacturer’s specifications or other agreements as applicable, so that such assets shall qualify for the manufacturer’s standard maintenance plan upon sale or return to a lessor.

10.3	Equipment Operations and Support

The operational responsibility for various categories of Equipment is provided in the Financial Responsibility Matrix (Exhibit C.7) and as is described in the Statements of Work. Where Supplier is obligated to provide operational and technical support for Equipment, Supplier’s responsibilities include:

(a)	Coordinating Tier 2 and Tier 3 Support in accordance with Section 10 (Corporate Help Desk/Tier 2 and Tier 3 Support) of Exhibit A.2 (Cross Functional Services Statement of Work).

(b)	Resolving Incidents and Problems associated with Equipment maintenance and Break/Fix support (including calling out Gap maintenance providers, where appropriate) in accordance with Section 11 (Incident and Problem Management) of Exhibit A.2 (Cross Functional Services Statement of Work).

(c)	Providing periodic reporting (on at least a * basis, as requested by Gap) to Gap on all of Supplier’s Equipment support activity.

(d)	Where Supplier has operational responsibility for Equipment, the operations and support requirements include:

(1)	Providing all operations and support for all Standard Equipment and new Equipment that is deployed throughout the Term.

(2)	Electronically monitoring Equipment used to provide the Services to verify that it is in good working order.

(3)	Coordinating efforts with Third Party Vendors providing services or maintenance to keep Equipment and System Software operating effectively.

(4)	Identifying the scope of an Incident and/or Problem relating to Equipment and providing operational and technical assistance to Resolve the Incident and Problem.

(e)	For all Equipment purchased or leased by Gap, Supplier shall coordinate and manage all Third Party Vendors that provide OEM warranty service.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.6.1	Gap/IBM Confidential and Proprietary Information	Page 23 of 30

10.4	Software Support

The operational responsibility for various categories of Software is provided in the Financial Responsibility Matrix (Exhibit C.7) and as is described in the Statements of Work. Where Supplier is obligated to provide operational and technical support for Software, Supplier’s responsibilities include:

(a)	Providing and/or coordinating Tier 2 and Tier 3 Support in accordance with Section 10 (Corporate Help Desk/Tier 2 and Tier 3 Support) of Exhibit A.2 (Cross Functional Services Statement of Work).

(b)	Correcting Incidents and Problems associated with Software and providing the necessary maintenance and Break/Fix support in accordance with Section 11 (Incident and Problem Management) of Exhibit A.2 (Cross Functional Services Statement of Work). Supplier is ultimately responsible for Resolving all Problems associated with failure or degradation of Services related to Supplier supported Software.

(c)	Proactively monitoring and assessing recommended and required corrections to Software from Third Party Software Vendors, and submitting recommendations for Implementation of these to Gap for Approval.

(d)	Installing Third Party supplied corrections and patches to all Software as Approved by Gap.

(e)	Assisting in testing and validating compatibility or special requirements before Installation.

(f)	Providing periodic reporting (at least *, as requested by Gap) to Gap on all Software support activity.

(g)	Complying with the Procedures Manual with respect to creating, maintaining and updating Documentation that reflects the complexity of the Gap IT Environment and enhances the Software support process.

(h)	Installing and implementing revisions of all Software as required by Gap and in accordance with the terms of the Agreement.

(i)	Recommending appropriate methods and tools to improve and increase automation in Gap’s IT Environment, and working with Gap and other third parties to promote compatibility of Software products and Equipment.

(j)	Maintaining master copies of the Software associated with Current Deployed Products in a secure, central location and providing Gap with access to this Software upon request.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.6.1	Gap/IBM Confidential and Proprietary Information	Page 24 of 30

(k)	Installing third party-supplied revisions for Third Party Software Problems, as scheduled in accordance with Section 5 (Change Management) of Exhibit A.2 (Cross Functional Services Statement of Work).

(l)	*, providing Gap with notice of all Installations and upgrades of Software that are planned to occur *. The parties shall mutually agree on the timing of the Implementation of all upgrades in accordance with Section 5 (Change Management) of Exhibit A.2 (Cross Functional Services Statement of Work).

(m)	Coordinating testing, Installation, customization and support of Software with Supplier’s, Gap’s and Third Party Vendor Application Development and Maintenance personnel, Gap Authorized Users, and other third parties as required by Gap.

10.5	Automated and Remote System Management

(a)	Supplier shall utilize tools and processes, including those identified on agreed upon Tools, to allow automated and remote system management of the IT Environment. Examples of such tools and processes include:

(1)	License Management tools.

(2)	Performance measurement and tuning.

(3)	System monitoring.

(4)	Backup/Business Continuity.

(5)	Server administration; Server Management re-configuration.

(6)	Automatic alerting and the process proposed for notifying Gap.

(b)	Supplier shall implement tools to actively monitor and manage Gap’s IT Environment, with the goal of moving Gap’s IT Environment from reactive to proactive monitoring; and implement management tools to enhance the stability and function of the Gap IT Environment.

10.6	Software Currency and Release Levels

(a)	Subject to this section 10.6 (Software Currency and Release Levels) Supplier shall provide support for all Software versions and release levels that exist in the Gap IT Environment as of the Initiation Date until otherwise directed by Gap.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.6.1	Gap/IBM Confidential and Proprietary Information	Page 25 of 30

(b)	Unless otherwise directed by Gap, Supplier shall support Software under its operational responsibility at a recently released and generally available version of the Software (the “N” or “N-1” release level for the longer of (1) the * following version N’s general public availability or (2) the time the licensor discontinues standard commercially available support and maintenance for such version or release.

(1)	“N” shall mean the current and generally available major release of a Software product, including all service packs, releases or dot releases (e.g., as of the Initiation Date, *, * and *).

(2)	“N-1” shall mean the generally available previous major release of a Software product, including all service packs, updates or dot releases (e.g., as of the Initiation Date, *, *, *).

(c)	As directed by Gap, Supplier shall support release N-2 and earlier versions in the Gap IT Environment of the Software until the date the licensor discontinues standard commercially available support and maintenance for such version or release.

(d)	*.

10.7	Connectivity

Supplier’s responsibilities with respect to connectivity include:

(a)	Providing and managing telecommunication connectivity (data) in support of the Services.

(b)	All Supplier personnel not physically present at specified Gap Sites shall connect to the Gap Network via Supplier-provided VPN.

XI.	GAP RESPONSIBILITIES

11.1	General

Except as otherwise agreed by the parties under this Agreement, Gap will be responsible for the items listed below. Subject to Section 17.2 (Interfering Acts) of the Agreement, nothing in this Section 11 (Gap Responsibilities) shall relieve Supplier of its obligations under this Statement of Work or the Agreement. With respect to the items and access provided by Gap, as set forth in this Section, Supplier shall use commercially reasonable efforts to utilize such items and access to such systems only to the extent necessary for, and only in the performance of Services under this Statement of Work.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.6.1	Gap/IBM Confidential and Proprietary Information	Page 26 of 30

11.2	Gap Retained Responsibilities

Gap shall:

(a)	Provide on-site support at remote locations where there is no permanent Supplier staff, for Server reset, tape backup mounts, print services, as mutually agreed. Such support will be English speaking to provide hands and eyes for Supplier Global Services support staff who are remote to those locations.

(b)	Provide information that would assist Supplier in performing Supplier’s obligations regarding capacity planning based on Gap’s requirements, usage or business plans.

(c)	Provide racks and floor space for all current tapes and archive tapes required.

(d)	Request data restoral services for data if it is required.

(e)	Provide Application support, including development and maintenance, and compliance with the promotion to production process detailed in the Procedures Manual.

(f)	Provide Applications support to assist Supplier in server consolidation as agreed to in the Server consolidation plan.

(g)	Retain asset ownership and financial responsibility for maintenance and support of all network printers as set forth in the Financial Responsibility Matrix (Exhibit C.7).

(h)	Provide Tier 2 and Tier 3 support for Gap retained Software as identified and mutually agreed to in writing during Transition Period.

(i)	Pay the shipping costs for disposal of Gap-owned Servers.

(j)	Be responsible for disposal of the mainframe hardware and Gap owned Software when the mainframe is retired.

(k)	Retain * as set forth in the Agreement.

(l)	Retain * and *.

(m)	Retain * and * for Gap owned facilities as set forth in the Agreement.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.6.1	Gap/IBM Confidential and Proprietary Information	Page 27 of 30

(n)	Be responsible for transforming and translating Gap’s business requirements into system requirements and working on technical designs for the Gap Server Environment. Specifically, Gap shall:

(1)	Verify requirements

(2)	Perform initial assessment

Exhibit A.6.1	Gap/IBM Confidential and Proprietary Information	Page 28 of 30

Exhibit A.6.2 - Statement of Work Server Services – Production Environment

to

First Amended and Restated Master Services Agreement

March 2, 2009

This document contains confidential and proprietary information of The Gap, Inc. and IBM. Except with the express prior written permission of The Gap, Inc. and IBM, this document and the information contained herein may not be published, disclosed, or used for any other purpose.

Exhibit A.6.2	Gap/IBM Confidential and Proprietary Information

Exhibit A.6.2	Gap/IBM Confidential and Proprietary Information

Statement of Work

Server Services – Production

I.	GENERAL

1.1	Introduction

This Exhibit A.6.2 (Server Services Production Environment Statement of Work) to the Agreement (this “Statement of Work”) sets forth the minimal server services that Supplier shall provide as of the Initiation Date, including services (1) to support Gap’s IT Environment, all as more particularly described in this Statement of Work and (2) with respect to the operation, management and support of Gap’s Server Production Environment, all as more particularly described in this Statement of Work (collectively described as the “Server Services”). The Server Services described herein apply generally to all Services provided by Supplier to Gap pursuant to the Agreement and shall be provided utilizing Supplier’s best practices. With respect to the Server Services hereunder, Supplier will also perform all activities and requirements as specified in Exhibit A.2 (Cross Functional Services).

Supplier shall provide information on the Server Services using a media that is efficient, easy to use, and easily accessible by Gap Authorized Users and subject to Approval by Gap. Gap expects that Supplier will bring value to areas in addition to those identified in the Agreement and this Statement of Work. Supplier should describe any unique capabilities it possesses for assisting Gap in achieving additional improvements and describe how it would make such capabilities available to Gap.

Unless otherwise provided, references to Sections will be to Sections of this Statement of Work and references to Exhibits will be to Exhibits of the Agreement. The section headings in this Statement of Work are for reference purposes only and will not affect in any way the meaning or interpretation of this Statement of Work.

Supplier shall provide the Server Services as required to meet or exceed the Service Levels in Exhibit B.1 (Service Level Matrix). Supplier (i) has responsibility for the performance of the Server Services detailed in this Statement of Work; and (ii) shall be held responsible for the performance of the Server Services without regard to the use by Supplier of third-party products or suppliers. All changes to this Statement of Work will be mutually agreed to by Gap and Supplier and implemented and managed using the Change Control Procedures.

1.2	Definitions

Except as otherwise expressly provided herein, or unless the context clearly requires otherwise, capitalized terms used in this Statement of Work shall have the meanings set forth below. Capitalized terms used in this Statement of Work but not otherwise defined in this Statement of Work shall have the meanings ascribed to them in Exhibit A.1 (Glossary to Statements of Work).

Exhibit A.6.2	Gap/IBM Confidential and Proprietary Information	Page 1 of 42

“Agreement” means the Master Services Agreement dated as of the Reference Date between Gap and Supplier.

“Asset Inventory and Management” has the meaning set forth in Section 12.1 (Asset Inventory and Management Systems).

“Currently Deployed Products” has the meaning set forth in Section 13.1 (Currently Deployed Products).

“DAS” or Direct Attached Storage” means one (1) or more dedicated storage devices that connect directly to a single host server and provide block-level access to storage. The storage devices may reside in a separate physical enclosure or may reside in separate I/O drawers within the server frame. The host is connected to the DAS via the disk drives’ native method of connectivity (i.e. ATA, SCSI, SATA, SSA, or other proprietary method, etc.).

“DBMS” means data base management system.

“Domain Controller” has the meaning set forth in Section 6 (Directory Services and Network Based Appliances).

“Gold Image” contains the base OS, current OS patches and agreed to standard system tools. *.

“NAS” or “Network Attached Storage” means a storage device whose primary purpose is to provide network access to file systems via an Internet Protocol (“IP”) network. The host servers primarily connect to the NAS via Ethernet Network Interface Cards (“NICs”) installed in the servers. File system services are provided by the NAS device itself and the host servers utilizing the LAN access these file systems via the IP network.

“Network Based Appliances” has the meaning set forth in Section 6 (Directory Services and Network Based Appliances).

“NFS” means network file system.

“NIS” means network information services.

“NTP” means network time protocol.

“Production Environment” means the Network, Servers, tools and related system environment used for the purpose of delivering Gap production systems, excluding the Non-Production Environment.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.6.2	Gap/IBM Confidential and Proprietary Information	Page 2 of 42

“Production Server Image” means a Server Image that *. A Production Server Image can be created on a * and uses an account standard Golden Image consisting of an operating system, system management tools and virtualization technology. *.

“SAN” or “Storage Area Network” means an enterprise class, high-performance storage subsystem whose primary purpose is to provide block-level access to storage. Host servers connect to the SAN via a fibre channel network fabric using Host Bus Adapters (“HBAs”) installed in the servers. The host server operating system provides file system services.

“Services” has the meaning set forth in Section 1.1 (Introduction).

“SRM” means storage resource management.

“Supplier Provided Infrastructure Tools” means Supplier standard tools listed in Exhibit D.8(c).

II.	OPERATING PRINCIPLES AND OBJECTIVES

Supplier shall perform the Services in accordance with the following Gap operating principles and objectives:

(a)	All Equipment and Software configurations shall be standardized and access to all Equipment and Software must be capable of being restricted based on the Procedures Manual.

(b)	Authorized Users shall have access to all assigned Software and data from any location when signed in.

(c)	Supplier shall use Supplier’s best practices in all aspects of the Services to provide a reliable and scalable environment and shall follow the Procedures Manual.

(d)	All Services shall be provided in compliance with and controlled by the Procedures Manual.

(e)	The Help Desk is responsible for initial contact with Authorized Users for IT needs, issues, requests, Incidents, and Problems.

(f)	The Authorized User experience shall be managed by the Help Desk.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.6.2	Gap/IBM Confidential and Proprietary Information	Page 3 of 42

III.	MESSAGING AND COLLABORATION

Supplier’s responsibilities for Gap’s messaging and collaboration Equipment and Software include:

3.1	Real Time Collaboration

(a)	Installing, operating, supporting and maintaining Gap’s messaging and collaboration Equipment and Software.

(b)	Implementing and Managing instant messaging logging capability, including for the internal instant messaging gateways within the scope of the Services provided under the Agreement.

(c)	Back up all instant messaging environment configuration data (including Authorized User contacts, etc.) in accordance with Section 11 (Storage Management).

3,2	Ad Hoc Collaboration

(d)	Installing, operating, supporting and maintaining all Equipment and Software associated with Gap’s ad hoc document collaboration and storage systems utilizing tools such as SharePoint.

3.3	Data Conferencing

(a)	Supplier shall support data conferencing utility, including mutually agreed upon acceptable products or data conferencing facilities.

3.4	E-mail Services

(a)	Installing, operating, maintaining and supporting all Equipment and Software associated with Gap’s current messaging environment and message archiving solution.

(b)	Providing Authorized Users with access to historical messages based on Gap-defined aging and capacity guidelines.

(c)	Implement procedures to provide effective mailbox load balancing across Servers within the Gap IT Environment.

(d)	Implement appropriate mailbox and message recovery procedures in accordance with Section 11 (Storage Management).

(e)	Assume all responsibility for Managing the messaging environment including:

(1)	Mailbox management.

Exhibit A.6.2	Gap/IBM Confidential and Proprietary Information	Page 4 of 42

(2)	Exchange routing and inter server connectivity.

(3)	Public folder management.

(4)	Exchange to * connectivity.

(5)	Interfacing with the Operation Center to troubleshoot mail delivery and Authorized User performance issues.

(6)	Implementing and supporting Gap-defined and mutually agreed to anti-Malware/content filtering Software to protect enterprise messaging environment.

(7)	Supporting all necessary security related activities including investigations, emergency patching, Malware and spam protection. For example access to Authorized Users mailboxes.

(8)	Provide accurate and documented implementation of all necessary name resolution and inter-op configurations.

(9)	Support as needed of additional messaging-related services, including *.

IV.	FILE AND PRINT SERVICES; AD HOC DOCUMENT REPOSITORIES

4.1	File Services

Supplier’s responsibilities for file services include:

(a)	Upon direction from the Help Desk in response to an Incident or Problem, support the ability of Authorized Users for access to files stored on Gap’s approved file services solutions including * and * environments.

(b)	Installing, operating, maintaining and supporting all Equipment and Software associated with Gap’s file services environment.

(c)	Support the use of file encryption, in depth access control list capability, access logging and full integration with *.

(d)	Support the implementation of * within Gap and associated physical isolation of data.

(e)	Monitor and provide the capacity to cover existing file server storage needs for Authorized User files in support of Gap’s Network focused strategy.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.6.2	Gap/IBM Confidential and Proprietary Information	Page 5 of 42

(f)	On an ongoing basis, identify locations that might be or are experiencing less than optimal file access performance.

(g)	Implement appropriate backup and restore procedures to preserve the integrity of the file services environment and its contents in accordance with Section 11 (Storage Management).

(h)	Implement and follow procedures to manage appropriate quota capabilities, as provided by Gap, that shall allow the limiting of storage usage by Authorized Users and groups.

(i)	Implement and Manage an *.

(j)	Provide support for the application and modification of file and directory permissions.

4.2	Print and Electronic Output Media Operations

In addition to providing all services described in this Section 4.2, for a term of *, Supplier shall print sysout reports for Gap, which Production Service, as described in this Section 4.2, it intends to provide through a Subcontractor (*) approved in writing by Gap, at its Subcontractor’s facility in *. Supplier will transmit report data to the offsite facility, and through its Subcontractor, will receive, print and deliver Gap sysout reports to designated Gap Sites. Supplier remains liable under Section 45 of the Agreement for the performance of its Subcontractor, *.

4.2.1	Print Production Services

Supplier shall assume full responsibility for the San Francisco centralized print operations services Servers including:

(a)	Supporting, maintaining and coordinating print operations.

(b)	Managing print queues and performing quality control functions as necessary.

(c)	Supporting, maintaining and coordinating all print spooling activities.

(d)	Managing print queues and performing quality control functions as necessary.

(e)	Implementing, maintaining and managing Application print Software, configuration management, and providing troubleshooting/support using Gap Approved print management tools.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.6.2	Gap/IBM Confidential and Proprietary Information	Page 6 of 42

4.2.2	Supplier will print the Gap’s sysout reports as follows:

(a)	Print the reports on the appropriate paper, then trim and collate the reports on the printer’s cutter/stacker.

(b)	Remove the first one or two pages of the report (which contain the printer banner page) so that the top page is the CA Deliver banner page.

(c)	Separate the output by report.

(d)	Staple or rubber band individual reports, depending on the number of pages in the report.

(e)	Sort the reports by delivery location, and by delivery bin within location.

4.2.3	“No Print” requests. Gap may request that individual jobs or groups of jobs that have been transmitted to Supplier not be printed. Supplier will honor such requests if they are made by 2:00 PM on the business day prior to when the job will be transmitted. Notice should be made by email to a designated email address.

4.2.4	As described in detail below, Supplier will transmit report data to the * Facility, where Supplier will receive, print and deliver Gap sysout reports to designated Gap locations.

4.2.5	Customer Applications. In addition to other services as specified, Section 4.2 (Print and Electronic Output Media Operations) covers the * printing and distribution of sysout reports for the Gap. There are several hundred reports each day in eight categories:

*

Only sysout reports in these categories are in scope.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.6.2	Gap/IBM Confidential and Proprietary Information	Page 7 of 42

4.2.6	Volume. The volume of sysout reports is approximately *. This volume is expected to decline over the * Term provided that, for the avoidance of doubt, there is no requirement that the volume decrease and Supplier will be required to continue to provide the Gap required volume of reporting throughout the * Term .

4.2.7	Paper. Supplier will be responsible for purchasing and maintaining an inventory of paper according to paper specifications provided by Gap. There are currently two paper specifications in use.

(a)	Sales Reports (DWA): Printed 1-up duplex on 15”, pin fed, 20# white continuous form paper (not perfed between forms or along the tractor feeds).

(b)	All other reports: Printed 2-up duplex on 18”, pin fed, 20# white continuous form paper with 3-hole punch (not perfed between forms or along the tractor feeds).

(c)	Gap acknowledges that in order to obtain the most favorable paper prices, Supplier will purchase paper in approximately 6-month quantities. If Gap wishes to change paper specifications, it shall provide Supplier at least nine (9) months notice prior to the change to allow time for the existing inventory to be used. If a paper form change shall be made in less than nine (9) months, and if such change will result in paper that is no longer usable, or that cannot be returned to the paper supplier, Supplier will bill Gap for the cost of the unused paper at its cost.

4.2.8	Delivery

Supplier will print reports to be delivered to the following Gap locations every *:

(a)	*.

(b)	*.

(c)	*.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.6.2	Gap/IBM Confidential and Proprietary Information	Page 8 of 42

(d)	*.

(f)	*.

4.2.9	Building Access. Gap will provide designated Supplier employees, that allow access to the buildings and locations within the buildings, including loading docks, where Production Services shall be provided.

4.2.10	Service Level Agreement (SLA). For reports destined for the *, * and * locations, Supplier will print and deliver sysout reports to achieve the Service Level Objectives set forth in Exhibit B.1 (Service Level Matrix.)

4.2.11	Production Print Termination and Termination Charges. There shall be * prior to the expiration of * from the beginning of its term *

4.2.12	Production Print Charges. Charges for the Services set forth in this Section 4.2 shall be reflected in Exhibit C (Pricing) through a * fixed charge for the * term reflected in the addition of a baseline and a variable component with ARCs and RRCs through Resource Utilization Units. Prior to the expiration of the * term, the Parties will discuss an extension to these Services.

4.2.13	Supplier shall provide * Delivery Report to Gap (Note: as defined in SRM).

4.2.14	Assumptions

(a)	As part of the charges for Production Price Services contained in Exhibit C, Supplier shall provide services from Networking and Mainframe teams to decommission existing solution at * as well as test and implement a new solution to support off-site printing prior to *.

(b)	A mainframe transport mechanism over * will be needed to communicate with the Subcontractor’s facility; the transport mechanism will be compatible with the then current * version.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.6.2	Gap/IBM Confidential and Proprietary Information	Page 9 of 42

(c)	Supplier is responsible for setup of the Gap side Networking, Circuit and installation/configuration of the mainframe components to support this effort.

(d)	Supplier will use the Mainframe footprints already in place for this solution. (*)

(e)	Per Gap, * is out of scope.

(f)	*.

(g)	For the transport mechanism software, * will be substituted for the current third party solution used by IBM.

(h)	Pursuant to the requirements of Section 45 of the Agreement, Gap agrees that * may perform the Services set forth in this Section 4.2.

(i)	* is providing the transport mechanism software, (*)

V.	DATABASE MAINTENANCE, SUPPORT AND MANAGEMENT

5.1	Database Maintenance and Technical Support

Supplier’s responsibilities for database maintenance and support include:

(a)	Performing physical database administration functions for the databases, including storage management services, installing, maintaining, tailoring and monitoring of database Software, backup and recovery, standards, tuning and support.

(b)	Maintaining database Equipment and Software and database management related tools.

(c)	Allocating database storage and identifying and recommending future database storage needs based on Gap’s usage and trends.

(d)	Configuring database storage at the operating system level.

(e)	Implementing and maintaining the physical database instance environment and the primary physical database storage structures (table spaces) once an Application and its database have been designed.

(f)	Implementing and modifying database security roles and administering access authorization to database resources.

(g)	Debugging database system Incidents and Problems and apply fixes if necessary, all in accordance with Section 11 (Incident and Problem Management) and Section 5 (Change Management) of Exhibit A.2 (Cross Functional Services).

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.6.2	Gap/IBM Confidential and Proprietary Information	Page 10 of 42

(h)	Developing and maintaining job scripts related to physical database administration.

(i)	Providing Data Base Management System (“DBMS”) ID administration in accordance with the Procedures Manual.

5.2	Database Management

Supplier’s responsibilities for database management include:

(a)	Performing physical DBMS database control functions to support systems existing as of the Initiation Date, and any planned new systems.

(b)	Maintaining, operating, and upgrading all Supplier-provided automated monitoring tools to monitor database performance.

(c)	Performing database shutdowns and restarts in accordance with Section 11 (Incident and Problem Management) and Section 5 (Change Management) of Exhibit A.2 (Cross Functional Services).

(d)	Performing reorganizations and preventative maintenance to optimize performance as required, including monitoring archive log growth and database reorganizations.

(e)	Maintaining the databases to meet Gap defined configuration standards, maximize efficiency and minimize outages.

(f)	Maintaining, updating, and implementing database archive processes and procedures to recover from an outage or corruption to meet Gap’s business requirements.

(g)	Providing physical database management support including providing backups to meet Gap’s business requirements and restores of data from an outage or corruption to meet Gap’s business requirements.

(h)	Installing, maintaining and supporting database Software products (e.g., installation of patches and service packs for major and minor releases) and testing and implementing database environment Changes as Approved by Gap in accordance with Section 5 (Change Management) of Exhibit A.2 (Cross Functional Services).

(i)	Resolve Incidents caused by lack of capacity (e.g., dataset or table space capacity events, full log files etc.).

Exhibit A.6.2	Gap/IBM Confidential and Proprietary Information	Page 11 of 42

(j)	Maintain contacts with third party database and utility Software vendors who provide updates to keep systems current.

(k)	Performing Incident and Problem detection and fault isolation for downtime and database utilization events.

5.3	Database Administrative Support

Supplier’s responsibilities for database administrative support include:

(a)	Employing database performance analysis to confirm physical database requirements to support Gap’s business systems.

(b)	On request, providing Gap with Documentation of files generated by the file Management system, including name and utilization statistics.

(c)	Developing, documenting and maintaining physical database standards and procedures subject to Gap’s Approval.

(d)	Participating and cooperating with Gap and Third Party Vendors in determining physical database Changes; the impact of ADM work; and Implementing necessary Changes to relevant databases, subject to Gap’s Approval and in accordance with Section 5 (Change Management) of Exhibit A.2 (Cross Functional Services).

5.4	Gap Retained Responsibilities

Gap will retain the following responsibilities:

(a)	Planning for changes in the size of databases due to business growth and project Implementation.

(b)	Employing database performance analysis to confirm physical database requirements to support Gap’s business systems.

5.5	DBA Demarcation

Physical Database Administrator (“DBA”) support includes the following:

(a)	The structure of the database as well as the database software in database environments.

(b)	Installing software, applying maintenance fixes, building a database structure, and maintaining up/down availability of the database and monitor tablespace usage.

(c)	Implementing tuning parameter changes as directed by a Logical DBA resource.

Exhibit A.6.2	Gap/IBM Confidential and Proprietary Information	Page 12 of 42

(d)	Maintaining database backups and performing recovery restores of the database and maintaining database maintenance scripts/jobs.

Logical Database Administrator support includes the following:

(a)	Data security/integrity, application schema design, application SQL performance.

(b)	Providing application testing support in development and test environments, which would encompass application database cloning, selective data refreshes in support of testing, review of developer code or vendor code and recommendations for SQL tuning for database performance issues.

(c)	Developing and testing the scripts for database code changes and migrations to production.

*.

VI.	DIRECTORY SERVICES AND NETWORK BASED APPLIANCES

Supplier’s responsibilities for supporting, maintaining and operating Gap’s Network Based Appliances on the same physical device, known as either a “Domain Controller” or “Network Based Appliance” include:

6.1	Network Based Appliances

(a)	Supplier shall provide a common set of services for Domain Controllers or Network Based Appliances which shall be supported as a caching and Network performance service.

(b)	Supplier shall support the Domain Controllers or Network Based Appliances, including:

(1)	Configure and maintain servers to provide agreed to Server Availability.

(2)	Manage the Server recovery process so that the impact to Network traffic is minimized.

6.2	*

(a)	Supplier shall monitor and take appropriate action such that each * is correctly participating in the overall * environment.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.6.2	Gap/IBM Confidential and Proprietary Information	Page 13 of 42

(b)	Supplier shall Implement an appropriate series of checks and balances so that the * are accurately resolving names.

6.3	*

(a)	Supplier shall monitor and take appropriate action such that each * is correctly participating in the overall * environment.

(b)	Supplier shall Implement an appropriate series of checks and balances so that the * are correctly assigning leases and meet the defined configuration settings.

6.4	*

Supplier’s responsibilities with respect to the management of Gap’s * include:

(a)	Monitoring and supporting all * processes on all Domain Controllers.

(b)	Monitoring and supporting all * replication and site management (intra and inter site).

(c)	Developing processes and procedures such that Gap’s * environment can be restored to a functional state in accordance with Section 11 (Storage Management).

(d)	Providing elevated access Group Policy Administration.

(e)	Providing Logon Script development and maintenance.

(f)	Providing Supplier Organizational Unit (OU) and Supplier User Management.

(g)	Providing Trust Relationship Management.

(h)	Providing * and * interfaces.

(i)	Maintaining and enhancing existing Authorized User and administrator tools and web interfaces as necessary to support Gap’s * environment.

(j)	Managing and deploying global catalog Servers as directed by Gap.

(k)	Assuming full responsibility for daily operations and any interactions with identified Gap groups, necessary for the data integrity of the *.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.6.2	Gap/IBM Confidential and Proprietary Information	Page 14 of 42

(l)	Supporting all * related features not previously mentioned including *

6.5	Proxy

(a)	Supplier shall be responsible for monitoring and maintaining any web cache proxy services.

(b)	Supplier will install, test, cutover, manage, monitor, and maintain the proxy server components for the data network and implement Gap security policies with respect to proxy servers. For the proxy servers, Supplier will:

(1)	Install, test, cutover, maintain, monitor, and remotely manage the proxy servers, which services, at a minimum, shall equal the services provided by Gap in place as of the Reference Date;

(2)	Administer and manage the proxy policies in accordance with Gap’s requirements; and

(3)	Provide URL filtering to restrict access by Gap Authorized Users to a defined set of URLs that are deemed inappropriate. This list will be updated every *, if required, and notify the Gap Infrastructure Partnership Executive of attempts to access such restricted URLs.

6.6	Domain Controller

Supplier’s responsibilities with respect to Domain Controllers include:

(a)	Monitoring and taking appropriate action such that the * component of each of these servers is configured for optimal performance and availability.

(b)	Monitoring and taking appropriate action such that the * is participating appropriately in replication.

(c)	In the event of a rebuild, providing an efficient Network active directory recovery procedure that utilizes *.

VII.	IDENTITY MANAGEMENT

Supplier shall assist Gap as needed for audit and investigations.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.6.2	Gap/IBM Confidential and Proprietary Information	Page 15 of 42

VIII.	SERVER ENVIRONMENT

8.1	Servers – General Requirements

For this Statement of Work “Servers” shall mean all classes of Gap Servers including Servers (*). As of the Initiation Date, Supplier shall assume responsibility for the operation, proactive monitoring, management and support of the Server environment, Equipment and Software of the types employed by the Gap, including:

(a)	Server Services shall be performed on all existing and new Servers and associated peripheral Equipment located at Gap Sites and Data Centers that support Gap’s business operations.

(b)	Supplier shall provide support for ADM teams, Gap and Third Party Vendors, as needed for the successful operations of the applications on Supplier maintained Servers.

(c)	Supplier shall provide the Services and integrate and coordinate them with Gap’s retained responsibilities.

(d)	Supplier’s responsibilities for Server administrative functions include:

(1)	Performing Server administration functions, including: development, establishment, installation, and maintenance of directories, directory structures and naming conventions.

(2)	Purging records, file and old Authorized User accounts, as appropriate.

(3)	Restoring deleted files upon request from the Help Desk.

(e)	Supporting the Incident and Problem Management processes described in Section 11 (Incident and Problem Management) of Exhibit A.2 (Cross Functional Services) by tracking, managing, analyzing, resolving all Incidents and Problems arising from, relating to, or affecting the Server Environment assigned to it by Gap or self-assigned in accordance with the Procedures Manual and providing Gap with a root cause analysis or such other reports as required in Section 11 (Incident and Problem Management) of Exhibit A.2 (Cross Functional Services).

(f)	Supplier’s responsibilities with respect to Incident and Problem Management include:

(1)

Performing proactive Incident and Problem Management within the Server Environment as required by Section 11 (Incident and Problem Management) of Exhibit A.2 (Cross Functional Services) and resolving Incidents and Problems caused by conditions internal

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.6.2	Gap/IBM Confidential and Proprietary Information	Page 16 of 42

and external to production programs in accordance with Section 11 (Incident and Problem Management) of Exhibit A.2 (Cross Functional Services).

(2)	Performing failure trend analysis as required.

(3)	Responding proactively to potential Incident and Problem areas.

(4)	Taking appropriate action to Resolve all Incidents and Problems occurring with respect to the Server Equipment or Software, including resolving, escalating to Gap and Coordinating with Third Parties respect to all Incidents and Problems associated with the Servers.

(5)	Developing, maintaining, and utilizing an emergency contact list and escalation procedures to Resolve Incidents and Problems.

(6)	Providing IBM emergency contacts to Gap.

(7)	Resolving Incidents when possible and performing job restarts or back outs.

(g)	Using agreed upon and standardized tools for system installation, asset management, performance management, capacity resource management, configuration management, Authorized User ID administration for Supplier system administrators (including reporting, creation and deletion of Authorized User Ids and provide related audit trails), Change Management, Incident and Problem Management, and backup and restoration.

(h)	Providing management Servers and all Software for management of Servers (including peripheral Equipment).

8.2	Server Operational Responsibilities; Production Control and Scheduling

Supplier is responsible for all production control and job scheduling functions for the Gap Server Environment, including:

(a)	Assuming responsibility for and performing all master console functions, including (1) console operations, including monitoring all processing alarms; (2) monitoring the Server Environment, alarm systems and environmental controls on a * basis; (3) performing basic Incident and Problem determination on systems and components managed by Supplier, including Equipment and Software related Problems; and (4) resolving all such Incidents and Problems. In addition, as part of Supplier’s participation in a multi-vendor environment, to the extent it identifies Incidents or Problems affecting the Gap IT Environment, it shall report such issues to Gap in the same manner as required under Section 11 (Incident and Problem Management) of Exhibit A.2 (Cross Functional Services).

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.6.2	Gap/IBM Confidential and Proprietary Information	Page 17 of 42

(b)	Scheduling jobs and other processing activities to achieve optimum performance within completion times designated by Gap.

(c)	Checking job outputs and print queues for successful completion and Changing job priorities.

(d)	Defining, creating and controlling all automated operation functions using Software and programming tools determined by Supplier with Gap Approval.

(e)	Enforcing job control and job naming standards.

(f)	Issuing network and operator commands to control all Servers platforms.

(g)	Completing Gap defined processing, backups, and restores in the correct sequence and within the time periods designated by Gap.

(h)	Identifying job dependencies; and creating and Maintaining job dependencies.

(i)	Integrating all production control and scheduling functions in conformity with Gap requirements.

(j)	Developing, distributing, and obtaining Gap Approval of schedules prior to Implementation.

(k)	Coordinating and modifying schedules for special requests and complying with Gap priorities.

(l)	Prepare and execute Applications job streams for production scheduling and execution for existing and new applications/systems.

(m)	Providing schedule status exception updates.

(n)	Establishing, documenting and maintaining standards for production jobs.

(o)	Creating problem reports for job abnormalities using the Incident and Problem Management procedures as described in Section 11 (Incident and Problem Management) of Exhibit A.2 (Cross Functional Services).

(p)	Coordinating with Gap ADM staff and third party providers of ADM services as required.

(q)	Establishing job schedules and dependencies based on Application and Gap requirements, execute such schedules as well as monitoring to ensure schedules and triggers are functioning correctly and on-time.

Exhibit A.6.2	Gap/IBM Confidential and Proprietary Information	Page 18 of 42

(r)	Resolving interruptions caused by conditions external to production programs, such as disk or tape Incidents or Problems.

(s)	Executing re-runs as requested by Gap and restarting jobs according to * procedures (for example, procedures for successful back-outs etc.), which procedures shall be subject to Gap Approval prior to Implementation.

(t)	Performing backups and restores (both scheduled and ad hoc), as set forth in backup and recovery procedures.

(u)	Managing, maintaining and applying enhancements to Software scheduling tools as specified by Gap.

(v)	Responding expeditiously to requests from Gap for priority job execution.

(w)	Prioritizing and scheduling batch jobs and report distribution systems (in accordance with Gap schedule parameters) to optimize use of processing windows and scheduled availability of on-line Applications dependent on batch processing, while meeting batch completion times.

(x)	Performing Documentation control functions on all operational documentation, including Servers processing.

(y)	Resolving scheduling conflicts in coordination with Gap.

(z)	Promptly notifying Gap if special requests shall affect the timely completion of other tasks.

(aa)	Providing Gap with all schedule status updates.

(bb)	Participating in Projects that involve or impact the supported technologies.

(cc)	Continuously enhancing processing capabilities and efficiencies through system tuning and other improvements.

(dd)	Proactively monitoring utilization needs and efficiencies and reporting regularly on tuning initiatives.

(ee)	Performing * processing for Servers.

(ff)	Using agreed upon monitoring tools, monitoring Equipment and Software used to provide the Services with respect to the Servers on a * basis, verifying and making adjustments to support proper Server operations, including:

(1)	monitoring availability

(2)	up/down status of system processes;

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.6.2	Gap/IBM Confidential and Proprietary Information	Page 19 of 42

(3)	monitoring and responding to system alerts and events;

(4)	monitoring and responding to Equipment alerts and events;

(5)	monitoring and Maintaining system error logs;

(6)	performing system recycles per pre-defined short term operational schedule and maintenance windows;

(7)	monitoring and responding to alarm systems; and

(8)	monitoring the transmission of files and providing operational support for data transmission (send/receive) between Gap Sites and any other parties as designated by Gap consistent with Supplier’s best practices unless otherwise directed in writing by Gap.

(gg)	Performing all systems maintenance in accordance with Section 5 (Change Management) of Exhibit A.2 (Cross Functional Services) and in a manner designed to minimize any adverse impact to Gap’s business.

(hh)	Performing periodic shutdowns and restarts as required and executing utility functions in accordance with Section 5 (Change Management) of Exhibit A.2 (Cross Functional Services), providing full functional restoration after restart.

(ii)	Maintaining, administering, and utilizing necessary automated tools and processes for system management that are required to be delivered or utilized by Supplier elsewhere in this Agreement or pursuant to any other Exhibit to the Agreement, all in accordance with Section 5 (Change Management) of Exhibit A.2 (Cross Functional Services).

(jj)	Maintaining and providing to Gap all required calendars, tables, parameters and definitions for all tools used by Supplier to automate manual processes and procedures and to automate and improve the quality of the operation of the Server Environment.

(kk)	Providing remote monitoring and management for Equipment not located at a Supplier-operated facility.

(ll)	Maintaining all Documentation existing as of the Initiation Date relating to the Gap IT Environment. As to Documentation not existing as of the Initiation Date, providing and maintaining physical and logical diagrams of the existing Gap IT Environment.

(mm)	Maintaining up-to-date operational Documentation for all operations procedures and services. All such operational Documentation shall be subject to review and Approval by Gap prior to Implementation.

Exhibit A.6.2	Gap/IBM Confidential and Proprietary Information	Page 20 of 42

(nn)	Providing Gap with an assessment of the impact of all architecture and design Changes on the batch systems, all of which must be Approved by Gap in writing in accordance with Section 5 (Change Management) of Exhibit A.2 (Cross Functional Services).

(oo)	Complying with agreed standards for configurations, operations, coordination, metrics collection and reporting.

(pp)	Responding proactively to potential Incident and Problem areas.

(qq)	Identifying and recommending requirements for system upgrades and other configuration design Changes, and reviewing and coordinating these Changes with Gap in accordance with Section 5 (Change Management) of Exhibit A.2 (Cross Functional Services).

(rr)	Forcing-off Authorized Users to perform or maintain system operations in accordance with Gap-Approved procedures.

(ss)	Updating and maintaining all appropriate definitive software libraries in accordance with the Procedures Manual.

(tt)	Installing, proactively monitoring, supporting and adjusting or reallocating (up or down) data storage and processing capacity to facilitate the provision of the Services.

(uu)	Maintaining and adhering to Gap’s scheduled maintenance window requirements.

(vv)	Supporting and performing data transfers (e.g., – FTP).

(ww)	Supporting Server rights and privileges audits as required by Gap.

(xx)	Complying with Gap’s file and data backup requirements as set forth in the Procedures Manual, and, as required by the Help Desk, recovering lost or damaged files from the Server backups.

(yy)	Using the agreed upon tools, proactively monitoring and reporting to Gap on resource shortages, and reporting utilization statistics and trends to Gap on a monthly basis. These reports shall include and be based upon mutually agreed upon parameters, including:

(1)	Memory (RAM) (average peak utilization for the applicable monthly period).

(2)	Disk (average peak utilization for the applicable monthly period).

(3)	Servers that have gone above a defined set of thresholds.

Exhibit A.6.2	Gap/IBM Confidential and Proprietary Information	Page 21 of 42

(zz)	Supplier shall work with Gap to minimize the number of Servers and to consolidate them, or take such other actions to run the Server Environment as efficiently as is technically feasible, considering the business needs of Gap and in accordance with Gap provided system engineering requirements.

(aaa)	Supplier’s additional responsibilities include:

(1)	*.

(2)	*.

(3)	Providing management of Gap domain structure in accordance with the Procedures Manual including, but not limited to, verification of the synchronization of domain controller databases and management of browsing service.

(4)	Providing management of Gap Network Information Services (NIS), Network Time Protocol (NTP), Network File System (NFS) and auto mounting structure including synchronization of maps.

(5)	Subject to Section 5 (Change Management) of Exhibit A.2 (Cross Functional Services), installing Supplier provided backup server, gateway, tape, disk and other Equipment required to maintain a support level necessary to meet Gap’s business requirements.

(6)	Updating and maintaining shared-use file server libraries.

(7)	Providing server disk backup, as appropriate, with off-site storage for Disaster Recovery purposes. If necessary, assisting Gap’s on-site staff in providing the above services for sites where Supplier does not have appropriate on-site personnel.

(8)	Coordinating with the Help Desk to assist individual departments and Authorized Users in recovering lost or damaged file recovery from the Server backups, including resetting security passwords for Authorized Users according to security procedures Approved by Gap. If necessary, assisting Gap’s on-site staff in providing the above services for sites where Supplier does not have appropriate on-site personnel.

(9)	Providing system administration and operational support for * (as defined in Exhibit B (Service Level Agreement)).

(10)	Providing system administration and operational support for * requiring manual fail-over methods as agreed to by Gap and Supplier.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.6.2	Gap/IBM Confidential and Proprietary Information	Page 22 of 42

(bbb)	Complying with Gap’s physical specifications, retention periods and security and providing compliance reports.

(ccc)	Providing adequate data to enable Gap to monitor compliance with retention and storage requirements.

Gap will retain the following responsibilities:

(a)	Continuously enhancing processing capabilities and efficiencies through system tuning and other improvements.

8.3	Performance Management

Supplier’s responsibilities with respect to performance management include:

(a)	Performing * on * situations.

(b)	Resolving * situations, as directed by Gap.

8.4	Capacity Management

Supplier’s responsibilities with respect to capacity management include:

(a)	Monitoring system utilization, capacity thresholds as specified by Gap.

(b)	Implementing additional capacity, as requested by Gap.

8.5	Configuration Management

Supplier’s responsibilities for configuration management include:

(a)	Maintaining a library of Supplier-provided information and documentation for any new, enhanced or modified Supplier Provided Infrastructure Tools and Software Installed by Supplier, and thereafter maintaining a library of Supplier-provided updates to such materials.

(b)	Complying with the agreed upon standard configurations.

8.6	Engineering Assistance

(a)	Supplier shall provide Supplier Personnel required to assist Gap engineering in designing the Gap Server Production Environment, including:

(1)	Providing Gap engineering with * access and visibility into any aspect of Gap’s Server Production Environment.

(2)	Supporting Gold Image initial Build, Patching and Software Upgrades as requested by Gap in the Service Catalog.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.6.2	Gap/IBM Confidential and Proprietary Information	Page 23 of 42

IX.	STORAGE MANAGEMENT

Storage within the Production Environment will be Supplier managed only. Supplier’s responsibilities for Gap’s storage infrastructure (including Direct Attached Storage (DAS), Network Attached Storage (NAS), and Storage Area Network (SAN)) include:

9.1	General Requirements

(a)	Implementing, maintaining, operating, supporting, allocating per Gap’s direction, and monitoring Gap’s storage environment.

(b)	At all times, remaining current in the knowledge and use of data storage technology and management products and applying this knowledge to Gap’s storage environment.

(c)	Adhering to mutually agreed to Gap standards: products, design, engineering configuration, layout, RAID levels, etc.

(d)	Provide for the availability, performance and integrity of Gap’s Data via storage management operations and processing.

9.2	Online Storage Management

(a)	Implementing and maintaining the storage infrastructure solution in compliance with Gap technology architecture requirements and in accordance with Gap’s corporate standards.

(b)	Allocating storage and assigning and initializing online storage volumes as response to demand and usage and as otherwise required by Gap.

(c)	Configuring volumes and file systems on host systems as required by Gap.

(d)	Adding or deleting storage volumes and file systems based on demand/usage, including returning freed resources back to the free resource pool.

(e)	Securing Gap Data through the use of * as required by Gap.

(f)	Conducting pro-active monitoring of storage for availability, per Gap defined thresholds.

(g)	Identifying and recommending additional capacity or improvements to the storage infrastructure to Gap.

(h)

Utilizing the Software tools as mutually agreed upon by Gap and Supplier, conducting pro-active monitoring per Gap defined thresholds to measure the efficiency of online storage access and taking corrective action as

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.6.2	Gap/IBM Confidential and Proprietary Information	Page 24 of 42

needed (including performance adjustments to Equipment and Software, or file placement as required to maximize performance). Monitoring and tuning performance, as specified by Gap.

(i)	Configuring the cache for optimal performance across all environments, as specified by Gap.

(j)	Using appropriate RAID levels as specified by Gap and in accordance with Gap’s engineering guidelines to provide optimal performance and storage optimization.

(k)	Reporting raw metrics to Gap via native tools for storage environment.

(l)	Managing firmware, Software and patches to current levels for storage and host components.

9.3	SAN Management

Supplier’s responsibilities for Implementing, maintaining, operating, supporting, optimize, and monitoring Gap’s SAN solution include:

(a)	Provisioning and configuring the storage Network (SAN switches, routers, etc) *, and in compliance with Gap technology architecture requirements and in accordance with Gap’s corporate standards.

(b)	Documenting and providing SAN topology/configuration to Gap.

(c)	Maintaining configuration management data and providing to Gap for use within *.

(d)	Monitoring performance of the storage network in compliance with Gap technology architecture requirements and in accordance with Gap’s corporate standards. Supplier will tune performance, at Gap’s direction.

(e)	Monitoring performance on the host interfaces in compliance with Gap technology architecture requirements and in accordance with Gap’s corporate standards. Supplier will tune performance, at Gap’s direction.

(f)	Implementing redundant, load balanced connections to storage, in accordance with Gap’s design.

(g)	Managing firmware, Software and patches to current levels for storage Network and host components.

(h)	Securing Gap Data through the use of * as Approved by Gap.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.6.2	Gap/IBM Confidential and Proprietary Information	Page 25 of 42

9.4	Data Lifecycle Management

Supplier’s responsibilities for Implementing and Maintaining the data lifecycle management solution include:

(a)	Conducting Storage Resource Management (SRM) by monitoring * and reporting * and recommending possible improvements to Gap.

(b)	Reporting storage resource usage to Gap on a * basis.

(c)	Performing storage administration functions in support of Gap’s defined data lifecycle management implementation.

(d)	Managing the archiving of inactive files and reporting on online storage directories.

(e)	Providing data migration/archive management.

(f)	Managing online storage Gap defined thresholds and data archives.

(g)	Providing online storage compression and/or encryption as needed and as possible within production processing schedules.

9.5	Archiving

Supplier’s responsibilities for Implementing, maintaining, operating, supporting, optimize, and monitoring Gap’s data archiving solution include:

(a)	Providing support for data archiving to off-line storage in support of business requirements for data retention.

(b)	Complying with in-country regulations and requirements for data archiving/retention.

9.6	External Storage Media Management

Supplier’s responsibilities for External Storage Media Management operations and processing include:

(a)	Utilizing efficient and effective External Storage Media, tools and processes for Gap’s data and programs.

(b)	Assuming full operational responsibility for all External Storage Media Management functions, both on- and off-site.

(c)	Administering External Storage Media library operations.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.6.2	Gap/IBM Confidential and Proprietary Information	Page 26 of 42

(d)	Conforming all off-site storage schedules (including those of all Third Party Vendors) to Gap’s business continuity plans as agreed to by Gap and Supplier.

(e)	Assuming operational responsibilities for all External Storage Media Management functions, both on- and off-site, for External Storage Media library operations and administration, including managing and supporting Gap’s Third Party Vendors providing external storage services as of the Initiation Date until such agreements are transitioned and performing system data backup and recovery as required and in accordance with agreed upon External Storage Media standards.

(f)	Utilizing efficient and effective storage media, tools and processes for Gap’s data and programs.

(g)	Accurately store production Data on External Storage Media and recopying External Storage Media as necessary to support read/write errors.

(h)	Performing External Storage Media mounts as necessary to support operational activities at all sites.

(i)	Maintaining a database cataloging the archival system for the media library.

(j)	Monitoring External Storage Media for reliability and minimizing of read/write errors during the entire period of retention.

(k)	Monitoring and reporting on External Storage Media usage on a * basis.

(l)	Recopying External Storage Media as necessary to support minimizing of read/write errors, and developing procedures for refreshing media with Gap’s Approval.

(m)	Monitoring External Storage Media to comply with Gap and government requirements and reporting, including Gap Record Retention Policies set forth in Exhibit D.5 (Gap Record Retention Policy).

(n)	At Gap’s direction and in accordance with Exhibit C (Fees and Resource Baselines), purchasing and maintaining adequate supplies for the External Storage and cleaning Media.

(o)	Retrieving archived External Storage Media from on-site and off-site storage as requested by Gap or as required in an emergency, which shall not include regularly scheduled Disaster Recovery testing.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.6.2	Gap/IBM Confidential and Proprietary Information	Page 27 of 42

(p)	Following, maintaining and (subject to Gap’s Approval) updating procedures in the Procedures Manual governing cycling/rotation of External Storage Media, External Storage Media Management and External Storage Media retention periods, with attention to auditing requirements as identified by Gap.

(q)	Providing and maintaining an inventory control system to properly manage External Storage Media in storage and preparing them for shipment to the contingency site or for use as required. A report of the media inventory is to be provided to Gap on a * basis.

(r)	Recycling media regularly, managing media replacement, and recopying media to provide data integrity and quality.

(s)	Disposing of retired media in an environmentally sound manner after purging any Gap data in accordance with the Procedures Manual and maintaining records of retired media for reference.

(t)	At least once every *, retrieving a randomly selected data file as a test and verifying that the data can be restored in a usable fashion and reporting the results to Gap.

(u)	Provide Gap online reports of media usage.

9.7	Off-Site Storage Management

Supplier’s responsibilities for off-site removable media data storage and reporting include:

(a)	Assuming the performance of operational responsibilities for off-site media storage including integrity checking, defining storage requirements and assuring compliance with Gap and/or government requirements.

(b)	Recommending and managing requirements, procedures, and standards for off-site storage, as directed and Approved by Gap.

(c)	Complying with, and requiring that all Third Party Vendors providing External Storage Media Services to Gap comply, with the agreed upon requirements.

(d)	Controlling and managing External Storage Media and business-recovery related Documentation at *. * also includes External Storage Media business recovery functions such as packaging and transportation to and from storage and remote computer recovery centers.

(e)	Provide * in a physically and environmentally controlled and protected area with fire protection and *

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.6.2	Gap/IBM Confidential and Proprietary Information	Page 28 of 42

designed to prevent unauthorized access, in accordance with the Procedures Manual.

(f)	Managing compliance with Gap off-site External Storage Media procedures, including:

(1)	Preparing media for off-site storage, or to other Third Parties as requested by Gap, or as otherwise required.

(2)	Logging and tracking all physical External Storage Media in and out of the data center and/or remote locations.

(3)	Shipping and receiving media to and from the off-site storage location(s) on a * basis, or as required.

(4)	Maintaining the rotation of the External Storage Media that is required for off-site storage.

(5)	Returning media as required to the originating Gap location.

(6)	Provide materials transportation to and from off-site storage in environmentally controlled vehicles operated by bonded personnel.

(7)	Maintaining the integrity of data shipped to off-site storage.

(8)	Managing Third Party Vendors that provide off-site storage services, auditing them for compliance and control procedures, and notifying Gap of any issues.

(9)	Advising Gap of any modifications to agreements with Third Party Vendors providing off-site storage that would improve the efficiency of the Services or otherwise benefit Gap.

(10)	Managing the inventory of off-site media.

(11)	Providing an emergency media return process.

(12)	Complying with, and reviewing compliance with, physical specifications, retention periods and Gap’s Policies and Procedures.

9.8	Backup and Recovery – Servers

Supplier’s responsibilities for Server backup and recovery services include:

(a)	Assuming full responsibility for Gap’s Server Environment data backup requirements, including periodic * and * from the *.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.6.2	Gap/IBM Confidential and Proprietary Information	Page 29 of 42

(b)	Implementing and maintaining the backup and recovery infrastructure solution in compliance with Gap technology architecture requirements and in accordance with Gap’s corporate standards and in accordance with the Procedures Manual.

(c)	Performing Server data backup and recovery as required and in accordance with the Procedures Manual.

(d)	Performing a server data backup of Servers when they are initially Installed and configured so that all Servers can be restored to their original state. Supplier shall verify that these initial backups are valid.

(e)	Performing Server data backup prior to performing any maintenance on a Server so that the Server Environment can be successfully rolled back in the event that the maintenance is not successful.

(f)	Periodically, and not less frequently than once per *:

(1)	*; and

(2)	*.

(g)	Managing, maintaining and applying upgrades to backup and recovery Software tools and in accordance with Section 5 (Change Management) of Exhibit A.2 (Cross Functional Services).

(h)	Maintaining the backup and recovery environment such that any server can be backed up and restored in a timeframe described in the Procedures Manual, including keeping online versions of all backups for at least * after the backup is performed so that the majority of restorations are performed disk to disk, not from a tape backup. (This does not relieve Supplier of the obligation to also maintain off-site backups.)

(i)	Working with Gap in accordance with Section 5 (Change Management) of Exhibit A.2 (Cross Functional Services) to Resolve Incident and Problem Resolution and support issues.

(j)	Creating, maintaining and providing Documentation to Gap as required for Gap to monitor Supplier’s compliance with backup and recovery requirements, including retention and storage requirements set forth in Gap’s Polices and Procedures and the Procedures Manual.

(k)	Performing Documentation control/update functions on all Operational Documentation.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.6.2	Gap/IBM Confidential and Proprietary Information	Page 30 of 42

(l)	Installing backup Servers, tape, disk and other Equipment required to Maintain a support level for the Servers necessary to meet Gap’s Business Objectives.

9.9	Backup and Recovery – Client Data on a Server

Supplier’s responsibilities for client data on a Server backup and recovery services include:

(a)	Assuming full responsibility for Gap’s Client Device system data that is stored on a Server backup, based upon Gap requirements, including * and * from the *.

(b)	Implementing and maintaining the Client Device data that is stored on a Server backup and recovery infrastructure solution in compliance with Gap technology architecture requirements and in accordance with Gap’s corporate standards and in accordance with the Procedures Manual.

(c)	Maintaining the Client Device data that is stored on a Server backup and recovery environment such that any Client Device can be backed up and restored in a timeframe acceptable to Gap, including keeping online versions of all backups for at least * after the backup is performed so that the majority of restorations are performed disk to disk, not from a tape backup. (This does not relieve Supplier of the obligation to also maintain off-site backups.)

(d)	Managing, maintaining and applying upgrades to Client Device data that is stored on a Server backup and recovery system Software tools as specified by Gap and in accordance with the Section 5 (Change Management) of Exhibit A.2 (Cross Functional Services).

(e)	Periodically, and not less frequently than once per *:

(1)	*; and

(2)	*.

(f)	Providing * and * for Client Device data that is stored on a server backup and recovery as required by the Help Desk in response to Authorized User requests.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.6.2	Gap/IBM Confidential and Proprietary Information	Page 31 of 42

(g)	Contacting Gap and/or Third Parties in accordance with Section 5 (Change Management) of Exhibit A.2 (Cross Functional Services) as necessary and working with them on Incident and Problem Resolution and support issues.

(h)	Creating, maintaining and providing Documentation to Gap as required for Gap to monitor Supplier’s compliance with backup and recovery requirements, including retention and storage requirements set forth in the Procedure Manual.

(i)	Performing Documentation control/update functions on all operational Documentation.

X.	ASSET MANAGEMENT

10.1	Asset Inventory and Management Systems

(a)	Supplier’s Asset Inventory and Management responsibilities shall be limited to the following:

(1)	Supplier will have responsibility to execute IMAC and Disposal activities in accordance with the Procedures Manual.

(2)	Verifying, where appropriate, inventory information upon an Authorized User’s request for * or * received from the Help Desk.

(3)	As part of the Change Management process notify Gap of any changes requiring Asset Inventory updates (i.e., asset relocation, upgrades, Software updates or Implementation).

10.2	Configuration Management

Subject to the Procedures Manual, Supplier’s responsibilities for configuration Management for all Equipment and Software include:

(a)	Supplier will have responsibility to execute IMAC and Disposal activities in accordance with the Procedures Manual.

(b)	Maintaining and updating a library of information and Documentation for any new, enhanced or modified Equipment and Software Installed by Supplier in the Gap IT Environment, by enabling the configuration agent per Gap’s direction.

(c)	Complying with the Procedures Manual and Gap’s standard configurations for Equipment and Software at all times.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.6.2	Gap/IBM Confidential and Proprietary Information	Page 32 of 42

XI.	EQUIPMENT AND SOFTWARE SUPPORT

11.1	Current Deployed Products

A description of Gap’s current Equipment and Software requirements that are Approved by Gap and designated for standard use within the Gap IT Environment (the “Current Deployed Products”) is set forth on Exhibit D.6 (Technical Architecture and Product Standards). A description of Gap’s list of approved Equipment and Software, and configurations for use by Gap Authorized Users is set forth Gap’s IT architecture framework and IT standards and may be modified by Gap and agreed to by Supplier from time to time. To the extent Supplier recommends any additions, Changes or modifications to the Current Deployed Products, it shall submit such recommendations to Gap for review and Approval.

11.2	Equipment and Software Maintenance and Support

Supplier’s responsibilities for Equipment and Software maintenance include:

(a)	Coordinating and managing Third Party Vendors (including IBM, where IBM is the Gap maintenance provider) that provide maintenance-related support for Equipment and Software used to provide the Services and performing these responsibilities regardless of the Party (Supplier or Gap) that has financial responsibility for the underlying asset and maintenance expenses.

(b)	Scheduling all maintenance of Equipment and Software in accordance with this Section 13 (Equipment and Software Support), and Section 5 (Change Management) of Exhibit A.2 (Cross Functional Services) and in a manner that minimizes disruption to Gap’s business operations.

(c)	Gap is financially responsible for the underlying Equipment maintenance expense. At Gap’s request, Supplier shall arrange for such qualified Third Party Vendors to provide, maintenance for such Equipment and Software. Such maintenance shall be provided to keep the assets in good operating condition and in accordance with manufacturer’s specifications or other agreements as applicable, so that such assets shall qualify for the manufacturer’s standard maintenance plan upon sale or.

11.3	Equipment Operations and Support

The operational responsibility for various categories of Equipment is provided in the Financial Responsibility Matrix (Exhibit C.7) and as is described in the Statements of Work. Where Supplier is obligated to provide operational and technical support for Equipment, Supplier’s responsibilities include:

(a)	Coordinating Tier 2 and Tier 3 Support in accordance with Section 10 (Help Desk/Tier 2 and Tier 3 Support) of Exhibit A.2 (Cross Functional Services).

Exhibit A.6.2	Gap/IBM Confidential and Proprietary Information	Page 33 of 42

(b)	Resolving Incidents and Problems associated with Equipment and providing maintenance and Break/Fix support (including calling out Gap maintenance providers, where appropriate) in accordance with Section 11 (Incident and Problem Management) of Exhibit A.2 (Cross Functional Services).

(c)	Providing periodic reporting (on at least a * basis, as requested by Gap) to Gap on all of Supplier’s Equipment support activity.

(d)	Where Supplier has operational responsibility for Equipment, the operations and support requirements include:

(1)	Providing all operations and support for all Standard Equipment and new Equipment that is deployed throughout the Term.

(2)	Installing, moving, adding, and changing Equipment and related peripherals in accordance with Section 5 (Change Management) of Exhibit A.2 (Cross Functional Services) as a *.

(3)	Electronically monitoring Equipment used to provide the Services to verify that it is in good working order.

(4)	Mitigating or eliminating Equipment Incidents and Problems in accordance with Section 5 (Change Management) of Exhibit A.2 (Cross Functional Services) at Gap’s direction.

(5)	Coordinating efforts with Third Party Vendors providing services or maintenance to keep Equipment and System Software operating effectively.

(6)	Performing reactive troubleshooting, which may include maintenance activities, to effectively identify potential Incidents and Problems, and attempting to eliminate Incidents relating to or affecting the Equipment before they occur.

(7)	Identifying the scope of an Incident and/or Problem relating to Equipment and providing operational and technical assistance to Resolve the Incident and Problem.

(8)	In the event Gap must replace Equipment and/or Software to conduct a repair, copying data and performing backups.

(e)	For all Equipment purchased or leased by Gap, Supplier shall coordinate and manage all Third Party Vendors that provide OEM warranty service or support.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.6.2	Gap/IBM Confidential and Proprietary Information	Page 34 of 42

11.4	System management

Subject to mutual approval, Supplier shall Install and customize tools and processes to allow automated and remote system management of the Gap IT Environment. Such processes shall include Software distribution, backups and others.

(a)	Supplier shall monitor for, work to proactively prevent, and remove Malware on the Equipment.

11.5	Server Equipment Disposal

Supplier’s responsibilities for the redeployment and disposal of Equipment include:

(a)	To the extent the Equipment is owned or leased by Supplier, Supplier is financially responsible for all reasonable disposal costs and expenses. Supplier shall dispose of all such Equipment in an appropriate, environmentally responsible manner in accordance with the Procedures Manual.

11.6	Software Support

The financial responsibility for various categories of Software is provided in the Financial Responsibility Matrix (Exhibit C.7) and as is described in the Statements of Work. Supplier is obligated to provide operational and technical support for Software, including:

(a)	Providing and/or coordinating Tier 2 and Tier 3 Support in accordance with Section 10 (Corporate Help Desk/Tier 2 and Tier 3 Support) of Exhibit A.2 (Cross Functional Services).

(b)	Correcting Incidents and Problems associated with Software and providing the necessary maintenance and Break/Fix support in accordance with Section 11 (Incident and Problem Management) of Exhibit A.2 (Cross Functional Services).

(c)	Monitoring and assessing recommended and required corrections to Software from Third Party Software Vendors, and submitting recommendations for Implementation of these to Gap for Approval.

(d)	Installing Third Party supplied corrections and patches to all Software as Approved by Gap.

(e)	Complying with the Procedures Manual for enhancement to Software support.

Exhibit A.6.2	Gap/IBM Confidential and Proprietary Information	Page 35 of 42

(f)	Installing and implementing “dot” releases of all Software as required by Gap and in accordance with the terms of the Agreement.

(g)	Maintaining master copies of the Software associated with Current Deployed Products in a secure, central location and providing Gap with access to this Software upon request.

(h)	Unless otherwise directed by Gap, Installing, upgrading, and changing Software to prescribed release levels. Software currency and release levels are described in Section 13.10 (Software Currency and Release Levels). Software version upgrades will be handled as an *.

(i)	Installing third party-supplied releases for Third Party Software Problems, as scheduled in accordance with Section 5 (Change Management) of Exhibit A.2 (Cross Functional Services).

11.7	Electronic Software Distribution

Supplier’s responsibilities with respect to electronic Software distribution include:

Utilizing * for Desktop Imaging, Supplier shall provide the following:

(a)	Distribute new Software to Equipment. Gap may also require alternative transport methods (for example, CDs, etc.) due to size and bandwidth parameters.

(b)	Scheduling Software distributions with Gap to minimize Authorized User disruption, and minimal Authorized User assistance and interaction, to support time-critical release upgrades, deploy urgent patches, follow Gap “quiet period,” comply with the Procedures Manual and Maintain current projects.

(c)	Installing Software via an automated installation package without Authorized User interaction.

(d)	Providing Software distribution processes consistent with the configurations associated with current deployed products as required to support different environments in an automated way

(e)	Prepare and test Software distribution packages and scripts.

(f)	Providing an effective back-out process that is utilized where necessary.

(g)	Providing and implementing processes to link Software distributions and Equipment inventories to verify the success of local and global deployments and to implemented, track and recorded the configurations in *.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.6.2	Gap/IBM Confidential and Proprietary Information	Page 36 of 42

(h)	Maintaining systems and procedures to effectively distribute anti-Malware Software to Gap Server Equipment as currently deployed, in accordance with Section 2.2 (Malware Protection) of Exhibit A.2 (Cross Functional Services).

11.8	Automated and Remote system management

(a)	Supplier shall utilize tools and processes, including those identified on agreed upon Tools, to allow automated and remote system management of the IT Environment. Examples of such tools and processes include:

(1)	Broadcast Software distribution.

(2)	System monitoring.

(3)	Backup.

(4)	Server administration; Server Management re-configuration

(5)	Automatic alerting and the process proposed for notifying Gap.

(b)	When requested by Gap, Supplier shall assist Gap in the evaluation, implementation and maintenance for new tools and processes for automated and remote system management and restoration of Servers, as a *.

(c)	Implementing and using tools allowing automated and remote system management and monitoring of the Equipment and Software Gap IT Environment. Such tools shall be used to assist Authorized Users by allowing Supplier to remotely monitor, manage, or restore Equipment and Software utilized by Authorized Users. The Party’s shall agree upon Supplier’s use of such tools, and the extent to which they may be used.

(d)	Implementing tools to actively monitor and manage Gap’s IT Environment, with the goal of moving Gap’s IT Environment from reactive to proactive monitoring; and implementing management tools to enhance the stability and function of the Gap IT Environment.

11.9	Software Currency and Release Levels

(a)	Subject to this section 11.9 (Software Currency and Release Levels) Supplier shall provide support for all Software versions and release levels that exist in the Gap IT Environment as of the Initiation Date until otherwise directed by Gap.

(b)	Supplier shall support Software under its operational responsibility at a recently released and generally available version of the Software (the “N” or “N-1” release level for the longer of (1) the *

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.6.2	Gap/IBM Confidential and Proprietary Information	Page 37 of 42

following version N’s general public availability or (2) the time the licensor discontinues standard commercially available support and maintenance for such version or release.

(1)	“N” shall mean the current and generally available major release of a Software product, including all service packs, releases or dot releases (e.g., as of the Initiation Date, *, * and *).

(2)	“N-1” shall mean the generally available previous major release of a Software product, including all service packs, updates or dot releases (e.g., as of the Initiation Date, *, *, *).

(c)	As directed by Gap, Supplier shall support release N-2 and earlier versions in the Gap IT Environment of the Software until the date the licensor discontinues standard commercially available support and maintenance for such version or release.

(d)	*.

11.10	Connectivity

Supplier’s responsibilities with respect to connectivity include:

(a)	Providing and managing telecommunication connectivity (data, voice, video, or other) in support of the Services.

(b)	All Supplier personnel not physically present at specified Gap Sites shall connect to the Gap Network via Supplier-provided VPN.

XII.	GAP RESPONSIBILITIES

12.1	General

Except as otherwise agreed by the parties under this Agreement, Gap will be responsible for the items listed below. Subject to Section 17.2 (Interfering Acts) of the Agreement, nothing in this Section 15 (Gap Responsibilities) shall relieve Supplier of its obligations under this Statement of Work or the Agreement. With respect to the items and access provided by Gap, as set forth in this Section, Supplier shall use commercially reasonable efforts to utilize such items and access to such systems only to the extent necessary for, and only in the performance of Services under this Statement of Work.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.6.2	Gap/IBM Confidential and Proprietary Information	Page 38 of 42

12.2	Gap Retained Responsibilities

(a)	Provide on-site support at remote locations where there is no permanent Supplier staff, for Server reset, tape backup mounts, print services, as mutually agreed. Such support will be English speaking to provide hands and eyes for Supplier Global Services support staff who are remote to those locations.

(b)	Provide racks and floor space for all current tapes and archive tapes required.

(c)	Define data retention requirements and request data restoral services for data if it is required.

(d)	Provide Application support, including development and maintenance, and compliance with the promotion to production process detailed in the Procedures Manual.

(e)	Retain asset ownership and financial responsibility for maintenance and support of all network printers as set forth in the Financial Responsibility Matrix (Exhibit C.7).

(f)	Provide Tier 2 and Tier 3 support for Gap retained Software as identified and mutually agreed to in writing during Transition Period.

(g)	Pay the shipping costs for disposal of Gap-owned Servers.

(h)	Be responsible for disposal of the mainframe hardware and Gap owned Software when the mainframe is retired.

(i)	Retain * as set forth in the Agreement.

(j)	Retain * and *.

(k)	Retain * and * for Gap owned facilities as set forth in the Agreement.

(l)	Gap engineering shall be responsible for transforming and translating Gap’s business requirements into system requirements and working on technical designs for the Gap Server Environment. Specifically, Gap shall:

(m)	Verify requirements

(n)	Perform initial assessment

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.6.2	Gap/IBM Confidential and Proprietary Information	Page 39 of 42

Exhibit A.6.3 – Statement of Work Non-Production Environment Server

Services

to

First Amended and Restated Master Services Agreement

March 2, 2009

This document contains confidential and proprietary information of The Gap, Inc. and IBM. Except with the express prior written permission of The Gap, Inc. and IBM, this document and the information contained herein may not be published, disclosed, or used for any other purpose.

Exhibit A.6.3	Gap/IBM Confidential and Proprietary Information

Exhibit A.6.3	Gap/IBM Confidential and Proprietary Information

Statement of WorkServer Services – Non-Production

I.	GENERAL

1.1	Introduction

This Exhibit A.6.3 (Non-Production Environment Server Services Statement of Work) to the Agreement (this “Statement of Work”) sets forth the minimal non-production environment server services that Supplier shall provide as of the Initiation Date, including services (1) to support Gap’s IT Non-Production Environment, all as more particularly described in this Statement of Work and (2) with respect to the operation, management and support of Gap’s Server Non-Production Environment, all as more particularly described in this Statement of Work (collectively described as the “Non-Production Environment Server Services”). The Non-Production Environment Server Services described herein apply generally to all Services provided by Supplier to Gap pursuant to the Agreement and shall be provided utilizing Supplier’s best practices. With respect to the Non-Production Environment Server Services hereunder, Supplier will also perform all activities and requirements as specified in Exhibit A.2 (Cross Functional Services Statement of Work), except for Section 2 (Security) of Exhibit A.2 (Cross Functional Services Statement of Work) which shall be limited to services described in Section 8.5 (Electronic Software Distribution) of this Statement of Work.

Supplier shall provide information on the Non-Production Environment Server Services using a media that is efficient, easy to use, and easily accessible by Gap Authorized Users and subject to Approval by Gap. Gap expects that Supplier will bring value to areas in addition to those identified in the Agreement and this Statement of Work. Supplier should describe any unique capabilities it possesses for assisting Gap in achieving additional improvements and describe how it would make such capabilities available to Gap.

Unless otherwise provided, references to Sections will be to Sections of this Statement of Work and references to Exhibits will be to Exhibits of the Agreement. The section headings in this Statement of Work are for reference purposes only and will not affect in any way the meaning or interpretation of this Statement of Work.

Supplier shall provide the Non-Production Environment Server Services as required to meet or exceed the Service Levels in Exhibit B.1 (Service Level Matrix). Supplier (i) has responsibility for the performance of the Non-Production Environment Server Services detailed in this Statement of Work; and (ii) shall be held responsible for the performance of the Non-Production Environment Server Services without regard to the use by Supplier of third-party products or suppliers. All changes to this Statement of Work will be mutually agreed to by Gap and Supplier and implemented and managed using the Change Control Procedures.

Exhibit A.6.3	Gap/IBM Confidential and Proprietary Information	Page 1 of 24

1.2	Definitions

Except as otherwise expressly provided herein, or unless the context clearly requires otherwise, capitalized terms used in this Statement of Work shall have the meanings set forth below. Capitalized terms used in this Statement of Work but not otherwise defined in this Statement of Work shall have the meanings ascribed to them in Exhibit A.1 (Glossary to Statements of Work).

“Agreement” means the First Amended and Restated Master Services Agreement dated as of the Effective Date between Gap and Supplier.

“Currently Deployed Products” has the meaning set forth in Section 8.1 (Currently Deployed Products).

“DAS” or “Direct Attached Storage” means one (1) or more dedicated storage devices that connect directly to a single host server and provide block-level access to storage. The storage devices may reside in a separate physical enclosure or may reside in separate I/O drawers within the server frame. The host is connected to the DAS via the disk drives’ native method of connectivity (i.e. ATA, SCSI, SATA, SSA, or other proprietary method, etc.).

“DBA” has the meaning set forth in Section 3.4 (DBA Demarcation).

“DBMS” means data base management system.

“Domain Controller” has the meaning set forth in Section 4 (Directory Services and Network Based Appliances).

“Gold Image” contains the Base OS, current OS patches and agreed to standard system tools, as set forth in Attachment A (Initial Base OS Gold Images) to Exhibit D.26 (Service Catalog). *.

“NAS” or “Network Attached Storage” means a storage device whose primary purpose is to provide network access to file systems via an Internet Protocol (“IP”) network. The host servers primarily connect to the NAS via Ethernet Network Interface Cards (“NICs”) installed in the servers. File system services are provided by the NAS device itself and the host servers utilizing the LAN access these file systems via the IP network.

“Network Based Appliances” has the meaning set forth in Section 4 (Directory Services and Network Based Appliances).

“NFS” means network file system.

“NIS” means network information services.

“Non-Production Environment” means Supplier Systems and Gap Systems used to provide Services for all Non-Production Server Images.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.6.3	Gap/IBM Confidential and Proprietary Information	Page 2 of 24

“Non-Production Environment Server Services” has the meaning set forth in Section 1.1 (Introduction).

“Non-Production Server Image” means a Server Image that *. A Non-Production Server Image can be created on a * and leverages an account standard Gold Image consisting of an operating system, system management tools, and virtualization technology. *.

“NTP” means network time protocol.

“SAN” or “Storage Area Network” means an enterprise class, high-performance storage subsystem whose primary purpose is to provide block-level access to storage. Host servers connect to the SAN via a fibre channel network fabric using Host Bus Adapters (“HBAs”) installed in the servers. The host server operating system provides file system services.

“SRM” means storage resource management.

II.	OPERATING PRINCIPLES AND OBJECTIVES

Supplier shall perform the Services in accordance with the following Gap operating principles and objectives:

(a)	All Equipment and Software configurations shall be standardized and access to all Equipment and Software must be capable of being restricted based on the Procedures Manual.

(b)	Authorized Users shall have access to all assigned Software and data from any location when signed in.

(c)	Supplier shall use Supplier’s best practices in all aspects of the Services to provide a reliable and scalable environment and shall follow the Procedures Manual.

(d)	All Services shall be provided in compliance with and controlled by the Procedures Manual.

(e)	The Help Desk is responsible for initial contact with Authorized Users for IT needs, issues, requests, Incidents, and Problems.

(f)	The Authorized User experience shall be managed by the Help Desk.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.6.3	Gap/IBM Confidential and Proprietary Information	Page 3 of 24

III.	DATABASE MAINTENANCE, SUPPORT AND MANAGEMENT

3.1	Database Maintenance and Technical Support

Supplier’s responsibilities for database maintenance and support include:

(a)	Performing physical database administration functions for the databases, including storage management services, installing, maintaining, tailoring and monitoring of database Software, backup and recovery, standards, tuning and support.

(b)	Maintaining database Equipment and Software and database management related tools.

(c)	Allocating database storage and identifying and recommending future database storage needs based on Gap’s usage and trends.

(d)	Configuring database storage at the operating system level.

(e)	Implementing and maintaining the physical database instance environment and the primary physical database storage structures (table spaces) once an Application and its database have been designed.

(f)	Implementing and modifying database security roles and administering access authorization to database resources.

(g)	Debugging database system Incidents and Problems and apply fixes if necessary, all in accordance with Section 11 (Incident and Problem Management) and Section 5 (Change Management) of Exhibit A.2 (Cross Functional Services Statement of Work).

(h)	Developing and maintaining job scripts related to physical database administration.

(i)	Providing DBMS ID administration in accordance with the Procedures Manual.

3.2	Database Management

Supplier’s responsibilities for database management include:

(a)	Performing physical DBMS database control functions to support systems existing as of the Initiation Date, and any planned new systems .

(b)	Maintaining, operating, and upgrading all Supplier-provided automated monitoring tools to monitor database performance.

Exhibit A.6.3	Gap/IBM Confidential and Proprietary Information	Page 4 of 24

(c)	Performing database shutdowns and restarts in accordance with Section 11 (Incident and Problem Management) and Section 5 (Change Management) of Exhibit A.2 (Cross Functional Services Statement of Work).

(d)	Performing reorganizations and preventative maintenance to optimize performance as required, including monitoring archive log growth and database reorganizations.

(e)	Maintaining the databases to meet performance Gap defined configuration standards, maximize efficiency and minimize outages.

(f)	Maintaining, updating, and implementing database archive processes and procedures to recover from an outage or corruption to meet Gap’s business requirements.

(g)	Providing physical database management support including providing backups to meet Gap’s business requirements and restores of data from an outage or corruption to meet Gap’s business requirements.

(h)	Installing, maintaining and supporting database Software products (e.g., installation of patches and service packs for major and minor releases) and testing and implementing database environment Changes as Approved by Gap in accordance with Section 5 (Change Management) of Exhibit A.2 (Cross Functional Services Statement of Work).

(i)	Resolving Incidents caused by lack of capacity (e.g., dataset or table space capacity events, full log files etc.).

(j)	Maintaining contacts with third party database and utility Software vendors who provide updates to keep systems current.

(k)	Performing Incident and Problem detection and fault isolation for downtime and database utilization events.

3.3	Database Administrative Support

Supplier’s responsibilities for database administrative support include:

(a)	Employing database performance analysis to confirm physical database requirements to support Gap’s business systems.

(b)	On request, providing Gap with Documentation of files generated by the file Management system, including name and utilization statistics.

(c)	Developing, documenting and maintaining physical database standards and procedures subject to Gap’s Approval.

Exhibit A.6.3	Gap/IBM Confidential and Proprietary Information	Page 5 of 24

(d)	Participating and cooperating with Gap and Third Party Vendors in determining physical database Changes; the impact of ADM work; and Implementing necessary Changes to relevant databases, subject to Gap’s Approval and in accordance with Section 5 (Change Management) of Exhibit A.2 (Cross Functional Services Statement of Work).

3.4	DBA Demarcation

Physical Database Administrator (“DBA”) support includes the following:

(a)	The structure of the database as well as the database software in database environments.

(b)	Installing software, applying maintenance fixes, building a database structure, and maintaining up/down availability of the database and monitor tablespace usage.

(c)	Implementing tuning parameter changes as directed by a Logical DBA resource.

(d)	Maintaining database backups and performing recovery restores of the database and maintaining database maintenance scripts/jobs.

Logical Database Administrator support includes the following:

(a)	Data security/integrity, application schema design, application SQL performance.

(b)	Providing application testing support in development and test environments, which would encompass application database cloning, selective data refreshes in support of testing, review of developer code or vendor code and recommendations for SQL tuning for database performance issues.

(c)	Developing and testing the scripts for database code changes and migrations to production.

*.

IV.	DIRECTORY SERVICES AND NETWORK BASED APPLIANCES

Supplier’s responsibilities for supporting, maintaining and operating Gap’s Non-Production Network Based Appliances on the same physical device, known as either a “Domain Controller” or “Network Based Appliance” include:

4.1	Network Based Appliances

(a)	Supplier shall provide a common set of services for Domain Controllers or Network Based Appliances which shall be supported as a caching and Network performance service.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.6.3	Gap/IBM Confidential and Proprietary Information	Page 6 of 24

(b)	Supplier shall support the Domain Controllers or Network Based Appliances, including:

(1)	Configure and maintain servers to provide agreed to Server Availability.

(2)	Manage the Server recovery process so that the impact to Network traffic is minimized.

4.2	*

(a)	Supplier shall monitor and take appropriate action such that each * is correctly participating in the overall * environment.

(b)	Supplier shall Implement an appropriate series of checks and balances so that the * are accurately resolving names.

4.3	*

(a)	Supplier shall monitor and take appropriate action such that each * is correctly participating in the overall * environment.

(b)	Supplier shall Implement an appropriate series of checks and balances so that the * are correctly assigning leases and meet the defined configuration settings.

4.4	*

Supplier’s responsibilities with respect to the management of Gap’s Non-Production * include:

(a)	Monitoring and supporting all * processes on all Domain Controllers.

(b)	Monitoring and supporting all * replication and site management (intra and inter site).

(c)	Developing processes and procedures such that Gap’s * environment can be restored to a functional state in accordance with Section 6 (Storage Management).

(d)	Providing elevated access Group Policy Administration.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.6.3	Gap/IBM Confidential and Proprietary Information	Page 7 of 24

(e)	Providing Logon Script maintenance.

(f)	Providing Supplier Organizational Unit (OU) and Supplier User Management.

(g)	Providing Trust Relationship Management.

(h)	Providing * and * interfaces.

(i)	Maintaining and enhancing existing Authorized User and administrator tools and web interfaces as necessary to support Gap’s * environment.

(j)	Managing and deploying global catalog Servers as directed by Gap.

(k)	Assuming full responsibility for daily operations and any interactions with identified Gap groups, necessary for the data integrity of the *.

(l)	Supporting all * related features not previously mentioned including *.

4.5	Proxy

(a)	Supplier shall be responsible for monitoring and maintaining any web cache proxy services.

(b)	Supplier will install, test, cutover, manage, monitor, and maintain the proxy server components for the data network and implement Gap security policies with respect to proxy servers. For the proxy servers, Supplier will:

(1)	Install, test, cutover, maintain, monitor, and remotely manage the proxy servers, which services, at a minimum, shall equal the services provided by Gap in place as of the Reference Date;

(2)	Administer and manage the proxy policies in accordance with Gap’s requirements; and

(3)	Provide URL filtering to restrict access by Gap Authorized Users to a defined set of URLs that are deemed inappropriate. This list will be updated every *, if required, and notify the Gap Infrastructure Partnership Executive of attempts to access such restricted URLs.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.6.3	Gap/IBM Confidential and Proprietary Information	Page 8 of 24

4.6	Domain Controller

Supplier’s responsibilities with respect to Non-Production Domain Controllers include:

(a)	Monitoring and taking appropriate action such that the * component of each of these servers is configured for optimal performance and availability.

(b)	Monitoring and taking appropriate action such that the * is participating appropriately in replication.

(c)	In the event of a rebuild, providing an efficient Network active directory recovery procedure that utilizes *.

V.	SERVER ENVIRONMENT

5.1	Servers – General Requirements

For this Statement of Work, “Servers” shall mean all classes of Gap Servers including Servers (*) in the Non-Production Environment.

Supplier will provide Gap with the Software tools for remote monitoring of the Non-Production Environment. These Software tools will be included in the Gold Image for the Non-Production Environment. At Gap’s request, Supplier will participate in the creation and test of the Non-Production Gold Image as described in the Service Catalog Item.

(a)	Non-Production Environment Server Services shall be performed on all existing and new Servers and associated peripheral Equipment in the Non-Production Environment.

(b)	Supplier’s responsibilities for Server administrative functions include:

(1)	Monitoring Gap’s Non-Production Images based upon Gap provided desired system thresholds contained in the Build Sheet for initial Images or as agreed through the Change Management process. Supplier will perform standard health checks to ensure awareness of unsatisfactory results. These health checks will include OS system measures such as resource utilization levels, system-generated error messages, etc. Automation of the monitoring function includes “event” records and “alerts”.

(2)	Responding to events, alerts, problems, or unsatisfactory health checks, within agreed to thresholds by providing:

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.6.3	Gap/IBM Confidential and Proprietary Information	Page 9 of 24

(A)	Problem identification according to Gap identified thresholds.

(B)	Performing standard operational bypass, recovery, and/or resolution actions according to Gap provided procedures.

(C)	Where resolution is not possible, notification to Gap by creation of a Problem ticket for Gap resolution, as described in Section 11 (Incident and Problem Management) of Exhibit A.2 (Cross Functional Services Statement of Work).

(3)	Providing Supplier emergency contacts to Gap.

(c)	Performing backup and restoration, as requested by Gap, as configured in the Backup client by the Gap system administrator.

(d)	Supplier managed production anti-virus infrastructure services will be made available to push patches to Non-Production Servers.

5.2	Server Operational Responsibilities

Supplier is responsible for:

(a)	Using agreed upon monitoring tools, monitoring Equipment and Software used to provide the Services with respect to the Servers, verifying and making adjustments to support proper Server operations, including:

(1)	monitoring up/down status of system processes;

(2)	monitoring and responding to system alerts and events, as described in Section 5.1(b)

(3)	monitoring and responding to Equipment alerts and events, as described in Section 5.1(b); and

(4)	monitoring and Maintaining system error logs.

5.3	Capacity Management

Supplier’s responsibilities with respect to capacity management include:

(a)	Monitoring system utilization, capacity thresholds as specified by Gap per Section 5.1(b).

Exhibit A.6.3	Gap/IBM Confidential and Proprietary Information	Page 10 of 24

VI.	STORAGE MANAGEMENT

Supplier’s responsibilities for Gap’s storage infrastructure (including Direct Attached Storage (DAS), Network Attached Storage (NAS), and Storage Area Network (SAN)) include:

6.1	General Requirements

(a)	Implementing, maintaining, operating, supporting, allocating for the SAN environment per Gap’s direction and monitoring Gap’s storage environment.

(b)	At all times, remaining current in the knowledge and use of data storage technology and management products and applying this knowledge to Gap’s storage environment.

(c)	Adhering to mutually agreed to Gap standards: products, design, engineering configuration, layout, RAID levels, etc.

(d)	Providing for the availability, performance and integrity of Gap’s Data via storage management operations and processing.

6.2	Online Storage Management

(a)	Implementing and maintaining the storage infrastructure solution in compliance with Gap technology architecture requirements and in accordance with Gap’s corporate standards.

(b)	Allocating storage and assigning and initializing online storage volumes as response to demand and usage and as otherwise required by Gap.

(c)	Securing Gap Data through the use of * as required by Gap.

(d)	Conducting pro-active monitoring of storage for availability, per Gap defined thresholds.

(e)	Identifying and recommending additional capacity or improvements to the storage infrastructure to Gap.

(f)	Utilizing the Software tools as mutually agreed upon by Gap and Supplier, conducting pro-active monitoring per Gap defined thresholds to measure the efficiency of online storage access and taking corrective action as needed (including performance adjustments to Equipment and Software, or file placement as required to maximize performance). Monitoring and tuning performance, as specified by Gap.

(g)	Configuring the cache for optimal performance across all environments, as specified by Gap.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.6.3	Gap/IBM Confidential and Proprietary Information	Page 11 of 24

(h)	Using appropriate RAID levels as specified by Gap and in accordance with Gap’s engineering guidelines to provide optimal performance and storage optimization.

(i)	Reporting raw metrics to Gap via native tools for storage environment.

(j)	Managing firmware, Software and patches to current levels for storage and host components.

6.3	SAN Management

Supplier’s responsibilities for Implementing, maintaining, operating, supporting, optimize, and monitoring Gap’s SAN solution include:

(a)	Provisioning and configuring the storage Network (SAN switches, routers, etc) *, and in compliance with Gap technology architecture requirements and in accordance with Gap’s corporate standards.

(b)	Documenting and providing SAN topology/configuration to Gap.

(c)	Maintaining configuration management data and providing to Gap for use within *.

(d)	Monitoring performance of the storage network in compliance with Gap technology architecture requirements and in accordance with Gap’s corporate standards. Supplier will tune performance, at Gap’s direction.

(e)	Monitoring performance on the host interfaces in compliance with Gap technology architecture requirements and in accordance with Gap’s corporate standards. Supplier will tune performance, at Gap’s direction.

(f)	Implementing redundant, load balanced connections to storage, in accordance with Gap’s design.

(g)	Managing firmware, Software and patches to current levels for storage Network.

(h)	Securing Gap Data through the use of * as Approved by Gap.

6.4	Data Lifecycle Management

Supplier’s responsibilities for Implementing and Maintaining the data lifecycle management solution include:

(a)	Reporting storage resource usage to Gap on a * basis.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.6.3	Gap/IBM Confidential and Proprietary Information	Page 12 of 24

6.5	Archiving

Supplier’s responsibilities for Implementing, maintaining, operating, supporting, optimize, and monitoring Gap’s data archiving solution include:

(a)	Providing support for data archiving to off-line storage in support of business requirements for data retention.

(b)	Complying with in-country regulations and requirements for data archiving/retention.

6.6	External Storage Media Management

Supplier’s responsibilities for External Storage Media Management operations and processing include:

(a)	Utilizing efficient and effective External Storage Media, tools and processes for Gap’s data and programs.

(b)	Assuming full operational responsibility for all External Storage Media Management functions, both on- and off-site.

(c)	Administering External Storage Media library operations.

(d)	Conforming all off-site storage schedules (including those of all Third Party Vendors) to Gap’s business continuity plans as agreed to by Gap and Supplier.

(e)	Assuming operational responsibilities for all External Storage Media Management functions, both on- and off-site, for External Storage Media library operations and administration, including managing and supporting Gap’s Third Party Vendors providing external storage services as of the Initiation Date until such agreements are transitioned and performing system data backup and recovery as required and in accordance with agreed upon External Storage Media standards.

(f)	Utilizing efficient and effective storage media, tools and processes for Gap’s data and programs.

(g)	Accurately storing Data on External Storage Media and recopying External Storage Media as necessary to support read/write errors.

(h)	Performing External Storage Media mounts as necessary to support operational activities at all sites.

(i)	Maintaining a database cataloging the archival system for the media library.

Exhibit A.6.3	Gap/IBM Confidential and Proprietary Information	Page 13 of 24

(j)	Monitoring External Storage Media for reliability and minimizing of read/write errors during the entire period of retention.

(k)	Monitoring and reporting on External Storage Media usage on a * basis.

(l)	Recopying External Storage Media as necessary to support minimizing of read/write errors, and developing procedures for refreshing media with Gap’s Approval.

(m)	Monitoring External Storage Media to comply with Gap and government requirements and reporting, including Gap Record Retention Policies set forth in Exhibit D.5 (Gap Record Retention Policy).

(n)	At Gap’s direction and in accordance with Exhibit C (Fees and Resource Baselines), purchasing and maintaining adequate supplies for the External Storage and cleaning Media.

(o)	Retrieving archived External Storage Media from on-site and off-site storage as requested by Gap or as required in an emergency, which shall not include regularly scheduled Disaster Recovery testing.

(p)	Following, maintaining and (subject to Gap’s Approval) updating procedures in the Procedures Manual governing cycling/rotation of External Storage Media, External Storage Media Management and External Storage Media retention periods, with attention to auditing requirements as identified by Gap.

(q)	Providing and maintaining an inventory control system to properly manage External Storage Media in storage and preparing them for shipment to the contingency site or for use as required. A report of the media inventory is to be provided to Gap on a * basis.

(r)	Recycling media regularly, managing media replacement, and recopying media to provide data integrity and quality.

(s)	Disposing of retired media in an environmentally sound manner after purging any Gap data in accordance with the Procedures Manual and maintaining records of retired media for reference.

(t)	Providing Gap online reports of media usage.

6.7	Off-Site Storage Management

Supplier’s responsibilities for off-site removable media data storage and reporting include:

(a)	Assuming the performance of operational responsibilities for off-site media storage including integrity checking, defining storage requirements and assuring compliance with Gap and/or government requirements.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.6.3	Gap/IBM Confidential and Proprietary Information	Page 14 of 24

(b)	Recommending and managing requirements, procedures, and standards for off-site storage, as directed and Approved by Gap.

(c)	Complying with, and requiring that all Third Party Vendors providing External Storage Media Services to Gap comply, with the agreed upon requirements.

(d)	Controlling and managing External Storage Media and business-recovery related Documentation at *. * also includes External Storage Media business recovery functions such as packaging and transportation to and from storage and remote computer recovery centers.

(e)	Providing * in a physically and environmentally controlled and protected area with fire protection and * designed to prevent unauthorized access, in accordance with the Procedures Manual.

(f)	Managing compliance with Gap off-site External Storage Media procedures, including:

(1)	Preparing media for off-site storage, or to other Third Parties as requested by Gap, or as otherwise required.

(2)	Logging and tracking all physical External Storage Media in and out of the data center and/or remote locations.

(3)	Shipping and receiving media to and from the off-site storage location(s) on a * basis, or as required.

(4)	Maintaining the rotation of the External Storage Media that is required for off-site storage.

(5)	Returning media as required to the originating Gap location.

(6)	Providing materials transportation to and from off-site storage in environmentally controlled vehicles operated by bonded personnel.

(7)	Maintaining the integrity of data shipped to off-site storage.

(8)	Managing Third Party Vendors that provide off-site storage services, auditing them for compliance and control procedures, and notifying Gap of any issues.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.6.3	Gap/IBM Confidential and Proprietary Information	Page 15 of 24

(9)	Advising Gap of any modifications to agreements with Third Party Vendors providing off-site storage that would improve the efficiency of the Services or otherwise benefit Gap.

(10)	Managing the inventory of off-site media.

(11)	Providing an emergency media return process.

(12)	Complying with, and reviewing compliance with, physical specifications, retention periods and Gap’s Policies and Procedures.

6.8	Backup and Recovery – Servers

Supplier’s responsibilities for Server backup and recovery services include:

(a)	Assuming full responsibility for Gap’s Server Environment data backup requirements, including periodic * and * from the *.

(b)	Implementing and maintaining the backup and recovery infrastructure solution in compliance with Gap technology architecture requirements and in accordance with Gap’s corporate standards and in accordance with the Procedures Manual.

(c)	Managing, maintaining and applying upgrades to backup and recovery infrastructure (non-host based) Software tools and in accordance with Section 5 (Change Management) of Exhibit A.2 (Cross Functional Services Statement of Work).

(d)	Maintaining the backup and recovery infrastructure such that any server can be backed up and restored in a timeframe described in the Procedures Manual, including keeping online versions of all backups for at least * after the backup is performed so that the majority of restorations are performed disk to disk, not from a tape backup. (This does not relieve Supplier of the obligation to also maintain off-site backups.)

(e)	Working with Gap in accordance with Section 5 (Change Management) of Exhibit A.2 (Cross Functional Services Statement of Work) to Resolve Incident and Problem Resolution and support issues.

(f)	Creating, maintaining and providing Documentation to Gap as required for Gap to monitor Supplier’s compliance with backup and recovery requirements, including retention and storage requirements set forth in Gap’s Polices and Procedures and the Procedures Manual.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.6.3	Gap/IBM Confidential and Proprietary Information	Page 16 of 24

(g)	Performing Documentation control/update functions on all Operational Documentation.

(h)	Installing backup Servers, tape, disk and other Equipment required to Maintain a support level for the Servers necessary to meet Gap’s Business Objectives.

VII.	ASSET MANAGEMENT

7.1	Asset Inventory and Management Systems

Supplier shall, as part of the Change Management process, notify Gap of any changes requiring Asset Inventory updates.

VIII.	EQUIPMENT AND SOFTWARE SUPPORT

8.1	Current Deployed Products

A description of Gap’s current Equipment and Software requirements that are Approved by Gap and designated for standard use within the Gap IT Environment (the “Current Deployed Products”) is set forth on Exhibit D.6 (Technical Architecture and Product Standards). A description of Gap’s list of approved Equipment and Software, and configurations for use by Gap Authorized Users is set forth Gap’s IT architecture framework and IT standards and may be modified by Gap and agreed to by Supplier from time to time. To the extent Supplier recommends any additions, Changes or modifications to the Current Deployed Products, it shall submit such recommendations to Gap for review and Approval.

8.2	Equipment and Software Maintenance and Support

Supplier’s responsibilities for Equipment and Software maintenance include:

(a)	Coordinating and managing Third Party Vendors that provide maintenance-related support for Equipment and Software used to provide the Services and performing these responsibilities regardless of the Party (Supplier or Gap) that has financial responsibility for the underlying asset and maintenance expenses.

(b)	Scheduling all maintenance of Equipment and Software in accordance with this Section 8 (Equipment and Software Support), and Section 5 (Change Management) of Exhibit A.2 (Cross Functional Services Statement of Work) and in a manner that minimizes disruption to Gap’s business operations.

(c)

Gap is financially responsible for the underlying Equipment maintenance expense. At Gap’s request, Supplier shall arrange for such qualified Third Party Vendors to provide, maintenance for such Equipment and Software. Such maintenance shall be provided to keep the assets in good operating

Exhibit A.6.3	Gap/IBM Confidential and Proprietary Information	Page 17 of 24

condition and in accordance with manufacturer’s specifications or other agreements as applicable, so that such assets shall qualify for the manufacturer’s standard maintenance plan upon sale or return to a lessor.

(d)	Coordinating maintenance for Equipment and Software to meet specified Service Levels at all times.

8.3	Equipment Operations and Support

The operational responsibility for various categories of Equipment is provided in the Financial Responsibility Matrix (Exhibit C.7) and as is described in the Statements of Work. Where Supplier is obligated to provide operational and technical support for Equipment, Supplier’s responsibilities include:

(a)	Coordinating Tier 2 and Tier 3 Support in accordance with Section 10 (Corporate Help Desk/Tier 2 and Tier 3 Support) of Exhibit A.2 (Cross Functional Services Statement of Work).

(b)	Resolving Incidents and Problems associated with Equipment maintenance and Break/Fix support (including calling out Gap maintenance providers, where appropriate) in accordance with Section 11 (Incident and Problem Management) of Exhibit A.2 (Cross Functional Services Statement of Work).

(c)	Providing periodic reporting (on at least a * basis, as requested by Gap) to Gap on all of Supplier’s Equipment support activity.

(d)	Where Supplier has operational responsibility for Equipment, the operations and support requirements include:

(1)	Providing all operations and support for all Standard Equipment and new Equipment that is deployed throughout the Term.

(2)	Installing, moving, adding, and changing Equipment and related peripherals in accordance with Section 5 (Change Management) of Exhibit A.2 (Cross Functional Services Statement of Work) as a*.

(3)	Electronically monitoring Equipment used to provide the Services to verify that it is in good working order.

(4)	Coordinating efforts with Third Party Vendors providing services or maintenance to keep Equipment and System Software operating effectively.

(5)	Identifying the scope of an Incident and/or Problem relating to Equipment and providing operational and technical assistance to Resolve the Incident and Problem.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.6.3	Gap/IBM Confidential and Proprietary Information	Page 18 of 24

(e)	For all Equipment purchased or leased by Gap, coordinating and managing all Third Party Vendors that provide OEM warranty service or support.

8.4	Server Equipment Disposal

Supplier’s responsibilities for the redeployment and disposal of Equipment include:

(a)	To the extent the Equipment is owned or leased by Supplier, Supplier is financially responsible for all reasonable disposal costs and expenses. Supplier shall dispose of all such Equipment in an appropriate, environmentally responsible manner in accordance with the Procedures Manual.

8.5	Electronic Software Distribution

Supplier’s responsibilities with respect to electronic Software distribution include:

(a)	Maintaining systems and procedures to effectively distribute anti-Malware Software to Gap Server Equipment as currently deployed, in accordance with Section 2.2 (Malware Protection) of Exhibit A.2 (Cross Functional Services Statement of Work).

8.6	Automated and Remote System Management

(a)	Supplier shall utilize tools and processes, including those identified on agreed upon Tools, to allow automated and remote system management of the IT Environment. Examples of such tools and processes include:

(1)	Broadcast Software distribution.

(2)	System monitoring.

(3)	Backup.

(4)	Automatic alerting and the process proposed for notifying Gap.

(b)	Supplier shall implement tools to actively monitor and manage Gap’s IT Environment, with the goal of moving Gap’s IT Environment from reactive to proactive monitoring; and implement management tools to enhance the stability and function of the Gap IT Environment.

8.7	Software Currency and Release Levels

(a)	Subject to this Section 8.7 (Software Currency and Release Levels), Supplier shall provide support for all Software versions and release levels that exist in the Gap IT Environment as of the Initiation Date until otherwise directed by Gap.

Exhibit A.6.3	Gap/IBM Confidential and Proprietary Information	Page 19 of 24

(b)	Supplier shall support Software under its operational responsibility at a recently released and generally available version of the Software (the “N” or “N-1” release level for the longer of (1) the * following version N’s general public availability or (2) the time the licensor discontinues standard commercially available support and maintenance for such version or release.

(1)	“N” shall mean the current and generally available major release of a Software product, including all service packs, releases or dot releases (e.g., as of the Initiation Date, *, * and *).

(2)	“N-1” shall mean the generally available previous major release of a Software product, including all service packs, updates or dot releases (e.g., as of the Initiation Date, *, *, *).

(c)	As directed by Gap, Supplier shall support release N-2 and earlier versions in the Gap IT Environment of the Software until the date the licensor discontinues standard commercially available support and maintenance for such version or release.

(d)	*.

8.8	Connectivity

Supplier’s responsibilities with respect to connectivity include:

(a)	Providing and managing telecommunication connectivity (data, voice, video, or other) in support of the Services.

(b)	All Supplier personnel not physically present at specified Gap Sites shall connect to the Gap Network via Supplier-provided VPN.

IX.	GAP RESPONSIBILITIES

9.1	General

Except as otherwise agreed by the parties under this Agreement, Gap will be responsible for the items listed below. Subject to Section 17.2 (Interfering Acts) of the Agreement, nothing in this Section 9 (Gap Responsibilities) shall relieve Supplier of its obligations under this Statement of Work or the Agreement. With respect to the items and access provided by Gap, as set forth in this Section,

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.6.3	Gap/IBM Confidential and Proprietary Information	Page 20 of 24

Supplier shall use commercially reasonable efforts to utilize such items and access to such systems only to the extent necessary for, and only in the performance of Services under this Statement of Work.

9.2	Gap Retained Responsibilities

Gap shall:

(a)	Provide on-site support at remote locations where there is no permanent Supplier staff, for Server reset, tape backup mounts, print services, as mutually agreed. Such support will be English speaking to provide hands and eyes for Supplier Global Services support staff who are remote to those locations.

(b)	Provide racks and floor space for all current tapes and archive tapes required.

(c)	Define data retention requirements and request data restoral services for data if it is required.

(d)	Provide Application support, including development and maintenance, and compliance with the promotion to production process detailed in the Procedures Manual.

(e)	Retain asset ownership and financial responsibility for maintenance and support of all network printers as set forth in the Financial Responsibility Matrix (Exhibit C.7).

(f)	Provide Tier 2 and Tier 3 support for Gap retained Software as identified and mutually agreed to in writing during Transition Period.

(g)	Pay the shipping costs for disposal of Gap-owned Servers.

(h)	Be responsible for disposal of the mainframe hardware and Gap owned Software when the mainframe is retired.

(i)	Retain * as set forth in the Agreement.

(j)	Retain * and *.

(k)	Retain * and * for Gap owned facilities as set forth in the Agreement.

(l)	Be responsible for transforming and translating Gap’s business requirements into system requirements and working on technical designs for the Gap Server Environment. Specifically, Gap shall:

(1)	Verify requirements

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.6.3	Gap/IBM Confidential and Proprietary Information	Page 21 of 24

(2)	Perform initial assessment

(m)	Retain responsibility to perform all Non-Production host based (i.e., OS level) Storage configuration activities.

(n)	Plan for changes in the size of databases due to business growth and project Implementation.

(o)	Employ database performance analysis to confirm physical database requirements to support Gap’s business systems.

(p)	Provide emergency call out list to Supplier.

Exhibit A.6.3	Gap/IBM Confidential and Proprietary Information	Page 22 of 24

Exhibit A.10

Statement of Work

European Stores Help Desk Services

Ver. 0.0 (CCR030-06)

Dated: December 27, 2006

This document contains confidential and proprietary information of The Gap, Inc. and IBM. Except with the express prior written permission of The Gap, Inc. and IBM, this document and the information contained herein may not be published, disclosed, or used for any other purpose.

Exhibit A.10	Gap/Supplier Confidential and Proprietary Information

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.10	Gap/Supplier Confidential and Proprietary Information

I.	GENERAL

1.1.	Introduction

This Exhibit A.10 (European Stores Help Desk Services Statement of Work) to the Agreement (this “Statement of Work” or “SOW”) sets forth the minimal store support services that Supplier shall provide as of the IA Initiation Date, with respect to the following service areas as identified in the table of contents to this Statement of Work and as more particularly described in this Statement of Work (collectively described as the “Stores Help Desk”), references in the Agreement to Services shall be deemed to include the Stores Help Desk services. The Stores Help Desk described herein apply generally to all Services provided by Supplier to Gap pursuant to the Agreement and shall be provided utilizing Supplier’s best practices. With respect to the Stores Help Desk, Supplier will also perform all activities and requirements as specified in Exhibit A.3.a (European Store Maintenance Services SOW).

Unless otherwise provided, references to Sections will be to Sections of this Statement of Work and references to Exhibits will be to Exhibits of the Agreement. The section headings in this Statement of Work are for reference purposes only and will not affect in any way the meaning or interpretation of this Statement of Work.

Supplier shall provide the Services as required to meet or exceed the applicable Service Levels in Exhibit B.1 (Service Level Matrix). Supplier (i) has responsibility for the performance of the Services detailed in this Statement of Work; and (ii) shall be held responsible for the performance of the Services without regard to the use by Supplier of third-party products or suppliers. All changes to this Statement of Work will be mutually agreed to by the Gap and Supplier and implemented and managed using the Change Control Procedures.

1.2.	Definitions

Except as otherwise expressly provided herein, or unless the context clearly requires otherwise, capitalized terms used in this Statement of Work shall have the meanings set forth below. Capitalized terms used in this Statement of Work but not otherwise defined in this Statement of Work shall have the meanings ascribed to them in Exhibit A.1 (Glossary to Statements of Work).

“Disaster Recovery” means the restoration of Services following a Disaster to full functionality.

“Gap IT Defect(s)” shall mean any *. For the purposes of this SOW, the Gap IT

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.10	Gap/Supplier Confidential and Proprietary Information	Page 3

Environment refers only to the Gap IT Environment utilized by the Covered Locations.

“Global Ticket” shall mean a Ticket relating to generic Problems concerning the Stores Help Desk (e.g., a network connection failure or a power outage), as described in Section 6.3.

“IA Initiation Date” shall mean *, or as otherwise defined in the Implementation Agreement(s).

“Incident” shall mean any event or occurrence that is not part of the standard operation of a Service, and that *.

“Knowledge Database” shall mean the central and consolidated knowledge database system defined in Section 7.1(vii).

“Problem Management System” means the Gap * system.

“Priority Covered Locations” shall mean the Gap Store Locations and Store Lab Facilities identified in Appendix B-6.

“Problem” shall mean an unknown underlying cause of one or more Incidents.

“Resolve” or “Resolution” shall have the meaning set forth in Exhibit A.1 (Glossary of Statement of Work).

“Service Center” shall mean the * or any successor Problem Management System being utilized by the Gap.

“Services Defect(s)” shall have the meaning set forth in Section 1.2 (Definitions) of Exhibit A.2 (Cross Functional Services Statement of Work).

“Service Delivery Account Manager” shall mean persons responsible for assisting Gap in setting its service strategy and direction, and managing the overall Stores Help Desk delivery, as required in Section 4.2.

“Service Delivery Team” shall mean those persons responsible for managing the provision of all Stores Help Desk Services, as required in Section 4.

“Service Delivery Change Management Procedures” shall mean service delivery change management procedures set forth in Appendix B-8.

“Stores Help Desk” shall mean the facilities, associated technologies, and fully trained staff who responds to calls, coordinates all Problem Management activities, and acts as the primary point of contact for Authorized Users in regard to the Services as described in Section 6.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.10	Gap/Supplier Confidential and Proprietary Information	Page 4

“Stores Help Desk Agents” shall mean person(s) responsible for responding to End User calls.

“Stores Help Desk Delivery Analyst” shall mean person(s) responsible for day to day operations of the Stores Help Desk as described in Section 4.3.

“Ticket(s)” shall mean documentation created in Problem Management System (including electronic documentation) containing information (e.g., date, Covered Location, description, status, ect.) relating to an Incident and/or Problem concerning the Stores Help Desk.

II.	STORES HELP DESK SERVICES

2.1.	General

Supplier will provide and perform the services, functions or responsibilities described in this Exhibit A.10 to Gap and the Covered Locations. Supplier will provide the Stores Help Desk in accordance with the Agreement, including the Procedures Manual, and will meet the Services requirements, including the applicable Service Levels set forth in Exhibit B.1 (Service Level Matrix). Supplier and Gap will agree on appropriate modifications to the Procedures Manual for the Stores Help Desk, including the content, frequency and reporting format for Service Levels.

Gap’s business requirements may be subject to constant change over the Term and it is acknowledged by both Parties that this will have an impact on the scope and methods of delivery of the Services over the Term. Supplier acknowledges that it has an obligation to work with Gap to supplement and enhance the Services as necessary to meet Gap’s changing business needs and to enable Gap to gain the benefit of developments in technology – drive continuous improvement to the environment. Gap acknowledges that it has an obligation to work with Supplier to enable service delivery to Gap, and to work with Supplier in implementing Gap Approved Supplier changes in remote technical support delivery, identifying call drivers and opportunities to fix Problem root causes.

2.2.	Responsibilities and Duties

Supplier acknowledges and agrees that Supplier has end to end responsibility for the performance of the Stores Help Desk.

Gap acknowledges and agrees that:

(i)	Gap will provide Supplier with scripting for Ticket logging and escalation procedures in a manner consistent with Appendix B-5 to this Exhibit A.10.

Exhibit A.10	Gap/Supplier Confidential and Proprietary Information	Page 5

(ii)	Gap will provide Supplier with reasonable access to usage training on Gap systems, tools, hardware and software.

(iii)	Gap and Supplier will develop and update instructions to End Users on how to place a call to Supplier to initiate a service request and Gap will distribute such instructions and train its End Users.

(iv)	As of the IA Initiation Date, Gap will provide to Supplier a current listing of Covered Locations.

(v)	Gap will have escalation capabilities, both technical and operational, available to Supplier *. Such escalation shall only be used after appropriate troubleshooting has been completed.

(vi)	Gap will ensure that there is capability within the Covered Locations to permit remote access.

References to time in this Exhibit A.10 will, unless otherwise stated, be the local time (the “Local Time”) at the location at which Gap and/or the Covered Locations receive the Services.

The Appendices to this Statement of Work are incorporated in and made a part of this Statement of Work.

III.	GEOGRAPHIC AND LANGUAGE SCOPE OF THE AGREEMENT

3.1.	Geographic Scope

As of the IA Initiation Date, the Stores Help Desk will be provided by Supplier to support Gap and the Covered Locations in the *.

It is anticipated by the Parties that during the Term, Gap may request Supplier to provide the Services to Covered Locations in other countries and languages as follows; *. Supplier confirms that it will expand the scope of the Stores Help Desk Services to such additional countries, as requested by Gap as provided in the Agreement, where Supplier has a presence and subject to reasonable notice and in accordance with the Service Delivery Change Management Procedure outlined in Appendix B-8.

As of the IA Initiation Date, the services of this SOW will be provided at the IBM facility located in * (the “Supplier Facility”). Gap will have the

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.10	Gap/Supplier Confidential and Proprietary Information	Page 6

right upon request to visit the Supplier Facility and to observe the delivery of service. Supplier may not relocate the Supplier Facility without Gap’s prior written approval, which will not be unreasonably withheld. If the location of the Supplier Facility changes after the start date, Supplier will coordinate the training of the Stores Help Desk Analysts at the new location at their own expense. In addition, Gap must perform an on-site inspection and validation of the new facility’s processes. *.

3.2.	Language

All documentation and reports produced as part of the Stores Help Desk or to support the delivery of the Services will be written in English. Where Supplier chooses to translate any such materials for use by its personnel, Supplier will be responsible for any translation costs.

IV.	STORES HELP DESK SERVICE DELIVERY MANAGEMENT & TECHNICAL EXPERTISE

4.1.	The Supplier Service Delivery Team will be responsible for proactively managing the provision of all Stores Help Desk Services, including the provision of the agreed management reports and information to Gap and the effective use of the escalation procedures as defined in Appendix B-4.

4.2.	The Service Delivery Account Manager core hours will be * (*), and such additional hours as reasonably required to support the Services. Supplier will assist Gap in setting its service strategy and direction and will provide Gap with reasonable access to knowledge and information relating to technology developments, including new product information acquired through Supplier marketing and technology research facilities. Such information may include, among others, proactive feedback and solutions driven from call trending.

4.3.	Supplier will provide a Stores Help Desk Delivery Analyst as set out in this SOW.

The Stores Help Desk Delivery Analyst will be responsible for day-to-day operations of the Stores Help Desk.

The Stores Help Desk Delivery Analyst will track and report any backlog of unresolved Incidents on a * basis, or more frequently as requested by Gap, as identified in Appendix B-5.

The Stores Help Desk Delivery Analyst will co-ordinate the updating of the Knowledge Database with Supplier solutions and best practices as they are developed and approved by Gap. This includes updates based on: (i) lessons learned; (ii) experience with similar technologies; and (iii) industry best practices.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.10	Gap/Supplier Confidential and Proprietary Information	Page 7

The Stores Help Desk Service Analyst will manage the reporting documents as outlined in Section 9 (Communication & Reporting).

V.	OVERVIEW OF THE STORES HELP DESK

5.1.	Categories of Services

The categories of Services to be provided to Gap and the Covered Locations by Supplier under this SOW are as follows:

(i)	Stores Help Desk

(ii)	Problem Management

(iii)	Defect Management

(iv)	Communication & Reporting

Except where expressly stated otherwise, the above Stores Help Desk Services will support all Gap Covered Locations.

The details of the Services to be provided are more fully set out in this Statement of Work.

VI.	STORES HELP DESK

6.1.	Overall Requirement

Supplier will provide a Stores Help Desk that provides a * for all End Users in the Covered Locations in relation to their use of the Gap Covered Machines set forth in Exhibit D.16.e, and the stores applications listed in Exhibit D.16.f. Supplier acknowledges that it is a key business requirement of Gap’s that the Stores Help Desk is provided and managed in an integrated manner across all Services categories and all Covered Locations. The account management procedures are described in Appendix B-1.

The Supplier Stores Help Desk Agents will have the necessary training to: (i) identify root cause of a Problem; (ii) log the issue in *; and (iii) solve or escalate the issue. This will require an understanding of the call flow processes and an overview of the Covered Location’s infrastructure, including configuration and use of hardware and software applications and general operating environment in the Covered Locations. This is collectively referred to in this Exhibit as “Problem Management.”

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.10	Gap/Supplier Confidential and Proprietary Information	Page 8

Stores Help Desk Agents responding to End User calls will be fully trained in accordance with the Gap Stores Help Desk training requirements. Appendix B-7 defines the Stores Help Desk training requirements. Supplier will ensure that Stores Help Desk Analysts receive new hire training, ongoing skills development, performance coaching, and training on new technology rollouts.

The Stores Help Desk will utilize a variety of tools and technical knowledge to Resolve reported Incidents, whether this Resolution occurs: via the Stores Help Desk Agent, by referral to Gap Second Level Support, by the Services of a Supplier Technician providing on-site in-store Maintenance Services at the Covered Location, or by monitoring the support provided by a third party.

The Supplier Stores Help Desk will be responsible for ensuring that all Incidents reported are Resolved or escalated according to the escalation procedures outlined in Appendix B-4. Prior to escalating all troubleshooting must be completed and the Incident Ticket complete as outlined in Appendix B-5.

Supplier will ensure that such End User inquiries from Covered Locations are dealt with in an outcome-focused, prompt, courteous and efficient manner and in accordance with the requirements of this Statement of Work and the Service Levels. Supplier will provide regular and timely status reports to Covered Locations in relation to Problems and Incidents as outlined in Exhibit D.13 (Management Reports).

Supplier will ensure that all calls are documented in the Problem Management system and the appropriate resolution code is applied.

For the purposes of training and monitoring, *.

Supplier shall continuously update troubleshooting documentation and FAQ’s regarding the Services as call drivers are analyzed and trended.

6.2.	Stores Help Desk Hours and Language Capability

Scheduled Stores Help Desk Hours, as from the IA Initiation Date, will be the hours set out below or any revised hours agreed in accordance with the Change Control Procedures.

“Scheduled Stores Help Desk Hours” means that for * or * (*), the Stores Help Desk will be available:

	Monday to Friday	Saturday	Sunday
*	*	*	*
*	*	*	*

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.10	Gap/Supplier Confidential and Proprietary Information	Page 9

(i)	“Stores Help Desk Availability” means that an appropriately trained Stores Help Desk Agent will be available to: (1) receive Gap End User calls, and (2) initiate and manage additional support required in response to such Gap End User calls. Gap may provide written notice to Supplier that it would like to vary the Scheduled Stores Help Desk Hours. The Parties will address any such changes in accordance with the Change Control Procedure, provided, however, that Supplier will implement the revised Scheduled Stores Help Desk Hours within * of receiving written notice from Gap. For temporary changes to the Scheduled Stores Help Desk Hours to accommodate store environment or business needs (e.g., Peak Period changes), the * notice requirement will not apply. Any changes in Services Charges resulting from changes in the Scheduled Stores Help Desk Hours will be addressed in accordance with the Service Delivery Change Management Procedure.

(ii)	It is a key business requirement of Gap that the Stores Help Desk Service is able to provide support in the national languages of the Gap Covered Locations. Supplier will therefore provide Stores Help Desk Agents during the Scheduled Stores Help Desk Hours who are fully fluent, written and oral, including to a business and technical standard, in the support languages outlined in Section 3.1. Additionally all Stores Help Desk Agents must be fluent, written and oral, to a business and technical standard, in English and must be capable of both comprehending and writing documentation in English. As of the IA Initiation Date, the language requirements are fluency in * and *. The Parties shall develop fluency testing protocols and standards to be used by Supplier personnel assigned to take Gap calls.

(iii)	For all hours other than the Scheduled Stores Help Desk Hours, Supplier will provide a voicemail service for * which will inform callers of the hours of service and allow the Covered Location to place a message. Voicemail messages received outside the Scheduled Stores Help Desk Hours will be responded to by the Stores Help Desk within * of the Stores Help Desk opening, except where as a result of a * and/or * or *, Supplier is unable to respond within * and such

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.10	Gap/Supplier Confidential and Proprietary Information	Page 10

circumstances are identified in writing by Supplier to Gap. In no event shall the response to such *, even in an *, exceed * from Stores Help Desk opening. The agent process will include * and * received in the first line of the work-log for audit purposes.

(iv)	* received outside the Scheduled Stores Help Desk Hours will be transferred by a * to on-call Stores Help Desk Agents who will be familiar with Gap processes and will have all necessary tools, including support documentation and contact lists, to appropriately resolve, refer or escalate an emergency call.

(v)	For the avoidance of doubt, Supplier is responsible for dedicating sufficient Stores Help Desk Agents to meet its requirements under this Statement of Work and, in particular, to meet the agreed Service Level.

6.3.	Stores Help Desk Responsibilities

Supplier Stores Help Desk Services will include the following:

(i)	Supplier will make available to Gap Covered Locations the Stores Help Desk Services during the agreed Scheduled Stores Help Desk Hours.

(ii)	Supplier will provide an automatic call distribution and handling system within the minimum functionality as set out in Appendix B-3.

(iii)	Supplier will work with Gap to establish and maintain the call work flows, including scripts as agreed with Gap, and set out to support the call flow outlined in the Policy and Procedures Manual or any revised call work flows or scripts as agreed by the Parties in accordance with the Change Control Procedure. Supplier will respond to requests to revise call work flows and scripts within * of receiving written notification from Gap.

(iv)	When receiving a call, the Stores Help Desk Agent will confirm the Covered Location’s entitlement to support by validating the Covered Location information in *, and by following the agreed call work flow procedures. Any issue which arises in relation to a Covered Location’s entitlement which would otherwise prevent that Location from receiving support will be immediately escalated in accordance with the escalation procedures as described in Exhibit B-4.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.10	Gap/Supplier Confidential and Proprietary Information	Page 11

(v)	Supplier will provide initial Problem determination, assistance, routing and tracking in relation to all Covered Location calls received. In the event that a call * (i.e., *), the Stores Help Desk Agent will follow the call flow as outlined in the Policy and Procedures Manual.

(vi)	In relation to End User calls which are within Supplier’s scope of responsibility, Stores Help Desk Agents will provide technical support to the Covered Location. The Stores Help Desk Agent will provide technical assistance consistent with the Procedures Manual, using the Knowledge Database and supporting documentation relating to the Gap Covered Location technical environment and applications, and the agreed training requirements for Stores Help Desk Agents. As appropriate, the Stores Help Desk Agent will use Gap lab equipment to assist with Problem determination and resolution purposes.

(vii)	A Stores Help Desk Agent, having diligently followed the Problem determination and resolution process detailed in Section 6.3(vi), may conclude that the Problem requires Gap Second Level Support. Prior to referring any Problem to Gap Second Level Support, the Stores Help Desk Agents must provide all required information set out in Appendix B-5 in a referred Ticket. Supplier will ensure that escalations of issues known to be within the resolution capability of the Stores Help Desk do not exceed *. Referrals which are submitted without the detail required by Gap Second Level * and *. * will be processed once the Ticket logging requirements outlined in Appendix B-5 is completed. The Ticket referral percentage may be revised upon new technology implementation, and will be subject to the Service Delivery Change Management Procedures set forth in Appendix B-8.

(viii)	For each initial call to the Stores Help Desk Agent the Stores Help Desk will create a Ticket in the Problem Management System , in accordance with the Ticket logging requirements defined in Appendix B-5.

(ix)	A Ticket will be created for the initial call relating to a Problem. Further in-bound and out-bound calls relating to a Problem for which a Ticket already exists will be tracked in the relevant Ticket but will not result in the creation of an additional Ticket.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.10	Gap/Supplier Confidential and Proprietary Information	Page 12

(x)	Supplier will track all open Tickets and will escalate Tickets to the Gap Stores Support Manager in accordance with the agreed call work flow procedures and escalation procedures set out in the Policies and Procedures Manual and the Knowledge Database.

(xi)	Supplier will update Covered Locations who have reported Problems and/or have made follow-up enquiries on the state of progress in relation to Problems which have been reported. The level of updates and feedback should reflect the nature and priority of the Problem reported as defined in Appendix B-4.

(xii)	Tickets may only be closed once the Stores Help Desk Agent has confirmed that the Problem has been *. Gap will not accept * with respect to Stores Help Desk Services where Tickets have not been *. Supplier will operate a *.

(xiii)	The Stores Help Desk will proactively monitor multiple calls relating to generic Problems (e.g., a network connection failure or a power outage) and will immediately establish a Global Ticket with respect to such generic Problems and follow the escalation procedures outlined in the Policies and Procedures Manual and the Knowledge Database.

(xiv)	All Tickets created prior to the creation of the Global Ticket which relate to the relevant generic Problem will be consolidated into the Global Ticket and all calls received subsequent to the creation of the Global Ticket will be recorded on the Global Ticket.

(xv)	Supplier will provide a toll-free access number by country to the Stores Help Desk for use by all Covered Locations.

(xvi)	Where a Ticket requires on-site support, Supplier is responsible for ensuring that: (1) *; (2) * to provide a status to the Covered Location *; and (3) *.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.10	Gap/Supplier Confidential and Proprietary Information	Page 13

6.4.	Priority Locations - Stores Help Desk Services for Priority Locations

Certain Covered Locations may require support from the Stores Help Desk and Supplier generally on a priority basis. These Covered Locations will be designated by Gap as Priority Locations as listed in Appendix B-6. Changes to this list are subject to the Service Delivery Change Management Procedures defined in Appendix B-8.

Calls from Priority Covered Locations will be handled in accordance with the call work flow procedures specified in Appendix B-4, and priorities as enumerated in Appendix B-5.

All Covered Locations identified by Gap as “*” locations will be treated as Priority Covered Locations. See Appendix B-6 for “*” locations.

In addition, Gap may notify Supplier in writing, as outlined in the Service Delivery Change Management Procedures, that it requires any other Covered Location to be treated as a Priority Covered Location for any period of time. Following receipt of such a notification by Gap, Supplier will ensure that this information is recorded in its systems in a way which makes the status of a Priority Covered Location immediately apparent to Stores Help Desk Agents and Technicians and will implement the Priority Covered Location service delivery as indicated in Appendix B-6. Supplier will revise call work flows and scripts within * of receiving written notification from Gap.

6.5.	Ticket Management

Supplier will be responsible for creating, tracking and closing all Tickets in accordance with the agreed Service Levels, and for providing Gap with all the agreed reports and management information relating to Ticket management.

VII.	PROBLEM MANAGEMENT

7.1.	Overall Requirements

Supplier’s Problem Management responsibilities include the following;

(i)	Employing processes, procedures and tools for tracking, managing and escalating or resolving all Incidents with the objective of integrating and improving the Problem Management processes and procedures.

(ii)	Supplier Stores Help Desk will utilize tools that allow the Stores Help Desk the ability to remote access the Covered Location’s systems to remotely resolve issues with or without the Covered Location’s knowledge.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.10	Gap/Supplier Confidential and Proprietary Information	Page 14

(iii)	Establishing processes to ensure that all logged Incidents are managed to closure or escalated to the team / Third Party Vendor who is accountable for resolution as defined by the Policy and Procedures Manual.

(iv)	Co-ordinate processes that are flexible and which facilitate effective co-ordination of Problem Management activities across Gap Inc., the Covered Locations and other Third Party Vendors.

(v)	Providing the functionality for quickly referring Incidents to the appropriate Third Party Vendor for resolution.

(vi)	Providing the functionality to track information for each Incident submitted to (or originating from) Supplier to include the Ticket logging requirements as defined in Appendix B-5.

(vii)	Providing a central and consolidated knowledge database system covering the Covered Locations and used to capture, store and retrieve best practices, methods, processes, troubleshooting and other information and solution used for re-use and sharing by Supplier, Gap, Gap Authorized Users, and Third Party Vendors (the “Knowledge Database”). Gap shall not provide access to the Knowledge Database without prior written consent of Supplier.

(viii)	Providing prompt notification to Gap of * that have been raised as Incidents by Covered Locations, * so that they are treated with the * as identified in Appendix B.2.

(ix)	If Supplier believes an Incident cannot be resolved:

(A)	Communicate the nature of the Incident and efforts employed by Supplier to resolve the Service Center Ticket to the correct resolution group defined in the Knowledge Database;

(B)	Escalate unresolved Incidents according to the procedures approved by Gap as described in the Policies and Procedures Manual and the Knowledge Database.; and

(C)	Communicating the reason(s) why the Incident cannot be resolved within the Problem Management System.

(x)	Provide Gap, *, with access to all information relevant to the Services from Supplier’s Knowledge Database through a *.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.10	Gap/Supplier Confidential and Proprietary Information	Page 15

(xi)	Provide Gap, during the Term, *, with appropriate licenses and/or integration/interfaces, equipment, systems and software, and data communications, to use Supplier’s Problem Management System and training in the use of the system. For the avoidance of doubt, the Parties intend for Supplier to provide Gap with a turn key solution, *, to enable it to use the Problem Management System.

(xii)	For all Incidents, update the Problem Management System on a real-time basis with the status on the Incident, potential alternatives, estimated time of completion and the final resolution across all Services performed and provided by Supplier or other Third Party Vendors providing Services.

(xiii)	Using Supplier’s best practices, document and implement a flexible process for the effective coordination of Problem Management activities across the Services performed and provided by Supplier and with other Third Party Vendors providing Services.

VIII.	DEFECT MANAGEMENT

The Supplier is responsible (1) for tracking and managing all Gap IT Defects; and (2) for Resolving or escalating all Services Defects ((1) and (2) above are collectively referred to in this Exhibit as “Defect Management”).

The Supplier’s Defect Management responsibilities include the following:

(i)	Employing processes, procedures, and tools for proactive and reactive monitoring, identification, logging, tracking, escalation, review, Resolution, and/or reporting (historical and predictive) for all Gap IT Defects and all Services Defects, with the objective of integrating the Defect Management processes, procedures, and tools with the Problem Management System to improve Supplier’s ability to identify Gap IT Defects and Services Defects, and Resolve Services Defects, before they impact the Gap IT Environment or the Services. The Stores Help Desk will utilize tools that allow the Stores Help Desk the ability to remote access the Covered Location’s systems and remotely Resolve issues with or without the Covered Location’s knowledge.

(ii)	Proactively reviewing and analyzing Incidents for recurring events or trends to identify potential Problems, opportunities to prevent future Incidents and Problems, and escalation to Gap.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.10	Gap/Supplier Confidential and Proprietary Information	Page 16

(iii)	Resolving and implementing Gap-approved solutions in accordance with the Change Management Procedures.

(iv)	Engaging and Coordinating Supplier and Third Party Vendors in the root cause analysis, Resolution and implementation of the Gap-approved solution.

(v)	Supporting Gap and Third Party Vendors in their analysis, Resolution and implementation of solutions for Problems assigned to them.

(vi)	Updating all impacted procedures and Documentation to reflect the Changes in accordance with the Change Management Procedures.

(vii)	Maintaining communications to all parties affected, regarding status of Problems. The communication shall commence upon assignment of a Problem, through Resolution, and through any follow-up communication and work required post-Resolution.

(viii)	Providing Gap with real time status communications regarding the Problem through the Problem Management System.

(ix)	Establishing responsibility and ownership of each Services Defect and each Gap IT Defect by a single Supplier support. Ownership of the Services Defect and/or Gap IT Defect will revolve around and be driven by the Gap Covered Location’s needs and will minimize transfers to multiple parties.

(x)	Implementing a process that is flexible and facilitates effective coordination of Defect Management activities across functions, Gap Covered Locations and other Third Party Vendors providing services to Gap.

(xi)	Monitoring, controlling and managing each Services Defect and each Gap IT Defect until it is Resolved (either by Supplier or a Third Party Vendor as appropriate), and a Gap Authorized User confirms such Resolution.

(xii)	Providing the functionality for quickly referring any Gap IT Defect to the appropriate Third Party Vendor for Resolution.

(xiii)	Providing the functionality to track information for each Gap IT Defect and Services Defect submitted to (or originating from) the Supplier, to include (at a minimum): the date and time the Gap IT Defect or Services Defect was raised; a tracking number; a description of the Gap IT Defect or Services Defect; relevant information about the Gap Authorized User(s) affected and/or Gap

Exhibit A.10	Gap/Supplier Confidential and Proprietary Information	Page 17

Site / Gap Covered Location affected; the Severity Level of the Gap IT Defect or Services Defect; root cause analysis performed; estimated time to completion; potential short term alternatives; the Gap IT Defect or Services Defect status and next steps (with timing and who is responsible to implement such actions); and the date and time the Gap IT Defect or Services Defect was closed.

(xiv)	Providing a central and consolidated Knowledge Database; provided, however, Gap shall not provide access to the Knowledge Database to third parties without the prior written consent of Supplier.

(xv)	Communicating with and providing regular and timely reports to Gap as Exhibit D.13 (Management Reports), and, as necessary, Third Party Vendors regarding Gap IT Defects and Services Defects. The communication and reporting will commence upon identification of a Gap IT Defect or Services Defect, through Resolution, and, as necessary, through any follow-up communication and work required post-Resolution.

(xvi)	Providing prompt notification to Gap of * on the Gap IT Environment, and automatically * so they are treated with the * as identified in Appendix B.2.

(xvii)	Tracking and reporting any backlog of unresolved Gap IT Defects and/or Services Defects on a * basis, or more frequently as requested by Gap, as identified in Appendix B.5

(xviii)	If the Supplier believes that a Gap IT Defect and/or Services Defect cannot be Resolved, (1) communicating the nature of the Gap IT Defect and/or Services Defect and efforts employed by Supplier to Resolve the Gap IT Defect and/or Services Defect to the appropriate level within Gap as directed by Gap; (2) escalating unresolved Gap IT Defects and Services Defects according to procedures approved by Gap; (3) communicating the reasons why the Supplier believes the Gap IT Defect and/or Services Defect cannot be Resolved; and (4) obtaining Gap approval before closing the Gap IT Defect and/or Services Defect.

(xix)	At Gap’s request, conducting meetings to address the Supplier’s Defect Management and associated Resolution activities in the event that there is a recurrent Gap IT Defect and/or Services Defect. These meetings will be managed through the Supplier Stores Help Desk Delivery Analyst.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.10	Gap/Supplier Confidential and Proprietary Information	Page 18

(xx)	Providing Gap with *, and *, * reports on Gap IT Defects and Services Defects including: statistics on total numbers of Gap IT Defects and Services Defects; outstanding Gap IT Defects and Services Defects; Resolution time; chronic outages; performance; and Gap IT Defect and Services Defect trend analysis as illustrated in Exhibit D.13 (Management Reports).

(xxi)	Providing all Defect Management services, and Resolving or escalating all Services Defects, in accordance with the Service Levels defined in Exhibit B.1 (Service Level Matrix).

(xxii)	Engaging and managing Third Party Vendors as necessary to Resolve Services Defects, including engaging and managing specialized or local Third Party Vendors within the scope of Stores Help Desk Services.

(xxiii)	Continuously analyzing trends in the volume and nature of Gap IT Defects and Services Defects in order to identify areas for improvement of the Services (and report on improvements). This trend analysis will be performed and reported to Gap *, with the objective, among others, of driving down repeatable instances/call volume and dispatches.

(xxiv)	Regularly updating the Problem Management System (including the Knowledge Database) with Supplier solutions and best practices as they are developed and approved by Gap. This includes updates based on (A) “lessons learned,” (B) experience with similar technologies used, (C) Services Defects and Gap IT Defects experienced by Supplier’s other customers, and (D) industry best practices.

(xxv)	Providing Gap, during the Term, *, with appropriate licenses and/or integration/interfaces, equipment, systems and software, and data communications, to use the Problem Management System and Knowledge Database (or any replacement thereof) and training in the use of the systems. For the avoidance of doubt, the Parties intend for Supplier to provide Gap with a turn key solution, *, to enable it to use the Problem Management System.

(xxvi)	Providing Supplier personnel, Gap, Gap Authorized Users, and Third Party Vendors access to the Problem Management System from Supplier service locations, Gap Covered Locations, and the applicable Third Party Vendor facilities; provided, however, Gap shall not provide access to the Problem Management System to any third party without the prior written consent of Supplier or *.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.10	Gap/Supplier Confidential and Proprietary Information	Page 19

(xxvii)	Providing Gap and Gap Covered Locations with appropriate training in using the Problem Management System.

(xxviii)	Handling calls from Gap Covered Locations, escalating issues to the appropriate team and communicating defects as outlined in the Policies and Procedures Manual and the Knowledge Database.

IX.	COMMUNICATION & REPORTING

Supplier shall facilitate the meetings and provide Gap with the documents described in the Table below:

Document/Meeting	Description	Frequency

*	*	*

*	*	*

*	*	*

*	*	*

*	*	*

*		*

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.10	Gap/Supplier Confidential and Proprietary Information	Page 20

X.	STORE LOCATION INFORMATION

10.1.	“Store Location Information” shall mean information relating to the individual Gap Covered Locations, including each Covered Location’s store number, Gap trading (brand) name, Gap store number, address and phone number. Gap will provide this information for existing stores at least * prior to the IA Initiation Date.

10.2.	Supplier will be responsible for entering Store Location Information and equipment into the system for all IMAC activity post the IA Initiation Date.

10.3.	Supplier will be responsible in accordance with Section 10.1 for maintaining Gap Store Location Information in its systems. Thereafter, Supplier will update the information contained in its systems to revise any Location reference information within * of receiving the data from Gap.

10.4.	All Store Location Information will be Gap Data for the purposes of this Agreement.

XI.	TRAINING

11.1.	Supplier Personnel Training

Supplier will be responsible for ensuring that all its personnel, including Stores Help Desk Agents, are appropriately skilled and fully trained. All Gap specific training materials will be provided by Gap. Supplier training responsibilities include:

(i)	Supplier will ensure that each Stores Help Desk Agent remains current with the Gap technical environment and the Gap business environment while providing Services.

(ii)	Supplier will be responsible for all ongoing training, other than training relating to major changes in the Gap technical environment or major new releases of software and other non Supplier maintained hardware, in which case Gap will provide initial training to the Supplier in a “train the trainer” approach. In some cases Gap may train Supplier’s Stores Help Desk Agents.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.10	Gap/Supplier Confidential and Proprietary Information	Page 21

(iii)	Supplier will alert Gap where the Stores Help Desk is receiving calls concerning technology for which the Stores Help Desk Agents have not received training. Gap and Supplier will work together to determine how any additional training requirements should be met.

(iv)	Supplier will ensure that back up agents are trained in relation to the Gap technical and business environment to the minimum level required to provide additional cover while the Stores Help Desk Agents are receiving their training or to provide cover for any other absences or call volume variances.

(v)	Supplier will include as part of its training the use by Stores Help Desk Agents of the Gap lab equipment. * and Gap will ensure that the equipment reflects all elements of the Gap technical environment being used across all Covered Locations.

(vi)	Supplier will maintain up-to-date on-line support documentation in the Knowledge Database in alignment with the Gap knowledge base to assist the Stores Help Desk Agents in providing the Services.

(vii)	Supplier will ensure that the training programs and all support documentation for the Stores Help Desk Agents and technicians are integrated so that issues identified or Problems experienced by any part of the Supplier organization can be used to improve the overall Services provided to Gap and the Covered Locations.

(viii)	Supplier will *.

Supplier will provide the following for new Stores Help Desk Agents:

(A)	Scheduling and providing training for all new Stores Help Desk Agents;

(B)	Providing the materials for the training; and

(C)	Providing training classes which include but are not limited to the following: (i) a general introduction to Gap’s policies and typical equipment and software for the Covered Locations; (ii) user interface orientation; (iii) network orientation; (iv) data protection (backup and security); (v) network log on/off and general security procedures; (vi)

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.10	Gap/Supplier Confidential and Proprietary Information	Page 22

Internet / Intranet access; (vii) changing passwords (network and email); (viii) accessing Software and communications; (ix) Supplier help desk procedures and contact information; and (x) remote dial-up procedures (as applicable).

Ongoing training for Store Help Desk Agents shall include the following:

(i)	Continually investigating and analyzing Store Help Desk Agents’ training needs. Such analysis will be performed with the objectives of reducing the frequency of Stores Help Desk calls and preparing Stores Help Desk Agents for the introduction of new technology and/or procedures; and

(ii)	Providing instruction led group training as necessary to address the needs set forth in 11.1(ii) above.

XII.	BUSINESS CONTINUITY PLANNING AND SERVICES

12.1.	Supplier will be responsible for developing a business continuity plan which will incorporate procedures to address disruptions to the Supplier systems and facilities supporting Gap, including but not limited to the Stores Help Desk systems.

12.2.	Within * of the IA Initiation Date, if requested by Gap, Supplier will hold a presentation (via teleconference or as otherwise agreed by the Parties) for Gap summarizing the business continuity plan in relation to the Services. Gap will provide feedback on the plan and, as necessary, work with Supplier to resolve any issues identified by Gap.

XIII.	EMERGENCY MANAGEMENT SERVICES

13.1.	Disaster Recovery Activities

Supplier is responsible for Disaster Recovery. Supplier’s responsibilities in support of Disaster Recovery in the event of a Emergency (or potential Disaster) related to the Services include the following (“Disaster Recovery Activities”):

(i)	Reporting Emergencies and Disasters to Gap * upon identification based on parameters defined in the business continuity plans, and consulting with Gap for official declaration of a Disaster as appropriate. Gap will be responsible for declaration of Disasters with respect to Gap Sites and Gap Covered Locations.

(ii)	For all facilities where Supplier has responsibility, declaring Disasters in accordance with procedures existing at the time of declaration and notifying Gap of situations that may escalate to Disasters as soon as practicable.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.10	Gap/Supplier Confidential and Proprietary Information	Page 23

(iii)	Fill in other emergency situation management responsibilities. Expectations are that all service is restored in * from point of service interruption.

XIV.	LAB SUPPORT

14.1.	Gap will provide a full Gap store configuration, hardware and software, to Supplier Stores Help Desk.

14.2.	Gap will ensure latest software image is available to Supplier Stores Help Desk center.

14.3.	Supplier will maintain network connectivity to lab system and ensure lab systems are in working order

14.4.	Lab location will maintain a store number so that maintenance can be performed and tracked

14.5.	Lab equipment will be setup, installed and maintained by Supplier.

XV.	DEVELOPMENT OF INTERFACES TO GAP’S MANAGEMENT SYSTEMS

15.1.	It is a business requirement of Gap’s that by *, the capability is put in place to allow * between Gap’s information systems and those systems used by Supplier to provide, monitor and report on the Services. Currently the relevant systems are Supplier’s service center and Gap’s service center applications.

15.2.	The Parties will cooperate to complete a connection by *.

15.3.	Supplier will provide and maintain an electronic link from the * and Supplier’s Maintenance and IMAC system so that data is exchanged between the two (2) systems on a near real time basis in order to facilitate service delivery and Ticket escalation, status monitoring and trouble Ticket closing.

15.4.	Supplier will provide an electronic link between Supplier and Gap for escalation of Tickets between the two (2) systems on a near real time basis in order to facilitate service delivery and Ticket escalation, status monitoring and trouble Ticket closing.

15.5.	Supplier will provide the capability to open and update Tickets from Gap (US) in to the *.

XVI.	* – NOTE – SUPPLIER TO EXPLORE

As of the IA Initiation Date, the Covered Locations *. However, the Parties anticipate that *

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.10	Gap/Supplier Confidential and Proprietary Information	Page 24

by Supplier for Gap’s use within * of the IA Initiation Date. The Parties agree that Supplier will provide the following functionality which will be implemented by the Parties as mutually agreed pursuant to Statement of Work. Supplier responsibilities include:

16.1.	Providing a * which Gap and the Covered Locations may use to view * performance reports and to access the *, or the then applicable Problem Management System, open Tickets * from the Covered Locations, and accessing troubleshooting tips used by the Stores Help Desk Agents.

16.2.	Access via * will also allow Gap and the Covered Locations to obtain status on an open Ticket and review a Ticket closed within the *.

16.3.	Supplier will provide Gap and the Covered Locations the * and * information necessary to make use of the * functionality.

16.4.	Supplier will ensure the security of the * and will carry out appropriate tests to validate the authorized use of the * made available to Gap and the Gap Covered Locations.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.10	Gap/Supplier Confidential and Proprietary Information	Page 25

APPENDIX B-1

Contract and Service Delivery Management

Procedures Manual

The Parties will develop and follow specific procedures during the Term which are to be set out in the European Stores Help Desk, Break Fix and IMAC Procedures Manual. This Section sets out the requirements for the Procedures Manual and the process by which the Procedures Manual will be developed. The Procedures Manual is intended to be an operational document with continuous updates using version control. It will include but not be limited to: Stores Help Desk, Break Fix and IMAC procedures. It will also reference other documentation such as help files; engineering support procedures, and new store support procedures.

The Procedures Manual will describe:

•	How Supplier will perform and deliver the Services under the agreement

•	Locations of documentation used to deliver and support the contract

•	How Supplier will resubmit the Procedures Manual, once revised for the transition changes, to Gap for approval.

The Procedures Manual will be accepted by Gap and in place on the IA Initiation Date. Supplier will resubmit the Procedures Manual, once revised for the transition changes, to Gap for approval.

The continuous updates to the Procedures Manual will be shared and approved as required by Gap on an ongoing basis via a change register. In addition, Supplier will maintain current versions and updates will be incorporate changes to the Procedures Manual within *. Within * after * of the IA Initiation Date, the consolidated set of Procedures Manual documents shall be provided to Gap for their convenience and the change approvals received throughout the year shall be summarized into one approved version update.

The Procedures Manual will not contradict the provisions of this Agreement and any Exhibit without the prior written consent of Gap.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.10	Gap/Supplier Confidential and Proprietary Information	Page 26

APPENDIX B-2

Intentionally Left Blank

Exhibit A.10	Gap/Supplier Confidential and Proprietary Information	Page 27

APPENDIX B-3

Minimum Stores Help Desk System Requirements

(a)	An automated call distribution system (“ACD System”) for the routing, handling, and reporting of both inbound and outbound calls to Stores Help Desk.

(i)	An ACD system that can support * incoming calls.

(ii)	A telecom provider that can support * incoming calls.

(iii)	An ACD system that can support *.

(iv)	A toll-free access number to the Stores Help Desk by country for use by all Gap Covered Locations.

(v)	A customized greeting (language specific) to all callers.

(vi)	A voice bulletin board feature that presents a customized voice message to all callers updating them on current issues. This should be heard prior to the caller making a selection.

(vii)	Ability for emergency calls from Covered Locations in certain circumstances to bypass the normal call menu to reach an analyst immediately.

(viii)	Ability for calls to go directly to an analyst who can resolve a Problem.

(ix)	Ability to route calls to analysts based on skill as well as routing by language.

(x)	Ability for Stores Help Desk Agents to easily be able to place calls to various European countries to dispatch 3rd party vendors for on-site service to Covered Locations.

(b)	Ability to move to * coverage.

(c)	Access to the Gap approved Problem Management System and the ability to refer Incidents to Gap Teams.

(d)	Ability to page key Gap stakeholders

(e)	Access to tools necessary to resolve Incidents

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.10	Gap/Supplier Confidential and Proprietary Information	Page 28

APPENDIX B-4

(a)	The Severity Level Matrix illustrates with examples the criticality of Incidents. Each reported Incident will be assigned a severity level using the attached guideline and troubleshooting documentation as a guideline.

Severity Level	Description	Example	Exception (With justification)	Paging/Communication
*	*	*	*	*

*	*	*	*	*

*	*	*		*

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.10	Gap/Supplier Confidential and Proprietary Information	Page 29

Severity Level	Description	Example	Exception (With justification)	Paging/Communication
*	*	*		*

*	*	*	*	*

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.10	Gap/Supplier Confidential and Proprietary Information	Page 30

Severity Level	Description	Example	Exception (With justification)	Paging/Communication
*	*	*		*

*	*	*		*

*	*	*

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.10	Gap/Supplier Confidential and Proprietary Information	Page 31

Severity Level	Description	Example	Exception (With justification)	Paging/Communication
*	*	*

**	Offline –Legacy: *.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.10	Gap/Supplier Confidential and Proprietary Information	Page 32

APPENDIX B-5

Ticket Logging Requirements

1.	Stores Help Desk Ticket Logging Requirements

Clearly within the Ticket the following information must be logged using the following categories:

(a)	Summary of the issue and related activities:

(i)	Detailed description of the Covered Location’s Problem including business impact.

(ii)	When there is a *, analysts will need to review the * to verify if the store is part of the *.

(iii)	Exact error message in its entirety and available options on the error message screen.

(iv)	Description of what the store attempting to do when the Problem occurred.

(v)	When Issue Occurred (If Applicable):

(vi)	Briefly describe the event that preceded the issue. If it is not relevant, or unknown, enter N/A.

(vii)	For transaction Incidents include all transaction information (e.g., Trans #, Reg #, Time, Store #). If the transaction number is unknown or not completed include the date and time of the transaction.

(b)	Troubleshooting performed:

(i)	Document all troubleshooting steps taken even if it had no effect

(ii)	Log if Problem could be recreated and steps taken to recreate. Place in the Ticket the exact keystrokes used to recreate the Problem. If the Problem cannot be recreated then it is not necessary to enter in the keystrokes into the Ticket.

(c)	Next step actions

(i)	Clearly document the next steps for the Covered Location and/or Stores Help Desk Analyst to perform (i.e., sending store new LRT, store will call back after hard boot).

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.10	Gap/Supplier Confidential and Proprietary Information	Page 33

APPENDIX B-6

Gap Priority Locations

Store Number	Store Name	Store Address	Telephone Number
*	*	*	*

*	*	*	*

*	*	*	*

*	*	*	*

*	*	*	*

*	*	*	*

*	*	*	*

*	*	*	*

*	*	*	*

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.10	Gap/Supplier Confidential and Proprietary Information	Page 34

Appendix B-7

Training Requirements

Insert training overview

Exhibit A.10	Gap/Supplier Confidential and Proprietary Information	Page 35

Appendix B-8

Service Delivery Change Management Procedures

Supplier or Gap may request changes to the SOW, Attachments, and the local transaction document (“LTD”). Such requests may result in a change to the charges or other terms in this SOW, Attachments, or the LTD’s. All change requests will be submitted to the other Party in writing.

The change request must describe the change, the rationale for the change, and the effect the change will have to this SOW, Attachments, and the LTD’s.

All submitted change requests will be accepted or rejected by mutual agreement of the Parties within * (*) * of submission, unless a different period is agreed to by the Parties or required by the Agreement, in Supplier or Gap’s reasonable determination, to complete the analysis.

Unless the Parties agree to continue to address the change request at the end of * (*) *, the change request will be considered rejected.

There will be * by the Supplier for the investigation of the change request.

Upon mutual acceptance of the change(s), Supplier may prepare a written Amendment for signature by both Parties which will describe the change(s) and set forth any modifications to the terms and/or charges in the SOW and Appendices.

If the agreed to change results in a change to established procedures only, then Supplier will modify and redistribute the procedures and call flow process in lieu of a written Amendment.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A.10	Gap/Supplier Confidential and Proprietary Information	Page 36

Exhibit B - Service Level Agreement

to

First Amended and Restated Master Services Agreement

March 2, 2009

This document contains confidential and proprietary information of The Gap, Inc. and IBM. Except with the express prior written permission of The Gap, Inc. and IBM, this document and the information contained herein may not be published, disclosed, or used for any other purpose.

Exhibit B	Gap/IBM Proprietary and Confidential Information

		Page
1.	GENERAL	1

2.	EXHIBITS	1

3.	REPORTING	1

4.	SERVICE LEVEL CREDITS	2

5.	*	4

6.	PRESUMPTIVE SERVICE LEVELS	5

7.	SET SERVICE LEVELS	6

8.	ADDITIONS, DELETIONS, MODIFICATIONS AND NOTICE REQUIREMENTS	7

9.	PROCESS FOR ADDITIONS AND DELETIONS OF SERVICE LEVELS	7

10.	COMMENCEMENT OF OBLIGATIONS	8

11.	COOPERATION	9

12.	IMPROVEMENT PLAN FOR SERVICE LEVELS	9

13.	MEASURING TOOLS	9

14.	SINGLE INCIDENT/MULTIPLE DEFAULTS	10

15.	CONTINUOUS IMPROVEMENT - SERVICE LEVELS	10

16.	EXCLUSIONS	11

17.	TERMINATION FOR CHRONIC SERVICE LEVEL DEFAULT	12

1.	DEFINITIONS	2

Exhibit B	Gap/IBM Proprietary and Confidential Information

1.	GENERAL

This Exhibit B (Service Level Agreement) to the Agreement (this “Service Level Exhibit”) shall supersede previous versions of Exhibit B, is effective as of March 2, 2009 and sets forth certain Critical Service Levels, Service Level Objectives, and Critical Deliverables against which, among other Agreement requirements, Supplier’s performance shall be measured. As of the Initiation Date (or as otherwise specified in the Agreement), Supplier shall perform the Services at or above the levels of performance set forth in this Service Level Exhibit. As of the Initiation Date, there are two categories of Service Levels (for both Critical Service Levels and Service Level Objectives);

1.1	Presumptive Service Levels, for which Presumptive Service Level targets are identified and specific measurement periods are set) which are further detailed in Section 6 (Presumptive Service Levels) below; and

1.2	Set Service Levels, for which the Expected Service Level target has been established, validated and committed, and which are further detailed in Section 7 (Set Service Levels) below.

Terms used herein with initial capital letters shall have the meanings set forth in the Definitions section of the Agreement. Terms used herein with initial capital letters and not otherwise defined in the Agreement shall have the meanings set forth in the Attachment A: Definitions, to this Service Level Exhibit.

2.	EXHIBITS

The following additional Exhibits hereby incorporated into this Service Level Exhibit by reference:

Attachment A: Definitions

Exhibit B.1: Service Level Matrix

Exhibit B.2: Critical Deliverables

Exhibit B.3: Measuring Tools and Methodologies

3.	REPORTING

Except during Peak Period and as otherwise specified in this Service Level Exhibit, each Critical Service Level and Service Level Objective shall be measured by Supplier on a *. During Peak Period, the Peak Critical Service Levels and Peak Service Level Objectives shall be measured by Supplier on a *. The Parties will mutually agree on the specific measurements subject to this requirement and consistent with the reporting tools available at the time.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit B	Gap/IBM Proprietary and Confidential Information	Page 1 of 12

As to * reporting, Supplier shall provide to Gap, as part of Supplier’s * performance reports, a set of accurate hard and soft copy reports to verify Supplier’s performance and compliance with the Critical Service Levels, Service Level Objectives and Critical Deliverables. All such reports shall be provided to Gap on or before the * being reported in accordance with Section 27.1 (Invoices and Payments) of the Agreement and within the same delivery timeline as the Services invoice. As set forth in Exhibit B.1 (Service Level Matrix), the provision of such initial report shall be a Critical Deliverable.

As to * reporting, Supplier shall provide to Gap, as part of Supplier’s * performance reports, a set of accurate hard and soft-copy reports, in a form reasonably acceptable to the Parties, to verify Supplier’s performance and compliance with the Peak Critical Service Levels and Peak Service Level Objectives. All such reports shall be provided to Gap on or before the * being reported.

Supplier shall provide detailed supporting information for each report to Gap in machine-readable form suitable for use on a personal computer. The data and detailed supporting information shall be Gap’s Confidential Information, and Gap may access such information online and in real-time, where feasible, at any time during the Term.

4.	SERVICE LEVEL CREDITS

In the event of a Service Level Default, Gap shall receive credits in the amounts set forth in Exhibit B.1 (Service Level Matrix) as to the applicable Critical Service Level.

4.1	If more than one Service Level Default has occurred in a single reporting period, the sum of the corresponding Service Level Credits shall be credited to Gap, even if the multiple Service Level Defaults occur within the same Performance Category, provided, however, that a single performance failure shall not be double-counted as both a Floor Service Level Default and an Expected Service Level Default for that reporting period.

4.2	In no event shall the amount of Service Level Credits credited to Gap with respect to all Service Level Defaults occurring in a single month exceed, in total, the *.

4.3	Supplier shall notify Gap in writing if Gap becomes entitled to a Service Level Credit, which notice shall be included in the standard monthly reporting for Critical Service Levels and Service Level Objectives as described in Section 3 (Reporting). The monthly reports shall also describe any failure to meet Service Level Objectives for the month.

4.4	Supplier acknowledges and agrees that the credits or other rights and remedies set forth in this Service Level Exhibit shall not be deemed or construed to be liquidated damages or a sole and exclusive remedy, and that all such credits and other rights and remedies are cumulative with all other rights and remedies of Gap.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit B	Gap/IBM Proprietary and Confidential Information	Page 2 of 12

4.5	In the event of a Service Level Default, Supplier shall provide Gap credits as defined below:

Exhibit B.1 (Service Levels Matrix) sets forth the information required to calculate the credits that Supplier shall apply against Monthly Charges in the event of a Service Level Default (“Service Level Credit”). For each Service Level Default, Supplier shall pay to Gap, *, as applicable below, a Service Level Credit that will be computed in accordance with the following formula:

Service Level Credit = *

Where:

*

4.6	The total amount of Service Level Credits that Supplier will be obligated to pay to Gap, with respect to Service Level Defaults occurring each month (*), shall be reflected on the invoice that contains

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit B	Gap/IBM Proprietary and Confidential Information	Page 3 of 12

charges for the month following the month in which the Service Level Default(s) giving rise to such credit(s) occurred. For example, the amount of Service Level Credits payable (*) with respect to Service Level Defaults occurring in August shall be set forth in the invoice for the Monthly Charges (as set forth in Exhibit C (Fees and Resource Baseline) to the Agreement) issued in September. Although Service Level Credits shall be shown on each monthly invoice, the credits will be payable to Gap on a * as described in *.

4.7	For Service Level Credits that are incurred for performance during *, such amounts as calculated above will be increased by applying *.

4.8	Notwithstanding that Service Level Credits for Peak Period will be credited on a * basis, during Peak Period all corrective action steps, including those in Section 12 (Improvement Plan for Service Levels) of this Service Level Exhibit, and Section 7.3 of the Agreement (Root-Cause Analysis and Resolution) shall be initiated upon identification of the Service Level Default. During peak periods, Supplier shall initiate root cause analysis within *, providing preliminary problem assessments, emergency workarounds, and proposed alternatives for permanent fixes where they are available and reporting an updated status with each * report.

5.	*

Except as to Service Level Credits for performance during the peak period, which Supplier shall not have * opportunities and will be deemed Unrelieved Service Level Credits, Supplier shall have * opportunities with respect to Service Level Credits as follows:

5.1	Within * after each Contract Year, Supplier shall * to Gap that will include Supplier’s * in that *.

5.2	If, during the preceding Contract Year, Supplier * in effect for such Critical Service Level for that Contract Year, Supplier shall be * any Service Level Credits assessed during the preceding Contract Year for such Critical Service Level.

5.3	For each Contract Year, any Service Level Credits for which Supplier is *

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit B	Gap/IBM Proprietary and Confidential Information	Page 4 of 12

will be considered * for each Contract Year *. The monetary amounts associated with Unrelieved Service Level Credits shall be credited to Gap on the monthly invoice reflecting charges for the first month of the Contract Year immediately following the Contract Year in which such Unrelieved Service Level Credits occurred.

5.4	If the Agreement is terminated prior to the end of the Term, the foregoing process shall be undertaken with respect to the portion of the Contract Year during which the Agreement was in effect.

5.5	The amount of any credits that have accrued, but have not been issued, as of the expiration or termination of this Agreement shall be paid to Gap within thirty (30) days of the expiration or termination of this Agreement.

5.6	For the avoidance of doubt, the * methodology for sections B.1.6 (1)-(4) and B.1.8 (1) and (2), is based upon attainment of a numeric threshold, pursuant to the formulas set forth in Exhibit B.3 (Service Level Methodology), and not attainment of a percentage threshold.

6.	PRESUMPTIVE SERVICE LEVELS

6.1	Presumptive Service Levels are specified in Exhibit B.1 (Service Level Matrix) for various Services. In cases where insufficient data currently exist, to determine the appropriate standard for service, a Measurement Study Period will be used to establish an appropriate standard. Supplier will begin measuring its performance against all Presumptive Service Levels on the agreed upon date following the Initiation Date for a * Measurement Study Period, unless a shorter or longer Measurement Study Period is otherwise agreed upon by the Parties in writing. Should it be determined that a * Measurement Study Period is not indicative of Gap’s normal business cycle, Gap and Supplier will mutually define another period as the Measurement Study Period.

6.2	The Parties shall monitor and analyze Supplier’s performance as against the Presumptive Service Levels prior to the date such Service Levels become Set Service Levels, and such Service Levels shall not apply during such period.

6.3	During the agreed upon Measurement Study Period, Supplier will use the tools set forth on Exhibit B.3 (Measuring Tools and Methodologies). Supplier shall bear all costs and expenses associated with such tools (including the maintenance and modification of such tools), as listed in Exhibit D.8 (Existing Agreements) to the Agreement, unless otherwise set forth in the Agreement as a Gap responsibility.

6.4	During such period, the Parties shall meet and in good faith discuss the propriety of the Presumptive Service Levels given all relevant factors

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit B	Gap/IBM Proprietary and Confidential Information	Page 5 of 12

including Gap’s reasonable business needs; performance during such period; applicable industry standards; performance prior to the Initiation Date; non-recurring (or remedied) events responsible for performance degradation prior to and after the Initiation Date; and steps either Party has taken, or could take, to improve Service Level performance.

6.5	At the end of the Measurement Study Period, and with the written agreement of the Parties, Presumptive Service Levels will be changed to Set Service Levels. If the * of performance achieved by Supplier during the applicable Measurement Study Period is *, the Set Service Level will be established at the *. For example, if the Presumptive Service Level is *, and Supplier averages * performance during the Measurement Study Period, the Set Service Level shall be established at *.

6.6	To the extent that *, such Presumptive Service Levels shall be adjusted as mutually agreed in writing by the Parties and as adjusted shall become a Set Service Level.

6.7	If, with respect to any Presumptive Service Level, the Parties do not agree (a) to change a Presumptive Service Level to a Set Service Level pursuant to Section 6.5 above, or (b) on an adjustment thereto during the Measurement Study Period, such Service Level shall become a Set Service Level as provided in Section 9 (Process For Additions and Deletions of Service Levels) below.

7.	SET SERVICE LEVELS

7.1	Set Service Levels shall be identified as a Set Service Level in Exhibit B.1 (Service Level Matrix).

7.2	Supplier and Gap shall observe and enforce each Service Level identified as a Set Service Level in Exhibit B.1 (Service Level Matrix) as of the first day of the second full calendar month of the Term. In addition, for each Service Level identified as a Presumptive Service Level, from and after the first day of the first calendar month following the end of the Measurement Study Period identified in Exhibit B.1 (Service level Matrix), the Presumptive Service Level as it may have been modified prior to such date by mutual written agreement of the Parties, shall become a Set Service Level. Supplier and Gap shall observe and enforce each Service Level as of the first day such Service Level is treated as a Set Service Level under this Section 7 (Set Service Levels).

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit B	Gap/IBM Proprietary and Confidential Information	Page 6 of 12

8.	ADDITIONS, DELETIONS, MODIFICATIONS AND NOTICE REQUIREMENTS

New Performance Categories, Critical Service Levels and Service Level Objectives and assigned Service Level Credits may be added, deleted, substituted, or modified by Gap as specified in this Service Level Exhibit during the Term, provided, Supplier’s total Service Level Credit At Risk Amount is not increased.

Unless otherwise mutually agreed, Gap will send written notice to Supplier at least * prior to the date that additions or deletions to Performance Categories, or additions or deletions to Service Levels are to be effective. Unless otherwise mutually agreed, Gap will send written notice to Supplier at least * prior to the date that the elevation of a Service Level Objective to a Critical Service Level, or modifications to the Service Level Credit allocations for any Critical Service Level(s) are to be effective. In the case of written notice of either additions or deletions to Performance Categories; additions or deletions to Service Levels; the elevation of a Service Level Objective to a Critical Service Level; or modifications to the Service Level Credit allocations for any Critical Service Level(s), *. Notwithstanding the foregoing, for the duration of the Transition Period (as detailed in Exhibit D.15 (Transition-In Plan) to the Agreement), Service Level Objectives may be elevated to Critical Service Levels without regard to the * referenced above.

9.	PROCESS FOR ADDITIONS AND DELETIONS OF SERVICE LEVELS

Gap may add Critical Service Levels, Performance categories, and Service Levels by sending written notice in accordance with Section 8 (Additions, Deletions, Modifications and Notice Requirements).

9.1	Additions. Gap may add Service Levels in accordance with this Section 9 (Process for Additions and Deletions of Service Levels) by providing written notice in accordance with Section 8 (Additions, Deletions, Modifications and Notice Requirements). Expected Service Levels and Floor Service Level commitments associated with added Service Levels will be computed as follows:

(a)	Where Gap is elevating a Service Level Objective to Critical Service Level status, the Expected Service Level and Floor Service Level shall be as set forth in Exhibit B.1 (Service Level Matrix).

(b)	In all other situations, where at least * of Supplier-provided service measurements exist for a particular Service that is being provided by Supplier, the Parties agree that the Expected Service Level shall be defined as the average of such service measurements for the * Measurement Study Period and that the Floor Service Level shall be defined as the least-favorable service measurement achieved during the * Measurement Study Period. If the * average equals *%, the Expected Service Level and the Floor Service Level shall be mutually agreed by the Parties.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit B	Gap/IBM Proprietary and Confidential Information	Page 7 of 12

(c)	Where no measurements exist or less than * exist for a particular Service that is being provided by Supplier, the Parties shall use best efforts to agree on an Expected Service Level and a Floor Service Level commitment using industry standard measures or Third Party advisory services (for example, Gartner Group, Yankee Group, etc.), or such other process upon which the Parties agree.

(d)	If measurements must be obtained for a Service Level addition, and the required measurement tool is not listed in Exhibit B.3 (Measuring Tools and Methodologies) such tool will be implemented and the Measurement Study Period will commence when the tool has been obtained, installed and is operational.

9.2	Deletions. Gap may delete Critical Service Levels or Service Level Objectives by sending written notice in accordance with Section 8 (Additions, Deletions, Modifications and Notice Requirements).

9.3	Impact of Additions and Deletions of Critical Service Levels on Service Level Credit Allocation Percentages. When adding or deleting a Critical Service Level, Gap shall adjust the Service Level Credits so that Supplier’s total Service Level Credit At Risk Amount is not increased.

Certain of Supplier’s obligations under the Agreement are one-time or periodic obligations to deliver Critical Deliverables. Exhibit B.2 (Critical Deliverables) sets forth the Deliverable Credits that shall be payable by Supplier to Gap in the event Supplier fails to deliver any of the Critical Deliverables (“Deliverable Credits”), within the time period relative to the Initiation Date, specified in Exhibit B.1 (Service Level Matrix). Notwithstanding the foregoing, the total pool for Deliverable Credits shall not exceed * as set forth in Table C-1 (Annual Services Charge) to Exhibit C (Fees and Resource Baselines). The total amount of Deliverable Credits that Supplier will be obligated to pay to Gap shall be reflected on the invoice that contains charges for each month during which the Deliverable Credits occurred (for example, the amount of Deliverable Credits payable for failure to deliver any Critical Deliverable(s) in August shall be set forth in the invoice for August charges issued in September). Unlike Service Level Credits, Deliverable Credits shall be shown in each monthly invoice as an actual credit to the charges and will not be subject to *.

10.	COMMENCEMENT OF OBLIGATIONS

The obligations set forth herein shall commence on the Initiation Date or as otherwise specified in Exhibit B.1 (Service Level Matrix), referencing “Eff+mos (X).” The numbers used in “Eff+mos (X) are in the format X where “X” represents the number of months after the Initiation Date when Supplier will be responsible to provide measurement data in support of the Critical Service Level and Supplier will be responsible for Service Level Credits for any failures to attain the Critical Service Level.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit B	Gap/IBM Proprietary and Confidential Information	Page 8 of 12

11.	COOPERATION

The achievement of the Service Levels by Supplier may require the coordinated, collaborative effort of Supplier with other suppliers and other third parties (“Other Suppliers”) contracted with by Gap. Supplier will provide a single point of contact for the prompt resolution of all Service Level Defaults and all failures to provide high quality Services to Gap, regardless of whether the reason for such Service Level Defaults, or failure to provide high quality outsourcing Services to Gap, was caused by Supplier or Other Suppliers.

12.	IMPROVEMENT PLAN FOR SERVICE LEVELS

If Supplier fails to satisfy any Service Level, Supplier shall provide Gap with a written plan for improving Supplier’s performance to satisfy the Service Level within *, or *, of the failure to meet the Expected Service Level or the Floor Service Level for the Service Level, which plan shall be subject to Gap’s approval, not to be unreasonably withheld. Supplier shall promptly implement such plan once it has been approved by Gap.

13.	MEASURING TOOLS

As of the Initiation Date, the measuring tools and methodologies set forth in Exhibit B.3 (Measuring Tools and Methodology) represent acceptable measuring tools and methodologies for the Critical Service Levels and Service Level Objectives designated.

If there are any Critical Service Levels for which the measuring tools and methodologies have not been agreed upon by Gap and Supplier, are included in Exhibit B.3 (Measuring Tools and Methodology), and Supplier fails to propose a measuring tool for such Critical Service Level that is acceptable to Gap prior to the date upon which Supplier shall be responsible for Service Level performance and Service Level Credits due for Service Level Default, such failure shall be deemed a Floor Service Level Default for the Critical Service Level until Supplier proposes and implements an acceptable measuring tool.

Tools for new Critical Service Levels will be implemented according to the Change Control Procedures.

If, after the Initiation Date or the implementation of tools for new Critical Service Levels, Supplier desires to use a different measuring tool for a Critical Service Level, Supplier shall provide written notice to Gap, in which event the Parties will reasonably adjust the measurements as necessary to account for any increased or decreased sensitivity in the new measuring tools; provided that, if the Parties cannot agree on the required adjustment, Supplier will continue to use the measuring tool that had been initially agreed to by the Parties.

It is not anticipated that changes in the monitoring tools will drive changes in Service Levels; rather, the need to collect and accurately reflect the performance data should drive the development or change in performance monitoring tools.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit B	Gap/IBM Proprietary and Confidential Information	Page 9 of 12

14.	SINGLE INCIDENT/MULTIPLE DEFAULTS

If a single incident results in the failure of Supplier to meet more than one Floor Service Level, *.

15.	CONTINUOUS IMPROVEMENT - SERVICE LEVELS

The Parties agree to the concept of continuous improvement and that the Critical Service Levels and Service Level Objectives should be modified during the Term to reflect this concept. To accomplish this, Critical Service Levels and Service Level Objectives will be modified each * period following the commencement of obligations date specific to each Critical Service Level and Service Level Objective as described in Section 9 (Process for Additions and Deletions of Service Levels) and below:

1.	Each Expected Service Level will be reset to the * (for example, 99.6% is higher than 99.4%) at or above the Expected Service Levels achieved during the previous year; provided that, if fewer than * exceeded the Expected Service Level, the Expected Service Level will be reset by taking the *, and dividing the sum of the resulting numbers by *; provided, however, that if such average results in a number lower than the then-current Expected Service Level, the then-current Expected Service Level shall remain unchanged.

In no event shall any single increase in an Expected Service Level as provided above exceed * (*%) of the difference between one hundred percent (100%) and the then-current Expected Service Level. For example, if the Expected Service Level being adjusted were *%, the maximum increase for that reset would be *% (i.e. from *% to *%).

2.	Each Floor Service Level will be reset by adding to the Floor Service Level being adjusted a sum equal to * (*%) of the difference between one-hundred percent (100%) and the then-current Floor Service Level.

For example, if the Floor Service Level being adjusted were *%, the increase would be *% (i.e., from *% to *%).

3.	For ease of administration, beginning with the * and continuing with *, the process described in this Section 15 (Continuous Improvement – Service Levels) will be performed as of the *, utilizing the previous * data, replacing the Critical Service Level or Service Level Objective unique dates that were based upon the commencement of obligations dates specific to each Critical Service Level. For purposes of the *, the process described in this Section 15 (Continuous Improvement – Service Levels) will utilize the available information in the *.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit B	Gap/IBM Proprietary and Confidential Information	Page 10 of 12

4.	Notwithstanding the foregoing, with respect to the Help Desk—Average Speed to Answer Service Level (or such other Service Levels as the Parties may agree in writing), in the event the Parties agree that the cost-benefit of applying these automatic improvement rules are not present, the Parties may, by mutual written agreement, agree not to apply these automatic improvement rules to such Service Level(s) for the *.

16.	EXCLUSIONS

16.1	For purposes of calculating Availability, Scheduled Uptime and Downtime shall not include any period of Downtime that is the result of scheduled time required to perform system maintenance (for example, Preventive Maintenance, system upgrades, etc.), provided that such time has been mutually agreed upon between the Parties and is scheduled so as to minimize the impact to Gap’s business. Supplier shall maintain Availability during such periods to the extent reasonably practicable.

16.2	Supplier shall not be responsible for Service Level Credits for a failure to meet any Service Level(s) solely to the extent that such failure is reasonably demonstrated by Supplier to be primarily attributable to any of the following:

(a)	*.

(b)	* by Gap and agreed to by the Parties through the Change Control Procedures; provided that Supplier has previously notified Gap in writing as part of such Change Control Procedures that the implementation of such request would result in such failure to meet the Service Level.

(c)	*

(1)	*; and

(2)	*.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit B	Gap/IBM Proprietary and Confidential Information	Page 11 of 12

17.	TERMINATION FOR CHRONIC SERVICE LEVEL DEFAULT

Upon completion of Transition, in the event that a Chronic Service Level Default is realized, Gap, at its sole discretion, may, by written notice, terminate at its option the affected Functional Service Area, or Functional Service Area Segment and without application of any additional cure period. In the event that Gap elects to pursue this termination right, Gap agrees *, the * procured by Supplier and associated with the terminated Functional Service Area, or segment thereof. For purposes of this Section 17 (Termination for Chronic Service Level Default), * are those * that are * to the support and delivery of Services to Gap. Shared assets on Supplier premises are not included in *.

In order to exercise its termination right under this Section 17 (Termination for Chronic Service Level Default), Gap must notify Supplier in writing of its intention to exercise such right within ninety (90) days following its receipt of the Service Level reporting documentation confirming the Chronic Service Level Default. In the event Gap elects this termination right, such Chronic Service Level Default shall not be used by Gap as a basis for a claim of termination for cause under Section 33.2 (Termination for Cause by Gap) of the Agreement.

Except as expressly provided in this Section 17 (Termination for Chronic Service Level Default), nothing in this Section 17 (Termination for Chronic Service Level Default) precludes Gap from pursuing alternative remedies otherwise available in the Agreement.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit B	Gap/IBM Proprietary and Confidential Information	Page 12 of 12

Attachment A: Definitions

to

Exhibit B (Service Level Agreement)

To

First Amended and Restated Master Services Agreement

Date: March 2, 2009

Exhibit B, Attachment A	Gap/IBM Proprietary and Confidential Information

1.	DEFINITIONS

Terms used herein with initial capital letters shall have the meanings set forth in the Definitions section of the Agreement. Terms used herein with initial capital letters and not otherwise defined in the body of the Agreement shall have the meanings set forth in this Service Level Exhibit.

1.	Aggregate Service Level Default(s) shall mean the sum of the Critical Service Levels not meeting the Expected Service Level divided by the total of all Service Levels within Performance Category.

Example: *.

2.	Agreement shall mean the Master Services Agreement, dated as of the Reference Date, between Gap and Supplier.

3.	Allocation of Pool Percentage(s) shall mean the portion of Pool Percentage Available for Allocation allocated to each Performance Category. The total of all Allocation of Pool Percentages across Performance Categories shall not exceed the Pool Percentage Available for Allocation.

4.	At Risk Amount shall mean, for any month during the Term, * (*%) of the Monthly Charges, which is the amount that Supplier will have at risk for Service Level Credits as set forth in Exhibit B.1 (Service Level Matrix).

5.	Chronic Service Level Default(s) shall mean Supplier’s unexcused delivery failure of * (*%) of the Expected Service Levels within a Performance Category (or in those instances where there are less than * Expected Service Levels within a Performance Category failure of at least * of the Expected Service Levels within a Performance Category) and in either event for *.

6.	Critical Deliverable(s) shall mean those Deliverables performed on a one-time or periodic basis, under this Service Level Exhibit, for which a Deliverable Credit may be payable in accordance with Section 9 (Process for Additions and Deletions of Service Levels) of this Service Level Exhibit and described in Exhibit B.2 (Critical Deliverables). Critical Deliverables are identified in Exhibit B.2 (Critical Deliverables). Critical Deliverables are not Critical Service Levels.

7.	Critical Service Level(s) shall mean those Service Levels established under this Service Level Exhibit for which a Service Level Credit may be payable. Critical Service Levels are identified and described in Exhibit B.1 (Service Level Matrix). Those Critical Service Levels that require weekly measurement and reporting

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit B, Attachment A	Gap/IBM Proprietary and Confidential Information

during Peak Period are identified as such on Exhibit B.1 (Service Level Matrix). Each Critical Service Level has an Expected Service Level and a Floor Service Level associated with it unless otherwise specified. It is the intent of the Parties that all Critical Service Levels shall be quantifiable, measurable and objective.

8.	Deliverable Credit(s) shall mean the monetary amount(s) that Supplier shall pay to Gap (or apply against Monthly Charges) in the event of a failure to achieve a Critical Deliverable.

9.	* shall mean the methodology used to determine the * as described in Section 5. (*) of this Service Level Exhibit.

10.	Expected Service Level Default(s) shall mean Supplier’s level of performance in any month for a particular Critical Service Level fails to meet the applicable Expected Service Level.

11.	Expected Service Level(s) shall mean the specified level of performance for a Critical Service Level, as set forth in Exhibit B.1 (Service Level Matrix).

12.	Floor Service Level Default(s) shall mean Supplier’s level of performance in any month for a particular Critical Service Level fails to meet the applicable Floor Service Level.

13.	Floor Service Level(s) shall mean the minimum level of performance set forth in Exhibit B.1 (Service Level Matrix) with respect to each Critical Service Level and Service Level Objective.

14.	Initiation Date shall mean the commencement of service delivery by Supplier effective upon the transfer date for hired employees.

15.	Measurement Study Period shall have the meaning set forth in Section 6 (Presumptive Service Levels) of this Service Level Exhibit.

16.	Other Suppliers shall have the meaning set forth in Section 11 (Cooperation) of this Service Level Exhibit.

17.	Peak Critical Service Level(s) shall mean the subset of Critical Service Level(s) that require weekly measurement and reporting during Peak Period and are identified as such on Exhibit B.1 (Service Level Matrix), or by subsequent additions/deletions pursuant to Section 9 (Process for Additions and Deletions of Service Levels) of this Service Level Exhibit.

18.	Peak Period At Risk Amount Multiplier shall mean that for performance results during Peak Period (November and December delivery performance results) the At Risk Amount shall be doubled and such additional amount shall not be subject to *.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit B, Attachment A	Gap/IBM Proprietary and Confidential Information

19.	Peak Period shall mean the calendar months of November and December.

20.	Peak Service Level Objective(s) shall mean the subset of Service Level Objective(s) that require weekly measurements and reporting during Peak Period and are identified as such on Exhibit B.1 (Service Level Matrix), or by subsequent additions/deletions pursuant to Section 9 (Process for Additions and Deletions of Service Levels) of this Service Level Exhibit.

21.	Performance Category(-ies) shall mean a grouping of Critical Service Levels as set forth in Exhibit B.1 (Service Level Matrix). Critical Deliverables do not constitute a Performance Category.

22.	Pool Percentage Available for Allocation shall mean * (*%) of the At Risk Amount.

23.	Presumptive Service Level(s) shall mean the Service Level(s) identified as such in Exhibit B.1 (Service Level Matrix), and further elaborated upon in Section 6 (Presumptive Service Levels) of this Service Level Exhibit.

24.	Service Level Credit Allocation Percentage is the allocation of Pool Percentage Available for Allocation associated to each Critical Service Level. The total of the allocations of the Service Level Credit Allocation Percentage cannot exceed 100% for all Critical Service Levels within a Performance Category.

25.	Service Level Credit(s) shall mean the monetary amount(s) that Supplier shall be obligated to pay to Gap (or apply against Monthly Charges) in the event of a Service Level Default, subject to *.

26.	Service Level Default(s) shall mean a Floor Service Level Default or an Expected Service Level Default.

27.	Service Level Exhibit shall mean this Exhibit B (Service Level Agreement) to the Agreement and the Exhibits set forth in Section 2 (Exhibits) of this Service Level Exhibit.

28.	Service Level Objectives shall mean those Service Level(s) for which no Service Level Credit is payable, but which require monthly measurement and reporting, and are described in Exhibit B.1 (Service Level Matrix). Those Service Level Objectives that require weekly measurement and reporting during Peak Period are identified as such on Exhibit B.1 (Service Level Matrix).

29.	Service Level(s) shall mean the required availability and performance standards relating to Systems and Services, response times, or other performance standards of Gap’s information technology business operations set forth in this Service Level Exhibit.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit B, Attachment A	Gap/IBM Proprietary and Confidential Information

30.	Set Service Level(s) shall mean the Service Level(s) identified as such in Exhibit B.1 (Service Level Matrix), and further elaborated upon in Section 7 (Set Service Levels) of this Service Level Exhibit.

31.	* shall have the meaning set forth in Section 5.3 of this Service Level Exhibit.

32.	* shall have the meaning set forth in Section 5.1 of this Service Level Exhibit.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit B, Attachment A	Gap/IBM Proprietary and Confidential Information

Exhibit B.1 – Service Level Matrix

to

First Amended and Restated Master Services Agreement

March 2, 2009

This document contains confidential and proprietary information of The Gap, Inc. and Supplier. Except with the express prior written permission of The Gap, Inc. and Supplier, this document and the information contained herein may not be published, disclosed, or used for any other purpose.

Exhibit B.1	Gap/IBM Confidential and Proprietary Information	B - 1

EXHIBIT B.1 - SERVICE LEVEL MATRIX

Supplier shall perform the Services so as to meet or exceed the Service Levels set forth in this Exhibit B.1 (Service Level Matrix) (this “Exhibit B.1”) to Exhibit B (Service Level Agreement) of the Revised and Amended Master Services Agreement, dated as of March 2, 2009 Date, between Gap and Supplier (the “Agreement”). This Exhibit B.1 shall be effective as of March 2, 2009, except as indicated. All Presumptive Measurement Periods will be reviewed and modified, as appropriate. Terms used herein with initial capital letters shall have the meanings set forth in the Agreement and all Exhibits attached thereto. Terms used herein with initial capital letters and not otherwise defined in the Agreement shall have the meanings set forth in this Exhibit B.1.

CONTENTS

Exhibit B.1.1 Level 1 NA Stores Help Desk & Store Service Request Call Handling	3
Exhibit B.1.2 Store POS Priority Response Service Calls	6
Exhibit B.1.3 European Store Support	8
Exhibit B.1.4 Corporate Support Help Desk Service Levels	11
Exhibit B.1.5 Corporate Support Problem Management Service Levels	12
Exhibit B.1.6 Enterprise Network Service Levels	14
Exhibit B.1.7 Mainframe Service Levels	20
Exhibit B.1.8 Server Service Levels	21
Exhibit B.1.10 Security Incident Response Team (SIRT) Service Levels	23
Exhibit B.1.11 Corporate Production Operations Service Levels	24
Exhibit B.1.12 Distribution Center Support Service Levels	27
Exhibit B.1.13 IMAC Performance Service Levels	28
Exhibit B.1.14 Corporate Asset Management Service Levels	29
Exhibit B.1.15 Reports Service Levels	30
Exhibit B.1.16 Critical Reports Service Levels	31
Exhibit B.1.17 Critical Service Levels Performance Categories and Allocation of Pool Percentages as of the Effective Date	34
Exhibit B.1.19 Monthly Invoice Accuracy	37
Exhibit B.1.20 Distributed Code Deployments	38
Exhibit B.1.21 Dimensions Administration	39

Gap. Inc./IBM Confidential	B - 2	Service Level Matrix

Exhibit B.1.1

Level 1 NA Stores Help Desk & Store Service Request Call Handling

The Service Levels for NA Stores Help Desk and Service Request Call Handling are set forth below. Failure to meet any of the Service Levels set forth below shall be a Service Level Default.

Service Levels	Definition	Floor Service Level	Expected Service Level	Window	Service Level Type as of Effective Date
Tier 1 NA Stores Help Desk Speed of Answer	The time elapsed between the point from which a caller selects to speak with a CSR through the ACD and the point the call is answered by a CSR.	*	*	Monthly	*

Tier 1 NA Stores Help Desk First Call Resolution	Percentage of Level 1 call tickets opened by the NA Stores Help Desk resolved (closed) at the time of the initial call.	*	*	Monthly	*

Tier 1 NA Stores Help Desk Call Abandon Rate	Percentage of calls where the caller who selects the option to speak with a NA Stores Help Desk CSR, disconnects before speaking with a NA Stores Help Desk CSR.	*	*	Monthly	*

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit B.1	Gap/IBM Confidential and Proprietary Information	B - 3

Service Levels	Definition	Floor Service Level	Expected Service Level	Window	Service Level Type as of Effective Date
Tier 1 NA Stores Help Desk Customer Satisfaction Rate	Number of Satisfied Responses + number of Very Satisfied Responses) / Total Number of Survey Responses received Per Month. Responses in the top two (2) categories are considered favorable.	*	*	Monthly	*
Tier 1 Help Desk tickets rejected by Gap Second Level Support	Call Tickets that are escalated without the detail required by Gap Second Level Support and will require Tier 1 resubmission.	*	*	Monthly	*
Store Help Desk Incident and Problem Management Notification and Escalation to Gap	Real time updates are made to the Problem Management System and the escalation notification goes to the appropriate team within * of the identification of a Global Problem.	*	*	Monthly	*
Service Request Call Average Speed to Answer	The time elapsed between the point a caller selects to speak with an agent through an ACD and the point the call is picked up by an agent to perform TCS.	*	*	Monthly	*

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit B.1	Gap/IBM Confidential and Proprietary Information	B - 4

Service Levels	Definition	Floor Service Level	Expected Service Level	Window	Service Level Type as of Effective Date
Service Request Call Duration	The time Supplier Call Center Agent spends talking to Gap store support.	*	*	Monthly	*

*.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit B.1	Gap/IBM Confidential and Proprietary Information	B - 5

Exhibit B.1.2

Store POS Priority Response Service Calls

The monthly Service Levels for Store POS Priority Response Service Calls are set forth below. Failure to meet any of the Service Levels set forth below shall be a Service Level Default. For the avoidance of doubt, the Service Levels in this Exhibit B.1.2 (Store POS Priority Response Service Calls) are calculated on a *.

Service Levels	Definition	Floor Service Level for Problem Resolution	Expected Service Level for Problem Resolution	Window	Service Level Type as of Effective Date
Critical T2/C2 for All Stores	Critical Response Levels for Covered Machines (T2) and * Machines (C2) is determined by Gap at the time the service call is placed.	*	*	Monthly	*

Urgent T4/C4 Problem Resolution	Urgent Response Levels for Stores (T4) and * Machines (C4).	*	*	Monthly	*

T9-C9 Next Business Day (NBD) Problem Resolution	“Next Business Day” or “NBD” shall mean Mon to Fri, excluding Gap holidays (i.e., New Years, Christmas, Thanksgiving, Memorial Day, Fourth of July, Labor Day), during local store business hours.	*	*	Monthly	*

Customer Replaceable Unit (CRU)	Problem designated to be resolved by Gap personnel with a part sent to the Store from IBM.	*	*	Monthly	*

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit B.1	Gap/IBM Confidential and Proprietary Information	B - 6

Service Levels	Definition	Floor Service Level for Problem Resolution	Expected Service Level for Problem Resolution	Window	Service Level Type as of Effective Date
Scheduled Call T6 – C6	The Scheduled Call category includes all Service Calls for which Gap and Supplier agree the On-site Break/Fix Services will be scheduled for a specific date and time. For this category only, the elapsed time for Problem Resolution is measured from the time Supplier CSR is scheduled to arrive at the Covered Location.	*	*	Monthly	*

Store Depot Equipment Shipping	The percentage of shipments from the Symbol Depot that are successfully sent via courier from their depot to the designated Gap location by the shipping cutoff time.	*	*	Quarterly	*

* Repair	Percentage of * (“Covered Machine(s)”) that are successfully repaired and shipped to the Gap-designated location within the SLA.	*	*	Monthly	*

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit B.1	Gap/IBM Confidential and Proprietary Information	B - 7

Exhibit B.1.3

European Store Support

The monthly Service Levels for Store POS Priority Response Service Calls are set forth below. Europe Store Support (Help Desk, IMAC, Break-Fix) are set forth below. Failure to meet any of the Service Levels set forth below shall be a Service Level Default.

Service Levels	Definition	Floor Service Level	Expected Service Level	Window	Service Level Type as of Effective Date
European Stores Help Desk Speed to Answer	The time elapsed between the point a caller selects to speak with an agent through an ACD and the point the call is picked up by an agent.	*	*	Monthly	*

European Store Help Desk First Call Resolution	Percentage of all Level 1 calls to the Stores Help Desk resolved (closed) while the store is on the phone with the Stores Help Desk Delivery Analyst at the time of the initial call.	*	*	Monthly	*

European Store Help Desk Call Abandon Rate	Percentage of calls where the caller disconnects before talking with a Stores Help Desk Agent.	*	*	Monthly	*

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit B.1	Gap/IBM Confidential and Proprietary Information	B - 8

Service Levels	Definition	Floor Service Level	Expected Service Level	Window	Service Level Type as of Effective Date
European Store Language Availability	Supplier shall comply with the language fluency requirements set forth in Exhibit A.10 (European Stores Help Desk Services). Percentage of calls that are answered by the agent that is fluent in the caller’s language of preference	*	*	Monthly	*

European Store IMAC Delivery	All Equipment Delivered to the specified location on the agreed-upon date.	*	*	Monthly	*

European Store IMAC Installation Timeliness	Equipment is installed and tested by the date scheduled.	*	*	Monthly	*

European Store IMAC Installation Quality	IMAC activity is completed with quality resulting in limited calls to the Stores Help Desk to Resolve installation issues.	*	*	Monthly	*

Critical T2/C2 for All Stores	Critical Response Levels for Covered Machines (T2) and * Machines (C2) is determined by Gap at the time the service call is placed.	*	*	Monthly	*

Urgent T4/C4	Urgent Response Levels for Stores (T4) and * Machines (C4).	*	*	Monthly	*

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit B.1	Gap/IBM Confidential and Proprietary Information	B - 9

Service Levels	Definition	Floor Service Level	Expected Service Level	Window	Service Level Type as of Effective Date
T9 Next Business Day (NBD)	Next Business Day Problem Resolution for POS Services (T9). The call will be resolved by the end of the day for which the service call is scheduled.	*	*	Monthly	*

Scheduled Call T6/C6	The Scheduled Call category includes all Service Calls for which Gap and Supplier agree the On-site Break/Fix Services will be scheduled for a specific date and time. For this category only, the elapsed time for Problem Resolution is measured from the time Supplier CSR is scheduled to arrive at the Covered Location.	*	*	Monthly	*

Customer Replaceable Unit (CRU)	Problem designated to be Resolved by Gap personnel with a part sent to the Covered Location Store from IBM.	*	*	Monthly	*

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit B.1	Gap/IBM Confidential and Proprietary Information	B - 10

Exhibit B.1.4

Corporate Support Help Desk Service Levels

The Service Levels for Corporate Support Help Desk includes Corporate Employees, Distribution Centers, Workstation Support, Mail and Print, and are set forth below. Failure to meet any of the Service Levels set forth below shall be a Service Level Default.

Service Levels	Definition	Floor Service Level	Expected Service Level	Window	Service Level Type as of Effective Date
First Call Resolution	The percentage of calls resolved (closed) while the customer is on the phone with a CSR on his/her first call.	*	*	Monthly	*

Abandon rate	“Abandoned Call” means when a caller who selects to talk to a Help Desk Agent drops off before talking with a Help Desk Agent.	*	*	Monthly	*

Speed to answer (in seconds)	The time elapsed between the point a caller selects to speak with an agent through an ACD and the point the call is picked up by a Help Desk Agent.	*	*	Monthly	*

Overall HDS Customer Satisfaction Rate	Average of the number of Satisfied Responses + number of Very Satisfied Responses) / Total Number of Survey Responses received Per Month. Responses in the top two categories are considered favorable.	*	*	Monthly	*

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit B.1	Gap/IBM Confidential and Proprietary Information	B - 11

Exhibit B.1.5

Corporate Support Problem Management Service Levels

The Service Levels for Corporate Support Problem Management includes Corporate Employees, Distribution Centers, Help Desk and Mail, and are set forth below. Failure to meet any of the Service Levels set forth below shall be a Service Level Default.

Service Levels	Definition	Floor Service Level	Expected Service Level	Window	Service Level Type as of Effective Date
Severity 1 Change Execution – Server Production Environment	Implement Severity 1 Changes within the Gap IT Environment to comply with Section 11 (Incident and Problem Management) of Exhibit A.2 (Cross Functional Services SOW)	*	*	Monthly	*

Severity 1 Change Execution – Mainframe Environment	Implement Severity 1 Changes within the Gap IT Environment to comply with Section 11 (Incident and Problem Management) of Exhibit A.2 (Cross Functional Services SOW)	*	*

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit B.1	Gap/IBM Confidential and Proprietary Information	B - 12

Service Levels	Definition	Floor Service Level	Expected Service Level	Window	Service Level Type as of Effective Date
Acknowledgment of System Failure	The elapsed time between (i) the start of a system failure, until (ii) the point in time that the Problem Ticket is acknowledged by * Operations.	*	*	Monthly	*

Escalation of System Failure to IBM Escalation Manager	The elapsed time between (i) the point in time that the Problem Ticket is acknowledged by * Operations, until (ii) the point in time that the Situation Manager accepts ownership of the failure.	*	*	Monthly	*

Notification of System Failure to Gap	The elapsed time between (i) the point in time that the Problem Ticket is acknowledged by * Operations, until (ii) the point in time that a text page is delivered to Gap for notification of the failure.	*	*	Monthly	*

Root Cause Analysis for all Severity 1 Problems	Preliminary root cause analysis report is provided to Gap for all Severity 1 problems.	*	*	Monthly	*

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit B.1	Gap/IBM Confidential and Proprietary Information	B - 13

Exhibit B.1.6

Enterprise Network Service Levels

The Service Levels for Enterprise Network includes all enterprise Network components except for Store and Distribution Center Support, and are set forth below. Failure to meet any of the Service Levels set forth below shall be a Service Level Default.

Service Levels	Definition	Floor Service Level	Expected Service Level	Window	Service Level Type as of Effective Date
Store Voice Network Availability[1]	The percentage of time that the services provided by Store Voice Network systems are fully operational to Gap Authorized Users.	*	*	Monthly	*

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.
[1]	The * methodology for this Service Level is as set forth in Exhibit B (Service Level Agreement), Section 5.6

Exhibit B.1	Gap/IBM Confidential and Proprietary Information	B - 14

Service Levels	Definition	Floor Service Level	Expected Service Level	Window	Service Level Type as of Effective Date
Store Data Network Availability[2]	Average availability of the Store Data Networks.	*	*	Monthly	*

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.
[2]	The * methodology for this Service Level is as set forth in Exhibit B (Service Level Agreement), Section 5.6

Exhibit B.1	Gap/IBM Confidential and Proprietary Information	B - 15

Service Levels	Definition	Floor Service Level	Expected Service Level	Window	Service Level Type as of Effective Date
Corporate Voice Network Availability[3]	Average availability of the Corporate Voice Networks.	*	*	Monthly	*

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.
[3]	The * methodology for this Service Level is as set forth in Exhibit B (Service Level Agreement), Section 5.6

Exhibit B.1	Gap/IBM Confidential and Proprietary Information	B - 16

Service Levels	Definition	Floor Service Level	Expected Service Level	Window	Service Level Type as of Effective Date
Corporate Data Network Availability[4]	Average availability of the Corporate Data Networks.	*	*	Monthly	*

Port Availability	Percentage availability of the MPLS VPN network.	*	*	Monthly	*

End to End Delay – 24 Hours	Latency measure of packets sent to and returned to sender (round-trip)	*	*	Monthly	*

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.
[4]	The * methodology for this Service Level is as set forth in Exhibit B (Service Level Agreement), Section 5.6

Exhibit B.1	Gap/IBM Confidential and Proprietary Information	B - 17

Service Levels	Definition	Floor Service Level	Expected Service Level	Window	Service Level Type as of Effective Date
Network Packet Loss	Average percentage of packets in the Measurement Period that are dropped between applicable IP Access Nodes within a region or between applicable IP Access Nodes connecting two regions.	*	*	Monthly	*

Network Jitter	Average variation in the delay of received packets transmitted between all applicable Gap IP Access Nodes within a region or between applicable Gap IP Access Nodes connecting two regions	*	*	Monthly	*

End-to-End Delay – Prime Shift	Time for a packet of data to get from one designated point to another. End-to-End network delay is measured by sending a packet that is returned to the sender, and the round trip time is considered latency.	*	*	Monthly	*

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit B.1	Gap/IBM Confidential and Proprietary Information	B - 18

TABLE 3: Table of Measurement Regions

This table defines the regions in which network performance commitments will be measured. Specific performance commitments are defined in the Process and Procedures Manual for the parameters listed below.

BASE LOCATION	Roll Up	Location	Prime Shift
*	*	*	*
*	*	*	*
*	*	*	*
*	*	*	*
*	*	*	*
*	*	*	*
*	*	*	*
*	*	*	*
*	*	*	*
*	*	*	*
*	*	*	*
*	*	*	*
*	*	*	*
*	*	*	*
*	*	*	*
*	*	*	*

NETWORK PACKET LOSS.

“Packet Loss” means the average percentage of packets in the Measurement Period that are dropped between applicable IP Access Nodes within a region (Intra-Region) or between applicable IP Access Nodes connecting two regions (Inter-Region).

NETWORK JITTER.

“Network Jitter” means the average variation in the delay of received packets transmitted between all applicable Gap IP Access Nodes within a region (Intra-Region) or between applicable Gap IP Access Nodes connecting two regions (Inter-Region).

END-TO-END DELAY.

In a network, latency, a synonym for delay, is an expression of how much time it takes for a packet of data to get from one designated point to another. For the purpose of measuring the Gap’s end-to-end network delay, latency is measured by sending a packet that is returned to the sender, and the round-trip time is considered the latency.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit B.1	Gap/IBM Confidential and Proprietary Information	B - 19

Exhibit B.1.7

Mainframe Service Levels

The Service Levels for Mainframe includes Mainframe & Subsystem Availability for the production environment, and are set forth below. Failure to meet any of the Service Levels set forth below shall be a Service Level Default.

Service Levels	Definition	Floor Service Level	Expected Service Level	Window	Service Level Type as of Effective Date
Mainframe Availability	Average availability of the production mainframes.	*	*	Monthly	*

Region Availability	Average availability of the production CICS.	*	*	Monthly	*

DBMS Availability	Average availability of the production database systems (DBMS) which includes IMS.	*	*	Monthly	*

LPAR/Domain Availability	Average availability of the production LPARs.	*	*	Monthly	*

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit B.1	Gap/IBM Confidential and Proprietary Information	B - 20

Exhibit B.1.8

Server Service Levels

The Service Levels for Servers are set forth below. Failure to meet any of the Service Levels set forth below shall be a Service Level Default. The following Service Levels shall apply to Production Server Images, provided the following conditions have been met:

1.                *.

2.                *.

Service Levels	Definition	Floor Service Level	Expected Service Level	Window	Service Level Type as of Effective Date
Clustered Server Availability[5]	“High Availability or Clustered Systems” shall mean two or more server images that are clustered at the Operating System (OS) level that reside on physically separate hardware (for redundancy purposes) for which IBM has full responsibility for such services. Availability is measured across the entire cluster.	*	*	Monthly	*

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.
[5]	The * methodology for this Service Level is as set forth in Exhibit B (Service Level Agreement), Section 5.6

Exhibit B.1	Gap/IBM Confidential and Proprietary Information	B - 21

Service Levels	Definition	Floor Service Level	Expected Service Level	Window	Service Level Type as of Effective Date
Server Availability[6]	Server Availability shall mean the availability of a server image at the Operating System (OS) level where IBM has full responsibility for such services.	*	*	Monthly	*

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.
[6]	The * methodology for this Service Level is as set forth in Exhibit B (Service Level Agreement), Section 5.6

Exhibit B.1	Gap/IBM Confidential and Proprietary Information	B - 22

Exhibit B.1.10

Security Incident Response Team (SIRT) Service Levels

The Service Levels for the evaluation of security vulnerability alerts are defined below. Failure to meet any of the Service Levels set forth below shall be a Service Level Default.

Service Levels	Definition	Floor Service Level	Expected Service Level	Window	Service Level Type as of Effective Date
Security Vulnerability Evaluation Measurement period starts when a ticket is opened after an alert is received	Evaluate security vulnerability alerts and categorize.	*	*	Monthly	*

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit B.1	Gap/IBM Confidential and Proprietary Information	B - 23

Exhibit B.1.11

Corporate Production Operations Service Levels

The Service Levels for Corporate Production are set forth below. Failure of Supplier to meet any of the Service Levels set forth below, as they relate to in-scope services, shall be a Service Level Default.

Service Levels	Definition	Floor Service Level	Expected Service Level	Window	Service Level Type as of Effective Date
POS Polling (% of stores successfully polled) Service Level changes to time-based cutoffs from Thanksgiving Day through first week of January. (Time-based)	Monthly average of the successful completion of the batch processing for this application.	*	*	Monthly	*

Distribution Center Stock Pick Allocation (Time-based)	Monthly average of the successful completion of the batch processing for this application.	*	*	Monthly	*

Accounts Payable (Time-based)	Monthly average of the successful completion of the batch processing for this application.	*	*	Monthly	*

FGI (Time-based)	Monthly average of the successful completion of the batch processing for this application.	*	*	Monthly	*

PFI (Time-based)	Monthly average of the successful completion of the batch processing for this application.	*	*	Monthly	*

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit B.1	Gap/IBM Confidential and Proprietary Information	B - 24

Service Levels	Definition	Floor Service Level	Expected Service Level	Window	Service Level Type as of Effective Date
Price Change & Markdowns to Stores (Time-based)	Monthly average of the successful completion of the batch processing for this application.	*	*	Monthly	*
Shipment Summary (Time-based)	Monthly average of the successful completion of the batch processing for this application.	*	*	Monthly	*
DM Flash Reports (Time-based)	Monthly average of the successful completion of the batch processing for this application.	*	*	Monthly	*
* Planning (Time-based)	Monthly average of the successful completion of the batch processing for this application.	*	*	Monthly	*
Payroll (Availability-based)	Monthly availability to Gap users in accordance with required schedules.	*	*	Monthly	*
NGF (Availability-based)	Monthly availability to Gap users accordance with required schedules.	*	*	Monthly	*
Prompt (Availability-based)	Monthly availability to Gap users in accordance with required schedules.	*	*	Monthly	*
Model Stock (Availability-based)	Monthly availability to Gap Users in accordance with required schedules.	*	*	Monthly	*

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit B.1	Gap/IBM Confidential and Proprietary Information	B - 25

Service Levels	Definition	Floor Service Level	Expected Service Level	Window	Service Level Type as of Effective Date
All Production Environment Batch Schedules Not Specified above, e.g. SII, NALM, etc [NOTE: Each newly added Batch Schedule shall become a separate Service Level.]	Monthly average of the successful completion of the batch processing for this application	*	*	Monthly	*

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit B.1	Gap/IBM Confidential and Proprietary Information	B - 26

Exhibit B.1.12

Distribution Center Support Service Levels

The Service Levels for Distribution Center Support includes Distribution Center Support and Operations, and are set forth below. Failure to meet any of the Service Levels set forth below shall be a Service Level Default.

Service Levels	Definition	Floor Service Level	Expected Service Level	Window	Service Level Type as of Effective Date
Speed to Answer – Distribution Center	The time elapsed between the point a caller selects to speak with an agent through an ACD and the point the call is picked up by a Help Desk Agent.	*	*	Monthly	*
Distribution Center System Availability	Availability of Distribution Center critical department devices	*	*	Monthly	*

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit B.1	Gap/IBM Confidential and Proprietary Information	B - 27

Exhibit B.1.13

IMAC Performance Service Levels

The Service Levels for IMAC Performance includes hardware installations moves, adds and changes, and are set forth below. Failure to meet any of the Service Levels set forth below shall be a Service Level Default.

Service Levels	Definition	Floor Service Level	Expected Service Level	Window	Service Level Type as of Effective Date
Server image IMACs completed on time	Server image IMACs completed on time when equipment is available.	*	*	Monthly	*
Network IMACs, including software IMACs completed on time	Network IMACs, including software, completed on time when equipment is available.	*	*	Monthly	*
Campus Workstation IMACs completed on time	Campus Workstation IMACs completed on time when equipment is available.	*	*	Monthly	*
Remote Workstation IMACs completed on time	Remote Workstation IMACs completed on time when equipment is available.	*	*	Monthly	*

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit B.1	Gap/IBM Confidential and Proprietary Information	B - 28

Exhibit B.1.14

Corporate Asset Management Service Levels

The Service Levels for Asset Management are set forth below. Failure to meet any of the Service Levels set forth below shall be a Service Level Default.

Service Levels	Definition	Floor Service Level	Expected Service Level	Window	Service Level Type as of Effective Date
Next Day Notification		*	*	Monthly	*

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit B.1	Gap/IBM Confidential and Proprietary Information	B - 29

Exhibit B.1.15

Reports Service Levels

The Service Levels for Reports are set forth below. Failure to meet any of the Service Levels set forth below shall be a Service Level Default. Each report will consist of two service levels (Hardcopy and Online Viewing).

Service Levels	Definition	Floor Service Level	Expected Service Level	Window	Service Level Type as of Effective Date
Critical Reports – (See B.1.16)		*	*	Monthly	*

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit B.1	Gap/IBM Confidential and Proprietary Information	B - 30

Exhibit B.1.16

Critical Reports Service Levels

The Service Levels for Critical Reports are set forth below. Failure to meet any of the Service Levels set forth below shall be a Service Level Default.

HEADING	DESCRIPTION

Exhibit B.1	Gap/IBM Confidential and Proprietary Information	B - 31

B.1.16	Reports delivered on-line and as hard copy on time. (See B.1.16)
Critical Reports Service Levels	Targets: Expected = *	Floor = *
Expected – *

All times listed are in Pacific Standard Time
*
	*	*	*	*
	*	*	*	*
	*	*	*	*
*
	*	*	*	*
	*	*	*	*
	*	*	*	*
*
	*	*	*	*
	*	*	*	*
	*	*	*	*
*
	*	*	*	*
	*	*	*	*
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*
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	*	*	*	*
*
	*	*	*	*
	*	*	*	*
	*	*	*	*

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit B.1	Gap/IBM Confidential and Proprietary Information	B - 32

*
*	*	*	*
*	*	*	*
	*	*	*
*	*	*	*
	*	*	*
*
*	*	*	*
*	*	*	*
*	*	*	*
*
*	*	*	*
*	*	*	*
*

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit B.1	Gap/IBM Confidential and Proprietary Information	B - 33

Exhibit B.1.17

Critical Service Levels Performance Categories and

Allocation of Pool Percentages as of the Effective Date

Supplier will not incur penalties for Set Service Levels until commencement of the Services.

. [Note – Table Below – Allocation of Pool Percentages—to be revised by Gap *]

Critical Service Levels Performance Categories & Service Levels	Allocation of Pool Percentage	Service Level Credit Allocation Percentage
B.1.1 – Store Service Request Call Handling	*
a. Speed of Answer		*

B.1.2 – Store POS Priority Response Service Calls	*
a. Critical T2/C2 All Stores		*
b. Urgent T4/C4		*
c. NBD		*
d. CRU		*
e. Scheduled Call T6/C6		*

B.1.3 – European Stores Support	*
a. Speed to Answer		*
b. First Call Resolution		*
d. IMAC Delivery		*
e. IMAC Installation Timeliness		*
f. IMAC Installation Quality		*
g. Critical T2/C2		*
h. Critical T4/C4		*
i. NBD		*
j. Scheduled T6/C6		*

B.1.4 – Corporate Support Help Desk	*
a. First Call Resolution		*
b. Abandon Rate		*
c. Average Speed of Answer		*

B.1.5 – Corporate Support Problem Management	*
a. Severity 1 Change Execution – Server Production Environment		*
b. Severity 1 Change Execution – Mainframe Environment		*
a. Acknowledgement of System Failure		*
b. Escalation of System Failure to IBM Escalation Manager		*
c. Notification of System Failure to Gap		*
g. Severity 1 – Root Cause Analysis		*

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit B.1	Gap/IBM Confidential and Proprietary Information	B - 34

Critical Service Levels Performance Categories & Service Levels	Allocation of Pool Percentage	Service Level Credit Allocation Percentage
B.1.6 – Enterprise Network	*
a. Store Voice Network Availability – Tier 1		*
b. Store Data Network Availability – Tier 1		*
c. Corporate Voice Network Availability – Tier 1		*
d. Corporate Data Network Availability – Tier 1		*
e. End-to-End Delay		*

B.1.7 – Mainframe	*
a. Mainframe Availability		*
b. Region Availability		*
c. DBMS Availability		*
d. LPAR/Domain Availability		*

B.1.8 – * & *	*
a. Clustered Server Availability – Tier 1		*
b. Clustered Server Availability – Tier 2		*
c. Server Availability – Tier 1		*
d. Server Availability – Tier 2		*

B.1.10 – Security Incident Response	*
a. Security incident response evaluation		*

B.1.11 – Corporate Production Operations	*
a. POS Polling (% of stores successfully polled)		*
b. Distribution Center Stock Pick Allocation		*
c. Accounts Payable		*
d. FGI		*
e. Payroll		*
f. NGF		*
h. Prompt		*
i. Rrice Change		*
j. Shipment Summary		*
k. Model Stock		*
l. DM Flash Report		*
m. Retek		*

B.1.12 – Distribution Center Support	*
a. Help Desk Support		*
b. DC Systems Availability		*

B.1.16 – Critical Reports	*
a. AP Online Viewing		*
b. IPR Online Viewing		*
c. Detail On-Order Online Viewing		*
d. Mid-Week Trend Online Viewing		*
e. Payroll Online Viewing		*
f. Week Ending Trend Online Viewing		*

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit B.1	Gap/IBM Confidential and Proprietary Information	B - 35

Critical Service Levels Performance Categories & Service Levels	Allocation of Pool Percentage	Service Level Credit Allocation Percentage
B.1.19 – Invoice Accuracy	*
a. Invoice Accuracy		*

Total Allocation	*

*	Note: Service Level Credits will not be applied during the Presumptive Measurement Periods, for Critical Service Levels that are identified as Presumptive. Once the Service Level is “Set,” the Service Level will be eligible for Service Level Credits.
*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit B.1	Gap/IBM Confidential and Proprietary Information	B - 36

Exhibit B.1.19

Monthly Invoice Accuracy

The Service Levels for Monthly Invoice Accuracy are set forth below. Failure to meet any of the Service Levels set forth below shall be a Service Level Default.

Service Levels	Definition	Floor Service Level	Expected Service Level	Window	Service Level Type as of Effective Date
Monthly Invoice Accuracy	IBM final Invoices should be submitted accurately. An invoice is considered accurate if the invoice meets the criteria set forth in Exhibit B.3.19.1.	*	*	Monthly	*

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit B.1	Gap/IBM Confidential and Proprietary Information	B - 37

Exhibit B.1.20

Distributed Code Deployments

The Service Levels for Distributed Code Deployments are set forth below. Failure to meet any of the Service Levels set forth below shall be a Service Level Default.

Service Levels	Definition	Floor Service Level	Expected Service Level	Window	Service Level Type as of Effective Date
Distributed Code Deployments	Distributed code deployments that are completed on time as scheduled.	*	*	Monthly	*

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit B.1	Gap/IBM Confidential and Proprietary Information	B - 38

Exhibit B.1.21

Dimensions Administration

The Service Levels for Dimensions Administration are set forth below. Failure to meet any of the Service Levels set forth below shall be a Service Level Default.

Service Levels	Definition	Floor Service Level	Expected Service Level	Window	Service Level Type as of Effective Date
Dimensions Administration	Dimensions administration requests (service and change requests) completed on time as scheduled or per established SLAs	*	*	Monthly	*

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit B.1	Gap/IBM Confidential and Proprietary Information	B - 39

Exhibit B.2 – Critical Deliverables

to

First Amended and Restated Master Services Agreement

March 2, 2009

This document contains confidential and proprietary information of The Gap, Inc. and IBM. Except with the express prior written permission of The Gap, Inc. and IBM, this document and the information contained herein may not be published, disclosed, or used for any other purpose.

Exhibit B.2

EXHIBIT B.2 – CRITICAL DELIVERABLES

This Exhibit B.2 (Critical Deliverables) is an exhibit to Exhibit B (Service Level Agreement) of the Master Services Agreement dated as of the Reference Date between Gap and Supplier (the “Agreement”). The Critical Deliverables are set forth in the following table, and are subject to adjustment with mutual approval of the Parties. Given the importance of the identified Critical Deliverables, Gap agrees to review and either approve or disapprove, in writing, Critical Deliverables in a timely and expedited manner. In the event Supplier has determined that Gap’s delay is, or is likely to, adversely impact its ability to deliver or meet a Critical Deliverable date, it will initiate the process for escalation under Section 3.10.B (Failure to Comply with Transition-In Plan) of the Agreement.

This Exhibit B.2 sets forth certain obligations of Supplier regarding Critical Deliverables. If Supplier fails to deliver to Gap any Critical Deliverables as described below, then Supplier shall provide Gap the one-time credit per applicable Critical Deliverable as set forth in the table below. Unless the context requires otherwise, capitalized terms used herein shall have the meanings given in Exhibit B (Service Level Agreement) or in Section 1 (Definitions) of the Agreement, as applicable.

#	Critical Deliverable	Deliverable Description	Completion Criteria	Delivery Date	Credit Amount
1.	*	*	*	*	*

2.	*	*	*	*	*

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit B.2	Page 1	Gap/IBM Confidential

#	Critical Deliverable	Deliverable Description	Completion Criteria	Delivery Date	Credit Amount
3.	*	*	*	*	*

4.	*	*	*	*	*

5.	*	*	*	*	*

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit B.2	Page 2	Gap/IBM Confidential

#	Critical Deliverable	Deliverable Description	Completion Criteria	Delivery Date	Credit Amount
*

6.	*	*	*	*	*

7.	*	*	*	*	*

8.	*	*	*	*	*

9.	*	*	*	*	*

10.	*	*	*	*	*

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit B.2	Page 3	Gap/IBM Confidential

#	Critical Deliverable	Deliverable Description	Completion Criteria	Delivery Date	Credit Amount
11.	*	*	*	*	*

12.	*	*	*	*	*

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit B.2	Page 4	Gap/IBM CONFIDENTIAL

Exhibit B.3 – SLA Measuring Tools and Methodology

to

First Amended and Restated Master Services Agreement

March 2, 2009

This document contains confidential and proprietary information of The Gap, Inc. and IBM. Except with the express prior written permission of The Gap, Inc. and IBM, this document and the information contained herein may not be published, disclosed, or used for any other purpose.

EXHIBIT B.3 – MEASURING TOOLS AND METHODOLOGY

This Exhibit B.3 (Measuring Tools and Methodology) is an exhibit to Exhibit B (Service Level Agreement) of the First Amended and Revised Master Services Agreement dated as of March 2, 2009 between Gap and Supplier (the “Agreement”). Unless the context otherwise requires, capitalized terms used herein but not otherwise defined herein shall have the meanings given in Exhibit B (Service Level Agreement) or Section 1 (Definitions) of the Agreement.

SERVICE LEVEL AGREEMENT (SLA) METRICS METHODOLOGY

Attributes of the SLA Metrics

The following information is provided for each Metric.

Attribute	Description
Metric Number/Name	The number and name of the Metric.

Metric Description	A general description of the Metric.

Source	This describes the source of base data for the Metric.

How Measured	As applicable, this discusses how the data are to be used and the parameters of any formula. If not monitored continuously and calculated once for the entire measurement period, this section will describe the frequency of measurement.

Measurement Interval	The period for which performance is calculated under the Metric.

Reporting Interval	The frequency with which the IBM reports results of the Metric to the Gap.

Schedule	The service timeframes covered by the Metric

Target	This is the mutually agreed upon Expected Service Level performance for the Metric.

Measurement methodology	Describe the proposed SLA measurement methodologies providing how, what, when, where, etc. details from the source data collection / monitoring, through * and other tools to a final repository of information --- include any necessary manual inputs.

Assumptions	Identify all assumptions of the proposed metrics collection methods (anything that you assume in the absences of needed information that is essential to you decisions on the methodology).

Constraints	Identify all constraints of the proposed metrics collection methodology (any limitations or factors that limit or affect the metric methodology).

Tools	Identify the tools required for data collections and/or monitoring.

Methods	Identify manual versus automated methods in what was described above.

Reporting Methods	In addition to the data collection (measurement) tools, what other tools will be used to generate the required reporting for SLA/QPM, Tech Services Reports, etc.

Comments	Any other data necessary to explain the above.

Exhibit B.3	Gap/IBM Confidential and Proprietary Information	1

B.1 SLA METRICS

SLA B1.1: North America Stores Tier a Help Desk

Metric Number/Name:	1.1.1 North American Stores Tier 1 Help Desk Speed to Answer

Metric Description:	*

Source:	*

How Measured:	*

Measurement Interval:	Monthly

Reporting Interval:	Monthly

Schedule:	*

Target:	*

Data Collection Methodology
Measurement Methodology	*

Assumptions

Constraints	*

Tools	*

Methods	*

Data Calculation Method	*

Reporting Method	*

Comments	*

Metric Number/Name:	1.1.2 North American Stores Tier 1 Help Desk First Call Resolution

Metric Description:	*

Source:	*

How Measured:	*

Measurement Interval:	Monthly

Reporting Interval:	Monthly

Schedule:	*

Target:	*

Data Collection Methodology

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit B.3	Gap/IBM Confidential and Proprietary Information	2

Measurement Methodology	*

Assumptions

Exclusions	*

Tools	*

Methods	*

Data Calculation Method	*

Reporting Method	*

Comments	*

Metric Number/Name:	1.1.3 North American Stores Tier 1 Help Desk Call Abandon Rate

Metric Description:	*

Source:	*

How Measured:	*

Measurement Interval:	Monthly

Reporting Interval:	Monthly

Schedule:	*

Target:	*

Data Collection Methodology

Measurement Methodology	*

Assumptions

Constraints	*

Tools	*

Methods	*

Data Calculation Method	*

Reporting Method	*

Comments	*

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit B.3	Gap/IBM Confidential and Proprietary Information	3

Metric Number/Name:	1.1.4 North American Stores Tier 1 Help Desk Customer Satisfaction Rate

Metric Description:	*

Source:	*

How Measured:	*

Measurement Interval:	Monthly

Reporting Interval:	Monthly

Schedule:	*

Target:	*

Data Collection Methodology

Measurement Methodology	*

Assumptions	*

Constraints	*

Tools	*

Methods	*

Data Calculation Method	*

Reporting Method	*

Comments	*

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit B.3	Gap/IBM Confidential and Proprietary Information	4

SLA B.1.2: Stores POS Priority Response Services Calls

Metric Number/Name:	1.2.1 Critical (T2/C2) Problem Resolution for all Stores

Metric Description:	*

Source:	*

How Measured:	*

Measurement Interval:	Monthly

Reporting Interval:	Monthly

Schedule:	*

Target:	*

Data Collection Methodology

Measurement Methodology	*

Assumptions	*

Constraints

Tools	*

Methods	*

Data Calculation Method	*

Reporting Method	*

Comments	*

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit B.3	Gap/IBM Confidential and Proprietary Information	5

Metric Number/Name:	1.2.3 Urgent (T4/C4) Problem Resolution

Metric Description:	*

Source:	*

How Measured:	*

Measurement Interval:	Monthly

Reporting Interval:	Monthly

Schedule:	*

Target:	*

Data Collection Methodology

Measurement Methodology	*

Assumptions

Constraints

Tools	*

Methods	*

Data Calculation Method	*

Reporting Method	*

Comments	*

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit B.3	Gap/IBM Confidential and Proprietary Information	6

Metric Number/Name:	1.2.4 T9/C9 Next Business Day (NBD) Problem Resolution

Metric Description:	*

Source:	*

How Measured:	*

Measurement Interval:	Monthly

Reporting Interval:	Monthly

Schedule:	*

Target:	*

Data Collection Methodology

Measurement Methodology	*

Assumptions

Constraints

Tools	*

Methods	*

Data Calculation Method	*

Reporting Method	*

Comments	*

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit B.3	Gap/IBM Confidential and Proprietary Information	7

Metric Number/Name:	1.2.5 Customer Replaceable Unit (CRU)

Metric Description:	*

Source:	*

How Measured:	*

Measurement Interval:	Monthly

Reporting Interval:	Monthly

Schedule:

Target:	*

Data Collection Methodology

Measurement Methodology	*

Assumptions

Constraints

Tools	*

Methods	*

Data Calculation Method	*

Reporting Method	*

Comments	*

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit B.3	Gap/IBM Confidential and Proprietary Information	8

Metric Number/Name:	1.2.6 T6/C6 Scheduled Call

Metric Description:	*

Source:	*

How Measured:	*

Measurement Interval:	Monthly

Reporting Interval:	Monthly

Schedule:	*

Target:	*

Data Collection Methodology

Measurement Methodology	*

Assumptions	*

Constraints

Tools	*

Methods	*

Data Calculation Method	*

Reporting Method	*

Comments	*

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit B.3	Gap/IBM Confidential and Proprietary Information	9

SLA B.1.2.7: Store Depot Service Level

Metric Number/Name:	1.2.7 Depot Equipment Shipping

Metric Description:	*

Source:	*

How Measured:	*

Measurement Interval:	Quarterly

Reporting Interval:	Quarterly

Schedule:

Target:	*
Data Collection Methodology

Measurement Methodology	*

Assumptions

Constraints

Tools	*

Methods	*

Data Calculation Method	*

Reporting Method

Comments	*

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit B.3	Gap/IBM Confidential and Proprietary Information	10

SLA B.1.2.8 * Repair

Metric Number/Name:	* Repair

Metric Description:	*

Source:	*

How Measured:	*

Measurement Interval:	Monthly

Reporting Interval:	Monthly

Schedule:	*

Target:	*

Data Collection Methodology

Measurement Methodology	*

Assumptions	*

Constraints	*

Tools	*

Frequency of Measurement	*

Data Calculation Method	*

Reporting Method	*

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit B.3	Gap/IBM Confidential and Proprietary Information	11

Comments	*

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit B.3	Gap/IBM Confidential and Proprietary Information	12

SLA B1.3: European Stores Support

Metric Number/Name:	1.3.1 European Store Help Desk Speed to Answer

Metric Description:	*

Source:	*

How Measured:	*

Measurement Interval:	Monthly

Reporting Interval:	Monthly

Schedule:	*

Target:	*

Data Collection Methodology

Measurement Methodology	*

Assumptions	*

Constraints

Tools	*

Methods	*

Data Calculation Method	*

Reporting Method	*

Comments	*

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit B.3	Gap/IBM Confidential and Proprietary Information	13

Metric Number/Name:	1.3.2 European Stores Help Desk First Call Resolution

Metric Description:	*

Source:	*

How Measured:	*

Measurement Interval:	Monthly

Reporting Interval:	Monthly

Schedule:	*

Target:	*

Data Collection Methodology

Measurement Methodology	*

Assumptions	*

Constraints	*

Tools	*

Methods	*

Data Calculation Method	*

Reporting Method	*

Comments	*

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit B.3	Gap/IBM Confidential and Proprietary Information	14

Metric Number/Name:	1.3.3 European Store Help Desk Call Abandon Rate

Metric Description:	*

Source:	*

How Measured:	*

Measurement Interval:	Monthly

Reporting Interval:	Monthly

Schedule:	*

Target:	*

Data Collection Methodology

Measurement Methodology	*

Assumptions	*

Constraints	*

Tools	*

Methods	*

Data Calculation Method	*

Reporting Method	*

Comments	*

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit B.3	Gap/IBM Confidential and Proprietary Information	15

Metric Number/Name:	1.3.4 European Store Help Desk Language Availability

Metric Description:	*

Source:	*

How Measured:	*

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit B.3	Gap/IBM Confidential and Proprietary Information	16

Metric Number/Name:	1.3.5 European Store IMAC Delivery

Metric Description:	*

Source:	*

How Measured:	*

Measurement Interval:	Monthly

Reporting Interval:	Monthly

Schedule:	*

Target:	*

Data Collection Methodology

Measurement Methodology	*

Assumptions	*

Constraints	*

Tools	*

Methods	*

Data Calculation Method	*

Reporting Method	*

Comments	*

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit B.3	Gap/IBM Confidential and Proprietary Information	17

Metric Number/Name:	1.3.6 European Store IMAC Installation Timeliness

Metric Description:	*

Source:	*

How Measured:	*

Measurement Interval:	Monthly

Reporting Interval:	Monthly

Schedule:	*

Target:	*

Data Collection Methodology

Measurement Methodology	*

Assumptions	*

Constraints	*

Tools	*

Methods	*

Data Calculation Method	*

Reporting Method	*

Comments	*

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit B.3	Gap/IBM Confidential and Proprietary Information	18

Metric Number/Name:	1.3.7 European Store IMAC Installation Quality

Metric Description:	*

Source:	*

How Measured:	*

Measurement Interval:	Monthly

Reporting Interval:	Monthly

Schedule:	*

Target:	*

Data Collection Methodology

Measurement Methodology	*

Assumptions	*

Constraints	*

Tools	*

Methods	*

Data Calculation Method	*

Reporting Method	*

Comments	*

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit B.3	Gap/IBM Confidential and Proprietary Information	19

Metric Number/Name:	1.3.8 European Store Maintenance - Critical (T2) Problem Resolution for all Stores

Metric Description:	*

Source:	*

How Measured:	*

Measurement Interval:	Monthly

Reporting Interval:	Monthly

Schedule:	*

Target:	*

Data Collection Methodology

Measurement Methodology	*

Assumptions	*

Constraints	*

Tools	*

Methods	*

Data Calculation Method	*

Reporting Method	*

Comments	*

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit B.3	Gap/IBM Confidential and Proprietary Information	20

Metric Number/Name:	1.3.9 European Store Maintenance - Urgent (T4) Problem Resolution

Metric Description:	*

Source:	*

How Measured:	*

Measurement Interval:	Monthly

Reporting Interval:	Monthly

Schedule:	*

Target:	*

Data Collection Methodology

Measurement Methodology	*

Assumptions	*

Constraints	*

Tools	*

Methods	*

Data Calculation Method	*

Reporting Method	*

Comments	*

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit B.3	Gap/IBM Confidential and Proprietary Information	21

Metric Number/Name:	1.3.10 European Store Maintenance - T9 Next Business Day (NBD) Problem Resolution

Metric Description:	*

Source:	*

How Measured:	*

Measurement Interval:	Monthly

Reporting Interval:	Monthly

Schedule:	*

Target:	*

Data Collection Methodology

Measurement Methodology	*

Assumptions	*

Constraints	*

Tools	*

Methods	*

Data Calculation Method	*

Reporting Method	*

Comments	*

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit B.3	Gap/IBM Confidential and Proprietary Information	22

Metric Number/Name:	1.3.11 European Store Maintenance - T6 Scheduled Call

Metric Description:	*

Source:	*

How Measured:	*

Measurement Interval:	Monthly

Reporting Interval:	Monthly

Schedule:	*

Target:	*

Data Collection Methodology

Measurement Methodology	*

Assumptions	*

Constraints	*

Tools	*

Methods	*

Data Calculation Method	*

Reporting Method	*

Comments	*

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit B.3	Gap/IBM Confidential and Proprietary Information	23

Metric Number/Name:	1.3.12 European Store Maintenance - Customer Replaceable Unit (CRU)

Metric Description:	*

Source:	*

How Measured:	*

Measurement Interval:	Monthly

Reporting Interval:	Monthly

Schedule:

Target:	*

Data Collection Methodology

Measurement Methodology	*

Assumptions	*

Constraints	*

Tools	*

Methods	*

Data Calculation Method	*

Reporting Method	*

Comments	*

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit B.3	Gap/IBM Confidential and Proprietary Information	24

SLA B.1.4: Help Desk Service Levels

Metric Number/Name:	1.4.1 First Call Resolution

Metric Description:	*

Source:	*

How Measured:	*

Measurement Interval:	Monthly

Reporting Interval:	Monthly

Schedule:	*

Target:	*

Data Collection Methodology

Measurement Methodology	*

Assumptions

Constraints

Tools	*

Methods	*

Data Calculation Method	*

Reporting Method

Comments	*

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit B.3	Gap/IBM Confidential and Proprietary Information	25

Metric Number/Name:	1.4.2 Abandon Rate

Metric Description:	*

Source:	*

How Measured:	*

Measurement Interval:	Monthly

Reporting Interval:	Monthly

Schedule:	*

Target:	*

Data Collection Methodology

Measurement Methodology	*

Assumptions

Constraints

Tools	*

Methods	*

Data Calculation Method	*

Reporting Method

Comments	*

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit B.3	Gap/IBM Confidential and Proprietary Information	26

Metric Number/Name:	1.4.3 Speed to Answer (in seconds)

Metric Description:	*

Source:	*

How Measured:	*

Measurement Interval:	Monthly

Reporting Interval:	Monthly

Schedule:	*

Target:	*

Data Collection Methodology

Measurement Methodology	*

Assumptions

Constraints

Tools	*

Methods	*

Data Calculation Method	*

Reporting Method

Comments	*

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit B.3	Gap/IBM Confidential and Proprietary Information	27

Metric Number/Name:	1.4.4 Overall Help Desk Customer Satisfaction Rate

Metric Description:	*

Source:	*

How Measured:	*

Measurement Interval:	Monthly

Reporting Interval:	Monthly

Schedule:	*

Target:	*

Data Collection Methodology
Measurement Methodology	*

Assumptions	*

Constraints	*

Tools	*

Methods	*

Data Calculation Method	*

Reporting Method

Comments	*

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit B.3	Gap/IBM Confidential and Proprietary Information	28

SLA B.1.5: Corporate Support Problem Management Service Levels

Metric Number/Name:	1.5.1 Severity 1 Change Execution – Server Production Environment

Metric Description:	*

Source:	*

How Measured:	*

Measurement Interval:	Monthly

Reporting Interval:	Monthly

Schedule:	*

Target:	*

Data Collection Methodology
Measurement Methodology	*

Assumptions	*

Constraints	*

Tools	*

Methods	*

Data Calculation Method	*

Reporting Method	*

Comments	*

Metric Number/Name:	1.5.2 Severity 1 Change Execution – Mainframe Environment

Metric Description:	*

Source:	*

How Measured:	*

Measurement Interval:	Monthly

Reporting Interval:	Monthly

Schedule:	*

Target:	*

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit B.3	Gap/IBM Confidential and Proprietary Information	29

Data Collection Methodology
Measurement Methodology	*

Assumptions	*

Constraints	*

Tools	*

Methods	*

Data Calculation Method	*

Reporting Method	*

Comments	*

Metric Number/Name:	1.5.3 Acknowledgement of System Failure

Metric Description:	*

Source:	*

How Measured:	*

Measurement Interval:	Monthly

Reporting Interval:	Monthly

Schedule:	*

Target:	*

Data Collection Methodology
Measurement Methodology	*

Assumptions

Constraints	*

Tools	*

Methods	*

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit B.3	Gap/IBM Confidential and Proprietary Information	30

Data Calculation Method	*

Reporting Method	*

Comments	*

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit B.3	Gap/IBM Confidential and Proprietary Information	31

Metric Number/Name:	1.5.3 Escalation of System Failure

Metric Description:	*

Source:	*

How Measured:	*

Measurement Interval:	Monthly

Reporting Interval:	Monthly

Schedule:	*

Target:	*

Data Collection Methodology
Measurement Methodology	*

Assumptions	*

Constraints

Tools	*

Methods	*

Data Calculation Method	*

Reporting Method	*

Comments	*

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit B.3	Gap/IBM Confidential and Proprietary Information	32

Metric Number/Name:	1.5.4 Notification of System Failure

Metric Description:	*

Source:	*

How Measured:	*

Measurement Interval:	Monthly

Reporting Interval:	Monthly

Schedule:	*

Target:	*

Data Collection Methodology
Measurement Methodology	*

Assumptions

Constraints	*

Tools	*

Methods	*

Data Calculation Method	*

Reporting Method	*

Comments	*

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit B.3	Gap/IBM Confidential and Proprietary Information	33

Metric Number/Name:	1.5.5 Root Cause Analysis for Severity 1 Problems

Metric Description:	*

Source:	*

How Measured:	*

Measurement Interval:	Monthly

Reporting Interval:	Monthly

Schedule:	*

Target:	*

Data Collection Methodology
Measurement Methodology	*

Assumptions

Constraints	*

Tools

Methods	*

Data Calculation Method	*

Reporting Method	*

Comments	*

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit B.3	Gap/IBM Confidential and Proprietary Information	34

SLA B.1.6: Enterprise Network Service Level

Metric Number/Name:	1.6.1 Store Voice Network Availability

Metric Description:	*

Source:	*

How Measured:	*

Measurement Interval:	Monthly

Reporting Interval:	The reporting interval is a rolling twelve month interval

Schedule:	*

Target:	*

Data Collection Methodology
Measurement Methodology	*

Assumptions	*

Constraints	*

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit B.3	Gap/IBM Confidential and Proprietary Information	35

Tools	*

Methods

Data Calculation Method	*

Reporting Method	*

Comments	*

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit B.3	Gap/IBM Confidential and Proprietary Information	36

Metric Number/Name:	1.6.2 Store Data Network Availability

Metric Description:	*

Source:	*

How Measured:	*

Measurement Interval:	Monthly

Reporting Interval:	The reporting interval is a rolling twelve month interval

Schedule:	*

Target:	*

Data Collection Methodology

Measurement Methodology	*

Assumptions	*

Constraints	*

Tools	*

Methods

Data Calculation Method	*

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit B.3	Gap/IBM Confidential and Proprietary Information	37

Reporting Method	*

Comments	*

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit B.3	Gap/IBM Confidential and Proprietary Information	38

Metric Number/Name:	1.6.3 Corporate Voice Network Availability

Metric Description:	*

Source:	*

How Measured:	*

Measurement Interval:	Monthly

Reporting Interval:	The reporting interval is a rolling twelve month interval

Schedule:	*

Target:	*

Data Collection Methodology

Measurement Methodology	*

Assumptions

Constraints	*

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit B.3	Gap/IBM Confidential and Proprietary Information	39

Tools	*

Methods

Data Calculation Method	*

Reporting Method	*

Comments	*

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit B.3	Gap/IBM Confidential and Proprietary Information	40

*

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit B.3	Gap/IBM Confidential and Proprietary Information	41

Metric Number/Name:	1.6.4 Corporate Data Network Availability

Metric Description:	*

Source:	*

How Measured:	*

Measurement Interval:	Monthly

Reporting Interval:	The reporting interval is a rolling twelve month interval

Schedule:	*

Target:	*

Data Collection Methodology

Measurement Methodology	*

Assumptions	*

Constraints	*

Tools	*

Methods	*

Data Calculation Method	*

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit B.3	Gap/IBM Confidential and Proprietary Information	42

Reporting Method	*

Comments	*

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit B.3	Gap/IBM Confidential and Proprietary Information	43

Metric Number/Name:	1.6.5 Port Availability

Metric Description:	*

Source:	*

How Measured:	*

Measurement Interval:	Monthly

Reporting Interval:	Monthly

Schedule:	*

Target:	*

Data Collection Methodology

Measurement Methodology	*

Assumptions

Constraints

Tools	*

Methods	*

Data Calculation Method	*

Reporting Method	*

Comments	*

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit B.3	Gap/IBM Confidential and Proprietary Information	44

Metric Number/Name:	1.6.6 End to End Delay – 24 Hours

Metric Description:	*

Source:	*

How Measured:	*

Measurement Interval:	Monthly

Reporting Interval:	Monthly

Schedule:	*

Target:	*

Data Collection Methodology

Measurement Methodology	*

Assumptions

Constraints

Tools	*

Methods	*

Data Calculation Method	*

Reporting Method	*

Comments	*

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit B.3	Gap/IBM Confidential and Proprietary Information	45

Metric Number/Name:	1.6.7 Network Packet Loss

Metric Description:	*

Source:	*

How Measured:	*

Measurement Interval:	Monthly

Reporting Interval:	Monthly

Schedule:	*

Target:	*

Data Collection Methodology

Measurement Methodology	*

Assumptions

Constraints

Tools	*

Methods	*

Data Calculation Method	*

Reporting Method	*

Comments	*

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit B.3	Gap/IBM Confidential and Proprietary Information	46

Metric Number/Name:	1.6.8 Network Jitter

Metric Description:	*

Source:	*

How Measured:	*

Measurement Interval:	Monthly

Reporting Interval:	Monthly

Schedule:	*

Target:	*

Data Collection Methodology

Measurement Methodology	*

Assumptions

Constraints

Tools	*

Methods	*

Data Calculation Method	*

Reporting Method	*

Comments	*

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit B.3	Gap/IBM Confidential and Proprietary Information	47

Metric Number/Name:	1.6.9 End to End Delay – Prime Shift

Metric Description:	*

Source:	*

How Measured:	*

Measurement Interval:	Monthly

Reporting Interval:	Monthly

Schedule:	*

Target:	*

Data Collection Methodology

Measurement Methodology	*

Assumptions

Constraints	*

Tools	*

Methods	*

Data Calculation Method	*

Reporting Method	*

Comments	*

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit B.3	Gap/IBM Confidential and Proprietary Information	48

TABLE 3: Network Performance Commitments

(Intentionally Left Blank)

Exhibit B.3	Gap/IBM Confidential and Proprietary Information	49

SLA B.1.7: Mainframe Service Levels

Metric Number/Name:	1.7.1 Mainframe Availability

Metric Description:	*

Source:	*

How Measured:	*

Measurement Interval:	Daily

Reporting Interval:	Monthly

Schedule:	*

Target:	*

Data Collection Methodology

Measurement Methodology	*

Assumptions	*

Constraints

Tools	*

Methods	*

Data Calculation Method	*

Reporting Method	*

Comments	*

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit B.3	Gap/IBM Confidential and Proprietary Information	50

Metric Number/Name:	1.7.2 Region Availability

Metric Description:	*

Source:	*

How Measured:	*

Measurement Interval:	Daily

Reporting Interval:	Monthly

Schedule:	*

Target:	*

Data Collection Methodology

Measurement Methodology	*

Assumptions	*

Constraints

Tools	*

Methods	*

Data Calculation Method	*

Reporting Method	*

Comments	*

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit B.3	Gap/IBM Confidential and Proprietary Information	51

Metric Number/Name:	1.7.3 DBMS Availability

Metric Description:	*

Source:	*

How Measured:	*

Measurement Interval:	Daily

Reporting Interval:	Monthly

Schedule:	*

Target:	*

Data Collection Methodology

Measurement Methodology	*

Assumptions	*

Constraints

Tools	*

Methods	*

Data Calculation Method	*

Reporting Method	*

Comments	*

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit B.3	Gap/IBM Confidential and Proprietary Information	52

Metric Number/Name:	1.7.4 LPAR/Domain Availability

Metric Description:	*

Source:	*

How Measured:	*

Measurement Interval:	Daily

Reporting Interval:	Monthly

Schedule:	*

Target:	*

Data Collection Methodology

Measurement Methodology	*

Assumptions	*

Constraints

Tools	*

Methods	*

Data Calculation Method	*

Reporting Method	*

Comments	*

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit B.3	Gap/IBM Confidential and Proprietary Information	53

SLA B.1.8: * & * Servers

Metric Number/Name:	1.8.1 Clustered Server Availability

Metric Description:	*

Source:	*

How Measured:	*

Measurement Interval:	Monthly

Reporting Interval:	Monthly

Schedule:	*

Target:	*

Data Collection Methodology

Measurement Methodology	*

Assumptions	*

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit B.3	Gap/IBM Confidential and Proprietary Information	54

Constraints	*

Tools	*

Methods	*

Frequency of Measurement	*

Data Calculation Method	*

Reporting Method	*

Comments	*

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit B.3	Gap/IBM Confidential and Proprietary Information	55

Metric Number/Name:	1.8.2 Server Availability

Metric Description:	*

Source:	*

How Measured:	*

Measurement Interval:	Monthly

Reporting Interval:	Monthly

Schedule:	*

Target:	*

Data Collection Methodology

Measurement Methodology	*

Assumptions	*

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit B.3	Gap/IBM Confidential and Proprietary Information	56

Constraints	*

Tools	*

Methods	*

Frequency of Measurement	*

Data Calculation Method	*

Reporting Method	*

Comments	*

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit B.3	Gap/IBM Confidential and Proprietary Information	57

SLA B.1.10: Security Incident Response Team (SIRT) Service Levels

Metric Number/Name:	1.10.1 Security Vulnerability Evaluation

Metric Description:	*

Source:	*

How Measured:	*

Measurement Interval:	Monthly

Reporting Interval:	Monthly

Schedule:	*

Target:	*

Data Collection Methodology

Measurement Methodology	*

Assumptions	*

Constraints	*

Tools	*

Methods	*

Frequency of Measurement	*

Data Calculation Method	*

Reporting Method	*

Comments	*

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit B.3	Gap/IBM Confidential and Proprietary Information	58

SLA B.1.11: Corporate Production Operations Service Levels

Metric Number/Name:	1.11.1 Production and Scheduling Time-Based

Metric Description:	*

Source:	*

How Measured:	*

Measurement Interval:	Monthly

Reporting Interval:	Monthly

Schedule:	*

Target:	*

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit B.3	Gap/IBM Confidential and Proprietary Information	59

*

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit B.3	Gap/IBM Confidential and Proprietary Information	60

*

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit B.3	Gap/IBM Confidential and Proprietary Information	61

Data Collection Methodology

Measurement Methodology	*

Assumptions	*

Constraints	*

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit B.3	Gap/IBM Confidential and Proprietary Information	62

Tools	*

Methods	*

Frequency of Measurement	*

Data Calculation Method	*

Reporting Method	*

Comments	*

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit B.3	Gap/IBM Confidential and Proprietary Information	63

Metric Number/Name:	1.11.2 Production and Scheduling Availability Based

Metric Description:	*

Source:	*

How Measured:	*

Measurement Interval:	Monthly

Reporting Interval:	Monthly

Schedule:	*

Target:	*

Data Collection Methodology

Measurement Methodology	*

Assumptions

Constraints

Tools	*

Methods	*

Frequency of Measurement	*

Data Calculation Method	*

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit B.3	Gap/IBM Confidential and Proprietary Information	64

Reporting Method	*

Comments	*

SLA B.1.12: Distribution Center Support Service Levels

Metric Number/Name:	1.12.1 Speed to Answer Distribution Center

Metric Description:	*

Source:	*

How Measured:	*

Measurement Interval:	Monthly

Reporting Interval:	Monthly

Schedule:	*

Target:	*

Data Collection Methodology

Measurement Methodology	*

Assumptions	*

Constraints	*

Tools	*

Methods

Data Calculation Method	*

Reporting Method

Comments	*

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit B.3	Gap/IBM Confidential and Proprietary Information	65

Metric Number/Name:	1.12.2 DC Systems Availability

Metric Description:	*

Source:	*

How Measured:	*

Measurement Interval:	Monthly

Reporting Interval:	Monthly

Schedule:	*

Target:	*

Data Collection Methodology

Measurement Methodology	*

Assumptions	*

Constraints

Tools	*

Methods	*

Data Calculation Method	*

Reporting Method	*

Comments	*

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit B.3	Gap/IBM Confidential and Proprietary Information	66

SLA B.1.13: IMAC Performance Service Levels

Metric Number/Name:	1.13.2 Server Image Installs, Moves Adds and Changes

Metric Description:	*

Source:	*

How Measured:	*

Measurement Interval:	Monthly

Reporting Interval:	Monthly

Schedule:	*

Target:	*

Data Collection Methodology

Measurement Methodology	*

Assumptions	*

Constraints	*

Tools	*

Methods	*

Data Calculation Method	*

Reporting Method	*

Comments	*

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit B.3	Gap/IBM Confidential and Proprietary Information	67

Metric Number/Name:	1.13.3 Network, including Network Software, Installations, Moves, Adds, and Changes

Metric Description:	*

Source:	*

How Measured:	*

Measurement Interval:	Monthly

Reporting Interval:	Monthly

Schedule:	*

Target:	*

Data Collection Methodology

Measurement Methodology	*

Assumptions	*

Constraints	*

Tools	*

Methods	*

Data Calculation Method	*

Reporting Method	*

Comments	*

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit B.3	Gap/IBM Confidential and Proprietary Information	68

Metric Number/Name:	1.13.6 Campus Workstation Installations, Moves, Adds and Changes

Metric Description:	*

Source:	*

How Measured:	*

Measurement Interval:	Monthly

Reporting Interval:	Monthly

Schedule:	*

Target:	*

Data Collection Methodology

Measurement Methodology	*

Assumptions	*

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit B.3	Gap/IBM Confidential and Proprietary Information	69

Constraints	*

Tools	*

Methods	*

Data Calculation Method	*

Reporting Method	*

Comments	*

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit B.3	Gap/IBM Confidential and Proprietary Information	70

Metric Number/Name:	1.13.8 Remote Workstation Installs, Moves, Adds, and Changes,

Metric Description:	*

Source:	*

How Measured:	*

Measurement Interval:	Monthly

Reporting Interval:	Monthly

Schedule:	*

Target:	*

Data Collection Methodology

Measurement Methodology	*

Assumptions	*

Constraints	*

Tools	*

Methods	*

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit B.3	Gap/IBM Confidential and Proprietary Information	71

Data Calculation Method	*

Reporting Method	*

Comments	*

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit B.3	Gap/IBM Confidential and Proprietary Information	72

SLA B.1.14: Corporate Asset Management Service Levels

Metric Number/Name:	1.14.1 Next Day Notification

Metric Description:	*

Source:	*

How Measured:	*

Measurement Interval:	Monthly

Reporting Interval:	Monthly

Schedule:	*

Target:	*

Data Collection Methodology

Measurement Methodology	*

Assumptions	*

Constraints

Tools	*

Methods	*

Data Calculation Method	*

Reporting Method	*

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit B.3	Gap/IBM Confidential and Proprietary Information	73

Comments	*

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit B.3	Gap/IBM Confidential and Proprietary Information	74

SLA B.1.15: Reports Service Levels

Metric Number/Name:	1.15.1 Critical Reports

Metric Description:	*

Source:

How Measured:	*

Measurement Interval:	Monthly

Reporting Interval:	Monthly

Schedule:	*

Target:	*

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit B.3	Gap/IBM Confidential and Proprietary Information	75

Data Collection Methodology

Measurement Methodology	*

Assumptions

Constraints	*

Tools	*

Methods	*

Data Calculation Method	*

Reporting Method	*

Comments	*

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit B.3	Gap/IBM Confidential and Proprietary Information	76

SLA B.1.16: Critical Reports Service Levels

B.1.16 Critical Reports Service Levels	Reports delivered on-line and as hard copy on time. (See B.1.16) Targets: Expected = * Floor = * Expected – * All times listed are in Pacific Standard Time

*
	*	*	*	*
	*	*	*	*
	*		*	*

*
	*	*	*	*
	*	*	*	*
	*	*	*	*

*
	*	*	*	*
	*	*	*	*
	*	*	*	*
*
	*	*	*	*
	*	*	*	*
	*	*	*	*

*
	*	*	*	*
	*	*	*	*
	*	*	*	*

*
	*	*	*	*
	*	*	*	*
	*	*	*	*

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit B.3	Gap/IBM Confidential and Proprietary Information	77

*
*	*	*	*
*	*	*	*
	*	*	*
*	*	*	*
	*	*	*

*
*	*	*	*
*	*	*	*
*	*	*	*

*
*	*	*	*
*	*	*	*
*

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit B.3	Gap/IBM Confidential and Proprietary Information	78

(SLA B.1.17: Intentionally left blank)

Exhibit B.3	Gap/IBM Confidential and Proprietary Information	79

SLA B.1.18 (a): Store SWIP Request Call Handling

(SLA B.1.18 Intentionally Left Blank – SWIP Closed as of *)

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit B.3	Gap/IBM Confidential and Proprietary Information	80

SLA B.1.19: Monthly Invoice Accuracy

Metric Number/Name:	Monthly Invoice Accuracy

Metric Description:	*

Source:	*

How Measured:	*

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit B.3	Gap/IBM Confidential and Proprietary Information	81

*

Measurement Interval:	Monthly

Reporting Interval:	Monthly

Schedule:	*

Target:	*

Data Collection Methodology

Measurement Methodology	*

Assumptions	*

Constraints	*

Tools	*

Methods	*

Data Calculation Method	*

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit B.3	Gap/IBM Confidential and Proprietary Information	82

Reporting Method	*

Comments	*

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit B.3	Gap/IBM Confidential and Proprietary Information	83

SLA B.1.20.1: Distributed Code Deployments

Metric Number/Name:	Code Deployments

Metric Description:	*

Source:	*

How Measured:	*

Measurement Interval:	Monthly

Reporting Interval:	Monthly

Schedule:	*

Target:	*

Data Collection Methodology

Measurement Methodology	*

Assumptions	*

Constraints	*

Tools	*

Methods	*

Data Calculation Method	*

Reporting Method	*

Comments	*

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit B.3	Gap/IBM Confidential and Proprietary Information	84

SLA B.1.21.1: Dimensions Administration

Metric Number/Name:	Dimensions Administration Requests

Metric Description:	*

Source:	*

How Measured:	*

Measurement Interval:	Monthly

Reporting Interval:	Monthly

Schedule:	*

Target:	*

Data Collection Methodology

Measurement Methodology	*

Assumptions	*

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit B.3	Gap/IBM Confidential and Proprietary Information	85

Constraints	*

Tools	*

Methods	*

Data Calculation Method	*

Reporting Method	*

Comments	*

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit B.3	Gap/IBM Confidential and Proprietary Information	86

Exhibit C – Fees and Resource Baselines

to

First Amended and Restated Master Services Agreement

March 1, 2009

This document contains confidential and proprietary information of The Gap, Inc. and IBM. Except with the express prior written permission of The Gap, Inc. and IBM, this document and the information contained herein may not be published, disclosed, or used for any other purpose.

Exhibit C	Gap/IBM Confidential and Proprietary Information	Page 1

Exhibit C	Gap/IBM Confidential and Proprietary Information	Page 2

Exhibit C

Fees and Resource Baselines

I.	INTRODUCTION

This Exhibit C (Fees and Resource Baselines) to the Agreement, (this “Exhibit C”) supersedes previous versions of Exhibit C, is effective as of the March 1, 2009 (the “Fourth Contract Year”) and sets forth the Monthly Baselines and describes the methodology for calculating the Charges with respect to the Services. The fundamental premise of the pricing structure of the Agreement is that *. The amounts paid by Gap associated with each Authorized Billing Mechanism include *. There are additional payment obligations that may arise as to each of the Parties specifically set forth in the Agreement (e.g., *), but which are not included in the Annual Services Charge; nothing in this Section I (Introduction) is intended to alter the respective obligations of the Parties as to such payment obligations as set forth in the Agreement.

II.	TABLES

The following Tables are attached to and made part of this Exhibit C and shall be effective as of the Fourth Contract Year subject to the terms of this Exhibit C.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit C	Gap/IBM Confidential and Proprietary Information	Page 3

Table Number
Charges - U.S. & Canada	Table C.1.1
Charges - by Country	Table C.1.2
Baseline Deadbands	Table C.1.3
Service Catalog	Table C.2.1
Named FTE	Table C.2.2
IBM Sprint Pricing	Table C.3.1.1
Network Transport Rate Table - Corporate Circuits	Table C.3.1.2
Long Distance Minutes	Table C.3.1.3
Termination for Convenience Fees	Table C.6
Project Labor Rates - Hourly	Table C.9
Consultant Labor Rates	Table C.9.1
Project Labor Rates - FTE	Table C.9.2
Labor Rate Definitions	Table C.9.3
Symbol Maintenance	Table C.12.4
Kiosk Maintenance	Table C.12.5
Per event Pricing - Stores	Table C.15.1
Other charges - Stores	Table C.15.2
Cancelled Event Pricing - Stores	Table C.15.3
Pass Through Expenses - Stores	Table C.15.4

*.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit C	Gap/IBM Confidential and Proprietary Information	Page 4

III.	DEFINITIONS

Capitalized terms used but not defined in this Exhibit C shall have the meanings specified in the Agreement and all Exhibits attached thereto. The following capitalized terms used in this Exhibit C shall have the meanings specified below:

“Actual Inflation” shall have the meaning set forth in Section XIII (Cost of Living Adjustment).

“Actual Resource Units” or “Actual RUs” shall have the meaning set forth in Section 6.1(a)(1) (Resource Unit Adjustment).

“Actual Resource Unit Usage” or “Actual RU Usage” shall have the meaning set forth in Section 6.1(a)(1) (Resource Unit Adjustment).

“Additional Resource Charges” or “ARC” shall mean the incremental adjustment for each RU where Gap’s actual monthly utilization was higher than the applicable Monthly Baseline for such RU. The applicable ARC rates are identified in Table C.1.1 and C.1.2 (Charges – US & Canada) and (Charges – by Country).

“Agreement” shall means the First Amended and Restated Master Services Agreement dated as of March 1, 2009 between Gap and Supplier.

“Annual Services Charge” or “ASC” shall mean the base charges set forth in Table C.1.1 and C.1.2 (Charges – US & Canada) and (Charges – by Country) payable by Gap for Supplier’s provision of the Services that includes the quantity of Resource Units set forth under the Baseline Deadbands set forth in Table C.1.3 (Baseline Deadbands). *.

“Authorized Billing Mechanism(s)” shall have the meaning set for in Section I.

“Base Year Index” shall have the meaning set forth in Section XIII (Cost of Living Adjustment).

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit C	Gap/IBM Confidential and Proprietary Information	Page 5

“Business-as-Usual” or “BaU” shall mean *.

“Central Support Site” shall mean a Gap Site designated in Exhibit D.17 as eligible to receive Services for Corporate Users under this Agreement and further identified by Resource Unit definitions set forth in Table C.1.14 (Definitions).

“Charges” shall mean the base charges comprising the Global ASC, and all adjustments to such charges as set forth in this Exhibit C.

“COLA Factor” shall have the meaning set forth in Section XIII (Cost of Living Adjustment).

“COLA Sensitivity Factor” shall have the meaning set forth in Section XIII (Cost of Living Adjustment).

“Contract Year” shall have the meaning set forth in Section XVIII (Contract Year Period).

“Corporate Users” shall mean those users located at a Central Site as their primary work location and eligible to receive the Services as part of the scope of the Agreement, as further classified by the Resource Unit definitions set forth in Table C.14 (Definitions).

“Cost of Living Adjustment” or “COLA” shall have the meaning set forth in Section XIII (Cost of Living Adjustment).

“CPI-U” shall mean the unadjusted Consumer Price Index, as published in the Summary Data from the Consumer Price Index News Release by the Bureau of Labor Statistics, Series ID: CUUR0000SA0, U.S. Department of Labor, For All Urban Consumers. If the Bureau of Labor Statistics redefines the base year for the CPI-U, the Parties will continue to use the CPI-U, but will convert the Base Year Index to the new base year by using the appropriate conversion formula issued by the Bureau of Labor Statistics.

“Credits” shall mean reductions to Charges as set forth in this Exhibit C.

“Distribution Center” shall mean a Gap distribution center identified in Exhibit D.17 as eligible to receive the Services under this Agreement.

“E-mail ID” shall mean a logical address within the Corporate E-Mail system, with the capability to send and/or receive electronic mail.

“Enterprise License Agreement” or “ELA” shall have the meaning set forth in Section 4.5(a).

“EUC” shall mean End User Computing.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit C	Gap/IBM Confidential and Proprietary Information	Page 6

“Fixed Fee” shall mean the charges that are independent of resource usage and will be invoiced on a prorated monthly basis.

“FTE (Full Time Equivalent)” shall mean a level of effort, including vacation and other non-productive time (but including a reasonable amount of overtime), equivalent to that which would be provided by one (1) person working Full Time. An individual person can only be counted as one (1) FTE. More than one (1) person may be allowed to provide Services and be counted as a single FTE.

“Campus Support Site” shall mean a Gap Site designated by Gap in Exhibit D.17 as eligible to receive the Services under this Agreement and further identified by the Resource Unit definitions set forth in Table C.14 (Definitions).

“Gap Exchange Rates” shall mean the currency exchange rates utilized by Gap for financial reporting purposes.

“Global Annual Services Charge” or “Global ASC” shall mean the total of the Monthly Global Annual Services Charge for a contract year.

“IMAC” shall have the meaning set forth in Table C.1.14 (Definitions).

“Infrastructure Services” shall have the meaning set forth in Section 5.4.

“Managed Third Party Expenses” shall have the meaning set forth in Section XII.

“Monthly Global Annual Services Charge” or “Monthly Global ASC” shall mean the total of the Annual Services Charges set forth in Tables Monthly C.1.1 and C.1.2 including those which have been converted to US Dollars using the Gap Exchange Rates.

“Monthly Baselines” shall mean the number of RUs to be provided by Supplier in any month as further described in Section 4.2 (a) and identified in Table Monthly C.1.3 ( Baseline Deadbands). *.

“Non-Service Catalog Item” (“NSCI”) shall have the meaning set forth in Section 1.107 of the Agreement.

“Off-Site Tape Storage” shall have the meaning set forth in Section 5.4(a)(5)(B).

“Operational Image” shall have the meaning set forth in Section 5.4(a)(2)(A).

“Out months” shall have the meaning set forth in Section XVIII (Contract Year Period).

“Reduced Resource Credit” or “RRC” shall mean the incremental adjustment for each RU where Gap’s actual monthly utilization was lower than the applicable Monthly Baseline for such RU. The applicable RRC rates are identified in Table C.1.1 and C.1.2 (Charges – US & Canada) and (Charges – by Country). *.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit C	Gap/IBM Confidential and Proprietary Information	Page 7

“Resource Unit” or “RU” shall mean the unit of measure for which there is a Monthly Baseline. RUs are defined throughout this Exhibit C.

“Service Level Credits” shall have the meaning set forth in Exhibit B (Service Level Agreement).

“Stranded Costs” shall have the meaning set forth in the Agreement.

“Transition Fee” shall mean the charges set forth in Section IX (Transition Fees) and Table C.1.1 and C.1.2 (Charges – US & Canada) and (Charges – by Country).

IV.	GENERAL

4.1	Annual Services Charge

The Annual Services Charge is set forth in Table C.1.1 (Annual Services Charge) and Table Monthly C.1.1 (Annual Services Charge – Monthly). *. The ASC may be modified during the Term by and in accordance with the other provisions of the Agreement and this Exhibit C. Supplier shall invoice Gap the monthly amount of the ASC specified in the relevant Table Monthly C.1.1 (Annual Services Charge – Monthly) for the then current month of the Contract Year. All references in this Exhibit C to a Table shall refer to the relevant country table if separate tables are provided. For example, a reference to Table Monthly C.1.1 when doing invoicing for Canada will refer to the Table Monthly C.1.1 Canada.

*

*

*

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit C	Gap/IBM Confidential and Proprietary Information	Page 8

Each contract year, after all of the invoices have been approved, Supplier shall submit a summary of the Monthly Global Annual Services Charges amounts for the previous contract year. Supplier and Gap shall review and mutually agree that the total of these Monthly Global Annual Services Charges shall be the Global Annual Services Charge for the applicable contract year.

The parties agree that maintenance pricing for new Supplier branded Point of Sale Registers and Servers will be determined by the parties acting in good faith with the objective of providing Gap the *.

4.2	Variable Charges

(a)	For variances in actual usage of the Monthly Baselines included in the ASC, this Exhibit C details how Supplier will invoice or credit Gap for the variances. Table Monthly C.2 (Resource Unit Baselines—Monthly) identifies the baseline Resource Units included in the Services. *. Starting on March 1, 2009 and *, Resource Units will be measured, tracked and reported by Supplier, in the categories set forth in Exhibit C.1.2.

(b)

Subject to the Section 4.2(d) adjustment of the Midrange and Storage Software baseline and starting in *, variances in Software licenses used and Software maintenance fees paid will be analyzed and reconciled on a * basis against the baselines for such usage and fees contained in Table C.2 (Resource Unit Baseline Monthly) Actual Software license and maintenance fees paid by Supplier will be compared against Table C.2 baselines and *. *, Gap may make the decision, in its sole discretion, to discontinue Software maintenance on a given Software application. Gap shall provide written notice to Supplier for the discontinuance of any Software maintenance. Supplier shall

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit C	Gap/IBM Confidential and Proprietary Information	Page 9

notify Gap in writing of the effective date upon which Software maintenance will be discontinued. Gap will continue paying Software maintenance until the discontinuance of maintenance becomes effective at which time the baseline will be adjusted. The * reconciliation of Monthly Resource Unit Baselines versus actual usage will be agreed upon by Gap and Supplier as part of the monthly invoice reconciliation process.

(c)	*

(d)	Supplier Software * Reconciliation – Mainframe, Midrange and Storage. During *:

*

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit C	Gap/IBM Confidential and Proprietary Information	Page 10

*

4.3	Invoices

Charges for the Services as set forth in Table Monthly C.1.1 (Annual Services Charge – Monthly) shall be invoiced in accordance with Section 27 (Invoices and Payments) of the Agreement.

4.4	Supplier resources

*. In the event that any of the environments, operating in Gap Sites as of the Reference Date, are relocated to Supplier Sites these environments may become Resource Units as mutually agreed by the Parties.

4.5	Software

The following provision shall apply starting in *:

(a)	For Mainframe Software, the ASC and RU includes mainframe software products from Supplier or other third party suppliers as set forth on Exhibit D.8. Should Gap wish to include mainframe software products not included on Exhibit D.8, such additions will be made via a Contract Change Request and *.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit C	Gap/IBM Confidential and Proprietary Information	Page 11

(b)	For Midrange Servers and Storage, the Software baseline and ASC has been established for the products listed on Exhibit D.8. If Gap requires Software licenses and maintenance in excess of the baseline, Gap will *. Gap and IBM will reconcile actual installed Software licenses against baselines on *, in accordance with section 4.2(b) of Exhibit C. For Supplier Software, the existing * will remain in place to (1) as a reference document for the Financial Responsibility Matrix; and (2) to provide pricing and terms for additional discrete Software that may be required by Gap outside of the Services.

(c)	Financial responsibility for Software, except as otherwise specifically designated as a Party’s financial responsibility in Exhibit D.8 (Existing Agreements), is determined as set forth in Table C.7.2 (Financial Responsibility Matrix – Software).

(d)	For purposes of clarity, Supplier’s financial responsibility indicates that all Software required for the delivery of Midrange/Storage Services *. Gap’s financial responsibility indicates that the Software *.

(e)	Exhibit D.8(c) (Supplier Provided Infrastructure Tools) comprises Supplier’s System Software and tools that are required and are in the ASC, but not in the Software Resource Unit.

4.8	Non-Regulated LEC Charges

Non-regulated Local Exchange Carrier (“LEC”) charges shall be allocated as set forth in this Section 4.8. For each of the first eighteen (18) months, beginning from the Initiation Date (i.e. March 15, 2006 through September 14, 2007), the Parties agree that IBM shall * to Gap *.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit C	Gap/IBM Confidential and Proprietary Information	Page 12

4.9	Electronic Signatures.

*

V.	RESOURCE UNITS AND MEASUREMENTS

5.1	Corporate Users – Central Support or Full Support

Supplier will invoice Gap * for charges associated with Corporate Users as defined in this Exhibit C, in accordance with the Annual Services Charge set forth in Table Monthly C.1 (Annual Services Charge – Monthly) and Resource Unit Baselines set forth in Table Monthly C.2 (Resource Unit Baselines—Monthly). ARCs and RRCs apply to Corporate Users Resource Unit usage and will be charged or credited based on the rates set forth in Table C.2.1 (ARC/RRC Price) and the process set forth in Section 6.1(a).

5.2	Distribution Centers

(a)	Supplier will invoice Gap * for charges associated with Distribution Centers, in accordance with the Annual Services Charge set

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit C	Gap/IBM Confidential and Proprietary Information	Page 13

forth in Table Monthly C.1 (Annual Services Charge – Monthly) and Resource Unit Baselines set forth in Table Monthly C.2 (Resource Unit Baselines—Monthly).

(b)	There are no ARCs and RRCs for Distribution Centers Resource Unit usage. A Non-Recurring Initiative shall be established to add or remove a Distribution Center. *.

5.3	Site Support – Corporate Campus Sites or Field Offices

(a)	Supplier will invoice Gap * for charges associated with Sites as defined in this Exhibit C, in accordance with the Annual Services Charge set forth in Table Monthly C.1 (Annual Services Charge – Monthly) and Resource Unit Baselines set forth in Table Monthly C.2 (Resource Unit Baselines—Monthly). .

(b)	There are no ARCs and RRCs for Sites Resource Unit usage. A Non-Recurring Initiative shall be established to add or remove a Site. *.

5.4	Infrastructure Services

(a)	Services Components

(1)	Mainframe Services Resources

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit C	Gap/IBM Confidential and Proprietary Information	Page 14

(A)	Host CPU Resources (MIPS)

Resource usage will be measured by the *. ARCs and RRCs apply to CPU resource usage and will be charged based on the rates set forth in Table C.2.1 (ARC/RRC Price). For purposes of clarity, installed MIPS will mean MIPS that are logically available for system operation.

(B)	Mainframe Storage

Resource usage for this category will be measured as *. *. Resource usage for storage will be measured, tracked and reported in partial RUs. The Mainframe Storage Baseline in Table Monthly C.2 (Resource Unit Baselines—Monthly) reflects the agreed quantity of storage Resource Units included in the ASC, set forth in Table Monthly C.1.1 (Annual Services Charge – Monthly). ARCs and RRCs apply to storage resource usage and will be charged based on the rates set forth in Table C.2.1 (ARC/RRC Price). *.

(C)	Print Pages – San Francisco Print Center

Resource utilization in this category will be measured as *. The Print baselines set forth in Table Monthly C.2 (Resource Unit Baselines—Monthly) reflects the agreed-upon quantity of print Resource Unit usage during * the Term included within the ASC, set forth in Table Monthly C.1.1 (Annual Services Charge – Monthly). *. ARCs and RRCs set forth in Table C.2.1 (ARC/RRC Price) apply to print resource usage. *.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit C	Gap/IBM Confidential and Proprietary Information	Page 15

(2)	Midrange Computing Resources

(A)	Resource utilization in this category will be measured as the aggregate number of Operational Server Images supported during each * and are described in Table C.14 (Resource Unit Data Definition).

(i)	An image shall be deemed to be an Operational Image (1) When the operational checklist, is completed for each installed image and Gap accepts the Operational Image as provided in Exhibit D.26 (Service Catalog) or (2) until requested to be de-installed by Gap and approved by Gap.

(B)	Groupware and eMail applications, Citrix, or Batch support will only be provided on Server Images within the Production Environment.

(3)	Midrange Database

(A)	Midrange Database —*

Resource utilization in this category will be measured as the * for which IBM provides *. A database is defined as the complete database environment, which includes *.

*. The DBA Support baselines set forth in Table Monthly C.2 (Resource Unit Baselines—Monthly) reflects the agreed-upon quantity of * database usage * during the Term included within the ASC, set forth in Table Monthly C.1 (Annual Services Charge – Monthly). ARCs and RRCs set forth in Table C.2.1 (ARC/RRC Price) apply to * database resource usage.

(B)	Midrange Database —*

Resource utilization in this category will be measured as the * which IBM provides *. A database is defined as the complete database environment, which includes *. Check C-14 definition

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit C	Gap/IBM Confidential and Proprietary Information	Page 16

*. The DBA Support baselines set forth in Table Monthly C.2 (Resource Unit Baselines—Monthly) reflects the agreed-upon quantity of * database usage * during the Term included within the ASC, set forth in Table Monthly C.1 (Annual Services Charge – Monthly). ARCs and RRCs set forth in Table C.2.1 (ARC/RRC Price) apply to * database resource usage.

(C)	Midrange Database —*

Resource utilization in this category will be measured as the * for which IBM provides *. A database is defined as the complete database environment, which includes *.

*. The * Support baselines set forth in Table Monthly C.2 (Resource Unit Baselines—Monthly) reflects the agreed-upon quantity of * database Resource Unit usage * during the Term included within the ASC, set forth in Table Monthly C.1 (Annual Services Charge – Monthly). ARCs and RRCs set forth in Table C.2.1 (ARC/RRC Price) apply to * database resource usage.

(D)	Midrange Database Instance —*

Resource utilization in this category will be measured as the * for which IBM provides *. A database is defined as the complete database environment, which includes *.

*. The * database baselines set forth in Table Monthly C.2 (Resource Unit Baselines—Monthly) reflects the agreed-upon quantity of * database Resource Unit usage * during the Term included within the ASC, set forth

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit C	Gap/IBM Confidential and Proprietary Information	Page 17

in Table Monthly C.1 (Annual Services Charge – Monthly). ARCs and RRCs set forth in Table C.2.1 (ARC/RRC Price) apply to * database resource usage.

(E)	Midrange Database – *

Resource utilization in this category will be measured as the * for which IBM provides *. A database is defined as the complete database environment, which includes *.

*. The * database baselines set forth in Table Monthly C.2 (Resource Unit Baselines—Monthly) reflects the agreed-upon quantity of * database Resource Unit usage * during the Term included within the ASC, set forth in Table Monthly C.1 (Annual Services Charge – Monthly). ARCs and RRCs set forth in Table C.2.1 (ARC/RRC Price) apply to * database resource usage.

(4)	Midrange Storage (Allocated Terabyte)

Resource utilization in this category will be measured as *. *. Resource usage for storage will be measured, tracked and reported in partial RUs. How IBM invoices now. The Midrange storage baselines set forth in Table Monthly C.2 (Resource Unit Baselines—Monthly) reflects the agreed-upon quantity of allocated storage Resource Unit usage * during the Term included within the ASC, set forth in Table Monthly C.1 (Annual Services Charge – Monthly). ARCs and RRCs set forth in Table C.2.1 (ARC/RRC Price) apply to Midrange storage resource usage.

(5)	Tape

(A)	Tape Library On-Site Cartridges

Resource usage for this category will be measured as *.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit C	Gap/IBM Confidential and Proprietary Information	Page 18

The tape baselines described in this Section and set forth in Table Monthly C.2 (Resource Unit Baselines—Monthly) reflect each agreed-upon quantity of tape cartridge Resource Unit usage during each calendar month during the Term included within the ASC set forth in Table Monthly C.1 (Annual Services Charge – Monthly). ARCs and RRCs, as set forth in Table C.2.1 (ARC/RRC Price), apply to tape resource usage.

(B)	Tape Library Off-Site Cartridges

Resource usage for this category will be measured as *. *. Vaulted tapes recalled by Gap from off-site storage back to the data center *. *. The tape baselines described in this Section and set forth in Table Monthly C.2 (Resource Unit Baselines—Monthly) reflect each agreed-upon quantity of tape cartridge Resource Unit usage during each calendar month during the Term included within the ASC set forth in Table Monthly C.1.1 (Annual Services Charge – Monthly). ARCs and RRCs, as set forth in Table C.2.1 (ARC/RRC Price), apply to Off-Site Tape resource usage.

(6)	Midrange and Storage Hardware Leases

(A)	The Hardware lease charges remaining from the original Agreement executed by the parties on January 13, 2006 shall be invoiced * until *. Hardware lease charges are reflected in Table C.1.2. Supplier will invoice Gap at *. *.

(7)	Midrange and Storage Software

(A)	Midrange and Storage Software shall be invoiced * as *, as described in Section 4.5.

(B)	Any reduction in the Midrange and Storage Software RU baseline shall be due to one of the following * *.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit C	Gap/IBM Confidential and Proprietary Information	Page 19

(C)	For purposes of Master Services Agreement Section 41.2 (Third Source and Insource Limits on RRCs), RRCs against the Midrange and Storage Software RU shall be *.

5.5	Resource Unit Duplication

Supplier shall not include in the count of Resource Units to determine *. As an example, *.

VI.	RESOURCE CATEGORIES AND MEASUREMENT METHODOLOGY

This Section VI provides an overview of the variances to the ASC and the charging characteristics for each of the specific Resource Unit categories. The charges related to the specific Resource Units set forth in this Exhibit C and as described in the following subsections will detail: *.

6.1	Monthly ARC/RRC Adjustment

Gap’s increased or decreased usage of the Resource Units above or below the baselines for each category (or country) will be as provided for in the Agreement and will be charged based on the pricing, as applicable, set forth in Tables C.2.1 (ARC/RRC Price). After the completion of each * during the Term, starting with the first * after the Initiation Date, Supplier will measure the *. Based on these measurements, Supplier will calculate and invoice Charges or Credits on a * basis in accordance with the Agreement and this Exhibit C. Gap and Supplier will track and trend utilization as well as pursue strategies and programs to reduce the utilization thereby providing an opportunity to deliver additional savings. Items outlined in Exhibit C Sections 4.2(b) and 4.2(d) will be handled as described in those sections.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit C	Gap/IBM Confidential and Proprietary Information	Page 20

Supplier shall be responsible for recording all applicable Charges and Credits due and for reflecting these amounts in the applicable invoice. Charges and Credits shall be calculated using the rates applicable during *.

(a)	Resource Unit Adjustment

(1)	Following the Initiation Date, after the completion of each calendar * during the Term, Supplier shall compare the quantity of RUs actually used during each calendar month during the Term (“Actual Resource Unit Usage” or “Actual RU Usage”) for each RU category with the Resource Unit Baseline set forth in Table Monthly C.2 (Resource Unit Baselines—Monthly) for such RU category (which may include a country specific baseline). *.

(2)	An ARC would apply when * and would be calculated as shown below:

*

(3)	A RRC would apply when * and would be calculated as shown below:

*

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit C	Gap/IBM Confidential and Proprietary Information	Page 21

VII.	INVOICING AND REPORTING

7.1	Supplier shall report on a * basis the actual individual usage and associated Charges in each category of usage aggregated by country (if applicable), by brand (if applicable), and in total. Such reporting will include Resource Units.

7.2	At Gap’s option, Gap will establish an allocation formula for Charges not directly linked to a Gap brand. This allocation will be established in Table C.8.1 (Brand Allocation Formula) and will allow Supplier to allocate these Charges for all brand level reporting requirements.

7.3	For purposes of invoicing, any adjustment to the ASC, including Monthly Resource Unit ARC or RRC, or Credits will be accomplished at a Gap brand level (e.g., Old Navy, Gap, Banana Republic, Piperlime, Athleta).

A sample of the format required for monthly reporting and invoicing is set forth in Table C.8 (Monthly Invoice and Reporting Sample).

VIII.	ANNUAL STRANDED COSTS REVIEW

The Parties agree that as part of Transition, Supplier shall provide as an attachment to Exhibit C.6 (Termination for Convenience Fees) a schedule of the Stranded Assets and Stranded Contracts identifying the specific contracts and assets included in accordance with the Agreement. Within * prior to the end of each Contract Year, or as otherwise arranged during the Contract Year, *, Gap may request and Supplier shall provide a good faith estimate of the Stranded Costs for an individual tower, or for multiple towers. The estimate of Stranded Costs will include *.

IX.	TRANSITION FEES

9.1	The transition charges set forth in Table C.1.1 and C.1.2 (Charges – US & Canada) and (Charges – by Country) fully compensate Supplier for all transitional activities being performed by Supplier and its Subcontractors.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit C	Gap/IBM Confidential and Proprietary Information	Page 22

9.2	The transition charges set forth in Table C.1.1 and C.1.2 (Charges – US & Canada) and (Charges – by Country) will be invoiced to Gap beginning the month following the Reference Date.

X.	PREPAID ITEMS

If Gap has prepaid expenses for items identified as Supplier financial responsibility as defined in C.7.2 (Financial Responsibility Matrix – Software), C.7.4 (Financial Responsibility Matrix – Hardware), for periods on or following the Initiation Date, upon Gap’s request and documentation of such prepayment, Supplier will credit Gap such amounts equal to the amounts of prepayment for such periods.

*.

XI.	TRAVEL

11.1	Except as to the transition travel fees set forth in this Exhibit C, Supplier travel (including travel in connection with (a) the installation and Maintenance of EUC Equipment (provided; however, such travel is not inconsistent with Services to be provided to Central and Campus Support Sites), servers, and network equipment; and (b) meetings related to a Project) is not billed to Gap unless *.

11.2	Gap will consider approval of travel in connection with a Non-Recurring Initiative Statement of Work provided; however, that:

(a)	Supplier has presented a compelling business case that the deployment of specialized knowledge of solutions unique to Gap is (1) required for the Project; (2) the low cost solution for Gap; (3) and such knowledge is not otherwise available without travel;

(b)	Supplier demonstrates that the specific travel requirements have been (1) minimized in terms of duration and number of deployed personnel; (2) maximized for efficient and effective performance and knowledge transfer opportunities; and (3) designed to minimize or eliminate recurring travel requirements; and

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit C	Gap/IBM Confidential and Proprietary Information	Page 23

(c)	Supplier must identify specific Project cost savings to Gap to be achieved as a result of the requested travel. The travel hours associated with Supplier resources that are performing Services utilizing an hourly billing methodology in connection with a Non-Recurring Initiative are not chargeable.

XII.	MANAGED THIRD PARTY EXPENSES

12.1	General

The Managed Third Party Expenses are those expenses arising from the third party contracts set forth in Exhibit D.12 (Managed Strategic Suppliers). New Managed Third Party Expenses shall be added to Exhibit D.12 (Managed Strategic Suppliers) based on the process described below; provided, however, that no new Managed Third Party Expenses may be added to Exhibit D.12 (Managed Strategic Suppliers) without Gap’s prior written consent. Exhibit D.12 (Managed Strategic Suppliers) will contain a list of all contracts that the Parties agree will create Managed Third Party Expenses.

12.2	Review Procedures

Before submitting an invoice to Gap for any Managed Third Party Expense, Supplier shall use commercially reasonable efforts to (a) review and validate the invoiced charges; (b) identify any errors or omissions; (c) include in such invoice all Managed Third Party Expenses received in the month corresponding to each invoice; and (d) communicate with the applicable third-party supplier to correct any errors or omissions, resolve any questions or issues and obtain any applicable credits for Gap or identify and obtain any Managed Third Party Expenses that such third party supplier does not provide to Supplier in a timely manner.

12.3	Efforts to Minimize

Supplier will seek to identify methods of reducing and minimizing Gap Retained Expenses and Managed Third Party Expenses and will notify Gap of such methods and the estimated potential savings associated with each such method. In addition, Supplier shall be financially responsible for Managed Third Party Expenses and related penalties, late charges and reinstatement fees for Managed Third Party Expenses that are not properly submitted to Gap within ninety (90)

Exhibit C	Gap/IBM Confidential and Proprietary Information	Page 24

days after the end of the month in which such Managed Third Party Expense is received. In addition, if any significant Managed Third Party Expense is not properly submitted to Gap within such ninety (90) day period, Supplier’s Responsible Executive shall, by telephone or in person, promptly provide to Gap’s Chief Financial Officer a reasonably detailed explanation of the cause of such failure and actions Supplier has undertaken to prevent the recurrence of such failure.

12.4	Discounts

If the third-party owed a Managed Third Party Expense (including Supplier where Supplier is the third party) offers a discount for payment prior to a specified date, Supplier shall deliver such invoice and associated documentation to Gap (a) within ten (10) days of Supplier’s receipt; or (b) within six (6) days of Supplier’s receipt if any payment will be due under such invoice (including any early payment to be eligible for any discount) within ten (10) days of Supplier’s receipt. To the extent Supplier fails to comply with its obligations hereunder, it shall be financially responsible for any discounts lost, or any late fees or interest charges incurred, by Gap.

XIII.	COST OF LIVING ADJUSTMENT

Beginning in January 2007, for each Contract Year, , and commencing on the first date of the Contract Year’s month (i.e. March 1st), the actual CPI-U for December prior to the year for which the COLA is being calculated (“Actual Inflation”) will be compared to the CPI-U for December 2005 (the “Base Year Index”) to determine if the Actual Inflation is greater than the Base Year Index (e.g., the December 2006 CPI-U and the Base Year Index will be used to determine the COLA for the year 2007). The portion of COLA that Supplier will invoice Gap will be determined according to the following calculations:

(a)	The COLA Sensitivity Factor is * .

(b)	If Actual Inflation is equal to or less than the Base Year Index plus * percentage point, then no COLA shall apply.

(c)	If Actual Inflation is equal to or less than the Base Year Index plus * percentage points, then the COLA Factor shall be calculated by subtracting * from the Actual Inflation and multiplying this result by the COLA Sensitivity Factor.

(d)	If Actual Inflation is greater than the Base Year Index plus * percentage points, then the COLA Factor shall be calculated by dividing the Actual Inflation by * and multiplying this result by the COLA Sensitivity Factor.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit C	Gap/IBM Confidential and Proprietary Information	Page 25

Example of Calculation

COLA Factor Calculation

Base Year Index	Dec-06	Dec-07	Dec-08	Dec-09
December2005 = *
Base Year Index	*	*	*	*
Actual Inflation	*	*	*	*
COLA Factor	*	*	*	*
Gap Portion	*	*	*	*

COLA Charges Calculation

Contract Year	2006	2007	2008	2009	2010
Sensitivity Factor	*	*	*	*	*
Global ASC	*	*	*	*	*
COLA Charge	*	*	*	*	*

XIV.	NON-SERVICE CATALOG ITEMS; SERVICE CATALOG ITEMS

14.1	General

(A)	Supplier will charge Gap for Non-Service Catalog Items using available unit prices as set forth in this Exhibit C if the unit prices available are equivalent with the Services to be performed in a NSCI. Should an equivalent unit price not exist, the Parties may agree to establish a new unit price for the Service to be performed, or agree that Supplier will charge Gap using *.

*.

*.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit C	Gap/IBM Confidential and Proprietary Information	Page 26

(B)	Service Catalog. Charges for any Service Catalog Item shall be included in Table C.2.1 Service Catalog Items shall be invoiced in accordance with the requirements set forth in Exhibit D.26 (Services Catalog).

14.2	Tiered Rates

The hourly rates applicable to Non-Service Catalog Items shall be based on *.

14.3	Forecasting and True Ups

(a)	Aggregation of Hours for tier calculations. The rate tiers on Tables C.9 (Project Labor Rates—Hourly) and Table C.9.2 (Project Labor Rates – FTE) applicable to hourly and FTE rates invoiced monthly shall be selected according to *.

(b)	Fixed-Fee and FTE-Based Non-Service Catalog Items. The aggregate number of hours that Gap forecasts for NSCI will include *. Supplier must include in all NSCI Statements of Work prepared under this Agreement, for fixed-fee or FTE-based NSCI, an hour estimate for the effort. *.

(c)	Annual NSCI Forecasts. Within * after the Initiation Date and thereafter, * prior to the commencement of each succeeding Contract Year anniversary, Gap shall provide Supplier a forecast for such Contract Year of Gap’s anticipated consumption of hours on NSCI (for the next Contract Year, except for the first forecast, which shall be for the first Contract Year).

(d)	Monthly Actual NSCI Usage Reports. Supplier will provide to Gap a report including a detailed summary of actual hours worked for each NSCI within * after the last day of each calendar month

Exhibit C	Gap/IBM Confidential and Proprietary Information	Page 27

(“Actual Billed Hours, By NSCI Report”). Each month, the Parties will resolve any disputes associated with Actual Billed Hours, By NSCI Report.

(e)	Annual NSCI True Ups. On the next invoice after the start of each Contract Year after the first Contract Year, Gap and Supplier will reconcile any fees for the previous Contract Year as follows:

*

(f)	Semiannual NSCI True Ups. In addition to the foregoing annual NSCI true-up, if on the * anniversary of a Contract Year, Gap actual usage of NSCI hours differs from the forecast usage and run rate of such hours by greater than *, then, in addition to such end-of-Contract Year true up, the Parties will implement the end-of –Contract Year true up process set forth above (and include the appropriate adjustment, if any) on the first invoice after such *

14.4	Named FTE Services

Gap may request that IBM provide skilled resources to perform out-of-scope services (“Named FTE Services”). Such services will be provided by IBM on a * basis as set forth in this section. Named FTE’s shall perform activities and tasks at Gap’s discretion.

a.	The following is a listing of some representative skills categories IBM may provide as Named FTE Services:

(1)	*

(2)	*

(3)	*

b.	Named FTE Services Fees

(1)	When IBM performs Named FTE Services, Gap *.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit C	Gap/IBM Confidential and Proprietary Information	Page 28

(2)	Monthly Service Rates

(a)	* .

(b)	* .

(c)	Gap shall provide a * written notice to IBM for any reduction of Named FTE resources.

(3)	IBM will invoice Gap for Named FTE Services Fees *, upon completion of the Monthly Services.

XV.	TRANSITION CUTOVER

15.1	The Transition Plan sets forth specific service functions being returned to Gap. In the event that any service function transition is delayed beyond the period described in Exhibit B.2 (Critical Deliverables), unless such delay is caused by Supplier’s failure to perform its transition responsibilities, Supplier shall continue to provide skilled resources at Gap’s request, on a * basis.

15.2	The Transition Plan sets forth a Critical Deliverable to establish a separated Non-Production Server Environment infrastructure. Commencing forty-five (45) days after the completion criteria for the Critical Deliverable has been met, Gap shall be *.

XVI.	TERMINATION AND REPLACEMENT OF EXISTING AGREEMENTS

16.1	During the Term of the Agreement, Gap may request Supplier to provision individual items of Supplier hardware, Supplier software or Supplier hardware maintenance that are not otherwise covered under the scope of Services of the Agreement (for example, GID requirements for additional software or for hardware maintenance for equipment not included in the pricing tables included in this Exhibit C), and Supplier shall provision such requirements pursuant to the applicable agreements with Supplier (the “Existing IBM Agreements”). * .

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit C	Gap/IBM Confidential and Proprietary Information	Page 29

Such individual requirements from Gap will be procured through Section 26.2 (Non-Service Catalog Item Pricing) but will otherwise be governed solely by the terms and conditions of the applicable Existing IBM Agreements and no other terms of this Agreement shall apply (except for the aforementioned terms governing Non-Service Catalog Item pricing) to individual items acquired under this Section. Supplier will apply the pricing metrics in the Enterprise License Agreement with respect to such additional individual items of Supplier software provisioned under the Existing IBM Agreements including the application of volume discounts based upon Gap’s total volumes (which, for the avoidance of doubt, shall be inclusive of the Gap’s total consumption of Supplier software or Supplier hardware, whether acquired under this Agreement or the Existing IBM Agreements).

16.2	Furthermore, upon expiration of the Existing IBM Agreements, unless otherwise agreed, Supplier shall propose for Gap’s Approval, the renewals of those Existing IBM Agreements. With respect to such renewals, Supplier will offer discounted commercial prices for Supplier products consistent with volume discounts based upon *. Invoicing for items provisioned under this Section shall be broken out separately and supporting information provided including reference to the specific Gap Approval.

16.3	As of the Initiation Date the following agreements shall terminate except for their surviving provisions:

*

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit C	Gap/IBM Confidential and Proprietary Information	Page 30

16.4	In the event other agreements between Supplier and Gap which pre-date the Reference Date of this Agreement are identified after the Reference Date, and the services provided by Supplier under such agreement are within the Services provided under this Agreement, the agreement pre-dating this Agreement will be terminated as provided in this Section (Termination and Replacement of Existing Agreements) and may be replaced by a new Exhibit to the Agreement, the terms of which shall be mutually agreed-upon by the Parties.

XVII.	FINANCIAL RESPONSIBILITY MATRIX

The Financial Responsibility Matrix, set forth in Tables C.7.1 (Financial Responsibility Matrix – Personnel), C.7.2 (Financial Responsibility Matrix – Software), C.7.3 (Financial Responsibility Matrix – Software Examples), C.7.4 (Financial Responsibility Matrix – Hardware) and C.7.5 (Financial Responsibility Matrix – Facilities) set forth the allocation of financial and operational responsibilities between Gap and Supplier under the Agreement. Gap and Supplier shall pay their respective financial obligations as set forth in the Agreement.

XVIII.	CONTRACT YEAR PERIOD

All charges in this Exhibit C are scheduled using columns entitled “Year 1, Year 2, Year 3” and so on through Year 10. Such titles shall be interpreted as Contract Years beginning March 1, 2009, not calendar years, as follows: “Year 4” shall mean March 1, 2009 through February 28, 2010, “Year 5” shall mean March 1, 2010 through February 28, 2011, and so on (subject to leap year(s)) through Year 10, expiring February 28, 2016. Such time periods shall commence on March 1, 2009 for the initial implementation. Since the Agreement stipulates that all Implementation Agreements shall be coterminous with the Agreement with the exception of the initial Implementation Agreement, all other Implementation Agreements will have a term less than one hundred and twenty (120) months. Regardless of the execution date of an Implementation Agreement, the charges under each Implementation Agreement shall be invoiced beginning with the amounts scheduled for month one (1). As a result of being coterminous with the Agreement, any month(s) of an Implementation Agreement not realized shall have the effect of eliminating the charges of the “out months” (i.e., eliminate charges of such Implementation Agreement for month one hundred and twenty (120) first, month one hundred and nineteen (119) next, and so on), so as to make such subsequent Implementation Agreement coterminous with the Agreement.

Exhibit C	Gap/IBM Confidential and Proprietary Information	Page 31

Exhibit D.1 – Gap Policies and Procedures

to

First Amended and Restated Master Services Agreement

March 2, 2009

This document contains confidential and proprietary information of The Gap, Inc. and IBM. Except with the express prior written permission of The Gap, Inc. and IBM, this document and the information contained herein may not be published, disclosed, or used for any other purpose.

Exhibit D.1	Gap/IBM Confidential and Proprietary Information	Page 1

General:

This Exhibit D.1 (Gap Policies and Procedures) to the Agreement incorporates by reference the following Exhibits:

•	Exhibit D.5 (Gap Record Retention Policy)

•	Exhibit D.6.3 (Technical Architecture and Products Standards)

•	Exhibit D.19 (Systems Operation Schedule)

•	Exhibit D.25 (Gap Work Procedures)

•	Exhibit O (Sarbanes-Oxley Reporting Requirements and Process)

This Exhibit D.1 serves as a guide for the Policies and Procedures that the Parties will develop during Transition and is not intended to conflict with the terms of the Agreement.

Exhibit D.1	Gap/IBM Confidential and Proprietary Information	Page 2

Policies and Procedures Guide

*

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit D.1	Gap/IBM Confidential and Proprietary Information	Page 3

Exhibit D.2 – Governance

to

First Amended and Restated Master Services Agreement

March 2, 2009

This document contains confidential and proprietary information of The Gap, Inc. and IBM. Except with the express prior written permission of The Gap, Inc. and IBM, this document and the information contained herein may not be published, disclosed, or used for any other purpose.

Exhibit D.2	Gap/IBM Confidential and Proprietary Information

1.	Introduction		3
	1.1	Governance	3
	1.2	Precedence of Obligations	3
	1.3	Definitions	3
2.	Roles and Responsibilities of Key Team Members		3
	2.1	Gap Infrastructure Partnership Organization	3
	2.2	Supplier	7
3.	Committees and Teams		10
	3.1	General Committee and Team Structure	10
	3.2	Executive Steering Committee	11
	3.3	Service Delivery Committees	12
	3.4	Technical Steering Committee	15
4.	Issue Escalation Procedures		16
	4.1	General	16
	4.2	Notification	17
	4.3	Documentation	17
	4.4	Request for Assistance	17
	4.5	Escalation Order	17
	4.6	Issue Review	17
5.	Top to Top Reviews		18
6.	Innovation Center		18

Exhibit D.2	Gap/IBM Confidential and Proprietary Information

1.	Introduction

1.1	Governance.

This Exhibit D.2 (Governance) to the Agreement (this “Exhibit D.2”) sets out the Governance structure for the Agreement (also depicted in the graphic provided as Attachment A to this Exhibit D.2); the roles and responsibilities of both Parties to maintain a working relationship; and the type, content and frequency of the Agreement review meetings that will be held.

1.2	Precedence of Obligations.

The Parties acknowledge that certain obligations may be set forth in both this Exhibit and elsewhere in the Agreement, and that in the event of a conflict, such conflict shall be resolved in accordance with Section 46 (Interpretation of Agreement) of the Agreement.

1.3	Definitions.

Capitalized terms used and not otherwise defined in this Exhibit D.2 have the meanings given them in the Master Services Agreement dated as of the Reference Date between Gap and Supplier (the “Agreement”).

2.	Roles and Responsibilities of Key Team Members

2.1	Gap Organization

(a)	Gap Infrastructure Partnership Executive.

(i)	Gap’s principal representative as described in Section 19.5 (Gap Infrastructure Partnership Executive) of the Agreement.

(ii)	Primary responsibilities include:

(1)	Infrastructure services both retained and outsourced – strategies and delivery.

(A)	Maintain the needed linkage between the overall IT strategy and the state and direction of the infrastructure.

(B)	In conjunction with Supplier, document and communicate the strategy broadly within IT.

(2)	Gap Authorized User satisfaction and the value and health of the service partnership.

(A)	Ongoing communications through reports, meetings and informal interactions with Supplier.

Exhibit D.2	Gap/IBM Confidential and Proprietary Information

(B)	The success of any actions (internal or external) needed to improve service delivery.

(C)	Evaluation and recommendation of any changes to scope or Service Levels.

(D)	Continued scrutiny of the deal value to Gap and adjustments as needed.

(3)	Manage Supplier to deliver forward looking solutions that deliver continuous improvements in cost and services meeting Gap’s needs.

(4)	Communications with IT LT (Leadership Team) on:

(A)	Infrastructure requirements.

(B)	The direction and state of the infrastructure.

(C)	Issues (internal or external) that are impacting service delivery.

(D)	The need for other IT teams to contribute to the objectives set forth in the outsourcing deal (e.g. server consolidation).

(5)	Ultimate resolution of any issues that arise in service delivery that can not be resolved at the lower levels and escalating to the CIO any issues they are unable to resolve.

(6)	Communicate with business and IT executives in regards to potential issues or past issues which arise that materially affect service delivery.

(7)	Financial management of Gap’s infrastructure for Gap Partnership Strategy and Administration Leader.

(b)	Gap Partnership Strategy and Administration Leader

(i)	Gap Partnership Strategy and Administration Leader will be responsible for Supplier delivery to the Agreement, the ongoing assessments and specific adjustments to the Agreement’s scope or terms as the needs of the Gap change.

(ii)	Primary responsibilities include:

(1)	They will monitor and manage the Agreement:

(A)	With input from their team and Supplier reporting, maintaining current status of the Agreement and assessment of how Supplier is delivering to the Agreement and any issues related to Gap’s support for the Agreement.

Exhibit D.2	Gap/IBM Confidential and Proprietary Information

(B)	Assessing and recommending changes in Services or Service Levels to better align with Gap’s needs and changes in the environment.

(C)	Presenting Supplier with detailed feedback on the delivery of Services to Gap and working with suppliers on remediation plans to address any shortfalls.

(D)	Act as an intermediary escalation point for Supplier service delivery issues or issues in Gap’s fulfilling its obligations.

(E)	Evaluating and recommending give-back and earn-back adjustments.

(F)	Allocating out any “bucket” hours.

(2)	Work with the Gap Infrastructure Partnership Executive to plot the course for future services brought into scope and or removed from scope based on Supplier performance, economics or changing business needs.

(3)	Facilitate that Supplier is well versed and operating in accordance with Gap’s evolving business and IT strategies and priorities through regular communications and Supplier briefings.

(c)	Gap Production and Engineering Delivery Leader

(i)	Gap Production and Engineering Delivery Leader is responsible for working with Supplier to see that day-to-day production and engineering services being delivered meet Gap’s business needs and that needed systems capacity is available, optimizing installed and just-in-time capacity.

(ii)	Primary responsibilities include:

(1)	Work with the Gap Infrastructure Partnership Executive and other Gap IT teams, establish overall strategies and priorities for production and engineering.

(2)	Through Gap’s retained subject matter experts:

(A)	Review and approve technology changes proposed by Supplier.

Exhibit D.2	Gap/IBM Confidential and Proprietary Information

(B)	Recommend technology changes to meet Gap’s business needs or improve infrastructure effectiveness.

(C)	Consult with Supplier and Gap retained IT teams on solution and service delivery.

(3)	Communicate short and long term service and capacity needs to the corresponding Supplier’s management team.

(4)	Act as an escalation point, as needed, within this scope of responsibility.

(5)	To facilitate the resolution of service delivery problems as needed.

(6)	To communicate business impacts to the business:

(A)	Senior business management for major issues.

(B)	Line staff and management for day-to-day issues (e.g. missed picks).

(7)	To facilitate the setting of service outage windows when needed by Supplier in delivery of their responsibilities.

(8)	Assessment and recommendations of Service Level Agreement (SLA) delivery and management.

(9)	Provide clarity when there are resource contentions (e.g. plans versus immediate needs) and escalate for clarity and/or additional resource funding to their management as needed.

(10)	Oversight of coordination between the application support organization and Supplier’s service delivery team with respect to required escalations in:

(A)	Delivery of day-to-day service.

(B)	Execution of Gap approved Supplier initiative such as server consolidation.

(11)	Work with Supplier on potential changes in Service Levels.

(12)	Working with Supplier management on the longer term resource plans.

Exhibit D.2	Gap/IBM Confidential and Proprietary Information

(d)	Gap Customer Service Delivery & Liaison Leader

(i)	Gap Customer Service Delivery & Liaison Leader will focus primarily on management as service desk, engineering and integration components.

(ii)	Primary responsibilities include:

(1)	Define and maintain definitions of all Service Levels, which directly relate to Authorized Users, and manage issues that result from service delivery problems.

(2)	Monitor the service desk so that it remains responsive to Gap unique needs.

(3)	Resolve escalated issues from users and now internal IT teams relying on workstation engineering and integration.

(4)	Work with Supplier to see that Supplier has the right level of resources to meet all Service Levels.

(5)	As needed facilitate activities between Supplier and other sources of technology (e.g., workstation hardware and software)

(6)	Provide needed workstation hardware and software for Supplier to deliver services.

2.2	Supplier Organization

(a)	Supplier Outsourcing Relationship Executive

(i)	Supplier Outsourcing Relationship Executive has complete authority and responsibility to deliver Services from Supplier to Gap.

(ii)	Primary responsibilities include:

(1)	Managing the overall relationship between Supplier and Gap including the Innovation Center.

(2)	The transition of the Agreement to operational status.

(3)	Monitoring fulfillment of Supplier obligations under the Agreement.

(4)	Working with Gap executives and business unit managers to align the delivery of the Services with the strategic needs of Gap.

Exhibit D.2	Gap/IBM Confidential and Proprietary Information

(5)	Informing Gap about new corporate capabilities and developments within Supplier’s organization, and proposing ideas and solutions that will provide ongoing benefit to Gap.

(6)	Responding, or confirming the response by Supplier’s subject matter experts, to requests for strategic or relationship-wide questions or requests from Gap.

(b)	Supplier Delivery Partnership Executive

(i)	Supplier Delivery Partnership Executive will have primary business operating performance responsibility for the account and managing the provision of the Services such that delivery commitments and deliverables required under the Agreement are provided to Gap. In addition, Supplier Delivery Partnership Executive has the overall responsibility for the successful transition of the Services.

(ii)	Primary responsibilities include:

(1)	Working with the Gap Customer Service Delivery and Liaison Leader to manage and meet commitments, requirements and expectations.

(2)	Delivery of the Services as set forth in the Agreement.

(3)	Serving as an escalation point for Gap related Service delivery matters involving the various Supplier Service Delivery Managers.

(4)	Operational compliance with the Agreement and making sure that Supplier fulfills its obligations under the Agreement.

(5)	Establishing and executing the account management disciplines, business management processes, and associated reporting.

(6)	Identification and resolution of service delivery issues.

(7)	Aligning Supplier’s performance requirements as they relate to Gaps strategic business planning (business and architecture, strategic options, business assessment, business operating plans).

(8)	Staffing and leading Supplier management team and project staff.

(9)	Establishing a customer satisfaction survey for the account.

(10)	Establishing Supplier Benchmarking methodology in accordance with the Agreement.

Exhibit D.2	Gap/IBM Confidential and Proprietary Information

(11)	Meeting the Service Levels and contractual commitments for the respective Functional Service Area.

(12)	Staffing/maintaining Service delivery with the appropriate level of trained personnel.

(13)	Forecasting resource requirements and managing resource requirements.

(14)	Supporting the long range IT plan.

(15)	Providing support to Gap in accordance with the Problem Management process.

(16)	Develop and provide Service Level reporting.

(17)	Introducing Supplier’s methodology on the account; modifying it to meet Gap development standards and implementing this methodology on the account.

(18)	Constructing and managing monthly performance reporting.

(19)	Providing process ownership for Service delivery processes.

(c)	Supplier Architect

(i)	Supplier Architect will be responsible for liaison with the Gap IT architecture team and managing architectural initiatives and decisions such that they are supported and executed.

(ii)	Primary responsibilities include:

(1)	Interfacing with and supporting the Gap IT architecture team and subject matter experts.

(2)	Assisting Gap to develop their long range IT plan.

(3)	Coordinating and facilitating sharing of architectural information between Gap and Supplier.

(4)	Verify that the right interface to Gap architects is in place.

(5)	Meeting the IT architectural standards of Gap and working with Gap to develop the long range IT plan.

(d)	Supplier Project Office Manager

Exhibit D.2	Gap/IBM Confidential and Proprietary Information

(i)	Supplier Project Office Manager will have primary responsibility for financial, billing, contractual compliance and new business management functions.

(ii)	Primary responsibilities include:

(1)	Providing the monthly invoice and account billing and reporting functions.

(2)	Implementing and managing Supplier financial systems including time recording, labor reporting, billing, budgeting, forecasting, and annual budget planning.

(3)	Providing financial reporting, including exception reporting to Gap, in accordance with the Exhibit C (Fees and Resource Baselines) of the Agreement.

(4)	Providing management oversight and coordination to Supplier’s (including its subcontractors and its third parties) with respect to contractual compliance.

(5)	Providing Supplier contract administration for contractual commitments to facilitate fulfillment of Supplier deliverables.

(6)	Monitoring and reviewing the ongoing status of Third Party Contracts as appropriate.

3.	Committees and Teams

3.1	General Committee and Team Structure.

(a)	An Executive Steering Committee will be formed, consisting of both Gap and Supplier executives, to provide business oversight and alignment of the long range IT plan and Service delivery objectives. This committee will also direct the Gap/Supplier relationship and assist the Gap Customer Service Delivery and Liaison Leader and Supplier Delivery Partnership Executive in decisions that directly affect this Agreement.

(b)	A Gap Customer Service Delivery and Liaison Leader and an Supplier Delivery Partnership Executive will be appointed by the Parties to liaise with the Executive Steering Committee and to monitor and resolve where possible any issues raised by the Gap Service Manager(s) and Supplier Service Delivery Manager(s).

(c)	The appropriate Gap Service Manager(s) and Supplier Service Delivery Manager(s) will carry out the day-to-day coordination of Service delivery, and will include other Gap representatives as required.

Exhibit D.2	Gap/IBM Confidential and Proprietary Information

(d)	Gap and Supplier will jointly develop and implement agreed to performance management and business assurance processes.

(e)	The performance management and business assurance processes and procedures will be deployed at the designated Gap Sites, which will allow the stable start-up and efficient delivery of the Services.

3.2	Executive Steering Committee.

(a)	Within thirty (30) days after the Reference Date, the Parties will establish an Executive Steering Committee. The titles of the representatives serving on the initial Executive Steering Committee are listed in this Section.

(b)	The Executive Steering Committee will have executive management responsibility for the Agreement and for the relationship between the Parties.

(c)	Members. The Executive Steering Committee shall be chaired by the Gap Project Executive and will be comprised as follows:

(i)	Gap Infrastructure Partnership Executive.

(ii)	Gap Customer Service Delivery and Liaison Leader.

(iii)	Supplier Outsourcing Relationship Executive.

(iv)	Supplier Delivery Partnership Executive.

(v)	Other Gap and Supplier personnel as required.

(d)	Key Responsibilities. The responsibilities of the Executive Steering Committee include:

(i)	Business alignment between the Parties, analysis of Gap and Supplier business plans, and oversight of new or modified Services during the Term.

(ii)	Developing strategic requirements and plans associated with the Services or New Services during the Term.

(iii)	Requiring that the annual Gap technology plan is in accordance with and supports the long range IT Plan.

(iv)	Agreeing to and periodically reviewing the authority of the committees and makeup of the individual members of the Service Delivery Committee (discussed in Section 3.3 (Service Delivery Committees) below).

(v)	Resolving issues escalated by the Service Delivery Committee.

Exhibit D.2	Gap/IBM Confidential and Proprietary Information

(vi)	Approving changes to the Agreement.

(vii)	Operational, technical, financial, and general management oversight of the Agreement.

(viii)	Managing risks and opportunities for improvement.

(ix)	Review of financial performance.

(x)	Approving the Service Delivery Committee reports and recommendations, including review and/or approval of the following:

(1)	Transition Plan implementation, including progress and achievement of Critical Deliverables and key activities;

(2)	Review Service Level reports and modifications;

(3)	Review quality assurance measures;

(4)	Review of Critical Service Levels, Key Critical Service Levels and Key Performance Indicators;

(5)	Review financial issues and performance;

(6)	Review customer satisfaction surveys;

(7)	Review audit results; and

(8)	Review benchmarking results.

(e)	Reports

(i)	Minutes.

(f)	Meetings

(i)	The Executive Steering Committee will initially conduct quarterly meetings and thereafter will change to time periods as agreed by the Parties. Either Party shall have the right to prepare and distribute a written agenda at least twenty-four (24) hours prior to the meeting. Supplier shall keep minutes of each meeting and shall distribute the minutes to Gap within twenty-four (24) hours after each meeting.

3.3	Service Delivery Committees.

(a)

Within thirty (30) days after Reference Date, the Parties will establish Service Delivery Committees. The titles of the representatives serving on the initial Service Delivery Committees are listed in this Section. There will be three (3)

Exhibit D.2	Gap/IBM Confidential and Proprietary Information

separate Service Delivery Committees covering the following Functional Service Areas: (1) Field Services and Projects, (2) Network, Voice and Video, and (3) Platform and Security.

(b)	Members. The Service Delivery Committee will be comprised as follows:

(i)	Gap Service Manager(s).

(ii)	Gap capacity planners.

(iii)	Supplier Service Delivery Managers.

(iv)	Other Gap and Supplier personnel as required.

(c)	Authority. All members of the Service Delivery Committee shall be involved in:

(i)	Review and approval, where possible, of the short-term and long-term plans and activities in regard to the delivery of the Services.

(ii)	Resolution of Service delivery problems.

(iii)	Upward notification of opportunities or issues that might result in the addition, deletion, or modification of the Services, or the terms of the Agreement, irrespective of the initiating Party.

(iv)	Agreement of local Service delivery initiatives, where approved by appropriate level.

(d)	Key Responsibilities. The responsibilities and authorities of the Gap and Supplier representatives will be determined and delegated in each case by the Executive Committee and may include matters within the relevant region such as the following:

(i)	Implementing the Transition Plan and monitoring the delivery of Service.

(ii)	Monitoring Critical Deliverables, Key Performance Indicators and Critical Service Levels .

(iii)	Coordinating and communicating day-to-day Service delivery issues; addressing, coordinating and prioritizing the issues affecting the provision of the Services.

(iv)	Reviewing and escalating operational problems and issues in accordance with the Policy and Procedures Manual, including follow-up reviews of root cause analysis results.

(v)	Managing the efficient flow of documentation as required by the Agreement.

Exhibit D.2	Gap/IBM Confidential and Proprietary Information

(vi)	Handling disputes within the authority of the Gap and Supplier representatives, and referring others to the Executive Committee in accordance with the Section 4 (Issue Escalation Procedures) of this Exhibit D.2.

(vii)	Submitting issues concerning the relationship between the Parties to the Executive Committee for its guidance and recommendations.

(viii)	Submitting reports as required and as defined in D.13 (Management Reports) to the Executive Committee.

(ix)	Considering and approving, where possible, operational and technical changes in accordance with the Change Control Procedure, as set forth in the Agreement.

(x)	Advising the Executive Committee of new opportunities and proposals.

(xi)	Reviewing recommendations and suggestions made by Gap representatives and Supplier representatives relating to the Services and initiating appropriate actions.

(xii)	Identifying issues that may have an impact outside the relevant Sites and referring these to the Executive Committee and, as appropriate, to other Sites or regions.

(xiii)	Provide guidance and management oversight to resolution of Third Party Contracts issues as appropriate.

(xiv)	Developing annual system capacity plan by understanding Gap business requirements and their impact on system capacity.

(xv)	Reviewing, adjusting and reporting to the Executive Steering Committee the following:

(1)	Service Levels performance;

(2)	Quality assurance measures;

(3)	Customer satisfaction surveys results;

(4)	Audit results; and

(5)	Benchmarking results.

(e)	Reports

(i)	Brand/Management Reports.

Exhibit D.2	Gap/IBM Confidential and Proprietary Information

(ii)	Summary Executive Reports.

(iii)	Management Reports.

(iv)	Transition Reports.

(v)	Service Levels and Service delivery results (as required).

(vi)	Minutes.

(f)	Meetings. The Service Delivery Committee will meet (at a minimum) monthly, and at other times as agreed between the Parties, to review:

(i)	Contract issues.

(ii)	Service delivery.

(iii)	Transition management (as required).

(iv)	Transition/projects.

(v)	Change Management.

(g)	Agenda. Either Party shall have the right to prepare and distribute a written agenda at least twenty-four (24) hours prior to the meeting. Supplier shall keep minutes of each meeting and shall distribute the minutes to Gap within twenty-four (24) hours after each meeting.

3.4	Technical Steering Committee

(a)	Following the Transition, a Technical Steering Committee will be established by the Parties to focus primarily on the development of the annual and long range IT Plans.

(b)	The Technical Steering Committee will meet quarterly, and at other times as agreed between the Parties.

(c)	It is agreed that the Technical Steering Committee shall not be involved in day-to-day operational issues.

(d)	Members. The Technical Steering Committee shall be chaired by the Gap IT Architecture Manager and will be comprised as follows:

(i)	Gap Customer Service Delivery and Liaison Leader or his/her nominated deputy.

(ii)	Gap IT Architecture Manager.

Exhibit D.2	Gap/IBM Confidential and Proprietary Information

(iii)	Gap Applications Development and Maintenance Manager.

(iv)	Gap Capacity Planners.

(v)	Supplier Delivery Partnership Executive.

(vi)	Supplier Architect.

(vii)	Gap and Supplier Subject Matter Experts (SMEs) as required.

(e)	Key Responsibilities. The responsibilities of the Technical Steering Committee include:

(i)	Reviewing and aligning Gap’s Information Technology (IT) strategy and IT policies with the annual and long range IT plans for authorization by the Executive Steering Committee.

(ii)	Recommending changes, related to the Services, to the long range IT plan for approval by the Executive Steering Committee.

(iii)	Reviewing Supplier’s proposals for implementing the long range IT plan, as it relates to the Services.

(iv)	Using management reports defined in Exhibit D.13 (Management Reports), and any other appropriate sources, to research, develop, review and approve technical initiatives to address business problems and opportunities as agreed by the Executive Steering Committee.

(v)	Providing advice and guidance to the Service Delivery Committee for technical improvement and making recommendations directly to Gap and Supplier on issues affecting the technical infrastructure that supports the Gap business operations.

(vi)	Reviewing technical policy standards and making recommendations to the Service Delivery Committee.

4.	Issue Escalation Procedures

4.1	General.

(a)	From time to time, issues will arise that cannot be resolved at the various levels of management within the Gap and Supplier teams. These issues may arise at a particular site/country, region or at the global level. These issues may involve obligations of a Party, performance, commercial issues, personnel.

(b)	It is the intent of Gap and Supplier to resolve issues in an expeditious and constructive way that reflects the concerns and commercial interests of each Party. Both Parties’ primary objective and intent is to have issues resolved by the appropriate levels of authority without the need for escalation. With this in mind, the following steps are to be followed:

Exhibit D.2	Gap/IBM Confidential and Proprietary Information

4.2	Notification.

Either Party may decide that escalation is desirable when resolution of an issue appears unachievable at the current management level. At either Party’s request, the Parties currently engaged in attempting to resolve the issue shall meet again to attempt resolution of the issue prior to escalation to the next level. In such case as the matter is unable to be resolved at this level, the Party desiring escalation provides written notice of its intention to the member(s) of the other Party currently involved in the dispute.

4.3	Documentation.

Both Parties will jointly develop a short briefing document that describes the issue, relevant impact and positions of both Parties (“Statement of Issue for Escalation”). In cases where the escalation reaches the senior corporate executives identified in Section 5 (Top to Top Reviews) below, the documentation, at a minimum, shall summarize the non-privileged relevant information and background of the dispute, along with any appropriate non-privileged supporting documentation, for their review.

4.4	Request for Assistance.

A meeting will be scheduled with appropriate individuals as described below (phone or videoconference in most cases). The Statement of Issue for Escalation will be sent in advance to the participants. This meeting shall be scheduled when the Parties involved at the current level conclude in good faith that amicable resolution through continued negotiation of the matter does not appear likely or thirty (30) days after the notification, per Section 4.2 (notification) above, is provided.

4.5	Escalation Order.

It is the intention of Gap and Supplier that issues are escalated for review and resolution to the next level of management as follows:

(a)	Supplier Service Delivery Manager(s) with the appropriate Gap governance team member(s).

(b)	The Gap Customer Service Delivery and Liaison Leader and Supplier Delivery Partnership Executive.

(c)	The Gap Infrastructure Partnership Executive and Supplier Outsourcing Relationship Executive.

Exhibit D.2	Gap/IBM Confidential and Proprietary Information

4.6	Issue Review.

Following review and resolution the decision shall be documented and returned to both Parties. Formal proceedings for the resolution of a dispute which is unable to be resolved by the Parties as set forth in this Exhibit D.2 will be addressed as set forth in Section 31 (Internal Dispute Resolution) of the Agreement.

5.	Top to Top Reviews

In addition to any other meetings associated with the Gap/Supplier relationship, the Parties shall facilitate several senior executive meetings annually. There are three categories of meetings, overall relationship, financial and technology.

(a)	At least semiannually, the Gap CFO and Supplier CFO will discuss the general financial performance of the Services and review opportunities for enhancing the financial benefits Gap/Supplier relationship delivering additional value to Gap. During these financial sessions, specific account detail and results will be discussed between the two senior executives. The reviews shall be conducted either by telephone or in person as mutually agreed at the time the review is scheduled.

(b)	At least quarterly, the Gap CIO and appropriate senior technical business executives will meet to discuss trends and opportunities in technology. One of these sessions will be dedicated to a review of the activities associated with the Innovation Center. The technology reviews shall be conducted in person, however, due to the nature of the briefing, the location of the briefings will be coordinated and agreed upon at the time that the agenda for the specific meeting is established.

(c)	The Gap Infrastructure Partnership Executive and Supplier Outsourcing Relationship Executive shall facilitate the logistics and scheduling of these meetings.

6.	Innovation Center

Within 120 days following the Initiation Date, each Party shall designate an individual to be the respective Innovation Center Coordinator. This position is not a full time or dedicated position. This individual will coordinate and facilitate all Innovation Center activities, briefings and projects.

(a)	The Parties shall execute sound project management principles in the development of the Innovation Center activities. Specific practices and methodologies will be agreed upon as specified in Exhibit E (Innovation Center) of the Agreement.

(b)	Innovation Center activities, except possibly the Innovation Center Coordinator, shall be supported and performed by individuals not otherwise assigned to the delivery of the Services.

Exhibit D.2	Gap/IBM Confidential and Proprietary Information

(c)	Innovation Center activities and proposals will be clearly delineated separate from the Services and service delivery obligations including projects and will be linked to the overall IT strategy.

Exhibit D.2	Gap/IBM Confidential and Proprietary Information

Attachment A. Governance Structure

Exhibit D.2	Gap/IBM Confidential and Proprietary Information

Exhibit D.3 – Projects

to

First Amended and Restated Master Services Agreement

March 2, 2009

This document contains confidential and proprietary information of The Gap, Inc. and IBM. Except with the express prior written permission of The Gap, Inc. and IBM, this document and the information contained herein may not be published, disclosed, or used for any other purpose.

Exhibit D.3	Gap/IBM Confidential and Proprietary Information

I.	BUSINESS-AS-USUAL (“BAU”)

(a)	Together with the definition of Services, the Functional Service Area Statements of Work set forth in Exhibits A.1 through A.6 of the Agreement, identify activities that (1) are an inherent, necessary, or a customary part of the day-to-day Services (“Business as Usual” or “BAU”); and (2) are included in the Annual Services Charge and related applicable adjustments.

(b)	However, the Parties anticipate that from time to time there will be work efforts that will arise for which additional guidance may be needed to differentiate between the status of such work as either BAU, or a Non-Service Catalog Item.

(c)	Typically, BAU has some or all of the following characteristics:

(1)	*;

(2)	*;

(3)	*;

(4)	*;

(5)	*; and/or

(6)	*.

(d)	Examples of BAU include the following:

(1)	For Systems Administrators (Server, Network, Data Base, Messaging & Queuing):

(A)	*;

(B)	*;

(C)	*;

(D)	*; and

(E)	*.

(2)	For Operations staff:

(A)	*;

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit D.3	Gap/IBM Confidential and Proprietary Information	Page 1 of 3

(B)	*;

(C)	*;

(D)	*;

(E)	*; and

(F)	*.

(3)	Cross Functional:

(A)	*;

(B)	*; and

(C)	*.

(e)	Some examples of activities that are BAU and those that are not:

BAU	Not BAU
*	*
*	*
*	*
*	*
*	*
*	*
*	*

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit D.3	Gap/IBM Confidential and Proprietary Information	Page 2 of 3

Exhibit D.5 – Gap Record Retention Policy

to

First Amended and Restated Master Services Agreement

March 2, 2009

This document contains confidential and proprietary information of The Gap, Inc. and Supplier. Except with the express prior written permission of The Gap, Inc. and Supplier, this document and the information contained herein may not be published, disclosed, or used for any other purpose.

Exhibit D.5	Gap/IBM Confidential and Proprietary Information

1.	GENERAL

1.1	Record Retention. This Exhibit D.5 (Gap Record Retention Policy) of the Revised and Amended Master Services Agreement dated as of March 2, 2009 between Gap and Supplier (the “Agreement”) sets forth the record retention policies and procedures that Supplier shall comply with during the Term with respect to the Services, unless expressly provided otherwise in the Agreement or the Statements of Work. This Exhibit D.5 may be updated during the Term using the Change Management process as described in Exhibit A.2 (Cross Functional Services) of the Agreement.

1.2	Section References. Unless otherwise specified, Section references in this Exhibit D.5 refer to the Sections of this Exhibit D.5.

1.3	Definitions. Capitalized terms used and not otherwise defined in this Exhibit have the meanings given them in the Agreement.

2.	RECORD RETENTION POLICY

Gap’s business records are Gap’s assets and must be retained or destroyed in compliance with the applicable records retention schedules in Gap’s Records Management Policy. In accordance with this policy, in the event of litigation or a government investigation, relevant records must be retained and preserved.

Gap’s Records Management Program is the policy and procedure for managing all domestic Gap’s records, inactive and active, regardless of media or format. This includes electronic and audio files, hard copy documents, photographs, microfilm and records in other formats. All such records are the property of Gap, and Gap retains the right to review and establish disposition of all records.

Supplier will maintain, review and update a records management program to comply with Gap’s requirements regularly and in the ordinary course of business. Supplier will ensure that it’s policy also remains in compliance with all applicable regulations and statutes and to exercise reasonable judgment and prudence in determining the disposition of such records.

The following are the Gap’s policies on key retention issues:

Email

Email is maintained for * months.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit D.5		Gap/IBM Confidential and Proprietary Information

Employee Transfer or Termination

Upon termination, Supplier employees must return all Gap’s records to Gap. This includes both paper and electronic records.

Records Stored On-Site

All records maintained on-site at Gap facilities should adhere to the retention periods set forth in the retention schedule.

Types of Retention Hold Orders: *

When the retention period has expired, the record will be destroyed, subject to approval by the Gap records retention advisory committee and records coordinator.

*

Records with a * comment in the schedule may be relevant to assessment of *. All such records should be retained until the completion of the * for the * year to which the document pertains, even if longer than the retention period in the schedule. If you are uncertain about the appropriate retention period of a record you maintain with an * comment, contact Gap’s Records Management.

*

Records with an * comment in the schedule may be relevant to assessment of * and should be retained until the completion of *, even if longer than the retention period in the schedule. If you are uncertain about the appropriate retention period of a record you maintain with an * comment, contact Gap’s Records Management.

*

Records with a * comment in the schedule may be relevant to * and should be retained until the completion of any *, even if longer than the retention period in the schedule. If you are uncertain about the appropriate retention period of a record you maintain with a * comment, contact Gap’s Records Management.

*

Records with a * comment in the schedule may be further evaluated for permanent retention in the * before destruction at the discretion of the *. If you are uncertain about the appropriate retention period of a record you maintain with an * comment, contact Gap’s Records Management.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit D.5		Gap/IBM Confidential and Proprietary Information

3.	IT RECORD RETENTION

Supplier will comply with the record retention guidelines outlined in the attached file (CCG-IT.pdf) provided that the Supplier shall return all retained records in accordance with Section 36.6 (Return of Proprietary or Confidential Information) of the Agreement, at the expiration or termination of the Agreement in order to permit Gap to maintain compliance to the attached file.

*.

*

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit D.5		Gap/IBM Confidential and Proprietary Information

Exhibit D.8 - Existing Agreements

to

First Amended and Restated Master Services Agreement

2-Mar-09

This document contains confidential and proprietary information of The Gap, Inc. and Supplier. Except with the express prior written permission of The Gap, Inc. and Supplier, this document and the information contained herein may not be published, disclosed, or used for any other purpose.

IBM/Gap Confidential

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IBM/Gap Confidential

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

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IBM/Gap Confidential

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*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

IBM/Gap Confidential

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IBM/Gap Confidential

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

IBM/Gap Confidential

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IBM/Gap Confidential

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

IBM/Gap Confidential

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IBM/Gap Confidential

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

IBM/Gap Confidential

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IBM/Gap Confidential

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

IBM/Gap Confidential

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IBM/Gap Confidential

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

IBM/Gap Confidential

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*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

IBM/Gap Confidential

Type	Sub-Type	Supplier	Platform	Contract Description	Financial Responsibility GAP / IBM
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IBM/Gap Confidential

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IBM/Gap Confidential

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*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

IBM/Gap Confidential

*	*	*	*	*	*
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*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

IBM/Gap Confidential

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Footnotes:

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*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

IBM/Gap Confidential

Product Name	Software Type	Vendor
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*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

IBM/Gap Confidential

Exhibit D.12 – Managed Strategic Suppliers

to

First Amended and Restated Master Services Agreement

March 2, 2009

This document contains confidential and proprietary information of The Gap, Inc. and IBM. Except with the express prior written permission of The Gap, Inc. and IBM, this document and the information contained herein may not be published, disclosed, or used for any other purpose.

Exhibit D.12	Gap/IBM Confidential and Proprietary Information

Page
I.	Listing of Managed Strategic Suppliers	1

Exhibit D.12	Gap/IBM Confidential and Proprietary Information

I.	LISTING OF MANAGED STRATEGIC SUPPLIERS

*

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit D.12	Gap/IBM Confidential and Proprietary Information	Page 1

Exhibit D.13 – Management Reports

to

First Amended and Restated Master Services Agreement

March 2, 2009

This document contains confidential and proprietary information of The Gap, Inc. and IBM. Except with the express prior written permission of The Gap, Inc. and IBM, this document and the information contained herein may not be published, disclosed, or used for any other purpose.

Exhibit D.13	Gap/IBM Confidential and Proprietary Information	Page 1

1.	GENERAL

1.1 Management Reports. This Exhibit D.13 (Management Reports) of the Revised and Amended Master Services Agreement dated as of March 2, 2009 between Gap and Supplier (the “Agreement”) sets forth the standard management reports that Supplier will provide with respect to the Services during the Term, unless expressly provided otherwise in the Agreement or the Statements of Work. This Exhibit D.13 may be updated during the Term using the Change Management process as described in Exhibit A.2 (Cross Functional Services) of the Agreement.

1.2 Section References. Unless otherwise specified, Section references in this Exhibit D.13 refer to the Sections of this Exhibit D.13.

1.3 Definitions. Capitalized terms used and not otherwise defined in this Exhibit D.13 have the meanings given them in the Agreement.

2.	TABLE OF STANDARD HARD COPY IT MANAGEMENT REPORTS

The Table below is the list of reports to be provided to Gap.

Category	Report Name
-

Risk Matrix	Enumeration of Key Risks Associated with Service Delivery - Risk, Mitigation Strategy, Action Plan, Owner

RU Consumption Monthly Report	Cumulative statistics from contract start through reporting month. - Actual consumption compared to baselines for each RU broken out by US and Canada

Aged Invoice Report	Monthly Invoice Amounts (Fixed / Variable) - Aged Invoices - Log of Open Billing Disputes, Status and Age of Disputes

Variable Resource Utilization Report

Monthly Summary of Additional Authorized Hours/FTEs (NSCI in addition to Section 26.2 (Non-Service Catalog Item Pricing) of the Agreement) and Named FTEs

- by Request Number, Project Name, Skill and Hours Utilized

Sales Tax Inquiries	IBM will respond to a sales tax inquiry upon request by Gap.

Customer Satisfaction-	Monthly Performance Against Ongoing Customer Satisfaction Measurements (“Set-Mets” in annual customer survey)

Contract Changes	Monthly Summary of Contract Amendment - Requested, Approved, Denied, Total Closed

Open Proposal Report	- NSCI and New Service weekly proposal activity report including: - Proposals submitted, status, Gap and IBM owners

Exhibit D.13	Gap/IBM Confidential and Proprietary Information	Page 2

3.	TABLE OF STANDARD MANAGEMENT REPORTS PROVIDED ONLINE

Report names and samples are illustrative of current reports and report packages. The standard reports as presented in the Service Connect portal will be available to end users. All reports are monthly (except as noted) using a 13-month rolling view.

Category	Report Name
Availability Reports	1. Availability Environment
2. Availability Error
3. Availability Graphs Environment
4. Availability Graphs Resource
5. Availability Resource
6. Outage Summary

IBM Help Desk ACD Measurements (Hourly, Daily, Weekly, Monthly)	1. Abandoned Call Rate Daily
2. Abandoned Rate Hourly
3. Average Call Duration
4. Average Call Out Duration
5. Average Call Service Time Daily
6. Average Call Wait Time Daily
7. Average Hold Time Hourly
8. Average Time to Abandon Daily
9. Average Wait Time Hourly
10. Percent of Calls Answered in Acceptable Range Daily
11. Status Calls Avoided
12. Total Calls Abandoned Hourly
13. Total Calls Abandoned Daily
14. Total Calls Answered Daily
15. Total Calls Answered Hourly
16. Total Calls Received Daily
17. Total Calls Received Hourly
18. Total Calls Service Time Daily
19. Total Incoming Talk Time Daily
20. Total Outgoing Calls Daily
21. Total Outgoing Calls Hourly
22. Total Outgoing Talk Time Daily

Mainframe Performance & Capacity Reports	1. MVS CPU Box Utilization
2. MVS CPU LPAR Usage by Service Class
3. MVS CPU LPAR Usage by Workload
4. MVS DASD Capacity Monthly
5. MVS Tape Capacity Monthly
6. VM CPU Box Utilization
7. VM CPU LPAR Usage

Exhibit D.13	Gap/IBM Confidential and Proprietary Information	Page 3

End User IMAC Reports	1. IMAC Records Approaching SLAs
2. IMAC Records Exceeding SLAs
3. IMAC Records Approaching Threshold for Held Status
4. IMAC Records Exceeding Threshold for Held Status
5. IMAC Coordinator Not Assigned
6. Task Resource Not Assigned
7. Perform Task Complete and Tracking Task Incomplete
8. IMAC Group Performance Summary from MM/DD/YYYY to MM/DD/YYYY
9. IMAC Assignee Performance Summary from MM/DD/YYYY to MM/DD/YYYY
10. Active IMAC Records as of MM/DD/YYYY to MM/DD/YYYY
11. Aged IMAC Record Report -Greater Than 10 Days
12. All Tasks Complete Record Not Closed

Service Level Reports	Contractual Service Levels

Telecommunication and Voice Services Provider Reports	1. IBM will continue to provide these in the same format they are provided as of the Reference Date.

Network Overview Report	1. Overall Average Utilization and Volume - network utilization and performance exception reports to account team

Network Threshold & Exception Reports (over & under-utilized resources)	1. Router/Switch CPU Utilization: Average
2. Router/Switch CPU Utilization: Peak
3. WAN Interface Utilization Average
4. WAN Circuit – Discards
5. WAN Circuit – Errors
6. LAN Segment Utilization – Average
7. LAN Segment Utilization – Peak
8. LAN Segment – Average Discards
9. LAN Segment – Average Errors

Network Performance Management Reports	1. Router/Switch Traffic Reports - Utilization, Volume, Errors and Discards

Network Historic Trending Reports	1. Traffic Reports: Utilization and Volume

Exhibit D.13	Gap/IBM Confidential and Proprietary Information	Page 4

4.	TABLE OF NORTH AMERICAN STORES HELP DESK REPORTS

The following reports will be delivered monthly to Gap in electronic form, unless otherwise stated below:

Category	Report Name
IBM Help Desk ACD Measurements (Hourly, Daily, Weekly, Monthly)	Call volumes as described below, broken out by Brand (e.g., Gap, Old Navy, Banana Republic, Outlet)
1. Abandoned Call Rate Daily
2. Abandoned Rate Hourly
3. Average Call Duration
4. Average Call Out Duration
5. Average Call Service Time Daily
6. Average Call Wait Time Daily
7. Average Hold Time Hourly
8. Average Time to Abandon Daily
9. Average Wait Time Hourly
10. Percent of Calls Answered in Acceptable Range Daily
11. Status Calls Avoided
12. Total Calls Abandoned Hourly
13. Total Calls Abandoned Daily
14. Total Calls Answered Daily
15. Total Calls Answered Hourly
16. Total Calls Received Daily
17. Total Calls Received Hourly
18. Total Calls Service Time Daily
19. Total Incoming Talk Time Daily
20. Total Outgoing Calls Daily
21. Total Outgoing Calls Hourly
22. Total Outgoing Talk Time Daily
23. Language availability (English, French, Spanish)

Top Ten Stores Usage Report	Call volumes for the month for the 10 stores with the highest number of calls to the Help Desk, with supporting detail on hardware, software or procedure impacted (problem type).

Top Ten Call Drivers Report	Call volumes for the month for the 10 call types with the highest number of calls to the Help Desk, grouped by Brand with supporting detail on hardware, software or procedure impacted (problem type).

Problem Ticket Resolution Report	Number of Tickets opened, number of Tickets resolved, average life of a Ticket broken out by Severity Level (1-4). Top 10 Incidents by type.

Service Level Report

Attainment toward contractual Service Levels – rolling 13 month statistics

1.      Critical Service Levels

a.      Speed to Answer

b.      First Call Resolution

c.      Abandon Rate

d.      Customer Satisfaction Rate

2.      Service Level Objectives

a.      Level 1 Help Desk Tickets rejected by Gap Second Level Support

b.      Level 1 Help Desk Incident and Problem Management Notification and Escalation to Gap

Exhibit D.13	Gap/IBM Confidential and Proprietary Information	Page 5

Call Volume Trend Report	Call volumes by month, by country (US and Canada) and total – rolling 13 months data displayed.

Call and Incident Trend Analysis	Analysis of calls and incidents received to identify trends in the Gap Stores environment. Reports should include recommended actions to resolve the identified trend.

Quarterly Help Desk Comparison	A quarterly report and analysis on the NA Stores Help Desk performance, including industry trends and statistics, showing how Gap compares to industry averages, with recommendations for improvements.

Annual Help Desk Performance Review	An annual review and assessment of the NA Stores Help Desk, focusing on processes, procedures, documentation, call trends, industry best practices and recommendations for service delivery improvements.

Exhibit D.13	Gap/IBM Confidential and Proprietary Information	Page 6

Exhibit D.14 – Termination Transition Plan

to

First Amended and Restated Master Services Agreement

March 2, 2009

This document contains confidential and proprietary information of The Gap, Inc. and IBM. Except with the express prior written permission of The Gap, Inc. and IBM, this document and the information contained herein may not be published, disclosed, or used for any other purpose.

Exhibit D.14	Gap/IBM Confidential and Proprietary Information

Exhibit D.14

Termination Transition Plan

[RESERVED]

Exhibit D.14	Gap/IBM Confidential and Proprietary Information	Page 2

Exhibit D.15 – Transition-In Plan

to

First Amended and Restated Master Services Agreement

March 2, 2009

This document contains confidential and proprietary information of The Gap, Inc. and IBM. Except with the express prior written permission of The Gap, Inc. and IBM, this document and the information contained herein may not be published, disclosed, or used for any other purpose.

Exhibit D.15	Gap/IBM Confidential and Proprietary Information

1.	INTRODUCTION

This Schedule describes the Transition scope and approach used to manage the Transition, including the subprojects that will be further defined in the detailed Transition Project Plan. The terms and conditions of this Agreement will apply to the Transition, except to the extent expressly amended by the applicable Transition Plan.

2.	TRANSITION MANAGEMENT

The objective of the Transition is to transition specific in-scope Services from IBM to Gap in accordance with the agreed upon Transition Project Plan with no degradation in the Services, pursuant to the terms of the Services Agreement.

2.1	Transition Personnel

* provides that:

a.	*

b.	Gap and IBM will each assign the appropriate employees and Subcontractors to comprise the Transition Team. Such Transition Team members will be assigned specific tasks to be accomplished within the time frames set forth in the Transition Project Plan;

c.	Gap and IBM will each assign an individual (each a Transition Manager and collectively the Transition Managers) who will serve as the single point of contact and be responsible for overseeing the completion of its Transition Project Plan responsibilities and coordinating activities with the other; and

d.	the Transition Managers will orient the Transition Team members regarding the Transition management approach and the Transition Project Plan, including individual responsibilities, Deliverables, and schedules. Each Transition Manager will provide operational guidance to, manage and be accountable for the performance of its employees and Subcontractors assigned to the Transition.

2.2	Roles and Responsibilities

a.	IBM will:

(1)	assist Gap to develop and maintain the detailed Transition Project Plan and any associated documentation;

(2)	establish and implement a project management system and control structure, including processes for managing Transition activities, milestones, support resources and Deliverables status, issues, risks, changes and quality;

(3)	manage the Transition including planning, directing and monitoring all Transition activities and assigned resources, according to the agreed schedule and processes;

(4)	implement all changes consistent with the change control process set forth in Section 5 (Change Control Process);

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Gap/IBM Confidential	Page 2 of 28
Exhibit D.15 (Transition)

(5)	identify, address and resolve deviations from the Transition Project Plan and any business and/or technical issues that may impact the Transition;

(6)	develop the Transition meetings (i.e., planning, review, status) schedule with Gap, including the frequency and location for such meetings;

(7)	coordinate and conduct Transition meetings in accordance with the established schedule; and

(8)	provide to Gap periodic written status report(s) which include information such as schedule status, Transition progress, issue identification and related action plans.

(9)	assign IBM’s resources and manage the completion of the IBM-owned Transition activities according to the agreed schedule and processes

(10)	assist Gap in identifying, addressing and resolving deviations from the Transition Project Plan and any business and/or technical issues that may impact the Transition.

b.	Gap will:

(1)	With IBM’s assistance, develop and maintain the detailed Transition Project Plan and any associated documents.

(2)	serve as the interface between the Transition Team and Gap’s business functions, units, or Affiliates participating in the Transition to define Gap's business and technical requirements for Transition and to validate that the Transition Project Plan meets such requirements;

(3)	review and approve the Transition Deliverables;

(4)	assign Gap’s resources and manage the completion of the Gap-owned Transition activities according to the agreed schedule and processes;

(5)	implement all changes consistent with the change control process set forth in Section 5 (Change Control Process);

(6)	assist IBM in identifying, addressing and resolving deviations from the Transition Project Plan and any business and/or technical issues that may impact the Transition; and

(7)	develop the Transition meetings (i.e., planning, review and status) schedule with IBM, including the frequency and location, and attend such meetings in accordance with the established schedule.

3.	DETAILED TRANSITION PLAN

3.1	Overview

A detailed Transition Project Plan will be agreed to by Gap and IBM no later than the Effective Date plus *.

The detailed Transition Project Plan will contain the following information:

a.	Management Summary

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Gap/IBM Confidential	Page 3 of 28
Exhibit D.15 (Transition)

This section will provide a management summary of the overall Transition strategy and approach.

b.	Background and Business Objectives

This section will provide an overview of the Agreement and Gap’s business objectives.

c.	Transition Objectives and Scope of Work

This section will provide a summary of the overall Transition and define the scope of work to be performed.

d.	Transition Organization and Responsibilities

This section will identify Gap’s and IBM's respective Transition Managers, Transition Team and key responsibilities that Gap and IBM are required to perform in order to complete the Transition.

e.	Milestones and Deliverables

This section will provide a schedule of key Transition Milestones and a description of items to be delivered by IBM to Gap under the Transition.

f.	Completion Criteria

This section will describe the Completion Criteria that IBM must meet in order to satisfy its obligations under the Transition.

3.2	Transition Subprojects

The detailed Transition Project Plan will further define each Transition subproject set forth below, including a set of objectives, the description of the each party’s responsibilities, Milestones, Deliverables, and Completion Criteria.

The transition project will transition identified areas of service responsibility from IBM to Gap for the following service areas:

a.	Asset Management

b.	Capacity Planning

c.	Change Management

d.	Configuration Management

e.	Disaster Recovery

f.	Engineering and Solution Design

g.	GID Transition

h.	Helpdesk Migration

i.	IBM Managed *

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Gap/IBM Confidential	Page 4 of 28
Exhibit D.15 (Transition)

j.	In-flight RFS

k.	Incident and Problem Management

l.	Logical DBA

m.	Messaging & Integration

n.	Performance Management

o.	Testing Center

p.	Hardware Maintenance Reconciliation

q.	NA Stores Help Desk

3.2.2	Asset Management

IBM will transfer responsibility for performing the Asset Management service to Gap as part of the transition project. IBM will not be providing Asset Management tools or hardware and software infrastructure for Gap to perform the asset management service. To facilitate the transfer of service responsibility to Gap:

IBM will per the schedule in the detailed Transition Project Plan:

a.	Turnover Asset information maintained by IBM in the normal course of performing the service. The information will consist of a * as of the date the inventory is delivered to Gap.

b.	Turnover a software inventory maintained by IBM in the normal course of performing the service for Gap. The software inventory will include an inventory of software products installed on * as well as software products installed on *, as reconciled to Exhibit D.8 (Existing Agreements). The software inventory will consist of a, *. Both software exports will contain the software inventory information stored as of the date the inventory is delivered to Gap.

c.	Turnover the Asset Management section of the Policy and Procedure Manual (PPM) to Gap. IBM will assist Gap in revising the processes, as required, and update the IBM PPM to reflect any revised IBM processes.

d.	Provide IBM SME(s) to participate in knowledge transfer activities by providing existing documentation, answering questions related to IBM’s execution of the service, conducting turnover meetings and job shadowing as required. IBM estimates that knowledge transfer will occur over a *.

Gap will per the schedule in the detailed Transition Project Plan:

a.	Provide Gap SME(s) to participate in the transition subproject to achieve the transition milestones that will be jointly defined in the detailed Transition Project Plan.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Gap/IBM Confidential	Page 5 of 28
Exhibit D.15 (Transition)

The transition subproject for the Asset Management service will produce the following transition deliverables per the schedule in the detailed Transition Project Plan:

IBM deliverables:

•	*

•	*

•	*

3.2.3	Capacity Planning and Performance Management

IBM will transfer responsibility for performing the capacity planning and performance management services to Gap as part of the transition project. IBM will not be providing Capacity and Performance Management tools or hardware and software infrastructure for Gap to perform the capacity and performance management services. To facilitate the transfer of service responsibility to Gap:

IBM will per the schedule in the detailed Transition Project Plan:

a.	Turnover final standard monthly capacity reports produced by IBM in the normal course of performing the service for Gap.

b.	Turnover capacity planning and performance management sections of the Policy and Procedure Manual (PPM) to Gap. IBM will assist Gap in revising the processes, as required, and update the IBM PPM to reflect any revised IBM processes.

c.	Provide IBM SME(s) to participate in knowledge transfer activities by providing existing documentation, answering questions related to IBM’s execution of the service, conducting turnover meetings and job shadowing as required. IBM estimates that knowledge transfer will occur over a *.

d.	Provide * access to Gap, where required (and permitted by the technology) for management tools and infrastructure used to deliver mid-range server services to Gap.

Gap will per the schedule in the detailed Transition Project Plan:

a.	Determine the processes, procedures, and tools Gap will use to perform the capacity planning and performance management services.

b.	Document all required capacity planning and performance management processes for inclusion in the Gap PPM.

c.	Provide Gap SME(s) to participate in the transition subproject to achieve the transition milestones that will be jointly defined in the detailed transition plan.

The transition subproject for the capacity planning and performance management services will produce the following transition deliverables per the schedule in the detailed Transition Project Plan:

IBM deliverables:

•	*

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Gap/IBM Confidential	Page 6 of 28
Exhibit D.15 (Transition)

•	*

Gap deliverables:

•	*

3.2.4	Change Management

IBM will transfer responsibility for owning and managing the Change Management service to Gap as part of the transition project. IBM will not be providing Change Management tools or hardware and software infrastructure for Gap to perform the Change Management service. To facilitate the transfer of service responsibility to Gap:

IBM will per the schedule in the detailed Transition Project Plan:

a.	Turnover standard Change Management reporting package produced by IBM in the normal course of performing the Services for Gap.

b.	Turnover the Change Management section of the Policy and Procedure Manual (PPM) to Gap. IBM will assist Gap with revising the processes, as required, and update the IBM PPM reflect any process changes required for Gap to perform the services.

c.	Provide IBM SME(s) to participate in knowledge transfer activities by providing existing documentation, answering questions related to IBM’s execution of the service, conducting turnover meetings and job shadowing as required. IBM estimates that knowledge transfer will occur over a *.

Gap will per the schedule in the detailed Transition Project Plan:

a.	Determine the processes, procedures, and tools Gap will use to perform the change management service.

b.	Document all required updates to the PPM to establish a single Gap owned Change Management process to be utilized by Gap and IBM.

c.	Provide Gap SME(s) to participate in the transition subproject to achieve the transition milestones that will be jointly defined in the detailed transition plan.

The transition subproject for the Change Management service will produce the following transition deliverables per the schedule in the detailed Transition Project Plan:

IBM deliverables:

•	*

•	*

•	*

Gap deliverables:

•	*

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Gap/IBM Confidential	Page 7 of 28
Exhibit D.15 (Transition)

3.2.5	Configuration Management

IBM will transfer responsibility for the configuration management service to Gap as part of the transition project. IBM will not be providing Configuration Management tools or hardware and software infrastructure for Gap to perform the configuration management service. To facilitate the transfer of service responsibility to Gap:

IBM will per the schedule in the detailed Transition Project Plan:

a.	Turnover configuration information maintained by IBM in the normal course of performing the service for Gap. The configuration information will include *.

b.	Turnover the configuration management section of the Policy and Procedure Manual (PPM) to Gap. IBM will assist Gap in revising the processes, as required, and update the IBM PPM to reflect any revised IBM processes.

c.	Provide IBM SME(s) to participate in knowledge transfer activities by providing existing documentation, answering questions related to IBM’s execution of the service, conducting turnover meetings and job shadowing as required. IBM estimates that knowledge transfer will occur over a *.

Gap will per the schedule in the detailed Transition Project Plan:

a.	Determine the processes, procedures, and tools Gap will use to perform the configuration management service.

b.	Document all required configuration management processes for inclusion in the Gap PPM.

c.	Provide Gap SME(s) to participate in the transition subproject to achieve the transition milestones that will be jointly defined in the detailed transition plan.

The transition subproject for the configuration management service will produce the following transition deliverables per the schedule in the detailed Transition Project Plan:

IBM deliverables:

•	*

•	*

•	*

Gap deliverables:

•	*

3.2.6	Disaster Recovery

IBM will transfer responsibility for Disaster Recovery planning to Gap as part of the transition project. Additionally, IBM will turnover the * contracts to Gap so that Gap becomes the owner of the contracts. To facilitate the transfer of service responsibility to Gap:

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Gap/IBM Confidential	Page 8 of 28
Exhibit D.15 (Transition)

IBM will per the schedule in the detailed Transition Project Plan:

a.	Turnover the Disaster Recovery section of the Policy and Procedure Manual (PPM) to Gap. IBM will assist Gap with revising the processes, as required, and update the IBM PPM to reflect any revised IBM processes.

b.	Turnover an as-is copy of the Disaster Recovery plan for Gap.

c.	Transfer the * contract documents to Gap so that Gap owns the * contracts and/or relationship directly with IBM *.

d.	Provide IBM SME(s) to participate in knowledge transfer activities by providing existing documentation, answering questions related to IBM’s execution of the service, conducting turnover meetings and job shadowing as required. IBM estimates that knowledge transfer will occur over a *.

Gap will per the schedule in the detailed Transition Project Plan:

a.	Determine the processes, procedures, and tools Gap will use to perform the disaster recovery service.

b.	Document all required disaster recovery processes for inclusion in the Gap PPM.

c.	Provide Gap SME(s) to participate in the transition subproject to achieve the transition milestones that will be jointly defined in the detailed transition plan.

The transition subproject for the Disaster Recovery service will produce the following transition deliverables per the schedule in the detailed Transition Project Plan:

IBM deliverables:

•	*

•	*

•	*

Gap deliverables:

•	*

3.2.7	Engineering and Solution Design

IBM will transfer responsibility for engineering and solution design to Gap as part of the transition project. To facilitate the transfer of service responsibility to Gap:

IBM will per the schedule in the detailed Transition Project Plan:

a.	Turnover the as-is *

b.	Turnover the as-is list of *.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Gap/IBM Confidential	Page 9 of 28
Exhibit D.15 (Transition)

c.	Turnover the as-is * including a list of * and *.

d.	Turnover the as-is list of *.

e.	Turnover the as-is list of * information including the * and *.

f.	Turnover the as-is list of *, including * and *.

g.	Provide a sample technical solution document (TSD) used by IBM to document solution design and architecture requirements.

h.	Provide a sample architectural decision document.

i.	Provide IBM SME(s) to participate in knowledge transfer activities by providing existing documentation, answering questions related to IBM’s execution of the service, conducting turnover meetings and job shadowing as required. IBM estimates that knowledge transfer will occur over a *.

Gap will per the schedule in the detailed Transition Project Plan:

a.	Determine the processes, procedures, and tools Gap will use to perform the engineering and solution design service.

b.	Document all required engineering and solution design processes for inclusion in the Gap PPM.

c.	Provide Gap SME(s) to participate in the transition subproject to achieve the transition milestones that will be jointly defined in the detailed transition plan.

The transition subproject for the engineering and solution design transition will produce the following transition deliverables per the schedule in the detailed Transition Project Plan:

IBM deliverables:

•	*

•	*

•	*

•	*

•	*

•	*

•	*

•	*

•	*

•	*

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Gap/IBM Confidential	Page 10 of 28
Exhibit D.15 (Transition)

3.2.8	GID Transition

IBM will transition support responsibilities for the GID * environment to Gap as part of the transition project. The scope of this project is to transition the server and storage support responsibilities from IBM to Gap employees.

IBM will per the schedule in the detailed Transition Project Plan:

a.	Turnover as-is environment, server, storage, and network documentation to Gap.

b.	Provide IBM SME(s) to participate in knowledge transfer activities by providing existing documentation, answering questions related to IBM’s execution of the service, conducting turnover meetings and job shadowing as required. IBM estimates that knowledge transfer will occur over a *.

Gap will per the schedule in the detailed Transition Project Plan:

c.	Provide Gap SME(s) to participate in the transition subproject to achieve the transition milestones that will be jointly defined in the detailed transition plan.

IBM deliverables:

•	*

3.2.9	Helpdesk Migration

IBM will optimize the global resource staffing assignment for the IBM supported Gap Corporate Helpdesk. This scope of this project is to migrate a subset of the IBM * helpdesk personnel to an IBM * helpdesk.

IBM will per the schedule in the detailed Transition Project Plan:

a.	Migrate Level 1 Corporate Helpdesk Support staff from the existing IBM * Corporate Helpdesk to the IBM * Helpdesk.

IBM deliverables:

•	Provide notification to Gap upon completion of training and activation of the *.

3.3	IBM Managed *

IBM will assume management and support responsibilities for the * as part of the transition project.

IBM will per the schedule in the detailed Transition Project Plan:

a.	Place the * behind the IBM * after Gap has completed its data migration from the *.

b.	Migrate all * to the IBM * in *. Once the * application software and hardware components are upgraded, the * will be migrated to the IBM managed *.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Gap/IBM Confidential	Page 11 of 28
Exhibit D.15 (Transition)

c.	Provide support, provision, and decommission storage for the * as requested by Gap.

d.	Provide IBM SME(s) to participate in the transition subproject to achieve the transition milestones that will be jointly defined in the detailed Transition Project Plan.

Gap will per the schedule in the detailed Transition Project Plan:

e.	Complete the data migration from the * to the *.

f.	Provide Gap and/or * SME(s) to participate in knowledge transfer activities by providing existing documentation, answering questions related to the *, and conduct turnover meetings as required. IBM estimates that knowledge transfer will occur over a *.

g.	Gap will procure any hardware or software infrastructure required to facilitate the placement of the behind the *.

IBM deliverables:

*

Gap deliverables:

*

3.3.2	In-Progress RFS

In order to transition to the Service Catalog work order fulfillment process, it will be necessary for Gap and IBM to determine the disposition of the in-progress RFS activity. An in-progress RFS is currently in one of the following phases:

•	Project Initiation Phase

•	Project Definition Phase

•	Proposal Preparation and Approval

•	Pre-Deployment Phase

•	Active Project Phase

•	Project Closure Phase

IBM and Gap will jointly agree to the disposition of all in-progress RFS', resulting in one (1) of the following dispositions:

a.	Cancel the RFS – The RFS will either be canceled in its entirety or Gap will assume responsibility for completing the solution development and implementation of the RFS, or

b.	Complete the RFS with the following options:

(1)	Gap may choose for IBM to continue the solution development and implementation of the RFS, or

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Gap/IBM Confidential	Page 12 of 28
Exhibit D.15 (Transition)

(2)	Gap may choose to complete the solution development for the RFS and request IBM to perform the implementation.

IBM will per the schedule in the detailed Transition Project Plan:

a.	Turnover the as-is list of in-progress RFS’s to Gap.

b.	Assist Gap to determine the disposition of each in-progress RFS.

c.	Take action based on the agreed to disposition of each RFS by either:

(1)	Terminate work and close out the RFS, or

(2)	Complete work required to implement the RFS.

Gap will per the schedule in the detailed Transition Project Plan:

a.	With IBM’s assistance, determine the disposition of each in-progress RFS.

b.	Perform the solution engineering and system administrative roles for any RFS’s canceled in which Gap desires to takeover the solution design and/or implementation responsibilities for a given RFS.

The transition subproject for the Request for Service project will produce the following transition deliverables per the schedule in the detailed Transition Project Plan:

IBM deliverables:

•	*

•	*

Gap deliverables:

•	*

Both parties will review all RFS’ in-progress to determine operational and financial impact. This activity will take place as part of the Transition-In process and is targeted for completion by end-of-March 2009.

Both Gap and IBM will make Subject Matter Experts available to assist in this review process.

Each RFS will be assessed and disposition assigned; Continue or Stop. *.

RFS’ will be grouped by the following categories:

RFS Type	Disposition	Timeframe	Invoice Mechanism
*	*	*	*
*	*	*	*

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Gap/IBM Confidential	Page 13 of 28
Exhibit D.15 (Transition)

*	*	*	*
*	*	*	*
*	*	*	*
*	*	*	*

3.3.3	Incident and Problem Management

IBM will transfer responsibility for owning and managing the Incident and Problem Management service to Gap as part of the transition project. IBM will not be providing Incident and Problem Management tools or hardware and software infrastructure for Gap to perform the Incident and Problem Management service. To facilitate the transfer of service responsibility to Gap:

IBM will per the schedule in the detailed Transition Project Plan:

a.	Provide the as-is list of standard Problems reports produced by IBM in the normal course of providing the service to Gap.

b.	Turnover the Problem Management section of the Policy and Procedure Manual (PPM) to Gap. IBM will assist Gap with revising the processes, as required, and update the IBM PPM to reflect any process changes required for Gap to perform the services.

c.	Provide IBM SME(s) to participate in knowledge transfer activities by providing existing documentation, answering questions related to IBM’s execution of the service, conducting turnover meetings and job shadowing as required. IBM estimates that knowledge transfer will occur over a *.

Gap will per the schedule in the detailed Transition Project Plan:

a.	Determine the processes, procedures, and tools Gap will use to perform the Incident and Problem Management service.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Gap/IBM Confidential	Page 14 of 28
Exhibit D.15 (Transition)

b.	Document all required updates to the PPM to establish a single Gap owned Incident and Problem Management process to be utilized by Gap and IBM.

c.	Provide Gap SME(s) to participate in the transition subproject to achieve the transition milestones that will be jointly defined in the detailed transition plan.

The transition subproject for the Incident and Problem Management service will produce the following transition deliverables per the schedule in the detailed Transition Project Plan:

IBM deliverables:

•	*

•	*

•	*

Gap deliverables:

•	*

3.3.4	Logical DBA

IBM will transfer responsibility for the Logical DBA service to Gap as part of the transition project. To facilitate the transfer of service responsibility to Gap:

IBM will per the schedule in the detailed Transition Project Plan:

a.	Provide the as-is inventory of databases to Gap.

b.	Provide application database information describing logical DB and host name to Gap.

c.	Turnover the DBA section of the Policy and Procedure Manual (PPM) to Gap. IBM will assist Gap with revising the processes, as required, and update the IBM PPM to reflect any revised IBM processes.

d.	Review service center, GENI, and server alerts to provide historical data regarding volume of Level 3 activity.

e.	Remove Gap update access to production databases.

f.	Provide IBM SME(s) to participate in knowledge transfer activities by providing existing documentation, answering questions related to IBM’s execution of the service, conducting turnover meetings and job shadowing as required. IBM estimates that knowledge transfer will occur over a *.

Gap will per the schedule in the detailed Transition Project Plan:

a.	Determine the processes, procedures, and tools Gap will use to perform the logical DBA service.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Gap/IBM Confidential	Page 15 of 28
Exhibit D.15 (Transition)

b.	Document all required logical DBA processes for inclusion in the Gap PPM.

c.	Provide Gap SME(s) to participate in the transition subproject to achieve the transition milestones that will be jointly defined in the detailed transition plan.

The transition subproject for the incident and problem management service will produce the following transition deliverables per the schedule in the detailed Transition Project Plan:

IBM deliverables:

•	*

•	*

•	*

Gap deliverables:

•	*

3.3.5	Messaging & Integration

IBM will transfer responsibility for performing the Messaging & Integration (M&I) service to Gap as part of the transition project. To facilitate the transfer of service responsibility to Gap:

IBM will per the schedule in the detailed Transition Project Plan:

a.	Provide a one time as-is list of software tools used by IBM to perform the service.

b.	Provide IBM SME(s) to participate in knowledge transfer activities by providing existing documentation, answering questions related to IBM’s execution of the service, conducting turnover meetings and job shadowing as required. IBM estimates that knowledge transfer will occur over a *.

c.	Provide access to the M&I tools required for Gap to perform its services.

d.	Provide historical data regarding production support Incidents.

Gap will per the schedule in the detailed Transition Project Plan:

a.	Determine the processes, procedures, and tools Gap will use to perform the M&I service.

b.	Document all required M&I processes for inclusion in the Gap PPM

c.	Provide Gap SME(s) to participate in the transition subproject to achieve the transition milestones that will be jointly defined in the detailed transition plan.

The transition subproject for the M&I service will produce the following transition deliverables per the schedule in the detailed Transition Project Plan:

IBM deliverables:

•	*

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Gap/IBM Confidential	Page 16 of 28
Exhibit D.15 (Transition)

•	*

Gap deliverables:

•	*

3.3.6	Testing Center

IBM will transfer responsibility for performing the testing center services to Gap as part of the transition project. To facilitate the transfer of service responsibility to Gap:

IBM will per the schedule in the detailed Transition Project Plan:

a.	Provide a one time as-is list of software testing tools used by IBM to perform the service.

b.	Turnover the testing center section of the Policy and Procedure Manual (PPM) to Gap. IBM will assist Gap with revising the processes, as required, and update the IBM PPM to reflect any revised IBM processes.

c.	Provide IBM SME(s) to participate in knowledge transfer activities by providing existing documentation, answering questions related to IBM’s execution of the service, conducting turnover meetings and job shadowing as required. IBM estimates that knowledge transfer will occur over a *.

Gap will per the schedule in the detailed Transition Project Plan:

a.	Determine the processes, procedures, and tools Gap will use to perform the testing center service.

b.	Document all required testing center processes for inclusion in the Gap PPM.

c.	Provide all new infrastructure hardware and software required for Gap to perform the testing center service.

d.	Provide Gap SME(s) to participate in the transition subproject to achieve the transition milestones that will be jointly defined in the detailed transition plan.

The transition subproject for the testing center service will produce the following transition deliverables per the schedule in the detailed Transition Project Plan:

IBM deliverables:

•	*

•	*

•	*

Gap deliverables:

•	*

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Gap/IBM Confidential	Page 17 of 28
Exhibit D.15 (Transition)

3.3.7	Hardware Maintenance Reconciliation

IBM will transition hardware maintenance to Gap as a subproject of the overall transition program. To accomplish this objective, both parties will:

a.	Maintain all existing hardware maintenance agreements in-place until the completion of this subproject.

b.	IBM and Gap will assign Subject Matter Experts to review all maintenance agreements, such that they align with Production, and Non-Production environments.

c.	IBM and Gap agree to complete this review within * of the Effective Date of the Agreement.

d.	Financial responsibilities will handled in accordance with Exhibit C, Section X.

3.4	North American Stores Help Desk

IBM will transfer operations of the Gap North American Stores Help Desk from Gap to IBM over a * period.

As part of the Transition, IBM will:

a.	Perform project management.

b.	Perform due diligence.

i.	Obtain first hand experience observing the Gap Help Desk in action, and validate the baselines and solution assumptions. IBM has allowed * for Due Diligence, which is to be completed in the * of Transition.

c.	Hiring.

i.	Evaluate and hire the required number of Help Desk Customer Service Representatives (”CSRs”) and Team Leads to support the baseline number of calls and the Service Levels.

d.	Knowledge Transfer.

i.	Develop Knowledge Base documentation and scripts, classroom training and job shadowing for the IBM Help Desk CSRs with the Gap counterparts.

e.	Infrastructure Planning.

i.	Set up the necessary infrastructure at the IBM Help Desk in *. During this task, the connectivity from the Gap * data center to the IBM * location is established to enable start of Services.

f.	Calls Transfer (Go-Live).

i.	Conduct an operational readiness review.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Gap/IBM Confidential	Page 18 of 28
Exhibit D.15 (Transition)

ii.	Transfer calls to the IBM Help Desk in accordance with the phases defined in the project plan.

g.	Project Close Out.

3.5	Transformation Projects

In addition to service areas transitioning to Gap, IBM will undertake the following transformation related projects per the schedule in the detailed Transition Project Plan:

a.	Design a separated non-production management tool infrastructure.

b.	* migration project.

c.	* conversion project.

d.	* deployment project.

e.	Mainframe software currency and migration project

3.6	Design a Separated Non-production Infrastructure

The Agreement defines Server Services for two separate support models: 1) Production Server Services and; 2) Non-Production Server Services .The purpose of this project is to establish a physically separate infrastructure between the Server Production and Server Non-Production Environments.

The minimal infrastructure separation requirements are:

a.	*.

b.	*.

c.	*.

d.	*.

e.	*.

IBM will per the schedule in the detailed Transition Project Plan:

a.	Determine the detailed network design to implement Gap’s high-level network requirements for the non-production network infrastructure.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Gap/IBM Confidential	Page 19 of 28
Exhibit D.15 (Transition)

b.	Provide the labor required to build the minimum non-production infrastructure environment as documented above.

c.	Provide the labor required to build any Gap directed optional infrastructure management tools previously listed.

d.	Provide the labor required to perform network cabling changes required to migrate an image from the shared production environment to the separated Non-Production Environment.

e.	Provide the labor required to change the enterprise monitoring solution to monitor the new non-production network interfaces on server images migrated to the new separated Non-Production Environment.

f.	Provide the labor required to remove any IBM tools not needed by IBM to perform its services for non-production images migrated to the new separated Non-Production Environment.

Gap will per the schedule in the detailed Transition Project Plan:

a.	Determine the detailed infrastructure hardware configurations and software required to perform its services in the Non-Production Environment in accordance with the minimum separation requirements defined above.

b.	Determine and assess the impact to Gap application development teams and user community related to the migration of images from Production Environment to the Non-Production Environment.

c.	Provide application and user support, as needed, to facilitate the migration of images from the shared Production Environment to the Non-Production Environment.

d.	Perform all migration, integration, and reconfiguration activities for server images migrated to the Non-Production Environment.

g.	*.

h.	*.

i.	Develop an image migration plan for Non-Production Server Images to achieve the physical/logical separation of server hardware and management tools.

j.	Identify network traffic that should be permitted to flow between the non-production network access switches and the IBM managed production network within the boundaries of the logical separation described above.

k.	Provide outage windows to achieve the non-production separation as specified in the detailed transformation project.

Non-Production Environment infrastructure separation assumptions:

•	All currently supported systems will be supported as Production systems until such time as they are migrated into the future Non-Production Environment.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Gap/IBM Confidential	Page 20 of 28
Exhibit D.15 (Transition)

•	Gap will provide necessary facilities resources to support the Gap defined Non-Production Environment.

•	Gap will define the order and scope of migration of systems into the Non-Production Environment.

•	At Gap’s request, IBM will assist Gap with definition of the Non-Production base infrastructure. *.

•	Gap will project manage and implement the migration of Non-Production server systems to the new Non-Production Environment.

Separation Attachments:

Separation Logical Overview

*

Infrastructure Management Tools Separation Document

*

3.6.2	* Migration

IBM will be permitted to complete the * migration project in order to *. Gap and IBM agree to * associated with implementation of * service. Each party will provide a project manager to facilitate this project.

The remaining * migration project high-level tasks are:

•	Utilize and monitor performance of the * solution at the alpha pilot stores

•	Identify stores to participate in “beta” pilot and execute pilot

•	Review beta pilot performance and lessons learned with Gap (STI, QA, and Engineering)

•	Complete testing final IOS

•	Go/No-Go decision from Gap for domestic rollout.

•	Install circuits at hub sites

•	Execute * site surveys

•	Procure hardware and project start-up

•	Migrate stores to * solution

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Gap/IBM Confidential	Page 21 of 28
Exhibit D.15 (Transition)

3.6.3	* Conversion

IBM will convert * in * and * locations, and in doing so, standardize Gap’s backup capabilities in these locations. The * conversion project will be completed in a timeframe as per the detailed Project Plan. The high-level phases that need to be completed for the * conversion project are:

•	Phase I – Infrastructure Assessment

•	Verify infrastructure requirements

•	Create current * capacity estimate

•	Review / update current * component design

•	Review / document current * component design

•	Create conversion timeline and conversion tracking matrix

•	Validate network requirements for each location

•	Phase II – Complete stage 1 server conversions, if necessary

•	Phase III – Complete * to * conversions

•	Implement conversions

•	Review and optimize monitoring and alerting for backup and hardware

•	Create a conversion and/or infrastructure plan for offsite media

•	Phase IV – Complete * to * conversions

•	Implement conversions

•	Review and optimize monitoring and alerting for backup and hardware

•	Create a conversion and/or infrastructure plan for offsite media

3.6.4	* Deployment

A successful implementation of * distributed infrastructure throughout Gap environment will include functioning reporting on performance and capacity from a host and array perspective. In addition, infrastructure documentation and a basic product functional overview of * products delivered in the storage environment will be delivered to Gap. The * deployment project will be completed in timeframe as per the detailed Project Plan. The * deployment project will consist of:

•	* deployment for all * managed by IBM.

•	* installation on all * managed by IBM.

•	* deployment for all * managed by IBM.

•	Creation of a standard * report package.

•	Providing * access to * for Gap personnel as required.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Gap/IBM Confidential	Page 22 of 28
Exhibit D.15 (Transition)

The following high-level phases and tasks are planned for the * deployment project are:

•	Phase I – * Configuration

•	Phase II — * for Disk/Data Installation in *

•	Phase III — * for Disk/Data Installation in *

•	Phase IV — * for Disk/Data Installation in *

•	Phase V — * Installation

•	Phase VI — * Administration

•	Phase VII—Non-SAN Attached Host Agent Installation

3.6.5	Mainframe Software Currency and Migration

IBM will complete the following mainframe currency related projects as part of the transformation project outlined in Table 1 below:

Table 1. Mainframe Currency Upgrades.

Software Product
*
*
*
*
*
*
*
*
*

IBM will replace the following * software products as described in Table 2 below:

Table 2. * Software Products.

* Solutions	* Replacement Solutions
*	*
*	*
*	*
*	*
*	*

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Gap/IBM Confidential	Page 23 of 28
Exhibit D.15 (Transition)

* Solutions	* Replacement Solutions
*	*
*	*
*	*
*	*
*	*
*	*
*	*
*	*
*	*
*	*
*	*
*	*
*	*
*	*
*	*

IBM will replace the following * software products as described in Table 3 below:

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Gap/IBM Confidential	Page 24 of 28
Exhibit D.15 (Transition)

Table 3. * Software Products.

* Solutions	* Replacement Solutions
*	*
*	*
*	*
*	*
*	*
*	*
*	*
*	*
*	*
*	*
*	*
*	*
*	*
*	*
*	*

IBM will replace the following *, *, and * software products as described in Table 4 below:

Table 4. * Software Products.

* Solutions	* Replacement Solutions
*	*

IBM will per the schedule in the detailed Transition Project Plan:

a.	Provide project management labor to project manage the mainframe software currency and software migration projects.

b.	Provide the labor required to install, upgrade, and migrate to the new software versions.

c.	Provide the labor required to perform system testing for the software products.

d.	Provide the labor required to support the Gap application development and end user testing efforts.

e.	Contract with * Professional Services to perform the * software product installation and migration as identified in the detailed Transition Project Plan.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Gap/IBM Confidential	Page 25 of 28
Exhibit D.15 (Transition)

f.	*.

g.	*.

h.	Conduct an education and training session for the * software products to Gap application and/or end users.

Gap will per the schedule in the detailed Transition Project Plan:

a.	Provide maintenance windows to facilitate the mainframe software currency and software migrations.

b.	Provide the labor required to perform end user testing for the mainframe software currency and migrations.

c.	Provide the labor required to perform function testing of software tools used by application developers.

d.	Provide authorized user access to * Professional Services, as required, so that * Professional Services may perform the software installation and migration activities.

e.	Participate in an education and training session for the * software products.

3.6.6	Maintenance Window

During the Transition period, Supplier and Gap agree to define maintenance windows for the purpose of supporting Gap’s production environment.

4.	COMPLETION

a.	IBM will notify Gap in writing when the Completion Criteria for a Transition Deliverable has been met.

b.	Gap shall inform IBM in writing, within * Business Days following receipt of IBM's notification if Gap believes IBM has not met the Completion Criteria, and provide an explanation as to why Gap believes IBM has not met the Completion Criteria.

c.	Agreed upon revisions will be made by IBM and the Deliverable will be resubmitted to the Gap Transition Manager,. Gap shall inform IBM in writing, within * Business Days following receipt of the revised Transition Deliverable if Gap believes IBM has not met the Completion Criteria, and provide an explanation as to why Gap believes IBM has not met the Completion Criteria. However, if Gap has not informed Supplier of its acceptance within * days of the receipt of the Transition Deliverable, Supplier shall provide a written request for acceptance to the Gap Partnership Strategy and Administration Leader. If Gap does not respond to the written request within * business days of its receipt by Gap, the Transition Deliverable shall be deemed Accepted by Gap.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Gap/IBM Confidential	Page 26 of 28
Exhibit D.15 (Transition)

5.	CHANGE CONTROL PROCESS

The change control process is part of the overall project management system which will be implemented by Gap and IBM to control changes to the Services. Either Gap or IBM may request a change to Transition subject to the following change control process:

a.	The Transition, as described in this Agreement and the Transition Plan, may be changed only by a writing signed by authorized representatives of Gap and IBM.

b.	All Project Change Requests (PCRs) to Transition will be submitted in writing by the requesting IBM or Gap Transition Manager. The PCR will reference the Transition, describe at a reasonable level of detail the change, the rationale for the change and the impact the change may have on the Transition if it is accepted and if it is rejected.

c.	The Transition Managers will review the PCR and either:

(1)	recommend approval of the change by authorized representatives of Gap and IBM signing the PCR. Upon such approval, the change will be implemented; or

(2)	agree in writing to submit the PCR for further investigation. Such investigation will determine the technical merits and the effect on price, schedule, and other terms and conditions that may result from the implementation of the PCR. Gap and IBM will then agree to mutually approve or reject the PCR. If Gap and IBM do not agree, either IBM or Gap may submit such PCR to the Project Executives for resolution; or

(3)	reject the PCR. If rejected, the PCR will be returned to the requesting Transition Manager along with the reason for rejection.

6.	PERFORMANCE

a.	For tasks and activities identified as IBM responsibility, IBM will perform the Transition and implement the Transition Plan in accordance with the timetable and Milestones set forth in the Transition Plan and Gap will reasonably cooperate with IBM to assist IBM in implementing the Transition Plan. IBM will provide all cooperation and assistance reasonably required or requested by Gap in connection with Gap’s evaluation or testing of the Deliverables resulting from implementation of the Transition Plan. IBM will implement the Transition Plan in a manner that will not:

(1)	*

(2)	*

(3)	*

b.	For tasks and activities identified as Gap responsibility, Gap will perform the Transition and implement the Transition Plan in accordance with the timetable and Milestones set forth in the Transition Plan and IBM will reasonably cooperate with Gap to assist Gap in implementing the Transition Plan.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Gap/IBM Confidential	Page 27 of 28
Exhibit D.15 (Transition)

c.	Prior to undertaking any Transition activity, IBM and Gap will discuss all known Gap-specific material risks and will not proceed with such activity until Gap is reasonably satisfied with the plans with regard to such risks (provided that, neither IBM’s disclosure of any such risks to Gap nor Gap’s acquiescence in IBM’s plans will operate or be construed as limiting IBM’s responsibilities under this Agreement). IBM and Gap will identify and resolve any problems that may impede or delay the timely completion of any phase of the Transition Plan.

Gap/IBM Confidential	Page 28 of 28
Exhibit D.15 (Transition)

Exhibit D.16 - Gap Equipment

to

First Amended and Restated Master Services Agreement

March 2, 2009

This document contains confidential and proprietary information of The Gap, Inc. and IBM. Except with the express prior written permission of The Gap, Inc. and IBM, this document and the information contained herein may not be published, disclosed, or used for any other purpose.

Exhibit D.16	Gap, Inc./IBM Confidential and Proprietary Information

Exhibit D.16

Gap Equipment

This Exhibit D.16 (Gap Equipment) is an exhibit to the Revised and Amended Master Services Agreement dated as of March 2, 2009 between Gap and Supplier (the “Agreement”), shall supersede all previous versions of Exhibit D.16 and shall be effective as of March 2, 2009. The Wall-to-Wall Inventory, with the exception of Exhibit D.16 c, conducted by the Parties during Transition will collect the data required pursuant to Exhibit A.2 (Cross Functional Services SOW), Exhibit A.4 (End User Support Services SOW), Exhibit A.5 (Managed Network Services SOW) and Exhibit A.6 (Server Services SOW) of the Agreement, and be placed within the *. This inventory will replace Tables D-16.a and 16.b below and Table 16.c (for Laptop and PC Types), and add the data for Corporate Servers and Data Network Devices. Within thirty (30) days of the Effective Date, Gap shall provide Supplier with a list of the Gap Equipment for *.

Table D-16.a: On-Warranty Corporate Workstations

Type	Make	Model	Starting Qty.	Warranty Service End Date
Laptop	*	*	*	*
Laptop	*	*	*	*
Laptop	*	*	*	*
Laptop	*	*	*	*
Laptop	*	*	*	*
Desktop	*	*	*	*
Desktop	*	*	*	*
Monitor	*	*	*	*
Monitor	*	*	*	*
Desktop	*	*	*	*
Desktop	*	*	*	*
Desktop	*	*	*	*
Laptop	*	*	*	*
Laptop	*	*	*	*
Desktop	*	*	*	*
Desktop	*	*	*	*
Desktop	*	*	*	*
Desktop	*	*	*	*

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit D.16	Gap/IBM Confidential and Proprietary Information	Page 2

Table D16.b: Off-Warranty Workstations as of Reference Date

Workstation	Make	Model	Starting Qty.
Desktop	*	*	*
Desktop	*	*
Desktop	*	*
Desktop	*	*
Laptop	*	*	*
Laptop	*	*
Desktop	*	*	*
Laptop	*	*	*
Laptop	*	*	*
Laptop	*	*	*
Laptop	*	*	*
Laptop	*	*	*

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit D.16	Gap/IBM Confidential and Proprietary Information	Page 3

Table D.16.c: Distribution Center Devices

Table D.16.c (1): Distribution Center Devices (Computer)

Type	Category	Estimated Count	Support
Laptop	PC	*	*
PC	PC	*	*
Monitor	Warehouse Device	*	*
Computer Total		*	*

Table D.16.c (2): Distribution Center Devices (Timeclock)

Type	Category	Estimated Count	Support
Timeclock	Warehouse Device	*	*
Timeclock Total		*	*

Table D.16.c (3): Distribution Center Devices (Printer)

Type	Category	Estimated Count	Support
*	Warehouse Device	*	*
Label Printer – Fixed	Warehouse Device	*	*
*	Warehouse Device	*	*
*	Warehouse Device	*	*
Printer Total		*	*

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit D.16	Gap/IBM Confidential and Proprietary Information	Page 4

Table D.16.d: Covered Machines

(as referenced in Exhibit A.3 (Stores SOW) of the Agreement, Attachment A (POS Services)

Machine Type	Description
*	*
*	*
*	*
*	*
*	*
*	*
*	*
*	*
*	*
*	*
*	*
*	*
*	*
*	*
*	*
*	*
*	*
*	*
*	*
*	*
*	*
*	*
*	*
*	*
*	*
*	*
*	*
*	*
*	*
*	*
*	*
*	*
*	*
*	*
*	*
*	*
*	*
*	*
*	*

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit D.16	Gap/IBM Confidential and Proprietary Information	Page 5

Machine Type	Description
*	*
*	*
*	*
*	*
*	*
*	*
*	*
*	*
*	*
*	*
*	*
*	*
*	*
*	*
*	*
*	*
*	*
*	*
*	*
*	*
*	*
*	*
*	*
*	*
*	*
*	*

Table D.16.e: Gap Equipment – Store Maintenance Services

(as referenced in Exhibit A.3 (Stores SOW) of the Agreement, Attachment A (Maintenance Services)

Table D.16 (e) (1) *

Part Number	Description
*	*
*	*
*	*
*	*
*	*
*	*
*	*
*	*

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit D.16	Gap/IBM Confidential and Proprietary Information	Page 6

*	*
*	*
*	*
*	*
*	*
*	*
*	*
*	*
*	*
*	*
*	*
*	*
*	*

Table D.16 (e) (2) *

Part Number	Description
*	*
*	*
*	*
*	*
*	*
*	*
*	*
*	*
*	*
*	*
*	*
*	*
*	*
*	*

Table D.16 (e) (3) *

Zebra Part #	Description
Printer
*	*
Accessories
*	*
*	*
*	*
*	*

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit D.16	Gap/IBM Confidential and Proprietary Information	Page 7

Table D.16.(f): Gap Equipment – * Store Services

(as referenced in Exhibit A.10 (Stores Help Desk SOW) of the Agreement

Part Number and Description
*
*
*
*
*
*
*
*
*
*
*
*
*
*
*
*
*
*
*
*
*
*
*
*
*
*
*
*

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit D.16	Gap/IBM Confidential and Proprietary Information	Page 8

*
*
*
*

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit D.16	Gap/IBM Confidential and Proprietary Information	Page 9

Table D.16.g: Gap Equipment –

IBM Branded Machines Covered by Depot Services

Store Time Clocks

(as referenced in Exhibit A.3 (Stores SOW) of the Agreement, Attachment A (Maintenance Services)

Hardware	Product ID	Equipment Type (Stores, DC or Stores/DC)	Warranty Period (Months)	Service Received (Maintenance Services, Depot Services, Both or None)	Is Hardware available from and purchased through IBM?
*	*	*	*	*	*

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit D.16	Gap/IBM Confidential and Proprietary Information	Page 10

Table D.16.h: Gap Equipment –

* Color Printer Covered Machines

Maintenance

(as referenced in Exhibit A.3 (Stores SOW) of the Agreement, Attachment A (Maintenance Services)

Hardware	Product ID	Equipment Type (Stores, DC or Stores/DC)	Maintenance Period (Months)	Service Received (Maintenance Services, Depot Services, Both or None)	Is Hardware available from and purchased through IBM?
*	*	*	*	*	*

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit D.16	Gap/IBM Confidential and Proprietary Information	Page 11

Table D.16.(i): Gap Store Applications – NA Stores Level 1 Help Desk Services

(as referenced in Exhibit A.3.2 (NA Stores Help Desk SOW) of the Agreement

TO BE PROVIDED BY GAP

Exhibit D.16	Gap/IBM Confidential and Proprietary Information	Page 12

Exhibit D.17 - Gap Sites

to

First Amended and Restated Master Services Agreement

3/2+F46/2009

This document contains confidential and proprietary information of The Gap, Inc. and IBM. Except with the express prior written permission of The Gap, Inc. and IBM, this document and the information contained herein may not be published, disclosed, or used for any other purpose.

Note: Due to regular store openings and closings, the Store Site list is a working list and will be updated initially at the Initiation Date, and then monthly during the Term.

Gap/IBM Confidential and Proprietary Information

Exhibit D-17 – Corporate Network & EUS

Type	Sub-type *=Probable location of dedicated EUS site support	Site Name	Address
*	*	*	*
*	*	*	*
*	*	*	*
*	*	*	*
*	*	*	*
*	*	*	*
*	*	*	*
*	*	*	*
*	*	*	*
*	*	*	*
*	*	*	*
*	*	*	*
*	*	*	*
*	*	*	*
*	*	*	*
*	*	*	*
*	*	*	*
*	*	*	*
*	*	*	*
*	*	*	*
*	*	*	*
*	*	*	*
*	*	*	*
*	*	*	*
*	*	*	*
*	*	*	*
*	*	*	*
*	*	*	*
*	*	*	*
*	*	*	*
*	*	*	*
*	*	*	*
*	*	*	*
*	*	*	*
*	*	*	*
*	*	*	*
*	*	*	*
*	*	*	*
*	*	*	*
*	*	*	*
*	*	*	*
*	*	*	*
*	*	*	*
*	*	*	*
*	*	*	*
*	*	*	*
*	*	*	*
*	*	*	*
*	*	*	*
*	*	*	*
*	*	*	*
*	*	*	*
*	*	*	*
*	*	*	*

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Gap/IBM Confidential	2 of 83

Type	Sub-type *=Probable location of dedicated EUS site support	Site Name	Address
*	*	*	*
*	*	*	*
*	*	*	*
*	*	*	*
*	*	*	*
*	*	*	*
*	*	*	*
*	*	*	*
*	*	*	*
*	*	*	*
*	*	*	*
*	*	*	*
*	*	*	*
*	*	*	*
*	*	*	*

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Gap/IBM Confidential	3 of 83

Exhibit D-17 - Stores Network & POS

Store #	Street Address	City	State	Zip	NPA-NXX	Division	Metropolitan Area
*	320 W. 5th Avenue, Sp. E26A	Anchorage	AK		*	Gap	#N/A
*	800 East Dimond Blvd., Suite 184	Anchorage	AK		*	Gap	#N/A
*	800 E. Dimond St., Ste. 182	Anchorage	AK		*	Old Navy	#N/A
*	800 East Dimond Blvd., Suite 187	Anchorage	AK		*	Gap	#N/A
*	320 West 5th Ave, Suite #030	Anchorage	AK		*	Banana Republic	#N/A
*	7244 Eastchase Parkway	Montgomery	AL		*	Banana Republic	Montgomery, AL
*	2801 Memorial Parkway	Huntsville	AL		*	Banana Republic	Huntsville, AL
*	623 Brookwood Village	Homewood	AL		*	Banana Republic	Birmingham, AL
*	Tiger Pky & Enterprise Drive	Opelika	AL	36801		ON
*	County Rd 27	DAPHNE	AL	36526		OLD NAVY
*	312 E MEIGHAN	GADSDEN	AL	35903		ON
*	2000 Riverchase Galleria Drive Suite 1	Birmingham	AL		*	Gap	Birmingham, AL
*	1701 McFarland Blvd. East, Sp. A5-6	Tuscaloosa	AL		*	Gap	Tuscaloosa, AL
*	240 Summit Bl. #100,102,104	BIRMINGHAM	AL		*	Gap	Birmingham, AL
*	700 Quintard Dr.	Oxford	AL		*	Gap	#N/A
*	1001 Rainbow Drive	Gadsden	AL		*	Gap	Gadsden, AL
*	2801 Memorial Parkway South	Huntsville	AL		*	Gap	Huntsville, AL
*	3276 Bel Air Mall, Space A-6	Mobile	AL		*	Gap	Mobile, AL
*	121 North College Street	Auburn	AL		*	Gap	#N/A
*	900 Commons Dr. Sp # 75	Dothan	AL		*	Gap	Dothan, AL
*	1015/1017/1019 sp# A6/A&/A7	Montgomery	AL		*	Gap	Montgomery, AL
*	7064 Eastchase Parkway	Montgomery	AL		*	Gap	Montgomery, AL
*	1801 Beltline Rd SW	Decatur	AL		*	Gap	Decatur, AL
*	5901 University Drive #101	Huntsville	AL		*	Gap	Huntsville, AL
*	301 Cox Creek Parkway	Florence	AL		*	Gap	Florence, AL
*	3989 Eastern Blvd	Montgomery	AL		*	Old Navy	Montgomery, AL
*	3520 Airport Blvd., Sp. #408	Mobile	AL		*	Old Navy	Mobile, AL
*	309 Summit Blvd	Birmingham	AL		*	Old Navy	Birmingham, AL
*	5900 University Drive, Space A	Huntsville	AL		*	Old Navy	Huntsville, AL
*	356 Cox Creek Parkway	Florence	AL		*	Old Navy	Florence, AL
*	3500 Ross Clarke Blvd.	Dothan	AL		*	Old Navy	Dothan, AL
*	S. McKenzie Street, S-6, S-7, S-8	Foley	AL		*	Gap Inc. Outlet	Mobile, AL
*	5051 Prince Street Suite 610	Bessemer	AL		*	Gap Inc. Outlet	Birmingham, AL
*	146 Wildwood Parkway,	Birmingham	AL		*	Old Navy	Birmingham, AL
*	1620 Gadsden Hwy	Trussville	AL		*	Old Navy	Birmingham, AL
*	2600 McFarland Blvd.	Tuscalossa	AL		*	Old Navy	Tuscaloosa, AL
*	2601 McKenzie Street #T-3	Foley	AL		*	Gap Inc. Outlet	Mobile, AL
*	214 South McClesky, Suite 832	Boaz	AL		*	Gap Inc. Outlet	Birmingham, AL
*	5051 Prince # 330	Bessemer	AL		*	Gap Inc. Outlet	Birmingham, AL
*	209 Summit Blvd. Sp. #H4 Ste. 100	Birmingham	AL		*	Banana Republic	Birmingham, AL
*	2000 Riverchase Galleria Sp.#128	Birmingham	AL		*	Banana Republic	Birmingham, AL
*	2781 Montgomery, #B18	Montgomery	AL		*	Gap	Montgomery, AL
*	321 CORNERSTONE BLVD.	Hot Springs	AR		*	Old Navy	AR AREA NOT IN ANY MSA
*		CONWAY	AR	72032		ON
*	3929 McCain Blvd., space J4A	North Little Rock	AR		*	Old Navy	Little Rock et al, AR
* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

*	559 North 46th	Rogers	AR		*	Old Navy	Fayetteville et al, AR

Gap/IBM Confidential

4 of 83

Exhibit D-17 - Stores Network & POS

Store #	Street Address	City	State	Zip	NPA-NXX	Division	Metropolitan Area
*	1231 S. Caraway Rd	Jonesboro	AR		*	Old Navy	Jonesboro, AR
*	12801 B Chenal Parkway	Little Rock	AR		*	Old Navy	Little Rock et al, AR
*	7607 Rogers Ave	Fort Smith	AR		*	Old Navy	Fort Smith, AR-OK
*	2901 Pines Mall Drive #128	Pine Bluff	AR	71601		ONCS
*	3810 N. Mall Avenue	Fayetteville	AR		*	Old Navy	Fayetteville et al, AR
*	4201 North Shiloh Drive	Fayetteville	AR		*	Gap	Fayetteville et al, AR
*	4210 Shiloh Dr.	Fayetteville	AR		*	Banana Republic	Fayetteville et al, AR
*	6000 West Markham St. Unit #2188	Little Rock	AR		*	Banana Republic	Little Rock et al, AR
*	6000 West Markham	Little Rock	AR		*	Gap	Little Rock et al, AR
*	3929 McCain Blvd	North Little Rock	AR		*	Gap	Little Rock et al, AR
*	4201 N. Shailoh Drive - Sp. #307	Fayetteville	AR		*	Gap	Fayetteville et al, AR
*	1901 S. Caraway Road	Jonesboro	AR		*	Gap	Jonesboro, AR
*	300 North 46th Street	Rogers	AR		*	Gap	Fayetteville et al, AR
*	9822 A Metro Parkway East #2192	Phoenix	AZ		*	Gap	Phoenix et al, AZ
*	4550 184 E. Cactus Rd.	Phoenix	AZ		*	Gap	Phoenix et al, AZ
*	7014-3036 East Camel Back	Scottsdale	AZ		*	Gap	Phoenix et al, AZ
*	1700 West Arrowhead	Phoenix	AZ		*	Gap	Phoenix et al, AZ
*	6555 E. Southern Ave. Suite 1308	Mesa	AZ		*	Gap	Phoenix et al, AZ
*	4650 N. Highway 89, Space C-20	Flagstaff	AZ		*	Gap	Flagstaff, AZ-UT
*	7131 West Ray Road, Suite 29 & 30	Chandler	AZ		*	Gap	Phoenix et al, AZ
*	3111 Chandler Blvd suite 2154	Chandler	AZ		*	Gap	Phoenix et al, AZ
*	Baseline & Cooper Rd	Gilbert	AZ	85233		ON
*		Prescott	AZ	86303		GAP OUT
*	3111 West Chandler Blvd.	Chandler	AZ		*	Banana Republic	Phoenix et al, AZ
*	15215 N. Kierland Blvd	Scottsdale	AZ	85251		BR
*	5870 East Broadway to Sp. #116	Tucson	AZ		*	Gap	Tucson, AZ
*	4500 North Oracle Road #110	Tucson	AZ		*	Gap	Tucson, AZ
*	(AZ Hwy)	Yuma	AZ	85365		ON
*		Tucson	AZ	85741		ON
*	1949 E. Camelback Road	Phoenix	AZ		*	Old Navy	Phoenix et al, AZ
*	4609 East Ray Road	Phoenix	AZ		*	Old Navy	Phoenix et al, AZ
*	9617 N. Metro Parkway West,	Phoenix	AZ		*	Old Navy	Phoenix et al, AZ
*	5000 Arizona Mills Circle # 495	Tempe	AZ		*	Old Navy	Phoenix et al, AZ
*	4550-214 E. Cactus Road	Phoenix	AZ		*	Old Navy	Phoenix et al, AZ
*	4500 N. Oracle Rd.	Tucson	AZ		*	Old Navy	Tucson, AZ
*	5870 East Broadway Blvd.	Tucson	AZ		*	Old Navy	Tucson, AZ
*	7375 W. Bell Road	Peoria	AZ		*	Old Navy	Phoenix et al, AZ
*	16215 N. Scottsdale Blvd	Scottsdale	AZ		*	Old Navy	Phoenix et al, AZ
*	21001 N. Tatum Blvd.	N Scottsdale	AZ		*	Old Navy	Phoenix et al, AZ
*	5000 Arizona Mills Circle	Tempe	AZ		*	Gap Inc. Outlet	Phoenix et al, AZ
*	4250 West Honda Bow Rd. #385	Phoenix	AZ		*	Gap Inc. Outlet	Phoenix et al, AZ
*	2300 East Tanger Drive suite # 144	Casa Grande	AZ		*	Gap Inc. Outlet	Phoenix et al, AZ
*	6601 Hwy 179	Sedona	AZ		*	Gap Inc. Outlet	AZ AREA NOT IN ANY MSA
*	2500 East Camelback Road Sp/#198-213	Phoenix	AZ		*	Banana Republic	Phoenix et al, AZ

* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

*	4500 North Oracle Rd., Sp. #230	Tucson	AZ		*	Banana Republic	Tucson, AZ
*	7014 East Camelback Rd. Sp #1065	Scottsdale	AZ		*	Banana Republic	Phoenix et al, AZ

Gap/IBM Confidential

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Exhibit D-17 - Stores Network & POS

Store #	Street Address	City	State	Zip	NPA-NXX	Division	Metropolitan Area
*	7014 East Camelback RD. Sp. # 1040	Scottsdale	AZ		*	Banana Republic	Phoenix et al, AZ
*	7131 West Ray Road	Chandler	AZ		*	Banana Republic	Phoenix et al, AZ
*	5870 East Broadway Blvd. Sp 224	Tucson	AZ		*	Banana Republic	Tucson, AZ
*	7014-2296 East Camel Back Road	Scottsdale	AZ		*	Gap	Phoenix et al, AZ
*	4550-82 East Cactus Road sp#64	Phoenix	AZ	85032		KIDS/BABY
*	3251 20th Avenue	San Francisco	CA		*	Gap	San Francisco, CA
*	Need	Palo Alto	CA		*	Gap	San Jose, CA
*	925 Blossom Hill Road	San Jose	CA		*	Gap	San Jose, CA
*	315B Sun Valley Mall	Concord	CA		*	Gap	Oakland, CA
*	2017 Newpark Mall	Newark	CA		*	Gap	Oakland, CA
*	2133 Stoneridge Mall	Pleasanton	CA		*	Gap	Oakland, CA
*	160 Santa Rosa Plaza	Santa Rosa	CA		*	Gap	Santa Rosa, CA
*	437 Hillsdale Mall	San Mateo	CA		*	Gap	San Francisco, CA
*	2310 Telegraph Avenue	Berkeley	CA		*	Gap	Oakland, CA
*	4244 Geary Blvd	San Francisco	CA		*	Gap	San Francisco, CA
*	1485 Haight Street	San Francisco	CA		*	Gap	San Francisco, CA
*	1213 Pacific Avenue	Santa Cruz	CA		*	Gap	Santa Cruz et al, CA
*	2855 Stevens Creek Blvd	Santa Clara	CA		*	Gap	San Jose, CA
*	2159 Chestnut	San Francisco	CA		*	Gap	San Francisco, CA
*	1294-96 Burlingame Avenue	Burlingame	CA		*	Gap	San Francisco, CA
*	100 Post Street	San Francisco	CA		*	Gap	San Francisco, CA
*	3 Embarcadero Center	San Francisco	CA		*	Gap	San Francisco, CA
*	6000 Northgate Mall	San Rafael	CA		*	Gap	San Francisco, CA
*	3229-33 Lakeshore Avenue	Oakland	CA		*	Gap	Oakland, CA
*	1129 Broadway Plaza	Walnut Creek	CA		*	Gap	Oakland, CA
*	35 & 39 University Ave.	Los Gatos	CA		*	Gap	San Jose, CA
*	1552 Redwood/1554 Redwood	Corte Madera	CA		*	Gap	San Francisco, CA
*	1855 41st Street	Capitola	CA		*	Gap	Santa Cruz et al, CA
*	890 Market Street	San Francisco	CA		*	Gap	San Francisco, CA
*	615 Del Monte Center	Monterey	CA		*	Gap	Salinas, CA
*	3401 Dale Road	Modesto	CA		*	Gap	Modesto, CA
*	2 FOLSOM STREET	SAN FRANCISCO	CA	94105		GAP
*	One Jefferson Street	San Francisco	CA		*	Gap	San Francisco, CA
*	1333 Broadway	Oakland	CA		*	Gap	Oakland, CA
*	5690 Bay St., Bldg. #	Emeryville	CA		*	Gap	Oakland, CA
*	544 Northridge Mall	Salinas	CA		*	Gap	Salinas, CA
*	1931 Wilshire Blvd	Santa Monica	CA		*	Gap	Los Angeles et al, CA
*	38A Del Amo Fashion Square	Torrance	CA		*	Gap	Los Angeles et al, CA
*	1025 Westminster Mall sp#1069-1070	Westminster	CA		*	Gap	Orange County, CA
*	3333 BRISTOL ST.	COSTA MESA	CA	92626		GAP
*	518 Puente Hills Mall	City Of Industry	CA		*	Gap	Los Angeles et al, CA
*	9301 Tampa Avenue	Northridge	CA		*	Gap	Los Angeles et al, CA
*	1158 Glendale Galleria	Glendale	CA		*	Gap	Los Angeles et al, CA
* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

*	1070 West Covina Fashion Plaza	West Covina	CA		*	Gap	Los Angeles et al, CA
*	1065 Brea Mall Way	Brea	CA		*	Gap	Orange County, CA
*	240 West Hillcrest Drive	Thousand Oaks	CA		*	Gap	Ventura, CA

Gap/IBM Confidential

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Exhibit D-17 - Stores Network & POS

Store #	Street Address	City	State	Zip	NPA-NXX	Division	Metropolitan Area
*	#40 Lakewood Center Mall	Lakewood	CA		*	Gap	Los Angeles et al, CA
*	27000 Crown Valley Parkway	Mission Viejo	CA		*	Gap	Orange County, CA
*	6600 Topanga Canyon	Canoga Park	CA		*	Gap	Los Angeles et al, CA
*	400 S. Baldwin Ave	Arcadia	CA		*	Gap	Los Angeles et al, CA
*	5153 Montclair Plaza Lane	Montclair	CA		*	Gap	Riverside et al, CA
*	10800 West Pico Blvd	West Los Angeles	CA		*	Gap	Los Angeles et al, CA
*	1755 Montebello Town Center	Montebello	CA		*	Gap	Los Angeles et al, CA
*	1815 Hawthorne Blvd.	Redondo Beach	CA		*	Gap	Los Angeles et al, CA
*	1150 GALLERIA AT TYLER	Riverside	CA		*	Gap	Riverside et al, CA
*	2800 North Main	Santa Ana	CA		*	Gap	Orange County, CA
*	10250 Santa Monica Blvd	Los Angeles	CA		*	Gap	Los Angeles et al, CA
*	370 N. Beverly Drive	Beverly Hills	CA		*	Gap	Los Angeles et al, CA
*	14006 Riverside Drive	Sherman Oaks	CA		*	Gap	Los Angeles et al, CA
*	5025 Second Street	Long Beach	CA		*	Gap	Los Angeles et al, CA
*	615 Paseo Nuevo	Santa Barbara	CA		*	Gap	Santa Barbara et al, CA
*	18726-28 Ventura Blvd.	Tarzana	CA		*	Gap	Los Angeles et al, CA
*	13455 Mayella Avenue #128	Marina Del Rey	CA		*	Gap	Los Angeles et al, CA
*	24201 Valencia Blvd	Santa Clarita(Valencia)	CA		*	Gap	Los Angeles et al, CA
*	61 West Colorado Blvd	Pasadena	CA		*	Gap	Los Angeles et al, CA
*	18681 Suite C - Beach Blvd	Huntington Beach	CA		*	Gap	Orange County, CA
*	3333 Bear Street 101--103	Costa Mesa	CA		*	Gap	Orange County, CA
*	1870 Harbour Blvd	Costa Mesa	CA		*	Gap	Orange County, CA
*	879 Higuera Street	San Luis Obispo	CA		*	Gap	San Luis Obspo et al, CA
*	12169 Ventura Blvd	Studio City	CA		*	Gap	Los Angeles et al, CA
*	220 Los Cerritos Center	Cerritos	CA		*	Gap	Los Angeles et al, CA
*	3200 Sepulveda Blvd	Manhattan Beach	CA		*	Gap	Los Angeles et al, CA
*	2701 Ming Ave Space #B-1	Bakersfield	CA		*	Gap	#N/A
*	1355 Third Street	Santa Monica	CA		*	Gap	Los Angeles et al, CA
*	6301 W. 3rd Street	Los Angeles	CA		*	Gap	Los Angeles et al, CA
*	550 Deep Valley Dr. # sp# 111	Rolling Hills Estates	CA		*	Gap	Los Angeles et al, CA
*	3301-1East Main Street Ste 1260	Ventura	CA		*	Gap	Ventura, CA
*	6801 Hollywood Blvd.	Hollywood	CA		*	Gap	Los Angeles et al, CA
*	8011 Pacific Coast Highway	Newport Beach	CA		*	Gap	Orange County, CA
*	4505 La Jolla Village Drive	San Diego	CA		*	Gap	San Diego, CA
*	7007 Friars Rd. - Suite 234	San Diego	CA		*	Gap	San Diego, CA
*	2525 El Camino Ral, Sp. 271	Carlsbad	CA		*	Gap	San Diego, CA
*	302 Horton Plaza	San Diego	CA		*	Gap	San Diego, CA
*	200 East Via Rancho Pkwy	Escondido	CA		*	Gap	San Diego, CA
*	7847 Girard Avenue	La Jolla	CA		*	Gap	San Diego, CA
*	72840 Highway 111 Space #137	Palm Desert	CA		*	Gap	Riverside et al, CA
*	40820 Winchester Rd Sp# 1330 &1340	Temecula	CA		*	Gap	Riverside et al, CA
*	7818 Lew Avenue	Rancho Cucamonga	CA	91730		GAP
* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

*	5620 PASEO DEL NORTE	Carlsbad	CA		*	Gap Inc. Outlet	San Diego, CA
*	131 Nut Tree Road	Vacaville	CA	95687		OUT
*	681 Leaveseley	Gilroy	CA	95020		OUT
*	17600 Collier Road	Lake Elsinore	CA		*	Gap Inc. Outlet	Riverside et al, CA

Gap/IBM Confidential

7 of 83

Exhibit D-17 - Stores Network & POS

Store #	Street Address	City	State	Zip	NPA-NXX	Division	Metropolitan Area
*	1005 Pescadero	Tracy	CA		*	Gap Inc. Outlet	Stockton et al, CA
*	2796 Tanger Way	Barstow	CA	92311		OUT
*		Napa	CA	94558		BRF
*	24201 W. Valencia Blvd	Valencia	CA	91355		GAP
*	4950 Pacific Ave suite # 123	Stockton	CA		*	Gap	Stockton et al, CA
*	1259-1261 Marina Bvld	San Leandro	CA		*	Gap Inc. Outlet	Oakland, CA
*	100 Citadel Drive	Commerce	CA		*	Gap Inc. Outlet	Los Angeles et al, CA
*	4201 Camino De La Plaza	San Ysidro	CA		*	Gap Inc. Outlet	San Diego, CA
*	17600 E Collier Ave	Lake Elsinore	CA		*	Gap Inc. Outlet	Riverside et al, CA
*	3300 Broadway Street, Space 134	Eureka	CA		*	Gap Inc. Outlet	CA AREA NOT IN ANY MSA
*	12558 North Main Street	Cucamonga	CA	91739		KID
*	12427 S. Mainstreet	Rancho Cucamonga	CA	91739		BR
*	I-15 & Cajalco Road	Corona	CA	92883		ON
*	72349 Hwy 111	Palm Beach	CA	92260		ON
*	2298 N ORANGE MALL	ORANGE	CA	92865		ON
*	249 Fox Hills Mall	CULVER CITY	CA	90230		OLD NAVY
*		Antioch	CA	94531		ON
*	Foothill Blvd & Haven Ave	Rancho Cucamonga	CA	91730		ON
*	607 East Shaw Ave.	Fresno	CA		*	Gap	Fresno, CA
*	43540 Christy Street	Fremont	CA	94536		ON
*	7430 Carson Blvd.	Long Beach	CA		*	Old Navy	Los Angeles et al, CA
*	40820 Winchester #2430	Temecula	CA		*	Old Navy	Riverside et al, CA
*	2701 Ming Avenue	Bakersfield	CA		*	Old Navy	#N/A
*	18543 Main Street	Huntington Beach	CA		*	Old Navy	Orange County, CA
*	20 City Blvd West	Orange	CA		*	Old Navy	Orange County, CA
*	686 Northridge Mall	Salinas	CA		*	Old Navy	Salinas, CA
*	205 N. Moorpark Road Ste. J	Thousand Oaks	CA		*	Old Navy	Ventura, CA
*	1233 West Ave. P, Spaces 429,425,421,4	Palmdale	CA		*	Old Navy	Los Angeles et al, CA
*	1600 Saratoga Ave, Ste. 301	San Jose	CA		*	Old Navy	San Jose, CA
*	9301 Tampa Avenue Sp #42	Northridge	CA		*	Old Navy	Los Angeles et al, CA
*	55 Colma Blvd	Colma	CA		*	Old Navy	San Francisco, CA
*	1172 Great Mall Dr.	Milpitas	CA		*	Old Navy	San Jose, CA
*	2899 El Camino Real	Tustin	CA		*	Old Navy	Orange County, CA
*	115 Shaw Ave	Clovis	CA		*	Old Navy	Fresno, CA
*	1250 Howe Ave	Sacramento	CA		*	Old Navy	Sacramento, CA
*	3850 Grand Avenue (OLD - 5545A Philade	Chino	CA		*	Old Navy	Riverside et al, CA
*	27130 Alicia Parkway Shops	Laguna Niguel	CA		*	Old Navy	Orange County, CA
*	1600 S. Azusa Avenue Sp 109	City of Industry	CA		*	Old Navy	Los Angeles et al, CA
*	8487 West 3rd	Los Angeles	CA		*	Old Navy	Los Angeles et al, CA
*	228 Vintage Way	Novato	CA		*	Old Navy	San Francisco, CA
*	1041 Helen Power Drive	Vacaville	CA		*	Old Navy	Vallejo et al, CA
* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

*	231 West Esplanade Dr.	Oxnard	CA		*	Old Navy	Ventura, CA
*	26742 Portola Pkwy Ste A	Foothill Ranch	CA		*	Old Navy	Orange County, CA
*	1975 Diamond Blvd Suite D-1000	Concord	CA		*	Old Navy	Oakland, CA
*	2070 Santa Rosa Avenue	Santa Rosa	CA		*	Old Navy	Santa Rosa, CA
*	4950 Pacific Ave. Unit #433	Stockton	CA		*	Old Navy	Stockton et al, CA

Gap/IBM Confidential

8 of 83

Exhibit D-17 - Stores Network & POS

Store #	Street Address	City	State	Zip	NPA-NXX	Division	Metropolitan Area
*	6747 Fallbrook Avenue	West Hills	CA		*	Old Navy	Los Angeles et al, CA
*	2753 Eastland Center Dr. #1108	West Covina	CA		*	Old Navy	Los Angeles et al, CA
*	12831 Towne Center Drive	Cerritos	CA		*	Old Navy	Los Angeles et al, CA
*	2300 16th St. Ste. 200	San Francisco	CA		*	Old Navy	San Francisco, CA
*	901 South Coast Drive Bldg J	Costa Mesa	CA		*	Old Navy	Orange County, CA
*	3440 Highland Ave.	National City	CA		*	Old Navy	San Diego, CA
*	7418 N. Blakstone	Fresno	CA		*	Old Navy	Fresno, CA
*	1101 El Camino	Redwood City	CA		*	Old Navy	San Francisco, CA
*	2209 South Mooney Blvd #495	Visalia	CA		*	Old Navy	Visalia et al, CA
*	1 Mills Circle Sp. #350	Ontario	CA		*	Old Navy	Riverside et al, CA
*	3000 Bridgepointe Parkway	San Mateo	CA		*	Old Navy	San Francisco, CA
*	5625 Bay St	Emeryville	CA		*	Old Navy	Oakland, CA
*	7007 Friars Road Sp 211	San Diego	CA		*	Old Navy	San Diego, CA
*	990 Camino Del Rio North	San Diego	CA		*	Old Navy	San Diego, CA
*	1821 University Dr. # 120	Vista	CA		*	Old Navy	San Diego, CA
*	106 S. Brand Blvd.	Glendale	CA		*	Old Navy	Los Angeles et al, CA
*	801 Market Street	San Francisco	CA		*	Old Navy	San Francisco, CA
*	21 W. Hillsdale Blvd	San Mateo	CA		*	Old Navy	San Francisco, CA
*	10655 Westview Parkway	San Diego	CA		*	Old Navy	San Diego, CA
*	4962 Dublin Blvd.	Dublin	CA		*	Old Navy	Oakland, CA
*	25650 N. The Old Road (In Stevensen Ra	Valencia	CA		*	Old Navy	Los Angeles et al, CA
*	3369 E. Foothill Blvd.	Pasadena	CA		*	Old Navy	Los Angeles et al, CA
*	1350 Travis Blvd.	Fairfield	CA		*	Old Navy	Vallejo et al, CA
*	1800 - D E. Rosecrans Avenue	Manhattan Beach	CA		*	Old Navy	Los Angeles et al, CA
*	180 S. Brea Blvd.	Brea	CA		*	Old Navy	Orange County, CA
*	9922 Mission Gorge Rd	Santee	CA		*	Old Navy	San Diego, CA
*	555 Shops @ Mission Viejo	Mission Viejo	CA		*	Old Navy	Orange County, CA
*	1025 Westminster Mall Space 2080A	Westminster	CA		*	Old Navy	Orange County, CA
*	215 Southland Mall, Sp. #136-138	Hayward	CA		*	Old Navy	Oakland, CA
*	21450 Hawthorne Blvd.	Torrance	CA		*	Old Navy	Los Angeles et al, CA
*	2755 E. Bidwell Street	Folsom	CA		*	Old Navy	Sacramento, CA
*	7905 Greenback Lane	Citrus Heights	CA		*	Old Navy	Sacramento, CA
*	913 Blossom Hill Rd. Sp. D4, D7, D8, D	San Jose	CA		*	Old Navy	San Jose, CA
*	400 South Baldwin Avenue, Sp. E8	Arcadia	CA		*	Old Navy	Los Angeles et al, CA
*	1232 Third St. Promenade	Santa Monica	CA		*	Old Navy	Los Angeles et al, CA
*	3200 N. Naglee Rd.	Tracy	CA		*	Old Navy	Stockton et al, CA
*	690 Ventura Blvd., Suite 100	Camarillo	CA		*	Gap Inc. Outlet	Ventura, CA
*	4345 Camino De La Plaza	San Ysidro	CA		*	Gap Inc. Outlet	San Diego, CA
*	5610 Paseo Del Norte	Carlsbad	CA		*	Gap Inc. Outlet	San Diego, CA
*	334 Coddingtown Mall	Santa Rosa	CA		*	Old Navy	Santa Rosa, CA
* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

*	900 Dana Dr.	Redding	CA		*	Old Navy	Redding, CA
*	8512 S. Painter Avenue Ste B	Whittier	CA		*	Old Navy	Los Angeles et al, CA
*	9155 W. Stockton Blvd	Elk Grove	CA		*	Old Navy	Sacramento, CA
*	105 Plaza Dr.	Vallejo	CA		*	Old Navy	Vallejo et al, CA
*	1244 Galleria Blvd.	Roseville	CA		*	Old Navy	Sacramento, CA
*	2023 Forest Avenue	Chico	CA		*	Old Navy	Chico-Paradise, CA

Gap/IBM Confidential

9 of 83

Exhibit D-17 - Stores Network & POS

Store #	Street Address	City	State	Zip	NPA-NXX	Division	Metropolitan Area
*	3301 East Main Street	Ventura	CA		*	Old Navy	Ventura, CA
*	1979 Malvern Ave	Fullerton	CA		*	Old Navy	Orange County, CA
*	2040 Chestnut Street	San Francisco	CA		*	Gap	San Francisco, CA
*		San Luis Obispo	CA	93406		BR
*	120 N. Santa Cruz Avenue	Los Gatos	CA		*	Gap	San Jose, CA
*	7007 Friars Rd., Suite H2-251	San Diego	CA		*	Gap	San Diego, CA
*	1815 Hawthorne Blvd	Redondo Beach	CA		*	Gap	Los Angeles et al, CA
*	3229 Lakeshore Avenue	Oakland	CA		*	Gap	Oakland, CA
*	2124 Montebello T/C	Montebello	CA		*	Gap	Los Angeles et al, CA
*	27000 Crown Valley Parkway Sp. 003	Mission Viejo	CA		*	Gap	Orange County, CA
*	1151 Galleria Blvd.	Roseville	CA		*	Gap	Sacramento, CA
*	3401 Dale Road Sp. #412	Modesto	CA		*	Gap	Modesto, CA
*	9301 Tampa Avenue	Northridge	CA		*	Gap	Los Angeles et al, CA
*	1950 East 20th Street	Chico	CA		*	Gap	Chico-Paradise, CA
*	2009 Santa Rosa Plaza	Santa Rosa	CA		*	Banana Republic	Santa Rosa, CA
*	7911 Pacific Coast Highway	Newport Beach	CA		*	Banana Republic	Orange County, CA
*	735 State Street	Santa Barbara	CA		*	Banana Republic	Santa Barbara et al, CA
*	1981 State Highway 273	Anderson	CA		*	Gap Inc. Outlet	Redding, CA
*	13000 Folsom Blvd	Folsom	CA		*	Gap Inc. Outlet	Sacramento, CA
*	2200 Petaluma Blvd. N. Sp. 300	Petaluma	CA		*	Gap Inc. Outlet	Santa Rosa, CA
*	950 Camarillo Center Dr.	Camarillo	CA		*	Gap Inc. Outlet	Ventura, CA
*	48650 Seminole Drive #H230	Cabazon	CA		*	Gap Inc. Outlet	Riverside et al, CA
*	8555 San Ysidro Ave., Sp F10	Gilroy	CA		*	Gap Inc. Outlet	San Jose, CA
*	1501 Rutherford Drive	Tulare	CA		*	Gap Inc. Outlet	Visalia et al, CA
*	1 Mills Circle #834	Ontario	CA		*	Gap Inc. Outlet	Riverside et al, CA
*	5620 Paseo Del Norte	Carlsbad	CA		*	Gap Inc. Outlet	San Diego, CA
*	492 Great Mall Drive	Milpitas	CA		*	Gap Inc. Outlet	San Jose, CA
*	111A Nut Tree Rd #8A	Vacaville	CA		*	Gap Inc. Outlet	Vallejo et al, CA
*	5003 Willows Rd. - Suite G106	Alpine	CA		*	Gap Inc. Outlet	San Diego, CA
*	4265 Camino de la Plaza	San Ysidro	CA		*	Gap Inc. Outlet	San Diego, CA
*	59 Throckmorton Avenue	Mill Valley	CA		*	Banana Republic	San Francisco, CA
*	2855 Stevens Creek Blvd Suite	Santa Clara	CA		*	Banana Republic	San Jose, CA
*	172 Stanford Shopping Center	Palo Alto	CA		*	Banana Republic	San Jose, CA
*	Ocean Ave. & Mission St. Sp 225	Carmel	CA		*	Banana Republic	Salinas, CA
*	1181 Broadway Plaza	Walnut Creek	CA		*	Banana Republic	Oakland, CA
*	125 Hillsdale Mall	San Mateo	CA		*	Banana Republic	San Francisco, CA
*	256 Grant Avenue	San Francisco	CA		*	Banana Republic	San Francisco, CA
*	357 N. Beverly Hills Drive	Beverly Hills	CA		*	Banana Republic	Los Angeles et al, CA
*	150 West Colorado Blvd	Pasadena	CA		*	Banana Republic	Los Angeles et al, CA
* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

*	131 North La Cienga Blvd	Los Angeles	CA		*	Banana Republic	Los Angeles et al, CA
*	3333 Bristol Street	Costa Mesa	CA		*	Banana Republic	Orange County, CA
*	1815 Hawthorne Blvd Suite 178	Redondo Beach	CA		*	Banana Republic	Los Angeles et al, CA
*	7841 Girard Avenue	La Jolla	CA		*	Banana Republic	San Diego, CA
*	344 Horton Plaza Space 215	San Diego	CA		*	Banana Republic	San Diego, CA
*	3251 20th Avenue Space #244	San Francisco	CA		*	Banana Republic	San Francisco, CA
*	5015 E 2nd St	Belmont Shores	CA		*	Banana Republic	Los Angeles et al, CA

Gap/IBM Confidential

10 of 83

Exhibit D-17 - Stores Network & POS

Store #	Street Address	City	State	Zip	NPA-NXX	Division	Metropolitan Area
*	1702 Redwood Hwy	Corte Madera	CA		*	Banana Republic	San Francisco, CA
*	4505 La Jolla Village Drive Space C-7	San Diego	CA		*	Banana Republic	San Diego, CA
*	1118 Glendale Galleria Space 1609	Glendale	CA		*	Banana Republic	Los Angeles et al, CA
*	6600 Topanga Canyon Blvd., Sp 19-20	Canoga Park	CA		*	Banana Republic	Los Angeles et al, CA
*	Two Embarcadero Center	San Francisco	CA		*	Banana Republic	San Francisco, CA
*	7007 Friars Rd. - Suite 365	San Diego	CA		*	Banana Republic	San Diego, CA
*	101 Paseo Nuveo	Santa Barbara	CA		*	Banana Republic	Santa Barbara et al, CA
*	545 Downtown Plaza	Sacramento	CA		*	Banana Republic	Sacramento, CA
*	14006 Riverside Drive, #208	Sherman Oaks	CA		*	Banana Republic	Los Angeles et al, CA
*	1202 Third St.	Santa Monica	CA		*	Banana Republic	Los Angeles et al, CA
*	1066 Brea Mall, Sp 2016 & 2018	Brea	CA		*	Banana Republic	Orange County, CA
*	1689 Arden Way	Sacramento	CA		*	Banana Republic	Sacramento, CA
*	2201 Stoneridge Mall	Pleasanton	CA		*	Banana Republic	Oakland, CA
*	10800 W. Pico Blvd. #361	Los Angeles	CA		*	Banana Republic	Los Angeles et al, CA
*	10250 Santa Monica Blvd. #39	Century City	CA		*	Banana Republic	Los Angeles et al, CA
*	73-515 El Paso Suite #1708	Palm Dessert	CA		*	Banana Republic	Riverside et al, CA
*	1218 Burlingame Ave	Burlingame	CA		*	Banana Republic	San Francisco, CA
*	25 University Ave.	Los Gatos	CA		*	Banana Republic	San Jose, CA
*	10800 West Pico Blvd. Sp#346	Los Angeles	CA		*	Banana Republic	Los Angeles et al, CA
*	1290/1298 Broadway Plaza	Walnut Creek	CA		*	Banana Republic	Oakland, CA
*	145 Horton Plaza	San Diego	CA		*	Banana Republic	San Diego, CA
*	10250 Santa Monica Blvd. Sp. #H57 & H6	Los Angeles	CA		*	Banana Republic	Los Angeles et al, CA
*	234 West Hillcrest Dr # N16	Thousand Oaks	CA		*	Banana Republic	Ventura, CA
*	1555 Camino Del Mar Sp. #107	Del Mar	CA		*	Banana Republic	San Diego, CA
*	12155 Ventura Blvd	Studio City	CA		*	Banana Republic	Los Angeles et al, CA
*	3844 South Cross Creek	Malibu	CA		*	Banana Republic	Los Angeles et al, CA
*	6301 W. 3rd. St.(189 The Grove Dr.	Los Angeles	CA		*	Banana Republic	Los Angeles et al, CA
*	27000 Crown Valley Parkway	Mission Viejo	CA		*	Banana Republic	Orange County, CA
*	550 Deep Valley Drive, Ste 235	Rolling Hills Estates	CA		*	Banana Republic	Los Angeles et al, CA
*	9301 Tampa Avenue	Northridge	CA		*	Banana Republic	Los Angeles et al, CA
*	6801 Hollywood Blvd	Hollywood	CA		*	Banana Republic	Los Angeles et al, CA
*	239 Los Cerritos Center Sp. D37	Cerritos	CA		*	Banana Republic	Los Angeles et al, CA
*	5636 Bay Street, Bldg E	Emeryville	CA		*	Banana Republic	Oakland, CA
*	1151 Galleria Blvd, Space 143	Roseville	CA		*	Banana Republic	Sacramento, CA
*	1 Stoneridge Mall	Pleasanton	CA	94566		BBY
*	2114 GLENDAL GALLERIA	Glendale	CA		*	Gap	Los Angeles et al, CA
*	2169 Chestnut St	San Francisco	CA	94123		BABY
*	1722 Redwood Hwy #A17(relo 1820 Redwoo	Corte Madera	CA		*	Gap	San Francisco, CA
* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.
*	3333 Bristol St.	Costa Mesa	CA		*	Gap	Orange County, CA
*	400 South Baldwin, Sp. #179	Arcadia	CA		*	Gap	Los Angeles et al, CA
*	156 Hillsdale Mall - Sp 1358	San Mateo	CA		*	Gap	San Francisco, CA
*	1689 Arden Way	Sacramento	CA		*	Gap	Sacramento, CA
*	500 Downtown Plaza	Sacramento	CA		*	Gap	Sacramento, CA
*	500 1st. Street, #19	Davis	CA		*	Gap	Yolo, CA
*	1950 East 20th St., Sp. 406 & 409	Chico	CA		*	Gap	Chico-Paradise, CA
*	3300 Broadway, Suite 214	Eureka	CA		*	Gap	CA AREA NOT IN ANY MSA

Gap/IBM Confidential

11 of 83

Exhibit D-17 - Stores Network & POS

Store #	Street Address	City	State	Zip	NPA-NXX	Division	Metropolitan Area
*	6162 Sunrise Mall	Citrus Heights	CA		*	Gap	Sacramento, CA
*	1151 Galleria Blvd sp # 246	Roseville	CA		*	Gap	Sacramento, CA
*	5010 Montclair Plaza Ln.	Montclair	CA		*	Gap	Riverside et al, CA
*	597 E.Shaw Ave	Fresno	CA		*	Gap	Fresno, CA
*	617 Paseo Nuevo	Santa Barbara	CA		*	Gap	Santa Barbara et al, CA
*	1055 Brea Mall	Brea	CA		*	Gap	Orange County, CA
*	615 Del Monte Shopping Center #1B-C	Monterey	CA		*	Gap	Salinas, CA
*	400 S. Baldwin #228	Arcadia	CA		*	Gap	Los Angeles et al, CA
*	1030 A Santa Rosa Plaza	Santa Rosa	CA		*	Gap	Santa Rosa, CA
*	323 Santa Monica Place	Santa Monica	CA		*	Gap	Los Angeles et al, CA
*	37 West Colorado Blvd	Pasadena	CA		*	Gap	Los Angeles et al, CA
*	2111 Glendale Galleria	Glendale	CA		*	Gap	Los Angeles et al, CA
*	72-840 Hwy. 111, Sp. 135B	Palm Desert	CA		*	Gap	Riverside et al, CA
*	14006 Riverside Drive #90	Sherman Oaks	CA		*	Gap	Los Angeles et al, CA
*	340 Hillsdale Mall	San Mateo	CA		*	Gap	San Francisco, CA
*	2855 Stevens Creek Blvd	Santa Clara	CA		*	Gap	San Jose, CA
*	3491-95 California	San Francisco	CA		*	Gap	San Francisco, CA
*	SP #F-228	Palo Alto	CA		*	Gap	San Jose, CA
*	3251 20th Avenue	San Francisco	CA		*	Gap	San Francisco, CA
*	1689 Arden Way	Sacramento	CA		*	Gap	Sacramento, CA
*	1152 Broadway Plaza -Sp 1158 & 1164	Walnut Creek	CA		*	Gap	Oakland, CA
*	1390 Burlingame Avenue	Burlingame	CA		*	Gap	San Francisco, CA
*	10800 West Pico Blvd #342	West Los Angeles	CA		*	Gap	Los Angeles et al, CA
*	2800 North Main #536	Santa Ana	CA		*	Gap	Orange County, CA
*	3333 Bristol Street	Costa Mesa	CA		*	Gap	Orange County, CA
*	6600 Topanga Canyon Road	Canoga Park	CA		*	Gap	Los Angeles et al, CA
*	10250 Santa Monica Blvd Space #14	Los Angeles	CA	90067		KIDS/BABY
*	409 N. Beverly Drive	Beverly Hills	CA		*	Gap	Los Angeles et al, CA
*	570 - 572 W. Hillcrest Drive	Thousand Oaks	CA		*	Gap	Ventura, CA
*	14500 W COLFAX AVE	Lakewood	CO		*	Gap Inc. Outlet	Denver, CO
*		Grand Junction	CO	81505		OUT
*	8501 West Bowles Avenue (ID726)	Littleton	CO		*	Gap	Denver, CO
*	3000 East First Avenue	Denver	CO		*	Gap	Denver, CO
*	215 East Foothills Parkway #B10	Fort Collins	CO		*	Gap	Fort Collins et al, CO
*	204 South Galena	Aspen	CO		*	Gap	CO AREA NOT IN ANY MSA
*	8405 Park Meadows Center Dr., Sp. 1084	Littleton	CO		*	Gap	Denver, CO
*	7301 South Santa Fe Drive	Littleton	CO		*	Gap	Denver, CO
* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

*	1710 Briargate Blvd, Sp. 347	Colorado Springs	CO		*	Gap	Colorado Springs, CO
*	SPACE 268	Denver	CO		*	Gap	Denver, CO
*	1 West Flatiron Crossing	Broomfield	CO		*	Gap	Denver, CO
*	7301 South Santa Fe Dr.	Littleton	CO		*	Banana Republic	Denver, CO
*	I-25 & Briargate Pkwy	Colorado Springs	CO	80920		BR
*		Aurora	CO	80016		WHS
*		pueblo	CO	81006		WHS
*	2464 US Hwy 6 and 50	Grand Junction	CO		*	Old Navy	Grand Junction, CO
*	108 Troutman Parkway	Ft. Collins	CO		*	Old Navy	Fort Collins et al, CO

Gap/IBM Confidential

12 of 83

Exhibit D-17 - Stores Network & POS

Store #	Street Address	City	State	Zip	NPA-NXX	Division	Metropolitan Area
*	750 Citadel Dr	Colorado Springs	CO		*	Old Navy	Colorado Springs, CO
*	1801 28th St.	Boulder	CO		*	Old Navy	Boulder et al, CO
*	341 W.104th Ave	Northglenn	CO		*	Old Navy	Denver, CO
*	5392 S. Wadsworth Blvd	Littleton	CO		*	Old Navy	Denver, CO
*	5900 S. University Blvd. #B	Littleton	CO		*	Old Navy	Denver, CO
*	8457 S. Yosemite Street #B	Littleton	CO		*	Old Navy	Denver, CO
*	14367 West Colfax Avenue	Golden	CO		*	Old Navy	Denver, CO
*	1710 Briargate Blvd. Space 321	Colorado Springs	CO		*	Old Navy	Colorado Springs, CO
*	1 Flat Iron Crossing Unit 2152	Broomfield	CO		*	Old Navy	Denver, CO
*	439 South Wadworth Blvd.	Lakewood	CO		*	Old Navy	Denver, CO
*	14200 East Alameda Sp. 2032	Aurora	CO		*	Old Navy	Denver, CO
*	6432 South Parker Rd.	Aurora	CO		*	Old Navy	Denver, CO
*	215 E. Foothills Parkway -Sp B11 &B12	Fort Collins	CO		*	Gap	Fort Collins et al, CO
*	5050 Factory Shops Blvd.	Castle Rock	CO		*	Gap Inc. Outlet	Denver, CO
*	125 C. Stephens Way	Silverthorne	CO		*	Gap Inc. Outlet	CO AREA NOT IN ANY MSA
*	1142 Pearl Street	Boulder	CO		*	Banana Republic	Boulder et al, CO
*	3000 East First Avenue #B224	Denver	CO		*	Banana Republic	Denver, CO
*	8405 Park Meadows Center Dr., Sp. 1128	Littleton	CO		*	Banana Republic	Denver, CO
*	500 16th St. Suite #240	Denver	CO		*	Banana Republic	Denver, CO
*	1 West Flatiron Circle Unit 1052	Broomfield	CO		*	Banana Republic	Denver, CO
*	470 Lewis Avenue	Meriden	CT		*	Gap	New Haven et al, CT
*	154 Westfarms Mall	Farmington	CT		*	Gap	Hartford, CT
*	1201 Boston Post Road	Milford	CT		*	Gap	New Haven et al, CT
*	5065 Main Street	Trumbull	CT		*	Gap	New Haven et al, CT
*	100 Grey Rock Place	Stamford	CT		*	Gap	New Haven et al, CT
*	2165 Dixwell Avenue	Hamden	CT		*	Gap	New Haven et al, CT
*	850 Hartford Turnpike	Waterford	CT		*	Gap	New London, CT
*	1060 West Main Street	Branford	CT		*	Gap	New Haven et al, CT
*	7 Backus Avenue Space #216	Danbury	CT		*	Gap	New Haven et al, CT
*	69-71 Main Street	Westport	CT		*	Gap	New Haven et al, CT
*	467 West Avenue	Norwalk	CT		*	Gap	New Haven et al, CT
*	263 Greenwich Avenue	Greenwich	CT		*	Gap	New Haven et al, CT
*	380 West Main Street	Avon	CT		*	Gap	Hartford, CT
*	140 Glastonbury Blvd	Glastonbury	CT		*	Gap	Hartford, CT
*	440 Main Street	Ridgefield	CT		*	Gap	New Haven et al, CT
*	495 Union St., sp. 2044	Waterbury	CT		*	Gap	New Haven et al, CT
* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

*	775 Main Street	Southbury	CT		*	Gap	New Haven et al, CT
*	2215 Black Rock Turnpike	Fairfield	CT		*	Gap	New Haven et al, CT
*	21 River Rd.	Wilton	CT		*	Gap	New Haven et al, CT
*	314 Flat Rock Place	Westbrook	CT		*	Gap Inc. Outlet	Hartford, CT
*	1499 Post Rd.	Farifield	CT		*	Banana Republic	New Haven et al, CT
*	300 Evergreen Way	South Windsor	CT	6074		BR
*	801 Evergreen Way	South Windsor	CT	6074		ON
*	110 Albany Turnpike	Canton	CT	6019		ON
*	25 Hazard Ave Rte 190	Enfield	CT	6082		ON
*	1212 Boston Post Road	Milford	CT		*	Old Navy	New Haven et al, CT

Gap/IBM Confidential

13 of 83

Exhibit D-17 - Stores Network & POS

Store #	Street Address	City	State	Zip	NPA-NXX	Division	Metropolitan Area
*	7 Backus Avenue	Danbury	CT		*	Old Navy	New Haven et al, CT
*	1459 New Britain Ave	West Hartford	CT		*	Old Navy	Hartford, CT
*	495 Union St. #1150	Waterbury	CT		*	Old Navy	New Haven et al, CT
*	520 Conneticut Avenue	Norwalk	CT		*	Old Navy	New Haven et al, CT
*	2335 Dixwell Ave	Hamden	CT		*	Old Navy	New Haven et al, CT
*	5065 Main Street	Trumbell	CT		*	Old Navy	New Haven et al, CT
*	850 Hartford Turnpike, Space H103A	Waterford	CT		*	Old Navy	New London, CT
*	2175 Summer Street	Stamford	CT		*	Old Navy	New Haven et al, CT
*	2215 Black Rock Turnpike	Fairfield	CT		*	Old Navy	New Haven et al, CT
*	286 New Britain Ave., Space C3	Plainville	CT		*	Old Navy	Hartford, CT
*	533 South Broad St.	Meriden	CT		*	Old Navy	New Haven et al, CT
*	160 River Rd	Lisbon	CT		*	Old Navy	New London, CT
*	400 Evergreen Way	South Windsor	CT	6074		BBY
*	201 Evergreen Way	South Windsor	CT	6074		Gap
*	495 Union St.	Waterbury	CT		*	Gap	New Haven et al, CT
*	380 W. Main St.	Avon	CT		*	Banana Republic	Hartford, CT
*	222 Killingtonworth Turnpike	Clinton	CT		*	Gap Inc. Outlet	Hartford, CT
*	254 Greenwich Avenue	Greenwich	CT		*	Banana Republic	New Haven et al, CT
*	554 West Farms MallSp B-219	Farmington	CT		*	Banana Republic	Hartford, CT
*	7 Backus Avenue	Danbury	CT		*	Banana Republic	New Haven et al, CT
*	100 Grey Rock Place Space F203	Stamford	CT	6901		BR
*	56-58 Main Street	Westport	CT		*	Banana Republic	New Haven et al, CT
*	421 West Farms - Sp. #C115	Farmington	CT		*	Gap	Hartford, CT
*	380 W. Main St.	Avon	CT		*	Gap	Hartford, CT
*	140 Glastonbury Blvd., Suite 23	Glastonbury	CT		*	Gap	Hartford, CT
*	5065 Main Street #231	Trumbull	CT		*	Gap	New Haven et al, CT
*	35 Main Street	Westport	CT		*	Gap	New Haven et al, CT
*	7 Backus Avenue Space #H107	Danbury	CT		*	Gap	New Haven et al, CT
*	100 Grey Rock Place	Stamford	CT		*	Gap	New Haven et al, CT
*	264 Greenwich Avenue	Greenwich	CT		*	Gap	New Haven et al, CT
*	1120 Conneticut Avenue Northwest	Washington	DC		*	Gap	Washington, DC-MD-VA-WV
*	1258 Wisconsin Avenue Northwest	Washington	DC		*	Gap	Washington, DC-MD-VA-WV
*	Space #1-2 & 3	Washington	DC		*	Gap	Washington, DC-MD-VA-WV
*	3200 M Street	Washington	DC		*	Banana Republic	Washington, DC-MD-VA-WV
*	601 13th Street NW	Washington	DC		*	Banana Republic	Washington, DC-MD-VA-WV
* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

*	1267 Wisconsin Ave NW	Washington	DC		*	Gap	Washington, DC-MD-VA-WV
*	4737 Concord Pike #300	Wilimington	DE		*	Gap	Wilmington et al, DE-MD
*	318 Christiana Mall	Newark	DE		*	Gap	Wilmington et al, DE-MD
*	3500 HIGHWAY ONE	Rehoboth Beach	DE		*	Gap Inc. Outlet	DE AREA NOT IN ANY MSA
*	Rt 273 & Rt 95	Newark	DE	19702		ON
*	3011 Brandywine Parkway	Wilmington	DE		*	Old Navy	Wilmington et al, DE-MD
*	1365 North Dupont Hwy.	Dover	DE		*	Old Navy	Dover, DE
*	1600 Ocean Outlets, Sp 600	Rehoboth Beach	DE		*	Gap Inc. Outlet	DE AREA NOT IN ANY MSA
*	4350 hiway 1	Rehoboth Beach	DE		*	Gap Inc. Outlet	DE AREA NOT IN ANY MSA
*	305 Christiana Mall Sp. #327	Newark	DE		*	Banana Republic	Wilmington et al, DE-MD
*	4737 Concord Pike #300	Wilmington	DE		*	Gap	Wilmington et al, DE-MD

Gap/IBM Confidential

14 of 83

Exhibit D-17 - Stores Network & POS

Store #	Street Address	City	State	Zip	NPA-NXX	Division	Metropolitan Area
*	715 Christiana Mall	Newark	DE		*	Gap	Wilmington et al, DE-MD
*		Jacksonville	FL	32246		Gap
*		West Pal	fl	33414		GAP
*	10801 Corkscrew Rd	Estero	FL	33928		BRF
*	10801 Corkscrew Rd	Estero	FL	33928		OUT
*	2700 State Road 16	St. Augustine	FL	32092		BRF
*	1824 94th Drive	Vero Beach	FL	32966		BRF
*	3885 N.E. 163rd Street	North Miami Beach	FL		*	Gap Inc. Outlet	Miami, FL
*	7795 W. Flagler St.	Miami	FL		*	Gap Inc. Outlet	Miami, FL
*	15661 South Apopka Vineland Rd, suite#	Lake Buena Vista	FL		*	Gap Inc. Outlet	Orlando, FL
*	4200 Conroy Road	Orlando	FL		*	Banana Republic	Orlando, FL
*	10300 W FOREST HILLS BLVD	Wellington	FL		*	Banana Republic	West Plm Beach et al, FL
*		Jacksonville	FL	32246		BR
*	10562 Emerald CST Parkway West	Destin	FL		*	Gap Inc. Outlet	FL AREA NOT IN ANY MSA
*	5657 Factory Shops Blvd.	Ellenton	FL		*	Gap Inc. Outlet	Sarasota et al, FL
*	2223 N WEST SHORE BLVD	TAMPA	FL	33607-1411		BR
*	2281 Town Center Ave	Viera	FL	32940		ON
*		Jacksonville	FL	32246		ON
*	8201 S Tamaimi Trail Sp 598	Sarasota	FL		*	Gap	Sarasota et al, FL
*	288 Westshore Plaza	Tampa	FL		*	Gap	Tampa et al, FL
*	27001 US Hwy 19 North Suite 2059	Clearwater	FL		*	Gap	Tampa et al, FL
*	9409 Hwy 19	Port Richey	FL		*	Gap	Tampa et al, FL
*	420 Brandon Town Center	Brandon	FL		*	Gap	Tampa et al, FL
*	6901 22nd Avenue #832/834	St. Petersburg	FL		*	Gap	Tampa et al, FL
*	3501 South Tamiami, Space # 107	Sarasota	FL		*	Gap	Sarasota et al, FL
*	7917 Citrus Park Mall sp# 510	Tampa	FL		*	Gap	Tampa et al, FL
*	3800 US Highway 98 North	Lakeland	FL		*	Gap	Lakeland et al, FL
*	9501 Arlington Expressway	Jacksonville	FL		*	Gap	Jacksonville, FL
*	1910 Wells Rd	Orange Park	FL		*	Gap	Jacksonville, FL
*	10300 Southside Blvd Space #109	Jacksonville	FL		*	Gap	Jacksonville, FL
*	6655 Newberry Rd	Gainesville	FL		*	Gap	Gainesville, FL
*	451 E. Altamonte Dr	Altamonte Springs	FL		*	Gap	Orlando, FL
*	8001 S Orange Blossom Tr #628	Orlando	FL		*	Gap	Orlando, FL
*	400 Park Ave. South Suite 155	Winter Park	FL		*	Gap	Orlando, FL
* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

*	136 Town Center Circle, Sp. B-10	Sanford	FL		*	Gap	Orlando, FL
*	3100 SW College Road #538	Ocala	FL		*	Gap	Ocala, FL
*	1700 Volusia Ave #248	Daytona Beach	FL		*	Gap	Daytona Beach, FL
*	9501 Arlington Expressway, Space #400	Jacksonville	FL		*	Old Navy	Jacksonville, FL
*	1910 Wells Road	Orange Park	FL		*	Old Navy	Jacksonville, FL
*	2110 University Square Mall	Tampa	FL		*	Old Navy	Tampa et al, FL
*	3800 US Hwy. 98 North #540	Lakeland	FL		*	Old Navy	Lakeland et al, FL
*	2500 W. Int'l Speedway Blvd. Suite 500	Daytona Beach	FL		*	Old Navy	Daytona Beach, FL
*	7220 N. Kendall Dr.	Miami	FL		*	Old Navy	Miami, FL
*	5100 N. 9th Ave. Sp C315A	Pensacola	FL		*	Old Navy	Pensacola, FL
*	4995 S. Cleveland Ave.	Ft. Myers	FL		*	Old Navy	Fort Myers et al, FL
*	9197 West Atlantic Blvd. Sp 9197	Coral Springs	FL		*	Old Navy	Fort Lauderdale, FL

Gap/IBM Confidential

15 of 83

Exhibit D-17 - Stores Network & POS

Store #	Street Address	City	State	Zip	NPA-NXX	Division	Metropolitan Area
*	8001 South Orange Blossom Trail, space	Orlando	FL		*	Old Navy	Orlando, FL
*	303 U.S. 301 Blvd. West, Sp. 613	Bradenton	FL		*	Old Navy	Sarasota et al, FL
*	1441 Tamiami Trail, Sp 649	Port Charlotte	FL		*	Old Navy	Punta Gorda, FL
*	3174 NW Federal Highway, Sp. 3160	Jensen Beach	FL		*	Old Navy	Fort Pierce et al, FL
*	6549 S. Tamiami Trail	Sarasota	FL		*	Old Navy	Sarasota et al, FL
*	1455 NW 107th Ave, Rm 194	Miami	FL		*	Old Navy	Miami, FL
*	3200 N. Federal Highway sp.501	Fort Lauderdale	FL		*	Old Navy	Fort Lauderdale, FL
*	2566 East Colonial Drive	Orlando	FL		*	Old Navy	Orlando, FL
*	5498 Touchtone Dr.	Orlando	FL		*	Old Navy	Orlando, FL
*	3942 S.W. Archer Road #107	Gainesville	FL		*	Old Navy	Gainesville, FL
*	11830 Pines Blvd., Bldg. F	Pembroke Pines	FL		*	Old Navy	Fort Lauderdale, FL
*	9401 West Colonial Drive #360	Ocoee	FL		*	Old Navy	Orlando, FL
*	13605 S. Dixie Hwy #130	Miami	FL		*	Old Navy	Miami, FL
*	2497 Okeechobee Blvd #A	West Palm Beach	FL		*	Old Navy	West Plm Beach et al, FL
*	373 N. Congress Avenue	Boynton Beach	FL		*	Old Navy	West Plm Beach et al, FL
*	23674 US Highway 19 North #13	Clearwater	FL		*	Old Navy	Tampa et al, FL
*	19225 Biscayne Blvd.	Aventura	FL		*	Old Navy	Miami, FL
*	1900 9th St. North - Sp. M5	Naples	FL		*	Old Navy	Naples, FL
*	2415 N. Monroe Street, Space #303 Lwr	Tallahassee	FL		*	Old Navy	Tallahassee, FL
*	3801 Oakwood Drive	Hollywood	FL		*	Old Navy	Fort Lauderdale, FL
*	11531 NW 12th St.	Miami	FL		*	Old Navy	Miami, FL
*	Paradise Key S/C, SP G	Destin	FL		*	Old Navy	Fort Walton Beach, FL
*	6000 W.Glades Road, SP 1002-A	Boca Raton	FL		*	Old Navy	West Plm Beach et al, FL
*	8715 South West 124th Ave	Miami	FL		*	Old Navy	Miami, FL
*	403 N. Alafaya Trail, Sp 6	Orlando	FL		*	Old Navy	Orlando, FL
*	300 Mary Esther Blvd., Sp 8H	Ft. Walton	FL		*	Old Navy	Fort Walton Beach, FL
*	82 Vineland Ave space 400	Orlando	FL		*	Gap Inc. Outlet	Orlando, FL
*	12801 West Sunrise Blvd.	Sunrise	FL		*	Gap Inc. Outlet	Fort Lauderdale, FL
*	8000 W. Broward Blvd	Plantation	FL		*	Gap	Fort Lauderdale, FL
*	1966 Tamiami Trail North	Naples	FL		*	Gap	Naples, FL
*	1801 Palm Beach Lake Rd.	West Palm Beach	FL		*	Gap	West Plm Beach et al, FL
*	4125 Cleveland Ave #71	Fort Myers	FL		*	Gap	Fort Myers et al, FL
*	2516 E. Sunrise Blvd #K-9	Ft. Lauderdale	FL		*	Gap	Fort Lauderdale, FL
* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

*	19501 Biscayne Blvd., Sp. #439/447	N. Miami Beach	FL		*	Gap	Miami, FL
*	9541 Atlantic Blvd.	Coral Springs	FL		*	Gap	Fort Lauderdale, FL
*	801 N. Congress Ave. #295	Boynton Beach	FL		*	Gap	West Plm Beach et al, FL
*	6000 Glades Rd #329	Boca Raton	FL		*	Gap	West Plm Beach et al, FL
*	3174 Northwest Federal Hwy SP# 3440	Jensen Beach	FL		*	Gap	Fort Pierce et al, FL
*	3101 PGA Blvd. Sp. 223	Palm Beach	FL		*	Gap	West Plm Beach et al, FL
*	8888 S.W. 136th ST	Miami	FL		*	Gap	Miami, FL
*	401 Biscayne Blvd #R103	Miami	FL		*	Gap	Miami, FL
*	3015 Grand Ave #101	Coconut Grove	FL		*	Gap	Miami, FL
*	7271 Dadeland Mall, sp. 3250/3260	Miami	FL		*	Gap	Miami, FL
*	9700 Collins Avenue #269	Bal Harbour	FL		*	Gap	Miami, FL
*	5415 Tamiami Trail North #310	Naples	FL		*	Gap	Naples, FL
*	11401 Pines Blvd	Pembroke Pines	FL		*	Gap	Fort Lauderdale, FL

Gap/IBM Confidential

16 of 83

Exhibit D-17 - Stores Network & POS

Store #	Street Address	City	State	Zip	NPA-NXX	Division	Metropolitan Area
*	8705 S.WEST 124TH AVE	Miami	FL		*	Gap	Miami, FL
*	673 Collins Ave., Sp. 1	Miami Beach	FL		*	Gap	Miami, FL
*	6200 20th St., Sp. 412	Vero Beach	FL		*	Gap	FL AREA NOT IN ANY MSA
*	5701 Sunset Dr., Suite 274	South Miami	FL		*	Gap	Miami, FL
*	13499 U.S. 41, Suite . 135	Ft. Meyers	FL		*	Gap	Fort Myers et al, FL
*	1455 NW 107th Ave.	Miami	FL		*	Gap	Miami, FL
*	19501 Biscayne Blvd., Sp. #745	Aventura	FL		*	Gap	Miami, FL
*	1700 W.New Haven Ave	Melbourne	FL		*	Gap	Melbourne et al, FL
*	1001-1009 Lincoln Road	Miami Beach	FL		*	Gap	Miami, FL
*	701 South RoseMary Ave	West Palm Beach	FL		*	Gap	West Plm Beach et al, FL
*	2100 S. University Dr.	Davie	FL		*	Old Navy	Fort Lauderdale, FL
*	9409 US highway 19 Ste107A	Port Richey	FL		*	Old Navy	Tampa et al, FL
*	250 Westshore Plaza	Tampa	FL		*	Old Navy	Tampa et al, FL
*	550 North State Rd. 7	Royal Palm Beach	FL		*	Old Navy	West Plm Beach et al, FL
*	1564 Governors Square Blvd.	Tallahassee	FL		*	Old Navy	Tallahassee, FL
*	4200 Conroy Road	Orlando	FL		*	Gap	Orlando, FL
*	5100 North 9th Ave	Pensacola	FL		*	Gap	Pensacola, FL
*	1500 Apalachee Parkway	Tallahassee	FL		*	Gap	Tallahassee, FL
*	2414 North Monroe Street	Tallahassee	FL		*	Gap	Tallahassee, FL
*	2164 Martin Luther King Jr. Blvd.	Panama City	FL		*	Gap	Panama City, FL
*	300 Mary Esther Blvd. Suite 1F	Mary Esther	FL		*	Gap	Fort Walton Beach, FL
*	7171 N. Davis Highway	Pensacola	FL		*	Gap	Pensacola, FL
*	1900 9th Street North - Sp. L-5	Naples	FL		*	Gap	Naples, FL
*	9700 Collins Avenue	Bal Harbour	FL		*	Gap	Miami, FL
*	701 South RoseMary Ave	West Palm Beach	FL		*	Banana Republic	West Plm Beach et al, FL
*	5401 W. Oakridge Road Suite #17	Orlando	FL		*	Gap Inc. Outlet	Orlando, FL
*	10676 Highway 98 East #141-142	Destin	FL		*	Gap Inc. Outlet	FL AREA NOT IN ANY MSA
*	2700 State Rd 16 Space 101	St. Augustine	FL		*	Gap Inc. Outlet	Jacksonville, FL
*	12801 West Sunrise Blvd #	Sunrise	FL		*	Gap Inc. Outlet	Fort Lauderdale, FL
*	15807 Apopka Vineland	Orlando	FL		*	Gap Inc. Outlet	Orlando, FL
*	5141 Factory Shops Space # 675	Ellenton	FL		*	Gap Inc. Outlet	Sarasota et al, FL
*	250 East Palm Drive	Florida City	FL		*	Gap Inc. Outlet	Miami, FL
* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

*	20350 Summerline Road	Fort Meyers	FL		*	Gap Inc. Outlet	Fort Myers et al, FL
*	8888 SW 136th ST	Miami	FL		*	Banana Republic	Miami, FL
*	2584 E. Sunrise Blvd. Space J18	Fort Lauderdale	FL		*	Banana Republic	Fort Lauderdale, FL
*	6000 West Glades Rd	Boca Raton	FL		*	Banana Republic	West Plm Beach et al, FL
*	9700 Colins Ave Space 246	Bal Harbour	FL		*	Banana Republic	Miami, FL
*	5555 Tamiami Trail North	Naples	FL		*	Banana Republic	Naples, FL
*	3101 PGA Blvd Space #Q219	Palm Beach Gardens	FL		*	Banana Republic	West Plm Beach et al, FL
*	2911 Grand Avenue	Coconut Grove	FL		*	Banana Republic	Miami, FL
*	800 Collins Avenue	South Miami Beach	FL		*	Banana Republic	Miami, FL
*	451 Almonte Ave., Suite 537-541	Altamonte Springs	FL		*	Banana Republic	Orlando, FL
*	19575 Biscayne Blvd., #1625	Aventura	FL		*	Banana Republic	Miami, FL
*	8001 S. Orange Blossom Trial	Orlando	FL		*	Banana Republic	Orlando, FL
*	5701 Sunset Dr. Suite #226	Miami	FL		*	Banana Republic	Miami, FL
*	425 Plaza Real	Boca Raton	FL		*	Banana Republic	West Plm Beach et al, FL

Gap/IBM Confidential

17 of 83

Exhibit D-17 - Stores Network & POS

Store #	Street Address	City	State	Zip	NPA-NXX	Division	Metropolitan Area
*	7401 N. Candle Dr., Sp.#1670	Miami	FL		*	Banana Republic	Miami, FL
*	92 Southgate Plaza	Sarasota	FL		*	Banana Republic	Sarasota et al, FL
*	1500 Apalachee Parkwary #2032 & 2034	Tallahassee	FL		*	Banana Republic	Tallahassee, FL
*	10300 Southside Blvd.	Jacksonville	FL		*	Banana Republic	Jacksonville, FL
*	281 Westshore Plaza Sp #C8	Tampa	FL		*	Banana Republic	Tampa et al, FL
*	7964 Citrus Park Town Center Sp. #860	Tampa	FL		*	Banana Republic	Tampa et al, FL
*	1100 Lincoln Road	Miami Beach	FL		*	Banana Republic	Miami, FL
*	501 Duval Street	Key West	FL		*	Banana Republic	FL AREA NOT IN ANY MSA
*	13499 US hwy 41 S.E.	Ft. Myers	FL		*	Banana Republic	Fort Myers et al, FL
*	Space #498	Boca Raton	FL		*	Gap	West Plm Beach et al, FL
*	7615 Dadeland Blvd.(Temp-7521 - sp- 12	Miami	FL		*	Gap	Miami, FL
*	8888 SW 136th Street	Miami	FL	33176		BBY
*		West Palm	FL	33414		KID
*		Naples	FL	34108		GAP
*	451 East Altamonte Drive	Altamonte Springs	FL	2886		KIDS/BABY
*	19757 Biscayne Blvd., Sp. #331	Miami	FL		*	Gap	Miami, FL
*	2974-2982 Grand Avenue	Coconut Grove	FL	33133		KIDS/BABY
*	7589 Dadeland Mall Sp 2140	Miami	FL		*	Gap	Miami, FL
*	200 Town Center Circle, Sp.B9	Sanford	FL		*	Gap	Orlando, FL
*	253 West Shore Plaza, Sp. 314	Tampa	FL		*	Gap	Tampa et al, FL
*	6901 22nd Ave North	St. Petersburg	FL		*	Gap	Tampa et al, FL
*		Jacksonville	FL	32246		KID
*	6000 Glades Road	Boca Raton	FL		*	Gap	West Plm Beach et al, FL
*	3101 PGA Blvd	Palm Beach Gardens	FL		*	Gap	West Plm Beach et al, FL
*	401 Biscayne Blvd #N-139	Miami	FL		*	Gap	Miami, FL
*	8001 South Orange Blossom Space #598	Orlando	FL	32809		KIDS/BABY
*	10300 Southside Blvd Space #108	Jacksonville	FL		*	Gap	Jacksonville, FL
*	27001 US Hwy 19 North	Clearwater	FL		*	Gap	Tampa et al, FL
*	Building 50	Melbourne	FL	32940		BBY
*	4400 Ashford/Dunwoody, 2222-2224	Atlanta	GA		*	Gap	#N/A
*	3393 Peachtree NE Space 3044 & 3045	Atlanta	GA		*	Gap	#N/A
* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

*	1321 Cumberland Mall	Atlanta	GA		*	Gap	#N/A
*	2100 Pleasant Hill Rd Suite #161	Duluth	GA		*	Gap	#N/A
*	400 ERNEST BARRETT PKWY	Kennesaw	GA		*	Gap	#N/A
*	1082 North Point Circle	Alpharetta	GA		*	Gap	#N/A
*	4475 Roswell Road	Marietta	GA		*	Gap	#N/A
*	915 Mount Berry Square	Rome	GA		*	Gap	GA AREA NOT IN ANY MSA
*	3333 Buford Drive Sp. 1090	Buford	GA		*	Gap	#N/A
*	6588 Douglas Blvd suite 2090	Douglasville	GA		*	Gap	#N/A
*	3700 Atlanta Highway	Athens	GA		*	Gap	#N/A
*	3500 Peachtree Rd., NE., Suite #E18,19	Atlanta	GA		*	Gap	#N/A
*	214 City Circle	Peachtree	GA		*	Gap	#N/A
*	1905 Scenic Hwy/Hwy 124 bldg 10000	Snellville	GA		*	Gap	#N/A
*	2929 Turner Hill Road	Lithonia	GA		*	Gap	#N/A
*	800 Highway 400 South	Dawsonville	GA		*	Gap Inc. Outlet	#N/A
*	1000 Stanley K Tanger Blvd.	Locust Grove	GA		*	Gap Inc. Outlet	#N/A

Gap/IBM Confidential

18 of 83

Exhibit D-17 - Stores Network & POS

Store #	Street Address	City	State	Zip	NPA-NXX	Division	Metropolitan Area
*	111 Tanger Dr.	Commerce	GA		*	Gap Inc. Outlet	GA AREA NOT IN ANY MSA
*	1000 Tanger Dr. Sp203A	Locust Grove	GA		*	Gap Inc. Outlet	#N/A
*	455 Belwood Road	Calhoun	GA		*	Gap Inc. Outlet	GA AREA NOT IN ANY MSA
*	7804 Abercorn Street	Savannah	GA	31406		ON
*	McEver Rd & Dawsonville Hwy	Gainesville	GA	30501		ON
*	3661 Eisenhower Parkway Sp. 204	Macon	GA		*	Gap	Macon, GA
*	7804 Abercorn St /rel from 7 to #Sp. 6	Savannah	GA		*	Gap	Savannah, GA
*	14045 Abercorn St	Savannah	GA		*	Gap	Savannah, GA
*	100 Mall Blvd # D-3	Brunswick	GA		*	Gap	GA AREA NOT IN ANY MSA
*	122 W. Broughton Ave.	Savannah	GA		*	Gap	Savannah, GA
*	591 Bullsboro Drive	Newnan	GA		*	Old Navy	#N/A
*	3650 Atlanta Hwy 78	Athens	GA		*	Old Navy	#N/A
*	5145 Peachtree Parkway	Norcross	GA		*	Old Navy	#N/A
*	3131Columbia - Manchester Expwy, 74-75	Columbus	GA		*	Gap	Columbus, GA-AL
*	2601 Dawson Road	Albany	GA		*	Gap	#N/A
*	2255 Pleasant Hill Road, Sp 450	Duluth	GA		*	Old Navy	#N/A
*	6100 North Point Parkway	Alpharetta	GA		*	Old Navy	#N/A
*	740 Barrett Parkway #200	Kennesaw	GA		*	Old Navy	#N/A
*	1865 B. Mt. Zion Rd.	Morrow	GA		*	Old Navy	#N/A
*	5370 Hwy 78 Suite 500	Stone Mountain	GA		*	Old Navy	#N/A
*	116 Pavilion Parkway	Fayetteville	GA		*	Old Navy	#N/A
*	1 Buckhead Loop, NE	Atlanta	GA		*	Old Navy	#N/A
*	1291 Johnson Ferry Road #800	Marietta	GA		*	Old Navy	#N/A
*	1161 Hammond Dr., Suite 140	Atlanta	GA		*	Old Navy	#N/A
*	219 Robert C. Daniel Parkway	Augusta	GA		*	Old Navy	#N/A
*	3661 Eisenhower Parkway #64	Macon	GA		*	Old Navy	Macon, GA
*	3101 Cobb Parkway	Atlanta	GA		*	Old Navy	#N/A
*	4155 Austell Rd, Suite 200	Austell	GA		*	Old Navy	#N/A
*	5555 Whittlesey Blvd, sp 2700	Columbus	GA		*	Old Navy	Columbus, GA-AL
*	3379 Buford Drive, Sp 1022	Buford	GA		*	Old Navy	#N/A
* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

*	6588 Douglas Blvd. Space E-2	Douglasville	GA		*	Old Navy	#N/A
*	2059 Scenic Hwy #106	Snellville	GA		*	Old Navy	#N/A
*	2049 Augusta Mall	Augusta	GA		*	Gap	#N/A
*	1590 Dogwood Drive	Conyers	GA		*	Old Navy	#N/A
*	2601 Dawson Road,	Albany	GA		*	Old Navy	#N/A
*	122 Woodstock Square Ave.	Woodstock	GA		*	Old Navy	#N/A
*	800 Highway 400 South, Suite 973	Dawsonville	GA		*	Gap Inc. Outlet	#N/A
*	800 Steven B. Tanger Blvd., Sp 1005	Commerce	GA		*	Gap Inc. Outlet	GA AREA NOT IN ANY MSA
*	4800 Briarcliff Road, Sp. 1038	Atlanta	GA		*	Old Navy	#N/A
*	2620 Carl Vinson Pkwy	Warner Robins	GA		*	Old Navy	Macon, GA
*	4653 Presidentil Pkwy.	Macon	GA		*	Old Navy	Macon, GA
*	2601 Dawson Rd.	Albany	GA		*	Gap	#N/A
*	121-125 West Broughton St.	Savannah	GA		*	Banana Republic	Savannah, GA
*	455 Belwood Road	Calhoun	GA		*	Gap Inc. Outlet	GA AREA NOT IN ANY MSA
*	One Magnolia Bluff, sp 555	Darlen	GA		*	Gap Inc. Outlet	GA AREA NOT IN ANY MSA
*	800 Steven B. Tanger Blvd., #209	Commerce	GA		*	Gap Inc. Outlet	GA AREA NOT IN ANY MSA

Gap/IBM Confidential

19 of 83

Exhibit D-17 - Stores Network & POS

Store #	Street Address	City	State	Zip	NPA-NXX	Division	Metropolitan Area
*	800 Hwy. 400 S. # 300	Dawsonville	GA		*	Gap Inc. Outlet	#N/A
*	5327 Mill Store Road	Lake Park	GA		*	Gap Inc. Outlet	GA AREA NOT IN ANY MSA
*	3393 Peachtree Road, NE	Atlanta	GA		*	Banana Republic	#N/A
*	4400 Ashford Dunwoody	Atlanta	GA		*	Banana Republic	#N/A
*	1082 North Point Circle	Alpharetta	GA		*	Banana Republic	#N/A
*	4200 Paces Ferry Road	Atlanta	GA		*	Banana Republic	#N/A
*	4475 Roswell Rd.,Suite 920, Bldg D	Atlanta	GA		*	Banana Republic	#N/A
*	3333 Buford Dr., Suite 1058	Buford	GA		*	Banana Republic	#N/A
*	220 City Circle	Peachtree	GA		*	Banana Republic	#N/A
*	3393 Peachtree Rd. - Sp. 4047	Atlanta	GA		*	Gap	#N/A
*	3393 Peach Tree Road NE #3099	Atlanta	GA		*	Gap	#N/A
*	3450 Wrightsbord Road	Augusta	GA		*	Gap	#N/A
*	400 Ernest Barret Pkwy #4020	Kennesaw	GA		*	Gap	#N/A
*	1450 Ala Moana #2217	Honolulu	HI		*	Gap	Honolulu, HI
*	98-1005 Moanalua Rd sp# 240	Aiea	HI		*	Gap	Honolulu, HI
*	4211 Waialae Ave	Honolulu	HI		*	Gap	Honolulu, HI
*	275 Kaahumanu Center	Kahului	HI		*	Gap	HI AREA NOT IN ANY MSA
*	3750 Wailea Alanui Drive	Wailea	HI		*	Gap	HI AREA NOT IN ANY MSA
*	900 Front St., Bldg., E-5	Lahaina	HI		*	Gap	HI AREA NOT IN ANY MSA
*	270 Dairy Rd. Ste 120	Kahului	HI		*	Old Navy	HI AREA NOT IN ANY MSA
*	94798 Lumiaina Street, Ste 411	Waipahu	HI		*	Gap Inc. Outlet	Honolulu, HI
*	1450 Ala Moana Blvd. Sp 1011	Honolulu	HI		*	Old Navy	Honolulu, HI
*	94-815 Lumiaina Street, Bldg. 6	Waipahu	HI		*	Old Navy	Honolulu, HI
*	1450 Ala Moana Blvd #3009	Honolulu	HI		*	Banana Republic	Honolulu, HI
*	4211 Waialae Ave, Sp W2	Honolulu	HI		*	Banana Republic	Honolulu, HI
*	900 Front St., Sp C1	Lahaina	HI		*	Banana Republic	HI AREA NOT IN ANY MSA
*	2080 Kalakaua Ave.	Honolulu	HI		*	Banana Republic	Honolulu, HI
*	3750 Wailea Alanui Dr. Space A-47	Wailea	HI		*	Banana Republic	HI AREA NOT IN ANY MSA
*	4211 Waialae Ave Spc B-6R	Honolulu	HI		*	Gap	Honolulu, HI
* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

*	4400 Sergeant Rd.	Sioux City	IA		*	Gap	Sioux City, IA-NE
*	505 Tanger Dr.	Williamsburg	IA		*	Gap Inc. Outlet	Iowa City, IA
*	60th & 335th Streets	Des Moines	IA	50266		ON
*	1451 Coral Ridge Avenue, Suite 1216	Coralville	IA		*	Old Navy	Iowa City, IA
*	1551 Valley West Drive #117	W. Des Moines	IA		*	Gap	Des Moines, IA
*	3800 Merle Hay Rd	Des Moines	IA		*	Gap	Des Moines, IA
*	1111 E. Army Post Road, Sp. 134	Des Moines	IA		*	Gap	Des Moines, IA
*	1451 Coral Ridge Mall	Coralville	IA		*	Gap	Iowa City, IA
*	2060 Crossroads Blvd	Waterloo	IA		*	Gap	Waterloo et al, IA
*	555 John F. Kennedy Road	Dubuque	IA		*	Gap	Dubuque, IA
*	2801 Grand Avenue	Ames	IA		*	Gap	IA AREA NOT IN ANY MSA
*	4444 1st Ave NE	Cedar Rapids	IA		*	Gap	Cedar Rapids, IA
*	3800 Merle Hay Road, Suite 400	Des Moines	IA		*	Old Navy	Des Moines, IA
*	345 Collins Rd. N.E.	Cedar Rapids	IA		*	Old Navy	Cedar Rapids, IA
*	1751 Madison Avenue	Council Bluffs	IA		*	Old Navy	Omaha, NE-IA
*	2060 Crossroads Center	Waterloo	IA		*	Old Navy	Waterloo et al, IA
*	4014 East 53rd St.	Davenport	IA		*	Old Navy	Davenport et al, IA-IL

Gap/IBM Confidential

20 of 83

Exhibit D-17 - Stores Network & POS

Store #	Street Address	City	State	Zip	NPA-NXX	Division	Metropolitan Area
*	2465 NW Arterial	Dubuque	IA		*	Old Navy	Dubuque, IA
*	101 JORDAN CREEK PKWY	WEST DES MOINES	IA	50266-8115		GAP
*	1451 Coral Ridge Ave	Coralville	IA		*	Gap	Iowa City, IA
*	245 Tanger Drive	Williamsburg	IA		*	Gap Inc. Outlet	Iowa City, IA
*	1551 Valley West Drive Sp283	Des Moines	IA		*	Banana Republic	Des Moines, IA
*	1551 35th Street #207	West Des Moines	IA		*	Gap	Des Moines, IA
*	320 W. Kimberly Road	Davenport	IA		*	Gap	Davenport et al, IA-IL
*	320 West Kimberley Space #41	Davenport	IA		*	Gap	Davenport et al, IA-IL
*		WEST DES MOINES	IA	50266		BBY
*	2300 East 17th Street Sp # 1184	Idaho Falls	ID		*	Gap	ID AREA NOT IN ANY MSA
*	350 N. Milwaukee	Boise	ID		*	Gap	Boise City, ID
*	526 N. Milwaukee Street	Boise	ID		*	Old Navy	Boise City, ID
*	3401 East Fairview Avenue	Meridian	ID		*	Old Navy	Boise City, ID
*	2300 East 17th St., Ste. 1200	Idaho Falls	ID		*	Old Navy	ID AREA NOT IN ANY MSA
*	2030 Bridgeview Blvd	Twin Falls	ID		*	Old Navy	ID AREA NOT IN ANY MSA
*	350 North Milwaukee sp 1139	Boise	ID		*	Banana Republic	Boise City, ID
*	3216 North Broadway Avenue	Chicago	IL		*	Gap	Chicago, IL
*	Space G13	Vernon Hills	IL		*	Gap	Chicago, IL
*	1324 Northbrook Court	Northbrook	IL		*	Gap	Chicago, IL
*	835 North Michigan Ave - Sp. 406	Chicago	IL		*	Gap	Chicago, IL
*	436 Orland Square Space #H-6	Orland Park	IL		*	Gap	Chicago, IL
*	432 Oakbrook Center	Oakbrook	IL		*	Gap	Chicago, IL
*	244 Yorktown Center	Lombard	IL		*	Gap	Chicago, IL
*	195 Fox Valley Center	Aurora	IL		*	Gap	Chicago, IL
*	Woodfield Mall Space #E123	Schaumburg	IL		*	Gap	Chicago, IL
*	209 Stratford Square	Bloomingdale	IL		*	Gap	Chicago, IL
*	560 Chicago Ridge Mall Sp A-5	Chicago	IL		*	Gap	Chicago, IL
*	4131 Harlem Avenue	Norridge	IL		*	Old Navy	Chicago, IL
* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

*	3155 N. Lincoln Avenue	Chicago	IL		*	Gap	Chicago, IL
*	275 Old Orchard Center Suite 5A	Skokie	IL		*	Gap	Chicago, IL
*	225 Main Street	Naperville	IL		*	Gap	Chicago, IL
*	435 North Harlem Ave.	Chicago	IL		*	Gap	Chicago, IL
*	3333 West Touhy Ave	Lincolnwood	IL		*	Gap	Chicago, IL
*	2778 N MILWAUKEE AVE	Chicago	IL		*	Gap Inc. Outlet	Chicago, IL
*	585 East Palatine Road	Arlington Heights	IL		*	Gap	Chicago, IL
*	1001 East 75th Street	Woodridge	IL		*	Gap	Chicago, IL
*	0	Calumet City	IL		*	Gap	Chicago, IL
*	1706 Sherman Street	Evanston	IL		*	Gap	Chicago, IL
*	70 West Madison #3	Chicago	IL		*	Gap	Chicago, IL
*	225 East Deerpath Suite 50	Lake Forest	IL		*	Gap	Chicago, IL
*	555 N.Michigan	Chicago	IL		*	Gap	Chicago, IL
*	101 S. WASHINGTON ST	Hinsdale	IL		*	Gap	Chicago, IL
*	301 South Naperville Road	Wheaton	IL		*	Gap	Chicago, IL
*	925 Green Bay Road #137	Hubbard Woods	IL		*	Gap	Chicago, IL
*	2501 W. Wabash Ave.	Springfield	IL		*	Gap	Springfield, IL
*	935 W. North Ave.	Chicago	IL		*	Gap	Chicago, IL

Gap/IBM Confidential

21 of 83

Exhibit D-17 - Stores Network & POS

Store #	Street Address	City	State	Zip	NPA-NXX	Division	Metropolitan Area
*	2000 North Neil Street	Champaign	IL		*	Gap	Champaign et al, IL
*	20530 North Rand Rd. Sp.#140	Deer Park	IL		*	Gap	Chicago, IL
*	7501 W.Cermak Rd	North Riverside	IL		*	Gap	Chicago, IL
*	214 Commons Drive	Geneva	IL		*	Gap	Chicago, IL
*	COUNTY LINE ROAD & RANDALL ROAD	ALGONQUIN	IL	60102		Gap
*	5201 W WAR MEMORIAL DR	Peoria	IL		*	Old Navy	Peoria et al, IL
*	107 St. Clair Square	Fairview Heights	IL		*	Gap	St. Louis, MO-IL
*	1237 E.Main	Carbondale	IL		*	Gap	IL AREA NOT IN ANY MSA
*		HUNTLEY	IL	60142		BRF
*	1650 Premium Outlets Blvd	Aurora	IL	60504		OUT
*	1650 Premium Outlets Blvd	Aurora	IL	60504		BRF
*	436 Orland Square Dr	Orland Park	IL		*	Banana Republic	Chicago, IL
*	214 Commons Drive	Geneva	IL		*	Banana Republic	Chicago, IL
*	5201 W WAR MEMORIAL DR	PEORIA	IL	61615-9261		BR
*	County Line & Randall Rd	Algonquin	IL	60102		ON
*	413 N MILWAUKEE AVE	VERNON HILLS	IL	60061		OLD NAVY
*		Calumet City	IL	60409		WHS
*	6011 N. Illinois St	Fairview heights	IL		*	Old Navy	St. Louis, MO-IL
*	3261 S VETERANS PKWY	Springfield	IL		*	Old Navy	Springfield, IL
*	330 E. Rand Road	Arlington Heights	IL	60004		ON
*	1237 E. Main St.	Carbondale	IL		*	Old Navy	IL AREA NOT IN ANY MSA
*	3333 West Touhy Avenue, Sp B1	Lincolnwood	IL		*	Old Navy	Chicago, IL
*	1596 N. Kingsbury	Chicago	IL		*	Old Navy	Chicago, IL
*	253 Lincoln Mall - Space 266	Matteson	IL		*	Old Navy	Chicago, IL
*	716 Town Center Boulevard	Champaign	IL		*	Old Navy	Champaign et al, IL
*	6901 Grand Ave.	Gurnee	IL		*	Old Navy	Chicago, IL
*	7501 W. Cermark Rd	North Riverside	IL		*	Old Navy	Chicago, IL
* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

*	2711 Plainfield Rd.	Joliet	IL		*	Old Navy	Chicago, IL
*	238 Commons Drive	Chicago Ridge	IL		*	Old Navy	Chicago, IL
*	220 South Route 59 Ste #A2	Naperville	IL		*	Old Navy	Chicago, IL
*	6630 East State St.	Rockford	IL		*	Old Navy	Rockford, IL
*	138 Danada Square West	Wheaton	IL		*	Old Navy	Chicago, IL
*	7601 South Cicero Ave	Chicago	IL		*	Old Navy	Chicago, IL
*	2155 W. 22nd Street #6	Oakbrook	IL		*	Old Navy	Chicago, IL
*	1498 Golf Road	Schaumburg	IL		*	Old Navy	Chicago, IL
*	1730 West Fullerton Avenue	Chicago	IL		*	Old Navy	Chicago, IL
*	35 N. State St & 1-17 E. Washington St	Chicago	IL		*	Old Navy	Chicago, IL
*	346 W. Army Trail Road	Bloomingdale	IL		*	Old Navy	Chicago, IL
*	1572 S. Randall Road	Geneva	IL		*	Old Navy	Chicago, IL
*	417 N. Harlem Avenue	Oak Park	IL		*	Old Navy	Chicago, IL
*	733 West Hickory , Sp 1165	Forsyth	IL		*	Old Navy	Decatur, IL
*	1615 E. Empire Street #1341	Bloomington	IL		*	Old Navy	Bloomington et al, IL
*	9435 Skokie Blvd.	Skokie	IL		*	Old Navy	Chicago, IL
*	120 Orland Park Place, Space 102	Orland Park	IL		*	Old Navy	Chicago, IL
*	6170 West Grand Avenue	Gurnee	IL		*	Gap Inc. Outlet	Chicago, IL
*	7220-A Dempster Street	Morton Grove	IL		*	Old Navy	Chicago, IL

Gap/IBM Confidential

22 of 83

Exhibit D-17 - Stores Network & POS

Store #	Street Address	City	State	Zip	NPA-NXX	Division	Metropolitan Area
*	1150 75th Street	Downers Grove	IL		*	Old Navy	Chicago, IL
*	4905 West North Ave.	Chicago	IL		*	Old Navy	Chicago, IL
*	7200 Harrison Avenue sp#	Rockford	IL		*	Gap	Rockford, IL
*	4501 War Memorial #127	Peoria	IL		*	Gap	Peoria et al, IL
*	1615 East Empire Sp. 1130	Bloomington	IL		*	Gap	Bloomington et al, IL
*	20505 North Rand Rd.	Kildeer	IL		*	Old Navy	Chicago, IL
*	2347 Sycamore Road	Dekalb	IL		*	Old Navy	Chicago, IL
*	Space D12A,D13,	Orland Park	IL	60462		GAP FULL CON
*	44 South Washington Street	Hinsdale	IL		*	Gap	Chicago, IL
*	1740 N. Sheffield Avenue	Chicago	IL		*	Gap	Chicago, IL
*	900 N Michigan Ave	Chicago	IL		*	Banana Republic	Chicago, IL
*	1492 Fox Valley Center	Aurora	IL		*	Banana Republic	Chicago, IL
*	913-49 West North Avenue	Chicago	IL		*	Banana Republic	Chicago, IL
*	11800 Factory Shop Blv Sp. 500	Huntley	IL		*	Gap Inc. Outlet	Chicago, IL
*	6170 West Grand Avenue Sp 509	Gurnee	IL		*	Gap Inc. Outlet	Chicago, IL
*	E800 Tuscola Blvd	Tuscola	IL		*	Gap Inc. Outlet	IL AREA NOT IN ANY MSA
*	1044 Northbrook Court	Northbrook	IL		*	Banana Republic	Chicago, IL
*	835 North Michigan Avenue #405	Chicago	IL		*	Banana Republic	Chicago, IL
*	Space E131	Schaumburg	IL		*	Banana Republic	Chicago, IL
*	311 Naperville Rd	Wheaton	IL		*	Banana Republic	Chicago, IL
*	30 Old Orchard Road	Skokie	IL		*	Banana Republic	Chicago, IL
*	2104 North Halsted	Chicago	IL		*	Banana Republic	Chicago, IL
*	80 Oakbrook Center	Oakbrook	IL		*	Banana Republic	Chicago, IL
*	744 North Michigan Avenue	Chicago	IL		*	Banana Republic	Chicago, IL
*	219 Hawthrone Center	Vernon Hills	IL		*	Banana Republic	Chicago, IL
*	643 Central Avenue	Highland Park	IL		*	Banana Republic	Chicago, IL
* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

*	20530 North Rand Road	Deer Park	IL		*	Banana Republic	Chicago, IL
*	2108 North Halsted	Chicago	IL		*	Gap	Chicago, IL
*	1554 Spring Hill Mall	West Dundee	IL		*	Gap	Chicago, IL
*	2501 West Wabash Sp B-7	Springfield	IL		*	Gap	Springfield, IL
*	1262 Fox Valley Center #H-10	Aurora	IL		*	Gap	Chicago, IL
*	109 Stratford Sq., Sp.A9	Bloomingdale	IL		*	Gap	Chicago, IL
*	203 Yorktown Center	Lombard	IL		*	Gap	Chicago, IL
*	460 Orland Square	Orland Park	IL	60462		GAP FULL CON
*	Woodfield Mall #J-301	Schaumburg	IL		*	Gap	Chicago, IL
*	661 Central Ave	Highland park	IL		*	Gap	Chicago, IL
*	835 North Michigan Avenue #7	Chicago	IL		*	Gap	Chicago, IL
*	175 Old Orchard Road	Skokie	IL		*	Gap	Chicago, IL
*	533 Oakbrook Center	Oak Brook	IL		*	Gap	Chicago, IL
*	2000 N. Niles Street	Champaign	IL	671821		KIDS/BABY
*	2150 Southlake Mall AU 528	Merrillville	IN		*	Gap	Gary, IN
*	221 Lighthouse place	Michigan City	IN		*	Gap Inc. Outlet	Gary, IN
*	11721 N. Executive	Edinburg	IN	46124		BRF
*	6020 East 82nd St #142	Indianapolis	IN		*	Gap	Indianapolis, IN
*	1251 US 31 North	Greenwood	IN		*	Gap	Indianapolis, IN
*	2415 Sagamore Parkway N.	Lafayette	IN		*	Gap	Lafayette, IN

Gap/IBM Confidential

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Exhibit D-17 - Stores Network & POS

Store #	Street Address	City	State	Zip	NPA-NXX	Division	Metropolitan Area
*	8701 Keystone Crossing Sp. 30-33	Indianapolis	IN		*	Gap	Indianapolis, IN
*	800 North Greenriver Road	Evansville	IN		*	Gap	Evansville et al, IN-KY
*	3401 South Highway 41 (relo E-9)	Terre Haute	IN		*	Gap	Terre Haute, IN
*	49 West Maryland St.	Indianapolis	IN		*	Gap	Indianapolis, IN
*	10202 E.Washington St.	Indianapolis	IN		*	Gap	Indianapolis, IN
*	3501 N. Granville	Muncie	IN		*	Gap	Muncie, IN
*	4110 West Jefferson Blvd	Fort Wayne	IN		*	Gap	Fort Wayne, IN
*		Indianapolis	IN	46275		ON
*	2895 N. National Road	Columbus	IN	47201		ON
*	2894 East 3rd Street, Space F11	Bloomington	IN		*	Old Navy	Bloomington, IN
*	3501 N. Granville Avenue #H02B	Muncie	IN		*	Old Navy	Muncie, IN
*	2415 Sagamore Parkway South	Lafayette	IN		*	Old Navy	Lafayette, IN
*	1251 US 31 North	Greenwood	IN		*	Old Navy	Indianapolis, IN
*	5750 A. Crawfordsville Road	Speedway	IN		*	Old Navy	Indianapolis, IN
*	2164 E. 80th Avenue	Hobart	IN		*	Old Navy	Gary, IN
*	8631 River Crossing Blvd.	Indianapolis	IN		*	Old Navy	Indianapolis, IN
*	4510 N. Grape Road	Mishawaka	IN		*	Old Navy	South Bend, IN
*	721 Northcrest	Ft. Wayne	IN		*	Old Navy	Fort Wayne, IN
*	140 West Washington #B1A	Indianapolis	IN		*	Old Navy	Indianapolis, IN
*	220 E. 116th Street	Carmel	IN		*	Old Navy	Indianapolis, IN
*	800 N. Green River Road, Sp 202	Evansville	IN		*	Old Navy	Evansville et al, IN-KY
*	2685 East Main Street, Sp. 109	Plainfield	IN		*	Old Navy	Indianapolis, IN
*	6101 North Keystore Avenue	Indianapolis	IN		*	Old Navy	Indianapolis, IN
*	1114 S. 17th St.	Kokomo	IN		*	Old Navy	Kokomo, IN
*	3370 South US41	Terre Haute	IN		*	Old Navy	Terre Haute, IN
* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

*	4622 Scatterfield Rd.	Anderson	IN		*	Old Navy	Indianapolis, IN
*	4030 West Jefferson Blvd.	Ft. Wayne	IN		*	Old Navy	Fort Wayne, IN
*	100 Us Hwy41	Schererville	IN		*	Old Navy	Gary, IN
*	260 North Gate Dr.	Bloomington	IN		*	Old Navy	Bloomington, IN
*	1251 U.S. 31 North Sp# D-6	Greenwood	IN		*	Gap	Indianapolis, IN
*	5601 North Grape St.	Mishawaka	IN		*	Banana Republic	South Bend, IN
*	4201 Coldwater Road	Ft. Wayne	IN		*	Banana Republic	Fort Wayne, IN
*	11606 North East Executive Drive	Edinburgh	IN		*	Gap Inc. Outlet	Indianapolis, IN
*	1770 Lighthouse Place	Michigan City	IN		*	Gap Inc. Outlet	Gary, IN
*	6501 Grape Road #390	Mishawaka	IN		*	Gap	South Bend, IN
*	4201 Coldwater Road #N10	Ft. Wayne	IN		*	Gap	Fort Wayne, IN
*	357 Tanger Blvd., Sp. 314	Seymour	IN		*	Gap Inc. Outlet	IN AREA NOT IN ANY MSA
*	6245 North old 27 Sp.E40,50,60	Freemont	IN		*	Gap Inc. Outlet	IN AREA NOT IN ANY MSA
*	8701 Keystone Crossing Space 48-50	Indianapolis	IN		*	Banana Republic	Indianapolis, IN
*	49 West Maryland St., Sp.G22	Indianapolis	IN		*	Banana Republic	Indianapolis, IN
*	8702 Keystone Crossing Blvd. #30-33	Indianapolis	IN	46240		BABY
*	8701 Keystone Crossing Space #30-33	Indianapolis	IN		*	Gap	Indianapolis, IN
*	11351 West 95th Street #35	Overland Park	KS		*	Gap	Kansas City, MO-KS
*	1801South-West Wanamaker sp#b-8	Topeka	KS		*	Gap	Topeka, KS
*	2110 North Rock Road	Wichita	KS		*	Gap	Wichita, KS
*	4856 West 119th St., Sp. #620	Leawood	KS		*	Gap	Kansas City, MO-KS

Gap/IBM Confidential

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Exhibit D-17 - Stores Network & POS

Store #	Street Address	City	State	Zip	NPA-NXX	Division	Metropolitan Area
*	647 Massachusetts (relo 643 suite B)	Lawrence	KS		*	Gap	Lawrence, KS
*	7700 E. Kellog, Sp. 27	Wichita	KS		*	Gap	Wichita, KS
*	4600 W. Kellog Sp . JO9A	Wichita	KS		*	Gap	Wichita, KS
*	100 Manhatten Town Center	Manhatten	KS		*	Gap	KS AREA NOT IN ANY MSA
*	1801 South West Wanamaker Rd. Sp D24	Topeka	KS		*	Old Navy	Topeka, KS
*	9152 Metcalf Avenue	Overland Park	KS		*	Old Navy	Kansas City, MO-KS
*	12065 Metcalf Avenue	Overland Park	KS		*	Old Navy	Kansas City, MO-KS
*	7700 East Kellogg #1260( see new loc.	Wichita	KS		*	Old Navy	Wichita, KS
*	15310 Shawnee Mission Pkwy.	Shawnee	KS		*	Old Navy	Kansas City, MO-KS
*	5820 Antioch Road	Merriam	KS		*	Old Navy	Kansas City, MO-KS
*	15290 W 119 th Street	Olathe	KS		*	Old Navy	Kansas City, MO-KS
*	2441 North Maize Rd.	Wichita	KS		*	Old Navy	Wichita, KS
*	3234 S. Iowa St.	Lawrence	KS		*	Old Navy	Lawrence, KS
*	11591 West 95th St.	Overland Park	KS		*	Banana Republic	Kansas City, MO-KS
*	2142 North Rock Road	Wichita	KS		*	Banana Republic	Wichita, KS
*	4854 West 119th Street Sp. #700	Leawood	KS		*	Banana Republic	Kansas City, MO-KS
*	11293 W. 95th Street - Sp. 18A	Overland Park	KS		*	Gap	Kansas City, MO-KS
*	2000 North Rock Rd.	Wichita	KS		*	Gap	Wichita, KS
*	4856 West 119th St., Sp. (710)	Leawood	KS		*	Gap	Kansas City, MO-KS
*	11431 West 95th St.	Overland Park	KS		*	Gap	Kansas City, MO-KS
*	2050 Global Way	Hebron	KY		*	Gap Inc. Outlet	Cincinnati, OH-KY-IN
*	1088 Florence Mall	Florence	KY		*	Gap	Cincinnati, OH-KY-IN
*	7500 Mall Road	Florence	KY		*	Old Navy	Cincinnati, OH-KY-IN
*	2625 Scottsville Road	Bowling Green	KY	42104		ON
* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

*	5101 Hinkleville Road	Paducah	KY	42001		ON
*	7900 Shelbyville Rd	Louisville	KY		*	Gap	Louisville, KY-IN
*	1704 North Dixie Ave.	Elizabethtown	KY		*	Gap	KY AREA NOT IN ANY MSA
*	4160 Summit Plaza Dr	Louisville	KY		*	Gap	Louisville, KY-IN
*	3401 Nicholasville	Lexington	KY		*	Gap	Lexington, KY
*	2308 Sir Barton Way	Lexington	KY		*	Gap	Lexington, KY
*	HWY 60 & I-24 # (860)	Paducah	KY		*	Gap	KY AREA NOT IN ANY MSA
*	2625 Scottsville Rd.	Bowling Green	KY		*	Gap	KY AREA NOT IN ANY MSA
*	4230 Summit Plaza Drive	Louisville	KY		*	Old Navy	Louisville, KY-IN
*	1960 Pavillion Way	Lexington	KY		*	Old Navy	Lexington, KY
*	7900 Shelbyville Road	Louisville	KY		*	Old Navy	Louisville, KY-IN
*	1940 N. Dixie Hwy.	Elizabethtown	KY		*	Old Navy	KY AREA NOT IN ANY MSA
*	2625 Scottsville Rd	Bowling Green	KY		*	Gap	KY AREA NOT IN ANY MSA
*	4226 Summit Plaza Dr.	Louisville	KY		*	Banana Republic	Louisville, KY-IN
*	7900 Shelbyville Rd #B1-B2	Louisville	KY		*	Banana Republic	Louisville, KY-IN
*	3401 Nicholasville Rd., Sp 216	Lexington	KY		*	Banana Republic	Lexington, KY
*	564 West Prien Lake Rd. Sp#B08A	Lake Charles	LA		*	Gap	Lake Charles, LA
*	119 Tucker (per landlord)	Lafayette	LA		*	Old Navy	Lafayette, LA
*	2200 Tanger Blvd., Space 105	Gonzales	LA		*	Gap Inc. Outlet	#N/A
*	4700 MILLHAVEN RD	MONROE	LA	71203		OLD NAVY
*	9251 Cortana Place	Baton Rouge	LA		*	Gap	#N/A
*	2950 East Texas Sp 32 & 33	Bossier City	LA		*	Gap	Shreveport et al, LA

Gap/IBM Confidential

25 of 83

Exhibit D-17 - Stores Network & POS

Store #	Street Address	City	State	Zip	NPA-NXX	Division	Metropolitan Area
*	1401 West Esplanade Ave	Kenner	LA		*	Gap	New Orleans, LA
*	1 Poydras Street	New Orleans	LA		*	Gap	New Orleans, LA
*	3301 Veterans Memorial Blvd Sp#86	Metairie	LA		*	Gap	New Orleans, LA
*	1400 Poydras Ave	New Orleans	LA		*	Gap	New Orleans, LA
*	197-205 W. Bank Expressway	Gretna	LA		*	Gap	New Orleans, LA
*	5725 Johnson St. Sp. #152	Lafayette	LA		*	Gap	Lafayette, LA
*	4700 Milhaven Rd.	Monroe	LA		*	Gap	Monroe, LA
*	6401 Blue Bonnet Blvd #1224	Baton Rouge	LA		*	Gap	#N/A
*	1133 St. Vincent Ave. Sp 460 & 475	Shreveport	LA		*	Gap	Shreveport et al, LA
*	3414 Highway 190, Suite #6 & 8	Mandeville	LA		*	Gap	New Orleans, LA
*	173 North Shore Blvd.	Slidell	LA		*	Gap	New Orleans, LA
*	3445 Derek Drive	Lake Charles	LA		*	Old Navy	Lake Charles, LA
*	3450 Highway 190	Mandeville	LA		*	Old Navy	New Orleans, LA
*	1550 Martin Luther King Blvd	Houma	LA		*	Old Navy	Houma, LA
*	197 Westback Expressway	Gretna	LA		*	Old Navy	New Orleans, LA
*	3301 Veterans Memorial Blvd #209	Metairie	LA		*	Old Navy	New Orleans, LA
*	6640 Youree Drive	Shreveport	LA		*	Old Navy	Shreveport et al, LA
*	9856 Cortana Place	Baton Rouge	LA		*	Old Navy	#N/A
*	1401 W. Esplanade Ave, Suite 1702	Kenner	LA		*	Old Navy	New Orleans, LA
*	10509 South Mall Drive	Baton Rouge	LA		*	Old Navy	#N/A
*	2671 South MacArthur Dr.	Alexandria	LA		*	Old Navy	#N/A
*	2001 Airline Drive	Bossier City,	LA		*	Old Navy	Shreveport et al, LA
*	5725 Johnston St., Sp. E192	Lafayette	LA		*	Gap	Lafayette, LA
* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

*	333 Canal Street Sp #124	New Orleans	LA		*	Banana Republic	New Orleans, LA
*	1 Poydras St.	New Orleans	LA		*	Banana Republic	New Orleans, LA
*	2200 Tanger Blvd.	Gonzales	LA		*	Gap Inc. Outlet	#N/A
*	3301 Veterans Memorial Blvd., Suite 57	Metarie	LA		*	Banana Republic	New Orleans, LA
*	6401 Bluebonnet Blvd. Sp #1226	Baton Rouge	LA		*	Banana Republic	#N/A
*	333 Canal Place, Sp 102, 202, 204	New Orleans,	LA		*	Banana Republic	New Orleans, LA
*	5725 Johnston St Sp E 193	Lafayette	LA		*	Banana Republic	Lafayette, LA
*	1133 St. Vincent Avenue	Shreveport	LA		*	Banana Republic	Shreveport et al, LA
*	3414 Highway 190	Mandeville,	LA		*	Banana Republic	New Orleans, LA
*	9251 Cortana Place L6	Baton Rouge	LA	70815		BABY
*	5725 Johnston St., Sp. B114	Lafayette	LA		*	Gap	Lafayette, LA
*	1401 West Esplanade Avenue #C-32	Kenner	LA	70065		KIDS/BABY
*	1 Poydras Street Space #62	New Orleans	LA	70130		KIDS/BABY
*	9251 Cortana Place L6	Baton Rouge	LA	70815		KIDS
*	43 Middlesex Turnpike	Burlington	MA	1803		ON
*	One Premium Outlet Blvd., sp. 310	Wrenthan	MA		*	Gap Inc. Outlet	Boston et al, MA-NH
*	Middlesex Turnpike - 1 Burlington Mall	Burlington	MA		*	Gap	Boston et al, MA-NH
*	262 Swansea Mall Drive Sp. 1016	Swansea	MA		*	Gap	Boston et al, MA-NH
*	250 Granite Street	Braintree	MA		*	Gap	Boston et al, MA-NH
*	Routes 114 & 128	Peabody	MA		*	Gap	Boston et al, MA-NH
*	15 Brattle Street	Cambridge	MA		*	Gap	Boston et al, MA-NH
*	1245 Worchester St. #1174	Natick	MA		*	Gap	Boston et al, MA-NH
*	Space A-8	Hyannis	MA		*	Gap	#N/A

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Exhibit D-17 - Stores Network & POS

Store #	Street Address	City	State	Zip	NPA-NXX	Division	Metropolitan Area
*	200 Westgate Drive	Brockton	MA		*	Gap	Boston et al, MA-NH
*	100 Commercial Way #33	Leominster	MA		*	Gap	Boston et al, MA-NH
*	100 Huntington Avenue #68	Boston	MA		*	Gap	Boston et al, MA-NH
*	201 Newbury Street Space R18	Boston	MA		*	Gap	Boston et al, MA-NH
*	38 Nathan Ellis Hwy Bldg. 15	Mashpee	MA		*	Gap	#N/A
*	200 State Street	Boston	MA		*	Gap	Boston et al, MA-NH
*	300 Harvard Street	Brookline	MA		*	Gap	Boston et al, MA-NH
*	7 Neponset St, Box 238	Worcester	MA		*	Gap	Boston et al, MA-NH
*	999 South Washington #E324	North Attleborough	MA		*	Gap	Boston et al, MA-NH
*	101 Indepence Mall Way	Kingston	MA		*	Gap	Boston et al, MA-NH
*	1815 Massachusettes Ave #118	Cambridge	MA		*	Gap	Boston et al, MA-NH
*	74 Central Street	Wellesley	MA		*	Gap	Boston et al, MA-NH
*	100 Cambridge Place Ste 312	Cambridge	MA		*	Gap	Boston et al, MA-NH
*	300 Boylston Space #310	Chestnut Hill	MA		*	Gap	Boston et al, MA-NH
*	2 Galleria Mall Drive	East Taunton	MA		*	Gap	Boston et al, MA-NH
*	Need	Saugus	MA		*	Gap	Boston et al, MA-NH
*	601 Donald Lynch Blvd., Suite 2122	Marlborough	MA		*	Gap	Boston et al, MA-NH
*	200 N. Dartmouth mall Sp. 1368	North Dartmouth	MA		*	Gap	Boston et al, MA-NH
*	110 Charlton Street Sp. A-120	Sturbridge	MA		*	Gap	Boston et al, MA-NH
*	249 Hartford Avenue	Bellingham	MA		*	Gap	Boston et al, MA-NH
*	95 Washington st	Canton	MA		*	Gap	Boston et al, MA-NH
*	625 Massachusetts Ave. Suite 1	Cambridge	MA		*	Gap	Boston et al, MA-NH
* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

*	90 Pleasant Valley	Metheun	MA		*	Gap	Boston et al, MA-NH
*	450 Paradise Rd.	Swampscott	MA		*	Gap	Boston et al, MA-NH
*	1655 Boston Road, Sp. #119	Springfield	MA		*	Gap	Springfield, MA
*	50 Whiting Farms Rd Space A-205	Holyoke	MA		*	Gap	Springfield, MA
*	690 Bliss Rd.	Longmeadow	MA		*	Gap	Springfield, MA
*	94 Derby Street	Hingham	MA	2043		BR
*	1 Worcester Rd.	Framingham	MA		*	Old Navy	Boston et al, MA-NH
*	70 Worcester Providence Tpk #52	Millbury	MA	1527		ON
*		Saugus	MA	1906		WHS
*	50 Holyoke Street, #G309	Holyoke	MA		*	Old Navy	Springfield, MA
*	253 Hartford Avenue	Bellingham	MA		*	Old Navy	Boston et al, MA-NH
*	Old State Road & Route 8	Lanesborough	MA		*	Old Navy	Pittsfield, MA
*	101 Independence Mall Way,	Kingston	MA		*	Old Navy	Boston et al, MA-NH
*	200 N. Darthmouth Mall Ste. 1108	North Dartmouth	MA		*	Old Navy	Boston et al, MA-NH
*	7 Neponset St.	Worcester	MA		*	Old Navy	Boston et al, MA-NH
*	100 Independence Way	Danvers	MA		*	Old Navy	Boston et al, MA-NH
*	485 Arsenal Street	Watertown	MA		*	Old Navy	Boston et al, MA-NH
*	2 Galleria Mall Dr.	Taunton	MA		*	Old Navy	Boston et al, MA-NH
*	100 Cambridgeside Place	Cambridge	MA		*	Old Navy	Boston et al, MA-NH
*	90 Providence Hwy	Walpole	MA		*	Old Navy	Boston et al, MA-NH
*	8A Allstate Road	Dorchester	MA		*	Old Navy	Boston et al, MA-NH
*	Route 20, 100 Charlton Road	Sturbridge	MA		*	Old Navy	Boston et al, MA-NH
*	1655 Boston Road Space 134	Springfield	MA		*	Old Navy	Springfield, MA
*	9 Mystic View Rd.	Everett	MA		*	Old Navy	Boston et al, MA-NH

Gap/IBM Confidential

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Exhibit D-17 - Stores Network & POS

Store #	Street Address	City	State	Zip	NPA-NXX	Division	Metropolitan Area
*	Route 9, 335 Russell Street	Hadley	MA		*	Old Navy	Springfield, MA
*	200 Westgate Dr., Space W-121	Brockton	MA		*	Old Navy	Boston et al, MA-NH
*	300Providence Highway, Rte 1 Sp9003	Dedham	MA		*	Old Navy	Boston et al, MA-NH
*	90 Pleasant Street, Sp. 120	Methuen	MA		*	Old Navy	Boston et al, MA-NH
*	One Premium Outlet Blvd. Sp 550	Wrentham	MA		*	Gap Inc. Outlet	Boston et al, MA-NH
*	1250 South Washington st.	North Attleboro	MA		*	Old Navy	Boston et al, MA-NH
*	100 Commercial Rd.	Leominster	MA		*	Old Navy	Boston et al, MA-NH
*	65 Independence Drive	Hyannis	MA		*	Old Navy	#N/A
*	1775 Washington St	Hanover	MA		*	Old Navy	Boston et al, MA-NH
*	Route 8 & Old State Rd #B101	Lanesborough	MA		*	Gap	Pittsfield, MA
*	13 Steeple St. - Bldg. 11B	Mashpee	MA	2649		KIDS/BABY
*	100 Huntington Avenue	Boston	MA		*	Banana Republic	Boston et al, MA-NH
*	One Premium Outlets Blvd. Ste 360	Wrentham	MA		*	Gap Inc. Outlet	Boston et al, MA-NH
*	550 Arsenal Street	Watertown	MA		*	Gap Inc. Outlet	Boston et al, MA-NH
*	50 Water Street #L 640	Lee	MA		*	Gap Inc. Outlet	Pittsfield, MA
*	225 Lincoln Street	Hingham	MA		*	Old Navy	Boston et al, MA-NH
*	94 Derby Street	Hingham	MA	2043		Gap
*	Route 3	Hingham	MA	2043		BBY
*	200 State Street	Boston	MA		*	Banana Republic	Boston et al, MA-NH
*	28 Newbury Street	Boston	MA		*	Banana Republic	Boston et al, MA-NH
*	199 Boylston Street Space#C10A	Chestnut Hill	MA		*	Banana Republic	Boston et al, MA-NH
* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

*	1245 Worchester St., #1082	Natick	MA		*	Banana Republic	Boston et al, MA-NH
*	1 Burlington Mall Space H-22	Burlington	MA		*	Banana Republic	Boston et al, MA-NH
*	550 Holyoke Street	Holyoke	MA		*	Banana Republic	Springfield, MA
*	100 Cambridge Place Space 309	Cambridge	MA		*	Banana Republic	Boston et al, MA-NH
*	100 Huntington Avenue	Boston	MA		*	Banana Republic	Boston et al, MA-NH
*	Route 114 & 128	Peabody	MA		*	Banana Republic	Boston et al, MA-NH
*	250 Granite St sp 2016	Braintree	MA		*	Banana Republic	Boston et al, MA-NH
*	199 Boylston St Space# C13	Chestnut Hill	MA		*	Banana Republic	Boston et al, MA-NH
*	13 Steeple St. Build 11B, Sp. #102	Mashpee	MA		*	Banana Republic	#N/A
*	793 Iyannough Road, Route 132 Sp. 160	Hyannis	MA		*	Banana Republic	#N/A
*	1245 Worchester St.	Natick	MA		*	Gap	Boston et al, MA-NH
*	250 Granite St.	Braintree	MA		*	Gap	Boston et al, MA-NH
*	210 Andover St.	Peabody	MA		*	Gap	Boston et al, MA-NH
*	101 Independence Mall Way	Kingston	MA		*	Gap	Boston et al, MA-NH
*	2 Galleria Mall Drive	East Taunton	MA		*	Gap	Boston et al, MA-NH
*	200 State Street	Boston	MA	2109		KIDS/BABY
*	201 Newbury Street R2, R3, R12, R13	Boston	MA		*	Gap	Boston et al, MA-NH
*	363 Iyanough Rd., Rte. 132	Hyannis	MA		*	Gap	#N/A
*	999 South Washington Street Sp. W311	North Attleborough	MA		*	Gap	Boston et al, MA-NH
*	300 Bolyston #D434	Chestnut Hill	MA		*	Gap	Boston et al, MA-NH
*		Holyoke	MA	1040		KID
*	5430 Wisconson Ave	Chevy Chase	MD		*	Gap	Washington, DC-MD-VA-WV
*	3500 East West Highway	Hyattsville	MD		*	Gap	Washington, DC-MD-VA-WV
*	7101 Democracy Blvd #2486	Bethesda	MD		*	Gap	Washington, DC-MD-VA-WV
*	7483 Greenbelt Road	Greenbelt	MD		*	Old Navy	Washington, DC-MD-VA-WV

Gap/IBM Confidential

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Exhibit D-17 - Stores Network & POS

Store #	Street Address	City	State	Zip	NPA-NXX	Division	Metropolitan Area
*	10300 Little Paxtunt #	Columbia	MD		*	Gap	#N/A
*	1408 Annapolis Mall #1408	Annapolis	MD		*	Gap	#N/A
*	8200 Perry Hall Blvd #2053	Baltimore	MD		*	Gap	#N/A
*	200 East Pratt Street (3091)	Baltimore	MD		*	Gap	#N/A
*	5500 Buckeystown Pike	Frederick	MD		*	Gap	Washington, DC-MD-VA-WV
*	2300 North Salisbury Blvd	Salisbury	MD		*	Gap	MD AREA NOT IN ANY MSA
*	825 Dulany Valley	Towson	MD		*	Gap	#N/A
*	15535 Emerald Way	Bowie	MD		*	Gap	Washington, DC-MD-VA-WV
*	11301 Rockville Pike	Kensington	MD		*	Gap	Washington, DC-MD-VA-WV
*	17301 Valley Mall Road	Hagerstown	MD		*	Gap	Hagerstown, MD
*	12741 Ocean Gateway	Ocean City	MD		*	Gap Inc. Outlet	MD AREA NOT IN ANY MSA
*	200 EastPratt Street space 2085	W. Baltimore	MD		*	Banana Republic	#N/A
*	2637 N. Salisbury Blvd.	SALISBURY	MD	21804		OLD NAVY
*	200 Clifton Blvd	Westminster	MD	21157		ON
*	York Rd.	Lutherville	MD	21093		ON
*	15426 Emerald Way	Bowie	MD		*	Old Navy	Washington, DC-MD-VA-WV
*	12017 Rockville Pike #B	Rockville	MD		*	Old Navy	Washington, DC-MD-VA-WV
*	2532 Solomons Island Road	Annapolis	MD		*	Old Navy	#N/A
*	4350 Montgomery Rd. #A	Ellicott City	MD		*	Old Navy	#N/A
*	8123 Honeygo Blvd	Baltimore	MD		*	Old Navy	#N/A
* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

*	6260 Columbia Crossing Drive	Columbia	MD		*	Old Navy	#N/A
*	11110 Mall Circle	Waldorf	MD		*	Old Navy	Washington, DC-MD-VA-WV
*	6127 Oxon Hill Road	Oxon Hill	MD		*	Old Navy	Washington, DC-MD-VA-WV
*	6901 Security Blvd, Space 343	Baltimore	MD		*	Old Navy	#N/A
*	17301 Valley Mall Dr #584	Hagerstown	MD		*	Old Navy	Hagerstown, MD
*	678 Bel Air Road	Bel Air	MD		*	Old Navy	#N/A
*	Route 410, Sp 1444	Hyattsville	MD		*	Old Navy	Washington, DC-MD-VA-WV
*	465 Prime Outlets Blvd., Sp #800	Hagerstown	MD		*	Gap Inc. Outlet	Hagerstown, MD
*	7600 Clark Rd. Space 448	Hanover	MD		*	Gap Inc. Outlet	#N/A
*	7000 Arundel Mills Circle, Space E-4	Elkridge	MD		*	Old Navy	#N/A
*	571 Ritchie Highway	Severna Park	MD		*	Old Navy	#N/A
*	7101 Democracy Blvd.	Bethesda	MD		*	Old Navy	Washington, DC-MD-VA-WV
*	1435 South Potomac Street, Suite 100	Hagerstown	MD		*	Gap Inc. Outlet	Hagerstown, MD
*	7000 Arundel Mills Mall	Elkridge	MD		*	Gap Inc. Outlet	#N/A
*	7101 Democracy Blvd	Bethesda	MD		*	Banana Republic	Washington, DC-MD-VA-WV
*	825 Dulaney Valley Space 324	Towson	MD		*	Banana Republic	#N/A
*	5430 Wisconsin Avenue Space 2230	Chevy Chase	MD		*	Banana Republic	Washington, DC-MD-VA-WV
*	1464 Annapolis Mall #1464	Annapolis	MD		*	Banana Republic	#N/A
*	11301 Rokville Pike Sp 1-5.12	Kensington	MD		*	Banana Republic	Washington, DC-MD-VA-WV
*	10300 Little Patuxent Parkway, Sp 2030	Columbia	MD		*	Banana Republic	#N/A
*	825 Dulaney Valley Road - Sp.#487	Towson	MD		*	Gap	#N/A
*	200 East Pratt Street (new #3091)	Baltimore	MD	21401		KIDS/BABY
*	10300 Little Paxtent Park # 2126	Columbia	MD	21044		KIDS/BABY
*	607 Maine Mall	South Portland	ME		*	Gap	Portland, ME
*	663 Stillwater Ave #F-4	Bangor	ME		*	Gap	#N/A
*	4 Steven King Drive Sp. B-210	Augusta	ME		*	Gap	ME AREA NOT IN ANY MSA

Gap/IBM Confidential

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Exhibit D-17 - Stores Network & POS

Store #	Street Address	City	State	Zip	NPA-NXX	Division	Metropolitan Area
*	306 US Route 1	Kittery	ME		*	Gap Inc. Outlet	ME AREA NOT IN ANY MSA
*	375 US Route 1	Kittery	ME		*	Old Navy	ME AREA NOT IN ANY MSA
*	10 Stephen King Drive	Augusta	ME		*	Old Navy	ME AREA NOT IN ANY MSA
*	39 Main Street	Freeport	ME		*	Gap Inc. Outlet	Portland, ME
*	200 Running Hill Rd	South Portland	ME		*	Old Navy	Portland, ME
*	375 US Route 1	Kittery	ME		*	Gap Inc. Outlet	ME AREA NOT IN ANY MSA
*	35 Main Street	Freeport	ME		*	Gap Inc. Outlet	Portland, ME
*	14600 Lakeside Circle 1300	Sterling Heights	MI		*	Gap	Detroit, MI
*	27482 Novi Road C-243	Novi	MI		*	Gap	Detroit, MI
*		ANN ARBOR	MI	48108		GAP
*	6523 Telegraph Road	Bloomfield Township	MI		*	Gap	Detroit, MI
*	694 West 14 Mile Road	Troy	MI		*	Gap	Detroit, MI
*	30825 Orchard Lake Rd	Farmington Hills	MI		*	Gap	Detroit, MI
*	16836 Kercheval Avenue	Grosse Pointe	MI		*	Gap	Detroit, MI
*	37604 West Sixth Mile Road #H680	Livonia	MI		*	Gap	Detroit, MI
*	2800 W. Big Beaver Rd., Sp. 355	Troy	MI		*	Gap	Detroit, MI
*	32321 Gratiot Space 660	Roseville	MI	48066		GAP/KIDS
*	232 North Adams	Rochester	MI		*	Gap	Detroit, MI
*	12373 South Beyer Road	Birch Run	MI		*	Gap Inc. Outlet	Saginaw et al, MI
* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

*	1475 Burkhart Road	Howell	MI	48843		BRF
*		Burch Run	MI	48415		BRF
*	22801 Woodward Ave	Ferndale	MI		*	Gap Inc. Outlet	Detroit, MI
*	1475 North Burkhart Rd., Ste. E-250	Howell	MI		*	Gap Inc. Outlet	#N/A
*	3875 Market Place Center	Traverse City	MI		*	Gap Inc. Outlet	MI AREA NOT IN ANY MSA
*	244 North. Adams	Rochester Hills	MI		*	Banana Republic	Detroit, MI
*	3020 Towne Centre Blvd.	Lansing	MI		*	Banana Republic	Lansing et al, MI
*		ANN ARBOR	MI	48108		BR
*	4208 E. Blue Grass Road	Mt. Pleasant	MI	48858		ON
*	3665 28th St SE	Grand Rapids	MI	49512		ON
*	G-3619 Miller Rd	FLINT	MI		*	Old Navy	Flint, MI
*	1982 Grand River Avenue	Okemos	MI		*	Old Navy	Lansing et al, MI
*	12635 Felch Street, Suite 50	Holland	MI		*	Old Navy	Grand Rapids et al, MI
*	32387 Gratiot Ave. #24	Roseville	MI		*	Old Navy	Detroit, MI
*	5775 Beckley Road, Space 523	Battlecreek	MI		*	Old Navy	Kalamazoo et al, MI
*	4350 24th Ave. - Sp 500	Fort Gratiot	MI		*	Old Navy	Detroit, MI
*	2169 Telegraph Road	Bloomfield Hills	MI		*	Old Navy	Detroit, MI
*	1132 So Rochester Rd.	Rochester Hills	MI		*	Old Navy	Detroit, MI
*	1750 Dix Road	Lincoln Park	MI		*	Old Navy	Detroit, MI
*	31365 Orchard Lake Road	Farmington Hills	MI		*	Old Navy	Detroit, MI
*	3379 Tittawabassee Road	Saginaw	MI		*	Old Navy	Saginaw et al, MI
*	6024 Westnedge	Portage	MI		*	Old Navy	Kalamazoo et al, MI
*	5293 Harvey #400	Norton Shores	MI		*	Old Navy	Grand Rapids et al, MI
*	43207 Crescent Blvd	Novi	MI		*	Old Navy	Detroit, MI
*	3700 Rivertown Parkway #1006 & 2002	Grandville	MI		*	Old Navy	Grand Rapids et al, MI
*	4806 Baldwin Road	Orion Township	MI		*	Old Navy	Detroit, MI
*	13935 Hall Road	Shelby Township	MI		*	Old Navy	Detroit, MI

Gap/IBM Confidential

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Exhibit D-17 - Stores Network & POS

Store #	Street Address	City	State	Zip	NPA-NXX	Division	Metropolitan Area
*	3533 Washetenaw Ave.	Ann Arbor	MI		*	Old Navy	#N/A
*	5330 W.Saginaw Highway,	Lansing	MI		*	Old Navy	Lansing et al, MI
*	4224 East Court Street	Burton	MI		*	Old Navy	Flint, MI
*	2121 N. Monroe St.	Monroe	MI		*	Old Navy	Detroit, MI
*	1040 Fairplain Dr	Benton Harbor	MI		*	Old Navy	#N/A
*	1221 Collidge Rd (Hwy)	Troy	MI		*	Old Navy	Detroit, MI
*	1810 West Michigan Ave	Jackson	MI		*	Gap	Jackson, MI
*	1982 Grand River Rr Sp 109	Okemos	MI		*	Gap	Lansing et al, MI
*	3000 Towne Centre Blvd.	Lansing	MI		*	Gap	Lansing et al, MI
*	3155 28th Street SE	Grand Rapids	MI		*	Gap	Grand Rapids et al, MI
*	6650 South Westnedge	Portage	MI		*	Gap	Kalamazoo et al, MI
*	4350 24th ave suite # 214	Fort Gratiot	MI		*	Gap	Detroit, MI
*	3700 Rivertown Parkway Suite 2052	Grandville	MI		*	Gap	Grand Rapids et al, MI
*	5600 Harvey St.	Muskegon	MI		*	Gap	Grand Rapids et al, MI
*	6650 South Westnedge Ave	Portage	MI		*	Banana Republic	Kalamazoo et al, MI
*	14500 LaPlaisance Road, Suite D-20	Monroe	MI		*	Gap Inc. Outlet	Detroit, MI
*	1475 N. Brukhart Rd., Sp H-150	Howell	MI		*	Gap Inc. Outlet	#N/A
*	12205 Marketplace Dr. Sp. # 60H	Birch Run	MI		*	Gap Inc. Outlet	Saginaw et al, MI
* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

*	4787 Fashion Square Mall Sp# A-112	Saginaw	MI		*	Gap	Saginaw et al, MI
*	3735 Marketplace Circle	Traverse City	MI		*	Gap Inc. Outlet	MI AREA NOT IN ANY MSA
*	12330 James Street SP# 190	Holland	MI		*	Gap Inc. Outlet	Grand Rapids et al, MI
*	2990 Cook Road	West Branch	MI		*	Gap Inc. Outlet	MI AREA NOT IN ANY MSA
*	27434 Novi Road	Novi	MI		*	Banana Republic	Detroit, MI
*	3195 28th St. SE	Grand Rapids	MI	49512		BR
*	14600 Lakeside Circle Sp.#G220	Sterling Heights	MI		*	Banana Republic	Detroit, MI
*	3700 Rivertown Pkwy SP 1060	Grandville	MI		*	Banana Republic	Grand Rapids et al, MI
*	2800 W. Big Beaver Rd. Space V364	Troy	MI		*	Gap	Detroit, MI
*	27510 Novi (temp A-204)	Novi	MI		*	Gap	Detroit, MI
*	27456 Novi Road # B-231	Novi	MI		*	Gap	Detroit, MI
*	252 Briarwood Circle	Ann Arbor	MI		*	Gap	#N/A
*	3001 White Bear Avenue Sp 2048	Maplewood	MN		*	Gap	Minneapolis et al, MN-WI
*	2009 Burnsville Center	Burnsville	MN		*	Gap	Minneapolis et al, MN-WI
*	8251 Flying Cloud Dr.	Eden Prairie	MN		*	Gap	Minneapolis et al, MN-WI
*	1016 Rosedale Center,	Roseville	MN		*	Gap	Minneapolis et al, MN-WI
*	12671 Wayzata Blvd	Minnetonka	MN		*	Gap	Minneapolis et al, MN-WI
*	1114 Southdale Center	Edina	MN		*	Gap	Minneapolis et al, MN-WI
*	South Blvd	Bloomington	MN		*	Gap	Minneapolis et al, MN-WI
*	3000 Hennepin	Minneapolis	MN		*	Gap	Minneapolis et al, MN-WI
*	80 South Eighth Street	Minneapolis	MN		*	Gap	Minneapolis et al, MN-WI
*	8390 Tamarack Village Sp 508	Woodbury	MN		*	Gap	Minneapolis et al, MN-WI
*	1600 Miller Trunk Hiway	Duluth	MN		*	Gap	Duluth et al, MN-WI
*	4201 West Division St space # E-17	St. Cloud	MN		*	Gap	St. Cloud, MN
*	333 Apache Mall #411	Rochester	MN		*	Gap	Rochester, MN
*	398 Northtown Dr. N.E. Sp# MP-28	Blaine	MN		*	Gap	Minneapolis et al, MN-WI
*	6415 La Beaux Ave.	Albertville	MN		*	Gap Inc. Outlet	Minneapolis et al, MN-WI
*	38573 Tanger Dr.	North Branch	MN		*	Gap Inc. Outlet	Minneapolis et al, MN-WI

Gap/IBM Confidential

31 of 83

Exhibit D-17 - Stores Network & POS

Store #	Street Address	City	State	Zip	NPA-NXX	Division	Metropolitan Area
*	10 Roseville Center	Roseville	MN		*	Banana Republic	Minneapolis et al, MN-WI
*	12245 ELM CREEK BLVD N	Maple Grove	MN		*	Banana Republic	Minneapolis et al, MN-WI
*	12129 Elm Creek Blvd	Maple Grove	MN	55369		Gap
*	6415 LaBeaux NE	Albertville	MN		*	Gap Inc. Outlet	Minneapolis et al, MN-WI
*		St. Cloud	MN	53601		WHS
*	8020 Wedgewood Lane North	Maple Grove	MN		*	Old Navy	Minneapolis et al, MN-WI
*	138 East Broadway	Bloomington	MN		*	Old Navy	Minneapolis et al, MN-WI
*	8306 Tamarack Village	Woodbury	MN		*	Old Navy	Minneapolis et al, MN-WI
*	1263 Promenade Place	Eagan	MN		*	Old Navy	Minneapolis et al, MN-WI
*	7595 France Avenue Bldg D, Ste #110	Edina	MN		*	Old Navy	Minneapolis et al, MN-WI
*	1620 New Brighton Blvd	Minneapolis	MN		*	Old Navy	Minneapolis et al, MN-WI
*	12767 Riverdale Blvd	Coon Rapids	MN		*	Old Navy	Minneapolis et al, MN-WI
*	1600 Miller Trunk Highway, Space L-20	Duluth	MN		*	Old Navy	Duluth et al, MN-WI
*	3001 White Bear Avenue #1001-A	Maplewood	MN		*	Old Navy	Minneapolis et al, MN-WI
*	8308 Highway 7	St. Louis Park	MN		*	Old Navy	Minneapolis et al, MN-WI
*	50 25th St. South East	Rochester	MN		*	Old Navy	Rochester, MN
*	8251 Flying Cloud Drive	Eden Praire	MN		*	Old Navy	Minneapolis et al, MN-WI
* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

*	1901 E. Madison Avenue	Mankato	MN		*	Old Navy	MN AREA NOT IN ANY MSA
*	1079 Burnsville Center	Burnsville	MN		*	Old Navy	Minneapolis et al, MN-WI
*	6415 Labeaux Ave.NE, Sp. A280	Albertville	MN		*	Gap Inc. Outlet	Minneapolis et al, MN-WI
*	6750 W Frontage Road, Space 45B	Medford	MN		*	Gap Inc. Outlet	MN AREA NOT IN ANY MSA
*	28573 Tanger Dr.	North Branch	MN		*	Gap Inc. Outlet	Minneapolis et al, MN-WI
*	1672 Southdale Center	Edina	MN		*	Banana Republic	Minneapolis et al, MN-WI
*	100 West Market #W100A	Bloomington	MN		*	Banana Republic	Minneapolis et al, MN-WI
*	80 South Eight St., Sp.#214	Minneapolis	MN		*	Banana Republic	Minneapolis et al, MN-WI
*	3925 West 50th	Edina	MN		*	Banana Republic	Minneapolis et al, MN-WI
*	12533 Wayzata Blvd. Sp #150	Minnetonka	MN		*	Gap	Minneapolis et al, MN-WI
*	1595 w.highway 36/1016 rosedale cntr	Roseville	MN		*	Gap	Minneapolis et al, MN-WI
*	60 East Brodway Blvd.	Bloomington	MN		*	Gap	Minneapolis et al, MN-WI
*	1504 Southdale Center Space B-101	Edina	MN		*	Gap	Minneapolis et al, MN-WI
*	12667 Wayzata Blvd	Minnetonka	MN		*	Gap	Minneapolis et al, MN-WI
*	915 COUNTY RD 42 WEST # 2073	Burnsville	MN		*	Gap	Minneapolis et al, MN-WI
*	SPACE 140	KANSAS CITY	MO	64153		GAP
*	164 Crestwood Plaza	St. Louis	MO		*	Gap	St. Louis, MO-IL
*	232 Chesterfield Mall	Chesterfield	MO		*	Gap	St. Louis, MO-IL
*	1178 St Louis Galleria	St. Louis	MO		*	Gap	St. Louis, MO-IL
*	2825 South Glenstone	Springfield	MO		*	Gap	Springfield, MO
*	2300 Bernadette, Space #330	Columbia	MO		*	Gap	Columbia, MO
*	1074 St. Louis Galleria	St. Louis	MO		*	Gap	St. Louis, MO-IL
*	1600 Mid Rivers Mall	St. Peters	MO		*	Gap	St. Louis, MO-IL
*	101 Rangeline Road	Joplin	MO		*	Gap	Joplin, MO
*	422 South County Centerway	St. Louis	MO		*	Gap	St. Louis, MO-IL
*	424 West 47th Street	Kansas City	MO		*	Gap	Kansas City, MO-KS
*	1078 Independence Center Drive	Independence	MO		*	Gap	Kansas City, MO-KS
*	300 Tanger Blvd	Branson	MO	65616		BRF
*	300 Tanger Blvd	Branson	MO		*	Gap Inc. Outlet	MO AREA NOT IN ANY MSA

Gap/IBM Confidential

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Exhibit D-17 - Stores Network & POS

Store #	Street Address	City	State	Zip	NPA-NXX	Division	Metropolitan Area
*	4785 PARK 370 BLVD	Hazelwood	MO		*	Old Navy	St. Louis, MO-IL
*	STADIUM BLVD & ASH ST	COLUMBIA	MO	65203		OLD NAVY
*	3535 Missouri Blvd	JEFFERSON CITY	MO		*	Old Navy	MO AREA NOT IN ANY MSA
*		Saint Joeseph	MO	64506		ON
*		O’Fallon	MO	63366		ON
*	134 West Park Mall	Cape Girardeau	MO	63703		ON
*	47 E. Chesterfield Mall	Chesterfield	MO		*	Old Navy	St. Louis, MO-IL
*	18813 East 39th	Independence	MO		*	Old Navy	Kansas City, MO-KS
*	8881 Ladue Rd., Sp. B	Ladue	MO		*	Old Navy	St. Louis, MO-IL
*	12519 Olive Blvd	Creve Coeur	MO		*	Old Navy	St. Louis, MO-IL
*	10940 Sunset Plaza	St. Louis	MO		*	Old Navy	St. Louis, MO-IL
*	8321 N.W. Roanridge Road #G	Kansas City	MO		*	Old Navy	Kansas City, MO-KS
*	2825 S. Glenstone Ave, Space #D01B	Springfield	MO		*	Old Navy	Springfield, MO
*	4498 Lemay Ferry Road	Mehlville	MO		*	Old Navy	St. Louis, MO-IL
*	4201 South Noland Road, Sp. I	Independence	MO		*	Old Navy	Kansas City, MO-KS
*	101 North Range Line	Joplin	MO		*	Old Navy	Joplin, MO
* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

*	1656 N. W. Chipman Rd.	Lees Summit	MO		*	Old Navy	Kansas City, MO-KS
*	2300 Bernadette Dr. - Sp. 428	Columbia	MO		*	Gap	Columbia, MO
*	4540 HIGHWAY 54	Osage Beach	MO		*	Gap Inc. Outlet	MO AREA NOT IN ANY MSA
*	1498 W. Old Highway 40 Sp#G-280	Odessa	MO		*	Gap Inc. Outlet	Kansas City, MO-KS
*	1000 Warrenton Outlet Center, Suite 36	Warrenton	MO		*	Gap Inc. Outlet	St. Louis, MO-IL
*	300 Tanger Blvd., Suite 510	Branson	MO		*	Gap Inc. Outlet	MO AREA NOT IN ANY MSA
*	85 Plaza Frontenac	St. Louis	MO		*	Banana Republic	St. Louis, MO-IL
*	440 West 47 Street, Suite 110	Kansas City	MO		*	Banana Republic	Kansas City, MO-KS
*	1456 St. Louis Galleria	St. Louis	MO		*	Banana Republic	St. Louis, MO-IL
*	Clarkson and US 40, Unit 632	Chesterfield	MO		*	Banana Republic	St. Louis, MO-IL
*	424 West 47th Street	KANSAS CITY	MO	64112		GAP
*	2825 South Glenstone, #U3A	Springfield	MO		*	Gap	Springfield, MO
*	2035 Independence Center Drive F03A	Independence	MO		*	Gap	Kansas City, MO-KS
*	1085 St Louis Galleria	St. Louis	MO		*	Gap	St. Louis, MO-IL
*		KANSAS CITY	MO	64153		KID
*	13118 Old Hwy 61N	Robinsonville	MS		*	Gap Inc. Outlet	MS AREA NOT IN ANY MSA
*	1163 Bonita Lakes Circle	Meridian	MS		*	Old Navy	MS AREA NOT IN ANY MSA
*	1200 East County Lane #185	Ridgeland	MS		*	Gap	Jackson, MS
*	1000 Turtle Creek, Sp. 740	Hattiesburg	MS		*	Gap	Hattiesburg, MS
*	2600 Beach Blvd., Sp. 38	Biloxi	MS		*	Gap	#N/A
*	1001 Barnes Crossing Rd., Sp 717	Tupelo	MS		*	Gap	MS AREA NOT IN ANY MSA
*	1190 Bonita Lakes Circle #190	Meridian	MS		*	Gap	MS AREA NOT IN ANY MSA
*	136 Dog Wood Blvd	Flowood	MS		*	Gap	Jackson, MS
*	1049 East County Line Road #C	Jackson	MS		*	Old Navy	Jackson, MS
*	15100 Crossroads Parkway	Gulfport	MS		*	Old Navy	#N/A
*	3858 Market Cente Dr	Tupelo	MS		*	Old Navy	MS AREA NOT IN ANY MSA
*	155 Goodman Rd. West	Southhaven	MS		*	Old Navy	Memphis, TN-AR-MS
*	1488 Old Aberdeen Road	Columbus	MS		*	Old Navy	MS AREA NOT IN ANY MSA
*	10830 Factory Shops Blvd.	Gulfport	MS		*	Gap Inc. Outlet	#N/A
*	230 Dogwood Blvd	Flowood	MS		*	Old Navy	Jackson, MS

Gap/IBM Confidential

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Exhibit D-17 - Stores Network & POS

Store #	Street Address	City	State	Zip	NPA-NXX	Division	Metropolitan Area
*	1001 Barnes Crossing Sp. 208	Tupelo	MS		*	Gap	MS AREA NOT IN ANY MSA
*	4000 S. Frontage Rd Sp# B-2	Vicksburg	MS		*	Gap Inc. Outlet	MS AREA NOT IN ANY MSA
*	10850 Factory Shops	Gulfport	MS		*	Gap Inc. Outlet	#N/A
*	1200 East County Line #126	Ridgeland	MS		*	Banana Republic	Jackson, MS
*	1200 East Countyline Road Level 2, #70	Ridgeland	MS		*	Gap	Jackson, MS
*	300 South 24th St. West	Billings	MT		*	Gap	#N/A
*	2901 Brooks St. Sp #D-10	Missoula	MT		*	Gap	Missoula, MT
*	1900 North 19th street	Bozeman	MT		*	Gap	MT AREA NOT IN ANY MSA
*	2800 King Avenue, West	Billings	MT		*	Old Navy	#N/A
*	1601 Marketplace Drive,	Great Falls	MT		*	Old Navy	Great Falls, MT
*	1540 North 19th Avenue	Bozeman	MT		*	Old Navy	MT AREA NOT IN ANY MSA
*	2800 North Reserve Street	Missoula	MT		*	Old Navy	Missoula, MT
*	2901 Brooks St., Sp. H-2	Missoula	MT		*	Gap	Missoula, MT
*	US Hwy 321	Blowing Rock	NC	28605		BRF
*	1025 Industrial Park Dr	Smithfield	NC	27577		BRF
* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

*	3 South Tunnel Rd.	Asheville	NC		*	Banana Republic	#N/A
*	8605 Townley Road	Huntersville	NC		*	Banana Republic	Charlotte et al, NC
*	Capital Blvd & Old Wake Forest Rd	Raleigh	NC	27603		ON
*	EVANS STREET & GREENVILLE BLVD.	GREENVILLE	NC	27834		OLD NAVY
*	3 South Tunnel Road	Asheville	NC		*	Gap	#N/A
*	1960 Highway 70 S.E. Sp. 166	Hickory	NC		*	Gap	Hickory et al, NC
*	4400 Sharon & Fairview	Charlotte	NC		*	Gap	Charlotte et al, NC
*	3320 Silas Creek Parkway	Winston-Salem	NC		*	Gap	Greensboro et al, NC
*	11025 Carolina Place	Pineville	NC		*	Gap	Charlotte et al, NC
*	245 Four Seasons Town Center Space #23	Greensboro	NC		*	Gap	Greensboro et al, NC
*	800-A Friendly Center Rd F1-F2	Greensboro	NC		*	Gap	Greensboro et al, NC
*	417 Cross Creek Mall space	Fayetteville	NC		*	Gap	Fayetteville, NC
*	8022 Providence Road	Charlotte	NC		*	Gap	Charlotte et al, NC
*	8720 JW Clay Blvd suite # 5	Charlotte	NC		*	Gap	Charlotte et al, NC
*	921 Eastchester Drive	High Point	NC		*	Gap	Greensboro et al, NC
*	1480 Corcord Pkwy North	Concord	NC		*	Gap	Charlotte et al, NC
*	8701 Townley Road	Huntersville	NC		*	Gap	Charlotte et al, NC
*	1208B Bridford Parkway	Greensboro	NC		*	Old Navy	Greensboro et al, NC
*	1880 Catawba Valley Blvd. SE	Hickory	NC		*	Old Navy	Hickory et al, NC
*	352-10 S. College Rd.	Wilmington	NC		*	Old Navy	Wilmington, NC
*	5424 New Hope Commons Drive	Durham	NC		*	Old Navy	Raleigh et al, NC
*	9000 J.M. Keynes Drive	Charlotte	NC		*	Old Navy	Charlotte et al, NC
*	9551 South Blvd.	Charlotte	NC		*	Old Navy	Charlotte et al, NC
*	3401 Pineville Matthews Road	Charlotte	NC		*	Old Navy	Charlotte et al, NC
*	3320 Silas Creek Pkwy #BU648	Winston-Salem	NC		*	Old Navy	Greensboro et al, NC
*	9751 Sam Furr Road	Huntersville	NC		*	Old Navy	Charlotte et al, NC
*	3692 E. Franklin Boulevard	Gastonia	NC		*	Old Navy	Charlotte et al, NC
*	131 Glensford Drive, Space 102	Fayetteville	NC		*	Old Navy	Fayetteville, NC
*	2070 Sam Rittenburg Blvd. #A-116	Charleston	NC		*	Old Navy	Charleston et al, SC
*	3000 Northline Ave.	Greensboro	NC		*	Old Navy	Greensboro et al, NC
*	4325 Glenwood Avenue #252	Raleigh	NC		*	Gap	Raleigh et al, NC

Gap/IBM Confidential

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Exhibit D-17 - Stores Network & POS

Store #	Street Address	City	State	Zip	NPA-NXX	Division	Metropolitan Area
*	1105 Walnut Street Space G-116	Cary	NC		*	Gap	Raleigh et al, NC
*	3500 Oleander Dr. #A10	Wilmington	NC		*	Gap	Wilmington, NC
*	714 SE Greenville Blvd., Sp. B1 - B3	Greeneville	NC		*	Gap	Greenville, NC
*	375 Western Blvd., Sp. G7	Jacksonville	NC		*	Gap	Jacksonville, NC
*	6910 Fayetteville Rd.	Durham	NC		*	Gap	Raleigh et al, NC
*	1250 Western Blvd.,	Jacksonville	NC		*	Old Navy	Jacksonville, NC
*	246 North Newhope Rd., Sp. 207	Gastonia	NC		*	Gap	Charlotte et al, NC
*	8111 Concord Mills Blvd.	Concord	NC		*	Old Navy	Charlotte et al, NC
*	1058 West Club Blvd., Sp 234	Durham	NC		*	Old Navy	Raleigh et al, NC
*	8111 Concord Mills Blvd.	Concord	NC		*	Gap Inc. Outlet	Charlotte et al, NC
*	385 Faith Rd.	Salisbury	NC		*	Old Navy	Charlotte et al, NC
*	10530 I Northeast	Matthews	NC		*	Old Navy	Charlotte et al, NC
*	1587 Benvenue Rd.	Rocky Mount	NC		*	Old Navy	Rocky Mount, NC
*	330 Crossroads Plaza	CARY	NC		*	Old Navy	Raleigh et al, NC
* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

*	801 Friendly Center Road Sp F1	Greensboro	NC		*	Gap	Greensboro et al, NC
*	3500 Oleander Drive	Wilmington	NC		*	Gap	Wilmington, NC
*	3320 Silas Creek Parkway #5516	Winston-Salem	NC		*	Gap	Greensboro et al, NC
*	6910 Fayetteville Rd., Suite 130	Durham	NC		*	Banana Republic	Raleigh et al, NC
*	1025 Industrial Drive Space #720	Smithfield	NC		*	Gap Inc. Outlet	Raleigh et al, NC
*	US Highway 321 space 57	Blowing Rock	NC		*	Gap Inc. Outlet	Hickory et al, NC
*	7100 So. Croatan Highway, Suite 8	Nags Head	NC		*	Gap Inc. Outlet	NC AREA NOT IN ANY MSA
*	8111 Concord Mills Boulevard Suite 641	Concord	NC		*	Gap Inc. Outlet	Charlotte et al, NC
*	6841 MAIN STREET	WILMINGTON	NC	28405		BR
*	4400 Sharon Road Sp. #E12-E13A	Charlotte	NC		*	Banana Republic	Charlotte et al, NC
*	3320 Silas Creek Pkwy # 548	Winston-Salem	NC		*	Banana Republic	Greensboro et al, NC
*	4325 Glenwood Avenue	Raleigh	NC		*	Banana Republic	Raleigh et al, NC
*	801-B Friendly Center Rd., Sp.#801-B	Greensboro	NC		*	Banana Republic	Greensboro et al, NC
*	3320 Silas Creek Pkwy - Sp. #GU-7732	Winston-Salem	NC		*	Gap	Greensboro et al, NC
*	4325 Glenwood Ave. Sp. 230A	Raleigh	NC		*	Gap	Raleigh et al, NC
*	248 Four Seasons Town Centre	Greensboro	NC		*	Gap	Greensboro et al, NC
*	3 South Tunnel Road	Asheville	NC		*	Gap	#N/A
*	4325 Glenwood Avenue	Raleigh	NC		*	Gap	Raleigh et al, NC
*	11025 Carolina Place	Pineville	NC		*	Gap	Charlotte et al, NC
*	I-29 & 13th Avenue South	Fargo	ND		*	Gap	Fargo et al, ND-MN
*	2800 Columbia Rd	Grand Forks	ND		*	Gap	Grand Forks, ND-MN
*	2400 10th Street SW 622	Minot	ND		*	Old Navy	ND AREA NOT IN ANY MSA
*	3801 32nd Ave. South	Grand Forks	ND		*	Old Navy	Grand Forks, ND-MN
*	1500 13TH Ave. East	West Fargo	ND		*	Old Navy	Fargo et al, ND-MN
*	Interstate 29 & 13th Avenue South	Fargo	ND		*	Gap	Fargo et al, ND-MN
*	3001 South 144 Space 20-29	Omaha	NE		*	Gap	Omaha, NE-IA
*	2910 Pine Lake Rd. Suite A	Lincoln	NE		*	Gap	Lincoln, NE
*	7400 Dodge street	Omaha	NE		*	Gap	Omaha, NE-IA
*	5011 2nd Avenue Sp. 7-12	Kearney	NE		*	Gap	NE AREA NOT IN ANY MSA
*	10000 California Street, Suite 1237	Omaha	NE		*	Old Navy	Omaha, NE-IA
*	2950 Pine Lake Road, Suite A	Lincoln	NE		*	Old Navy	Lincoln, NE
*	5027 Second Avenue, Ste. 37	Kearney	NE		*	Old Navy	NE AREA NOT IN ANY MSA

Gap/IBM Confidential

35 of 83

Exhibit D-17 - Stores Network & POS

Store #	Street Address	City	State	Zip	NPA-NXX	Division	Metropolitan Area
*	3123 Oakview Drive	Omaha	NE		*	Old Navy	Omaha, NE-IA
*	7400 Dodge Street #0D08A	Omaha	NE		*	Old Navy	Omaha, NE-IA
*	10335 Pacific Street	Omaha	NE		*	Banana Republic	Omaha, NE-IA
*	2940 Pike Lake Rd.	Lincoln	NE		*	Banana Republic	Lincoln, NE
*	3001 South 144th St. Sp E-5	Omaha	NE		*	Gap	Omaha, NE-IA
*	1 Common Court	North Conway	NH	3860		ONO
*	120 Laconia Road	Tilton	NH	3276		BRF
*	310 Daniel Webster	Nashua	NH		*	Gap	Boston et al, MA-NH
*	1500 South Willow St	Manchester	NH		*	Gap	Boston et al, MA-NH
*	248 Loudon Road #1206	Concord	NH		*	Gap	NH AREA NOT IN ANY MSA
*	Fox Run Road	Newington	NH		*	Gap	Boston et al, MA-NH
*	99 Rockingham Park Bvld	Salem	NH		*	Gap	Boston et al, MA-NH
*	19 Congress Street	Portsmouth	NH		*	Gap	Boston et al, MA-NH
* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

*	20 South Main Street	Hanover	NH		*	Gap	NH AREA NOT IN ANY MSA
*	310 Daniel Webster Hwy.	Nashua	NH		*	Banana Republic	Boston et al, MA-NH
*	99 Rockingham Park Blvd	Salem	NH		*	Banana Republic	Boston et al, MA-NH
*		Manchester	NH	3103		WHS
*	4 East Spitbrook Rd.	Nashua	NH		*	Old Navy	Boston et al, MA-NH
*	270 Louden Rd	Concord	NH		*	Old Navy	NH AREA NOT IN ANY MSA
*	45 Gosling Road #8	Newington	NH		*	Old Navy	Boston et al, MA-NH
*	Rte. 16 Main St.	North Conway	NH		*	Gap Inc. Outlet	NH AREA NOT IN ANY MSA
*	120 Laconia Rd., Suite 110 & 112	Tilton	NH		*	Gap Inc. Outlet	NH AREA NOT IN ANY MSA
*	Route 16, Sp . E-10	No. Conway	NH		*	Gap Inc. Outlet	NH AREA NOT IN ANY MSA
*	100 Market Street Sp. 6	Portsmouth	NH		*	Banana Republic	Boston et al, MA-NH
*	310 Daniel Webster Hwy	Nashua	NH		*	Gap	Boston et al, MA-NH
*	Cherry Hill Mall, Route 38 #514	Cherry Hill	NJ		*	Gap	Philadelphia, PA-NJ
*	Deptford Mall Space 1D4	Deptford	NJ		*	Gap	Philadelphia, PA-NJ
*	220 Quakerbridge Mall	Lawrenceville	NJ		*	Gap	Trenton, NJ
*	400 Route 38	Moorestown	NJ		*	Gap	Philadelphia, PA-NJ
*	3849 S DELSEA DRIVE	Vineland	NJ		*	Gap	Vineland et al, NJ
*	3535 US Route One #110	Princeton	NJ		*	Gap	Trenton, NJ
*	4403 Black Horse Pike, Sp. #260	Mays Landing	NJ		*	Gap	#N/A
*	1200 Highway 22 East, Sp.630	Phillipsburg	NJ		*	Gap	Newark, NJ
*	300 Route 73 Suite # N-326 & O-326	Marlton	NJ		*	Gap	Philadelphia, PA-NJ
*	112 Eisenhower Parkway #1007	Livingston	NJ		*	Gap	Newark, NJ
*	405 Paramus Park	Paramus	NJ		*	Gap	#N/A
*	210 Woodbridge Center	Woodbridge	NJ		*	Gap	Middlesex et al, NJ
*	Route 35 & 36 #3004	Eatontown	NJ		*	Gap	Monmouth et al, NJ
*	Route 4 & 17	Paramus	NJ		*	Gap	#N/A
*	Route 4 & Forest Ave #12/C	Paramus	NJ		*	Gap Inc. Outlet	#N/A
*	491 Menlo Park Mall	Edison	NJ		*	Gap	Middlesex et al, NJ
*	1201 Hooper Ave	Toms River	NJ		*	Gap	Monmouth et al, NJ
*	Route 80 & Mt. Hope Ave. #1083 & #1084	Rockaway	NJ		*	Gap	Newark, NJ
*	Route 24, JFK Parkway, Space #D123	Short Hills	NJ		*	Gap	Newark, NJ
*	1400 Willowbrook Mall 1625 perm	wayne	NJ		*	Gap	#N/A
*	501 ROUTE 17	Paramus	NJ		*	Gap	#N/A

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36 of 83

Exhibit D-17 - Stores Network & POS

Store #	Street Address	City	State	Zip	NPA-NXX	Division	Metropolitan Area
*	142 Westwood Avenue	Westwood	NJ		*	Gap	#N/A
*	251 Highway 18	East Brunswick	NJ		*	Gap	Middlesex et al, NJ
*	235 East Ridgewood Avenue	Ridgewood	NJ		*	Gap	#N/A
*	380 Riverside Square	Hackensack	NJ		*	Gap	#N/A
*	591 Route 35	Shrewsbury	NJ		*	Gap	Monmouth et al, NJ
*	2130 Hwy 35 S	Holmdel	NJ		*	Old Navy	Monmouth et al, NJ
*	102 N. Michigan Ave.	Atlantic City	NJ		*	Gap Inc. Outlet	#N/A
*	100 Menlo Park	Edison	NJ		*	Banana Republic	Middlesex et al, NJ
*	3056 State Rt 10	Denville(Dover)	NJ		*	Banana Republic	Newark, NJ
*	537 MONMOUTH ROAD	Jackson	NJ		*	Gap Inc. Outlet	Monmouth et al, NJ
*	1800 N. Michigan Ave	Atlantic City	NJ	8401		BRF
*	300 International Dr. South	Flanders	NJ		*	Old Navy	Newark, NJ
* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

*	3115 Kennedy Blvd.	North Bergen	NJ		*	Old Navy	Jersey City, NJ
*	651 Kapkowski Rd., Ste. 10	Elizabeth	NJ		*	Old Navy	Newark, NJ
*	1515 Route 22 West	Watchung	NJ		*	Old Navy	Middlesex et al, NJ
*	300 Promenade Blvd.	Bridgewater	NJ		*	Old Navy	Middlesex et al, NJ
*	755 State Highway 18	East Brunswick	NJ		*	Old Navy	Middlesex et al, NJ
*	100 Cumberland Mall Space C-11	Vineland	NJ		*	Old Navy	Vineland et al, NJ
*	1200 Hwy 22, Space 612	Phillipsburg	NJ		*	Old Navy	Newark, NJ
*	701 Route 440 Sp39,41,42,43,44	Jersey City	NJ		*	Old Navy	Jersey City, NJ
*	56 Chambers Bridge & Rte. 70	Brick	NJ		*	Old Navy	Monmouth et al, NJ
*	485 River Road	Edgewater	NJ		*	Old Navy	#N/A
*	250 Consumer's Square	May's Landing	NJ		*	Old Navy	#N/A
*	1101 Nixon Dr.	Moorestown	NJ		*	Old Navy	Philadelphia, PA-NJ
*	Rt. 23 #20	Wayne	NJ		*	Old Navy	#N/A
*	977 Valley Road, Bldg F1	Gillette	NJ		*	Old Navy	Newark, NJ
*	447 Menlo Park Mall	Edison	NJ		*	Old Navy	Middlesex et al, NJ
*	State Hwy 35 - Space #2101	Eatontown	NJ		*	Old Navy	Monmouth et al, NJ
*	1140 Paramus Park	Paramus	NJ		*	Old Navy	#N/A
*	1557 Almonesson Road	Deptford	NJ		*	Old Navy	Philadelphia, PA-NJ
*	3710 Route 9 #B140	Freehold	NJ		*	Old Navy	Monmouth et al, NJ
*	Garden St. Pl. - 355 State Hwy #17 - U	Paramus	NJ		*	Old Navy	#N/A
*	530 West Mount Pleasant Avenue	Livingston	NJ		*	Old Navy	Newark, NJ
*	1321 Cenntennial Ave	Piscataway	NJ		*	Old Navy	Middlesex et al, NJ
*	651Kapowski Rd. spc.1024	Elizabeth	NJ		*	Gap Inc. Outlet	Newark, NJ
*	200 Quakebridge Mall	Lawrence Township	NJ		*	Old Navy	Trenton, NJ
*	121 Market St	Newark	NJ		*	Old Navy	Newark, NJ
*	649 West Edgar Rd	Linden	NJ		*	Old Navy	Newark, NJ
*	112 Eisenhower Parkway, 2nd Floor	Livingston	NJ		*	Old Navy	Newark, NJ
*	1201 Hooper Ave. Sp1049	Toms River	NJ		*	Old Navy	Monmouth et al, NJ
*	1015 Willowbrook Mall	Wayne	NJ		*	Old Navy	#N/A
*	730 Rt 73 South	Marlton	NJ		*	Old Navy	Philadelphia, PA-NJ
*	3710 Route 9 Space #F110	Freehold	NJ		*	Gap	Monmouth et al, NJ
*	30 Park Place Space #2043/4	Morristown	NJ		*	Gap	Newark, NJ
*	30-260 Mall Drive West	Jersey City	NJ		*	Gap	Jersey City, NJ
*	207 East Broad Street	Westfield	NJ		*	Gap	Newark, NJ

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Exhibit D-17 - Stores Network & POS

Store #	Street Address	City	State	Zip	NPA-NXX	Division	Metropolitan Area
*	629 Valley Road	Upper Montclair	NJ		*	Gap	Newark, NJ
*	2056 State Rt. 10	Denville	NJ		*	Gap	Newark, NJ
*	2150 Highway 35, #D1	Sea Girt	NJ		*	Gap	Monmouth et al, NJ
*	30-133A Mall Drive West, Sp. A034A	Jersey City	NJ		*	Gap	Jersey City, NJ
*	423 Chestnut Ridge	Woodcliff Lake	NJ		*	Gap	#N/A
*	195 South US Highway 206 Sp 217-219	Chester	NJ		*	Gap	Newark, NJ
*	525 River Road	Edgewater	NJ		*	Gap	#N/A
*	1750 Deptford Center Road Sp # 1009	Deptford	NJ		*	Gap	Philadelphia, PA-NJ
*	222 East Ridgewood Ave	Ridgewood	NJ		*	Gap	#N/A
*	1285 Echleon Mall	Voorhees	NJ		*	Gap	Philadelphia, PA-NJ
*	500 Sagemore Dr.	Marlton	NJ		*	Banana Republic	Philadelphia, PA-NJ
* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

*	537 Monmouth Rd. SP # 100	Jackson	NJ		*	Gap Inc. Outlet	Monmouth et al, NJ
*	651 Kapkowski Rd Sp# 260	Elizabeth	NJ		*	Gap Inc. Outlet	Newark, NJ
*	17 Palmer Square East	Princeton	NJ		*	Banana Republic	Trenton, NJ
*	Short Hills Mall #D123	Short Hills	NJ		*	Banana Republic	Newark, NJ
*	519 Menlo Park Mall	Edison	NJ		*	Banana Republic	Middlesex et al, NJ
*	525 Cherry Hill Mall	Cherry Hill	NJ		*	Banana Republic	Philadelphia, PA-NJ
*	1400 Willowbrook Mall,Routes 23	Wayne	NJ		*	Banana Republic	#N/A
*	3710 Route 9	Freehold	NJ		*	Banana Republic	Monmouth et al, NJ
*	1 Riverside Square	Hackensack	NJ		*	Banana Republic	#N/A
*	525 Route 35	Shrewsbury	NJ		*	Banana Republic	Monmouth et al, NJ
*	355 State Highway #17 South	Paramus	NJ		*	Banana Republic	#N/A
*	1200 Morris Turnpike, Sp #A214	Short Hills	NJ		*	Banana Republic	Newark, NJ
*	427 Chestnut Ridge Rd	Woodcliff Lake	NJ		*	Banana Republic	#N/A
*	137 Central Ave.	Westfield	NJ		*	Banana Republic	Newark, NJ
*	2150 Route 35 Sp E 14- E16	Sea Girt	NJ		*	Banana Republic	Monmouth et al, NJ
*	225 River Road	Edgewater	NJ		*	Banana Republic	#N/A
*	1400 Willow Brook Mall	Wayne	NJ	7470		BABY
*	30-241 Mall Drive West	Jersey City	NJ		*	Gap	Jersey City, NJ
*	Route 4 & 17 #M5	Paramus	NJ		*	Gap	#N/A
*	26 Park Place	Morristown	NJ		*	Gap	Newark, NJ
*	234 East Broad Street	Westfield	NJ		*	Gap	Newark, NJ
*	700 PARAMUS PARK	PARAMUS	NJ	7652		GAP
*	210 Woodbridge Center	Woodbridge	NJ		*	Gap	Middlesex et al, NJ
*	112 Eisenhower Parkway	Livingston	NJ		*	Gap	Newark, NJ
*	Rte. 80 & Mount Hope Ave., Sp. #1017	Rockaway	NJ		*	Gap	Newark, NJ
*	1400 Willowbrook Mall, sp# 1625	Wayne	NJ	7470		KIDS
*	1200 Morris Turnpike #113	Short Hills	NJ		*	Gap	Newark, NJ
*	Route 35 & 36	Eatontown	NJ		*	Gap	Monmouth et al, NJ
*	2000 Route 38 #412	Cherry Hill	NJ		*	Gap	Philadelphia, PA-NJ
*	223 Quaker Bridge Mall	Lawrenceville	NJ		*	Gap	Trenton, NJ
*	620 Coronado Center	Albuquerque	NM		*	Gap	#N/A
*	10000 Coors Bypass NW, Sp C3	Albuquerque	NM		*	Gap	#N/A
*	4250 Cerrillos Road Sp # 1140,1144,114	Santa Fe	NM		*	Gap	Santa Fe, NM
*	4601 E. Main Street	Farmington	NM		*	Gap	NM AREA NOT IN ANY MSA
*	2200 E. Lohman Ave. Ste 200	Las Cruces	NM	88001		ON

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Exhibit D-17 - Stores Network & POS

Store #	Street Address	City	State	Zip	NPA-NXX	Division	Metropolitan Area
*	4900 Cutler #B	Albuquerque	NM		*	Old Navy	#N/A
*	10,000 Coors Blvd.	Albuquerque	NM		*	Old Navy	#N/A
*	3550 Zafarano Drive	Santa Fe	NM		*	Old Navy	Santa Fe, NM
*	6600 Menaul NE #399	Albuquerque	NM		*	Banana Republic	#N/A
*	123 West San Francisco St	Santa Fe	NM		*	Banana Republic	Santa Fe, NM
*	6600 Menaul Blvd. NE	Albuquerque	NM		*	Gap	#N/A
*	3667 Las Vegas Blvd. S. Suite 290	Las Vegas	NV		*	Gap	Las Vegas, NV-AZ
*	1055 South Rampart Blvd.	Las Vegas	NV		*	Gap	Las Vegas, NV-AZ
*	32100 Las Vegas Blvd	Primm	NV		*	Gap Inc. Outlet	Las Vegas, NV-AZ
*	875 S. Grand Central Parkway	Las Vegas	NV	89106		BRF
* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

*	1049 South Rampart Blvd.	Las Vegas	NV		*	Banana Republic	Las Vegas, NV-AZ
*	3200 LAS VEGAS BLVD	Las Vegas	NV		*	Banana Republic	Las Vegas, NV-AZ
*	911 TOPSY LANE	Carson City	NV		*	Old Navy	NV AREA NOT IN ANY MSA
*	525 N. Stephanie Street	Henderson	NV		*	Old Navy	Las Vegas, NV-AZ
*	2186 N. Rainbow Blvd.	Las Vegas	NV		*	Old Navy	Las Vegas, NV-AZ
*	4891 Kietzke Lane	Reno	NV		*	Old Navy	Reno, NV
*	3580 Maryland Parkway	Las Vegas	NV		*	Gap	Las Vegas, NV-AZ
*	3200 Las Vegas Blvd Space 210....	Las Vegas	NV		*	Gap	Las Vegas, NV-AZ
*	1300 W. Sunset Rd., #1625	Henderson	NV		*	Gap	Las Vegas, NV-AZ
*	3500 LAS VEGAS BLVD SO	Las Vegas	NV		*	Gap	Las Vegas, NV-AZ
*	32100 Las Vegas Blvd. South # 462	Primm	NV		*	Gap Inc. Outlet	Las Vegas, NV-AZ
*	32100-108 Las Vegas Blvd., South	Primm	NV		*	Gap Inc. Outlet	Las Vegas, NV-AZ
*	1955 Casino Drive, Sp. #328	Laughlin	NV		*	Gap Inc. Outlet	Las Vegas, NV-AZ
*	3500 Las Vagas Blvd. South - F01	Las Vegas	NV		*	Banana Republic	Las Vegas, NV-AZ
*	3355 Las Vegas Blvd., Suite 1198	Las Vegas	NV		*	Banana Republic	Las Vegas, NV-AZ
*	5270 Meadowwood Mall Circle	Reno	NV		*	Gap	Reno, NV
*	3528 Marilyn Pkwy #204	Las Vegas	NV		*	Gap	Las Vegas, NV-AZ
*	479 Sunrise Mall, Space 4, 5, 6, 7	Massapequa	NY		*	Gap	Nassau et al, NY
*	2655 Richmond Avenue #138	Staten Island	NY		*	Gap	New York, NY
*	5265 Kings Plaza	Brooklyn	NY		*	Gap	New York, NY
*	90-15 Queens Blvd #H401	Elmhurst	NY		*	Gap	New York, NY
*	734 Lexington Ave	New York	NY		*	Gap	New York, NY
*	Cross County Center - 9A Mall Walk	Yonkers	NY		*	Gap	New York, NY
*	630 Old Country Rd.	Garden City	NY		*	Gap	Nassau et al, NY
*	1701 Sunrise Highway	Bay Shore	NY		*	Gap	Nassau et al, NY
*	1440 Union Turn Pike	New Hyde Park	NY		*	Gap	Nassau et al, NY
*	3105 Long Beach Road	Oceanside	NY		*	Gap	Nassau et al, NY
*	160-5 Route 110	Huntington Station	NY		*	Gap	Nassau et al, NY
*	2054 Northern Blvd	Manhasset	NY		*	Gap	Nassau et al, NY
*	Middle Country Road #B20-A	Lake Grove	NY		*	Gap	Nassau et al, NY
*	1004 Green Acres Mall	Valley Stream	NY		*	Gap	Nassau et al, NY
*	69-39 Austin Street	Forest Hills	NY		*	Gap	New York, NY
*	2101-2109 86th Street	Brooklyn	NY		*	Gap	New York, NY
*	961 Broadway Mall	Hicksville	NY		*	Gap	Nassau et al, NY
*	2373 Broadway	New York	NY		*	Gap	New York, NY
*	250 West 57th Street	New York	NY		*	Gap	New York, NY

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Exhibit D-17 - Stores Network & POS

Store #	Street Address	City	State	Zip	NPA-NXX	Division	Metropolitan Area
*	60 West 34th Street	New York	NY		*	Gap	New York, NY
*	122 Fifth Ave.	New York	NY		*	Gap	New York, NY
*	400 Wheatley Plaza	Greenvale	NY		*	Gap	Nassau et al, NY
*	750 Broadway	New York	NY		*	Gap	New York, NY
*	2468 Central Park Avenue Sp 19	Yonkers	NY		*	Gap	New York, NY
*	839-114 New York Avenue	Huntington	NY		*	Old Navy	Nassau et al, NY
*	403 South Oyster Bay Road	Plainview	NY		*	Gap	Nassau et al, NY
*	650 Lee Blvd, Sp. #104-107	Yorktown Heights	NY		*	Gap	New York, NY
*	11 Fulton Market	New York	NY		*	Gap	New York, NY
* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

*	696 White Plains Road	Scarsdale	NY		*	Gap	New York, NY
*	461 Central Avenue	Cedarhurst	NY		*	Gap	Nassau et al, NY
*	2001 South Road #A-113	Poughkeepsie	NY		*	Gap	Dutchess County, NY
*	1770 West Main St.	Riverhead	NY		*	Gap Inc. Outlet	Nassau et al, NY
*	SR 78, Transit Road & SR 5, Main Stree	Williamsville	NY		*	Gap	Buffalo et al, NY
*	1233 Niagara Blvd	Amherst	NY		*	Gap	Buffalo et al, NY
*	728 McKinley Mall	Blasdell	NY		*	Gap	Buffalo et al, NY
*	D223 Walden Galleria	Buffalo	NY		*	Gap	Buffalo et al, NY
*	1776 Military Road	Niagara Falls	NY		*	Gap Inc. Outlet	Buffalo et al, NY
*	1947 Old County Road #1425	Riverhead	NY		*	Gap Inc. Outlet	Nassau et al, NY
*	1009 Flatbush Avenue, Space 2	Brooklyn	NY		*	Gap Inc. Outlet	New York, NY
*	200 Vesey Street	New York	NY		*	Banana Republic	New York, NY
*	135 EASTVIEW MALL	VICTOR	NY	14564		BR
*	9015 Queens Blvd	Elmhurst	NY	11373		BR
*	216 Eastview Mall	Victor	NY		*	Gap	Rochester, NY
*	3400 W. Henrietta Rd.	Rochester	NY		*	Gap	Rochester, NY
*	214 Greece Ridge Center Drive	Rochester	NY		*	Gap	Rochester, NY
*	402 Balltown Road	Schenectady	NY	12304		ON
*	1864 Plaza Drive	Olean	NY	14760		ON
*	3300 Chambers Rd.South K4 to G1	Horseheads	NY		*	Gap	Elmira, NY
*	4155 Route 31 SP# G118-G120	Clay	NY		*	Gap	Syracuse, NY
*	9588 Carousel Center Sp B204/B206	Syracuse	NY		*	Gap	Syracuse, NY
*	40 Catherwood Sp# F-14	Ithaca	NY		*	Gap	NY AREA NOT IN ANY MSA
*	Route 5 & 5A Sp D6	New Hartford	NY		*	Gap	Utica et al, NY
*	3649 ERIE BLVD EAST	Dewitt	NY		*	Gap	Syracuse, NY
*	21182 Salmon Run Mall -LP W sp# A-119	Watertown	NY		*	Gap	NY AREA NOT IN ANY MSA
*	3540 Mckinley Parkway	Blasdell	NY		*	Old Navy	Buffalo et al, NY
*	300 W. 125th Street	New York	NY		*	Old Navy	New York, NY
*	159-02 Jamaica ave	Queens	NY		*	Old Navy	New York, NY
*	318 East Fairmont Avenue, Space 304	Lakewood	NY		*	Old Navy	Jamestown, NY
*	464 Broadway Mall	Hicksville	NY		*	Old Navy	Nassau et al, NY
*	790 South Road	Poughkeepsie	NY		*	Old Navy	Dutchess County, NY
*	60 Smithfield Blvd., Space B105	Plattsburg	NY		*	Old Navy	NY AREA NOT IN ANY MSA
*	21182 Salmon Run Lp,W Sp A113, A115-A1	Watertown	NY		*	Old Navy	NY AREA NOT IN ANY MSA
*	40 Catherwood	Ithaca	NY		*	Old Navy	NY AREA NOT IN ANY MSA
*	6K Mall Walk	Yonkers	NY		*	Old Navy	New York, NY
*	3065 Rte 50, Space F4	Saratoga Springs	NY		*	Old Navy	#N/A

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Exhibit D-17 - Stores Network & POS

Store #	Street Address	City	State	Zip	NPA-NXX	Division	Metropolitan Area
*	723 White Plains Road Sp #14	Scarsdale	NY		*	Old Navy	New York, NY
*	89 Oakdale Mall	Johnson City	NY		*	Gap	#N/A
*	60 Smithfield Blvd #B 103	Plattsburgh	NY		*	Gap	NY AREA NOT IN ANY MSA
*	3561 Hempstead Turnpike	Levittown	NY		*	Old Navy	Nassau et al, NY
*	161 Washington Ave Extension #203	Albany	NY		*	Old Navy	#N/A
*	253-01 Rockaway Blvd.	Woodmere	NY		*	Old Navy	New York, NY
*	610 6th Avenue	New York	NY		*	Old Navy	New York, NY
*	201 Independence Plaza	Selden	NY		*	Old Navy	Nassau et al, NY
* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

*	9858 Carousel Center Drive	Syracuse	NY		*	Old Navy	Syracuse, NY
*	3333 West Henrietta	Rochester	NY		*	Old Navy	Rochester, NY
*	625 Atlantic Ave. Sp. #102	Brooklyn	NY		*	Old Navy	New York, NY
*	5041 Jericho Turnpike	Commack	NY		*	Old Navy	Nassau et al, NY
*	3050 Sheridan Drive, Sp. # 3042	Amherst	NY		*	Old Navy	Buffalo et al, NY
*	881 Montauk Highway	West Babylon	NY		*	Old Navy	Nassau et al, NY
*	1504 Old Country Road #B08	Westbury	NY		*	Old Navy	Nassau et al, NY
*	845 White Plains Rd.	Bronx	NY		*	Old Navy	New York, NY
*	5175 Sunrise Hwy	Bohemia	NY		*	Old Navy	Nassau et al, NY
*	340 Bay Chester Ave	Bronx	NY		*	Old Navy	New York, NY
*	386 Greece Ridge Center Drive #12	Rochester	NY		*	Old Navy	Rochester, NY
*	3131 E. Main St. #C-16	Mohegan Lake	NY		*	Old Navy	New York, NY
*	1 Walden Galleria, Sp. L-209	Buffalo	NY		*	Old Navy	Buffalo et al, NY
*	2655 Richmond Ave. #204-205	Staten Island	NY		*	Old Navy	New York, NY
*	9605 Queens Blvd	Rego Park	NY		*	Old Navy	New York, NY
*	34-03 48th Street	Long Island City	NY		*	Old Navy	New York, NY
*	1470 Palisades Center Drive #F105	West Nyack	NY		*	Old Navy	New York, NY
*	1 Crossgates Mall road #D119	Albany	NY		*	Old Navy	#N/A
*	1300 Ulster Avenue #L02	Kingston	NY		*	Old Navy	NY AREA NOT IN ANY MSA
*	1 Galleria Drive #D113	Middletown	NY		*	Old Navy	Newburgh, NY-PA
*	150 W. 34th Street	New York	NY		*	Old Navy	New York, NY
*	503-511 Broadway	New York	NY		*	Old Navy	New York, NY
*	100 Main Street # 422	White Plains	NY		*	Old Navy	New York, NY
*	20th Ave. Petracca Place	College Point	NY		*	Old Navy	New York, NY
*	5100 Kings Plaza - Space F1U	Brooklyn	NY		*	Old Navy	New York, NY
*	830-8 Sunrise Highway	Bayshore	NY		*	Old Navy	Nassau et al, NY
*	578 Aviation Road	Queensbury	NY		*	Old Navy	Glens Falls, NY
*	710 Horatio Street,	Utica	NY		*	Old Navy	Utica et al, NY
*	845 County Route 64, Box 1	Elmira	NY		*	Old Navy	Elmira, NY
*	4155 Route 31	Clay	NY		*	Old Navy	Syracuse, NY
*	3649 Erie Blvd., East, Space 95	Dewitt	NY		*	Old Navy	Syracuse, NY
*	1401 Route 300, Sp ANC - 2, Ste. 123	Newburgh	NY		*	Old Navy	Newburgh, NY-PA
*	7556 Commons Blvd.	Victor	NY		*	Old Navy	Rochester, NY
*	4605 Commercial Drive	New Hartford	NY		*	Old Navy	Utica et al, NY
*	13602 Rossevelt Avenue	Flushing	NY		*	Old Navy	New York, NY
*	422 Evergreen Ct, Rt 32	Central Valley	NY		*	Gap Inc. Outlet	Newburgh, NY-PA
*	1770 West Main Street/ Build 17, SP 17	Riverhead	NY		*	Gap Inc. Outlet	Nassau et al, NY
*	697 Hillside Avenue	New Hyde Park	NY		*	Old Navy	Nassau et al, NY

Gap/IBM Confidential

41 of 83

Exhibit D-17 - Stores Network & POS

Store #	Street Address	City	State	Zip	NPA-NXX	Division	Metropolitan Area
*	2034 Green Acres	Valley Stream	NY		*	Old Navy	Nassau et al, NY
*	140 Fulton Avenue	Hempstead	NY		*	Old Navy	Nassau et al, NY
*	2317 Vestal Parkway East	Vestal	NY		*	Old Navy	#N/A
*	381 Gateway center drive	Brooklyn	NY		*	Old Navy	New York, NY
*	2655 Richmond Ave Sp# 1100	Staten Island	NY		*	Gap	New York, NY
*	430 Colonie Center	Albany	NY		*	Gap	#N/A
*	1 Crossgates Mall	Albany	NY		*	Gap	#N/A
* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

*	93 West Campbell Rd.	Schenectady	NY		*	Gap	#N/A
*	3065 Route 50	Saratoga Springs	NY		*	Gap	#N/A
*	333 Broadway	Saratoga Springs	NY		*	Gap	#N/A
*	B208 Galleria Drive	Middletown	NY		*	Gap	Newburgh, NY-PA
*	65 South Moger	Mt Kisco	NY		*	Gap	New York, NY
*	1340 Boston Post Road	Larchmont	NY		*	Gap	New York, NY
*	1300 Ulster Ave	Kingston	NY		*	Gap	NY AREA NOT IN ANY MSA
*	125 Westchester Ave.	White Plains	NY		*	Gap	New York, NY
*	51 Virginia Ave Sp # F206	West Nyack	NY		*	Gap	New York, NY
*	271-85 Fordham Road, Suite 400	Bronx	NY		*	Gap	New York, NY
*	999 Montauk Hwy #10	Shirley	NY		*	Gap	Nassau et al, NY
*	423 86th Street	Brooklyn	NY		*	Gap	New York, NY
*	2044 Montauk Hwy. Sp. 1	Bridgehampton	NY		*	Gap	Nassau et al, NY
*	83 Main Street	Northport	NY		*	Gap	Nassau et al, NY
*	1165 Wantagh Avenue	Wantagh	NY		*	Gap	Nassau et al, NY
*	1970 Merrick Road	Merrick	NY		*	Gap	Nassau et al, NY
*	100 Arden Place	Port Jefferson	NY		*	Gap	Nassau et al, NY
*	2530 Hylan Blvd.	Staten Island	NY		*	Gap	New York, NY
*	160-20 Cross Bay Blvd.	Howard Beach	NY		*	Gap	New York, NY
*	159 - 02 Jamaica Ave.	Queens	NY		*	Gap	New York, NY
*	1504 Old Country Rd	Westbury	NY		*	Gap	Nassau et al, NY
*	170 E.Jericho Turnpike	Commack	NY		*	Gap	Nassau et al, NY
*	1466 Broadway	New York	NY		*	Gap	New York, NY
*	1131-1149 Third Avenue	New York	NY		*	Gap	New York, NY
*	1511 Third Avenue	New York	NY		*	Gap	New York, NY
*	1212 AVENUE OF THE AMERICAS	New York	NY		*	Gap	New York, NY
*	657-59 Third Avneue	New York	NY		*	Gap	New York, NY
*	1988 Broadway	New York	NY		*	Gap	New York, NY
*	211-15 26th Ave.	Bayside	NY		*	Gap	New York, NY
*	One Astor place # 3	New York	NY		*	Gap	New York, NY
*	680 5th Avenue	New York	NY		*	Gap	New York, NY
*	278 8th Avenue	New York	NY		*	Gap	New York, NY
*	225 Liberty Street	New York	NY		*	Gap	New York, NY
*	2640 PALISADES CENTER DRIVE	WEST NYACK	NY	10994		F&T
*	1000 Palisades Center Drive #H305	West Nyack	NY		*	Gap	New York, NY
*	160-10 Cross Bay Blvd.	Howard Beach	NY		*	Gap	New York, NY
*	1215 Niagara Falls Blvd.	Amherst	NY		*	Banana Republic	Buffalo et al, NY
*	55 Main Street	Lake Placid	NY		*	Gap Inc. Outlet	NY AREA NOT IN ANY MSA
*	10 Farber Dr., Ste 49	Bellport	NY		*	Gap Inc. Outlet	Nassau et al, NY

Gap/IBM Confidential

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Exhibit D-17 - Stores Network & POS

Store #	Street Address	City	State	Zip	NPA-NXX	Division	Metropolitan Area
*	1770 West Main Street (#1601 to 601)	Riverhead	NY		*	Gap Inc. Outlet	Nassau et al, NY
*	470 Evergreen Court	Central Valley	NY		*	Gap Inc. Outlet	Newburgh, NY-PA
*	655 Route 318	Waterloo	NY		*	Gap Inc. Outlet	NY AREA NOT IN ANY MSA
*	1970 Military Road	Niagara Falls	NY		*	Gap Inc. Outlet	Buffalo et al, NY
*	31-48 Steinway Street	Long Island City	NY		*	Gap	New York, NY
*	1439 State Route 9, #11, PO Box #8	Lake George	NY		*	Gap Inc. Outlet	Glens Falls, NY
* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

*	205 Bleeker Street	New York	NY		*	Banana Republic	New York, NY
*	2360 Broadway @ 86th St	New York	NY		*	Banana Republic	New York, NY
*	130 East 59th Street	New York	NY		*	Banana Republic	New York, NY
*	2106-R NORTHERN BLVD.	Manhasset	NY		*	Banana Republic	Nassau et al, NY
*	133-35 Montague Street	Brooklyn Heights	NY		*	Banana Republic	New York, NY
*	1 Crossgates Mall Road	Albany	NY		*	Banana Republic	#N/A
*	1110 3rd Avenue	New York	NY		*	Banana Republic	New York, NY
*	700 - 729 Whiteplains Road	Scarsdale	NY		*	Banana Republic	New York, NY
*	1136 Madison Avenue	New York	NY		*	Banana Republic	New York, NY
*	220-7 Route 110	Huntington Station	NY		*	Banana Republic	Nassau et al, NY
*	215 Columbus Avenue	New York	NY		*	Banana Republic	New York, NY
*	71-18 Austin Street	Forest Hills	NY		*	Banana Republic	New York, NY
*	431 Central Avenue	Cedarhurst	NY		*	Banana Republic	Nassau et al, NY
*	1 Walden Galleria	Buffalo	NY		*	Banana Republic	Buffalo et al, NY
*	1 Carousel Center Drive	Syracuse	NY		*	Banana Republic	Syracuse, NY
*	89 Fifth Avenue	New York	NY		*	Banana Republic	New York, NY
*	Montauk Hwy & Snake Hollow Road	Bridgehampton	NY		*	Banana Republic	Nassau et al, NY
*	Space 2046	Garden City	NY		*	Banana Republic	Nassau et al, NY
*	2655 Richmond Avenue	Staten Island	NY		*	Banana Republic	New York, NY
*	531 Miracle Mile Drive	Rochester	NY		*	Banana Republic	Rochester, NY
*	125 Westchester Ave.	White Plains	NY		*	Banana Republic	New York, NY
*	552-554 Broadway	New York	NY		*	Banana Republic	New York, NY
*	107 E. 42nd St. Sp. #44-45	New York	NY		*	Banana Republic	New York, NY
*	17-19 West 34th Street	New York	NY		*	Banana Republic	New York, NY
*	528 Broadway	New York	NY		*	Banana Republic	New York, NY
*	1781 Palisades Center Dr. Sp. #G105	West Nyack	NY		*	Banana Republic	New York, NY
*	111 8th Avenue (Ground Floor)	New York	NY		*	Banana Republic	New York, NY
*	114 Fifth Avenue	New York	NY		*	Banana Republic	New York, NY
*	626 5th Ave.	New York	NY		*	Banana Republic	New York, NY
*	8285 Jericho Turnpike, SP E1	Woodbury	NY		*	Banana Republic	Nassau et al, NY
*	220 Northern Blvd.	Greenvale	NY		*	Banana Republic	Nassau et al, NY
*	27 S. Moger Ave	Mt. Kisco	NY		*	Banana Republic	New York, NY
*	1529 3rd Ave	New York	NY		*	Banana Republic	New York, NY
*	5271 Kings Plaza	Brooklyn	NY		*	Banana Republic	New York, NY
*	313 Smith Haven Mall	Lake Grove	NY		*	Banana Republic	Nassau et al, NY
*	3 Congress Park Center	Saratoga Springs	NY		*	Banana Republic	#N/A
*	5267 KINGS PLAZA	BROOKLYN	NY	11234		GAP
*	125 Westchester Ave., Sp. 3740	White Plains	NY		*	Gap	New York, NY
*	225 Liberty St	NEW YORK	NY	10281		GAP
*	630 Sunrise Mall	Massapequa	NY		*	Gap	Nassau et al, NY

Gap/IBM Confidential

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Exhibit D-17 - Stores Network & POS

Store #	Street Address	City	State	Zip	NPA-NXX	Division	Metropolitan Area
*	125 Westchester Ave.	White Plains	NY		*	Gap	New York, NY
*	1183 Wantagh Ave.	Wantagh	NY		*	Gap	Nassau et al, NY
*	3701 McKinley Parkwark, #736	Hamburg	NY		*	Gap	Buffalo et al, NY
*	89 SOUTH STREET	NEW YORK	NY	10038		GAP
*	3553 Long Beach Road	Oceanside	NY		*	Gap	Nassau et al, NY
* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

*	31-02 Steinway Street	Long Island City	NY		*	Gap	New York, NY
*	460 Central Avenue	Cedarhurst	NY		*	Gap	Nassau et al, NY
*	2110-D Northern Blvd.	Manhasset	NY		*	Gap	Nassau et al, NY
*	150 Wheatley Plaza	Greenvale	NY		*	Gap	Nassau et al, NY
*	Route 25 & 347 Sp D14	Lake Grove	NY		*	Gap	Nassau et al, NY
*	2044 Montauk Highway	Bridgehampton	NY		*	Gap	Nassau et al, NY
*	2655 Richmond Avenue	Staten Island	NY		*	Gap	New York, NY
*	2300 Broadway	New York	NY		*	Gap	New York, NY
*	90-15 Queens Blvd #A 102/103	Elmhurst	NY		*	Gap	New York, NY
*	545 MADISON AVE	New York	NY		*	Gap	New York, NY
*	1535 Third Avenue	New York	NY		*	Gap	New York, NY
*	G206 Walden Galleria	Buffalo	NY		*	Gap	Buffalo et al, NY
*	28-30 Purchase Street	Rye	NY		*	Gap	New York, NY
*	1 Crossgates Mall # A-107	Albany	NY	12202		GAP FULL CON
*	650 Lee Blvd	Yorktown Heights	NY		*	Gap	New York, NY
*	102 Franklin Park Mall	Toledo	OH		*	Gap	Toledo, OH
*	2400 Elida Rd. Sp.#420-A	Lima	OH		*	Gap	Lima, OH
*	8265 Factory Shops Blvd	Jeffersonville	OH	43128		BRF
*		St. Clairs	OH	43950		OUT
*	346 Great Northern Blvd #54	North Olmsted	OH		*	Gap	Cleveland et al, OH
*	7850 Mentor Avenue	Mentor	OH		*	Gap	Cleveland et al, OH
*	26300 Cedar Road #176	Beachwood	OH		*	Gap	Cleveland et al, OH
*	230 Huron Road #72.60	Cleveland	OH		*	Gap	Cleveland et al, OH
*	820-828 Southpark Center	Strongsville	OH		*	Gap	Cleveland et al, OH
*	691 Richmond Rd.	Richmond Heights	OH		*	Gap	Cleveland et al, OH
*	2727 Fairfield Commons	Beavercreek	OH		*	Banana Republic	Dayton et al, OH
*	200 Market Street	West Lake	OH	44145		BR
*	1500 Polaris Parkway	Columbus	OH		*	Banana Republic	Columbus, OH
*	7875 Montgomery Road #U-225	Cincinnati	OH		*	Gap	Cincinnati, OH-KY-IN
*	9481 Colerain Ave. Sp# 136	Cincinnati	OH		*	Gap	Cincinnati, OH-KY-IN
*	28 West 4th Street Space	Cincinnati	OH		*	Gap	Cincinnati, OH-KY-IN
*	2659 Edmondson Rd	Norwood	OH		*	Gap	Cincinnati, OH-KY-IN
*	5900 N. Meadows Drive	Grove City	OH		*	OCC Lab	#N/A
*	2700 Miamisburg Centerville #724	Dayton	OH		*	Gap	Dayton et al, OH
*	2727 S. Fairfield Rd. Sp w 259(2727 N.	Beavercreek	OH		*	Gap	Dayton et al, OH
*	Need	Columbus	OH		*	Gap	Columbus, OH
*	85 Worthington Mall	Worthington	OH		*	Gap	Columbus, OH
*	5043 Tuttle crossing Blvd. Sp # 237	Dublin	OH		*	Gap	Columbus, OH
*	4000 Regent Street, Sp. #C12`	Columbus	OH		*	Gap	Columbus, OH
*	1635 River Valley Circle South	Lancaster	OH		*	Gap	Columbus, OH
*	1500 Polaris Parkway	Columbus	OH		*	Gap	Columbus, OH

Gap/IBM Confidential

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Exhibit D-17 - Stores Network & POS

Store #	Street Address	City	State	Zip	NPA-NXX	Division	Metropolitan Area
*		Beavercreek	OH	45431		ON
*	641 Richland Mall	Mansfield	OH		*	Gap	Mansfield, OH
*	4230 Beldon Space D-2	Canton	OH		*	Gap	Canton et al, OH
*	3265 W. Market Street Sp. 534	Fairlawn	OH		*	Gap	#N/A
* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

*	98 North Main St.	Hudson	OH		*	Gap	#N/A
*	2000 Brittain Rd	Akron	OH		*	Gap	#N/A
*	1760 Hilliard Rome Road	Columbus	OH	43228		ON
*	Youngstown-Warren Road # 440	Niles	OH		*	Gap	Youngstown et al, OH
*	7401 Market Street Sp #829	Youngstown	OH		*	Gap	Youngstown et al, OH
*	1345 POLARIS PKWY	Columbus	OH		*	Old Navy	Columbus, OH
*	9883 Waterstone Blvd., Space 30	Cincinnati	OH		*	Old Navy	Cincinnati, OH-KY-IN
*	1475 Upper Valley Pike	Springfield	OH		*	Old Navy	Dayton et al, OH
*	11711 Princeton Pike #251	Springdale	OH		*	Old Navy	Cincinnati, OH-KY-IN
*	1155 North Court Street	Medina	OH		*	Old Navy	Cleveland et al, OH
*	3881 Medina Road	Akron	OH		*	Old Navy	#N/A
*	1533 Golden Gate Plaza 153A	Mayfield Heights	OH		*	Old Navy	Cleveland et al, OH
*	7317 Mentor Avenue	Mentor	OH		*	Old Navy	Cleveland et al, OH
*	1731 Olentangy River Road	Columbus	OH		*	Old Navy	Columbus, OH
*	6687 Strip Ave.	North Canton	OH		*	Old Navy	Canton et al, OH
*	3636 W. Dublin Grandville Road	Columbus	OH		*	Old Navy	Columbus, OH
*	18260 Royalton Road	Strongsville	OH		*	Old Navy	Cleveland et al, OH
*	2736 BRICE ROAD	Reynoldsburg	OH		*	Old Navy	Columbus, OH
*	371A Boardman Poland Road	Youngstown	OH		*	Old Navy	Youngstown et al, OH
*	2000 Brittian Road	Akron	OH		*	Old Navy	#N/A
*	3690 Easton Market	Columbus	OH		*	Old Navy	Columbus, OH
*	2700 Miamisburg-Centersville #560	Dayton	OH		*	Old Navy	Dayton et al, OH
*	6025 Kruse Drive #135	Solon	OH		*	Old Navy	Cleveland et al, OH
*	5555 Youngstown-Warren Road Sp 362	Niles	OH		*	Old Navy	Youngstown et al, OH
*	67800 Mall Rd, Space 200,205,210,215	St. Clairsville	OH		*	Old Navy	Wheeling, WV-OH
*	2695 Edmondson Road	Cinncinati	OH		*	Old Navy	Cincinnati, OH-KY-IN
*	2400 Elida Road, Sp 324	Lima	OH		*	Old Navy	Lima, OH
*	2166 West 4th Street	Mansfield	OH		*	Old Navy	Mansfield, OH
*	1420 Holland -Slyvania Rd.	Holland	OH		*	Old Navy	Toledo, OH
*	7800 Montgomery Road, Space 10	Cincinnati	OH		*	Old Navy	Cincinnati, OH-KY-IN
*	6030 Glenway Ave.	Cincinnati	OH		*	Old Navy	Cincinnati, OH-KY-IN
*	35852 Detroit Rd	Avon	OH		*	Old Navy	Cleveland et al, OH
*	3575 Maple Ave.	Zanesville	OH		*	Old Navy	OH AREA NOT IN ANY MSA
*	206 Market Street	Westlake	OH	44145		Gap
*	5043 Tuttle Crossing Blvd, Sp. 287	Dublin	OH		*	Gap	Columbus, OH
*	3265 West Market Street	Fairlawn	OH		*	Banana Republic	#N/A
*	549 S. Chillicothe Road, Sp. 440	Aurora	OH		*	Gap Inc. Outlet	#N/A
*	8865 Factory Shops Blvd. Sp 865	Jeffersonville	OH		*	Gap Inc. Outlet	OH AREA NOT IN ANY MSA
*	9913 Avon Road #560	Burbank	OH		*	Gap Inc. Outlet	Cleveland et al, OH
*	26300 Cedar Road #399	Beachwood	OH		*	Banana Republic	Cleveland et al, OH
*	7875 Montgomery Road Sp 82	Cincinnati	OH		*	Banana Republic	Cincinnati, OH-KY-IN
*	5043 Tuttle Crossing Blvd.,SP #233	Dublin	OH		*	Banana Republic	Columbus, OH

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Exhibit D-17 - Stores Network & POS

Store #	Street Address	City	State	Zip	NPA-NXX	Division	Metropolitan Area
*	3961 Regent St.	Columbus	OH		*	Banana Republic	Columbus, OH
*	2667 Edmondson Rd., Sp A11	Cincinnati	OH		*	Banana Republic	Cincinnati, OH-KY-IN
*	700 Franklin Park Mall Sp. 1640	Toledo	OH		*	Banana Republic	Toledo, OH
* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

*	914 Franklin Park Mall	Toledo	OH		*	Gap	Toledo, OH
*	4319 Beldon Village Space A8	Canton	OH		*	Gap	Canton et al, OH
*	26300 Cedar Road #180	Beachwood	OH		*	Gap	Cleveland et al, OH
*	7875 Montgomery Road #U225	Cincinnati	OH	45236		KIDS/BABY
*	2501 West Memorial Road	Oklahoma City	OK		*	Gap	Oklahoma City, OK
*	1901 Northwest Expressway Sp 1094	Oklahoma City	OK		*	Gap	Oklahoma City, OK
*	3401 West Main Street	Norman	OK		*	Gap	Oklahoma City, OK
*	7021 South Memorial	Tulsa	OK		*	Gap	Tulsa, OK
*	4107 South Yale (relo415,405,403)	Tulsa	OK		*	Gap	Tulsa, OK
*	1934 Utica Square	Tulsa	OK		*	Gap	Tulsa, OK
*	8722 East 71st Street Bldg. B	Tulsa	OK		*	Old Navy	Tulsa, OK
*	5201 East 41st Street	Tulsa	OK		*	Old Navy	Tulsa, OK
*	(2210 West Memorial Rd.)	Oklahoma City	OK		*	Old Navy	Oklahoma City, OK
*	1711 Belle Isle Blvd.	Oklahoma City	OK		*	Old Navy	Oklahoma City, OK
*	605 N. Main Street	Stillwater	OK		*	Old Navy	OK AREA NOT IN ANY MSA
*	3328 West Owen K. Garriott Road	Enid	OK		*	Old Navy	Enid, OK
*	3345 W. Main #1	Norman	OK		*	Old Navy	Oklahoma City, OK
*	100 Central Mall	Lawton	OK		*	Old Navy	Lawton, OK
*	3301 West Main Street	Norman	OK		*	Gap	Oklahoma City, OK
*	1866 21st Utica Square #8	Tulsa	OK		*	Banana Republic	Tulsa, OK
*	1100 Penn Square	Oklahoma City	OK		*	Banana Republic	Oklahoma City, OK
*	7021 South Memorial Dr. #162	Tulsa	OK		*	Banana Republic	Tulsa, OK
*	1899 N.W. Expressway, Sp. 1090	Oklahoma City	OK		*	Gap	Oklahoma City, OK
*	7021 S. Memorial Dr. Sp #152	Tulsa	OK	74133		BABY
*	2501 West Memorial Sp. #156 & 158	Oklahoma City	OK		*	Gap	Oklahoma City, OK
*	2501 W. Memorial Rd., Suite 149	Oklahoma City	OK		*	Gap	Oklahoma City, OK
*	1899 Northwest Expressway Suite 1056	Oklahoma City	OK		*	Gap	Oklahoma City, OK
*	2201 Lloyd Center, Sp# 1222	Portland	OR		*	Gap	Portland et al, OR-WA
*	12000 South East 82nd Ave #1056	Portland	OR		*	Gap	Portland et al, OR-WA
*	9724 SW Washington Square Rd F7	Tigard	OR		*	Gap	Portland et al, OR-WA
*	700 SW 5th Avenue Sp 034-30 (TempSp311	Portland	OR		*	Gap	Portland et al, OR-WA
*	2303 West Burnside St	Portland	OR		*	Gap	Portland et al, OR-WA
*	1600 N. Riverside Ave. Sp1130 &1134	Medford	OR		*	Gap	Medford et al, OR
*	19346 NW Emma Way	Hillsboro	OR	97124		GAP
*	219 Valley River Center	Eugene	OR		*	Gap	Eugene et al, OR
*	480 Center Street Space #114	Salem	OR		*	Gap	Salem, OR
*	545 SW Powerhouse Dr	Bend	OR		*	Gap	OR AREA NOT IN ANY MSA
*	839 North West 12th st. space A-2	Gresham	OR		*	Gap	Portland et al, OR-WA
*	1500 East Devils Lake Rd	Lincoln City	OR		*	Gap Inc. Outlet	OR AREA NOT IN ANY MSA
*	30 Oakway Center	Eugene	OR		*	Old Navy	Eugene et al, OR
*	2201 Lloyd Center	Portland	OR	97232		ON
*	2600 N. E. Hwy. 20 #510	Bend	OR		*	Old Navy	OR AREA NOT IN ANY MSA
*	8656 SE Sunnyside Rd	Clackamas	OR		*	Old Navy	Portland et al, OR-WA

Gap/IBM Confidential

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Exhibit D-17 - Stores Network & POS

Store #	Street Address	City	State	Zip	NPA-NXX	Division	Metropolitan Area
*	1752 N. Jantzen Beach Center	Portland	OR		*	Old Navy	Portland et al, OR-WA
*	18065 NW Evergreen Parkway	Beaverton	OR		*	Old Navy	Portland et al, OR-WA
* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

*	831 NE Lancaster Drive	Salem	OR		*	Old Navy	Salem, OR
*	1001 Arney Rd. Ste#100	Woodburn	OR		*	Gap Inc. Outlet	Salem, OR
*	747 Northwest 12th St. Bld c	Gresham	OR		*	Old Navy	Portland et al, OR-WA
*	3535 Crater Lake Hwy	Medford	OR		*	Old Navy	Medford et al, OR
*	3115 SW Cedar Hills Blvd.	Beaverton	OR		*	Old Navy	Portland et al, OR-WA
*	1036 Lloyd Center, Sp. C208	Portland	OR		*	Gap	Portland et al, OR-WA
*	700 Southwest 5th Ave.	Portland	OR		*	Gap	Portland et al, OR-WA
*	2 Valley River Drive	Eugene	OR		*	Banana Republic	Eugene et al, OR
*	NW Cornell Rd & NW Stucki Rd	Hillsboro	OR	97214		BR
*	450 NW 257th Avenue, Suite 470	Troutdale	OR		*	Gap Inc. Outlet	Portland et al, OR-WA
*	1500 S.E. East Devils Lake Road	Lincoln City	OR		*	Gap Inc. Outlet	OR AREA NOT IN ANY MSA
*	1500 S.E. East Devils Lake Road	Lincoln City	OR		*	Gap Inc. Outlet	OR AREA NOT IN ANY MSA
*	1001 Arnie Road, Space 104	Woodburn	OR		*	Gap Inc. Outlet	Salem, OR
*		Tualatin	OR	97224		BR
*	9724 SW Washington Square Rd F7	Tigard	OR		*	Banana Republic	Portland et al, OR-WA
*	805 South West Broadway	Portland	OR		*	Banana Republic	Portland et al, OR-WA
*	545 SW Power House	Bend	OR		*	Banana Republic	OR AREA NOT IN ANY MSA
*	9665 Southwest Washington Sq. #C2	Tigard	OR		*	Gap	Portland et al, OR-WA
*	12000 S.E. 82nd Ave.	Portland	OR		*	Gap	Portland et al, OR-WA
*	207 Valley River Ctr., Sp. C8	Eugene	OR		*	Gap	Eugene et al, OR
*	9677 Southwest Washington Square #C2	Tigard	OR		*	Gap	Portland et al, OR-WA
*	100 Exton Square Space 252	Exton	PA		*	Gap	Philadelphia, PA-NJ
*	500 Germantown Pike, #2215	Plymouth Meeting	PA		*	Gap	Philadelphia, PA-NJ
*	1200 Baltimore Pike	Springfield	PA		*	Gap	Philadelphia, PA-NJ
*	2300 East Lincoln Hwy	Langhorne	PA		*	Gap	Philadelphia, PA-NJ
*	160 North Gulph Road JU-3	King of Prussia	PA		*	Gap	Philadelphia, PA-NJ
*	707 Neshaminy Mall Sp 619	Bensalem	PA		*	Gap	Philadelphia, PA-NJ
*	555 Park City Center	Lancaster	PA		*	Gap	Lancaster, PA
*	140 Leigh Valley Mall	Whitehall	PA		*	Gap	#N/A
*	226 Montgomery Mall	North Wales	PA		*	Gap	Philadelphia, PA-NJ
*	9th/Market # L212	Philadelphia	PA		*	Gap	Philadelphia, PA-NJ
*	1067 West Baltimore Pike, Sp. #224	Media	PA		*	Gap	Philadelphia, PA-NJ
*	1665 State Hill Road	Reading	PA		*	Gap	Reading, PA
*	622 Schuylkill Mall	Frackville	PA		*	Gap	PA AREA NOT IN ANY MSA
*	1524-26 Chestnut Street	Philadelphia	PA		*	Gap Inc. Outlet	Philadelphia, PA-NJ
*	312 Goddard Blvd	King of Prussia	PA		*	Gap	Philadelphia, PA-NJ
*	Park Ave & Route 248 #B-18	Easton	PA		*	Gap	#N/A
*	2500 Moreland Rd	Willow Grove	PA		*	Gap	Philadelphia, PA-NJ
*	Route #724-100 Bypass	Pottstown	PA		*	Gap	Philadelphia, PA-NJ
*	100 Coulter Avenue	Ardmore	PA		*	Gap	Philadelphia, PA-NJ
*	( 1510 Walnut)	Philadelphia	PA		*	Gap	Philadelphia, PA-NJ
*	500-502 South Street	Philadelphia	PA		*	Gap	Philadelphia, PA-NJ
*	132-134 East Lancaster Avenue	Wayne	PA		*	Gap	Philadelphia, PA-NJ
*	3423 Walnut Street Box 113	Philadelphia	PA		*	Gap	Philadelphia, PA-NJ

Gap/IBM Confidential

47 of 83

Exhibit D-17 - Stores Network & POS

Store #	Street Address	City	State	Zip	NPA-NXX	Division	Metropolitan Area
*	17-25 South Main Street #137	Doysletown	PA		*	Gap	Philadelphia, PA-NJ
* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

*	549-553 Glen Eagle Square	Glen Mills	PA		*	Gap	Philadelphia, PA-NJ
*	RT. 6 Scranton Carbondale Hwy.	Scranton	PA		*	Gap	Scranton et al, PA
*	122 Mall @ Steamtown Sp L-22	Scranton	PA		*	Gap	Scranton et al, PA
*	2201 Cottman Avenue	Philadelphia	PA		*	Gap	Philadelphia, PA-NJ
*	Terminal BC, upper level, sp.M-1	Philadelphia	PA		*	Gap	Philadelphia, PA-NJ
*	2510 Chemical Road	Plymouth Meeting	PA		*	Gap	Philadelphia, PA-NJ
*	60 West Road	Newtown	PA		*	Gap	Philadelphia, PA-NJ
*	35 South Willowdale Dr.	Lancaster	PA		*	Gap Inc. Outlet	Lancaster, PA
*		Tannersville	PA	18372
*	I-79 & Rt 208	Mercer	PA	16127		BRF
*	Route 19 & Fort Couch	Pittsburgh	PA		*	Gap	Pittsburgh, PA
*	237 Monroeville Mall	Monroeville	PA		*	Gap	Pittsburgh, PA
*	5436 WALNUT ST.	Pittsburgh	PA		*	Gap	Pittsburgh, PA
*	1000 Ross Park Mall Drive #E9 (K-11 te	Pittsburgh	PA		*	Gap	Pittsburgh, PA
*	500 Galleria Blvd #214	Johnstown	PA		*	Gap	Johnstown, PA
*	137 West Bridge St.	Homestead	PA		*	Gap	Pittsburgh, PA
*	1500 West Chestnut St.	Washington	PA		*	Gap	Pittsburgh, PA
*	100 Robinson Center Dr.	Robinson	PA		*	Gap	Pittsburgh, PA
*	1863 Gettysburg Dr., Bldg. E-2	Gettysburg	PA		*	Gap Inc. Outlet	PA AREA NOT IN ANY MSA
*	1207 Franklin Mills Circle	Philadelphia	PA		*	Gap Inc. Outlet	Philadelphia, PA-NJ
*	1460 BETHLEHEM PIKE	Montgomeryville	PA		*	Banana Republic	Philadelphia, PA-NJ
*	2 Airport Square	North Wales	PA	19454		ON
*		OAKDALE	PA	15071		ON
*	1055 WOODLAND RD	READING	PA	19610		OLD NAVY
*	690 Shaffer Road	Du Bois	PA		*	Old Navy	PA AREA NOT IN ANY MSA
*	351 Loucks Road	York	PA		*	Old Navy	York, PA
*	105 Millcreek Mall	Erie	PA		*	Gap	Erie, PA
*	3075 Clairiton Rd.	West Mifflin	PA		*	Old Navy	Pittsburgh, PA
*	3506 Capital City Mall Drive #600	Camp Hill	PA		*	Old Navy	Harrisburg et al, PA
*	Route 220 & Goods Ln, Sp. 940	Altoona	PA		*	Old Navy	#N/A
*	100 Viewmont Mall	Scranton	PA		*	Old Navy	Scranton et al, PA
*	Rt. 30 East	Greensburg	PA		*	Old Navy	Pittsburgh, PA
*	60 E. Wynnewood Rd.	Wynnewood	PA		*	Old Navy	Philadelphia, PA-NJ
*	35 Miracle Mile Shopping Center	Monroeville	PA		*	Old Navy	Pittsburgh, PA
*	923 Freeport Rd. Sp# 126	Pittsburgh	PA		*	Old Navy	Pittsburgh, PA
*	2631 McArthur Road	Whitehall	PA		*	Old Navy	#N/A
*	140 Commerce Blvd. #3	Fairless Hills	PA		*	Old Navy	Philadelphia, PA-NJ
*	4640 E. Roosevelt Blvd.	Philadelphia	PA		*	Old Navy	Philadelphia, PA-NJ
*	976 West Street Road	Warminster	PA		*	Old Navy	Philadelphia, PA-NJ
*	2158 Northway Mall	Pittsburgh	PA		*	Old Navy	Pittsburgh, PA
*	160 N. Gulph Road #3229	King of Prussia	PA		*	Old Navy	Philadelphia, PA-NJ
*	1700-F Fruitville Pike	Lancaster	PA		*	Old Navy	Lancaster, PA
*	2440 Chemical Rd., Space S-7	Plymouth Meeting	PA		*	Old Navy	Philadelphia, PA-NJ
*	164 Millcreek Pavillion Sp 150	Erie	PA		*	Old Navy	Erie, PA
*	911 Old York Rd	Jenkintown	PA		*	Old Navy	Philadelphia, PA-NJ

Gap/IBM Confidential

48 of 83

Exhibit D-17 - Stores Network & POS

Store #	Street Address	City	State	Zip	NPA-NXX	Division	Metropolitan Area
* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

*	277 Main St	Exton	PA		*	Old Navy	Philadelphia, PA-NJ
*	1100 Stanley K Tanger Blvd.	Lancaster	PA		*	Gap Inc. Outlet	Lancaster, PA
*	1875 Franklin Mills Circle	Philadelphia	PA		*	Gap Inc. Outlet	Philadelphia, PA-NJ
*	560 East Waterfront Dr.	Homestead	PA		*	Old Navy	Pittsburgh, PA
*	1851 So Columbus Blvd	Philadelphia	PA		*	Old Navy	Philadelphia, PA-NJ
*	1500 West Chestnut,	Washington	PA		*	Old Navy	Pittsburgh, PA
*	1001 Market St.	Philadelphia	PA		*	Old Navy	Philadelphia, PA-NJ
*	437 Arena Hub Plaza	Wilkes-Barre	PA		*	Old Navy	Scranton et al, PA
*	400 South State Road, Unit ABC 7	Springfield	PA		*	Old Navy	Philadelphia, PA-NJ
*	380 Beaver Valley Road	Monaca	PA		*	Old Navy	Pittsburgh, PA
*	5125 Jonestown Rd.	Harrisburg	PA		*	Old Navy	Harrisburg et al, PA
*	3518 Capitol Mall	Camp Hill	PA		*	Gap	Harrisburg et al, PA
*	Route 220 & Goods Lane	Altoona	PA		*	Gap	#N/A
*	2801 Whiteford Rd.	York	PA		*	Gap	York, PA
*	Route 22 and Colonial Road	Harrisburg	PA		*	Gap	Harrisburg et al, PA
*	Junction Route 11 & 15 space# F8	Selinsgrove	PA		*	Gap	PA AREA NOT IN ANY MSA
*	1155 Carlisle Street Sp 704, 706 708	Hanover	PA		*	Gap	York, PA
*	3055 Black Gap Rd	Chamberburg	PA		*	Gap	PA AREA NOT IN ANY MSA
*	43 South State Street	Newtown	PA		*	Gap	Philadelphia, PA-NJ
*	2900 East College Avenue Sp 955(new 32	State College	PA		*	Gap	State College, PA
*	Junction Route 220 & 180, Sp. 432	Muncy	PA		*	Gap	Williamsport, PA
*	29 Wyoming Valley Mall Sp #542	Wilkes-Barre	PA		*	Gap	Scranton et al, PA
*	225 Columbia Mall Sp# 550	Bloomsburg	PA		*	Gap	Scranton et al, PA
*	81 Wyoming Valley Mall Sp. 224.	Wilkes-Barre	PA		*	Gap	Scranton et al, PA
*	1067 West Baltimore Pike Sp 229	Media	PA		*	Gap	Philadelphia, PA-NJ
*	301 South Hills Village Sp# 2227	Bethel Park	PA		*	Gap	Pittsburgh, PA
*	2900 East College Avenue Sp 512	State College	PA		*	Gap	State College, PA
*	132 West Bridge St.	Homestead	PA		*	Gap	Pittsburgh, PA
*	346 Exton Square Pkwy Space 2165	Exton	PA		*	Banana Republic	Philadelphia, PA-NJ
*	100 Robinson Center Dr.	Pittsburgh	PA		*	Banana Republic	Pittsburgh, PA
*	285 Crossing Outlet Square, Sp. G 208	Tannersville (Pocono)	PA		*	Gap Inc. Outlet	PA AREA NOT IN ANY MSA
*	I-79 Route 208	Grove City	PA		*	Gap Inc. Outlet	Sharon, PA
*	1875 Franklin Mills Circle Sp 163	Philadelphia	PA		*	Gap Inc. Outlet	Philadelphia, PA-NJ
*	1863 Gettysburg Village Dr.	Gettysburg	PA		*	Gap Inc. Outlet	PA AREA NOT IN ANY MSA
*	311 Outlet Drive Space #1002	Lancaster	PA		*	Gap Inc. Outlet	Lancaster, PA
*	2500 Moreland Road Space #2080	Willow Grove	PA		*	Banana Republic	Philadelphia, PA-NJ
*	1401 Walnut Street	Philadelphia	PA		*	Banana Republic	Philadelphia, PA-NJ
*	61 Anderson Avenue	Ardmore	PA		*	Banana Republic	Philadelphia, PA-NJ
*	5542 Walnut Street	Pittsburgh	PA		*	Banana Republic	Pittsburgh, PA
*	315 Goddard Blvd	King of Prussia	PA		*	Banana Republic	Philadelphia, PA-NJ
*	543-547 Wilmington	Glen Mills	PA		*	Banana Republic	Philadelphia, PA-NJ
*	4313-17 Main St.	Manayunk	PA		*	Banana Republic	Philadelphia, PA-NJ
*	1000 Ross Park Mall Sp.#J456	Pittsburgh	PA		*	Banana Republic	Pittsburgh, PA
*	301 South Hills Viliage, Sp1345	Pittsburgh	PA		*	Banana Republic	Pittsburgh, PA
*	2300 East Lincoln Highway, Sp 171	Langhorne	PA		*	Banana Republic	Philadelphia, PA-NJ
* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Gap/IBM Confidential

49 of 83

Exhibit D-17 - Stores Network & POS

Store #	Street Address	City	State	Zip	NPA-NXX	Division	Metropolitan Area
*	160 N. Gulf Road - Sp. 6220	King of Prussia	PA		*	Gap	Philadelphia, PA-NJ
*	1000 Ross Park Mall - Sp. J08	Pittsburgh	PA		*	Gap	Pittsburgh, PA
*	Route 309, Space B-6	North Wales	PA		*	Gap	Philadelphia, PA-NJ
*	230 The Mall @ Steamtown	Scranton	PA		*	Gap	Scranton et al, PA
*	160 N. Golph Road, Sp 6226	King of Prussia	PA		*	Gap	Philadelphia, PA-NJ
*	517 Glen Eagle Square	Glen Mills	PA		*	Gap	Philadelphia, PA-NJ
*	Center Core	Pittsburgh	PA		*	Gap	Pittsburgh, PA
*	5434-5436 Walnut Street	Pittsburgh	PA	15232		KIDS/BABY
*	84 Coulter Avenue	Ardmore	PA		*	Gap	Philadelphia, PA-NJ
*	2500 Moreland Rd.	Willow Grove	PA		*	Gap	Philadelphia, PA-NJ
*	2300 E LINCOLN HWY	Langhorne	PA		*	Gap	Philadelphia, PA-NJ
*	711 Park City Center	Lancaster	PA		*	Gap	Lancaster, PA
*	240 Exton Square Parkway #2435	Exton	PA		*	Gap	Philadelphia, PA-NJ
*	1718 Walnut Street	Philadelphia	PA	19102		KIDS/BABY
*	1 Prime Outlets Blvd	Barceloneta	PR	617		BRF
*	2050 Ponce Bypass, Ste 103	Ponce	PR	731		ONCS
*	525 F. D. Roosevelt Ave.	Hato Rey	PR	918		ONCS
*	Fragoso Ave	Carolina	PR	988		ONCS
*	65th Infanteria KM 6.1, San Anton Ward	Carolina	PR	979		ONCS
*	725 Avenue West Main, Ste 600-1350	Sierra Bayamon	PR	961		ONCS
*	65 infanteria hwy fragaso ave	Carolina	PR	988		GAP
*	525 Franklin D. Roosevelt Ave.	Hato Rey	PR	918		GAP
*	506 Truncado St.	Hatillo	PR	659		GAP
*	Carr #2, Km. 227.9	Ponce	PR	733		GAP/KIDS
*	725 West Main Ave space# 600-520	Sierra Bayamon	PR	961		GAP/KIDS
*	165 Prime Outlet Blvd #	Barceloneta	PR	617		GAP OUTLET
*	KM. 18.4 State Rd.	Canovanas	PR	729		GAP OUTLET
*	456 Las Americas Expressway	Hato Rey	PR	918		BANANA
*	Plaza Del Sol Sp. #1640	Bayamon	PR	961		BANANA
*	525 SB Rosevelt Ave	Hato Rey	PR	918		KIDS
*	81 Hillside Rd.	Cranston	RI		*	Gap	Providence et al, RI
*	33 Americas Cup Avenue	Newport	RI		*	Gap	RI AREA NOT IN ANY MSA
*	400 Bald Hill Road	Warwick	RI		*	Gap	Providence et al, RI
*	52 Providence Place	Providence	RI		*	Gap	Providence et al, RI
*	371 Putnam Pike	Smithfield	RI		*	Gap	Providence et al, RI
*	199 Connell Hwy	Newport	RI	2840		ON
*	371 Putman Pike	Smithfield	RI		*	Old Navy	Providence et al, RI
*	144 Providence Place, Sp. R201	Providence	RI		*	Old Navy	Providence et al, RI
*	400 Baldhill Road	Warwick	RI		*	Old Navy	Providence et al, RI
*	124 Thames Street	Newport	RI		*	Banana Republic	RI AREA NOT IN ANY MSA
*	16 Midway Rd.	Cranston	RI		*	Banana Republic	Providence et al, RI
*	100 Francis Street B102	Providence	RI		*	Banana Republic	Providence et al, RI
*	4-8 Long Wharf Mall South	Newport	RI		*	Gap	RI AREA NOT IN ANY MSA
*	50 Hillside Road	Cranston	RI		*	Gap	Providence et al, RI
*	550 Factory Shops Blvd	Gaffney	SC	29341		BRF
* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

*	10847 Kings Road	Myrtle Beach	SC	29572		BRF

Gap/IBM Confidential

50 of 83

Exhibit D-17 - Stores Network & POS

Store #	Street Address	City	State	Zip	NPA-NXX	Division	Metropolitan Area
*	10847 Kings Road	Myrtle Beach	SC	29572		OUT
*	10823 Kings Road Suite 300	Myrtle Beach	SC		*	Gap Inc. Outlet	Myrtle Beach, SC
*	1945 W. Palmetto Street	Florence	SC	29501		ON
*	7620 Rivers Ave., Suite 210	North Charleston	SC		*	Old Navy	Charleston et al, SC
*	1720 Towne Center Way	Mount Pleasant	SC		*	Old Navy	Charleston et al, SC
*	142 Station Dr.	Anderson	SC		*	Old Navy	Greenville et al, SC
*	515 Bypass 72 NW	Greenwood	SC		*	Old Navy	SC AREA NOT IN ANY MSA
*	1117 Woodrff rd. SPN217	Greenville	SC		*	Old Navy	Greenville et al, SC
*	140 Harbison Blvd.	Columbia	SC		*	Old Navy	Columbia, SC
*	7201 DL440 Two Notch Road	Columbia	SC		*	Old Navy	Columbia, SC
*	1460 Fording Island Rd #300	Bluffton	SC		*	Old Navy	SC AREA NOT IN ANY MSA
*	6103 Northwoods Mall	Charleston Heights	SC		*	Gap	Charleston et al, SC
*	269 King St.	Charleston	SC		*	Gap	Charleston et al, SC
*	100 Columbiana Circle Road #1230	Columbia	SC		*	Gap	Columbia, SC
*	2070 Sam Ritenberg	Charleston	SC		*	Gap	Charleston et al, SC
*	700 Haywood Road Space #2003,2004,2005	Greenville	SC		*	Gap	Greenville et al, SC
*	1210 Celebrity Circle #AA201	Myrtle Beach	SC		*	Gap	Myrtle Beach, SC
*	2701 David McLeod Blvd.	Florence	SC		*	Gap	Florence, SC
*	1229 Belk Dr., Suite H1	Mt. Pleasant	SC		*	Gap	Charleston et al, SC
*	2441 Whiskey Rd South	Aiken	SC		*	Gap	#N/A
*	660 Spartan Blvd., Ste. 10	Spartanburg	SC		*	Old Navy	Greenville et al, SC
*	Highway 291 at Furnam Road	Greenville	SC		*	Old Navy	Greenville et al, SC
*	1414 Fording Island Rd.	Bluffton	SC		*	Gap Inc. Outlet	SC AREA NOT IN ANY MSA
*	US Hwy 17 & Hwy 501	Myrtle Beach	SC	29577		GAP
*	US Hwy 17 & Hwy 501	Myrtle Beach	SC	29577		KID
*	240 FActory Shops Blvd #7	Gaffney	SC		*	Gap Inc. Outlet	Greenville et al, SC
*	1414 Fording Island Rd sp A100	Bluffton	SC		*	Gap Inc. Outlet	SC AREA NOT IN ANY MSA
*	249 KING STREET	Charleston	SC		*	Banana Republic	Charleston et al, SC
*	24 Shelter Cove Lane Suite #230	Hilton Head	SC		*	Banana Republic	SC AREA NOT IN ANY MSA
*	249 King St.	Charleston	SC		*	Banana Republic	Charleston et al, SC
*	700 Haywood Mall Sp. #1044	Greenville	SC		*	Banana Republic	Greenville et al, SC
*	100 Columbiana Circle	Columbia	SC		*	Banana Republic	Columbia, SC
*	Unit K1A 1232 Belk Drive	Mt. Pleasant	SC		*	Banana Republic	Charleston et al, SC
*	700 Haywood Road, Space #2043	Greenville	SC		*	Gap	Greenville et al, SC
*	100 Columbiana Circle, Sp #1450	Columbia	SC		*	Gap	Columbia, SC
*	2200 North Maple Ave Space 462	Rapid City	SD		*	Gap	Rapid City, SD
*	5000 Empire Mall	Sioux Falls	SD		*	Banana Republic	Sioux Falls, SD
*	4100 W. 41st Street	Sioux Falls	SD	57106		ON
*	2200 N. Maple Street	Rapid City	SD	57701		ON
*	5000 Empire Mall #141	Sioux Falls	SD		*	Gap	Sioux Falls, SD
*		SEVIERVILLE	TN	37862		OUT
*	1645 Park Way, #860	Sevierville	TN		*	Gap Inc. Outlet	Knoxville, TN
*	1101 Vann Drive	Jackson	TN	38305		ON
*		Cookeville	TN	38501		ON
* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

*	Hwy 153 & Hixson Pike	Chattanooga	TN		*	Gap	Chattanooga, TN-GA
*	2100 Hamilton Place Blvd.	Chattanooga	TN		*	Gap	Chattanooga, TN-GA

Gap/IBM Confidential

51 of 83

Exhibit D-17 - Stores Network & POS

Store #	Street Address	City	State	Zip	NPA-NXX	Division	Metropolitan Area
*	2295 Gallatin Pike N	Madison	TN		*	Old Navy	Nashville, TN
*	1954 Old Fort Pkwy	Murfreesboro	TN		*	Old Navy	Nashville, TN
*	3000 A Mall Rd. N.	Knoxville	TN		*	Old Navy	Knoxville, TN
*	1618 Service Merchandise Blvd	Brentwood	TN		*	Old Navy	Nashville, TN
*	5764 Highway 153	Hixson	TN		*	Old Navy	Chattanooga, TN-GA
*	3440 Poplar Avenue	Memphis	TN		*	Old Navy	Memphis, TN-AR-MS
*	3075 Village Shops Drive	Memphis	TN		*	Old Navy	Memphis, TN-AR-MS
*	3619 Riverdale Road	Memphis	TN		*	Old Navy	Memphis, TN-AR-MS
*	218 Morrell Road	Knoxville	TN		*	Old Navy	Knoxville, TN
*	2220 Hamilton Place Blvd	Chattanooga	TN		*	Old Navy	Chattanooga, TN-GA
*	8085 Giacosa Place	Memphis	TN		*	Old Navy	Memphis, TN-AR-MS
*	3211 Peoples Street # J	Johnson City	TN		*	Old Navy	Johnson Cty et al, TN-VA
*	2801 Wilma Rudolph Boulevard Sp 715	Clarksville	TN		*	Old Navy	Clarksville et al,TN-KY
*	7620 U.S. 70 South, Space #139	Nashville	TN		*	Old Navy	Nashville, TN
*	139 Oprymills Drive	Nashville	TN		*	Old Navy	Nashville, TN
*	1645 Parkway Sp. 990	Sevierville	TN		*	Gap Inc. Outlet	Knoxville, TN
*	240 Oprymills Drive, Sp. 648	Nashville	TN		*	Gap Inc. Outlet	Nashville, TN
*	11028 Parkside Dr.	Knoxville	TN		*	Old Navy	Knoxville, TN
*	5252 HICKORY HOLLOW PARKWAY	Antioch	TN		*	Gap	Nashville, TN
*	1000 Two Mile Parkway Unit B-3	Goodletsville	TN		*	Gap	Nashville, TN
*	Southwest Corner of I-65 & Mooresd Lan	Franklin (Nashville)	TN		*	Gap	Nashville, TN
*	7600 Kingston Pike #1100	Knoxville	TN		*	Gap	Knoxville, TN
*	2011 N. Roan #25	Johnson City	TN		*	Gap	Johnson Cty et al, TN-VA
*	2126 Abbott Martin Rd. - Sp. 236	Nashville	TN		*	Gap	Nashville, TN
*	2801 Wilma Rudolph Blvd. Sp. 310/325	Clarksville	TN		*	Gap	Clarksville et al,TN-KY
*	1720 Old Fort Parkway	Murfreesboro	TN		*	Gap	Nashville, TN
*	2126 Abbott Martin Rd. - Sp. 256	Nashville	TN		*	Gap	Nashville, TN
*	100 Outlet Village Blvd	Lebanon	TN		*	Gap Inc. Outlet	Nashville, TN
*	1645 Parkway, Suite 520	Sevierville	TN		*	Gap Inc. Outlet	Knoxville, TN
*	2820 Opry Land	Nashville	TN		*	Gap Inc. Outlet	Nashville, TN
*	7615 West Farmington	Germantown	TN		*	Banana Republic	Memphis, TN-AR-MS
*	7600 Kingston Pike, Suite 1196	Knoxville	TN		*	Banana Republic	Knoxville, TN
*	2126 Abbott Martin Rd.,Suite 233	Nashville	TN		*	Banana Republic	Nashville, TN
*	2760 North Germantown Pkwy.,sp 2440	Bartlett	TN		*	Banana Republic	Memphis, TN-AR-MS
*	2100 Hamilton Pl. Blvd.,Sp.217	Chattanooga	TN		*	Banana Republic	Chattanooga, TN-GA
*	4465 Poplar Ave. Sp. #210	Memphis	TN		*	Banana Republic	Memphis, TN-AR-MS
*	1800 Galleria Blvd Sp 1310	Franklin	TN		*	Banana Republic	Nashville, TN
*	2126 Abbott Martin Rd. Sp. 129	Nashville	TN		*	Gap	Nashville, TN
*	2055 West Street	Germantown	TN		*	Gap	Memphis, TN-AR-MS
*	7600 Kingston Pike #1586	Knoxville	TN		*	Gap	Knoxville, TN
*	4465 Poplar Ave., Sp. 261	Memphis	TN		*	Gap	Memphis, TN-AR-MS
*	2760 North Germantown Pkwy	Memphis	TN		*	Gap	Memphis, TN-AR-MS
*	2100 Hamilton Place Blvd	Chattanooga	TN		*	Gap	Chattanooga, TN-GA
* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

*	7615 West Farmington	Germantown	TN		*	Gap	Memphis, TN-AR-MS
*	4465 Poplar #261	Memphis	TN		*	Gap	Memphis, TN-AR-MS
*	2760 N. Germantown Parkway	Bartlett	TN		*	Gap	Memphis, TN-AR-MS

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Exhibit D-17 - Stores Network & POS

Store #	Street Address	City	State	Zip	NPA-NXX	Division	Metropolitan Area
*	150 Peabody Place	Memphis	TN		*	Gap	Memphis, TN-AR-MS
*	2055 West Street #8	Germantown	TN		*	Gap	Memphis, TN-AR-MS
*	11400 Burnette	Austin	TX	78758		Lab
*	5015 Westheimer #2360	Houston	TX		*	Gap	Houston, TX
*	208 Memorial City Center	Houston	TX		*	Gap	Houston, TX
*	1252 Willowbrook Mall	Houston	TX		*	Gap	Houston, TX
*	Baybrook Mall Drive,	Friendswood	TX		*	Gap	Galveston et al, TX
*	1000 West Oaks #108	Houston	TX		*	Gap	Houston, TX
*	20131 Hwy 59 #1342	Humble	TX		*	Gap	Houston, TX
*	6225 Kirby #AOG	Houston	TX		*	Gap	Houston, TX
*	4030 Westheimer	Houston	TX		*	Gap	Houston, TX
*	1500 Harvey Road #137	College Station	TX		*	Gap	Bryan et al, TX
*	1201 Lake Woodlands Dr #1042	The Woodlands	TX		*	Gap	Houston, TX
*	1675 S. Voss Road	Houston	TX		*	Gap	Houston, TX
*	16535 Southwest Freeway,	Sugarland	TX		*	Gap	Houston, TX
*	600 W. Sam Houston Pkwy. North - Sp. 7	Houston	TX		*	Gap	Houston, TX
*	1977 West Gray St.	Houston	TX		*	Gap	Houston, TX
*	5462 FM 1960 West	Houston	TX		*	Gap	Houston, TX
*	6155 Eastex Fwy	Beaumont	TX		*	Gap	#N/A
*	I-30 & Richmond Road	Texarkana	TX	75503		ON
*	8687 N Cen.Exprwy	Dallas	TX		*	Gap	Dallas, TX
*	1080 Town East Mall	Mesquite	TX		*	Gap	Dallas, TX
*	1110 Valley View	Dallas	TX		*	Gap	Dallas, TX
*	1976 Green Oaks Road Sp. D10 &11	Fort Worth	TX		*	Gap	Fort Worth et al, TX
*	4800 Hulen Street	Fort Worth	TX		*	Gap	Fort Worth et al, TX
*	6001 West Waco Drive Space 19	Waco	TX		*	Gap	Waco, TX
*	811 North Central Expresswy #2103	Plano	TX		*	Gap	Dallas, TX
*	13250 Dallas Parkway	Dallas	TX		*	Gap	Dallas, TX
*	5350 West Lovers lane	Dallas	TX		*	Gap	Dallas, TX
*	2401 South Stemmons Freeway Space 2632	Lewisville	TX		*	Gap	Dallas, TX
*	1900 Preston Road	Plano	TX		*	Gap	Dallas, TX
*	3811 South Cooper	Arlington	TX		*	Gap	Fort Worth et al, TX
*	4601 South Broadway	Tyler	TX		*	Gap	Tyler, TX
*	6002 Slide Road	Lubbock	TX		*	Gap	Lubbock, TX
*	10720 Preston Road #100	Dallas	TX		*	Gap	Dallas, TX
*	1620 S.University Dr., Suite 201	Fort Worth	TX		*	Gap	Fort Worth et al, TX
*	7701 W. Interstate 40, Sp. 256	Amarillo	TX		*	Gap	#N/A
*	4511 N. Midkiff Dr., Sp. C7-10	Midland	TX		*	Gap	Odessa et al, TX
*	167& 177 Grand Avenue	Southlake	TX		*	Gap	Fort Worth et al, TX
*	49 Central Mall Space 48 & 49	Texarkana	TX		*	Gap	Texarkana,TX-Texrkana,AR
*	2201 - I35 E South	Denton	TX		*	Gap	Dallas, TX
*	7601 N. Mac Arthur Blvd.	Irving	TX		*	Gap	Dallas, TX
* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

*	2200 South 10th Street Sp. F6C	McAllen	TX		*	Gap	McAllen et al, TX
*	4600 Medford Sp. 1318	Lufkin	TX		*	Gap	TX AREA NOT IN ANY MSA
*	8202 Highway 121	Frisco	TX		*	Gap	Dallas, TX
*	3701 Mckinney Ave	Dallas	TX		*	Gap	Dallas, TX

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Exhibit D-17 - Stores Network & POS

Store #	Street Address	City	State	Zip	NPA-NXX	Division	Metropolitan Area
*	2370 N.Expressway, Sp# 10,20,30,35,40	Brownsville	TX		*	Gap	Brownsville et al, TX
*	1101 Melboume Road Sp. 3042	Hurst	TX		*	Gap	Fort Worth et al, TX
*	1500 North Collins Street	Arlington	TX		*	Gap	Fort Worth et al, TX
*	5331 E.Mockingbird Lane	Dallas	TX		*	Gap	Dallas, TX
*	4015 Interstate 35 South	San Marcos	TX		*	Gap Inc. Outlet	#N/A
*	12634 Fountain Lake Circle	Stafford	TX		*	Gap Inc. Outlet	Houston, TX
*	301 Tanger Dr.	Terrell	TX		*	Gap Inc. Outlet	Dallas, TX
*	2416 W. LOOP 340	Waco	TX		*	Old Navy	Waco, TX
*	1800 S Loop 288	Denton	TX	76205		ON
*	Eldorado Pky & US Hwy	McKinney	TX	75069		ON
*	Hwy 29 & I-35	GEORGETOWN	TX	78627		OLD NAVY
*	4505 S. MEDFORD	LUFKIN	TX	75901		OLD NAVY
*	Hwy 75 & Loy Lake Road	Sherman	TX	75090		ON
*	SWC McAlister Road	Fort Worth	TX	76028		ON
*		ABilene	TX	79606		WHS
*	2901 Capitol of Texas Hwy, Space G4	Austin	TX		*	Old Navy	#N/A
*	4511 NORTH MIDKIFF	Midland	TX		*	Old Navy	Odessa et al, TX
*	422 N. Loop 281 W. Suite 200	Longview	TX		*	Old Navy	Longview et al, TX
*	5601 Brodie Lane #400	Austin	TX		*	Old Navy	#N/A
*	20510 Highway 59 North	Humble	TX		*	Old Navy	Houston, TX
*	5778 Fairmont	Pasadena	TX		*	Old Navy	Houston, TX
*	13250 Dallas Parkway	Dallas	TX		*	Old Navy	Dallas, TX
*	501 Plano Road, Suite 417	Richardson	TX		*	Old Navy	Dallas, TX
*	2875 Market Center Dr	Rockwall	TX		*	Old Navy	Dallas, TX
*	2100 S. WS Young Drive #1020	Killeen	TX		*	Old Navy	Killeen et al, TX
*	1708 Green Oaks Rd, Sp. 6	Ft. Worth	TX		*	Old Navy	Fort Worth et al, TX
*	1182 Sunset Mall Sp 1310	San Angelo	TX		*	Old Navy	San Angelo, TX
*	1002 Willowbrook Mall	Houston	TX		*	Old Navy	Houston, TX
*	3111 Woodridge	Houston	TX		*	Old Navy	Houston, TX
*	1515 Town East Blvd #500	Mesquite	TX		*	Old Navy	Dallas, TX
*	801 15th Street Suite 300	Plano	TX		*	Old Navy	Dallas, TX
*	2325 South Stemmons Freeway	Lewisville	TX		*	Old Navy	Dallas, TX
*	9607 Research Blvd Suite 400	Austin	TX		*	Old Navy	#N/A
*	11081 Westheimer	Houston	TX		*	Old Navy	Houston, TX
*	5000 Westheimer #300	Houston	TX		*	Old Navy	Houston, TX
*	1106 West Arbrook Blvd.	Arlington	TX		*	Old Navy	Fort Worth et al, TX
*	2575 Towne Center Blvd.	Sugar land	TX		*	Old Navy	Houston, TX
*	13839 Brecks St. (Old - 4605 FM 1960 W	Houston	TX		*	Old Navy	Houston, TX
*	5601 Bandera Road #120	San Antonio	TX		*	Old Navy	San Antonio, TX
*	6867 Hwy 6 North	Houston	TX		*	Old Navy	Houston, TX
*	4700 Beechnut Sp 260	Houston	TX		*	Old Navy	Houston, TX
* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

*	1701, Ste. B Preston Road	Plano	TX		*	Old Navy	Dallas, TX
*	11745 I-H10 West #740	San Antonio	TX		*	Old Navy	San Antonio, TX
*	2700 Soncy Road	Amarillo	TX		*	Old Navy	#N/A
*	5000 Hulen Street #124	Fort Worth	TX		*	Old Navy	Fort Worth et al, TX
*	1815 South 10th Street	McAllen	TX		*	Old Navy	McAllen et al, TX

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Exhibit D-17 - Stores Network & POS

Store #	Street Address	City	State	Zip	NPA-NXX	Division	Metropolitan Area
*	255 E. Basse Road #110	San Antonio	TX		*	Old Navy	San Antonio, TX
*	5425 S. Padre Island Drive	Corpus Christie	TX		*	Old Navy	Corpus Christi, TX
*	11066 Pecan Park Blvd., Suite #115	Austin	TX		*	Old Navy	#N/A
*	3638 Irving Mall, Space C6C	Irving	TX		*	Old Navy	Dallas, TX
*	4601 S. Broadway Sp. H-17A	Tyler	TX		*	Old Navy	Tyler, TX
*	6155 Eastex Freeway, Suite C338	Beaumont	TX		*	Old Navy	#N/A
*	1000 East 41st Street, Suite 810	Austin	TX		*	Old Navy	#N/A
*	2050 E. Texas Avenue South	College Station	TX		*	Old Navy	Bryan et al, TX
*	3000 Grapevine Mill Parkway #245	Grapevine	TX		*	Old Navy	Fort Worth et al, TX
*	18030 US Highway 281 North	San Antonio	TX		*	Old Navy	San Antonio, TX
*	8401 Gateway West, Space G16	El Paso	TX		*	Old Navy	El Paso, TX
*	750 Sunland Park Dr.	El Paso	TX		*	Old Navy	El Paso, TX
*	13788 Northwest (old address555 Northw	Houston	TX		*	Old Navy	Houston, TX
*	7605 San Dario Avenue	Laredo	TX		*	Old Navy	Laredo, TX
*	5000 Katy Mills Circle #619	Katy	TX		*	Old Navy	Houston, TX
*	20701 Parker Rd, Bldg. A Ste. 500	Round Rock	TX		*	Old Navy	#N/A
*	3111 Midwestern Parkway, Sp. 580	Wichita Falls	TX		*	Old Navy	Wichita Falls, TX
*	3333 Preston Rd., Ste. 600	Frisco	TX		*	Old Navy	Dallas, TX
*	2450 Pablo Kisel Blvd. Bldg. F	Brownsville	TX		*	Old Navy	Brownsville et al, TX
*	6249 Slide Road	Lubbock	TX		*	Old Navy	Lubbock, TX
*	386 East FM 1382	Cedar Hill	TX		*	Old Navy	Dallas, TX
*	5000 Katy Mills Circle	Katy	TX		*	Gap Inc. Outlet	Houston, TX
*	4015 1H 35 S. Suite 335	San Marcos	TX		*	Gap Inc. Outlet	#N/A
*	820 West Stacy Road Suite 116	Allen	TX		*	Gap Inc. Outlet	Dallas, TX
*	868 Northeast Mall Blvd., Anchor 4	Hurst	TX		*	Old Navy	Fort Worth et al, TX
*	2232 Valley View Center	Dallas	TX		*	Old Navy	Dallas, TX
*	7800 North Navarro Street, Space 135	Victoria	TX		*	Old Navy	Victoria, TX
*	19075 IN-45 South	Shenandoah	TX		*	Old Navy	Houston, TX
*	1003 West Bay Area Blvd.	Webster	TX		*	Old Navy	Houston, TX
*	2900 East Southlake Blvd.	Southlake	TX		*	Old Navy	Fort Worth et al, TX
*	11659 Bandera Rd.	San Antonio	TX		*	Old Navy	San Antonio, TX
*	2310 SW Military Dr	San Antonio	TX		*	Old Navy	San Antonio, TX
*	8328 Agora Parkway	Selma	TX		*	Old Navy	San Antonio, TX
*	1201 Lake Woodlands Dr., Suite 1044	The Woodlands	TX		*	Gap	Houston, TX
*	2401 S. Stemmons Freeway sp# 1298	Lewisville	TX		*	Gap	Dallas, TX
*	8401 Gateway Blvd Space #E-3	El Paso	TX		*	Gap	El Paso, TX
*	750 Sunland Park Dr., #E11	El Paso	TX		*	Gap	El Paso, TX
*	10000 Research Blvd. - Sp. 105	Austin	TX		*	Gap	#N/A
*	600 W. Sam Houston Pkwy. North Sp #610	Houston	TX		*	Gap	Houston, TX
*	1616 South University Drive	Ft Worth	TX		*	Gap	Fort Worth et al, TX
* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

*	2200 South 10th Street Sp. F14B	McAllen	TX		*	Gap	McAllen et al, TX
*	2063 Town East Mall Sp #1048	Mesquite	TX		*	Gap	Dallas, TX
*	5450 West Lovers Lane	Dallas	TX		*	Gap	Dallas, TX
*	849 East Commerce St	San Antonio	TX		*	Gap	San Antonio, TX
*	16535 South West Freeway	Sugarland	TX		*	Banana Republic	Houston, TX
*	2200 S. 10th St.	McAllen	TX		*	Banana Republic	McAllen et al, TX

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Exhibit D-17 - Stores Network & POS

Store #	Street Address	City	State	Zip	NPA-NXX	Division	Metropolitan Area
*	1114 Baybrook Mall Dr	Friendswood	TX		*	Banana Republic	Galveston et al, TX
*	3939 I.H. 35 South, #770	San Marcos	TX		*	Gap Inc. Outlet	#N/A
*	104 Northeast I-35 #199	Hillsboro	TX		*	Gap Inc. Outlet	TX AREA NOT IN ANY MSA
*	3000 Grapevine Mills Parkway Sp #224	Grapevine	TX		*	Gap Inc. Outlet	Fort Worth et al, TX
*	5000 Katy Mills Circle Spt # 611	Katy	TX		*	Gap Inc. Outlet	Houston, TX
*	301 Tanger Drive, Suite 215	Terrell	TX		*	Gap Inc. Outlet	Dallas, TX
*	4321 Interstate 35 N. Suite 307	Gainesville	TX		*	Gap Inc. Outlet	Sherman et al, TX
*	13350 Dallas Parkway Suite 2010	Dallas	TX		*	Banana Republic	Dallas, TX
*	6001 Airport Blvd Suite #2242	Austin	TX		*	Banana Republic	#N/A
*	10000 Research Blvd Suite 106	Austin	TX		*	Banana Republic	#N/A
*	7400 San Peddro Ave. Unit 11	San Antonio	TX		*	Banana Republic	San Antonio, TX
*	5137 West Alabama	Houston	TX		*	Banana Republic	Houston, TX
*	1554 Willowbrook Mall	Houston	TX		*	Banana Republic	Houston, TX
*	4800 South Hulen Street Sp#2050	Fort Worth	TX		*	Banana Republic	Fort Worth et al, TX
*	2400 University Blvd #110	Houston	TX		*	Banana Republic	Houston, TX
*	712 Northpark Center	Dallas	TX		*	Banana Republic	Dallas, TX
*	30 Highland Park Village	Dallas	TX		*	Banana Republic	Dallas, TX
*	3922 Westheimer	Houston	TX		*	Banana Republic	Houston, TX
*	1900 Preston Rd., Ste. 185, 191	Plano	TX		*	Banana Republic	Dallas, TX
*	600 West Sam Houston Pkwy. N, Ste. 600	Houston	TX		*	Banana Republic	Houston, TX
*	2901 Capital of Texas Highway, B4	Austin	TX		*	Banana Republic	#N/A
*	40 Highland Park Village	Dallas	TX		*	Banana Republic	Dallas, TX
*	1174 5th-10 West Sp # R-4	San Antonio	TX		*	Banana Republic	San Antonio, TX
*	1604 South University Plaza Suite #504	Fort Worth	TX		*	Banana Republic	Fort Worth et al, TX
*	101 Grand Ave.	Southlake	TX		*	Banana Republic	Fort Worth et al, TX
*	8201 Quaker Ave. Suite #130	Lubbock	TX		*	Banana Republic	Lubbock, TX
*	3699 McKinney Ave	Dallas	TX		*	Banana Republic	Dallas, TX
*	2601 Preston Road Sp. #1190	Frisco	TX		*	Banana Republic	Dallas, TX
*	8401 GATEWAY BLVD W	EL PASO	TX	79925		BR
*	1101 Melbourne Road	Hurst	TX		*	Banana Republic	Fort Worth et al, TX
*	4970	Houston	TX		*	Banana Republic	Houston, TX
*	3811 South Cooper Street, #1054	Arlington	TX		*	Banana Republic	Fort Worth et al, TX
*	7322 Jones-Malts Berger Rd.	San Antonio	TX		*	Banana Republic	San Antonio, TX
*	13250 Dallas Parkway	Dallas	TX	75240		BABY
*	2901 Capital of Texas Highway, Sp. J-5	Austin	TX	78746		BABY
*	2512 University Blvd.	Houston	TX		*	Gap	Houston, TX
*	1900 Preston Rd.	Plano	TX	75075		BABY
*	2200 South 10th Street	McAllen	TX		*	Gap	McAllen et al, TX
*	7400 San Peddro Ave. #148	San Antonio	TX		*	Gap	San Antonio, TX
* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

*	849 East Commerce Street	San Antonio	TX		*	Gap	San Antonio, TX
*	6301 Northwest Loop 410 #h-7 & h8	San Antonio	TX		*	Gap	San Antonio, TX
*	11745 Interstate 10 West, Sp. 501 & 50	San Antonio	TX		*	Gap	San Antonio, TX
*	6909 North Loop 1604 East, Sp. C10A	San Antonio	TX		*	Gap	San Antonio, TX
*	7800 N. Navarro	Victoria	TX		*	Gap	Victoria, TX
*	7322 Jones-Maltsberger Rd.	San Antonio	TX		*	Gap	San Antonio, TX
*	6002 Slide Road	Lubbock	TX		*	Gap	Lubbock, TX

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Exhibit D-17 - Stores Network & POS

Store #	Street Address	City	State	Zip	NPA-NXX	Division	Metropolitan Area
*	10720 Preston Road, Ste 1200	Dallas	TX		*	Gap	Dallas, TX
*	1230 Highland Mall #306	Austin	TX		*	Gap	#N/A
*	2901 Capital of Texas Hwy,	Austin	TX		*	Gap	#N/A
*	10000 Research Blvd. Sp # 6-8	Austin	TX		*	Gap	#N/A
*	11200 Lake Stop Blvd, Sp F7	Austin	TX		*	Gap	#N/A
*	4001 N. Lamar Blvd.,Ste.250	Austin	TX		*	Gap	#N/A
*	2100 S. West Young Dr. Sp. #1090	Killeen	TX		*	Gap	Killeen et al, TX
*	5488 Padre Staple Mall #1534 & 1538	Corpus Christi	TX		*	Gap	Corpus Christi, TX
*	5300 San Dario Space #314	Laredo	TX		*	Gap	Laredo, TX
*	8401 Gateway Blvd West #A1 & A2	El Paso	TX		*	Gap	El Paso, TX
*	4511 North Midkiff Dr., Sp E1-E3	Midland	TX		*	Gap	Odessa et al, TX
*	4601 S. Broadway, Sp. F18A	Tyler	TX		*	Gap	Tyler, TX
*	1114 Baybrook Mall	Friendswood	TX	77546		KIDS/BABY
*	1000 West Oaks Mall, Sp. #117	Houston	TX		*	Gap	Houston, TX
*	2400 South Stemmons Freeway Space 2632	Lewisville	TX		*	Gap	Dallas, TX
*	13250 Dallas Parkway	Dallas	TX	75240		KIDS
*	428 Northpark Center	Dallas	TX	75225		KIDS/BABY
*	6699 Northlandmark Dr.SP#M-120	Park City	UT		*	Gap Inc. Outlet	Salt Lake City et al, UT
*	15 South Rio Grande St.	Salt Lake City	UT		*	Banana Republic	Salt Lake City et al, UT
*		Ogden	UT	84405		WHS
*	6800 West State Street	American Fork	UT	84083		ON
*	1168 East 2100 South	Salt Lake City	UT		*	Old Navy	Salt Lake City et al, UT
*	245 N. Red Cliff Drive, Suite 3	St. George	UT		*	Old Navy	UT AREA NOT IN ANY MSA
*	7123 South 1300 East Street	Midvale	UT		*	Old Navy	Salt Lake City et al, UT
*	246 West 1300 South	Orem	UT		*	Old Navy	Provo et al, UT
*	634 East 400 South	Salt Lake City	UT		*	Old Navy	Salt Lake City et al, UT
*	10210 South State St. #C	Sandy	UT		*	Old Navy	Salt Lake City et al, UT
*	1782 N. Woodland Park Drive	Layton	UT		*	Old Navy	Salt Lake City et al, UT
*	7127 South Plaza Center Drive	West Jordan	UT		*	Old Navy	Salt Lake City et al, UT
*	6699 North Landmark Dr.	PARK CITY	UT		*	Gap Inc. Outlet	Salt Lake City et al, UT
*	1050 N Main St	Logan	UT		*	Old Navy	UT AREA NOT IN ANY MSA
*	6699 N. Landmark Dr.	Park City	UT		*	Gap Inc. Outlet	Salt Lake City et al, UT
*	389 Trolley Square	Salt Lake City	UT		*	Banana Republic	Salt Lake City et al, UT
*	6191 South State 221	Murray	UT		*	Banana Republic	Salt Lake City et al, UT
*	1200 North Field Road #1058	Layton	UT		*	Gap	Salt Lake City et al, UT
*	6191 South State Street	Murray	UT		*	Gap	Salt Lake City et al, UT
*	1300 South State Street	Orem	UT		*	Gap	Provo et al, UT
*	Suite 211	Salt Lake City	UT		*	Gap	Salt Lake City et al, UT
* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

*	10450 South State #1018	Sandy	UT		*	Gap	Salt Lake City et al, UT
*	1094 Newgate, Sp. 1094 & 1096	Ogden	UT		*	Gap	Salt Lake City et al, UT
*	1200 Towne Centre Blvd. Sp. 1046	Provo	UT		*	Gap	Provo et al, UT
*	110 South Rio Grande St	Salt Lake City	UT		*	Gap	Salt Lake City et al, UT
*	1300 South State Street, Sp #N242	Orem	UT		*	Banana Republic	Provo et al, UT
*	South 6th & East 7th, Sp. d-109	Salt Lake City	UT		*	Gap	Salt Lake City et al, UT
*	4835 Highland Drive	Salt Lake City	UT		*	Gap	Salt Lake City et al, UT
*	7906 Tysons Corner Center	McLean	VA		*	Gap	Washington, DC-MD-VA-WV

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Exhibit D-17 - Stores Network & POS

Store #	Street Address	City	State	Zip	NPA-NXX	Division	Metropolitan Area
*	6702 Springfield Mall #E10	Springfield	VA		*	Gap	Washington, DC-MD-VA-WV
*	1600 East Rio Road	Charlottesville	VA		*	Gap	Charlottesville, VA
*	1124-L Fair Oaks Shopping Center	Fairfax	VA	22033		GAP
*	622 King Street	Alexandria	VA		*	Gap Inc. Outlet	Washington, DC-MD-VA-WV
*	11924 Market Street	Reston	VA		*	Gap	Washington, DC-MD-VA-WV
*	1100 South Hayes Street #D-5 ground le	Arlington	VA		*	Gap	Washington, DC-MD-VA-WV
*	3405 Candlers Mountain Rd. Sp B65	Lynchburg	VA		*	Gap	Lynchburg, VA
*	21100 Dulles Town Circle	Sterling	VA		*	Gap	Washington, DC-MD-VA-WV
*	1925 E. Market St. Suite #440	Harrisonburg	VA		*	Gap	VA AREA NOT IN ANY MSA
*	11500 Midlothian Turnpike Space #328	Richmond	VA		*	Gap	Richmond et al, VA
*	10101 Brook Road	Glen Allen	VA		*	Gap	Richmond et al, VA
*	4802 Valley View Blvd.NW, Sp#LB75, LB8	Roanoke	VA		*	Gap	Roanoke, VA
*	5715 Richmond Road	Williamsburg	VA	23188		OUT
*	241 Fort Evans Rd. sp1403	Leesburg	VA		*	Gap Inc. Outlet	Washington, DC-MD-VA-WV
*	2700 Potomic Mills S/C Sp 311	Woodbridge	VA		*	Gap Inc. Outlet	Washington, DC-MD-VA-WV
*	9200 STONY POINT PKWY	Stony Point	VA		*	Banana Republic	Richmond et al, VA
*		COLONIAL HEIGHTS	VA	23834		ON
*	4848 Commonwealth Center	Midlothian	VA		*	Old Navy	Richmond et al, VA
*	235 Commonwealth	Wytheville	VA		*	Old Navy	VA AREA NOT IN ANY MSA
*	11500 MIDLOTHIAN TPKE	RICHMOND	VA	23235-4799		OLD NAVY
*	12300 Jefferson Ave.	Newports News	VA		*	Old Navy	Norfolk et al, VA-NC
*	4802 Valley View Blvd N.W.	Roanoke	VA		*	Old Navy	Roanoke, VA
*	21100 Dulles Town Circle, Ste. 203	Dulles	VA		*	Old Navy	Washington, DC-MD-VA-WV
*	5900 E. Virginia Beach Blvd. #50	Norfolk	VA		*	Old Navy	Norfolk et al, VA-NC
*	12209 Fair Lakes Promenade Dr.	Fairfax	VA		*	Old Navy	Washington, DC-MD-VA-WV
*	1322 Greenbrier Parkway	Chesapeake	VA		*	Old Navy	Norfolk et al, VA-NC
*	3621 Jefferson Davis Hwy #5	Alexandria	VA		*	Old Navy	Washington, DC-MD-VA-WV
*	701 Lynnhaven Parkway	Virginia Beach	VA		*	Gap	Norfolk et al, VA-NC
*	12300 Jefferson Ave.	Newport News	VA		*	Gap	Norfolk et al, VA-NC
*	4200 Portsmouth Blvd. Sp 444A	Chesapeake	VA		*	Gap	Norfolk et al, VA-NC
*	6711 Frontier Drive	Springfield	VA		*	Old Navy	Washington, DC-MD-VA-WV
*	1260 Carl D. Silver Parkway	Fredericksberg	VA		*	Old Navy	Washington, DC-MD-VA-WV
*	11096 Bulloch Drive	Manassas	VA		*	Old Navy	Washington, DC-MD-VA-WV
*	10101 Brook Road, Suite 680	Glen Allen	VA		*	Old Navy	Richmond et al, VA
*	701 Lynnhaven Parkway, Ste. 1068	Virginia Beach	VA		*	Old Navy	Norfolk et al, VA-NC
*	1601 Willow Lawn Dr.	Richmond	VA		*	Old Navy	Richmond et al, VA
*	1117 EMMET ST N	Charlottesville	VA		*	Old Navy	Charlottesville, VA
* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

*	5800 Crossroads Center Way	Falls Church	VA		*	Old Navy	Washington, DC-MD-VA-WV
*	241 Fort Evans Rd. NE Suite #441	Leesburg	VA		*	Gap Inc. Outlet	Washington, DC-MD-VA-WV
*	2700 Potomac Mills St. Sp #961	Woodbridge	VA		*	Gap Inc. Outlet	Washington, DC-MD-VA-WV
*	9200 STONY POINT PKWY	Richmond	VA		*	Gap	Richmond et al, VA
*	9200 STONY POINT PKWY	Richmond	VA		*	Gap	Richmond et al, VA
*	4802 Valley View Blvd NE - LE-185	Roanoke	VA		*	Gap	Roanoke, VA
*	241 Fort Evans Road NE, Suite 601	Leesburg	VA		*	Gap Inc. Outlet	Washington, DC-MD-VA-WV
*	2700 Potomac Mills Circle, Sp. 319	Woodbridge	VA		*	Gap Inc. Outlet	Washington, DC-MD-VA-WV
*	7937 Tysons Corner Center	McLean	VA		*	Banana Republic	Washington, DC-MD-VA-WV

Gap/IBM Confidential

58 of 83

Exhibit D-17 - Stores Network & POS

Store #	Street Address	City	State	Zip	NPA-NXX	Division	Metropolitan Area
*	628 King Street Old Towne	Alexandria	VA		*	Banana Republic	Washington, DC-MD-VA-WV
*	1100 South Hayes Street #F-9A	Arlington	VA		*	Banana Republic	Washington, DC-MD-VA-WV
*	11901 Democracy Drive	Reston	VA		*	Banana Republic	Washington, DC-MD-VA-WV
*	11922 U Fair Oaks	Fairfax	VA		*	Banana Republic	Washington, DC-MD-VA-WV
*	701 Lynnhaven Parkway, Ste 1068	Virginia Beach,	VA		*	Banana Republic	Norfolk et al, VA-NC
*	1047 Emmet Street, Unit A	Charlottesville	VA		*	Banana Republic	Charlottesville, VA
*	21100 Dulles Town Center Sp. 167	Dulles	VA		*	Banana Republic	Washington, DC-MD-VA-WV
*	1100 S. Hayes St., Box M-100, Sp.J94	Arlington	VA		*	Gap	Washington, DC-MD-VA-WV
*	1961 Chain Bridge Road Space #E9U	McLean	VA		*	Gap	Washington, DC-MD-VA-WV
*	11826U Lee Jackson Highway	Fairfax	VA	22033		KIDS
*	1596 Rio Road Space #E22	Charlottesville	VA	22901		KIDS/BABY
*	11500 Midlothian Turnpike	Richmond	VA		*	Gap	Richmond et al, VA
*	#5 Burlington Square- 2016	Burlington	VT		*	Gap	Burlington, VT
*	155 Dorset Street #G1	South Burlington	VT		*	Gap	Burlington, VT
*	Route 7 46 Diamond Run Place space 610	Rutland	VT		*	Gap	VT AREA NOT IN ANY MSA
*	41 Church Street	Burlington	VT		*	Old Navy	Burlington, VT
*	56 Church Street	Burlington	VT		*	Banana Republic	Burlington, VT
*	5 BURLINGTON SQUARE MALL	Burlington	VT		*	Gap	Burlington, VT
*	4502 S. Steele Ste. 909&415	Tacoma	WA		*	Gap	Tacoma, WA
*	546 Northgate Mall	Seattle	WA		*	Gap	Seattle et al, WA
*	1048 Southcenter Mall	Tukwila	WA		*	Gap	Seattle et al, WA
*	242 Black Lake Blvd	Olympia	WA		*	Gap	Olympia, WA
*	1530 Fifth Ave.	Seattle	WA		*	Gap	Seattle et al, WA
*	3000 184th Street Southwest Room 546	Lynnwood	WA		*	Gap	Seattle et al, WA
*	183 Bellevue Square	Bellevue	WA		*	Gap	Seattle et al, WA
*	10315 S.Silverdale NW Sp.E-8	Silverdale	WA		*	Gap	Bremerton, WA
*	One Bellis Fair Parkway #354	Bellingham	WA		*	Gap	#N/A
*	3500 South Meridian #300	Puyallup	WA		*	Gap	Tacoma, WA
*	2730 NE University Village #D	Seattle	WA		*	Gap	Seattle et al, WA
*	16428 North East 74th Street	Redmond	WA		*	Gap	Seattle et al, WA
*		MARYSVILLE	WA	98270		BRF
*		MARYSVILLE	WA	98270		OUT
*	1101 Supermall Way	AUBURN	WA		*	Gap Inc. Outlet	Seattle et al, WA
*	5810 Lakewood Town Center	Lakewood	WA		*	Old Navy	Tacoma, WA
*	1300 North Miller	Wenatchee	WA		*	Old Navy	WA AREA NOT IN ANY MSA
*	1800 S. Burlington Ave.	Burlington	WA	98233		ON
* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

*	559 Columbia Center	Kennewick	WA		*	Old Navy	Richland et al, WA
*	4502 South Steele Street, Suite 415	Tacoma	WA		*	Old Navy	Tacoma, WA
*	1718 South 320th Street, Space A2	Federal Way	WA		*	Old Navy	Seattle et al, WA
*	17470 South Center Parkway	Tukwila	WA		*	Old Navy	Seattle et al, WA
*	8700 NE Vancouver Mall Dr.	Vancouver	WA		*	Old Navy	Portland et al, OR-WA
*	1 Bellis Fair Parkway #302	Bellingham	WA		*	Old Navy	#N/A
*	14022 E. Indiana Ave	Spokane	WA		*	Old Navy	Spokane, WA
*	3500 S. Meridian	Puyallup	WA		*	Old Navy	Tacoma, WA
*	1101 SuperMall Way #1070	Auburn	WA		*	Old Navy	Seattle et al, WA
*	15600 Northeast 8th Street #E2	Bellevue	WA		*	Old Navy	Seattle et al, WA

Gap/IBM Confidential

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Exhibit D-17 - Stores Network & POS

Store #	Street Address	City	State	Zip	NPA-NXX	Division	Metropolitan Area
*	19401 Alderwood Mall Parkway #120	Lynnwood	WA		*	Old Navy	Seattle et al, WA
*	601 Pine St	Seattle	WA		*	Old Navy	Seattle et al, WA
*	1200 Cooper Point Road, SW	Olympia	WA		*	Old Navy	Olympia, WA
*	4037 128th Avenue SE	Bellevue	WA		*	Old Navy	Seattle et al, WA
*	1716 East Washington	Union Gap	WA		*	Old Navy	Yakima, WA
*	808 West Main	Spokane	WA	99201		KIDS/BABY
*	808 West Main	Spokane	WA		*	Gap	Spokane, WA
*	4750 North Devison #249	Spokane	WA		*	Gap	Spokane, WA
*	556 Columbia Center #537	Kennewick	WA		*	Gap	Richland et al, WA
*	14700 East Indiana	Spokane	WA		*	Gap	Spokane, WA
*	1512 5th Avenue	Seattle	WA		*	Banana Republic	Seattle et al, WA
*	1101 Supermall Way, Ste. 1373	Auburn	WA		*	Gap Inc. Outlet	Seattle et al, WA
*	416 Fashion Way	Burlington	WA		*	Gap Inc. Outlet	WA AREA NOT IN ANY MSA
*	521 South Fork Avenue, Suite L	North Bend	WA		*	Gap Inc. Outlet	Seattle et al, WA
*	208 Bellevue Square	Bellevue	WA		*	Banana Republic	Seattle et al, WA
*	500 Pike Street	Seattle	WA		*	Banana Republic	Seattle et al, WA
*	3000 184 St. Southwest #262	Lynnwood	WA		*	Banana Republic	Seattle et al, WA
*	4625 University Village Plaza N.E.	Seattle	WA		*	Banana Republic	Seattle et al, WA
*	722 West Main	Spokane	WA		*	Banana Republic	Spokane, WA
*	2048 Bellevue Square	Bellevue	WA		*	Banana Republic	Seattle et al, WA
*	108 Bellevue Square	Bellevue	WA		*	Gap	Seattle et al, WA
*	3000 184th St. S.W., Sp. 256	Lynnwood	WA		*	Gap	Seattle et al, WA
*	112 West Linmar Ln.	Johnsen Creek	WI		*	Gap Inc. Outlet	WI AREA NOT IN ANY MSA
*	95 North Mooreland Road #B-4	Brookfield	WI		*	Gap	Milwaukee et al, WI
*	5300 South 76th Street #D-211	Greendale	WI		*	Gap	Milwaukee et al, WI
*	5732 Durand Avenue Space #0436	Racine	WI		*	Gap	Racine, WI
*	275 West Wisconsin Avenue Space 1035	Milwaukee	WI		*	Gap	Milwaukee et al, WI
*	66 West Town Mall	Madison	WI		*	Gap	Madison, WI
*	5900 North Port Washington Road	Glendale	WI		*	Gap	Milwaukee et al, WI
*	4800 Golf Road #312	Eau Claire	WI		*	Gap	Eau Claire, WI
*	3800 U.S. Hwy 16, #157	Lacrosse	WI		*	Gap	La Crosse, WI-MN
*	111 East Towne Mall	Madison	WI		*	Gap	Madison, WI
*	2500 N. Mayfair Mall Suite	Wauwatosa	WI		*	Gap	Milwaukee et al, WI
*	Wausau Center Sp B-236	Wausau	WI		*	Gap	Wausau, WI
*	521 Bay Park Square, Sp. 431A	Green Bay	WI		*	Gap	Green Bay, WI
* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

*	341 State Street	Madison	WI		*	Gap	Madison, WI
*	2500 Milton Ave. Sp. #103,140,105A	Janesville	WI		*	Gap	Janesville et al, WI
*	4733 W. Grand Market Dr.	Appleton	WI		*	Old Navy	#N/A
*	3651 Rib Mountain Drive	Wausau	WI	54401		ON
*	2308-2406 S. Green Bay Road	Racine	WI	53406		ON
*	2900 Deerfield Drive, Space 3	Janesville	WI		*	Old Navy	Janesville et al, WI
*	303 Bay Park SQ. Sp 110	Green Bay	WI		*	Old Navy	Green Bay, WI
*	9094 N.Green Bay Rd.	Milwaukee	WI		*	Old Navy	Milwaukee et al, WI
*	5300 South 76th Street	Greendale	WI		*	Old Navy	Milwaukee et al, WI
*	4301 West Wisconsin Avenue Space #518	Appleton	WI		*	Gap	#N/A
*	239 Junction Rd. #D	Madison	WI		*	Old Navy	Madison, WI

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Exhibit D-17 - Stores Network & POS

Store #	Street Address	City	State	Zip	NPA-NXX	Division	Metropolitan Area
*	95 North Moorland #C24	Brookfield	WI		*	Old Navy	Milwaukee et al, WI
*	2348 E. Springs Drive	Madison	WI		*	Old Navy	Madison, WI
*	11211 120th Ave	Pleasant Prairie	WI		*	Gap Inc. Outlet	Kenosha, WI
*	275 W. Wisconsin Ave	Milwaukee	WI	53203		ON
*	4800 Golf Road	Eau Claire	WI		*	Old Navy	Eau Claire, WI
*	2500 N. Mayfair Road	Wauwatosa	WI		*	Gap	Milwaukee et al, WI
*	5900 N. Port Washington Rd. - Sp. B9	Milwaukee	WI		*	Gap	Milwaukee et al, WI
*	5300 South 76th st. sp# 1210	Greendale	WI		*	Gap	Milwaukee et al, WI
*	521-A Bay Park Square	Green Bay	WI		*	Gap	Green Bay, WI
*	4301 West Wisconsin Ave.	Appleton	WI		*	Banana Republic	#N/A
*	171 West Limmar Lane - Suite A107	Johnson Creek	WI		*	Gap Inc. Outlet	WI AREA NOT IN ANY MSA
*	11211 - 120th Avenue #66	Kenosha	WI		*	Gap Inc. Outlet	Kenosha, WI
*	2500 North Mayfair Rd. Sp. #20	Wawautosa	WI		*	Banana Republic	Milwaukee et al, WI
*	5900 North Port Washington, Sp. E005	Glendale	WI		*	Banana Republic	Milwaukee et al, WI
*	32 West Town Mall	Madison	WI		*	Banana Republic	Madison, WI
*	4301 West Wisconsin Avenue	Appleton	WI		*	Gap	#N/A
*	66 West Towne Mall Suite D3	Madison	WI		*	Gap	Madison, WI
*	Mall Rd.	Barboursville	WV		*	Old Navy	Huntngtn et al, WV-KY-OH
*	2740 Meadowbrook Road	Bridgeport	WV		*	Old Navy	WV AREA NOT IN ANY MSA
*	2345 Meadowbrook Road Unit 345	Bridgeport	WV		*	Gap	WV AREA NOT IN ANY MSA
*	100 Grand Central Ave Sp # 380	Vienna	WV		*	Gap	Parkersburg et al, WV-OH
*	Mall Rd.	Barboursville	WV		*	Gap	Huntngtn et al, WV-KY-OH
*	2033 Charleston Town Center	Charleston	WV		*	Gap	Charleston, WV
*	9907 Mall Rd	Morgantown	WV		*	Gap	WV AREA NOT IN ANY MSA
*	601 South East Wyoming Blvd., Space 13	Casper	WY		*	Gap Inc. Outlet	Casper, WY
*	12 Center Street	Jackson	WY		*	Gap	WY AREA NOT IN ANY MSA
*	#N/A	#N/A	#N/A		*	Gap	San Francisco, CA
*	#N/A	#N/A	#N/A		*	Gap	San Francisco, CA
*	#N/A	#N/A	#N/A		*	Gap	Oakland, CA
*	#N/A	#N/A	#N/A		*	Gap	Los Angeles et al, CA
*	#N/A	#N/A	#N/A		*	Gap	Los Angeles et al, CA
*	#N/A	#N/A	#N/A		*	Gap	Brazoria, TX
*	#N/A	#N/A	#N/A		*	Gap	#N/A
*	#N/A	#N/A	#N/A		*	Gap	Chicago, IL
* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

*	#N/A	#N/A	#N/A		*	Gap	Decatur, IL
*	#N/A	#N/A	#N/A		*	Gap	#N/A
*	#N/A	#N/A	#N/A		*	Gap	New York, NY
*	#N/A	#N/A	#N/A		*	Gap	AZ AREA NOT IN ANY MSA
*	#N/A	#N/A	#N/A		*	Gap	MO AREA NOT IN ANY MSA
*	#N/A	#N/A	#N/A		*	Gap	St. Louis, MO-IL
*	#N/A	#N/A	#N/A		*	Gap	Washington, DC-MD-VA-WV
*	#N/A	#N/A	#N/A		*	Gap	Washington, DC-MD-VA-WV
*	#N/A	#N/A	#N/A		*	Gap	Washington, DC-MD-VA-WV
*	100 New River Rd sp #766	#N/A	#N/A		*	Gap	VA AREA NOT IN ANY MSA
*	#N/A	#N/A	#N/A		*	Gap	Oklahoma City, OK
*	2350 SE Washington Blvd. Sp. 212&214	#N/A	#N/A		*	Gap	OK AREA NOT IN ANY MSA

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Exhibit D-17 - Stores Network & POS

Store #	Street Address	City	State	Zip	NPA-NXX	Division	Metropolitan Area
*	#N/A	#N/A	#N/A		*	Gap	#N/A
*	#N/A	#N/A	#N/A		*	Gap	#N/A
*	#N/A	#N/A	#N/A		*	Gap	#N/A
*	#N/A	#N/A	#N/A		*	Gap	#N/A
*	#N/A	#N/A	#N/A		*	Gap	Seattle et al, WA
*	#N/A	#N/A	#N/A		*	Gap	Detroit, MI
*	#N/A	#N/A	#N/A		*	Gap	Toledo, OH
*	#N/A	#N/A	#N/A		*	Gap	Pittsburgh, PA
*	#N/A	#N/A	#N/A		*	Gap	Pittsburgh, PA
*	#N/A	#N/A	#N/A		*	Gap	Boston et al, MA-NH
*	#N/A	#N/A	#N/A		*	Gap	Providence et al, RI
*	#N/A	#N/A	#N/A		*	Gap	Jamestown, NY
*	#N/A	#N/A	#N/A		*	Gap	Denver, CO
*	#N/A	#N/A	#N/A		*	Gap	Boise City, ID
*	#N/A	#N/A	#N/A		*	Gap	Boulder et al, CO
*	#N/A	#N/A	#N/A		*	Gap	Greeley, CO
*	#N/A	#N/A	#N/A		*	Gap	Grand Junction, CO
*	#N/A	#N/A	#N/A		*	Gap	Cleveland et al, OH
*	#N/A	#N/A	#N/A		*	Gap	Cleveland et al, OH
*	#N/A	#N/A	#N/A		*	Gap	Portland et al, OR-WA
*	#N/A	#N/A	#N/A		*	Gap	Portland et al, OR-WA
*	#N/A	#N/A	#N/A		*	Gap Inc. Outlet	Reading, PA
*	#N/A	#N/A	#N/A		*	Gap Inc. Outlet	KS AREA NOT IN ANY MSA
*	#N/A	#N/A	#N/A		*	Gap	Santa Fe, NM
*	5900 North Meadows Drive	#N/A	#N/A		*	OCC Lab	#N/A
*	#N/A	#N/A	#N/A		*	Gap	Cincinnati, OH-KY-IN
*	#N/A	#N/A	#N/A		*	Gap	Dayton et al, OH
*	#N/A	#N/A	#N/A		*	Gap	OH AREA NOT IN ANY MSA
*	#N/A	#N/A	#N/A		*	Gap	Sarasota et al, FL
*	#N/A	#N/A	#N/A		*	Gap	Punta Gorda, FL
*	#N/A	#N/A	#N/A		*	Gap	Orlando, FL
*	#N/A	#N/A	#N/A		*	Gap	Orlando, FL
*	#N/A	#N/A	#N/A		*	Gap	#N/A
* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

*	#N/A	#N/A	#N/A		*	Gap	#N/A
*	#N/A	#N/A	#N/A		*	Old Navy	Dallas, TX
*	#N/A	#N/A	#N/A		*	Old Navy	Sherman et al, TX
*	#N/A	#N/A	#N/A		*	Gap	Omaha, NE-IA
*	#N/A	#N/A	#N/A		*	OCC Lab	#N/A
*	#N/A	#N/A	#N/A		*	Old Navy	Oakland, CA
*	#N/A	#N/A	#N/A		*	Old Navy	Dallas, TX
*	#N/A	#N/A	#N/A		*	Old Navy	Chicago, IL
*	#N/A	#N/A	#N/A		*	Old Navy	Philadelphia, PA-NJ
*	#N/A	#N/A	#N/A		*	Old Navy	Orlando, FL
*	#N/A	#N/A	#N/A		*	Gap	Norfolk et al, VA-NC
*	#N/A	#N/A	#N/A		*	Gap	Richmond et al, VA
*	#N/A	#N/A	#N/A		*	Old Navy	Houston, TX

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Exhibit D-17 - Stores Network & POS

Store #	Street Address	City	State	Zip	NPA-NXX	Division	Metropolitan Area
*	#N/A	#N/A	#N/A		*	Old Navy	Mansfield, OH
*	#N/A	#N/A	#N/A		*	Old Navy	Oakland, CA
*	#N/A	#N/A	#N/A		*	Old Navy	Springfield, MA
*	#N/A	#N/A	#N/A		*	Old Navy	#N/A
*	#N/A	#N/A	#N/A		*	Gap	Wheeling, WV-OH
*	#N/A	#N/A	#N/A		*	Old Navy	Minneapolis et al, MN-WI
*	#N/A	#N/A	#N/A		*	Gap	York, PA
*	#N/A	#N/A	#N/A		*	Gap	New York, NY
*	#N/A	#N/A	#N/A		*	Gap	New Haven et al, CT
*	#N/A	#N/A	#N/A		*	Gap	Wichita, KS
*	#N/A	#N/A	#N/A		*	Gap	Colorado Springs, CO
*	#N/A	#N/A	#N/A		*	Gap	Lansing et al, MI
*	#N/A	#N/A	#N/A		*	Gap	Lansing et al, MI
*	#N/A	#N/A	#N/A		*	Gap	Salem, OR
*	#N/A	#N/A	#N/A		*	Gap	Lansing et al, MI
*	#N/A	#N/A	#N/A		*	Banana Republic	Miami, FL
*	#N/A	#N/A	#N/A		*	Banana Republic	#N/A
*	#N/A	#N/A	#N/A		*	Banana Republic	Portland et al, OR-WA
*	2800 W. Big Beaver Rd., Sp R250	#N/A	#N/A		*	Banana Republic	Detroit, MI
*	#N/A	#N/A	#N/A		*	Banana Republic	Columbus, OH
*	#N/A	#N/A	#N/A		*	Gap	WV AREA NOT IN ANY MSA
*	#N/A	#N/A	#N/A		*	Banana Republic	Orange County, CA
*	#N/A	#N/A	#N/A		*	Gap	Cleveland et al, OH
*	#N/A	#N/A	#N/A		*	Gap	New York, NY
*	#N/A	#N/A	#N/A		*	Gap	Middlesex et al, NJ
*	#N/A	#N/A	#N/A		*	Gap	Chicago, IL
*	#N/A	#N/A	#N/A		*	Gap	Los Angeles et al, CA
*	#N/A	#N/A	#N/A		*	Gap	Vallejo et al, CA
*	#N/A	#N/A	#N/A		*	Gap	Sacramento, CA
*	#N/A	#N/A	#N/A		*	Gap	Honolulu, HI
*	#N/A	#N/A	#N/A		*	Gap	Boise City, ID
*	#N/A	#N/A	#N/A		*	Gap	Spokane, WA
* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.
*	#N/A	#N/A	#N/A		*	Gap	#N/A
*	#N/A	#N/A	#N/A		*	Gap	IA AREA NOT IN ANY MSA
*	30 Mall Drive West	#N/A	#N/A		*	Gap	Jersey City, NJ
*	2901 Pines Mall Drive Sp #210/212/214	#N/A	#N/A		*	Gap	Pine Bluff, AR
*	#N/A	#N/A	#N/A		*	Gap	New York, NY
*	#N/A	#N/A	#N/A		*	Gap	San Diego, CA
*	#N/A	#N/A	#N/A		*	Gap	#N/A
*	#N/A	#N/A	#N/A		*	Gap	Cleveland et al, OH
*	#N/A	#N/A	#N/A		*	Gap	Fort Lauderdale, FL
*	#N/A	#N/A	#N/A		*	Gap	Cleveland et al, OH
*	#N/A	#N/A	#N/A		*	Gap	Philadelphia, PA-NJ
*	#N/A	#N/A	#N/A		*	Gap	#N/A
Note: Duplicate addresses may appear above in this Exhibit, but for purposes of baseline counts they constitute a single Store location.

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Exhibit D-17 - Stores Network & POS

Store #	Street Address	City	State	Zip	NPA-NXX	Division	Metropolitan Area

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Gap/IBM Confidential

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Exhibit D-17 – Field Offices-Network & EUS Rem

Field Offices - Network & EUS Remote / Dispatch Support to Gap Locations

City	State
*	*
*	*
*	*
*	*
*	*
*	*
*	*
*	*
*	*
*	*
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*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Gap/IBM Confidential

65 of 83

Exhibit D-17 – Field Offices EUS Remote Spt

Field Offices - EUS Remote / Dispatch Support to Gap Locations

City	State	City	State	City	State	City	State
*	*	*	*	*	*	*	*
*	*	*	*	*	*	*	*
*	*	*	*	*	*	*	*
*	*	*	*	*	*	*	*
*	*	*	*	*	*	*	*
*	*	*	*	*	*	*	*
*	*	*	*	*	*	*	*
*	*	*	*	*	*	*	*
*	*	*	*	*	*	*	*
*	*	*	*	*	*	*	*
*	*	*	*	*	*	*	*
*	*	*	*	*	*	*	*
*	*	*	*	*	*	*	*
*	*	*	*	*	*	*	*
*	*	*	*	*	*	*	*
*	*	*	*	*	*	*	*
*	*	*	*	*	*	*	*
*	*	*	*	*	*	*	*
*	*	*	*	*	*	*	*
*	*	*	*	*	*	*	*
*	*	*	*	*	*	*	*
*	*	*	*	*	*	*	*
*	*	*	*	*	*	*	*
*	*	*	*	*	*	*	*
*	*	*	*	*	*	*	*
*	*	*	*	*	*	*	*
*	*	*	*	*	*	*	*
*	*	*	*	*	*	*	*
*	*	*	*	*	*	*	*
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*	*	*	*	*	*	*	*
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*	*	*	*	*	*	*	*
*	*	*	*	*	*	*	*
*	*	*	*	*	*	*	*
*	*	*	*	*	*	*	*
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*	*	*	*	*	*	*	*
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						*	*

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Gap/IBM Confidential

66 of 83

Exhibit D-17 – Canada Stores

Store #	Store Name	Address Line 1	Address Line 2	City	State	Zip Code	Country	Area Code	Phone #	Division	Location Type
*	DEVONSHIRE MALL	3100 HOWARD AVE		WINDSOR	ON	N8X 3Y8	CA	519	250-3366	CA NAVY	Mall
*	NORTH CITY S/C	13300 Blk 137th Avenue	tbd	EDMONTON	AB	T5L 5G6	CA	780	478-4477	CA NAVY	Strip
*	WESTRIDGE OUTLET	200 Windflower	Suite 500 & 501	WOODBRIDGE	ON	L4L 1A6	CA	905	264-7238	CAN GAP	Strip
*	WESTHILLS OUTLET	600 STEWART GREEN WAY SW		CALGARY	AB	T3H 3C8	CA	403	685-4451	CAN GAP	Strip
*	SQUARE ONE - ON	100 City Centre Drive	2-841 & 2-842	MISSISSAUGA	ON	L5B 2C9	CA	905	270-6420	CA BR	Mall
*	MARKET MALL BR	3625 Shaganappi Trail NW	P032	CALGARY	AB	T3A 0E2	CA	403	288-8555	CA BR	Mall
*	BAYSHORE S/C	100 BAYSHORE DR		OTTAWA	ON	K2B 8C1	CA	613	721-1129	CA BR	Mall
*	PRESTON CROSSING	1723 PRESTON AVE N	200	SASKATOON	SK	S7N 4V2	CA	306	653-4420	CA NAVY	Strip
*	HYDE P/C-FIRST PRO	1250 FANSHAWE PARK RD W	B-2	LONDON	ON	N6G 5B1	CA	519	641-7227	CA NAVY	Strip
*	HARWOOD CTR FIRST PR	20 KINGSTON RD WEST	Unit 2	AJAX	ON	L1T 4K8	CA	905	426-1221	CA NAVY	Strip
*	ST JAMES STATION	830 ST JAMES ST		WINNIPEG	MB	R3G 3J7	CA	204	786-3868	CA NAVY	Strip
*	VICTORIA GATE	3120 QUANCE ST E		REGINA	SK	S4V 3B8	CA	306	775-1860	CA NAVY	Strip
*	QUEEN’S SQ-FIRST PRO	177 NORTH QUEEN ST		ETOBICOKE	ON	M9C 1A7	CA	416	622-6021	CA NAVY	Strip
*	TILLICUM MALL	3130-3170 TILLICUM RD	tbd	VICTORIA	BC	V9A 7C5	CA	250	386-8797	CA NAVY	Strip
*	WELLINGTON COMMONS	1270 WELLINGTON RD	tbd	LONDON	ON	N6E 1M3	CA	519	685-9604	CA NAVY	Strip
*	FAIRVIEW PNTE CLAIRE	6815 Transcanada Hwy		POINTE-CLAIRE	QC	H9R 5J2	CA	514	630-7771	CA NAVY	Mall
*	THUNDER CENTRE	389 Main Street	UNIT B1	THUNDER BAY	ON	P7B 5L6	CA	807	622-8800	CA NAVY	Strip
*	PROMENADES ST. BRUNO	1 Boul. Des Promenades		ST BRUNO	QC	J3V 5J5	CA	450	441-6300	CA NAVY	Strip
*	CARREFOUR LAVAL	3035 Boulevard Les Carrefour		LAVAL	QC	H7T 1C8	CA	450	682-9410	CA NAVY	Mall
*	CABOT POWER CTR	22 STRAVENGER DR	tbd	ST JOHN’S	NF	A1A 5E8	CA	709	738-6281	CA NAVY	Strip
*	MAIL CHAMPLAIN	2150 Lapiniere Blvd.	32	BROSSARD	QC	J4W 2T5	CA	450	465-7272	CA NAVY	Mall
*	GALERIES D’ANJOU	7999 BLVD LES GALERIES D’ANJOU	322	VILLE D’ANJOU	QC	H1M 1W9	CA	514	352-7800	CA NAVY	Mall
*	WHEELER PARK POWER C	200 TRINITY DR		MONCTON	NB	E1G 2J7	CA	506	854-6195	CA NAVY	Strip
* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

IBM/Gap Confidential

Exhibit D-17 - Canada Stores

Store #	Store Name	Address Line 1	Address Line 2	City	State	Zip Code	Country	Area Code	Phone #	Division	Location Type
*	MARKET MALL	3625 Shaganappi Trail NW	Y-5	CALGARY	AB	T3A 0E2	CA	403	288-8002	CA NAVY	Mall
*	GUILDFORD T/C	2272 Guildford Town Centre		SURREY	BC	V3R 7B9	CA	604	930-9801	CA NAVY	Mall
*	COQUITLAM CENTRE	2929 Barnet Highway	2810	COQUITLAM	BC	V3B 5R5	CA	604	468-4278	CA NAVY	Mall
*	CHINOOK CENTRE	6455 Macleod Trail SW	179	CALGARY	AB	T2H 0K9	CA	403	319-0431	CA NAVY	Mall
*	METROPOLIS AT METROT	4700 KINGSWAY	UNIT #E14	BURNABY	BC	V5H 4M1	CA	604	451-9064	CA NAVY	Mall
*	RICHMOND CENTRE	6551 Number 3 Road		RICHMOND	BC	V6Y 2B6	CA	604	303-6700	CA NAVY	Mall
*	WEST EDMONTON MALL	8882 - 170 Street	SP #2591	EDMONTON	AB	T5T 4M2	CA	780	481-6352	CA NAVY	Mall
*	FIRST PRO LANGLEY	210-20202 66TH AVE	210	LANGLEY	BC	V2Y 1P3	CA	604	539-8559	CA NAVY	Strip
*	FIRST WESTMORLAND	90 CONSUMERS DR	E	SAINT JOHN	NB	E2J 4Z3	CA	506	634-7597	CA NAVY	Strip
*	PLACE LAURIER	2700 LAURIER BLVD	2615	SAINTE-FOY	QC	G1V 4J9	CA	418	651-7475	CA NAVY	Mall
*	MONTREAL EATON CTR	705 SAINTE CATHERINE WEST	4-116A	MONTREAL	QC	H3B 4G5	CA	514	288-6877	CA NAVY	Mall
*	GALERIES DE LANAUDIE	360 MONTEE DES PIONNIERS		LACHENAIE	QC	J6V 1S6	CA	450	654-2131	CA NAVY	Strip
*	STONE ROAD MALL	435 STONE RD W		GUELPH	ON	N1G 2X6	CA	519	763-4158	CA NAVY	Mall
*	VILLAGE @ PARK ROYAL	860 MAIN ST		WEST VANCOUVER	BC	V7T 2Z3	CA	604	921-8808	CA NAVY	Strip
*	PACIFIC CENTRE	700 W GEORGIA ST	tbd	VANCOUVER	BC	V7Y 1A1	CA	604	408-3583	CA NAVY	Mall
*	TORONTO EATON CENTRE	220 YONGE ST	2-131	TORONTO	ON	M5B 2H6	CA	416	591-0512	CAN KIDS	Mall
*	FIRST CANADIAN PLACE	100 KING ST W	CM-3	TORONTO	ON	M5X 1B5	CA	416	364-9200	CAN KIDS	Mall
*	YORKDALE S/C	3401 Dufferin Street	61	TORONTO	ON	M6A 2T9	CA	416	256-1176	CAN KIDS	Mall
*	SOUTHCENTRE - AB	100 Anderson Road S.E.	220	CALGARY	AB	T2J 3V1	CA	403	225-1400	CAN KIDS	Mall
*	D’ANJOU (GALLERIES)	7999 Blvd. Les Galeries d’Anjou		MONTREAL	QC	H1M 1W6	CA	514	353-5661	CAN GAP	Mall
*	CASCADE PLAZA	319 Banff Ave	M9-S9	BANFF	AB	T0L 0C0	CA	403	760-8630	CAN GAP	Mall
*	NORTHGATE - ON	1500 Fisher Street	168	NORTH BAY	ON	P1B 2H3	CA	705	498-6589	CAN GAP	Mall
*	MAPLEVIEW MALL	900 Maple Ave		BURLINGTON	ON	L7S 2J8	CA	905	637-7785	CAN GAP	Mall
* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

IBM/Gap Confidential

Exhibit D-17 - Canada Stores

Store #	Store Name	Address Line 1	Address Line 2	City	State	Zip Code	Country	Area Code	Phone #	Division	Location Type
*	SOUTH EDMONTON COMMO	1978 - 99TH STREET NW		EDMONTON	AB	T6N 1K9	CA	780	462-1514	CA NAVY	Strip
*	PLAZA DEL CARIBE	2050 PONCE BYP STE 225	225	PONCE	PR	00717-1327	US	787	812-2054	US NAVY	Mall
*	MARKVILLE S/C	5000 HWY 7 EAST	E001	MARKHAM	ON	L3R 4M9	CA	905	470-2384	CA NAVY	Mall
*	LIME RIDGE	999 UPPER WENTWORTH ST	0413	HAMILTON	ON	L9A 4X5	CA	905	318-4506	CA NAVY	Mall
*	PROMENADE (THE)	1 PROMENADE CIRCLE	Y005	THORNHILL	ON	L4J 4P8	CA	905	764-5538	CA NAVY	Mall
*	EGLINTON T/C, THE	6 LEBOVIC AVENUE	Unit 1	SCARBOROUGH	ON	M1L 2L8	CA	416	757-1481	CA NAVY	Strip
*	CAMBRIDGE	70 PINEBUSH RD		CAMBRIDGE	ON	N1R 8K5	CA	519	621-4612	CA NAVY	Strip
*	BARRIE	468 BAYFIELD ST N		BARRIE	ON	L4M 5A2	CA	705	725-0738	CA NAVY	Strip
*	OSHAWA CENTRE	419 KING STREET WEST		OSHAWA	ON	L1J 2K5	CA	905	434-5778	CA NAVY	Mall
*	BURLINGTON MALL	777 GUELPH LINE	UNIT A6	BURLINGTON	ON	L7R 3N2	CA	905	681-7188	CA NAVY	Mall
*	UPPER CANADA	17600 YONGE STREET		NEWMARKET	ON	L3Y 4Z1	CA	905	830-1889	CA NAVY	Mall
*	SQUARE ONE	100 CITY CENTRE DR	2-426	MISSISSAUGA	ON	L5B 1M7	CA	905	270-0321	CA NAVY	Mall
*	ERIN MILLS T/C	5100 ERIN MILLS PARKWAY	UNIT B200A	MISSISSAUGA	ON	L5M 4Z5	CA	905	828-0517	CA NAVY	Mall
*	BRAMALEA CITY CENTRE	25 PEEL CENTRE DRIVE	UNIT 173B	BRAMPTON	ON	L6T 3R5	CA	905	790-9284	CA NAVY	Mall
*	TORONTO EATON CENTRE	260 YONGE STREET	2 BELOW	TORONTO	ON	M5B 2L9	CA	416	593-2551	CA NAVY	Mall
*	RIO CAN CENTRE	636 GARDINERS ROAD	13	KINGSTON	ON	K7M 3X9	CA	613	389-9040	CA NAVY	Strip
*	BAYSHORE S/C	100 Bayshore Drive		NEPEAN	ON	K2B 8C1	CA	613	828-8846	CA NAVY	Mall
*	PEN CENTRE	221 GLENDALE AVENUE	CRU 120	ST. CATHARINE’S	ON	L2T 2K9	CA	905	704-0667	CA NAVY	Mall
*	SCARBOROUGH T/C	300 BOROUGH DR	763	SCARBOROUGH	ON	M1P 4P5	CA	416	279-1143	CA NAVY	Mall
*	SILVER CITY	2280 CITY PARK DRIVE	Unit #1A	GLOUCESTER	ON	K1J 1G1	CA	613	749-9825	CA NAVY	Strip
*	COLOSSUS CENTRE	7575 WESTON RD	UNIT #116	WOODBRIDGE	ON	L4L 9K5	CA	905	851-3192	CA NAVY	Strip
* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

IBM/Gap Confidential

Exhibit D-17 - Canada Stores

Store #	Store Name	Address Line 1	Address Line 2	City	State	Zip Code	Country	Area Code	Phone #	Division	Location Type
*	TORONTO EATON CENTRE	218 YONGE ST	GP01	TORONTO	ON	M5B 2H6	CA	416	595-6336	CA BR	Mall
*	YORKDALE S/C	3401 DUFFERIN ST	SPACE 26 & 27	TORONTO	ON	M6A 3A1	CA	416	782-0814	CA BR	Mall
*	WEST EDMONTON	8770 170th St	2568	EDMONTON	AB	T5T 4M2	CA	780	486-1266	CA BR	Mall
*	BLOOR ST-TORONTO	80 BLOOR STREET WEST	PROMENADE	TORONTO	ON	M5S 2V1	CA	416	515-0018	CA BR	Street
*	SHERWAY GARDENS	25 THE WEST MALL	SPACE E-15	ETOBICOKE	ON	M9C 1B8	CA	416	622-3797	CA BR	Mall
*	PACIFIC CENTRE	701 WEST GEORGIA ST	D-62, D-63, D-64	VANCOUVER	BC	V7Y 1A1	CA	604	688-1630	CA BR	Mall
*	OAKRIDGE CENTRE	650 WEST 41ST AVENUE	109	VANCOUVER	BC	V5Z 2M9	CA	604	267-3741	CA BR	Mall
*	ROBSON CENTREPOINT	1098 Robson St		VANCOUVER	BC	V6E 1A7	CA	604	331-8285	CA BR	Street
*	TORONTO DOM SQ CALGA	317 7TH AVE SW	228	CALGARY	AB	T2P 2Y9	CA	403	264-8886	CA BR	Mall
*	PARK ROYAL S/C	600 PARK ROYAL NORTH		WEST VANCOUVER	BC	V7T 1H9	CA	604	913-2461	CA BR	Strip
*	CHINOOK CENTRE	6455 Macleod Trail South	137	CALGARY	AB	T2H 0K8	CA	403	319-0586	CA BR	Mall
*	TORONTO EATON CENTRE	218 Yonge Street	2102	TORONTO	ON	M5B 2H1	CA	416	260-6016	CA BR	Mall
*	BAYVIEW VILLAGE	2901 Bayview Avenue		WILLOWDALE	ON	M2K 1E6	CA	416	733-0021	CA BR	Mall
*	RICHMOND CENTRE-BC	6551 Number 3 Road		RICHMOND	BC	V6Y 2B6	CA	604	279-0221	CA BR	Mall
*	SOUTHCENTRE-AB	100 Anderson Road		CALGARY	AB	T2J 3V1	CA	403	225-9459	CA BR	Mall
*	PLAZA CAROLINA	1 CAROLINA CT	154	CAROLINA	PR	00982	US	787	752-0000	US GAP	Mall
*	PLAZA DEL NORTE	506 CALLE TRUNCADO	A110	HATILLO	PR	00659-2722	US	787	878-4407	US GAP	Mall
*	PLAZA DEL SOL	725 W MAIN AVE	520 & 600	BAYAMON	PR	00961-4470	US	787	778-2660	US GAP	Mall
*	PLAZA LAS AMERICAS	525 AVE F D ROOSEVELT		SAN JUAN	PR	00918	US	787	296-7100	US BR	Mall
*	PLAZA DEL SOL	725 W MAIN AVE	1649	BAYAMON	PR	00961-4470	US	787	778-3010	US BR	Mall
*	GALERIES CAPITALE	5401 BLVD DE GALERIES		QUEBEC CITY	QC	G2K 1N4	CA	418	624-2862	CAN KIDS	Mall
*	WOODGROVE CENTRE	6631 Island Highway North	110	NANAIMO	BC	V9T 4T7	CA	250	390-6886	CAN KIDS	Mall
*	SEVEN OAKS S/C	32900 South Fraser Way		ABBOTSFORD	BC	V2S 3P9	CA	604	859-7700	CAN KIDS	Mall
*	HILLCREST MALL	9350 Younge street		RICHMOND HILL	ON	L4C 5G2	CA	905	770-5918	CAN KIDS	Mall
*	MAYFAIR S/C	3147 Douglas Street		VICTORIA	BC	V8Z 6E3	CA	250	386-7723	CAN KIDS	Mall
*	TORONTO EATON CENTRE	260 Yonge St		TORONTO	ON	M5B 2L9	CA	416	599-8802	CAN KIDS	Mall
*	MAPLEVIEW MALL	900 Maple Avenue		BURLINGTON	ON	L7S 2J8	CA	905	637-2658	CAN KIDS	Mall
*	NORTHGATE - ON	1500 Fisher Street		NORTH BAY	ON	P1B 2H3	CA	705	498-6589	CAN KIDS	Mall
* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

IBM/Gap Confidential

Exhibit D-17 - Canada Stores

Store #	Store Name	Address Line 1	Address Line 2	City	State	Zip Code	Country	Area Code	Phone #	Division	Location Type
*	WILLOWBROOK-BC	19705 Fraser Highway	Space #301	LANGLEY	BC	V3A 7E9	CA	604	514-0222	CAN KIDS	Mall
*	CARREFOUR ANGRIGNON	7077 Newman Boulevard	01120	MONTREAL	QC	H8N 1X1	CA	514	367-1114	CAN KIDS	Mall
*	CAVENDISH	5800 CAVENDISH BLVD	B2-4	COTE ST LUC	QC	H4W 2T5	CA	514	482-8210	CAN KIDS	Mall
*	FAIRVIEW PARK	2960 Kingsway Drive	K11	KITCHENER	ON	N2C 1X1	CA	519	895-2434	CAN KIDS	Mall
*	SCARBOROUGH T/C	300 Borough Drive	235	SCARBOROUGH	ON	M1P 4P5	CA	416	296-0544	CAN KIDS	Mall
*	OSHAWA CENTRE	419 KING STREET WEST		OSHAWA	ON	L1J 2K5	CA	905	438-0870	CAN KIDS	Mall
*	BLOOR ST-TORONTO	80 BLOOR STREET WEST		TORONTO	ON	M5S 2V1	CA	416	515-0668	CAN KIDS	Street
*	METROPOLIS METROTOWN	4700 KINGSWAY	2145	BURNABY	BC	V5H 4M1	CA	604	431-6559	CAN KIDS	Mall
*	ROBSON ST-VANCOUVER	1121 ROBSON ST		VANCOUVER	BC	V6E 1B5	CA	604	683-0906	CAN KIDS	Street
*	OAKRIDGE CENTRE	650 WEST 41ST AVENUE	469	VANCOUVER	BC	V5Z 2M9	CA	604	264-1151	CAN KIDS	Mall
*	GEORGIAN	509 BAYFIELD ST	H008	BARRIE	ON	L4M 4Z8	CA	705	728-9686	CAN KIDS	Mall
*	LIMERIDGE	999 UPPER WENTWORTH ST	SPACE # 0274	HAMILTON	ON	L9A 4X5	CA	905	574-3444	CAN KIDS	Mall
*	KINGSWAY GARDEN	243 KINGSWAY GARDEN MALL	243	EDMONTON	AB	T5G 3A6	CA	780	474-1622	CAN KIDS	Mall
*	GOVERMENT ST-VCTORIA	1319 GOVERMENT STREET		VICTORIA	BC	V8W 1Y9	CA	250	920-5585	CAN KIDS	Street
*	ST VITAL S/C	1225 ST. MARY’S RD	3	WINNIPEG	MB	R2M 5E5	CA	204	254-0077	CAN KIDS	Mall
*	PRINCESS ST-KINGSTON	230-234 Princess St		KINGSTON	ON	K7L 1B2	CA	613	545-4046	CAN KIDS	Street
*	PEN CENTRE	221 Glendale Av/Hwy 406	100	ST. CATHERINES	ON	L2T 2K9	CA	905	682-9985	CAN KIDS	Mall
*	RICHMOND CENTRE-BC	6551 Number 3 Rd	1924	RICHMOND	BC	V6Y 2B9	CA	604	270-6412	CAN KIDS	Mall
*	EDMONTON CITY CTR W	10200 102ND AVE	1281	EDMONTON	AB	T5J 4B7	CA	780	426-1111	CAN KIDS	Mall
*	CHAMPLAIN-MONCTON	477 PAUL ST	H1	DIEPPE	NB	E1A 4X5	CA	506	382-6482	CAN KIDS	Mall
*	ORCHARD PARK S/C	UNIT 0877, 2271 HARVEY AVENUE	877	KELOWNA	BC	V1Y 6H2	CA	250	860-0151	CAN KIDS	Mall
* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

IBM/Gap Confidential

Exhibit D-17 - Canada Stores

Store #	Store Name	Address Line 1	Address Line 2	City	State	Zip Code	Country	Area Code	Phone #	Division	Location Type
*	MONT BLANC	4308 Main Street	5A	WHISTLER	BC	V0N 1B4	CA	604	938-6364	CAN KIDS	Strip
*	BAYSHORE S/C	100 BAYSHORE DRIVE	B6	NEPEAN	ON	K2B 8C1	CA	613	828-0807	CAN KIDS	Mall
*	AVALON	48 KENMOUNT ROAD		ST. JOHN’S	NF	A1B 1W3	CA	709	753-3007	CAN KIDS	Mall
*	W 41ST AVE-VANCOUVER	2134 West 41st Avenue		VANCOUVER	BC	V6M 1Z1	CA	604	269-2550	CAN KIDS	Street
*	WHITE OAKS - ON	1105 Wellington Road South	87	LONDON	ON	N6E 1V4	CA	519	685-2025	CAN KIDS	Mall
*	FAIRVIEW PNTE CLAIRE	6815 TRANS CANADA HWY.	Space B7-A	POINTE CLAIRE	QC	H9R 1C4	CA	514	426-8281	CAN KIDS	Mall
*	GUILDFORD T/C	2232 Guildford Towne Centre		SURREY	BC	V3R 7B9	CA	604	582-2522	CAN KIDS	Mall
*	MARKVILLE S/C	5000 Highway 7	E003	MARKHAM	ON	L3R 4M9	CA	905	513-6477	CAN KIDS	Mall
*	DEVONSHIRE	3100 Howard Avenue	Space #E11-E11A	WINDSOR	ON	N8X 3Y8	CA	519	250-6834	CAN KIDS	Mall
*	INTERCITY S/C	1000 FORT WILLIAM RD	31CDE	THUNDER BAY	ON	P7B 6B9	CA	807	624-0500	CAN KIDS	Mall
*	SOUTHGATE S/C - AB	11100 51st Avenue	12, 13	EDMONTON	AB	T6H 4M6	CA	780	438-8845	CAN KIDS	Mall
*	HALIFAX S/C	7001 Mumford Road, Tower 1 Su. 202	Tower 1 Su. 202	HALIFAX	NS	B3L 4N9	CA	902	453-9625	CAN KIDS	Mall
*	CORNWALL CENTRE	2102 11th Avenue	Space #TT05	REGINA	SK	S4P 3Y6	CA	306	565-1870	CAN KIDS	Mall
*	LOUGHEED	9855 AUSTIN AVE	106	BURNABY	BC	V3J 1N4	CA	604	415-9590	CAN KIDS	Mall
*	UPPER CANADA	17600 Yonge Street	D16, D17, D18, D19, D20	NEWMARKET	ON	L3Y 4Z1	CA	905	836-1738	CAN KIDS	Mall
*	PICKERING T/C	1355 Kingston Road	67A	PICKERING	ON	L1V 1B8	CA	905	420-6335	CAN KIDS	Mall
*	ERIN MILLS T/C	5100 Erin Mills Parkway	B101A	MISSISSAUGA	ON	L5M 4Z5	CA	905	569-6746	CAN KIDS	Mall
*	COQUITLAM CENTRE	2929 Barnet Highway	2830	COQUITLAM	BC	V3B 5R5	CA	604	472-0101	CAN KIDS	Mall
*	BRAMALEA CITY CENTRE	25 Peel Centre Drive	217A	BRAMPTON	ON	L6T 3R5	CA	905	790-2100	CAN KIDS	Mall
*	MASONVILLE PLACE	1680 Richmond St. N	U64A	LONDON	ON	N6G 3Y9	CA	519	673-1399	CAN KIDS	Mall
*	CONESTOGA	550 King Street North	E-8	WATERLOO	ON	N2L 5W6	CA	519	746-8874	CAN KIDS	Mall
* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

IBM/Gap Confidential

Exhibit D-17 - Canada Stores

Store #	Store Name	Address Line 1	Address Line 2	City	State	Zip Code	Country	Area Code	Phone #	Division	Location Type
*	PLACE ST FOY	2450 Blvd. Laurier	E04	STE. FOY	QC	G1V 2L1	CA	418	653-2100	CAN KIDS	Mall
*	SHERWAY GARDENS	25 THE WEST MALL	166	ETOBICOKE	ON	M9C 1B8	CA	416	621-6395	CAN KIDS	Mall
*	YONGE ST-TORONTO	2574 YONGE STREET		TORONTO	ON	M4P 2J1	CA	416	440-0187	CAN KIDS	Street
*	ST LAURENT S/C	1200 ST LAURENT BOULEVARD		OTTAWA	ON	K1K 3B8	CA	613	746-8787	CAN KIDS	Mall
*	PROMENADE (THE)	1 Promenade Circle	Space #222, #224, #226	THORNHILL	ON	L4J 4P8	CA	905	886-9509	CAN KIDS	Mall
*	SQUARE ONE - ON	100 CITY CENTRE DRIVE	CRU 2/425	MISSISSAUGA	ON	L5B 2C9	CA	905	897-1261	CAN KIDS	Mall
*	BAYVIEW VILLAGE	2901 BAYVIEW AVENUE	126	WILLOWDALE	ON	M2K 1E6	CA	416	250-1958	CAN KIDS	Mall
*	YORKDALE S/C	3401 DUFFERIN ST.	51/52	TORONTO	ON	M6A 2T9	CA	416	783-2995	CAN KIDS	Mall
*	RIDEAU CENTRE	50 RIDEAU CENTRE	213	OTTAWA	ON	K1N 9J7	CA	613	569-4110	CAN KIDS	Mall
*	PARK ROYAL S/C	640 PARK ROYAL SHOPPING CENTRE	640	VANCOUVER	BC	V7T 1H9	CA	604	925-3929	CAN KIDS	Mall
*	MIDTOWN PLAZA	21st Street East	unit 18018	SASKATOON	SK	S7K 1J9	CA	306	653-8488	CAN KIDS	Mall
*	CHINOOK CENTRE	6455 McCloud Trail South	150, 151	CALGARY	AB	T2H 0K8	CA	403	640-1305	CAN KIDS	Mall
*	MARKET	3625 SHAGNAPPI TRAIL	D01	CALGARY	AB	T3A 0E2	CA	403	288-5188	CAN KIDS	Mall
*	SOUTHCENTRE - AB	100 Anderson Road South East	220	CALGARY	AB	T2J 3V1	CA	403	225-1400	CAN KIDS	Mall
*	MIC MAC	21 MIC MAC BLVD	300	DARTMOUTH	NS	B3A 4N3	CA	902	461-1116	CAN KIDS	Mall
*	MONTREAL EATON CNTR	705 St. Catherine Street West	3123	MONTREAL	QC	H3B 4G5	CA	514	281-5033	CAN KIDS	Mall
*	CARREFOUR LAVAL	3003 BLVD LE CARREFOUR		LAVAL	QC	H7T 1C8	CA	450	686-4031	CAN KIDS	Mall
*	PROMENADE ST BRUNO	304 BOUL. DES PROMENADES	B21	MONTARVILLE	QC	J3V 6A7	CA	450	441-7977	CAN KIDS	Mall
*	CENTRE ROCKLAND	2305 ROCKLAND ROAD	2040	MONTREAL	QC	H3B 4G5	CA	514	737-2334	CAN KIDS	Mall
*	WEST EDMONTON	8882 170th Street	1802	EDMONTON	AB	T5T 4J2	CA	780	489-1985	CAN KIDS	Mall
*	POLO PARK	1485 Portage Avenue	L115	WINNIPEG	MB	R3G 0W4	CA	204	775-5216	CAN KIDS	Mall
* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

IBM/Gap Confidential

Exhibit D-17 - Canada Stores

Store #	Store Name	Address Line 1	Address Line 2	City	State	Zip Code	Country	Area Code	Phone #	Division	Location Type
*	TD SQUARE	317 7th Ave SW		CALGARY	AB	T2P 2Y9	CA	403	206-9960	CAN KIDS	Mall
*	PLAZA LAS AMERICAS	525 AVE F D ROOSEVELT		SAN JUAN	PR	00918	US	787	758-0364	US GAP	Mall
*	PACIFIC CENTRE	PACIFIC CTR BOX 10241	G61	VANCOUVER	BC	V7Y 1E7	CA	604	682-5503	CAN GAP	Mall
*	ROBSON ST-VANCOUVER	1121 ROBSON ST.		VANCOUVER	BC	V6E 1B5	CA	604	683-0906	CAN GAP	Street
*	RICHMOND CENTRE-BC	6551 No. 3 Road	STE 1924	RICHMOND	BC	V6Y 2B9	CA	604	270-6747	CAN GAP	Mall
*	METROPOLIS METROTWN	4700 KINGSWAY	2145	BURNABY	BC	V5H 4M1	CA	604	431-6559	CAN GAP	Mall
*	GOVERMENT ST-VCTORIA	1319 GOVERNMENT STREET		VICTORIA	BC	V8W 1Y9	CA	250	920-9925	CAN GAP	Street
*	PARK ROYAL S/C	640 PARK ROYAL SHOPPING CENTRE	640	VANCOUVER	BC	V7T 1H9	CA	604	925-3639	CAN GAP	Mall
*	GUILDFORD T/C	2232 GUILDFORD TOWN	2232	SURREY	BC	V3R 7B9	CA	604	582-2522	CAN GAP	Mall
*	ORCHARD PARK S/C	2271 HARVEY AVE	877	KELOWNA	BC	V1Y 6H2	CA	250	860-0151	CAN GAP	Mall
*	OAKRIDGE CENTRE	650 WEST 41ST AVENUE	469	VANCOUVER	BC	V5Z 2M9	CA	604	264-7723	CAN GAP	Mall
*	MONT BLANC	4308 Main Street	Unit 5	WHISTLER	BC	V0N 1B4	CA	604	938-6364	CAN GAP	Strip
*	LOUGHEED	9855 Austin Avenue	111	BURNABY	BC	V3J 1N4	CA	604	415-9590	CAN GAP	Mall
*	WILLOWBROOK - BC	19705 Fraser Highway	301	LANGLEY	BC	V3A 7E9	CA	604	514-0222	CAN GAP	Mall
*	COQUITLAM CENTRE	2929 Barnet Highway		COQUITLAM	BC	V3B 5R5	CA	604	472-0101	CAN GAP	Mall
*	SOUTHCENTRE - AB	100 Anderson Road South East	239	CALGARY	AB	T2J 3V1	CA	403	278-7200	CAN GAP	Mall
*	CHINOOK CENTRE	6455 McCloud Trail South	150, 151	CALGARY	AB	T2H 0K8	CA	403	640-1303	CAN GAP	Mall
*	MARKET	3625 SHAGNAPPI TRAIL	D01	CALGARY	AB	T3A 0E2	CA	403	288-5188	CAN GAP	Mall
*	BOWER PLACE	4900 Molly Banister Drive	165	RED DEER	AB	T4R 1N9	CA	403	314-4050	CAN GAP	Mall
*	PARK PL - LETHBRIDGE	501 FIRST AVE S	28	LETHBRIDGE	AB	T1H 4L9	CA	403	317-0444	CAN GAP	Mall
*	CORNWALL CENTRE	2102 11th Avenue	Space #TT05	REGINA	SK	S4P 3Y6	CA	306	565-1870	CAN GAP	Mall
*	MASONVILLE PLACE	1680 Richmond St. N	Space #U64A	LONDON	ON	N6G 3Y9	CA	519	673-1399	CAN GAP	Mall
*	SOUTHGATE S/C - AB	11100 51st Avenue	10	EDMONTON	AB	T6H 4M6	CA	780	438-8845	CAN GAP	Mall
*	KINGSWAY GARDEN	243 KINGSWAY GARDEN MALL	109 STREET AND KINGSWAY AVENUE	EDMONTON	AB	T5G 3A6	CA	780	471-1233	CAN GAP	Mall
*	MIDTOWN PLAZA	201 21ST St E	T018	SASKATOON	SK	S7K 1J9	CA	306	653-8484	CAN GAP	Mall
*	WEST EDMONTON	8882 170th Street	1622	EDMONTON	AB	T5T 4M2	CA	780	444-1616	CAN GAP	Mall
*	EDMONTON CITY CTR W	10200-102ND AVE	D215	EDMONTON	AB	T5J 4B7	CA	780	429-3577	CAN GAP	Mall
*	PRINCESS ST-KINGSTON	230-234 Princess St		KINGSTON	ON	K7L 1B2	CA	613	545-4046	CAN GAP	Street
*	WHITE OAKS - ON	1105 Wellington Road South	70, 71	LONDON	ON	N6E 1V4	CA	519	685-1699	CAN GAP	Mall
*	FAIRVIEW	1800 Sheppard Avenue East	Space #255	TORONTO	ON	M2J 5A7	CA	416	499-5919	CAN GAP	Mall
*	LIMERIDGE	999 UPPER WENTWORTH ST	SPACE # 0274	HAMILTON	ON	L9A 4X5	CA	905	574-3444	CAN GAP	Mall
*	OSHAWA CENTRE	419 KING STREET WEST	2445	OSHAWA	ON	L1J 2K5	CA	905	438-0865	CAN GAP	Mall
*	FAIRVIEW PARK	2960 KINGSWAY DRIVE	SPACE K11-14	KITCHENER	ON	N2C 1X1	CA	519	895-2995	CAN GAP	Mall
*	YORKDALE S/C	3401 DUFFERIN ST	UNIT #12	TORONTO	ON	M6A 2T9	CA	416	783-5684	CAN GAP	Mall
*	BAYVIEW VILLAGE	2901 BAYVIEW AVE	41	WILLOWDALE	ON	M2K 1E6	CA	416	250-1958	CAN GAP	Mall
* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

IBM/Gap Confidential

Exhibit D-17 - Canada Stores

Store #	Store Name	Address Line 1	Address Line 2	City	State	Zip Code	Country	Area Code	Phone #	Division	Location Type
*	PROMENADE (THE)	1 Promenade Circle	Space #222, #224, #226	THORNHILL	ON	L4J 4P8	CA	905	886-9509	CAN GAP	Mall
*	SHERWAY GARDENS	25 THE WEST MALL	164	ETOBICOKE	ON	M9C 1B8	CA	416	621-0239	CAN GAP	Mall
*	ERIN MILLS T/C	5100 Erin Mills Parkway	B102	MISSISSAUGA	ON	L5M 4Z5	CA	905	569-6746	CAN GAP	Mall
*	TORONTO EATON CENTRE	260 YONGE ST - E1	E-1	TORONTO	ON	M5B 2L9	CA	416	599-8802	CAN GAP	Mall
*	MARKVILLE S/C	5000 HIGHWAY 7	E003	MARKHAM	ON	L3R 4M9	CA	905	513-6477	CAN GAP	Mall
*	YONGE ST-TORONTO	2635-37 YONGE ST		TORONTO	ON	M4P 2J5	CA	416	487-1583	CAN GAP	Street
*	PLACE D’ORLEANS	1101 Place D’Orleans Dr	1344	ORLEANS	ON	K1C 2L9	CA	613	834-8977	CAN GAP	Mall
*	FIRST CANADIAN PLACE	100 KING ST W	CN22	TORONTO	ON	M5X 1C9	CA	416	777-1332	CAN GAP	Mall
*	SCARBOROUGH T/C	300 Borough Drive	235	SCARBOROUGH	ON	M1P 4P5	CA	416	296-0528	CAN GAP	Mall
*	SQUARE ONE - ON	100 CITY CENTRE DRIVE	100 CITY CENTRE DRIVE	MISSISSAUGA	ON	L5B 2C9	CA	905	277-2989	CAN GAP	Mall
*	UPPER CANADA	17600 YONGE ST	SPACE CC5	NEWMARKET	ON	L3Y 4Z1	CA	905	836-1738	CAN GAP	Mall
*	BRAMALEA CITY CENTRE	25 Peel Centre Drive	Space #217A	BRAMPTON	ON	L6T 3R5	CA	905	790-2100	CAN GAP	Mall
*	MONTREAL EATON CNTR	705 St. Catherine Street West	3123	MONTREAL	QC	H3B 4G5	CA	514	281-5033	CAN GAP	Mall
*	CARREFOUR LAVAL	3035 LE CARREFOUR BLVD	L00718	LAVAL	QC	H7T 1C8	CA	450	686-4027	CAN GAP	Mall
*	FAIRVIEW PNTE CLAIRE	6801 TRANS CANADA HWY	B7-A	POINTE CLAIRE	QC	H9R 1C4	CA	514	426-8281	CAN GAP	Mall
*	PROMENADE ST BRUNO	302 BOUL DES PROMENADES	B20	MONTARVILLE	QC	J3V 6A7	CA	450	441-7977	CAN GAP	Mall
*	CENTRE ROCKLAND	2305 ROCKLAND ROAD	2040	MONTREAL	QC	H3P 3E9	CA	514	737-2334	CAN GAP	Mall
*	ST DENIS ST-MONTREAL	4214 ST DENIS STREET		MONTREAL	QC	H3P 3E9	CA	514	848-0058	CAN GAP	Street
*	RIDEAU CENTRE	50 RIDEAU CENTRE	SP #213	OTTAWA	ON	K1N 9J7	CA	613	569-4100	CAN GAP	Mall
*	MIC MAC	21 MIC MAC BOULEVARD	300	DARTMOUTH	NS	B2W 4A3	CA	902	461-1116	CAN GAP	Mall
*	AVALON	48 KENMOUNT RD		ST. JOHN’S	NF	A1B 1W3	CA	709	753-3007	CAN GAP	Mall
*	STE CATHERINE ST W	1255-63 RUE STE-CATHERINE OUEST		MONTREAL	QC	H3G 1P3	CA	514	985-5311	CAN GAP	Street
*	CHAMPLAIN-MONCTON	477 PAUL ST	H1	DIEPPE	NB	E1A 4X5	CA	506	382-6482	CAN GAP	Mall
*	HALIFAX S/C	7001 Mumford Road, Tower 1 Su. 202	Tower 1 Su. 202	HALIFAX	NS	B3L 4N9	CA	902	453-9625	CAN GAP	Mall
*	POLO PARK	1485 PORTAGE AVE	L115	WINNIPEG	MB	R3G 0W4	CA	204	775-5330	CAN GAP	Mall
*	ST VITAL S/C	1225 St. Mary’s Rd	3	WINNIPEG	MB	R2M 5E5	CA	204	254-0001	CAN GAP	Mall
*	PICKERING T/C	1355 KINGSTON RD	SPACE #67A	PICKERING	ON	L1V 1B8	CA	905	420-6335	CAN GAP	Mall
*	CARREFOUR ANGRIGNON	7077 NEWMAN BLVD	SPACE #01120	MONTREAL	QC	H8N 1X1	CA	514	367-1114	CAN GAP	Mall
*	TD SQUARE	317 7TH AVE SW	326	CALGARY	AB	T2P 2Y9	CA	403	206-9960	CAN GAP	Mall
*	GALERIES CAPITALE	5401 BOULEVARD DE GALERIES		QUEBEC CITY	QC	G2K 1N4	CA	418	624-2862	CAN GAP	Mall
*	YONGE ST & DUNDAS ST	302 YONGE ST		TORONTO	ON	M5B 1R5	CA	416	595-1306	CAN GAP	Street
*	PLAZA CAROLINA	1 CAROLINA CT	105	CAROLINA	PR	00982	US	787	701-3900	US NAVY	Mall
*	ST LAURENT S/C	1200 ST LAURENT BLVD		OTTAWA	ON	K1K 3B8	CA	613	746-1070	CAN GAP	Mall
*	BLOOR ST-TORONTO	60 BLOOR ST W		TORONTO	ON	M4W 3B8	CA	416	921-2225	CAN GAP	Street
* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

IBM/Gap Confidential

Exhibit D-17 - Canada Stores

Store #	Store Name	Address Line 1	Address Line 2	City	State	Zip Code	Country	Area Code	Phone #	Division	Location Type
*	QUEEN STREET W - TOR	375 QUEEN ST W		TORONTO	ON	M5V 2A5	CA	416	591-3517	CAN GAP	Street
*	GEORGIAN	509 BAYFIELD ST	H008	BARRIE	ON	L4M 4Z8	CA	705	728-9686	CAN GAP	Mall
*	PLAZA DEL SOL	725 W MAIN AVE	350	BAYAMON	PR	00961-4470	US	787	778-2550	US NAVY	Mall
*	PEN CENTRE	221 GLENDALE AVE AND HIGHWAY 406	SPACE #100 101	ST CATHERINES	ON	L2T 2K9	CA	905	682-3131	CAN GAP	Mall
*	BAYSHORE S/C	100 BAYSHORE DR		NEPEAN	ON	K2B 8C1	CA	613	828-8131	CAN GAP	Mall
*	DEVONSHIRE	3100 HOWARD AVE	SPACE #E11-E11A	WINDSOR	ON	N8X 3Y8	CA	519	250-6834	CAN GAP	Mall
*	INTERCITY S/C	1000 FORT WILLIAM RD	SPACE #31CDE	THUNDER BAY	ON	P7B 6B9	CA	807	624-0500	CAN GAP	Mall
*	CONESTOGA	550 KING ST N	E8	WATERLOO	ON	N2L 5W6	CA	519	746-8874	CAN GAP	Mall
*	WOODGROVE CENTRE	6631 ISLAND HWY N	110	NANAIMO	BC	V9T 4T7	CA	250	390-6886	CAN GAP	Mall
*	PLAZA LAS AMERICAS	525 AVE F D ROOSEVELT		SAN JUAN	PR	00918	US	787	294-0660	US NAVY	Mall
*	PLACE ST FOY	2450 BOULEVARD LAURIER	E04	STE FOY	QC	G1V 2L1	CA	418	653-2100	CAN GAP	Mall
*	SEVEN OAKS S/C	32900 S FRASER WAY	164	ABBOTSFORD	BC	V2S 5A1	CA	604	859-7700	CAN GAP	Mall
*	HILLCREST MALL	9350 YONGE ST		RICHMOND HILL	ON	L4C 5G2	CA	905	770-5918	CAN GAP	Mall
*	MAYFAIR S/C	3147 DOUGLAS ST		VICTORIA	BC	V8Z 6E3	CA	250	386-7723	CAN GAP	Mall

Note: Duplicate addresses may appear above in this Exhibit, but for purposes of baseline counts they constitute a single Store location.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

IBM/Gap Confidential

Loc. Code	Location	Location Name	Address 1	Address 2	City	State	Country	Division
*	*	WALTON ON THAMES	UNIT 16, THE HEART	NEW ZEALAND AVENUE	WALTON ON THAMES		UK	GAP KIDS
*	*	BLOOMSBURY	UNIT 8, THE BRUNSWICK	BLOOMSBURY	LONDON	EG	UK	GAP KIDS
*	*	SALISBURY	49-51 NEW CANAL		SALISBURY	EG	UK	GAP KIDS
*	*	BRENTWOOD	UNIT SU4C	THE BAYTREE CENTRE	BRENTWOOD	EG	UK	GAP KIDS
*	*	SEVENOAKS	5 BLIGH’S WALK	BLIGH’S MEADOW	SEVENOAKS	EG	UK	GAP KIDS
*	*	ESO	ESO OFFICE	17 BRUTON ST	LONDON	ENG	UK
*	*	ESO TEST CONTROLLER	ESO OFFICE		LONDON	ENG	UK
*	*	ESO TEST CONTROLLER	ESO OFFICE		LONDON	ENG	UK
*	*	NOTTINGHAM/VICTORIA	UNIT 37 VICTORIA CENTRE		NOTTINGHAM	EG	UK	GAP KIDS
*	*	ROMFORD	UNIT 8	THE BREWERY	ROMFORD	EG	UK	GAP U
*	*	COVENT GARDEN	121-123 LONG ACRE	COVENT GARDEN	LONDON	EG	UK	GAP KIDS
*	*	IPSWICH/WESTGATE ST	21/21A WESTGATE ST		IPSWICH	EG	UK	GAP U
*	*	KENSINGTON	99-101 HIGH STREET		LONDON	EG	UK	GAP KIDS
*	*	HANLEY/POTTERIES	THE POTTERIES	UNITS #255,256,257	STOKE ON TRENT	EG	UK	GAP U
*	*	COVENTRY	6A CENTRAL SIX FASHION PARK	WARICK RD	COVENTRY	EG	UK	GAP KIDS
*	*	WINDSOR	119 PEASCOD STREET		WINDSOR	EG	UK	GAP U
*	*	KINGSTON	BENTOLL SHOPPING CENTRE		KINGSTON SURREY	EG	UK	GAP KIDS
*	*	BLUEWATER PARK	UNIT L121-122 & U124	BLUEWATER PARK	KENT	EG	UK	GAP KIDS
*	*	WHITELEY’S S/C	WHITELEYS SHOPPING CENTRE	QUEENSWAY ROAD, UNITS 131-13	LONDON	EG	UK	GAP U
*	*	BOURNEMOUTH	CASTLE POINT SHOPPING CENTRE		BOURNEMOUTH		UK	GAP KIDS
*	*	KENSINGTON	99-101 HIGH ST	KENSINGTON	LONDON	EG	UK	GAP U
*	*	COVENTRY	COVENTRY	CENTRAL SIX FASHION PARK	COVENTRY	EG	UK	GAP U
*	*	BRENT CROSS	BRENT CROSS SHOPPING CENTRE	UNIT D19	LONDON	EG	UK	GAP KIDS
*	*	BLUEWATER PARK	UNIT L121-122 & U124	BLUEWATER PARK	KENT	EG	UK	GAP U
*	*	CHELMSFORD/HIGH ST	15/18 HIGH STREET		CHELMSFORD	EG	UK	GAP U
*	*	BROUGHTON PARK	BROUGHTON PARK		CHESTER	EG	UK	GAP KIDS
*	*	CHIMES/UXBRIDGE	THE CHIMES	UNITS 31-32	UXBRIDGE	EG	UK	GAP KIDS
*	*	SERPENTINE GREEN	SERPENTINE GREEN	SERPENTINE GREEN SHOPPING CE	PETERBOROUGH	EG	UK	GAP U
*	*	EDINBURGH/PRINCES ST	84/84A PRINCES STREET		EDINBURGH	SC	UK	GAP U
*	*	BASINGSTOKE	QUEEN ANNE’S WALK	FESTIVAL PLACE UNIT 62-64	BASINGSTOKE	EG	UK	GAP KIDS
*	*	OXFORD CIRCUS	223-235 OXFORD STREET		LONDON	EG	UK	GAP KIDS
*	*	CANTERBURY	1-3 GEORGE’S ST	THE PARADE	CANTERBURY, KENT	EG	UK	GAP U
*	*	PETERBOROUGH	QUEENSGATE CENTRE	UNIT S88 & 89	PETERBOROUGH	EG	UK	GAP U
*	*	WINDSOR	119 PEASCOD STREET		WINDSOR	EG	UK	GAP KIDS
*	*	MEADOWHALL CENTRE	19/20 PARK LANE	MEADOWHALL CENTRE	SHEFFIELD	EG	UK	GAP U
*	*	TUNBRIDGE WELLS	ROYAL VICTORIA PLACE		TUNBRIDGE WELLS	EG	UK	GAP KIDS
*	*	MERRY HILL S/C	UNITS 80-81 MERRYHILL	PEDMORE RD, BRIERYLY HILL	DUDLEY,WEST MIDLANDS	EG	UK	GAP KIDS
*	*	CARDIFF	QUEEN’S ARCADE	UNITS 41-42, 23 QUEENS STREE	CARDIFF	WL	UK	GAP KIDS
*	*	HUDDERSFIELD	KINGSGATE CENTRE		HUDDERSFIELD	EG	UK	GAP U
*	*	KINNAIRD PARK	UNIT 272 KINNAIRD PARK		EDINBURGH	SC	UK	GAP KIDS
*	*	BROMPTON ROAD	145 BROMPTON ROAD	KNIGHTSBRIDGE	LONDON	EG	UK	GAP KIDS
*	*	YORK	22-24 DAVYGATE, UNITS 3/4		YORK	EG	UK	GAP KIDS
*	*	KINGSTON	BENTOLL SHOPPING CENTRE	UNIT F 22-23	KINGSTON, SURREY	EG	UK	GAP KIDS
*	*	BELFAST	UNIT 1C CASTLE COURT	ROYAL AVE	BELFAST	NI	UK	GAP KIDS
*	*	GYLE SHOPPING CENTRE	25-30 GYLE CENTER		EDINBURGH	SC	UK	GAP KIDS
*	*	READING	107/108 BROAD STREET		READING	EG	UK	GAP U
*	*	FOSSE PARK	FOSSE PARK	UNIT 5	LEICESTER	EG	UK	GAP KIDS
*	*	TRAFFORD CENTRE	148 REGENT CRESCENT	THE TRAFFORD CENTRE	MANCHESTER	EG	UK	GAP KIDS
*	*	GYLE SHOPPING CENTRE	GYLE SHOPPING CENTRE		EDINBURGH	SC	UK	GAP U
*	*	PRESTON/FISHERGATE	17/19 FISHERGATE		PRESTON	EG	UK	GAP U
*	*	ST JOHNS WOOD	47/49 HIGH STREET		ST JOHNS WOOD	EG	UK	GAP KIDS
*	*	CASTLE COURT CENTRE	CASTLE COURT CENTRE, UNIT 10		BELFAST	NI	UK	GAP KIDS
*	*	PICCADILLY	1-7 SHAFTESBURY AVENUE	PICCADILLY	LONDON	EG	UK	GAP U
* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

IBM/Gap Confidential	Page 77

*	*	MANCHESTER/WEST ONE	UNIT 8	WEST ONE RETAIL PARK	MANCHESTER		UK	GAP KIDS
*	*	PUTNEY	UNIT 30, PUTNEY EXCHANGE	PUTNEY HIGH STREET	LONDON	EG	UK	GAP KIDS
*	*	KINGS ROAD	122 KINGS ROAD	CHELSEA	LONDON	EG	UK	GAP U
*	*	BOURNEMOUTH	CASTLE POINT SHOPPING CENTRE		BOURNEMOUTH		UK	GAP U
*	*	BATH	18-19 OLD BOND ST.		BATH, AVON	EG	UK	GAP U
*	*	CARLISLE	UNIT 9, THE LANES SHOPPING C		CARLISLE, UK	EG	UK	GAP KIDS
*	*	YORK	22-24 DAVYGATE, UNITS 3/4		YORK	EG	UK	GAP U
*	*	EDINBURGH	131-133 PRINCES STREET		EDINBURGH	SC	UK	GAP U
*	*	GLASGOW/ARGYLE, 167	167-201 ARGYLE ST		GLASGOW	SC	UK	GAP U
*	*	WATFORD GAP	113 HIGH STREET		WATFORD	EG	UK	GAP U
*	*	SPEKE-NEW MERSEY	NEW MERSEY RETAIL PARK	SPEKE RD. UNIT 8B	LIVERPOOL	EG	UK	GAP U
*	*	GUILDFORD	58-62 HIGH STREET	GUILDFORD	SURREY	EG	UK	GAP U
*	*	PARKWAY PLAZA	6-12 PARKWAY PLAZA	CAMDEN TOWN	LONDON	EG	UK	GAP KIDS
*	*	OXFORD ST, 315	315 OXFORD STREET		LONDON	EG	UK	GAP U
*	*	CHELTENHAM	106 THE PROMENADE	CHELTENHAM	GLOUCESTER	EG	UK	GAP KIDS
*	*	YORK MCARTHUR GLEN	DESIGNER OUTLET VILLAGE	ST NICHOLAS AVE	YORK		UK	GAP U
*	*	KINNAIRD PARK	UNIT 272 KINNAIRD PARK		EDINBURGH	SC	UK	GAP U
*	*	STIRLING/THISTLE, 29	UNIT 1 THISTLE CENTRE		STIRLING	SC	UK	GAP KIDS
*	*	CHELMSFORD/HIGH ST	15/18 HIGH STREET		CHELMSFORD	EG	UK	GAP KIDS
*	*	OXFORD CIRCUS	223-235 OXFORD STREET		LONDON	EG	UK	GAP U
*	*	BRIGHTON	16-19 EAST STREET		BRIGHTON	EG	UK	GAP KIDS
*	*	CORNMARKET ST	52 CORNMARKET STREET		OXFORD	EG	UK	GAP U
*	*	TRAFFORD CENTRE	148 REGENT CRESCENT	THE TRAFFORD CENTRE	MANCHESTER	EG	UK	GAP U
*	*	GUN WHARF QUAYS OUT	GUN WHARF QUAYS OUTLETS	UNITS 9, 10 AND 11, GUN WHAR	PORTSMOUTH	EG	UK	GAP U
*	*	EDINBURGH/PRINCES ST	84/84A PRINCES STREET		EDINBURGH	SC	UK	GAP KIDS
*	*	ORACLE S/C (THE)	TOWNMALL WALK	THE ORACLE	BERKS	EG	UK	GAP U
*	*	IPSWICH/WESTGATE ST	21/21A WESTGATE STREET		IPSWICH	EG	UK	GAP KIDS
*	*	RICHMOND	47 GEORGE ST		SURREY	EG	UK	GAP U
*	*	BRENT CROSS	BRENT CROSS SHOPPING CENTRE	UNIT E1	LONDON	EG	UK	GAP KIDS
*	*	KINGSTON	45-49 CLARENCE ST		KINGSTON UPON THAMES	EG	UK	GAP U
*	*	NOTTINGHAM/VICTORIA	VICTORIA CENTRE, UNIT 37		NOTTINGHAM	EG	UK	GAP U
*	*	DUNDEE/OVERGATE	OVERGATE SHOPPING CENTRE		DUNDEE	SC	UK	GAP U
*	*	CARLISLE	CARLISLE	UNIT 9 THE LANES SHOPPING CE	CARLISLE	EG	UK	GAP U
*	*	CRIBBS CAUSEWAY	UNIT 104 UPPER LEVEL	THE MALL AT CRIBBS CAUSEWAY	BRISTOL	EG	UK	GAP U
*	*	ABERDEEN/ST NICHOLAS	7-21A ST NICHOLAS ST		ABERDEEN	SC	UK	GAP U
*	*	BROMLEY-KENT	103-105 HIGH STREET	BROMLEY	KENT	EG	UK	GAP U
*	*	LAKESIDE CENTRE	325 LAKESIDE CENTRE		THURROCK,ESSEX	EG	UK	GAP U
*	*	HARROGATE	13JAMES STREET		HARROGATE, YORKSHIRE	EG	UK	GAP KIDS
*	*	BASINGSTOKE	QUEEN ANNE’S WALK	FESTIVAL PLACE UNIT 62-64	BASINGSTOKE	EG	UK	GAP U
*	*	HULL	UNITS F1-F5	PRINCES QUAY SHOPPING CENTRE	HULL	EG	UK	GAP U
*	*	BUCHANAN GALLERIES	UNIT U16	BUCHANAN GALLERIES	GLASGOW	SC	UK	GAP KIDS
*	*	EDINBURGH	131-133 PRINCES STREET		EDINBURGH	SC	UK	GAP KIDS
*	*	MANCHESTER	30 ST ANNE’S STREET		MANCHESTER	EG	UK	GAP U
*	*	GUILDFORD	68 HIGH STREET	GUILDFORD	SURREY	EG	UK	GAP KIDS
*	*	HAMPSTEAD	6-6A HAMPSTEAD HIGH STREET		LONDON	EG	UK	GAP U
*	*	PARKWAY PLAZA	6-12 PARKWAY PLAZA	CAMDEN TOWN	LONDON	EG	UK	GAP U
*	*	BROMPTON ROAD	145 BROMPTON ROAD	KNIGHTSBRIDGE	LONDON	EG	UK	GAP U
*	*	CRIBBS CAUSEWAY	UNIT 104 UPPER LEVEL	THE MALL AT CRIBBS CAUSEWAY	BRISTOL	EG	UK	GAP KIDS
*	*	TWO RIVERS	TWO RIVERS		STAINES	EG	UK	GAP U
*	*	MILTON KEYNES	33 SILBURY ARCADE		MILTON KEYNES	EG	UK	GAP KIDS
*	*	COLCHESTER	21-22 CULVER ST WEST		COLCHESTER		UK	GAP KIDS
*	*	PICCADILLY	1-7 SHAFTESBURY AVENUE	PICADILLY	LONDON	EG	UK	GAP KIDS
*	*	MANCHESTER/WEST ONE	WEST ONE RETAIL PARK	GILDABROOK RD	MANCHESTER	EG	UK	GAP U
*	*	CAMBRIDGE	2 MARKET HILL		CAMBRIDGE	EG	UK	GAP KIDS
* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

IBM/Gap Confidential	Page 78

*	*	PRESTON/FISHERGATE	17/19 FISHERGATE		PRESTON	EG	UK	GAP KIDS
*	*	SWANSEA	18-20 ST MARY’S SQUARE		SWANSEA		UK	GAP U
*	*	OCEAN TERMINAL	EDINBURGH OCEAN TERM’L, VICT	LEITH	EDINBURGH	SC	UK	GAP U
*	*	HAMPSTEAD	35 HAMPSTEAD HIGH STREET	UNITS 2 & 3	LONDON	EG	UK	GAP KIDS
*	*	LEAMINGTON SPA	ROYAL PRIORS SHOPPING CENTRE		LEAMINGTON SPA		UK	GAP KIDS
*	*	CORNMARKET ST	52 CORNMARKET STREET		OXFORD	EG	UK	GAP KIDS
*	*	FINSBURY PAVEMENT	50 FINSBURY SQUARE		LONDON	EG	UK	GAP U
*	*	BELFAST	CASTLE COURT CENTRE, UNIT 1B		BELFAST	NI	UK	GAP U
*	*	MEADOWHALL CENTRE	19/20 PARK LANE, MEADOWHALL		SHEFFIELD	EG	UK	GAP KIDS
*	*	BROUGHTON PARK	BROUGHTON PARK		CHESTER	EG	UK	GAP U
*	*	SOLIHULL/TOUCH WOOD	UNIT 56 TOUCH WOOD		SOLIHULL	EG	UK	GAP KIDS
*	*	WIMBLEDON KIDS	CENTRE COURT SHOPPING CENTRE	UNITS 108-109	LONDON	EG	UK	GAP KIDS
*	*	SERPENTINE GREEN	SERPENTINE GREEN	SERPENTINE GREEN SHOPPING CE	PETERBOROUGH	EG	UK	GAP KIDS
*	*	POULTRY	1 POULTRY STREET, UNIT 4		LONDON	EG	UK	GAP U
*	*	HANLEY/POTTERIES	THE POTTERIES	UNITS 255, 256, 257	STOKE ON TRENT	EG	UK	GAP KIDS
*	*	COVENT GARDEN 2	2-3 JAMES STREET	COVENT GARDEN	LONDON	EG	UK	GAP U
*	*	SOUTHAMPTON/W QUAY	UNITS SU23/24 WEST QUAY S/C		SOUTHAMPTON	EG	UK	GAP KIDS
*	*	REGENT ST	208 REGENT STREET		LONDON	EG	UK	GAP KIDS
*	*	LEEDS-BIRSTALL	BIRSTALL RETAIL PARK	BIRSTALL	LEEDS	EG	UK	GAP KIDS
*	*	GLASGOW/ARGYLE,87/91	167-201 ARGYLE STREET		GLASGOW	SC	UK	GAP KIDS
*	*	INVERNESS/EASTGATE	INVERNESS	15 EASTGATE CENTRE	INVERNESS	SC	UK	GAP KIDS
*	*	EXETER/HIGH ST	8-11 HIGH STREET		EXETER	EG	UK	GAP U
*	*	BULL RING	BULLRING SHOPPING CENTRE	MSU13, UPPER MALL WEST	BIRMINGHAM	EG	UK	GAP U
*	*	ISLINGTON	UNIT MSU5	PARKFIELD STREET	ISLINGTON	EG	UK	GAP U
*	*	LIVERPOOL/LORD ST	99 LORD STREET		LIVERPOOL	EG	UK	GAP U
*	*	KEW RETAIL PARK	KEW RETAIL PARK	RICHMOND	LONDON	EG	UK	GAP U
*	*	KEW RETAIL PARK	KEW RETAIL PARK, BESSANT DRI	RICHMOND	LONDON		UK	GAP KIDS
*	*	LEEDS-BIRSTALL	BIRSTALL RETAIL PARK	BIRSTALL	LEEDS	EG	UK	GAP U
*	*	HARROGATE	2-6 HIGH STREET		HARROGATE, YORKSHIRE	EG	UK	GAP U
*	*	BRENT CROSS	BRENT CROSS SHOPPING CENTRE	UNIT D19	LONDON	EG	UK	GAP U
*	*	OXFORD STREET PLAZA	118 OXFORD STREET		LONDON	EG	UK	GAP U
*	*	TRAFFORD CENTRE	TRAFFORD CENTRE	UNIT U60	MANCHESTER	EG	UK	GAP KIDS
*	*	OXFORD ST, 376/384	376/384 OXFORD ST		LONDON	EG	UK	GAP U
*	*	CHESHIRE OAKS	KINSEY ROAD, UNIT 29	ELLESMERE PORT	SOUTH WIRRAL	EG	UK	GAP U
*	*	BULL RING	BULLRING SHOPPING CENTRE	MSU13, UPPER MALL WEST	BIRMINGHAM	EG	UK	GAP KIDS
*	*	BRAEHEAD PARK	UNITS LR33 & LR34	BRAEHEAD PARK	GLASGOW	SC	UK	GAP KIDS
*	*	SUNDERLAND	UNITS 14/15	THE BRIDGES SHOPPING CENTRE	SUNDERLAND	EG	UK	GAP U
*	*	COVENT GARDEN	30-31 LONG ACRE	COVENT GARDEN	LONDON	EG	UK	GAP U
*	*	BANBURY	CASTLE QUAY		BANBURY		UK	GAP U
*	*	COLCHESTER	21-22 CULVER ST WEST		COLCHESTER		UK	GAP U
*	*	TWO RIVERS	TWO RIVERS		STAINES	EG	UK	GAP KIDS
*	*	KINGS ROAD	122 KINGS ROAD	CHELSEA	LONDON	EG	UK	GAP KIDS
*	*	CHISWICK	26-22 CHISWICK HIGH ROAD	CHISWICK	LONDON	EG	UK	GAP KIDS
*	*	OXFORD ST, 376/384	376/384 OXFORD STREET		LONDON	EG	UK	GAP KIDS
*	*	CRIBBS CAUSEWAY	UNIT 164 UPPER LEVEL	THE MALL AT CRIBBS CAUSEWAY	BRISTOL	EG	UK	GAP KIDS
*	*	SOLIHULL/HIGH ST	73-79 HIGH STREET		SOLIHULL	EG	UK	GAP U
*	*	BROMLEY-KENT	103-105 HIGH STREET	BROMLEY	KENT	EG	UK	GAP KIDS
*	*	INVERNESS/EASTGATE	BUCHANAN GALLERIES	UNIT 16	GLASGOW	SC	UK	GAP U
*	*	CHIMES/UXBRIDGE	THE CHIMES	UNITS 31-32	UXBRIDGE	EG	UK	GAP U
*	*	LEAMINGTON SPA	ROYAL PRIORS SHOPPING CENTRE		LEAMINGTON SPA	EG	UK	GAP U
*	*	READING	107/108 BROAD STREET		READING	EG	UK	GAP KIDS
*	*	TELFORD	TELFORD SHOPPING CENTRE		TELFORD	EG	UK	GAP KIDS
*	*	OXFORD ST, 315	315 OXFORD STREET		LONDON	EG	UK	GAP KIDS
*	*	BRISTOL	UNIT G1 THE GALLERIES	BROADMEAD	BRISTOL	EG	UK	GAP U
* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

IBM/Gap Confidential	Page 79

*	*	BATH	17 MILSOM STREET	BATH	AVON	EG	UK	GAP KIDS
*	*	TELFORD	TELFORD SHOPPING CENTRE		TELFORD	EG	UK	GAP U
*	*	HULL	PRINCES QUAY SHOPPING CENTRE		HULL	EG	UK	GAP KIDS
*	*	MERRY HILL S/C	79/81 MERRY HILL SHOPPING CE		DUDLEY	NA	UK	GAP U
*	*	SOUTHAMPTON/W QUAY	UNITS SU23/24 WEST QUAY S/C		SOUTHAMPTON	EG	UK	GAP U
*	*	HUDDERSFIELD	KINGSGATE CENTRE		HUDDERSFIELD	EG	UK	GAP KIDS
*	*	LIVINGSTON OUTLET	UNITS 3-8 LIVINGSTON OUTLETS	ALMONDVILLE AVENUE	LIVINGSTON	SC	UK	GAP U
*	*	SPEKE-NEW MERSEY	NEW MERSEY RETAIL PARK		LIVERPOOL	EG	UK	GAP KIDS
*	*	CHESHIRE OAKS	KINSEY ROAD, UNIT 32	ELLESMERE PORT	SOUTH WIRRAL	EG	UK	GAP KIDS
*	*	ISLINGTON	UNIT MSU5	PARKFIELD STREET	ISLINGTON	EG	UK	GAP KIDS
*	*	TUNBRIDGE WELLS	ROYAL VICTORIA PLACE	UNITS SU5-SU6	TUNBRIDGE WELLS	EG	UK	GAP U
*	*	ABERDEEN/ST NICHOLAS	7-21A ST NICHOLAS ST		ABERDEEN	SC	UK	GAP KIDS
*	*	TOWN HALL CHAMBERS	PINSTONE STREET	TOWN HALL CHAMBERS	SHEFFIELD	EG	UK	GAP KIDS
*	*	CAMBRIDGE	2 MARKET HILL		CAMBRIDGE	EG	UK	GAP U
*	*	ROMFORD	UNIT 8	THE BREWERY	ROMFORD	EG	UK	GAP KIDS
*	*	WHITELEY’S S/C	WHITELEYS SHOPPING CENTRE	QUEENSWAY ROAD, UNIT 29	LONDON	EG	UK	GAP KIDS
*	*	PUTNEY	UNIT 7/7A, PUTNEY EXCHANGE	PUTNEY HIGH STREET	LONDON	EG	UK	GAP U
*	*	LAKESIDE CENTRE	LAKESIDE CENTRE		THURROCK	EG	UK	GAP KIDS
*	*	GLASGOW/ARGYLE,87/91	87/91 ARGYLE STREET		GLASGOW	SC	UK	GAP U
*	*	WIMBLEDON GAP	CENTRE COURT SHOPPING CENTRE	UNITS 212 - 215	LONDON	EG	UK	GAP U
*	*	STIRLING/THISTLE, 39	UNIT 1 THISTLE CENTRE		STIRLING	SC	UK	GAP U
*	*	MILTON KEYNES	33 SILBURY ARCADE		MILTON KEYNES	EG	UK	GAP U
*	*	CANARY WHARF	CANADA SQUARE RETAIL MALL		CANARY WHARF	EG	UK	GAP U
*	*	SWANSEA	18-20 ST MARY’S SQUARE		SWANSEA		UK	GAP KIDS
*	*	BRAEHEAD PARK	KINGS INCH ROAD	UNIT LR7, LR8	GLASGOW	SC	UK	GAP U
*	*	EXETER/HIGH ST	8-11 HIGH STREET		EXETER	EG	UK	GAP KIDS
*	*	NOTTING HILL GATE	132-136 NOTTING HILL GATE		LONDON	EG	UK	GAP U
*	*	MANCHESTER	30 ST ANNE’S SQUARE		MANCHESTER	EG	UK	GAP KIDS
*	*	BANBURY	CASTLE QUAY		BANBURY		UK	GAP KIDS
*	*	BLUEWATER PARK 2	UNIT L100	BLUEWATER PARK	KENT	EG	UK	GAP KIDS
*	*	CHESTER	22/24 NORTHGATE STREET	CHESTER	CHESHIRE	EG	UK	GAP KIDS
*	*	RICHMOND	38 GEORGE STREET		RICHMOND, SURREY	EG	UK	GAP KIDS
*	*	OCEAN TERMINAL	EDINBURGH OCEAN TERM’L, VICT	LEITH	EDENBURGH	SC	UK	GAP KIDS
*	*	BLUEWATER PARK	BLUEWATER PARK	UNIT 15	KENT	EG	UK	GAP KIDS
*	*	CHELTENHAM	106 THE PROMENADE	CHELTENHAM	GLOUCESTER	EG	UK	GAP U
*	*	LEEDS	135/137 BRIGGATE	LEEDS	WEST YORKS	EG	UK	GAP KIDS
*	*	ASHFORD DESIGNER OUT	ASHFORD DESIGNER OUTLET VILL	ROMNEY MARSH ROAD, ASHFORD	KENT	EG	UK	GAP U
*	*	WATFORD KIDS	113 HIGH STREET		WATFORD	EG	UK	GAP KIDS
*	*	LEEDS	135/137 BRIGGATE	LEEDS	WEST YORKS	EG	UK	GAP U
*	*	NORWICH	30 LONDON STREET		NORWICH	EG	UK	GAP U
*	*	LEICESTER	UNIT 1-3 HAYMARKET TOWERS	HUMBERSTONE GATE	LEICESTER		UK	GAP U
*	*	BRIGHTON	192 WESTERN ROAD		BRIGHTON	EG	UK	GAP U
*	*	CANTERBURY	1-3 GEORGES STREET	THE PARADE	CANTERBURY, KENT	EG	UK	GAP KIDS
*	*	MARTINEAU GALLERIES	CORPORATION ST		BIRMINGHAM	EG	UK	GAP KIDS
*	*	SWINDON OUTLET	GREAT WESTERN FACTORY OUTLET	UNITS 57A/58/59/60 KEMBLE DR	SWINDON	EG	UK	GAP U
*	*	FOSSE PARK	FOSSE PARK	UNIT 5 FOSSE PARK	LEICESTER	EG	UK	GAP U
*	*	BRISTOL/BROADMEAD	30-32 BROADMEAD		BRISTOL	EG	UK	GAP KIDS
*	*	PERTH/HIGH STREET	174/175 HIGH STREET		PERTH	SC	UK	GAP U
*	*	TOWN HALL CHAMBERS	PINSTONE STREET	TOWN HALL CHAMBERS	SHEFFIELD	EG	UK	GAP U
*	*	LEICESTER	THE SHIRES SHOPPING CENTRE		LEICESTER		UK	GAP KIDS
*	*	MARTINEAU GALLERIES	CORPORATION ST		BIRMINGHAM		UK	GAP U
*	*	METROCENTRE	UNITS 24B, 25, 25A	METROCENTRE	GATESHEAD	EG	UK	GAP KIDS
*	*	DUNDEE/OVERGATE	OVERGATE SHOPPING CENTRE		DUNDEE	SC	UK	GAP KIDS
*	*	SUNDERLAND	UNITS 14/15	THE BRIDGES SHOPPING CENTRE	SUNDERLAND	EG	UK	GAP KIDS
* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

IBM/Gap Confidential	Page 80

*	*	PERTH/HIGH STREET	174/175 HIGH STREET		PERTH	SC	UK	GAP KIDS
*	*	BUCHANAN GALLERIES	BUCHANAN GALLERIES	UNIT 46 BUCHANAN STREET	GLASGOW	SC	UK	GAP U
*	*	CHESTER	22/24 NORTHGATE STREET	CHESTER	CHESHIRE	EG	UK	GAP U
*	*	METROCENTRE	UNITS 24B, 25, 25A	METROCENTRE	GATESHEAD	EG	UK	GAP U
*	*	CARDIFF	QUEEN’S ARCADE	UNITS 41-42, 24 QUEENS STREE	CARDIFF	WL	UK	GAP U
*	*	CANARY WHARF	UNIT RS 330 CABOT PLACE EAST	CANARY WHARF	LONDON	EG	UK	GAP KIDS
*	*	LIVERPOOL/LORD ST	99 LORD STREET		LIVERPOOL	EG	UK	GAP KIDS
*	*	NOTTING HILL GATE	132-136 NOTTING HILL GATE		LONDON	EG	UK	GAP KIDS
*	*	BRIDGEND - UK	UNIT 1 & 2, WELSH DESIGNER V	DERWEN	BRIDGEND	NA	UK	GAP U
*	*	GAP UK CUSTOMER SVC	GAP INC. EUROPEAN HQ	CASTLEMOUND WAY	RUGBY		UK	GAP KIDS
*	*	LONDON - IRELAND	UNIT 2, POLAR PARK, BATH ROA	HARMONDSWORTH	WEST DRAYTON		UK	ISP
*	*	STREET	CLARKS VILLAGE		STREET	EG	UK	GAP U
*	*	CASTLEFORD	JUNCTION 32 OUTLET VILLAGE	CARRWOOD ROAD, GLASS HOUGHTO	CASTLEFORD	EG	UK	GAP U
*	*	GAP UK CUSTOMER SVC	GAP INC. EUROPEAN HQ	CASTLEMOUND WAY	RUGBY		UK	GAP U
	*	RUGBY LAB	CASTLE MOUND WAY	CENTRAL PARK	RUGBY		UK

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

IBM/Gap Confidential	Page 81

Loc. Code	Location	Location Name	Address 1	Address 2	City	State	Country	Division	Phone
*	*	RENNES, 62 RUE DE	62 RUE DE RENNES		PARIS	NA	FRANCE	GAP KIDS
*	*	CHAMPS ELYSEES, 36	36 AVENUE DES CHAMPS-ELYSEES		PARIS		FRANCE	GAP KIDS
*	*	COMMERCE, 1 RUE DU	1, RUE DU COMMERCE		PARIS		FRANCE	GAP F
*	*	MARCHE ST GERMAIN	14, RUE MABILLON		PARIS	FR	FRANCE	GAP F
*	*	TRONCHET, 36 RUE	36 RUE TRONCHET		PARIS		FRANCE	GAP F
*	*	FORUM DES HALLES	PORTE RAMBUTEAU - NIVEAU 2		PARIS		FRANCE	GAP F
*	*	SCRIBE, 1 RUE	1 RUE SCRIBE		PARIS		FRANCE	GAP F
*	*	COMMERCE, 6 RUE DU	6, RUE DU COMMERCE		PARIS		FRANCE	GAP KIDS
*	*	VICTOR HUGO	32, AVENUE VICTOR HUGO		PARIS		FRANCE	GAP KIDS
*	*	TRONCHET, 36 RUE	36 RUE TRONCHET		PARIS		FRANCE	GAP KIDS
*	*	MONTPELLIER POLYGONE	1 RUE DES PERTUISANES BP 958	1 RUE DES PERTUISANES	MONTPELLIER		FRANCE	GAP F
*	*	CRETEIL SOLEIL	CENTRE COMMERCIAL DE CRETEIL	AVENUE DU GENERAL DE GAULLE	CRETEIL		FRANCE	GAP KIDS
*	*	VELIZY 2	CENTRE COMMERCIAL VELIZY II		VELIZY-VILLACOUBLAY	FR	FRANCE	GAP F
*	*	KLEBER, 112 AVE	112 AVENUE KLEBER		PARIS		FRANCE	GAP F
*	*	MARCHE ST GERMAIN	14 RUE MABILLON		PARIS	FR	FRANCE	GAP KIDS
*	*	VAL D’EUROPE	ESPACE COMMERCIAL INTERNATIO	VAL D’EUROPE	SERRIS		FRANCE	GAP KIDS
*	*	LILLE-BETHUNE	50 RUE DE BETHUNE		LILLE	FR	FRANCE	GAP KIDS
*	*	PRINTEMPS NATION	PRINTEMPS NATION	22 RUE DE LAGNY	PARIS		FRANCE	GAP KIDS
*	*	LA DEFENSE	CENTRE COMMERCIAL LES 4 TEMP	NIVEAU 1 ZONE PERGOLA	PUTEAUX		FRANCE	GAP F
*	*	AIX-EN-PROVENCE	15 RUE DES CHAPELIERS		AIX-EN-PROVENCE	FR	FRANCE	GAP F
*	*	BOULEVARD CAPUCINES	22 BOULEVARD. DES CAPUCINES		PARIS		FRANCE	GAP KIDS
*	*	ST MICHEL, 47 BLVD	47, BLVD ST MICHEL		PARIS		FRANCE	GAP KIDS
*	*	VICTOR HUGO	28 AVENUE VICTOR HUGO		PARIS		FRANCE	GAP F
*	*	SEBASTOPOL, 9 BLVD	9 BLVD. DU SEBASTOPOL		PARIS	FR	FRANCE	GAP KIDS
*	*	RENNES, 64 RUE DE	64 RUE DE RENNES		PARIS	NA	FRANCE	GAP F
*	*	TERNES, 13/15 AVENUE	13-15 AVENUES DES TERNES		PARIS		FRANCE	GAP KIDS
*	*	LA PART DIEU	17 RUE DU DOCTEUR BOUCHET		LYON CEDEX 3	FR	FRANCE	GAP F
*	*	FBG ST. ANTOINE, 64	64, RUE DU FAUBOURG ST ANTOI		PARIS		FRANCE	GAP KIDS
*	*	BOULOGNE	106 BOULEVARD JEAN JAURES		BOULOGNE		FRANCE	GAP F
*	*	SCRIBE, 1 RUE	1 RUE SCRIBE		PARIS		FRANCE	GAP KIDS
*	*	LILLE-BETHUNE	50 RUE DE BETHUNE		LILLE	FR	FRANCE	GAP F
*	*	AIX-EN-PROVENCE	15 RUE DES CHAPELIERS	UNIT 21	AIX-EN-PROVENCE	FR	FRANCE	GAP KIDS
*	*	LA DEFENSE	CENTRE COMMERCIAL LES 4 TEMP	NIVEAU 2 GRANDE PLACE	PUTEAUX		FRANCE	GAP KIDS
*	*	CHAMPS ELYSEES, 36	36 AVENUE DES CHAMPS		PARIS		FRANCE	GAP F
*	*	RUE ST. DENIS	12-14 RUE SAINT-DENIS		PARIS		FRANCE	GAP KIDS
*	*	PASSY PLAZA	CENTRE COMMERCIAL PASSY PLAZ	53 RUE DE PASSY	PARIS	FR	FRANCE	GAP KIDS
*	*	PALAIS DES CONGRES	L’ATRIUM DU PALAIS	2 PLACE DE LA PORTE MAILLOT	PARIS		FRANCE	GAP KIDS
*	*	VELIZY 2	CENTRE COMMERCIAL VELIZY II		VELIZY-VILLACOUBLAY	FR	FRANCE	GAP KIDS
*	*	CRETEIL SOLEIL	CENTRE COMMERCIAL DE CRETEIL	AVENUE DU GENERAL DE GAULLE	CRETEIL		FRANCE	GAP F
*	*	VAL D’EUROPE	ESPACE COMMERCIAL INTERNATIO	VAL D’EUROPE	SERRIS		FRANCE	GAP F
*	*	BOULOGNE	96-100 BOULVARD JEAN JAURES	BOULOGNE BILLANCOURT	PARIS		FRANCE	GAP KIDS
*	*	TERNES, 13/15 AVE	13/15 AVENUE DES TERNES		PARIS		FRANCE	GAP F
*	*	RIVOLI	102 RUE DU RIVOLI		PARIS, FRANCE	FR	FRANCE	GAP F
*	*	ROSNY 2	CENTRE COMMERCIAL ROSNY 2	AVENUE DU GENERAL DE GAULLE	ROSNY		FRANCE	GAP KIDS
*	*	ST MICHEL, 47 BLVD	47, BLVD ST MICHEL		PARIS		FRANCE	GAP F
*	*	PRINTEMPS NATION	22 RUE DE LAGNY		PARIS		FRANCE	GAP F
*	*	PASSAGE DU HAVRE	109, RUE ST LAZARE	CENTRE COMMERCIAL RUE DU HAV	PARIS		FRANCE	GAP F
*	*	FBG ST. ANTOINE, 64	64, RUE DU FAUBOURG ST ANTOI		PARIS		FRANCE	GAP F
*	*	PASSY PLAZA	CENTRE COMMERCIAL PASSY PLAZ	53 RUE DE PASSY	PARIS	FR	FRANCE	GAP F
*	*	LA PART DIEU	CENTRE COMMERCIAL LA PART DI	17 RUE DU DOCTEUR BOUCHET	LYON CEDEX 3	FR	FRANCE	GAP KIDS
*	*	PALAIS DES CONGRES	L’ATRIUM DU PALAIS	2 PLACE DE LA PORTE MAILLOT	PARIS		FRANCE	GAP F
*	*	ROSNY 2	CENTRE COMMERCIAL ROSNY 2	AVENUE DU GENERAL DE GAULLE	ROSNY		FRANCE	GAP F
*	*	GAP FRANCE OFFICE	9 AVENUE MATIGNON		PARIS		FRANCE		+33 (0)1-5389-2300
*	*	PASSAGE DU HAVRE	109 RUE ST LAZARE		PARIS		FRANCE	GAP KIDS

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

IBM/Gap Confidential	Page 82

Loc. Code	Location	Location Name	Address 1	Address 2	City	State	Country	Division	Phone
*	*	ARNOTTS DUBLIN	12 HENRY STREET		DUBLIN		IRELAND	IE KI
*	*	ARNOTTS DUBLIN	12 HENRY STREET		DUBLIN		IRELAND	GAP I

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

IBM/Gap Confidential	Page 83

Exhibit D.18 – Refresh Schedule

to

First Amended and Restated Master Services Agreement

March 2, 2009

This document contains confidential and proprietary information of The Gap, Inc. and IBM. Except with the express prior written permission of The Gap, Inc. and IBM, this document and the information contained herein may not be published, disclosed, or used for any other purpose.

Exhibit D.18	Gap/IBM Confidential and Proprietery Information

1.	GENERAL

1.1 Refresh Schedule. This Exhibit D.18 (Refresh Schedule) of the Amended and Restated Master Services Agreement dated as of March 2, 2009 between Gap and Supplier (the “Agreement”) describes the Parties’ responsibilities with respect to Equipment refresh.

2.	GAP REFRESH CYCLE – SERVERS, STORAGE AND NETWORK

The Refresh Cycle below describes the frequency of Gap’s refresh schedule by device type. Gap’s failure to refresh pursuant to the schedule in this Exhibit D.18 will not be considered a material breach of the Agreement.

Device Type	Refresh Cycle
Mainframe	*

Midrange * (includes all internal server system components)	*

Midrange * (includes all internal server system components)	*

Storage *	*

Stores Data Network *	*

Non-Store Data Networks *	*

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit D.18	Gap/IBM Confidential and Proprietary Information	Page 2 of 3

3.	GAP REFRESH CYCLE – WORKSTATIONS, DEVICES AND PDAS

The Refresh Cycle below describes the frequency of Gap’s refresh obligations by device type. Gap’s failure to refresh pursuant to the schedule in this Exhibit D.18 will not be considered a material breach of the Agreement.

Warehouse Devices	*

Workstations	*

POS Devices	*

PDAs	*

3.1. The Gap Refresh Cycle for Workstations, Warehouse and POS Devices and PDAs represents Gap’s financial responsibility for the cost of the refreshed equipment, which includes the purchase of a * on-site warranty and is preloaded with the Golden Image.

3.2. Supplier will provide (i) installation support for the Gap refreshed equipment, excluding handsets, as detailed in Exhibit A.4 (End User Support Services) of the Agreement; and (ii) ongoing IT Support for all Gap refreshed equipment.

3.3. Gap Workstations will normally follow a * refresh cycle. However, Gap retains the flexibility to not refresh workstations. Workstations falling off warranty support will move to the “Off-warranty” baseline where * hardware maintenance charges are taken into account. If Gap deems necessary, workstations may also fall off both warranty and hardware maintenance and Supplier will handle hardware break/fix under Time & Materials. Workstation support will be provided as described in Exhibit A.4 (End User Support Services) of the Agreement.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit D.18	Gap/IBM Confidential and Proprietary Information	Page 3 of 3

Exhibit D.19 – Systems Operation Schedule

to

First Amended and Restated Master Services Agreement

March 2, 2009

This document contains confidential and proprietary information of The Gap, Inc. and Supplier. Except with the express prior written permission of The Gap, Inc. and Supplier, this document and the information contained herein may not be published, disclosed, or used for any other purpose.

Exhibit D.19	Gap/IBM Confidential and Proprietary Information

This Exhibit D.19 (Systems Operation Schedule) is an exhibit to the Revised and Amended Master Services Agreement dated as of March 2, 2009 between Gap and Supplier (the “Agreement”). Capitalized terms used herein but not otherwise defined herein have the meanings given in the Agreement. Supplier shall provide each of the Services set forth below during the Service Hours specified in the following chart. All times are Local Time (unless otherwise specified per Implementation Agreements pursuant to the Change Control Procedures). This Exhibit D.19 will be updated by the Parties in detail during the Transition.

Service	Scheduled Hours	Scheduled Maintenance Windows	Notes
Data Center
- Data Center	*	*	*

Mainframe
- Mainframe	*	*	*

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit D.19	Gap/IBM Confidential and Proprietary Information

Service	Scheduled Hours	Scheduled Maintenance Windows	Notes
Servers
- Servers	*	*	*

Network (Data Services)
- WANs	*	*	*
- LANs	*	*	*

Network (Voice Services)
- PBXs, Key Systems	*	*	*
- Voice IMACs	*	*	*

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit D.19	Gap/IBM Confidential and Proprietary Information

Service	Scheduled Hours	Scheduled Maintenance Windows	Notes
- On-site Support Services	*	*	*

Corporate Help Desk
- Corporate Help Desk	*	*	*

EUC Corporate On-site Services
- IMACs	*	*	*
- On-site Support Services	*	*	*

Distribution Center Services
- On-site Support	*	*	*
- On-site Maintenance Services	*	*	*

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit D.19	Gap/IBM Confidential and Proprietary Information

Store Services
- On-site Maintenance Services	*	*	*
- IBM Level 2 Stores Help Desk	*	*	*

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit D.19	Gap/IBM Confidential and Proprietary Information

Exhibit D.20 – Supplier Locations

to

First Amended and Restated Master Services Agreement

March 2, 2009

This document contains confidential and proprietary information of The Gap, Inc. and Supplier. Except with the express prior written permission of The Gap, Inc. and Supplier, this document and the information contained herein may not be published, disclosed, or used for any other purpose.

Exhibit D.20	Gap/IBM Confidential and Proprietary Information

SUPPLIER LOCATIONS

1.	HELP DESK LOCATIONS

*

*1

2.	SERVICE DELIVERY

*

*

*

*2

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.
[1]	The locations within this geography may change, and Supplier may provide Services at other sites within this country.
[2]	The locations within this geography may change, and Supplier may provide Services at other sites within this country

Exhibit D.20

Note: Resources from other IBM locations may also be leveraged as needed for activities related to Supplier’s delivery of Services.

Exhibit D.20

Exhibit D.21 – Approved Benchmarkers

to

First Amended and Restated Master Services Agreement

March 2, 2009

This document contains confidential and proprietary information of The Gap, Inc. and Supplier. Except with the express prior written permission of The Gap, Inc. and Supplier, this document and the information contained herein may not be published, disclosed, or used for any other purpose.

Exhibit D.21	Gap/IBM Confidential and Proprietary Information

This Exhibit D.21 (Approved Benchmarkers) of the Revised and Amended Master Services Agreement dated as of March 2, 2009 between Gap and Supplier (the “Agreement”) sets forth the following Benchmarkers which are approved by the Parties for use by Gap in conducting benchmarking activities as set forth in and in accordance with the Agreement.

1.	Gartner Group

Exhibit D.21	Gap/IBM Confidential and Proprietary Information

Exhibit D.22 – Gap Data Centers

to

First Amended and Restated Master Services Agreement

March 2, 2009

This document contains confidential and proprietary information of The Gap, Inc. and IBM. Except with the express prior written permission of The Gap, Inc. and IBM, this document and the information contained herein may not be published, disclosed, or used for any other purpose.

Exhibit D.22	Gap/IBM Confidential and Proprietary Information

This Exhibit D.22 (Gap Data Centers) sets forth below the Gap Data Centers.

*

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit D.22	Gap/IBM Confidential and Proprietary Information	Page 2

Exhibit D.23 – Subcontractors

to

First Amended and Restated Master Services Agreement

March 2, 2009

This document contains confidential and proprietary information of The Gap, Inc. and Supplier. Except with the express prior written permission of The Gap, Inc. and Supplier, this document and the information contained herein may not be published, disclosed, or used for any other purpose.

Exhibit D.23	Gap/IBM Confidential and Proprietary Information

This Exhibit D.23 (Subcontractors) of the Revised and Amended Master Services Agreement dated as of March 2, 2009 between Gap and Supplier (the “Agreement”) sets forth the current approved Subcontractors which may be utilized by Supplier to provide the Services, unless expressly provided otherwise in the Agreement.

1.0	Subcontractors for Existing Services

For purposes of this Exhibit D.23 and the Services contemplated under the Agreement, any and all subcontractors providing the in-scope Services to Gap as of the Reference Date shall continue to be considered approved Subcontractors following the Reference Date, unless otherwise mutually agreed by Gap and Supplier.

2.0	Specific Subcontractors Identified by Supplier Based on Scope of Services

2.1	Sprint

2.2	Symbol

2.3	Iron Mountain

2.4	OAO

3.0	Standard Subcontractors Typically Employed by Supplier for Similar Services

For purposes of this Exhibit D.23 and the Services contemplated under the Agreement, the following list of standard Subcontractors typically utilized by Supplier to perform outsourcing activities similar to those included in the scope of the Services shall be considered approved Subcontractors, unless otherwise mutually agreed by Gap and Supplier.

Ajilon, Analysts International Corp, Apollo Consulting Services Corp., Alternative Resources Corp., Artech Information Systems, LLC., CDI Corp, Computer Generated Solutions, Global Consultants, Inc., Infinite Computer Solutions, Inc., Manpower Inc., SAI People Solutions, Inc., Spherion Atlantic, Synova Corp.

Exhibit D.23	Gap/IBM Confidential and Proprietary Information

Exhibit D.25 – Gap Work Procedures

to

First Amended and Restated Master Services Agreement

March 2, 2009

This document contains confidential and proprietary information of The Gap, Inc. and Supplier. Except with the express prior written permission of The Gap, Inc. and Supplier, this document and the information contained herein may not be published, disclosed, or used for any other purpose.

Exhibit D.25	Gap/IBM Confidential and Proprietary Information

1.	GENERAL

1.1	This Exhibit D.25 (Gap Work Procedures) of the Revised and Amended Master Services Agreement dated as of March 2, 2009 between Gap and Supplier (the “Agreement”) sets forth the Gap work procedures in use at Gap as of March 2, 2009, with respect to the Services, unless expressly provided otherwise in the Agreement or the Statements of Work. This Exhibit D.25 may be updated during the Term using the Change Management process as described in Exhibit A.2 (Cross Functional Services) of the Agreement.

1.2	Section References. Unless otherwise specified, Section references in this Exhibit D.25 refer to the Sections of this Exhibit D.25

1.3	Definitions. Capitalized terms used and not otherwise defined in this Exhibit D.25 have the meanings given them in the Agreement.

2.	GAP WORK PROCEDURES

The current Gap work procedures in use as of the Reference Date are reflected in the following referenced document, as they may be updated from time to time by Gap.

Gap Inc. IT Contractor Work Rules 2005

*

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit D.25	Gap/IBM Confidential and Proprietary Information

Exhibit D.26 – Service Catalog

to

First Amended and Restated Master Services Agreement

March 2, 2009

This document contains confidential and proprietary information of The Gap, Inc. and IBM. Except with the express prior written permission of The Gap, Inc. and IBM, this document and the information contained herein may not be published, disclosed, or used for any other purpose.

Exhibit D.26	Gap/IBM Confidential and Proprietary Information

1.1	Services Catalog: In support of the high quality, timely, and predictable delivery of Services, the Parties agree the Services defined in this Exhibit (“Services Catalog Item(s)”) will be provided as described in this Exhibit.

The Service Catalog is subject to the terms and conditions of the Agreement. Service Catalog Items will be defined in Attachment B (Gap/IBM Image Bill-of-Materials/Engineering Specification). All Service Catalog Items shall comply with the requirements of Exhibit D.6 (Technical Architecture and Product Standards) and agreed to Production Image Completion Criteria (see Attachment E).

1.2	Service Catalog Delivery: The costs associated with Supplier’s delivery of the Service Catalog Item shall be described in Table C.14 (Definitions) of Exhibit C (Fees and Resource Baselines).

1.3	Governance of Services Catalog: On a quarterly basis, Gap and the Supplier will agree to the governance and improvement of the Service Catalog through the examination of Exhibit D.6 (Technical Architecture and Product Standards) and direction of Gap. This governance will provide the mechanism by which mutually agreed to Service Catalog updates occur.

1.4	Image Definition and Standard Options: The Service Catalog will contain an agreed upon bill of materials (BOM). This BOM will include the categories enumerated in Attachment B (Gap/IBM Image Bill-of Materials/Engineering Specification). The initial support of the BOM categories will include section 1 and section 4. Additional standard deployment definitions to support remaining categories in the BOM will be defined in more detail and added to via future joint governance.

1.5	Service Catalog Ordering Process: The process for ordering a Service Catalog Item will vary depending on the Service Catalog Item being requested by Gap. The process for each Service Catalog Item will be specified in the Service Catalog Item description. The following is the process for ordering * and *.

(a) *

(b)*

(c)*

(d)*

(e)*

1.6	Standard Gold Image Specification: The Standard Gold Image Specification in Attachment A (Initial Base Operating System Gold Images) defines the mutually agreed to standard base Operating System and tools configuration for new image deployments. Mutually agreed to changes to this standard will occur via quarterly joint governance review.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit D.26	Gap/IBM Confidential and Proprietary Information	Page 1

Attachments:

Attachment A (Initial Base Operating System Gold Images)

Attachment B (Gap/IBM Image Bill-of-Materials/Engineering Specification)

Attachment C (Image Configuration Detail Sheet)

Attachment D (Image Build Activities)

Attachment E (Image Completion Criteria)

Exhibit D.26	Gap/IBM Confidential and Proprietary Information	Page 2

Attachment A – Initial Base Operating System Gold Images

*

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit D.26	Gap/IBM Confidential and Proprietary Information	Page 1

Attachment B – Gap/IBM Image Bill-of-Materials/Engineering Specification – Non-Prod

*

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit D.26	Gap/IBM Confidential and Proprietary Information	Page 2

Attachment C – Image Configuration Detail Sheet

*

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit D.26	Gap/IBM Confidential and Proprietary Information	Page 3

Attachment D – Image Build Activities

*

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit D.26	Gap/IBM Confidential and Proprietary Information	Page 4

Attachment E – Image Completion Criteria

*

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit D.26	Gap/IBM Confidential and Proprietary Information	Page 5

Exhibit D.27 – Server Images

to

First Amended and Restated Master Services Agreement

2-Mar-09

This document contains confidential and proprietary information of The Gap, Inc. and Supplier. Except with the express prior written permission of The Gap, Inc. and Supplier, this document and the information contained herein may not be published, disclosed, or used for any other purpose.

IBM/Gap Confidential

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

IBM/Gap Confidential

IBM/Gap Confidential

*

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

IBM/Gap Confidential

Exhibit E – Innovation Center

to

First Amended and Restated Master Services Agreement

March 2, 2009

This document contains confidential and proprietary information of The Gap, Inc. and IBM. Except with the express prior written permission of The Gap, Inc. and IBM, this document and the information contained herein may not be published, disclosed, or used for any other purpose.

Gap/IBM Confidential and Proprietary Information

Exhibit E

I.	INTRODUCTION

(a)	The Gap Innovation Center (the “IC”) is a jointly-staffed organization that focuses on delivering competitive advantage to Gap – driving innovation and transformation, while supporting the alignment of business and technology strategies. It will provide Gap with access to leading technologies, best practices, and expertise from the worldwide experience of Supplier and our business partners.

(b)	Capitalized words not defined herein shall have the meanings set forth in the Master Services Agreement, between Gap and Supplier dated as of the Reference Date (the “Agreement”), and all Exhibits attached thereto.

II.	MISSION

(a)	The mission of the IC is to enable Gap to gain the greatest possible business value from the innovative use of technology by:

(1)	Support of evolving and emerging Gap business initiatives by bringing together leading ideas and technologies, and precipitating their smooth migration from concept, to proof-of-concept.

(2)	Providing insight into new internal and external business technology-driven opportunities.

(b)	The IC value proposition includes its ability to:

(1)	Leverage talent from Supplier for strategic Gap initiatives.

(2)	Provide access to Supplier’s understanding of trends and directions for technology and business.

(3)	Synthesize across business and technology organizations.

III.	RISK/REWARD MODEL

(a)	This IC structure will consist of staff contributed by Supplier and by Gap, to source appropriate initiatives and provide overall program management as depicted below. Co-leaders from Gap and Supplier should be identified and committed by the Parties to supporting the effort. The staff will be supported by a virtual team of subject matter experts drawn upon from both Supplier and Gap. To be most effective, active participation is required from Gap’s technology infrastructure organization, its lines of business and its technology governance organizations.

Exhibit E	Gap/IBM Confidential and Proprietary Information	Page 1

(b)	IC initiatives may be drawn from any of the lines of business or functions within Gap, with specific topics agreed to by Gap and Supplier. The ability to apply IC results to multiple lines of business and the ultimate impact on infrastructure are important factors in rating the desirability of an initiative. Each IC initiative should have both a business and a technology sponsor to provide overall guidance for the effort and to assure its relevance to the organization.

(c)	The IC process is designed to evaluate and test feasibility. Once the IC establishes that a viable approach exists to address a particular strategic opportunity, which Gap chooses to pursue, then the initiative would only continue if Approved by Gap as a NRI or, as applicable, proposal for New Services. Use of the IC does not guarantee the identification or actual implementation of any of the reviewed initiatives.

IV.	SUPPLIER RESPONSIBILITIES

(a)	Supplier shall staff the IC with the equivalent of two (2) full-time equivalent personnel resources. Additional dedicated IC personnel resources requested and Approved by Gap shall be subject to additional charges in accordance with the mutually agreed upon Statement of Work. For the avoidance of doubt, the use of multiple Supplier subject matter experts in connection with IC initiatives shall not result in additional Charges to Gap if the cumulative staffing remains within the two (2) full-time equivalent personnel metric referenced above.

(b)	The IC is intended to provide access to a large, virtual pool of specialists. Supplier shall work with retained Gap staff to identify IT strategic directions that relate to Gap.

V.	GAP RESPONSIBILITIES

Gap’s responsibilities with respect to the implementation of the IC shall be as follows:

(a)	Provide space at Gap office for Supplier and Gap IC staff;

Exhibit E	Gap/IBM Confidential and Proprietary Information	Page 2

(b)	Provide active participation in selected IC initiatives from Gap’s technology organization and its lines of business leadership;

(c)	Provide appropriate sponsorship for the IC to provide overall guidance for the effort and to assure its relevance to Gap; and

(d)	Should Gap determine to pursue a strategic opportunity identified by the IC, Gap will submit a non-confidential description of the IC Services that it proposes be provided. The Parties will then meet and confer to jointly develop a mutually agreeable Statement of Work describing the IC Services to be performed. Such Statement of Work shall not modify the terms of the Agreement as to confidentiality, intellectual property ownership, or limitation of liability unless such modification is approved by Gap’s General Counsel or his/her designee.

VI.	IC IMPLEMENTATION

Within one hundred and twenty (120) calendar days following the Initiation Date, the Parties will:

(a)	Document and agree on detailed governance, roles, resources, milestones, and measurements;

(b)	Identify specific Supplier and Gap individuals to lead and staff the IC; and

(c)	Commence operation of the IC, including the first scheduled meeting and identifying the first set of themes and directions for consideration.

VII.	IC INITIATIVE INITIATION

Pending modification to this IC initiative initiation process resulting from the detailed IC governance process described in Section 6 (IC Implementation), IC initiative Statements of Work must be approved by the Gap Chief Information Officer and as provided in Section V(d) above. Until such time as Supplier provides written notification (not electronic) to the Gap Infrastructure Partnership Executive, with copy to the Gap Chief Information Officer, identifying a specific Innovation Center meeting and purpose with a listing of Supplier representatives that are expected to participate in such meeting, efforts of the Parties in connection with the Statement of Work development shall not be deemed “developed pursuant to the Innovation Center Protocol” as provided in Section 22.3A (Joint Patent And Patent License Rights) of the Agreement. Upon receipt of such notice, all efforts associated with the meeting and subsequent agreed upon projects resulting from the meeting shall be deemed “developed pursuant to the Innovation Center Protocol” as provided in Section 22.3A (Joint Patent And Patent License Rights) of the Agreement.

Exhibit E	Gap/IBM Confidential and Proprietary Information	Page 3

Exhibit F – Form of Implementation Agreement

to

First Amended and Restated Master Services Agreement

March 2, 2009

This document contains confidential and proprietary information of The Gap, Inc. and IBM. Except with the express prior written permission of The Gap, Inc. and IBM, this document and the information contained herein may not be published, disclosed, or used for any other purpose.

Gap/IBM Confidential and Proprietary Information

Exhibit F

Gap/IBM Confidential and Proprietary Information

Exhibit F

FORM OF IMPLEMENTATION AGREEMENT

This Implementation Agreement (“Implementation Agreement”) is entered into between The Gap, Inc., a Delaware corporation, (“Gap In-Country Affiliate”) and International Business Machines, a New York Corporation (“Supplier In-Country Affiliate”) (collectively, the “Parties”) and is effective as of                         ,              (the “Initiation Date”) as to all Services provided under the Master Agreement.

In consideration of the mutual covenants and agreements contained herein, the Parties hereto agree as follows:

1.	Implementation Agreement.

Except for those country specific terms and conditions set forth herein, this Implementation Agreement expressly incorporates by reference all the terms and conditions of the Master Services Agreement dated for reference as of                         ,              between The Gap, Inc. and International Business Machines Corporation (the “Master Agreement”).

1.1	General. This Implementation Agreement governs the provision of the Services by Supplier In-Country Affiliate to the Gap In-Country Affiliate in the United States (the “Country”). The Supplier In-Country Affiliate and the Gap In-Country Affiliate will not have any rights or obligations, including the providing or receiving of Services, unless and until each sign this Implementation Agreement.

1.2	English Language. This Implementation Agreement and the Master Agreement are: (i) written and were negotiated in English; (ii) the complete and exclusive agreement between the Parties regarding the subject matter of this Implementation Agreement; and (iii) replace any prior oral or written communications between the Parties with respect to the subject matter of this Implementation Agreement. Any inconsistency with regard to the translation of this Implementation Agreement or the Master Agreement shall be resolved by utilizing the English language.

1.3	Certain References. All references in the Master Agreement to its Schedules and Exhibits shall mean the Schedules and Exhibits attached to the Master Agreement as modified by the Schedules and Exhibits attached hereto. All references in the Exhibits or Schedules attached hereto to “IBM”, “Supplier” or “Outsourcer” shall mean International Business Machines and all references in the Schedules to Gap shall mean The Gap, Inc. All capitalized terms not defined in this Implementation Agreement shall have the meaning as set forth in the Master Agreement.

2.	Term.

This Agreement is coterminous with the Master Agreement.

Gap/IBM Confidential and Proprietary Information
Exhibit F

3.	Country Specific Terms and Conditions.

The following modifications to the Master Agreement are specifically mandated by the laws, rules, regulations, directives, company human resource policies, and/or statutes of the Country:

3.1	Human Resources. [None/See Schedule 3.1.]

3.2	Data Protection. [None/See Schedule 3.2.]

3.3	Taxes. [None/See Schedule 3.3.]

3.4	Other Mandated Requirements. [None/See Schedule 3.4.]

4.	Other Country Specific Terms and Conditions.

The following subsections amend the terms of the Master Agreement:

4.1	Invoices. [None/See Schedule 4.1.]

4.2	Assignment and Assumption of Technology Assets. [None/See Schedule 4.2.]

4.3	Provision Required to Establish Jurisdiction and Venue as Set Forth in Section 46.3 (Venue and Jurisdiction) of the Master Agreement. [None/See Schedule 4.3.]

4.4	Gap General Counsel Approved Modifications. [None/See Schedule 4.4.]

4.5	Additional Notices. [None/See Schedule 4.5.]

[Signature Page Follows]

Gap/IBM Confidential and Proprietary Information
Exhibit F

IN WITNESS WHEREOF, the parties have executed this Implementation Agreement to become effective as set forth in the preamble.

THE GAP, INC.	INTERNATIONAL BUSINESS MACHINES CORPORATION

By:	By:
Name:	Name:
Title:	Title:
Date:	Date:

Address:	Address:

Gap/IBM Confidential and Proprietary Information
Exhibit F

SCHEDULE 3.1

(HUMAN RESOURCES)

None.

Gap/IBM Confidential and Proprietary Information
Exhibit F

SCHEDULE 3.2

(DATA PROTECTION)

None.

Gap/IBM Confidential and Proprietary Information
Exhibit F

SCHEDULE 3.3

(TAXES)

None.

Gap/IBM Confidential and Proprietary Information
Exhibit F

SCHEDULE 3.4

(OTHER MANDATED REQUIREMENTS)

None.

Gap/IBM Confidential and Proprietary Information
Exhibit F

SCHEDULE 4.1

(INVOICES)

None.

Gap/IBM Confidential and Proprietary Information
Exhibit F

SCHEDULE 4.2

(ASSIGNMENT AND ASSUMPTION OF TECHNOLOGY ASSETS)

None.

Gap/IBM Confidential and Proprietary Information
Exhibit F

SCHEDULE 4.3

(PROVISIONS REQUIRED TO ESTABLISH JURISDICTION AND

VENUE AS SET FORTH IN SECTION 46.3 (VENUE AND JURISDICTION)

OF THE MASTER AGREEMENT)

None.

Gap/IBM Confidential and Proprietary Information
Exhibit F

SCHEDULE 4.4

(GAP GENERAL COUNSEL APPROVED MODIFICATIONS)

None.

Gap/IBM Confidential and Proprietary Information
Exhibit F

SCHEDULE 4.5

(ADDITIONAL NOTICES)

None.

Gap/IBM Confidential and Proprietary Information
Exhibit F

Exhibit G – Service Recipients

to

First Amended and Restated Master Services Agreement

March 2, 2009

This document contains confidential and proprietary information of The Gap, Inc. and IBM. Except with the express prior written permission of The Gap, Inc. and IBM, this document and the information contained herein may not be published, disclosed, or used for any other purpose.

Exhibit G	Gap/IBM Confidential and Proprietary Information

Exhibit G

Service Recipients

[RESERVED]

Exhibit G	Gap/IBM Confidential and Proprietary Information	Page 2

Exhibit H – Human Resources

to

First Amended and Restated Master Services Agreement

March 2, 2009

This document contains confidential and proprietary information of The Gap, Inc. and IBM. Except with the express prior written permission of The Gap, Inc. and IBM, this document and the information contained herein may not be published, disclosed, or used for any other purpose.

Exhibit H	Gap/IBM Confidential and Proprietary Information

Exhibit H	Gap/IBM Confidential and Proprietary Information

Page i

I.	GENERAL TERMS

1.1	This Exhibit H (Human Resources) to the Revised and Amended Master Services Agreement (this “Exhibit H”) contains agreed to provisions affecting Supplier’s offers of employment to Affected Employees, terms and conditions of Supplier’s employment of Transitioned Employees on and after their respective Supplier Employment Dates, and Supplier employee benefits to be provided to the Transitioned Employees under the Agreement. Nothing in this Exhibit H is intended to create any right or cause of action in or on behalf of any person or entity other than Gap and Supplier.

1.2	Notwithstanding any of the provisions set forth herein, it is the intent of the Parties that Gap will have all rights, responsibilities and obligations as the employer of the Affected Employees until, but not beyond, the Supplier Employment Date, and that Supplier shall have all rights, responsibilities and obligations as the employer of the Transitioned Employees commencing with the Supplier Employment Date.

1.3	Unless otherwise specified, all provisions set forth in this Exhibit H will apply to all Affected Employees and Transitioned Employees, regardless of their location in the United States or Canada.

1.4	Attachments. The following additional attachments are hereby incorporated into this Exhibit H by reference:

Attachment H.1            Affected Employees

Attachment H.2            Critical Support Personnel

II.	SUPPLIER INDEMNITY

2.1	At Supplier’s expense and as described herein, Supplier agrees to defend and indemnify (as set forth in this Section II (Supplier Indemnity)) Gap, its Affiliates and its Subcontractors (and their respective directors, officers, agents, and employees) from and against any third party claims, actions, or proceedings (and liability, damages, costs, or expenses arising under such third party claims, actions, or proceedings):

(a)

Arising or resulting from the employment of Supplier Personnel by Supplier, Supplier Affiliates or Subcontractors during the period of their employment by Supplier, Supplier Affiliates or Subcontractors including third party claims based on Supplier’s obligations, if any, as set forth in Sections VII (Terms of Employment) and VIII (Employee Benefits) of this Exhibit H, with respect to Affected or Transitioned Employees including (1) liability for any social security or other employment taxes, workers’ compensation claims and premium payments, and contributions applicable to the wages and salaries of such Supplier Personnel; (2) payment or failure to pay any salary, wages or other cash compensation due and

Exhibit H	Gap/IBM Confidential and Proprietary Information

owing to any Supplier Personnel; (3) Supplier’s failure to pay employee pension or other benefits of any Supplier Personnel; or (4) other acts or omissions of Supplier, Supplier Affiliates or Subcontractors in their capacity as an employer of Supplier Personnel or the termination of such relationship, including claims for wrongful discharge, and claims for breach of an express or implied employment contract, tortious breach of contract or other tortious claims arising out of the employment, failure to employ or the termination of any Supplier Personnel; and/or

(b)	Liability arising or resulting from representations, whether oral or written, to Affected or Transitioned Employees by Supplier, Supplier Affiliates or Subcontractors, or their respective officers, directors, employees, representatives or agents, occurring after the Joint Announcement Date.

(For purposes of this Section II (Supplier Indemnity), subsections 2.1(a) and (b) above are hereafter collectively referred to as “Supplier Third Party Claim(s).”)

(c)	For avoidance of doubt, a claim brought by an Affected or Transitioned Employee against Gap that otherwise qualifies as a Supplier Third Party Claim shall continue to be deemed a Supplier Third Party Claim as to Gap irrespective of the fact it was brought by an Affected or Transitioned Employee.

2.2	Supplier shall pay all amounts that a court finally awards to a third party or that Supplier agrees to in settlement with a third party of any such Supplier Third Party Claim(s), as well as any and all reasonable attorneys’ fees and costs of investigation arising from such Supplier Third Party Claim(s) incurred by Gap or any other party indemnified under this Section II (Supplier Indemnity) associated with such Supplier Third Party Claim and incurred prior to Supplier’s assumption of the defense against any Supplier Third Party Claim. After Supplier assumes the defense against any Supplier Third Party Claim in accordance with this Section II (Supplier Indemnity), Supplier shall not be responsible for the payment of expenses or charges incurred by Gap in connection with such Supplier Third Party Claim, except:

(a)	To the extent Supplier pre-approves any such charge or expense after Supplier assumes control of the defense of such Supplier Third Party Claim; provided, however, such approval by Supplier is not to be unreasonably withheld; or

(b)	Charges or expenses incurred by Gap in connection with the cooperation by any Gap employee with Supplier’s defense to the extent such cooperation materially disrupts or interferes with the performance of such employee’s job, in which case Supplier shall reimburse Gap for the employee’s actual expenses and time at a rate to be agreed to by the Parties in advance.

Exhibit H	Gap/IBM Confidential and Proprietary Information

2.3	Supplier’s obligation to defend and indemnify Gap, as applicable, pursuant to this Exhibit H shall be subject to Gap having given Supplier (a) prompt written notice of the claim, of the commencement of the claim or of the commencement of the related action, as the case may be; (b) information and reasonable assistance, at Supplier’s expense, for the defense or settlement thereof; and (c) sole control of the defense and settlement of such claim or related action; provided, however, that Supplier shall not settle such claim or related action in a manner which imposes any obligation on Gap without the prior written consent of Gap; provided, however, such consent is not to be unreasonably withheld. Gap shall be entitled to engage counsel at its sole expense to consult with Supplier with respect to the defense of the claim and related action.

2.4	If Supplier has indemnified Gap pursuant to this Section II (Supplier Indemnity), and it is Finally Determined that such indemnified claim arose or was caused, in whole or in part, from or by Gap’s wrongful act or omission, Gap shall reimburse Supplier for the damages and costs of defense of that indemnified claim, including reasonable attorneys’ fees, in accordance with the adjudicated allocation of causal responsibility for such indemnified claim. Solely for purposes of this Section 2.4 of Exhibit H, such reimbursement shall be deemed an indemnity obligation under Section 28.3(B) (Limitations of Liability and Damages; Exclusions) of the Agreement.

III.	GAP INDEMNITY

3.1	At Gap’s expense and as described herein, Gap agrees to defend and indemnify (as set forth in this Section III (Gap Indemnity)) Supplier, its Affiliates and its Subcontractors (and their respective directors, officers, agents, and employees) from and against any third party claims, actions, or proceedings (and liability, damages, costs, or expenses arising under such third party claims, actions, or proceedings):

(a)	Arising or resulting from the employment of Gap Personnel by Gap, Gap Affiliates or contractors during the period of their employment by Gap, Gap Affiliates or contractors including (1) liability for any social security or other employment taxes, workers’ compensation claims and premium payments, and contributions applicable to the wages and salaries of such employees; (2) payment or failure to pay any salary, wages or other cash compensation due and owing to any such employees; (3) Gap’s failure to pay employee pension or other benefits; or (4) other acts or omissions of Gap, Gap Affiliates or contractors in their capacity as an employer or the termination of such relationship, including claims for wrongful discharge, and claims for breach of an express or implied employment contract, tortious breach of contract or other tortious claims arising out of the employment, failure to employ or termination of any employee; and/or

(b)	Liability arising or resulting from representations, whether oral or written, to Affected or Transitioned Employees by Gap, Gap Affiliates or

Exhibit H	Gap/IBM Confidential and Proprietary Information

contractors, or their respective officers, directors, employees, representatives or agents occurring prior to the Joint Announcement Date, provided that if such representations are made after the Joint Announcement Date and it is Finally Determined that liability to Supplier was caused, in whole or in part, by such Gap representations, Gap shall reimburse Supplier for all damages and costs of defense, including reasonable attorneys’ fees, in accordance with the adjudicated allocation of liability.

(For purposes of this Section III (Gap Indemnity), subsections 3.1(a) and (b) above are hereafter collectively referred to as “Gap Third Party Claim(s).”)

(c)	For avoidance of doubt, a Gap Third Party Claim brought by an Affected or Transitioned Employee against Supplier that otherwise qualifies as a Gap Third Party Claim, shall continue to be deemed a third party claim as to Supplier irrespective of the fact it was brought by an Affected or Transitioned Employee.

3.2	Gap shall pay all amounts that a court finally awards to a third party or that Gap agrees to in settlement with a third party of any such Gap Third Party Claim(s), as well as any and all reasonable attorneys’ fees and costs of investigation arising from such Gap Third Party Claim(s) incurred by Supplier or any other party indemnified under this Section III (Gap Indemnity) associated with such Gap Third Party Claim and incurred prior to Gap’s assumption of the defense against any Gap Third Party Claim. After Gap assumes the defense against any Gap Third Party Claim in accordance with this Section III (Gap Indemnity), Gap shall not be responsible for the payment of expenses or charges incurred by Supplier in connection with such Gap Third Party Claim, except:

(a)	To the extent Gap pre-approves any such charge or expense after Gap assumes control of the defense of such Gap Third Party Claim; provided, however, such approval by Gap is not to be unreasonably withheld; or

(b)	Charges or expenses incurred by Supplier in connection with the cooperation by any Supplier employee with Gap’s defense to the extent such cooperation materially disrupts or interferes with the performance of such employee’s job, in which case Gap shall reimburse Supplier for the employee’s actual expenses and time at a rate to be agreed to by the Parties in advance.

3.3

Gap’s obligation to defend and indemnify Supplier, as applicable, pursuant to this Exhibit H shall be subject to Supplier having given Gap (a) prompt written notice of the claim, of the commencement of the claim or of the commencement of the related action, as the case may be; (b) information and reasonable assistance, at Gap’s expense, for the defense or settlement thereof; and (c) sole control of the defense and settlement of such claim or related action; provided, however, that

Exhibit H	Gap/IBM Confidential and Proprietary Information

Gap shall not settle such claim or related action in a manner which imposes any obligation on Supplier without the prior written consent of Supplier; provided, however, such consent is not to be unreasonably withheld. Supplier shall be entitled to engage counsel at its sole expense to consult with Gap with respect to the defense of the claim and related action.

3.4	If Gap has indemnified Supplier pursuant to this Section III (Gap Indemnity) of Exhibit H, and it is Finally Determined that such indemnified claim arose or was caused, in whole or in part, from or by Supplier’s wrongful act or omission, Supplier shall reimburse Gap for the damages and costs of defense of that indemnified claim, including reasonable attorneys’ fees, in accordance with the adjudicated allocation of causal responsibility for such indemnified claim. Solely for purposes of this Section 3.4 of this Exhibit H, such reimbursement shall be deemed an indemnity obligation under Section 28.3(B) (Limitations of Liability and Damages; Exclusions) of the Agreement.

IV.	DEFINITIONS

Capitalized terms used but not defined in this Exhibit H shall have the meanings specified in the Agreement. The following defined terms used in this Exhibit H shall have the meanings specified below:

4.1	“Affected Employee(s)” shall mean the in-scope employees identified by Gap by generic number, country location and title in Attachment H.1 (Affected Employees) as being employed by Gap up to March 24, 2006, and who had provided services, functions and responsibilities that will constitute Services. Gap reserves the right to remove employees from Attachment H.1 (Affected Employees) prior to the date Supplier makes job offers to the Affected Employees. Such Attachment H.1 (Affected Employees) shall be subject to such corrections as are mutually acceptable to Gap and Supplier on the Supplier Employment Date.

4.2	“Agreement” shall mean the Master Services Agreement dated as of the Reference Date between Gap and Supplier.

4.3	“Critical Support Personnel” shall mean the Affected Employees specified by generic number, country location and title in Attachment H.2 (Critical Support Personnel) who have been designated by Gap as being essential to providing Services, including the transition thereof to Supplier; provided, however, that Gap shall consult with Supplier with respect to the designation of Affected Employees as Critical Support Personnel and provided further that increase in the number of Critical Support Personnel beyond those identified requires the mutual agreement of the Parties. In any event, unless otherwise agreed, at no point shall the number of Critical Support Personnel exceed * of the Affected Employees.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit H	Gap/IBM Confidential and Proprietary Information

4.4	“For Cause” shall mean involuntary termination by Supplier of the employee for serious misconduct (including but not limited to fraud, violence, sexual or other harassment or theft), violation of Supplier’s Business Conduct Guidelines or failure of performance sufficient to warrant placing the employee on a performance improvement plan or rating the employee’s performance “unsatisfactory.”

4.5	“Gap Leave of Absence” shall mean a Gap approved leave of absence, not to exceed fifty-two (52) weeks (with the exception that authorized military leaves of absence commenced prior to the Supplier Employment Date may exceed fifty-two (52) weeks), as determined under any of the Gap leave of absence policies.

4.6	“Gap Net Credited Service” shall mean an Affected Employee’s total years of Gap service as recognized under Gap’s employment policies in effect as of the Supplier Employment Date.

4.7	“Gap Personnel” shall mean individuals employed by Gap, Gap Affiliates or contractors and includes Affected Employees and Transitioned Employees.

4.8	“Gap Third Party Claim(s)” shall have the meaning set forth in Section 3.1(b).

4.9	“Joint Announcement Date” shall mean the date on which announcement of the outsourcing of the Services to Supplier is made to Gap employees.

4.10	“PTO” shall have the meaning set forth in Section 8.4(a).

4.11	“PTO Balance” shall have the meaning set forth in Section 8.4(a).

4.12	“Reasonable Commuting Distance” shall mean a distance that (a) is fewer than * straight-line miles from the Transitioned Employee’s principal residence and does not increase his or her commute by at least * straight-line miles; or (b) is the same as the current commute from the Transitioned Employee’s principal residence.

4.13	“Supplier Benefit Plans” shall have the meaning set forth in Section VIII (Employee Benefits).

4.14	“Supplier Employment Date” shall mean the date on which each Transitioned Employee begins his or her employment with Supplier, which date shall be March 25, 2006; provided, however, that subject to Section 6.5, any Affected Employee who is on a Gap Leave of Absence shall begin his or her employment with Supplier on the first Business Day following his or her return to active service with Gap at the end of such Gap Leave of Absence.

4.15	“Supplier Personnel” shall mean individuals employed by Supplier, Supplier Affiliates or Subcontractors and includes Transitioned Employees following the effective date of their employment by Supplier.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit H	Gap/IBM Confidential and Proprietary Information

4.16	“Supplier Third Party Claim(s)” shall have the meaning set forth in Section 2.1(b).

4.17	“Transitioned Employee(s)” shall mean the Affected Employees that are subsequently hired by Supplier and identified by name pursuant to Section 6.7.

4.18	“USCIS” shall mean the U. S. Citizenship and Immigration Services.

V.	HIRING REQUIREMENTS

5.1	Supplier shall extend offers of employment to all Affected Employees, regardless of whether any such Affected Employee is on a Gap Leave of Absence, subject to the following and the other terms and conditions set forth in this Exhibit H.

5.2	Affected Employees who receive and do not accept Supplier offer of employment will have in effect resigned from Gap, and will not be eligible for any Gap severance. Subject to employees’ voluntary resignation prior to a release date, Gap will arrange for a release date of these employees that is at least * days after the Joint Announcement Date.

5.3	Supplier employment offers will be contingent on each employee completing Supplier’s standard pre-employment process. The Affected Employees will be required to complete and sign the country-specific documents associated with Supplier’s employment process which includes the IBM Application for Employment and the Security Data Sheet. *.

5.4	Supplier will provide employment offers as follows:

(a)	Employment offers with no stated end dates will be extended to employees whose work and skills are required for over * from the Supplier Employment Date based on Supplier technical solution for delivery of Services to Gap.

(1)	For Transitioned Employees working in the United States, severance will be paid based on Supplier plan and programs and Supplier service only if released, other than For Cause or voluntary resignation, after * from the Supplier Employment Date.

(2)	For Transitioned Employees working in the United States, severance will be paid based on Supplier plan and programs with combined service with Gap and Supplier, if released other than For Cause or voluntary resignation, before * from the Supplier Employment Date.

(3)	For Transitioned Employees working in Canada, severance will be paid based on Supplier plan and programs with combined service with Gap and Supplier, if released other than For Cause or voluntary resignation, at any time.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit H	Gap/IBM Confidential and Proprietary Information

(b)	Employment offers with stated end dates will be extended to employees whose work and skills are required for * or less from the Supplier Employment Date based on Supplier technical solution for delivery of Services to Gap.

(1)	Severance will be paid based on Supplier plan and programs with combined service with Gap and Supplier if released, other than For Cause or voluntary resignation, during the * period from the Supplier Employment Date.

(2)	Should Supplier wish to extend the employment of an employee with a stated end date, Supplier will notify the employee of such extension. If the employee declines such extension, Supplier will maintain the previously stated end date and termination commitments.

VI.	EMPLOYEE TRANSITION PROCESS

The process by which any or all of the Affected Employees shall become Transitioned Employees is as follows:

6.1	Gap shall provide Supplier with access to the Affected Employees for group informational meetings at such dates and times and with such frequency as reasonably necessary after the Joint Announcement Date. Prior to any such meetings, the Parties shall work together to agree upon guidelines for the meetings, based on United States and Canada processes. In addition, Gap executives may attend the meetings. During the meetings, Supplier shall provide the Affected Employees with:

(a)	A general introduction package that includes information regarding non-individualized terms and conditions of Supplier’s offer of employment, including general benefits enrollment information, and information regarding Supplier, its general management values, policies and practices and its performance standards and business conduct requirements; and

(b)	Access to a Supplier Human Resources Transition manager, as described in Section 9.1, to receive answers to their questions in person, by telephone or e-mail.

6.2	No later than five (5) Business Days after the Joint Announcement Date, provided that the Joint Announcement Date shall occur at least sixty (60) days prior to the Supplier Employment Date, Gap shall have provided Supplier with a complete electronic listing of all Affected Employees, which listing shall have included *.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit H	Gap/IBM Confidential and Proprietary Information

Immediately prior to the Supplier Employment Date, Gap shall provide Supplier with an updated listing of the foregoing to the extent necessary to reflect any changes. Supplier agrees not to use any information provided by Gap to contact Affected Employees prior to the Joint Announcement Date. Canada Affected Employees are required to provide written consent, based on privacy legislation, in order for Gap to be able to release this information to Supplier. Affected Employees in Canada shall be provided five (5) days to return such consent letter.

(a)	*

(b)	*

6.3	Supplier shall *. Affected Employees who do not accept Supplier’s offer within such *

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit H	Gap/IBM Confidential and Proprietary Information

shall be deemed to have rejected such offer subject to reasonable accommodation and extension of such period with respect to those United States Affected Employees on a Gap Leave of Absence or United States work permit or application, unless the Parties mutually agree otherwise.

6.4	Subject to the other provisions of this Section VI (Employee Transition Process), each Affected Employee who timely accepts Supplier’s offer of employment shall become a Transitioned Employee and shall commence employment with Supplier on the Supplier Employment Date, which shall be his or her Supplier Employment Date.

6.5	Notwithstanding the foregoing Section 6.4, in the United States, any Affected Employee who is on a Gap Leave of Absence shall commence employment with Supplier immediately following his or her return to work; provided, however, Supplier shall not be required to employ any such Affected Employee who does not return to work on or before *, unless in the case of authorized military leaves of absence, or otherwise mutually agreed upon by Gap and Supplier.

(a)	An Affected Employee returning from an authorized military leave in compliance with the terms of that leave, shall commence employment with Supplier immediately following his or her return to work; provided, however, Supplier shall not be required to employ any such Affected Employee who does not return to work on or before *, and provided further that if an Affected Employee returns from an authorized military leave in compliance with the terms of that leave and in compliance with state and federal law after *, but before *, Supplier shall use every effort to employ such Affected Employee in a position, within a Reasonable Commuting Distance, for which such Affected Employee is qualified to perform the duties, or would be qualified to perform the duties after reasonable efforts by Supplier. Nothing in this paragraph is intended to limit the rights of Affected Employees returning from authorized military leave under applicable state and federal laws.

(b)	In Canada, Supplier will extend a written offer of employment to any Affected Employee who is on a Gap Leave of Absence as of the Initiation Date at such time as the Affected Employee commences active employment with Gap in their pre-Gap Leave of Absence position; provided, however, that Supplier will not be required to extend a written offer of employment to an Affected Employee who is unable to commence active employment with Supplier in their pre-Gap Leave of Absence position on or before *, or following the end of a statutory pregnancy or parental leave of absence, whichever is later.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit H	Gap/IBM Confidential and Proprietary Information

(c)	Gap and Supplier may mutually agree to postpone the Supplier Employment Date of any Affected Employee in appropriate circumstances.

6.6	Each Affected Employee who accepts Supplier’s offer of employment will be required to sign documents which include an agreement regarding confidential information and intellectual property and country-specific tax forms and beneficiary forms on such date(s) as Supplier may reasonably determine.

6.7	Supplier shall provide Gap with periodic lists of all Affected Employees who have accepted Supplier’s offer of employment, and no later than five (5) Business Days after the Supplier Employment Date, Supplier shall provide Gap with a complete list of such Transitioned Employees.

VII.	TERMS OF EMPLOYMENT

The following shall apply to the Transitioned Employees:

7.1	Retention Requirements.

(a)	Supplier shall not terminate the employment of any Transitioned Employees during the first * of his or her employment with Supplier except for cause; provided, however, in the event of a reduction of Services constituting an Extraordinary Event as referenced in Section 40.1 (Extraordinary Events; Defined) of the Agreement, and as a result of such Extraordinary Event, Supplier is unable to utilize certain Transitioned Employees, Supplier shall be entitled to terminate such Transitioned Employee(s) and Supplier shall be obligated to pay the balance of * of such employee’s salary in addition to any applicable severance payment. For the avoidance of doubt, such * salary payment will not be required in the event of termination for cause.

(b)	Unless agreed upon by Supplier and Gap, Supplier agrees to make reasonable attempts to avoid the termination, transition or movement of employees working on Gap matters during Gap’s Peak Period, as defined in Attachment A (Definitions) of Exhibit B (Service Level Agreement) to the Agreement.

(c)	Notwithstanding anything to the contrary contained in this Section 7.1 (Retention Requirements):

(1)	Supplier may terminate the employment of any Transitioned Employee, including any Critical Support Personnel, For Cause; and

(2)	All termination decisions regarding Transitioned Employees shall be the sole responsibility of Supplier.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit H	Gap/IBM Confidential and Proprietary Information

7.2	Positions. For a period of no less than * following each Transitioned Employee’s Supplier Employment Date, such Transitioned Employee shall be assigned to perform job responsibilities substantially similar to the job responsibilities performed by such Transitioned Employee at Gap as of the Supplier Employment Date, unless mutually agreed to by Gap and Supplier; provided, however, that Transitioned Employees may be assigned titles or job classifications that are different from the titles or job classifications assigned to them at Gap. Supplier shall assign Critical Support Personnel to perform job responsibilities substantially similar to the job responsibilities performed by such Transitioned Employee while at Gap for a period of * following each Critical Support Personnel’s Supplier Employment Date, unless mutually agreed to by Gap and Supplier. Nothing in this Section VII (Terms of Employment) is intended to conflict with the terms set forth in the Agreement regarding continuity of operations.

7.3	Location. Supplier shall assign each Transitioned Employee to a position at the same facility at which he or she was employed by Gap prior to the Supplier Employment Date or at another commercial facility within a Reasonable Commuting Distance for a period of * following his or her Supplier Employment Date, with the exception that for Critical Support Personnel, this period shall be * from his/her Supplier Employment Date. Any Transitioned Employee who, at the request of Supplier, voluntarily agrees to relocate beyond a Reasonable Commuting Distance will receive relocation benefits from Supplier, if applicable, under the terms of Supplier’s relocation plan.

7.4	Status, Training and Long-Term Career Opportunities. Transitioned Employees shall have the same status, training and career opportunities as similarly experienced Supplier employees. Supplier shall make training available to all Transitioned Employees based on the needs of the business and each such employee, in accordance with Supplier technical and professional development programs.

7.5	Annual Compensation. Supplier shall pay Transitioned Employees annual compensation in accordance with the following:

(a)	Base Salary. Each Transitioned Employee shall be paid a base annual salary that is * the base salary he or she was receiving from Gap as of his or her last date of employment with Gap.

(b)	Incentive Pay. Transitioned Employees who are eligible for Gap incentive pay at the time of the Supplier Employment Date shall be eligible to participate in Supplier’s applicable incentive plan (annual incentive bonus), currently Performance Bonus, in accordance with Supplier’s standard practices and/or policies. The applicable plan bonus payment (currently the Performance Bonus payments) for the performance year coinciding with the Supplier Employment Date will be pro-rated based on such Supplier Employment Date.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit H	Gap/IBM Confidential and Proprietary Information

(1)	Transitioned Employees who are not eligible for Gap incentive pay at the time of the Supplier Employment Date shall not be eligible to participate in Supplier’s applicable incentive plan for 2006, but will be eligible to participate in plan years after 2006, subject to all the conditions in Supplier’s applicable annual incentive plan on any relevant date.

(c)	Retention Bonus. At its sole discretion, Gap may designate Critical Support Personnel as eligible for a retention bonus prior to the Supplier Employment Date. Such designated Critical Support Personnel shall be eligible for a retention bonus, in an amount and at a time determined in agreement with Gap and Supplier.

(d)	Annual Increases in Base Salary. All Transitioned Employees will be eligible for annual increases in their base salaries to the same extent as similarly situated Supplier employees on Supplier payroll date, in accordance with Supplier policy applicable to similarly situated non-transitioned employees. As such, Transitioned Employees will not be eligible to participate in Supplier’s 2006 program which is the same calendar year of the Supplier Employment Date.

VIII.	EMPLOYEE BENEFITS

8.1	General Provisions. As of each Transitioned Employee’s Supplier Employment Date, such Transitioned Employee shall be eligible to participate in all employee benefit programs, plans or policies maintained for employees of Supplier (“Supplier Benefit Plans”) under the same terms and conditions that apply to similarly situated employees of Supplier, unless otherwise provided in this Section VIII (Employee Benefits).

8.2	In the United States, Supplier shall recognize each Transitioned Employee’s Gap Net Credited Service as service with Supplier specifically for Supplier Vacation Plan, Short Term Disability, Long Term Disability, and access to Retiree Medical Group rates, as provided in this Section VIII (Employee Benefits). In Canada, Supplier shall recognize each Transitioned Employee’s Gap Net Credited Service as service with Supplier for all purposes under Supplier benefit plan including Supplier Vacation Plan, Short Term Disability, and Long Term Disability. Transitioned Employees will not be eligible for Post Retirement Benefits.

8.3

Welfare Benefits. Each Transitioned Employee shall be eligible as of his or her Supplier Employment Date for participation in all Supplier Benefit Plans that are welfare benefits, including medical, dental, life insurance, short-term and long-term disability. Supplier shall make available to each Transitioned Employee health care coverage so that on his or her Supplier Employment Date, the

Exhibit H	Gap/IBM Confidential and Proprietary Information

Transitioned Employee and his or her dependents, as defined by Supplier Benefit Plans, are eligible to be covered by such Supplier health care plans, and no exclusionary provisions, waiting periods or pre-existing condition limitations in respect of conditions and services covered by Supplier health care plan shall be applicable with respect to any Transitioned Employee or covered dependent. In the United States, all deductible expenses incurred and paid by each Transitioned Employee in the 2006 plan year under Gap health care plans up to his or her Supplier Employment Date shall be credited as 2006 deductible expenses under similar Supplier Benefit Plans as of his or her Supplier Employment Date. Supplier’s Canadian benefit plans do not have deductibles. Transitioned Employees will start on Supplier’s Canadian benefit plans as new employees with full entitlements.

8.4	Paid Time Off.

(a)	In the United States, upon termination of Gap employment, Gap will pay out to each Transitioned Employee all but * of Paid Time Off (“PTO”) to the Transitioned Employee. If at the time of termination, a Transitioned Employee has less than * of Gap PTO accrued, no such payment will be made. The remaining PTO balance, up to * (the “PTO balance”), will be transferred to Supplier, and the Transitioned Employees will begin their employment with Supplier with the equivalent of * of vacation (or the amount transferred from Gap) accrued in the vacation bank of Supplier’s vacation policy. Transitioned Employees will be required to use the PTO balance, up to *, in the calendar year of the Supplier Employment Date, as there will be no carry over of PTO balance to the following calendar year. Supplier agrees to apply the PTO balance toward Transitioned Employee’s vacation prior to applying Supplier vacation days, and further agrees to pay out in a lump sum by January of the following calendar year to Transitioned Employees any amounts of the PTO balance not used.

(b)	Gap will pay out all remaining PTO balances to Affected Employees in Canada upon termination of Gap employment.

(c)	On the Supplier Employment Date, Transitioned Employees shall accrue vacation with Supplier, and shall be eligible for other time off, in accordance with Supplier’s policies, which shall take into account each Transitioned Employee’s combined Gap Net Credited Service and Supplier service.

8.5	United States Savings Plans. Each United States Transitioned Employee shall be eligible, as of his or her Supplier Employment Date, to participate in Supplier 401(k) Pension Program and can contribute before-tax and after-tax eligible earnings in accordance with the terms of the plan.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit H	Gap/IBM Confidential and Proprietary Information

(a)	Each Transitioned Employee who does not enroll within thirty (30) days of joining Supplier will be automatically enrolled at a minimum of * savings rate, and can elect to withdraw contributions at any time.

(b)	The Transitioned Employee’s Gap Net Credited Service shall be credited under Supplier 401(k) Pension Program for eligibility towards the one year of service requirement for Supplier match. Service credit under the 401(k) Pension Program for such individuals will equal their combined service with Supplier and Gap for eligibility for Supplier current match of one hundred percent (100%) of the first * contributed on a before-tax basis. After the Transitioned Employee has become eligible, Transitioned Employees are immediately vested in Supplier match. Participants are always one hundred percent (100%) vested in their own contributions.

8.6	Canadian Defined Contribution Match Pension Plan.

(a)	As of each Canada Transitioned Employee’s Hire Date, the Canadian Transitioned Employee will cease to accrue benefits under the Gap, Inc. Canada Pension Plan. Canada Transitioned Employees will immediately commence participation from and after the Transitioned Employee’s Hire Date in the IBM Canada Defined Contribution Match Pension Plan.

(b)	The pension and other benefit entitlements of the Canada Transitioned Employees under the IBM Pension Plan will be the responsibility of Supplier. Gap will maintain responsibility as plan sponsor and administrator for all pension and other benefit entitlements of Canada Transitioned Employees under the Gap, Inc. Canada Pension Plan, and will be free to settle these benefits, subject to Gap, Inc. Canada Regulatory Requirements, in the manner which Gap, Inc. Canada deems most appropriate in its sole discretion.

8.7	Stock Purchase Plan. Each Transitioned Employee shall be eligible to participate in Supplier Employees Stock Purchase Plan pursuant to the terms of the plan.

8.8	United States Flexible Spending Accounts. Each Transitioned Employee shall be eligible as of his or her Supplier Employment Date to participate in all flexible spending accounts maintained by Supplier under the terms and conditions thereof that apply to Supplier employees, including such terms as may apply to employees who begin participation in such flexible spending accounts during a coverage period.

8.9

Tuition Aid. Each Transitioned Employee shall be eligible to participate in Supplier’s Tuition Assistance Refund Program as of his or her Supplier Employment Date. Tuition in respect of any course in which a Transitioned Employee is enrolled as of his or her Supplier Employment Date and for which

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit H	Gap/IBM Confidential and Proprietary Information

Gap has previously approved reimbursement shall be paid by Gap upon the Transitioned Employee’s presentation of evidence of satisfactory completion to Gap. Tuition for courses in which the Transitioned Employee enrolls after the Supplier Employment Date shall be reimbursed by Supplier subject to Supplier’s reasonable review and approval of such course work in accordance with Supplier’s Tuition Assistance Refund Program then in effect. Course work that has been previously approved for reimbursement by Gap, but which has not yet begun, shall be reimbursed by Supplier, based on Supplier’s Tuition Assistance Refund Program. Consistent with Section 6.2 above, Gap will provide Supplier with information regarding the status of any employees receiving tuition assistance under Gap policies.

8.10	Immigration Matters.

(a)	It is the intent of the Parties that Supplier and Gap shall work together cooperatively to effect the smooth transfer of Affected Employees to Transitioned Employees and to facilitate the employment of those Transitioned Employees by Supplier, who are United States visa holders, without a gap in work authorization. Within five (5) days after the Joint Announcement Date, provided that the Joint Announcement Date shall occur at least sixty (60) days prior to the Supplier Employment Date, Gap shall provide to Supplier all relevant immigration documents in Gap’s possession or subject to Gap’s control regarding the visa holders.

(b)	Gap and Supplier shall cooperate with each other to apply to transfer to Supplier any H-1B, or other nonimmigrant, work authorization obtained on behalf of any Affected Employee by Gap from the USCIS in order to permit such Affected Employee to become a Transitioned Employee.

IX.	HUMAN RESOURCES REPRESENTATIVE

9.1	Supplier shall appoint a Human Resources representative. Such Human Resources representative shall be responsible for the transition of Gap employees from Gap to Supplier. The costs associated with the services of this representative are included in Supplier’s transition costs.

Exhibit H	Gap/IBM Confidential and Proprietary Information

Exhibit J – Gap Competitors

to

First Amended and Restated Master Services Agreement

March 2, 2009

This document contains confidential and proprietary information of The Gap, Inc. and IBM. Except with the express prior written permission of The Gap, Inc. and IBM, this document and the information contained herein may not be published, disclosed, or used for any other purpose.

Exhibit J	Gap/IBM Confidential and Proprietary Information

This Exhibit J (Gap Competitors) to the Agreement sets forth the following Gap Competitors which are subject to the restrictions set forth in the Agreement. For purposes of this Exhibit and the Agreement, the Gap Competitors listed below shall include any affiliates of such Gap Competitors.

*

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit J	Gap/IBM Confidential and Proprietary Information	Page 2 of 2

Exhibit L – Monthly Performance Review – Standing Agenda

to

First Amended and Restated Master Services Agreement

March 2, 2009

This document contains confidential and proprietary information of The Gap, Inc. and IBM. Except with the express prior written permission of The Gap, Inc. and IBM, this document and the information contained herein may not be published, disclosed, or used for any other purpose.

Exhibit L	Gap/IBM Confidential and Proprietary Information

Exhibit L

Monthly Performance Review – Standing Agenda

This Exhibit L (Monthly Performance Review – Standing Agenda) of the Revised and Amended Master Services Agreement dated as of March 2, 2009 between Gap and Supplier (the “Agreement”) sets forth the standing agenda for the Monthly Performance Review meetings. The purpose of the Monthly Performance Review meeting shall be to: (i) review Supplier’s overall monthly performance against the Agreement; (ii) resolve escalated issues; (iii) review the status of key Projects; and (iv) provide a forum for strategic planning discussions and recommendations for action.

For each agenda category below, Supplier will provide, in advance of the meeting, an executive summary of Supplier’s performance in the prior month with relevant Supplier data to illustrate or support Supplier’s summary.

The Monthly Performance Review meeting shall have the following agenda:

1.	Overall Performance

A.	Are the Services meeting Gap’s strategic information technology needs

•	Innovation Center Status

•	Innovation Proposals

•	Best Practice Introduction Recommendations

•	Cost/Efficiency Assessment Updates (Section 7.4 of the Agreement)

B.	Are the Services meeting Gap’s operational information technology needs

•	Service Level Review

•	Current Attainment/Misses

•	Applicable Root Cause Analysis Reviews

•	Financial Review

•	Invoice Compliance

•	Resource Use Variance

•	Non-Recurring Initiative Costs

C.	Transition/Transformation Status

•	Status against Project Plan

•	Critical Deliverable Status

D.	Project Performance

E.	Refresh Status

F.	Major Subcontractor Performance

2.	Review/Resolve Escalated Issues

A.	Issue Overview

•	Current Status

•	Business Impact

3.	Key Project Status

A.	Resource Use Variance

B.	Non Recurring Initiative Costs

C.	New Projects

4.	Open Discussion

A.	Strategic Planning

B.	Recommendations and follow-on actions

Exhibit L	Gap/IBM Confidential and Proprietary Information	Page 2

Exhibit M – Key Personnel

to

Final Amended and Restated Master Services Agreement

March 2, 2009

This document contains confidential and proprietary information of The Gap, Inc. and IBM. Except with the express prior written permission of The Gap, Inc. and IBM, this document and the information contained herein may not be published, disclosed, or used for any other purpose.

Exhibit M	Gap/IBM Confidential and Proprietary Information

Exhibit M	Gap/IBM Confidential and Proprietary Information	Page 2 of 3

Key IBM Personnel
*

*

*

*

Key Gap Personnel
*

*

*

*

*

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit M	Gap/IBM Confidential and Proprietary Information	Page 3 of 3

Exhibit N – Guarantees

to

First Amended and Restated Master Services Agreement

March 2, 2009

This document contains confidential and proprietary information of The Gap, Inc. and IBM. Except with the express prior written permission of The Gap, Inc. and IBM, this document and the information contained herein may not be published, disclosed, or used for any other purpose.

Exhibit N	Gap/IBM Confidential and Proprietary Information

Exhibit N - Guarantees

Attached to this Exhibit N (Guarantees) are the following Exhibits:

Exhibit N.1 (Supplier Guarantee)

Exhibit N.2 (Gap Guarantee)

Exhibit N	Gap/IBM Confidential and Proprietary Information	Page 2

SUPPLIER GUARANTEE

This SUPPLIER GUARANTEE ("Guarantee") is executed as of the 13th day of January, 2006, by INTERNATIONAL BUSINESS MACHINES CORPORATION, a New York corporation ("Supplier"), for the benefit of THE GAP, INC., a Delaware corporation ("Gap").

RECITALS

A. Supplier and Gap have entered into that certain First Amended and Restated Master Services Agreement dated March 2, 2009 (the “Agreement"). Capitalized terms not defined in this Guarantee shall have the meanings as set forth in the Agreement.

B. Supplier has agreed to guarantee, to the extent provided herein, the full and faithful payment of any Liability that any Supplier In-Country Affiliate may incur pursuant to the applicable Implementation Agreement.

C. For purposes of this Guarantee, the term “Liability or Liabilities” includes any and all debts, payment obligations, and/or liabilities finally determined by a court of competent jurisdiction to be due and owing from any Supplier In-Country Affiliate to Gap or a Gap In-Country Affiliate whether the Supplier In-Country Affiliate is liable individually or jointly with others, whether for principal, interest or other debts or liabilities.

AGREEMENT

In consideration of the foregoing Recitals (which are incorporated herein) and the mutual covenants and agreements contained herein and the Agreement, the Parties hereto agree as follows:

1. Supplier unconditionally guarantees, without deduction by reason of set-off, defense or counterclaim, to Gap the full, faithful, and prompt payment by any Supplier In-Country Affiliate of any Liability incurred under the applicable Implementation Agreement. If the Supplier In-Country Affiliate shall at any time during the Guarantee Period default in the payment of any Liabilities due Gap or the applicable Gap In-Country Affiliate under the applicable Implementation Agreement, Supplier shall immediately pay to Gap all such Liabilities due to Gap or the applicable Gap In-Country Affiliate.

2. Except as otherwise provided herein, the liability of Supplier hereunder shall in no way be affected by (a) any bankruptcy or insolvency filing or proceeding with respect to the Supplier In-Country Affiliate or any action taken thereunder or with respect thereto, (b) the assignment or transfer of the applicable Implementation Agreement by the Supplier In-Country Affiliate without the written consent of Gap; (c) any defense of the Supplier In-Country Affiliate; (d) the exercise by Gap or the Gap In-County Affiliate of any of its rights or remedies reserved under the Agreement, the Implementation Agreement, or by law; or (e) any termination of the applicable Implementation Agreement.

Exhibit N.1	Gap/IBM Confidential and Proprietary Information	Page 1

3. In no event shall the cumulative Liability of Supplier under this Guarantee exceed the total amount of Liabilities for which the Supplier In-Country Affiliate would be liable under the applicable Implementation Agreement. In no event shall Supplier be liable for Liabilities under this Guarantee for which the Supplier In-Country Affiliate would not be liable under the applicable Implementation Agreement.

4. This Guarantee shall continue in effect until the earlier of (1) the date on which Supplier and/or the Supplier In-Country Affiliate have fulfilled the Supplier In-Country Affiliate’s Liabilities pursuant to the terms and conditions of the applicable Implementation Agreement or (2) the date on which Supplier no longer has Control (defined as the legal, beneficial or equitable ownership, directly or indirectly, of more than fifty percent of the aggregate of all voting equity shares in an entity) of a Supplier In-Country Affiliate; provided, however, Supplier shall retain responsibility for any acts and/or omissions of the Supplier In-Country Affiliate as to which the primary cause of any debt, payment obligation, and/or other liability incurred under the applicable Implementation Agreement occurred prior to the date of change of Control ((1) and (2) above are collectively referred to as the “Guarantee Period”).

5. The terms and conditions of Sections 43 (Waiver), 46.2 (Choice of Law), 46.3 (Venue and Jurisdiction), 46.4 (Agreement Drafted By All Parties), 46.8 (Appointment of Agent for Service of Process), 47 (Notices), 48 (Entire Agreement), 49 (Severability), and 51 (Force Majeure) of the Agreement are incorporated by reference, except that all references to the Agreement shall be to this Guarantee.

International Business Machines Corporation

By:
Name:	Mark S. Brewer
Title:	Vice President Global Strategic Relations IBM Global Services

Exhibit N.1	Gap/IBM Confidential and Proprietary Information	Page 2

GAP GUARANTEE

This GUARANTEE ("Guarantee") is executed as of the 1st day of March, 2009, by THE GAP, INC., a Delaware corporation ("Gap"), for the benefit of INTERNATIONAL BUSINESS MACHINES CORPORATION, a New York corporation ("Supplier").

RECITALS

A. Gap and Supplier have entered into that certain First Amended and Restated Master Services Agreement dated as of March 2, 2009 (the “Agreement"). Capitalized terms not defined in this Guarantee shall have the meanings as set forth in the Agreement.

B. Gap has agreed to guarantee, to the extent provided herein, the full and faithful payment of any Liability that any Gap In-Country Affiliate may incur pursuant to the applicable Implementation Agreement.

C. For purposes of this Guarantee, the term “Liability or Liabilities” includes any and all debts, payment obligations, and/or liabilities finally determined by a court of competent jurisdiction to be due and owing from any Gap In-Country Affiliate to Supplier or a Supplier In-Country Affiliate whether the Gap In-Country Affiliate is liable individually or jointly with others, whether for principal, interest or other debts or liabilities.

AGREEMENT

In consideration of the foregoing Recitals (which are incorporated herein) and the mutual covenants and agreements contained herein and the Agreement, the Parties hereto agree as follows:

1. Gap unconditionally guarantees, without deduction by reason of set-off, defense or counterclaim, to Supplier the full, faithful, and prompt payment by any Gap In-Country Affiliate of any Liability incurred under the applicable Implementation Agreement. If the Gap In-Country Affiliate shall at any time during the Guarantee Period default in the payment of any Liabilities due Supplier or the applicable Supplier In-Country Affiliate under the applicable Implementation Agreement, Gap shall immediately pay to Supplier all such Liabilities due to Supplier or the applicable Supplier In-Country Affiliate.

2. Except as otherwise provided herein, the liability of Gap hereunder shall in no way be affected by (a) any bankruptcy or insolvency filing or proceeding with respect to the Gap In-Country Affiliate or any action taken thereunder or with respect thereto, (b) the assignment or transfer of the applicable Implementation Agreement by the Gap In-Country Affiliate without the written consent of Supplier; (c) any defense of the Gap In-Country Affiliate; (d) the exercise by Supplier or the Supplier In-County Affiliate of any of its rights or remedies reserved under the Agreement, the Implementation Agreement, or by law; or (e) any termination of the applicable Implementation Agreement.

Exhibit N.2	Gap/IBM Confidential and Proprietary Information	Page 1

3. In no event shall the cumulative Liability of Gap under this Guarantee exceed the total amount of Liabilities for which the Gap In-Country Affiliate would be liable under the applicable Implementation Agreement. In no event shall Gap be liable for Liabilities under this Guarantee for which the Gap In-Country Affiliate would not be liable under the applicable Implementation Agreement.

4. This Guarantee shall continue in effect until the earlier of (1) the date on which Gap and/or the Gap In-Country Affiliate have fulfilled the Gap In-Country Affiliate’s Liabilities pursuant to the terms and conditions of the applicable Implementation Agreement or (2) the date on which Gap no longer has Control (defined as the legal, beneficial or equitable ownership, directly or indirectly, of more than fifty percent of the aggregate of all voting equity shares in an entity) of a Gap In-Country Affiliate; provided, however, Gap shall retain responsibility for any acts and/or omissions of the Gap In-Country Affiliate as to which the primary cause of any debt, payment obligation, and/or other liability incurred under the applicable Implementation Agreement occurred prior to the date of change of Control ((1) and (2) above are collectively referred to as the “Guarantee Period”).

5. The terms and conditions of Sections 43 (Waiver), 46.2 (Choice of Law), 46.3 (Venue and Jurisdiction), 46.4 (Agreement Drafted By All Parties), 46.8 (Appointment of Agent for Service of Process), 47 (Notices), 48 (Entire Agreement), 49 (Severability), and 51 (Force Majeure) of the Agreement are incorporated by reference, except that all references to the Agreement shall be to this Guarantee.

The Gap, Inc.

By:
Name:	Michael B. Tasooji
Title:	Executive Vice President and Chief Information Officer

Exhibit N.2	Gap/IBM Confidential and Proprietary Information	Page 2

Exhibit O – Gap Sarbanes-Oxley Reporting Controls and Processes

to

First Amended and Restated Master Services Agreement

March 2, 2009

This document contains confidential and proprietary information of The Gap, Inc. and IBM. Except with the express prior written permission of The Gap, Inc. and IBM, this document and the information contained herein may not be published, disclosed, or used for any other purpose.

Exhibit O	Gap/IBM Confidential and Proprietary Information

1	Gap Sarbanes-Oxley Reporting Controls and Processes

1.1	This Exhibit O (Gap Sarbanes-Oxley Reporting Controls and Processes) to the Revised and Amended Master Services Agreement dated as of March 2, 2009 (the “Agreement”), supersedes all previous versions of Exhibit O, is effective as of March 2, 2009, and sets forth the reporting, controls and processes developed by Gap and to be implemented by Supplier at Gap’s direction as set forth in the Agreement and the CAT Tool (described in Section 3). This Exhibit O may be updated during the Term, and all changes to this Exhibit O will be mutually agreed to by Gap and Supplier and implemented and managed using the Change Control Procedures.

1.2	Section References. Unless otherwise specified, Section references in this Exhibit O refer to the Sections of this Exhibit O.

1.3	Definitions. Capitalized terms used and not otherwise defined in this Exhibit O have the meanings given them in the Agreement.

2	Gap Processes and Procedures

The Excel document below, which represents the ISO Program Information Infrastructure in use by Gap as of the Reference Date as part of Gap’s overall quality management system and is integral to Gap’s ability to meet its collective compliance objectives, is provided as an example of the types of processes and procedures currently being utilized by Gap.

*

3.	Control Assessment Template

The Control Assessment Template, to include the most current version, or its successor serving a substantially similar function (“CAT Tool”), shall contain the general computer controls infrastructure as agreed by the Parties as of the effective date set forth above, outlining the responsibilities of the Parties in connection with this Exhibit O. Any changes to the information contained in the CAT Tool will be mutually agreed to by Gap and Supplier and implemented and managed using the Change Control Procedures.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit O	Gap/IBM Confidential and Proprietary Information
Page 2